                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-108125

[redherring]
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered.
This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
[end redherring]

                  SUBJECT TO COMPLETION, DATED DECEMBER 6, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 6, 2004)

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C2
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-1A,
                     CLASS A-J, CLASS B, CLASS C AND CLASS D

  APPROXIMATE TOTAL OFFERED CERTIFICATE PRINCIPAL BALANCE AT INITIAL ISSUANCE:
                                  $932,592,000

         We, Citigroup Commercial Mortgage Securities Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated December 6,
2004. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

         The offered certificates will represent interests only in the trust identified in the title above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans with an initial mortgage pool balance of approximately $1,030,489,931 and the other characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

         Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in January 2005. The table on page
S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2004-C2 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2004-C2 certificates.

                                ---------------

         YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-44 IN
THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS PRIOR
TO INVESTING IN THE OFFERED CERTIFICATES.

                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

         Citigroup Global Markets Inc., PNC Capital Markets, Inc., Deutsche Bank
Securities Inc. and J.P. Morgan Securities Inc. are the underwriters for this offering. They will purchase the offered certificates from us, although not every underwriter is obligated to purchase offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately % of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

         With respect to this offering, Citigroup Global Markets Inc. is acting as lead and sole bookrunning manager. PNC Capital Markets, Inc., Deutsche Bank
Securities Inc. and J.P. Morgan Securities Inc. are co-managers.

CITIGROUP                                              PNC CAPITAL MARKETS, INC.
DEUTSCHE BANK SECURITIES                                                JPMORGAN

                                ----------------

          The date of this prospectus supplement is              , 2004.

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C2

                                 [MAP OMITTED]

MASSACHUSETTS         VIRGINIA         KANSAS           INDIANA         WASHINGTON           ARIZONA          LOUISIANA
4 properties          5 properties     1 property       2 properties    2 properties         3 properties     1 property
$30,737,681           $59,083,891      $4,080,000       $23,917,312     $15,452,972          $31,134,329      $19,000,000
3.0% of total         5.7% of total    0.4% of total    2.3% of total   1.5% of total        3.0% of total    1.8% of total

                                                                        OREGON
RHODE ISLAND          NORTH CAROLINA   NEBRASKA         OHIO            5 properties         COLORADO         ALABAMA
1 property            1 property       1 property       2 properties    $54,227,425          1 property       2 properties
$5,700,486            $5,595,741       $9,900,000       $21,019,288     5.3% of total        $7,640,000       $22,054,748
0.6% of total         0.5% of total    1.0% of total    2.0% of total                        0.7% of total    2.1% of total

NEW JERSEY            SOUTH CAROLINA   MISSOURI         PENNSYLVANIA    NEVADA               OKLAHOMA         KENTUCKY
3 properties          1 property       2 properties     3 properties    1 property           1 property       1 property
$32,032,061           $9,269,804       $16,881,955      $36,473,313     $4,800,000           $2,170,759       $2,560,000
3.1% of total         0.9% of total    1.6% of total    3.5% of total   0.5% of total        0.2% of total    0.2% of total

MARYLAND              GEORGIA          ILLINOIS         NEW YORK        NORTHERN CALIFORNIA  TEXAS
2 properties          1 property       3 properties     19 properties   2 properties         8 properties
$55,139,609           $5,971,220       $18,553,136      $105,470,612    $20,433,646          $79,909,181
5.4% of total         0.6% of total    1.8% of total    10.2% of total  2.0% of total        7.8% of total

DISTRICT OF COLUMBIA  FLORIDA          WISCONSIN        VERMONT         SOUTHERN CALIFORNIA
2 properties          10 properties    4 properties     1 property      11 properties
$12,211,919           $138,778,562     $20,185,129      $2,862,405      $157,242,744
1.2% of total         13.5% of total   2.0% of total    0.3% of total   15.3% of total

> $100 MM of Initial Mortgage Pool Balance
$75 - $100 MM of Initial Mortgage Pool Balance
$50 - $75 MM of Initial Mortgage Pool Balance
$25 - $50 MM of Initial Mortgage Pool Balance
$0 - $25 MM of Initial Mortgage Pool Balance

% OF INITIAL MORTGAGE POOL BALANCE
[GRAPHIC OMITTED]

Anchored Retail                31.5%
Office                         36.1%
Multifamily                    16.1%
Unanchored Retail               5.3%
Self Storage                    3.3%
Industrial                      3.2%
Hotel                           2.7%
Mixed Use                       1.2%
Manufactured Housing            0.5%

                              PROSPECTUS SUPPLEMENT

                                                                                                                                PAGE
                                                                                                                                ----

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties..................................A-1-1
ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties..........................A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in Loan Group No. 1 and the related Mortgaged Real
                  Properties...................................................................................................A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in Loan Group No. 2 and the related Mortgaged Real
                  Properties...................................................................................................A-4-1
ANNEX A-5--Characteristics of the Multifamily Mortgaged Real Properties........................................................A-5-1

                                       S-3

                                 ---------------

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         Information about the offered certificates is contained in two separate documents:

         o    this prospectus supplement, which describes the specific terms of the offered certificates; and

         o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         Within the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant U.K. Persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate, including the offered certificates, is available only to Relevant U.K. Persons and will be engaged in only with Relevant U.K.
Persons.

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF
THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2004-C2 Commercial
Mortgage Pass-Through Certificates, which series consists of multiple classes.
The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

-------------------------------------------------------------------------------------------------------------------------------
                               SERIES 2004-C2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES(1)
-------------------------------------------------------------------------------------------------------------------------------
                                             APPROX. %
                                               TOTAL
                                 APPROX. %    CREDIT
                  APPROX.        OF INITIAL   SUPPORT                                   WEIGHTED
              TOTAL PRINCIPAL     MORTGAGE      AT        PASS-THROUGH      INITIAL      AVERAGE
                 BALANCE AT         POOL      INITIAL         RATE       PASS-THROUGH     LIFE      PRINCIPAL    S&P/MOODY'S
   CLASS      INITIAL ISSUANCE    BALANCE    ISSUANCE     DESCRIPTION        RATE        (YEARS)      WINDOW     RATINGS(4)
-------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
-------------------------------------------------------------------------------------------------------------------------------

    A-1      $    44,979,000        4.4%      20.000%                          %          2.53     01/05-06/09     AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
    A-2      $   110,215,000       10.7%      20.000%                          %          4.77     06/09-12/09     AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
    A-3      $    65,639,000        6.4%      20.000%                          %          6.50     12/09-02/12     AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
    A-4      $    32,298,000        3.1%      20.000%                          %          8.23     02/12-01/14     AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
    A-5      $   440,496,000       42.7%      20.000%                          %          9.61     01/14-10/14     AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
   A-1A      $   130,764,000       12.7%      20.000%                          %          8.39     01/05-10/14     AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
    A-J      $    45,084,000        4.4%      15.625%                          %          9.89     10/14-11/14     AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
     B       $    34,779,000        3.4%      12.250%                          %          9.91     11/14-12/14      AA/Aa2
-------------------------------------------------------------------------------------------------------------------------------
     C       $    10,304,000        1.0%      11.250%                          %          9.98     12/14-12/14     AA-/Aa3
-------------------------------------------------------------------------------------------------------------------------------
     D       $    18,034,000        1.8%       9.500%                          %          9.98     12/14-12/14       A/A2
-------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates
-------------------------------------------------------------------------------------------------------------------------------
    XC       $ 1,030,489,931(2)     N/A         N/A       Variable IO          %(3)        N/A         N/A         AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
    XP       $   965,496,000(2)     N/A         N/A       Variable IO          %(3)        N/A         N/A         AAA/Aaa
-------------------------------------------------------------------------------------------------------------------------------
     E       $    12,881,000        1.2%      8.250%                           %           N/A         N/A          A-/A3
-------------------------------------------------------------------------------------------------------------------------------
     F       $    12,881,000        1.2%      7.000%                           %           N/A         N/A        BBB+/Baa1
-------------------------------------------------------------------------------------------------------------------------------
     G       $    10,305,000        1.0%      6.000%                           %           N/A         N/A         BBB/Baa2
-------------------------------------------------------------------------------------------------------------------------------
     H       $    14,169,000        1.4%      4.625%                           %           N/A         N/A        BBB-/Baa3
-------------------------------------------------------------------------------------------------------------------------------
     J       $     6,441,000        0.6%      4.000%                           %           N/A         N/A         BB+/Ba1
-------------------------------------------------------------------------------------------------------------------------------
     K       $     6,441,000        0.6%      3.375%                           %           N/A         N/A          BB/Ba2
-------------------------------------------------------------------------------------------------------------------------------
     L       $     5,152,000        0.5%      2.875%                           %           N/A         N/A         BB-/Ba3
-------------------------------------------------------------------------------------------------------------------------------
     M       $     5,152,000        0.5%      2.375%                           %           N/A         N/A          B+/NR
-------------------------------------------------------------------------------------------------------------------------------
     N       $     3,865,000        0.4%      2.000%                           %           N/A         N/A           B/NR
-------------------------------------------------------------------------------------------------------------------------------
     O       $     3,864,000        0.4%      1.625%                           %           N/A         N/A          B-/NR
-------------------------------------------------------------------------------------------------------------------------------
     P       $    16,746,931        1.6%        N/A                            %           N/A         N/A          NR/NR
-------------------------------------------------------------------------------------------------------------------------------
     R               N/A            N/A         N/A           N/A             N/A          N/A         N/A          NR/NR
-------------------------------------------------------------------------------------------------------------------------------
     Y               N/A            N/A         N/A           N/A             N/A          N/A         N/A          NR/NR
-------------------------------------------------------------------------------------------------------------------------------

(footnotes on next page)

                                       S-5

(1)      Various characteristics of the series 2004-C2 certificates shown in this table are further discussed below under "--Key Certificate
         Features Shown in the Table Above".

(2)      Notional amount.

(3)      Approximate.

(4)      "NR" means not rated.

         The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Citigroup Commercial Mortgage Trust
2004-C2. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

         The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of December 1, 2004. The series 2004-C2 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates. The parties to the series 2004-C2 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. We will file a copy of the series 2004-C2 pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference"
in the accompanying prospectus.

                                 ---------------

                KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

TOTAL PRINCIPAL BALANCE
OR NOTIONAL AMOUNT AT
INITIAL ISSUANCE...................................  The class A-1, A-2, A-3, A-4, A-5, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M,
                                                     N, O and P certificates will be the series 2004-C2 certificates with principal balances and are sometimes referred to as the series 2004-C2 principal balance certificates. The table on page S-5 of this prospectus supplement sets forth for each of those classes of certificates, the approximate total principal balance of the subject class at initial issuance. The actual total principal balance of any class of series 2004-C2 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-5 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                                     The principal balance of any of the series 2004-C2 principal balance certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the underlying mortgage loans.

                                                     The class XC and XP certificates will not have principal balances and are sometimes referred to as the series 2004-C2 interest-only certificates. For purposes of calculating the amount

                                                                S-6

                                                     of accrued interest with respect thereto, however, each of those classes of certificates will have a notional amount.

                                                     The total notional amount of the class XC certificates will be equal to the total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-1A, A-J, B, C,
                                                     D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time.

                                                     The total notional amount of the class XP certificates will equal:

                                                     o     during the period from the date of initial issuance of the series 2004-C2
                                                           certificates through and including the payment date in           , the
                                                           sum of (a) the lesser of $         and the total principal balance of the
                                                           class       certificates outstanding from time to time, (b) the lesser of
                                                           $         and the total principal balance of the class      certificates
                                                           outstanding from time to time, and (c) the total principal balance of the class  ,  ,  ,  ,  ,  ,  , , and certificates outstanding from time to time;

                                                     o     during the period following the payment date in     through and including
                                                           the payment date in           , the sum of (a) the lesser of $        and
                                                           the total principal balance of the class    certificates outstanding from
                                                           time to time, (b) the lesser of $         and the total principal balance
                                                           of the class      certificates outstanding from time to time, and (c) the
                                                           total principal balance of the class  ,  ,  ,  ,  ,  ,  ,  , and certificates outstanding from time to time;

                                                     o     during the period following the payment date in         through and
                                                           including the payment date in           , the sum of (a) the lesser of
                                                           $         and the total principal balance of the class      certificates
                                                           outstanding from time to time, (b) the lesser of $ and the total
                                                           principal balance of the class        certificates outstanding from time
                                                           to time, and (c) the total principal balance of the class  ,  ,  ,  ,  ,
                                                            ,  , and         certificates outstanding from time to time;

                                                     o     during the period following the payment date in     through and including
                                                           the payment date in          , the sum of (a) the lesser of $         and
                                                           the total principal balance of the class         certificates outstanding
                                                           from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total
                                                           principal balance of the class  ,  ,  ,  ,  ,  , and         certificates
                                                           outstanding from time to time, and (d) the lesser of $ and the total

                                                                S-7

                                                           principal balance of the class certificates outstanding from time to time;

                                                     o     during the period following the payment date in     through and including
                                                           the payment date in           , the sum of (a) the lesser of $        and
                                                           the total principal balance of the class        certificates outstanding
                                                           from time to time, (b) the lesser of $         and the total principal
                                                           balance of the class          certificates outstanding from time to time,
                                                           (c) the total principal balance of the class  ,  ,  ,  ,  , and certificates outstanding from time to time, and (d) the lesser of $
                                                           and the total principal balance of the class     certificates outstanding
                                                           from time to time;

                                                     o     during the period following the payment date in     through and including
                                                           the payment date in             , the sum of (a) the lesser of $      and
                                                           the total principal balance of the class         certificates outstanding
                                                           from time to time, (b) the lesser of $    and the total principal balance
                                                           of the class        certificates outstanding from time to time, (c) the
                                                           total principal balance of the class  ,  ,  , and       certificates
                                                           outstanding from time to time, and (d) the lesser of $      and the total
                                                           principal balance of the class        certificates outstanding from time
                                                           to time;

                                                     o     during the period following the payment date in    through and including
                                                           the payment date in           , the sum of (a) the lesser of $        and
                                                           the total principal balance of the class         certificates outstanding
                                                           from time to time, (b) the lesser of $    and the total principal balance
                                                           of the class    certificates outstanding from time to time, (c) the total
                                                           principal balance of the class  , and       certificates outstanding from
                                                           time to time, and (d) the lesser of $         and the total principal
                                                           balance of the class          certificates outstanding from time to time;

                                                     o     during the period following the payment date in     through and including
                                                           the payment date in          , the sum of (a) the lesser of $         and
                                                           the total principal balance of the class        certificates outstanding
                                                           from time to time, (b) the lesser of $    and the total principal balance
                                                           of the class         certificates outstanding from time to time, (c) the
                                                           total principal balance of the class certificates outstanding from time
                                                           to time, and (d) the lesser of $       and the total principal balance of
                                                           the class         certificates outstanding from time to time; and

                                                     o     following the payment date in             , $0.

                                                                S-8

                                                     The class R certificates will not have principal balances or notional amounts.
                                                     They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

                                                     The class Y certificates also will not have principal balances or notional amounts. They will represent the right to receive any collections of additional interest that may accrue with respect to the mortgage loans that have anticipated repayment dates, as described under "--The Underlying Mortgage
                                                     Loans and the Mortgaged Real Properties" below. The additional interest results from an increase in the applicable accrual rate if the subject mortgage loan remains outstanding past its anticipated repayment date.

TOTAL CREDIT SUPPORT
AT INITIAL ISSUANCE................................  The respective classes of the series 2004-C2 certificates, other than the class
                                                     Y and R certificates, will entitle their holders to varying degrees of seniority for purposes of:

                                                     o     receiving payments of interest and, except in the case of the class XC and XP certificates, payments of principal; and

                                                     o     bearing the effects of losses on the underlying mortgage loans (or on a specified underlying mortgage loan), as well as default-related and other unanticipated expenses of the trust.

                                                     In that regard:

                                                     o     the class A-1, A-2, A-3, A-4, A-5, A-1A, XC and XP certificates will be the most senior classes of the series 2004-C2 certificates;

                                                     o     the class A-J certificates will be the next most senior class of the series 2004-C2 certificates; and

                                                     o     the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

                                                     The class Y and R certificates will not provide any credit support for, or receive any credit support from, any other class of series 2004-C2 certificates.

                                                     The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the series 2004-C2 certificates, other than the class XC, XP, P, Y and R certificates, through the subordination of other classes of

                                                                S-9

                                                     the series 2004-C2 principal balance certificates. In the case of each of those classes of series 2004-C2 certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2004-C2 principal balance certificates that are subordinate to the indicated class.

PASS-THROUGH RATES.................................  Each class of the series 2004-C2 certificates, other than the class Y and R certificates, will bear interest. The table on page S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2004-C2 certificates will accrue interest.

                                                     Each interest-bearing class of series 2004-C2 certificates identified in the table on page S-5 of this prospectus supplement as having a "Fixed"
                                                     pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                                     Each interest-bearing class of series 2004-C2 certificates identified in the table on page S-5 of this prospectus supplement as having a "WAC" pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from certain net interest rates on the underlying mortgage loans.

                                                     Each interest-bearing class of series 2004-C2 certificates identified in the table on page S-5 of this prospectus supplement as having a "WAC Cap"
                                                     pass-through rate, has a variable pass-through rate equal to the lesser of:

                                                     o     the rate per annum shown in the table on page S-5 as the initial pass-through rate for that class; and

                                                     o     a weighted average coupon derived from certain net interest rates on the underlying mortgage loans.

                                                     The pass-through rate for the class XP certificates, for each interest accrual
                                                     period from and including the      initial interest accrual period through and
                                                     including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C2 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2004-C2 principal balance

                                                                S-10

                                                     certificates is identified under "--Total Principal Balance or Notional Amount at Initial Issuance" above as being part of the total notional amount of the class XP certificates outstanding immediately prior to any payment date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

                                                     For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period, on any particular component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, the applicable class XP strip rate will equal the excess, if any, of:

                                                     (1)   the lesser of--

                                                           (a)   the reference rate specified on Annex E to this prospectus supplement for the related payment date, and

                                                           (b)   the weighted average of certain net interest rates on the
                                                                 underlying mortgage loans for that interest accrual period, over

                                                     (2)   the pass-through rate in effect during that interest accrual period for the class of series 2004-C2 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

                                                     Following the     interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will
                                                     have a 0% pass-through rate for the    interest accrual period and for each
                                                     interest accrual period thereafter.

                                                     The pass-through rate for the class XC certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C2 principal balance certificates. In general, the total principal balance of each class of series 2004-C2 principal balance certificates will constitute a separate component of the total

                                                                S-11

                                                     notional amount of the class XC certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2004-C2 principal balance certificates is identified under "--Total Principal Balance o
                                                     Notional Amount at Initial Issuance" above as being part of the total notional amount of the class XP certificates outstanding immediately prior to any paymen date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period.

                                                     For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period, on any particular component of the total notional amount of the class XC certificates outstanding immediately prior to the related payment date, the applicable class XC strip rate will be calculated as follows:

                                                     (1)   if the subject component consists of the entire total principal balance of any class of series 2004-C2 principal balance certificates, and if that total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the greater of (i) the reference rate specified on Annex
                                                           E to this prospectus supplement for the related payment date and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2004-C2 principal balance certificates;

                                                     (2)   if the subject component consists of a designated portion (but not all)
                                                           of the total principal balance of any class of series 2004-C2 principal balance certificates, and if that designated portion of that total principal balance also constitutes a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for the related payment date and (ii) the pass-through rate in effect during that interest accrual

                                                                S-12

                                                           period for that class of series 2004-C2 principal balance certificates;

                                                     (3)   if the subject component consists of the entire total principal balance of any class of series 2004-C2 principal balance certificates, and if that total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of
                                                           (a) the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2004-C2 principal balance certificates; and

                                                     (4)   if the subject component consists of a designated portion (but not all)
                                                           of the total principal balance of any class of series 2004-C2 principal balance certificates, and if that designated portion of that total principal balance does not also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2004-C2 principal balance certificates.

                                                     Notwithstanding the foregoing, for purposes of accruing interest on the class
                                                     XC certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series
                                                     2004-C2 principal balance certificates will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a)
                                                     the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C2 principal balance certificates whose principal balance makes up that component.

                                                     The respective initial pass-through rates listed in the table on page S-5 for
                                                     the class XC, XP, , and    certificates are each approximate.

                                                     The references to "certain net interest rates on the underlying mortgage loans"
                                                     above in this "--Pass-Through Rate" subsection mean, as to any particular mortgage loan in the trust,

                                                                S-13

                                                     an interest rate that is generally equal to (a) the related mortgage rate in effect as of the date of initial issuance of the offered certificates (without regard to any subsequent modification, waiver or amendment), minus (b) the sum of:

                                                     o     the annual rate at which the related master servicing fee, including any primary servicing fee, is calculated; and

                                                     o     the annual rate at which the trustee fee is calculated;

                                                     provided that, if the subject underlying mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the "related mortgage rate" referred to above in clause (a) of this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued during the same one-month interest accrual period on the basis of an assumed 360-day year consisting of twelve 30-day months, prior to subtracting the rates described in clause (b) of this sentence.

                                                     See "Description of the Offered Certificates--Payments--Calculation of
                                                     Pass-Through Rates" in this prospectus supplement.

WEIGHTED AVERAGE LIFE AND
PRINCIPAL WINDOW...................................  The weighted average life of any class of offered certificates refers to the average amount of time, expressed in years, that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to investors. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal.

                                                     The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan:

                                                     o     the related borrower timely makes all payments on the mortgage loan;

                                                     o     if the mortgage loan has an anticipated repayment date, as described under "--The Underlying Mortgage Loans and the Mortgaged Real Properties"
                                                           below, the mortgage loan will be paid in full on that date; and

                                                     o     the mortgage loan will not otherwise be prepaid prior to stated maturity.

                                                                S-14

                                                     The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other maturity assumptions referred to under
                                                     "--Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

RATINGS............................................  The ratings shown in the table on page S-5 of this prospectus supplement for the offered certificates are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service,
                                                     Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                                     As discussed in this prospectus supplement and in the accompanying prospectus, the ratings assigned to each class of offered certificates will represent the likelihood of:

                                                     o     timely receipt by the related certificateholders of all interest to which they are entitled on each payment date; and

                                                     o     the ultimate receipt by the related certificateholders of all principal to which they are entitled by the applicable rated final payment date
                                                           (see "--Relevant Dates and Periods--Rated Final Payment Date" below).

                                                     A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                                     For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                                   RELEVANT PARTIES

WE AND US..........................................  Our name is Citigroup Commercial Mortgage Securities Inc. We are a Delaware
                                                     corporation. Our address is 388 Greenwich Street, New York, New York 10013 and
                                                     our telephone number is (212) 816-6000. We are a wholly-owned subsidiary of
                                                     Citigroup Financial Products Inc. and an affiliate of Citigroup Global Markets
                                                     Inc., one of the underwriters, and Citigroup Global Markets Realty Corp., one of the mortgage loan sellers. We will transfer to the trust the original mortgage loans that will back the series 2004-C2 certificates. See "Citigroup
                                                     Commercial Mortgage Securities Inc." in the accompanying prospectus.

INITIAL TRUSTEE....................................  Wells Fargo Bank, N.A., a national banking association, will act as the initial trustee on behalf of all the series 2004-C2

                                                                S-15

                                                     certificateholders. It maintains an office at 9062 Old Annapolis Road,
                                                     Columbia, Maryland 21045-1951. The trustee will be responsible for, among other things, distributing payments to certificateholders and making various statements and reports available to certificateholders. See "Description of the
                                                     Offered Certificates--The Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.

INITIAL MASTER SERVICER............................  Midland Loan Services, Inc., a Delaware corporation, will act as the initial master servicer with respect to the underlying mortgage loans. The primary servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin
                                                     Street, Suite 700, Overland Park, Kansas 66210. See "Servicing of the
                                                     Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special
                                                     Servicer" in this prospectus supplement. Midland Loan Services, Inc. is a subsidiary of PNC Bank, National Association, one of the mortgage loan sellers, and an affiliate of PNC Capital Markets, Inc., one of the underwriters.

INITIAL SPECIAL SERVICER...........................  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to the underlying mortgage loans. See "Servicing of the
                                                     Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special
                                                     Servicer" in this prospectus supplement.

CONTROLLING CLASS OF SERIES 2004-C2
CERTIFICATEHOLDERS AND THE SERIES 2004-C2
CONTROLLING CLASS REPRESENTATIVE...................  At any time of determination, the controlling class of series 2004-C2 certificateholders will be the holders of the most subordinate class of series
                                                     2004-C2 certificates, exclusive of the XC, XP, Y and R classes, that has a total principal balance that is (a) greater than 25% of the total initial principal balance of that class and (b) equal to or greater than 1.0% of the total initial class principal balance of the class A-1, A-2, A-3, A-4, A-5,
                                                     A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates. However, if no class of series 2004-C2 certificates, exclusive of the XC, XP, Y and R classes satisfies clauses (a) and (b) of the preceding sentence at the time of determination, then the controlling class of series 2004-C2 certificateholders will be the holders of the most subordinate class of series 2004-C2 certificates then outstanding, exclusive of the XC, XP, Y and R classes, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the controlling class of series 2004-C2 certificateholders, the class A-1, A-2, A-3, A-4, A-5 and A-1A certificateholders will be considered a single class.

                                                     The holders -- or, if applicable, the beneficial owners -- of certificates representing a majority interest in the controlling

                                                                S-16

                                                     class of series 2004-C2 certificates will be entitled, among other things, to:

                                                     o     replace the special servicer, subject to the conditions described under
                                                           "Servicing of the Underlying Mortgage Loans--Replacement of the Special
                                                           Servicer" in this prospectus supplement; and

                                                     o     select a representative that, subject to the conditions described under
                                                           "Servicing of the Underlying Mortgage Loans--The Series 2004-C2
                                                           Controlling Class Representative" in this prospectus supplement, may direct the special servicer with respect to various servicing matters.

                                                           The holder -- or, if applicable, the beneficial owner -- of series
                                                           2004-C2 certificates evidencing the largest percentage interest of voting rights allocated to the series 2004-C2 controlling class will have a fair value purchase option with respect to defaulted underlying mortgage loans that satisfy the criteria described in this prospectus supplement. See
                                                           "Servicing of the Underlying Mortgage Loans--Fair Value and Other
                                                           Purchase Options" in this prospectus supplement.

MORTGAGE LOAN SELLERS..............................  We will acquire the mortgage loans that support the offered certificates, from:

                                                     o     Citigroup Global Markets Realty Corp., which is a New York corporation and an affiliate of both us and Citigroup Global Markets Inc., one of the underwriters; and

                                                     o     PNC Bank, National Association, which is a national banking association and an affiliate of PNC Capital Markets, Inc. one of the underwriters and the parent of Midland Loan Services, Inc.

                                                     See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS.......................................  Citigroup Global Markets Inc., PNC Capital Markets Inc., Deutsche Bank
                                                     Securities Inc. and J.P. Morgan Securities Inc. are the underwriters with respect to this offering. With respect to this offering, Citigroup Global
                                                     Markets Inc. is acting as lead and sole bookrunning manager. PNC Capital
                                                     Markets, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.
                                                     are co-managers. See "Method of Distribution" in this prospectus supplement.

                                                                S-17

                                               RELEVANT DATES AND PERIODS

CUT-OFF DATE.......................................  References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require: with respect to each of the underlying mortgage loans originated on or prior to November 1, 2004
                                                     (or, in the case of a mortgage loan originated by Citigroup Global Markets
                                                     Realty Corp., on or prior to November 11, 2004), the related due date of that underlying mortgage loan in December 2004; with respect to each underlying mortgage loan, if any, originated after November 1, 2004 (or, in the case of a mortgage loan originated by Citigroup Global Markets Realty Corp., after
                                                     November 11, 2004) and having its first payment date in January 2005, December
                                                     1, 2004 (or, in the case of a mortgage loan originated by Citigroup Global
                                                     Markets Realty Corp., December 11, 2004); and, with respect to the one (1)
                                                     underlying mortgage loan originated by PNC Bank, National Association after
                                                     December 1, 2004 and having its first payment date in February 2005, the date of origination.

                                                     All payments and collections received on each underlying mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

                                                     With respect to the one (1) mortgage loan referred to in the second preceding paragraph, that has its first payment date in February 2005, the related mortgage loan seller will deposit, for the benefit of the trust, an amount that will cause the trust to receive, for the payment date in January 2005, a full month's interest with respect to that mortgage loan. Solely for purposes of determining distributions on the series 2004-C2 certificates, that supplemental interest payment will be treated as if it were a payment by the related borrower. Despite the foregoing, we do not treat this mortgage loan as having an initial interest-only period.

ISSUE DATE.........................................  The date of initial issuance of the offered certificates will be on or about
                                                     December 22, 2004.

PAYMENT DATE.......................................  Payments on the offered certificates are scheduled to occur monthly, commencing in January 2005. During any given month, the payment date will be the fourth business day following the related determination date.

DETERMINATION DATE.................................  The 11th day of each month or, if such 11th day is not a business day, the next succeeding business day, commencing in January 2005.

                                                                S-18

RECORD DATE........................................  The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD..................................  Amounts available for payment on the series 2004-C2 certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period:

                                                     o     will relate to a particular payment date;

                                                     o     will be approximately one month long;

                                                     o     will begin when the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date; and

                                                     o     will end at the close of business on the determination date immediately preceding the related payment date.

INTEREST ACCRUAL PERIOD............................  The amount of interest payable with respect to the interest-bearing classes of series 2004-C2 certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

RATED FINAL PAYMENT DATE...........................  The rated final payment date for each class of the offered certificates is the payment date in October 2041.

                                                     See "Ratings" in this prospectus supplement.

                                                  DESCRIPTION OF THE OFFERED CERTIFICATES

OFFERED CERTIFICATES...............................  We are offering to you the following classes of certificates of our Commercial
                                                     Mortgage Pass-Through Certificates, Series 2004-C2 pursuant to this prospectus supplement:

                                                     o     class A-1;

                                                     o     class A-2;

                                                     o     class A-3;

                                                     o     class A-4;

                                                                S-19

                                                     o     class A-5;

                                                     o     class A-1A;

                                                     o     class A-J;

                                                     o     class B;

                                                     o     class C; and

                                                     o     class D.

REGISTRATION AND DENOMINATIONS.....................  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                                                     You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United States, or Clearstream
                                                     Banking Luxembourg or Euroclear Bank S.A./N.V., as operator of the Euroclear
                                                     System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the
                                                     Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration"
                                                     in the accompanying prospectus.

PAYMENTS

A. GENERAL.........................................  For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2004-C2 certificates will be divided into:

                                                     o     a loan group no. 1 consisting of 92 mortgage loans that are secured by the various property types that constitute collateral for those mortgage loans.

                                                     o     a loan group no. 2 consisting of 14 mortgage loans that are secured by multifamily properties.

                                                     The trustee will remit payments of interest and, except in the case of the class XC and XP certificates, principal to the following classes of series
                                                     2004-C2 certificateholders, in the following order:

                                                                S-20

                                                              PAYMENT ORDER                      CLASS
                                                     ---------------------------      -------------------------
                                                     1st........................       A-1, A-2, A-3, A-4, A-5,
                                                                                            A-1A, XC and XP
                                                     2nd........................                  A-J
                                                     3rd........................                   B
                                                     4th........................                   C
                                                     5th........................                   D
                                                     6th........................                   E
                                                     7th........................                   F
                                                     8th........................                   G
                                                     9th........................                   H
                                                     10th.......................                   J
                                                     11th.......................                   K
                                                     12th.......................                   L
                                                     13th.......................                   M
                                                     14th.......................                   N
                                                     15th.......................                   O
                                                     16th.......................                   P

                                                     Interest payments with respect to the class A-1, A-2, A-3, A-4, A-5, A-1A, XC and XP certificates are to be made concurrently:

                                                     o     in the case of the class A-1, A-2, A-3, A-4 and A-5 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2004-C2 certificates, from available funds attributable to loan group no. 1;

                                                     o     in the case of the class A-1A certificates, from available funds attributable to loan group no. 2; and

                                                     o     in the case of the class XC and XP certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2004-C2 certificates, from available funds attributable to loan group no. 1 and loan group no. 2;

                                                     provided that, if the foregoing would result in a shortfall in the interest payment on any of the class A-1, A-2, A-3, A-4, A-5, A-1A, XC and/or XP certificates, then payments of interest will be made on those classes of series
                                                     2004-C2 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool.

                                                     The allocation of principal payments among the class A-1, A-2, A-3, A-4, A-5 and A-1A certificates is described under "--Payments--Payments of Principal"
                                                     below.

                                                     The class Y and R certificates do not bear interest. The class XC, XP, Y and R certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                                                                S-21

                                                     See "Description of the Offered Certificates--Payments--Priority of Payments"
                                                     in this prospectus supplement.

B. PAYMENTS OF INTEREST...........................   Each class of series 2004-C2 certificates, other than the class Y and R certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

                                                     o     the pass-through rate applicable for the particular class for that interest accrual period;

                                                     o     the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related payment date; and

                                                     o     the assumption that each year consists of twelve 30-day months.

                                                     On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive:

                                                     o     all interest accrued with respect to that class of offered certificates during the related interest accrual period, as described above in this
                                                           "--Payments--Payments of Interest" subsection; plus

                                                     o     any interest that such class of offered certificateholders was entitled to receive on all prior payment dates, to the extent not previously received; minus

                                                     o     such class' allocable share of any shortfalls in interest collections due to prepayments on the underlying mortgage loans, to the extent that such interest shortfalls are not offset by certain payments made by the master servicer; minus

                                                     o     such class' allocable share of any reduction in interest paid on any underlying mortgage loan as a result of a modification that allows the reduction in accrued but unpaid interest to be added to the principal balance of the subject mortgage loan.

                                                     See "Description of the Offered Certificates--Payments--Payments of Interest"
                                                     and "--Payments--Priority of Payments" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL..........................  Subject to--

                                                     o     available funds,

                                                                S-22

                                                     o     the payment priorities described under "--Payments--General" above, and

                                                     o     the reductions in their respective total principal balances as described under "--Reductions of Certificate Principal Balances in Connection with
                                                           Losses on the Underlying Mortgage Loans and Default-Related and Other
                                                           Unanticipated Expenses" below,

                                                     the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                                     The total payments of principal to be made on the series 2004-C2 certificates on any payment date will, in general, be a function of:

                                                     o     the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

                                                     o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                                     However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2004-C2 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2004-C2 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group
                                                     no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

                                                                S-23

                                                     The trustee must make payments of principal in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, such that:

                                                     o     no payments of principal will be made to the holders of the class E, F,
                                                           G, H, J, K, L, M, N, O and P certificates until the total principal balance of the offered certificates is reduced to zero;

                                                     o     no payments of principal will be made to the holders of the class A-J, B,
                                                           C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                                     o     except as described in the paragraph following these bullets, no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-4 and A-5 certificates is reduced to zero;

                                                     o     except as described in the paragraph following these bullets, no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-4 and A-5 certificates until the total principal balance of the class A-1A certificates is reduced to zero; and

                                                     o     except as described in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-5 certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                                     Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time

                                                                S-24

                                                     when the class A-1, A-2, A-3, A-4, A-5 and A-1A certificates, or any two or more of those classes of series 2004-C2 certificates, remain outstanding. Under those circumstances, the trustee will remit payments of principal to the holders of the outstanding class A-1, A-2, A-3, A-4, A-5 and/or A-1A certificates on a pro rata basis in accordance with the respective total principal balances of those classes of series 2004-C2 certificates.

                                                     The class XC, XP, R and Y certificates do not have principal balances and do not entitle their holders to payments of principal.

                                                     See "Description of the Offered Certificates--Payments--Payments of Principal"
                                                     and "--Payments--Priority of Payments" in this prospectus supplement.

D.  PAYMENTS OF PREPAYMENT PREMIUMS
      AND YIELD MAINTENANCE CHARGES................  If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will remit that amount as described under "Description of the Offered Certificates--Payments--Payments of
                                                     Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH LOSSES ON
THE UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES.............................  As and to the extent described under "Description of the Offered
                                                     Certificates--Reductions of Certificate Principal Balances in Connection with
                                                     Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, losses on the underlying mortgage loans and default-related and/or otherwise unanticipated expenses of the trust will be allocated to reduce the respective total principal balances of the following classes of series 2004-C2 principal balance certificates, sequentially, in the following order:

                                                                S-25

                                                         REDUCTION ORDER                   CLASS
                                                     ------------------------   ------------------------------
                                                     1st.....................                P
                                                     2nd.....................                O
                                                     3rd.....................                N
                                                     4th.....................                M
                                                     5th.....................                L
                                                     6th.....................                K
                                                     7th.....................                J
                                                     8th.....................                H
                                                     9th.....................                G
                                                     10th....................                F
                                                     11th....................                E
                                                     12th....................                D
                                                     13th....................                C
                                                     14th....................                B
                                                     15th....................               A-J
                                                     16th....................   A-1, A-2, A-3, A-4, A-5 and
                                                                                  A-1A, pro rata by total
                                                                                     principal balance

                                                     Notwithstanding the foregoing, if any advance is reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make that reimbursement, then any resulting shortfall will not be considered a loss or part of a loss allocable as described above until a final recovery determination is made with respect to the related underlying mortgage loan as to which the subject advance was made.

                                                     See "Description of the Offered Certificates--Reductions of Certificate
                                                     Principal Balances in Connection with Realized Losses and Additional Trust Fund
                                                     Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE PAYMENTS......................  Except as described below, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments -- other than balloon payments -- and assumed monthly debt service payments, in each case net of related master servicing fees and special servicing fees, that:

                                                     o     were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period; and

                                                     o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

                                                                S-26

                                                     In addition the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments"
                                                     in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                                     Notwithstanding the foregoing, none of the master servicer or the trustee will be required to make any advance that it determines, or that the special servicer determines, will not be recoverable from proceeds of the related underlying mortgage loan. The trustee will be entitled to rely on any determination of nonrecoverability made by the master servicer, and the trustee and the master servicer, in the case of a specially serviced mortgage loan or a mortgage loan as to which the related mortgaged real property has become a foreclosure property, must rely on any determination of nonrecoverability made by the special servicer.

                                                     In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and
                                                     identify in the glossary to, this prospectus supplement, occurs or exists with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then the special servicer will generally be obligated to obtain a new appraisal (or, in cases involving underlying mortgage loans with principal balances that are, in any such case, less than $2 million, may conduct an internal valuation) of that property. If, based on that appraisal or other valuation, it is determined that:

                                                     o     the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, together with various related expenses and fees; exceed

                                                     o     an amount generally equal to:

                                                           1.    90% of the new appraised or estimated value of that real property
                                                                 (net of any prior liens and estimated liquidation expenses), plus

                                                           2.    certain escrows and reserves and any letters of credit constituting additional security for the subject mortgage loan,

                                                     then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced, thereby reducing the amounts available for payment on the series 2004-C2 certificates. The reduction will be based on an allocation of the amount of that excess to one or more classes of the series

                                                                S-27

                                                     2004-C2 principal balance certificates and will generally equal one month's interest at the related pass-through rates on the respective allocated portions.

                                                     See "Description of the Offered Certificates--Advances of Delinquent Monthly
                                                     Debt Service Payments" and "Servicing of the Underlying Mortgage
                                                     Loans--Required Appraisals" in this prospectus supplement. See also
                                                     "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS......................  On each payment date, various statements and reports prepared by the trustee, the master servicer and/or the special servicer regarding the offered certificates and the underlying mortgage loans will be made available to you via the trustee's internet website and will contain the information described under "Description of the Offered Certificates--Reports to Certificateholders;
                                                     Available Information" in this prospectus supplement.

                                                     Upon reasonable prior notice, you may also review at the offices of the trustee, the master servicer and/or the special servicer during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan modifications, borrower operating statements, rent rolls and property inspection reports, all to the extent received by the trustee, the master servicer and/or the special servicer, as applicable.

                                                     See "Description of the Offered Certificates--Reports to Certificateholders;
                                                     Available Information" in this prospectus supplement.

                                                                S-28

OPTIONAL TERMINATION...............................  Specified parties to the transaction may terminate the trust through the purchase of all the mortgage loans and any REO properties in the trust fund when the total principal balance of the underlying mortgage loans, net of outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. See "Description of the Offered
                                                     Certificates--Termination" in this prospectus supplement.

                                   THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL............................................  In this section, "--The Underlying Mortgage Loans and the Mortgaged Real
                                                     Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust fund. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                                     o     "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                                                     o     "Description of the Mortgage Pool";

                                                     o     Annex A-1--Characteristics of the Underlying Mortgage Loans and the
                                                           Mortgaged Real Properties;

                                                     o     Annex A-2--Summary Characteristics of the Underlying Mortgage Loans and
                                                           the Mortgaged Real Properties;

                                                     o     Annex A-3--Summary Characteristics of the Underlying Mortgage Loans in
                                                           Loan Group No. 1 and the related Mortgaged Real Properties;

                                                     o     Annex A-4--Summary Characteristics of the Underlying Mortgage Loans in
                                                           Loan Group No. 2 and the related Mortgaged Real Properties;

                                                     o     Annex A-5--Characteristics of the Multifamily Mortgaged Real Properties;
                                                           and

                                                     o     Annex B--Description of Ten Largest Mortgage Loans and/or Groups of
                                                           Cross-Collateralized Mortgage Loans.

                                                     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2004-C2 certificates will be divided into a loan group no. 1 and a loan group no. 2.

                                                     Loan group no. 1 will consist of 92 mortgage loans, with an initial loan group
                                                     no. 1 balance of $899,725,580 and representing approximately 87.3% of the initial mortgage pool balance, that

                                                                S-29

                                                     are secured by the various property types that constitute collateral for those mortgage loans.

                                                     Loan group no. 2 will consist of 14 mortgage loans, with an initial loan group
                                                     no. 2 balance of $130,764,352 and representing approximately 12.7% of the initial mortgage pool balance, that are secured by multifamily properties.

                                                     When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that--

                                                     o     All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

                                                     o     References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1 and references to the initial loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this prospectus supplement.

                                                     o     All weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances.

                                                     o     When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

                                                     o     If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

                                                     o     The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily

                                                                S-30

                                                           representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

                                                     o     Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

                                                     o     Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the loan number for that mortgage loan set forth on Annex A-1 to this prospectus supplement.

                                                     o     Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, and the initial mortgage pool balance may be as much as 5% larger or smaller than indicated.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS.....................................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from two separate sellers.
                                                     Each of those mortgage loans was originated by--

                                                     o     the related mortgage loan seller from whom we acquired the mortgage loan,

                                                     o     an affiliate of the related mortgage loan seller, or

                                                     o     a correspondent in the related mortgage loan seller's conduit lending program.

PAYMENT AND OTHER TERMS

A. General.......................................... Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                                                S-31

                                                     Repayment of each of the mortgage loans that we intend to include in the trust fund is secured by a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                                     All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

B. Mortgage Rates..................................  Each of the mortgage loans that we intend to include in the trust fund currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to each mortgage loan that has an anticipated repayment date, the mortgage rate for each mortgage loan that we intend to include in the trust fund is, in the absence of default, fixed for the entire term of the loan.

C. Due Dates.......................................  Subject, in some cases, to a next business day convention--

                                                     o     Fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 13.2% of the initial mortgage pool balance, of which
                                                           10 mortgage loans are in loan group no. 1, representing 10.3% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 32.5% of the initial loan group no. 2 balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month; and

                                                     o     Ninety-one (91) of the mortgage loans that we intend to include in the trust fund, representing 86.8% of the initial mortgage pool balance, of which 82 mortgage loans are in loan group no. 1, representing 89.7% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 67.5% of the initial loan group no. 2 balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                                                                S-32

D. Balloon Loans.................................... One hundred and one (101) of the mortgage loans that we intend to include in the trust fund, representing 95.2% of the initial mortgage pool balance, of which 87 mortgage loans are in loan group no. 1, representing 94.5% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no.
                                                     2, representing 100.0% of the initial loan group no. 2 balance, each provides for:

                                                     o     an amortization schedule that is significantly longer than their respective remaining terms to stated maturity or for no amortization prior to stated maturity; and

                                                     o     a substantial balloon payment of principal on their respective maturity dates.

                                                     Twenty-four (24) of the 101 balloon mortgage loans that we intend to include in the trust fund, representing 36.2% of the initial mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, representing 36.4% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 34.5% of the initial loan group no. 2 balance, provide for payments of interest only for periods ranging from the first 11 to the first 60 payments following origination. Four (4) of the 101 balloon mortgage loans that we intend to include in the trust fund, representing 6.5%
                                                     of the initial mortgage pool balance, all four (4) of which mortgage loans are in loan group no. 1, representing 7.4% of the initial loan group no. 1 balance, provide for payments of interest only until maturity.

E.ARD Loans......................................... Five (5) of the mortgage loans that we intend to include in the trust, representing 4.8% of the initial mortgage pool balance, all five (5) of which mortgage loans are in loan group no. 1, representing 5.5% of the initial loan group no. 1 balance, each provides incentives to the related borrower to pay the subject mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for each of those mortgage loans. There can be no assurance, however, that these incentives will result in any of those mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date may (but need not), include:

                                                     o     the calculation of interest at an annual rate in excess of the initial mortgage rate, which additional interest will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

                                                     o     the application of all or a portion of excess cash flow from the mortgaged real property, after debt service

                                                                S-33

                                                           payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                                     Two (2) of the five (5) mortgage loans with anticipated repayment dates that we intend to include in the trust fund, representing 1.7% of the initial mortgage pool balance, both of which mortgage loans are in loan group no. 1, representing 2.0% of the initial loan group no. 1 balance, provide for payments of interest only until the related anticipated repayment date.

DELINQUENCY STATUS.................................  None of the mortgage loans that we intend to include in the trust fund was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS............................  As described more fully in Annex A-1 to this prospectus supplement, as of the cut-off date, all of the mortgage loans that we intend to include in the trust fund provide for a prepayment lockout period during which voluntary prepayments are prohibited. In each case, that initial prepayment lockout period will be followed by one or more of the following:

                                                     o     a prepayment lockout/defeasance period during which voluntary prepayments are prohibited, but defeasance is allowed;

                                                     o     a prepayment consideration period during which a voluntary prepayment must be accompanied by prepayment consideration; and/or

                                                     o     an open prepayment period during which voluntary prepayments are permitted without payment of any prepayment consideration.

                                                     Notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults, casualties and condemnations in respect of the mortgaged real properties and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be payable in connection with prepayments of this type.

DEFEASANCE.......................................... One hundred and two (102) of the mortgage loans to be included in the trust fund, representing 94.9% of the initial mortgage pool balance, of which 89 mortgage loans are in loan group no. 1, representing 96.4% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 84.3% of the initial loan group no. 2 balance, permit the related borrower

                                                                S-34

                                                     to defease the mortgage loan and obtain a release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or other government securities as substitute collateral, but continue to prohibit voluntary prepayments during the defeasance period. None of those 102 mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the series 2004-C2 certificates.

ADDITIONAL STATISTICAL INFORMATION.................  Set forth below is various statistical information regarding the mortgage pool, loan group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS.........................  The mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of the cut-off date:

                                                                         MORTGAGE         LOAN GROUP       LOAN GROUP
                                                                           POOL             NO. 1             NO. 2
                                                                       --------------    ------------       ------------
                  Initial mortgage pool balance..................      $1,030,489,931    $899,725,580       $130,764,352
                  Number of mortgage loans.......................                 106              92                 14
                  Number of mortgaged real properties............                 106              92                 14

                  Largest cut-off date principal balance.........         $51,650,000     $51,650,000        $20,500,000
                  Smallest cut-off date principal balance........            $632,688        $632,688         $2,170,759
                  Average cut-off date principal balance.........          $9,721,603      $9,779,626         $9,340,311

                  Highest mortgage rate..........................             6.6200%         6.6200%            6.0900%
                  Lowest mortgage rate...........................             4.9200%         4.9200%            5.1000%
                  Weighted average mortgage rate.................             5.6924%         5.7083%            5.5826%

                  Longest original loan term to maturity or
                     anticipated repayment date..................          180 months      180 months         120 months
                  Shortest original loan term to maturity or
                     anticipated repayment date..................           60 months       60 months          60 months
                  Weighted average original loan term to
                     maturity or anticipated repayment date......          116 months      117 months         110 months

                  Longest remaining loan term to maturity or
                     anticipated repayment date..................          175 months      175 months         120 months
                  Shortest remaining loan term to maturity or
                     anticipated repayment date..................           55 months       55 months          56 months
                  Weighted average remaining loan term to
                     maturity or anticipated repayment date......          112 months      113 months         107 months

                  Highest underwritten net cash flow debt
                     service coverage ratio......................               7.12x           7.12x              1.62x
                  Lowest underwritten net cash flow debt service
                     coverage ratio..............................               1.14x           1.14x              1.20x
                  Weighted average underwritten net cash flow
                     debt service coverage ratio.................               1.39x           1.41x              1.25x

                                                                S-35

                  Highest cut-off date loan-to-value ratio.......              81.00%          81.00%             80.74%
                  Lowest cut-off date loan-to-value ratio........              13.12%          13.12%             72.88%
                  Weighted average cut-off date loan-to-value
                     ratio.......................................              74.00%          73.49%             77.47%
                  Highest maturity date/ARD loan-to-value ratio..              75.69%          75.69%             74.83%
                  Lowest maturity date/ARD loan-to-value ratio...              13.12%          13.12%             61.55%
                  Weighted average maturity date/ARD
                     loan-to-value ratio.........................              63.57%          62.90%             68.18%

                                                     When reviewing the foregoing table, please note the following:

                                                     o     The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group no. 1 balance and the initial loan group no. 2 balance may each also vary.

                                                     o     With respect to nine (9) mortgage loans that we intend to include in the trust fund (loan numbers 4, 5, 6, 16, 23, 30, 57, 80 and 94), which collectively represent 10.2% of the initial mortgage pool balance (seven
                                                           (7) mortgage loans in loan group no. 1, representing 8.3% of the initial loan group no. 1 balance, and two (2) mortgage loans in loan group no. 2, representing 23.7% of the initial loan group no. 2 balance), the underwritten net cash flow debt service coverage ratios and, with respect to six (6) mortgage loans (loan numbers 4, 5, 6, 10, 16 and 84), which collectively represent 8.0% of the initial mortgage pool balance (all six
                                                           (6) of which mortgage loans are in loan group no. 1, representing, 9.2%
                                                           of the initial loan group no. 1 balance), the cut-off date loan-to-value ratios, have been calculated and/or presented on an adjusted basis that
                                                           (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or letter of credit that serves as additional collateral or otherwise covers losses to a limited extent and/or (b)
                                                           reflects an application of that cash holdback or letter of credit to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment. IF THE RELATED CASH
                                                           HOLDBACKS OR LETTERS OF CREDIT WERE NOT TAKEN INTO ACCOUNT FOR ANY OF
                                                           THESE 11 UNDERLYING MORTGAGE LOANS, THEN:

                                                           o     THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE
                                                                 MORTGAGE POOL WOULD RANGE FROM 1.04:1 TO 7.12:1, WITH A WEIGHTED
                                                                 AVERAGE OF 1.38:1;

                                                                S-36

                                                           o     THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD
                                                                 RANGE FROM 13.12% TO 84.62%, WITH A WEIGHTED AVERAGE OF 74.28%;

                                                           o     THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL
                                                                 WOULD RANGE FROM 13.12% TO 75.69%, WITH A WEIGHTED AVERAGE OF
                                                                 63.81%;

                                                           o     THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                                                                 LOAN GROUP NO. 1 WOULD RANGE FROM 1.04:1 TO 7.12:1, WITH A WEIGHTED
                                                                 AVERAGE OF 1.40:1;

                                                           o     THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1 WOULD
                                                                 RANGE FROM 13.12% TO 84.62%, WITH A WEIGHTED AVERAGE OF 73.82%;

                                                           o     THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1
                                                                 WOULD RANGE FROM 13.12% TO 75.69%, WITH A WEIGHTED AVERAGE OF
                                                                 63.17%;

                                                           o     THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                                                                 LOAN GROUP NO. 2 WOULD RANGE FROM 1.13:1 TO 1.62:1, WITH A WEIGHTED
                                                                 AVERAGE OF 1.23:1;

                                                           o     THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2 WOULD
                                                                 RANGE FROM 72.88% TO 80.74%, WITH A WEIGHTED AVERAGE OF 77.47%; AND

                                                           o     THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2
                                                                 WOULD RANGE FROM 61.55% TO 74.83%, WITH A WEIGHTED AVERAGE OF
                                                                 68.18%.

                                                           o     WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE,
                                                                 CUT-OFF DATE LOAN-TO-VALUE RATIO AND MATURITY DATE/ARD
                                                                 LOAN-TO-VALUE RATIO INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS
                                                                 THEREOF THAT CONTAIN ANY OF THOSE 11 UNDERLYING MORTGAGE LOANS) SET
                                                                 FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE RESPECTIVE
                                                                 ADJUSTMENTS REFERENCED ABOVE.

                                                                S-37

B. GEOGRAPHIC CONCENTRATION......................... The table below shows the number of, and percentage of the initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group
                                                     no. 2 balance, respectively, secured by, mortgaged real properties located in the indicated states or regions:

                                                    NUMBER OF         % OF INITIAL       % OF INITIAL       % OF INITIAL
                                                    MORTGAGED           MORTGAGE       LOAN GROUP NO. 1    LOAN GROUP NO.
                         STATE/REGION               PROPERTIES        POOL BALANCE          BALANCE          2 BALANCE
                ----------------------------        ----------        ------------     ----------------    --------------
                California...................            13                17.2%               17.7%              14.1%
                    Southern California......            11                15.3                15.4               14.1
                    Northern California......             2                 2.0                 2.3                --
                Florida......................            10                13.5                13.8               11.0
                New York.....................            19                10.2                11.7                --
                Texas........................             8                 7.8                 6.2               18.3
                Virginia.....................             5                 5.7                 6.6                --
                Maryland.....................             2                 5.4                 6.1                --
                Oregon.......................             5                 5.3                 6.0                --
                Pennsylvania.................             3                 3.5                 2.6               10.2
                New Jersey...................             3                 3.1                 3.6                --
                Arizona......................             3                 3.0                 3.5                --
                Other........................            35                25.3                22.2               46.3

                                                     The reference to "Other" in the foregoing table, insofar as it relates to the entire mortgage pool, includes 20 other states, as well as the District of
                                                     Columbia. No more than 3.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other jurisdictions. Northern
                                                     California includes areas with zip codes of 95827 and above, and Southern
                                                     California includes areas with zip codes of 93035 and below.

                                                                S-38

C. PROPERTY TYPES................................... The table below shows the number of, and percentage of the initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group
                                                     no. 2 balance, respectively, secured by, mortgaged real properties predominantly operated for each indicated purpose:

                                                                NUMBER OF    % OF INITIAL    % OF INITIAL     % OF INITIAL
                                                                MORTGAGED      MORTGAGE     LOAN GROUP NO.     LOAN GROUP
                               PROPERTY TYPES                  PROPERTIES    POOL BALANCE      1 BALANCE     NO. 2 BALANCE
                 ----------------------------------------      ----------    ------------   --------------   --------------
                 Retail..................................          45             36.8%           42.2%             --
                      Anchored...........................          18             27.2            31.2              --
                      Unanchored.........................           7              4.3             4.9              --
                      Shadow Anchored....................           4              2.7             3.1              --
                      Anchored, Single Tenant............           3              1.5             1.7              --
                      Unanchored, Single Tenant .........          12              1.0             1.2              --
                      Shadow Anchored, Single Tenant ....           1              0.2             0.2              --
                 Office..................................          28             36.1            41.4              --
                      Suburban...........................          21             25.3            29.0              --
                      Central Business District..........           5              8.7             9.9              --
                      Flex...............................           1              1.2             1.4              --
                      Medical Office.....................           1              1.0             1.2              --
                 Multifamily.............................          17             16.1             3.9            100.0
                      Conventional.......................          16             15.6             3.9             96.0
                      Student Housing....................           1              0.5             --               4.0
                 Self Storage............................           4              3.3             3.8              --
                 Industrial..............................           5              3.2             3.6              --
                 Hotel...................................           4              2.7             3.0              --
                 Mixed Use...............................           2              1.2             1.4              --
                 Manufactured Housing....................           1              0.5             0.6              --

                                                     With respect to each of the five (5) mortgaged real properties identified in the foregoing table as "Shadow Anchored Retail", none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

                                                                S-39

D. ENCUMBERED INTERESTS............................. The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

                                                                                                NUMBER OF     % OF INITIAL
                                                                                                MORTGAGED       MORTGAGE
                                                               ENCUMBERED INTERESTS             PROPERTIES    POOL BALANCE
                                                     ----------------------------------------   ----------    -------------
                                                     Fee Simple............................           97(1)       93.2%
                                                     Leasehold.............................            6(2)        3.9
                                                     Fee Simple in part and Leasehold in part          3(3)        2.9

                                                     ------------------------------
                                                     (1)   Eighty-three (83) of these mortgaged real properties secure mortgage loans in loan group no. 1, representing 92.3% of the initial loan group
                                                           no. 1 balance, and 14 of these mortgaged real properties secure mortgage loans in loan group no. 2, representing 100.0% of the initial loan group
                                                           no. 2 balance.

                                                     (2)   All six (6) of these mortgaged real properties secure mortgage loans in loan group no. 1, representing 4.4% of the initial loan group no. 1 balance.

                                                     (3)   All three (3) of these mortgaged real properties secure mortgage loans in loan group no. 1, representing 3.3% of the initial loan group no. 1 balance.

                                                     It should be noted that each mortgage loan secured by overlapping fee and leasehold interests is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "Fee Simple" in the chart above.

                                                 LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES..................... The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits -- or REMICs -- under Sections 860A through 860G of the Internal
                                                     Revenue Code of 1986, as amended. Those two REMICs are:

                                                     o     REMIC I, the lowest tier REMIC, will hold, among other things, the underlying mortgage loans and various other related assets; and

                                                     o     REMIC II will hold the regular interests in REMIC I.

                                                     Notwithstanding the foregoing, REMIC I will not hold the collections of additional interest accrued, and deferred as to payment, with respect to any underlying mortgage loan with an anticipated repayment date. Any assets not included in a

                                                                S-40

                                                     REMIC will constitute a grantor trust for federal income tax purposes.

                                                     The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                                     One or more classes of offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                                     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                                     o     the underlying mortgage loans with anticipated repayment dates will be paid in full on those dates;

                                                     o     no mortgage loan in the trust fund will otherwise be prepaid prior to maturity; and

                                                     o     there will be no extension of maturity for any mortgage loan in the trust fund.

                                                     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA..............................................  We anticipate that, subject to satisfaction of the conditions referred to under
                                                     "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                                     o     Title I of the Employee Retirement Income Security Act of 1974, as
                                                           amended, and

                                                     o     Section 4975 of the Internal Revenue Code of 1986, as amended,

                                                     initially will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemption granted to a

                                                                S-41

                                                     predecessor of Citigroup Global Markets Inc. by the U.S. Department of Labor.

                                                     If you are a fiduciary or any other person investing the assets of any retirement plan or other employee benefit plan or arrangement subject to Title
                                                     I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986, as
                                                     amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT...................................  The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

                                                     All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for you.
                                                     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS..........................  The yield to maturity of any offered  certificate  will depend  upon,  among other things:

                                                     o     the price paid for the offered certificate; and

                                                     o     the rate, timing and amount of payments on the offered certificate.

                                                     The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans could affect the yield to maturity on an offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                                     Holders of the class A-1, A-2, A-3, A-4 and A-5 certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the

                                                                S-42

                                                     underlying mortgage loans in loan group no. 2. Conversely, holders of the class
                                                     A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group
                                                     no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-4 and A-5 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

                                                     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage rates.

                                                     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                                                S-43

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

         The Class A-J, B, C and D Certificates Are Subordinate to, and Are
Therefore Riskier than, the Class A-1, A-2, A-3, A-4, A-5 and A-1A Certificates.
If you purchase class A-J, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates, as well as to the class XC and XP certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series
2004-C2 certificates.

         When making an investment decision, you should consider, among other things:

         o    the payment priorities of the respective classes of the series
              2004-C2 certificates;

         o    the order in which the principal balances of the respective classes of the series 2004-C2 certificates with balances will be reduced in connection with losses and default-related shortfalls;
              and

         o    the characteristics and quality of the mortgage loans in the trust fund.

         See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying prospectus.

         The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on:

         o    the price you paid for your offered certificates; and

         o    the rate, timing and amount of payments on your offered
              certificates.

                                      S-44

         The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

         o    the pass-through rate for, and the other payment terms of, your offered certificates;

         o    the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

         o    the rate and timing of any purchases, including repurchases by mortgage loan sellers as a result of material breaches of
              representations and warranties and material document deficiencies, of mortgage loans out of the trust fund;

         o    the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

         o    the rate, timing and severity of any unanticipated or
              default-related trust expenses that reduce amounts available for payment on the offered certificates;

         o    the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered
              certificates;

         o    the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

         o    servicing decisions with respect to the underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

In the absence of significant losses on the mortgage pool, holders of the class
A-1, A-2, A-3, A-4 and A-5 certificates should be concerned with the factors described in the second through eighth bullets of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-4 and A-5 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in the second through eighth bullets of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 2.

         See "Description of the Mortgage Pool" (particularly "Description of the Mortgage Pool--Mortgage Loans Which Permit Partial Release of the Related
Mortgaged Real Property"), "Servicing of the Underlying Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

         The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount,

                                      S-45

and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

         Holders of the class A-1, A-2, A-3, A-4 and A-5 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-4 and A-5 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

         You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

         The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage rates.

         The Right of the Master Servicer, the Special Servicer and the Trustee
to Receive Interest on Advances, and the Right of the Special Servicer to
Receive Special Servicing Compensation, May Result in Additional Losses to the
Trust Fund. The master servicer, the special servicer and the trustee will each generally be entitled to receive interest on unreimbursed advances made by it.
This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. In addition, the special servicer will be entitled to receive special servicing fees, liquidation fees and workout fees as compensation for performing its obligations. The right to receive payments of interest and fees is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

         Potential Conflicts of Interest May Affect the Underwriting and
Servicing of the Underlying Mortgage Loans. The master servicer, the special servicer or any of their respective affiliates may:

         o    acquire series 2004-C2 certificates; and

         o    engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

         The special servicer or one of its affiliates is expected to buy certain non-offered classes of series 2004-C2 certificates, including the controlling class.

         As described in "Summary of Prospectus Supplement--Relevant Parties" in
this prospectus supplement, the initial master servicer is an affiliate of one of the underwriters and a wholly owned subsidiary of one of the mortgage loan sellers.

         The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2004-C2 certificates representing a majority interest in the controlling class of series 2004-C2 certificates will be entitled to designate a series 2004-C2 controlling class representative to exercise the rights and powers in respect of the mortgage pool described under
"Servicing of the Underlying Mortgage Loans--The Series 2004-C2 Controlling

                                      S-46

Class Representative" in this prospectus supplement. You should expect that the series 2004-C2 controlling class representative will exercise those rights and powers on behalf of the series 2004-C2 controlling class certificateholders, and it will not be liable to any class of series 2004-C2 certificateholders for doing so. In addition, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2004-C2 certificates representing a majority interest in the controlling class of series 2004-C2 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2004-C2 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2004-C2 controlling class will be a non-offered class of series 2004-C2 certificates.
The series 2004-C2 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

         The mortgage loan sellers or any of their respective affiliates may engage in other financial transactions with the underlying borrowers, principals of the underlying borrowers and/or their respective affiliates.

         The respective underwriters are affiliated with various other participants in the series 2004-C2 transaction. Citigroup Global Markets Inc. is affiliated with us and with Citigroup Global Markets Realty Corp., one of the mortgage loan sellers. PNC Capital Markets, Inc. is affiliated with PNC Bank,
National Association, another of the mortgage loan sellers, and with Midland
Loan Services, Inc., the initial master servicer.

         You May Be Bound by the Actions of Other Series 2004-C2
Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2004-C2 certificates will be required to direct, consent to or approve certain actions, including amending the series 2004-C2 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2004-C2 certificates.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Real Properties May Adversely Affect Payments on Your Certificates. After the
September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance
Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Under the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on that date is void if the exclusion exempts losses that would otherwise be subject to the act, provided that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely

                                      S-47

domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act.
Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such insurance terrorism coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

         With respect to each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy). However, the related mortgage loan documents may not specifically require coverage for acts of terrorism. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

         In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

         In the event that any mortgaged real property securing one of the underlying mortgage loans sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under that mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2004-C2 certificates.

         If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

         Repayment of the Underlying Mortgage Loans Depends on the Operation of
the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee simple and/or leasehold interests primarily in the following types of real property:

         o    retail;

         o    office;

         o    multifamily;

         o    self storage;

         o    industrial;

         o    hotel;

         o    mixed use; and

                                      S-48

         o    manufactured housing.

         The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on:

         o    the successful operation and value of the related mortgaged real property; and

         o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

         Risks Associated with Condominium Ownership. Four (4) mortgage loans
(loan numbers 1, 66, 94 and 52), representing 5.0%, 0.8%, 0.5% and 0.4%, respectively, of the initial mortgage pool balance, are each secured by the related borrower's interest in residential and/or commercial condominium units.
All four (4) of those mortgage loans are in loan group no. 1 and represent 7.6%
of the initial loan group no. 1 balance.

         In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Therefore, decisions made by that board of managers, including with respect to assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

         There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans.
Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. A mortgaged real property may not be readily convertible (or convertible at all) due to use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where the mortgaged real property does not represent the entire condominium regime. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C2 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that does not consist of a condominium. Further, the liquidation value of a mortgaged real property subject to limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

         The Underlying Mortgage Loans Have a Variety of Characteristics That
May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment

                                      S-49

performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

         o    The Mortgaged Real Property Will Be the Principal Asset Available
              to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in
              the Event of Default. All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property (and any
              reserves, letters of credit or other additional collateral for the mortgage loan), and none of the other assets of the borrower, is or should be expected to be available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty.
              None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or
              Multifamily Mortgage Loan Depends Upon the Performance and Value
              of the Underlying Real Property, Which May Decline Over Time, and
              the Related Borrower's Ability to Refinance the Property, of Which
              There Is No Assurance--Most of the Mortgage Loans Underlying Your
              Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

         o    In Some Cases, a Mortgaged Real Property Is Dependent on a Single
              Tenant or on One or a Few Significant Tenants. In the case of 21 mortgaged real properties, securing 8.3% of the initial mortgage pool balance and 9.5% of the initial loan group no. 1 balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the leasable square footage at that property. In the case of 47 mortgaged real properties, securing 39.0% of the initial mortgage pool balance and including the 21 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the leasable square footage at the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of a major tenant, which, in some cases, is the sole tenant, at the mortgaged real property.
              All of the related mortgage loans are in loan group no. 1 and represent 44.7% of the initial loan group no. 1 balance. See "Risk
              Factors--Repayment of a Commercial or Multifamily Mortgage Loan
              Depends Upon the Performance and Value of the Underlying Real
              Property, Which May Decline Over Time and the Related Borrower's
              Ability to Refinance the Property, of Which There Is No
              Assurance--The Successful Operation of a Multifamily or Commercial
              Property Depends on Tenants", "--Repayment of a Commercial or
              Multifamily Mortgage Loan Depends Upon the Performance and Value
              of the Underlying Real Property, Which May Decline Over Time and
              the Related Borrower's Ability to Refinance the Property, of Which
              There Is No Assurance--Dependence on a Single Tenant or a Small
              Number of Tenants Makes a Property Riskier Collateral" and
              "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
              Upon the Performance and Value of the Underlying Real Property,
              Which May Decline Over Time and the Related Borrower's Ability to
              Refinance the Property, of Which There Is No Assurance--Tenant
              Bankruptcy Adversely Affects Property Performance" in the
              accompanying prospectus.

         o    Ten Percent or More of the Initial Mortgage Pool Balance Is Made
              Up of Mortgage Loans Secured by Mortgage Liens on Each of the
              Following Property Types: Retail, Office and Multifamily; and
              Three Percent or More of the Initial Mortgage Pool Balance is Made
              Up of Loans Secured by Mortgage Liens on Each of the Following
              Property Types: Self Storage Facility and Industrial. Forty-five
              (45) mortgaged real properties, securing 36.8% of the initial mortgage pool balance and 42.2% of the initial loan group no. 1 balance, are primarily used for

                                      S-50

              retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

              1.   the strength, stability, number and quality of the tenants;

              2.   tenants' sales;

              3.   tenant mix;

              4.   whether the subject property is in a desirable location;

              5.   the physical condition and amenities of the subject building in relation to competing buildings;

              6.   competition from nontraditional sources such as catalog
                   retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

              7.   whether a retail property is anchored, shadow anchored or
                   unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor
                   tenant or the shadow anchor, as the case may be, are
                   particularly important factors; and

              8.   the financial condition of the owner of the subject property.

              We consider 26 of the foregoing retail properties, securing 31.5%
              of the initial mortgage pool balance and 36.1% of the initial loan group no. 1 balance, to be anchored retail properties, which signifies that there is at least one anchor tenant located at the property. An anchor tenant is a retail tenant or retail occupant whose space is or would be substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is or would be vital in attracting customers to a retail mall or shopping center. Five (5) of those 26 anchored retail properties, securing 2.8% of the initial mortgage pool balance and
              3.2% of the initial loan group no. 1 balance, are shadow anchored, which means that none of the anchor tenants is on any portion of the subject property that is subject to the lien of the related mortgage instrument. Another three (3) anchored retail properties, securing 1.5% of the initial mortgage pool balance and 1.7% of the initial loan group no. 1 balance, are occupied by a single tenant.
              The remaining 19 retail properties, securing 5.3% of the initial mortgage pool balance and 6.1% of the initial loan group no. 1 balance, are unanchored retail properties. In addition, one (1) of the mortgaged real properties, securing 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group no. 1 balance, is used for mixed use purposes that include a significant retail component.

              In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. The presence or absence of an anchor tenant in a retail property can be important, because anchor tenants play a key role in generating customer traffic and making the retail property desirable for other tenants. Some tenants, in particular anchor tenants (or shadow anchor tenants), may have the right to cease operations or may not be prohibited from ceasing operations at the property while continuing to pay rent during their lease terms. Also, if an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the leases.

                                      S-51

              See "Description of the Trust Assets--Mortgage Loans--A Discussion
              of the Various Types of Multifamily and Commercial Properties that
              May Secure Mortgage Loans Underlying a Series of Offered
              Certificates--Retail Properties" in the accompanying prospectus.

              Twenty-eight (28) of the mortgaged real properties, securing 36.1%
              of the initial mortgage pool balance and 41.4% of the initial loan group no. 1 balance, are used entirely or primarily for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the mortgaged real property or the entire mortgaged real property.

              A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

              1.   the strength, stability, number and quality of the tenants;

              2.   accessibility from surrounding highways/streets;

              3.   the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's
                   compatibility with current business wiring requirements;

              4.   whether the area in which the office property is located is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

              5.   the financial condition of the owner of the subject property.

              See "Description of the Trust Assets--Mortgage Loans--A Discussion
              of the Various Types of Multifamily and Commercial Properties that
              May Secure Mortgage Loans Underlying a Series of Offered
              Certificates--Office Properties" in the accompanying prospectus.

              Seventeen (17) of the mortgaged real properties, securing 16.1% of the initial mortgage pool balance (three (3) of which secure mortgage loans in loan group no. 1, representing 3.9% of the initial loan group no. 1 balance, and 14 of which secure mortgage loans in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance), are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

              1.   the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

              2.   the physical condition and amenities of the subject apartment building in relation to competing buildings;

              3.   the subject property's reputation;

              4.   applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

              5.   local factory or other large employer closings;

                                      S-52

              6.   the level of mortgage rates to the extent it encourages
                   tenants to purchase single-family housing;

              7.   compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

              8.   distance from employment centers and shopping areas; and

              9.   the financial condition of the owner of the subject property.

              In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Therefore, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

              Multifamily rental properties that are wholly or predominately occupied by students may be more susceptible to damage or wear and tear than other types of multifamily housing and may be dependent on the financial well-being of the college or university to which they relate. Such multifamily properties may be subject to competition from on-campus housing units, may not be readily convertible to other types of multifamily use, and will likely be subject to a higher turnover rate than other types of multifamily properties due to the relatively short-term nature of student leases.

              See "Description of the Trust Assets--Mortgage Loans--A Discussion
              of the Various Types of Multifamily and Commercial Properties that
              May Secure Mortgage Loans Underlying a Series of Offered
              Certificates--Multifamily Rental Properties" in the accompanying prospectus.

              In addition, four (4) of the mortgaged real properties, securing
              3.3% of the initial mortgage pool balance and 3.8% of the initial loan group no. 1 balance, respectively, are used for self storage purposes; and five (5) of the mortgaged real properties, securing
              3.2% of the initial mortgage pool balance and 3.6% of the initial loan group no. 1 balance, respectively, are industrial properties.
              Mortgage loans that are secured by liens on each of those types of properties are exposed to unique risks particular to those types of properties. For a discussion of factors uniquely affecting self storage facilities, see "Description of the Trust Assets--Mortgage
              Loans--A Discussion of the Various Types of Multifamily and
              Commercial Properties that May Secure Mortgage Loans Underlying a
              Series of Offered Certificates--Warehouse, Mini-Warehouse and Self
              Storage Facilities" in the accompanying prospectus. For a
              discussion of factors uniquely affecting industrial properties, see "Description of the Trust Assets--Mortgage Loans--A Discussion
              of the Various Types of Multifamily and Commercial Properties that
              May Secure Mortgage Loans Underlying a Series of Offered
              Certificates--Industrial Properties" in the accompanying
              prospectus.

              The inclusion in the trust fund of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See
              "Description of the Trust Assets--Mortgage Loans--A Discussion of
              Various Types of Multifamily and Commercial Properties that May
              Secure Mortgage Loans Underlying a Series of Offered Certificates"
              in the accompanying prospectus.

                                      S-53

         o    Ten Percent or More of the Initial Mortgage Pool Balance Will Be
              Secured by Mortgage Liens on Real Property Located in Each of
              California, Florida and New York; and Five Percent or More of the
              Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on
              Real Property Located in Texas, Virginia, Maryland and Oregon.
              Mortgage loans representing 5% or more of the initial mortgage pool balance are secured by mortgaged real properties located in each of the following states or regions:

                                                   NUMBER OF       % OF INITIAL       % OF INITIAL       % OF INITIAL
                                                   MORTGAGED         MORTGAGE       LOAN GROUP NO. 1    LOAN GROUP NO.
                        STATE/REGION               PROPERTIES      POOL BALANCE          BALANCE          2 BALANCE
               -----------------------------       ----------      ------------     ----------------    --------------

               California...................            13               17.2%              17.7%              14.1%
                   Southern California(1)...            11               15.3               15.4               14.1
                   Northern California(2)...             2                2.0                2.3                --
               Florida......................            10               13.5               13.8               11.0
               New York.....................            19               10.2               11.7                --
               Texas........................             8                7.8                6.2               18.3
               Virginia.....................             5                5.7                6.6                --
               Maryland.....................             2                5.4                6.1                --
               Oregon.......................             5                5.3                6.0                --
                                                   ----------      ------------     ----------------    --------------
                        Total                           62               65.0%              68.2%              43.5%
                                                   ==========      ============     ================    ==============

              ---------------------
              (1)  Southern California includes properties that are located in zip codes of 93035 or lower.

              (2)  Northern California includes properties that are located in zip codes of 95827 or higher.

              The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state, region or other jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state or region.
              See "Risk Factors--Geographic Concentration Within a Trust Exposes
              Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

         o    The Mortgage Pool Will Include Material Concentrations of Balloon
              Loans and Mortgage Loans with an Anticipated Repayment Date. One hundred and one (101) mortgage loans, representing 95.2% of the initial mortgage pool balance, of which 87 are in loan group no.
              1, representing 94.5% of the initial loan group no. 1 balance, and
              14 are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans. In addition, five (5)
              mortgage loans, representing 4.8% of the initial mortgage pool balance, all five (5) of which are in loan group no. 1,
              representing 5.5% of the initial loan group no. 1 balance, provide incentives for the related borrowers to repay those loans by their respective anticipated repayment dates prior to maturity. Four (4)
              of the balloon loans that we intend to include in the trust fund, representing 6.5% of the initial mortgage pool balance, all four
              (4) of which are in loan group no. 1, representing 7.4% of the initial loan group no. 1 balance, provide for payments of interest only until maturity; and another 24 of the balloon loans that we intend to include in the trust fund, representing 36.2% of the initial mortgage pool balance, of which 21 are in loan group no.
              1, representing 36.4% of the initial loan group no. 1 balance, and three (3) are in loan group no. 2, representing 34.5% of the initial loan group no. 2 balance, provide for payments of interest only for periods ranging from the first 11 payments to the first
              60 payments of those mortgage loans. Two (2) of the mortgage loans with anticipated repayment dates that we intend to include in the trust fund, representing 1.7% of the initial mortgage pool balance, both of which are in loan group no. 1, representing 2.0%
              of the initial loan group no. 1 balance, provide for payments of interest only until the related

                                      S-54

              anticipated repayment date. Eighty-six (86) mortgage loans, representing 74.7% of the initial mortgage pool balance, have either a maturity date or an anticipated repayment date during the
              12-month period from and including February 2014 to and including
              January 2015; 75 mortgage loans, representing 73.8% of the initial loan group no. 1 balance, have either a maturity date or an anticipated repayment date during the 12-month period from and including February 2014 to and including January 2015; and 11 mortgage loans, representing 80.7% of the initial loan group no. 2 balance, have either a maturity date or an anticipated repayment date during the 12-month period from and including February 2014 to and including January 2015. The ability of a borrower to make the required balloon payment on a balloon loan or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon, among other things, the borrower's ability either to refinance the loan or to sell the mortgaged real property.
              Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage
              Pool--Terms and Conditions of the Underlying Mortgage Loans" in
              this prospectus supplement and "Risk Factors--The Investment
              Performance of Your Offered Certificates Will Depend Upon
              Payments, Defaults and Losses on the Underlying Mortgage Loans;
              and Those Payments, Defaults and Losses May Be Highly
              Unpredictable--There Is an Increased Risk of Default Associated
              with Balloon Payments" in the accompanying prospectus.

         o    The Mortgage Pool Will Include Some Disproportionately Large
              Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are each substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ten largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust fund represent 29.9% of the initial mortgage pool balance. The ten largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent 34.2% of the initial loan group no. 1 balance. The ten largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 91.5% of the initial loan group no. 2 balance. See "Description of the Mortgage Pool--General" and
              "--Cross-Collateralized Mortgage Loans and Multiple Property
              Mortgage Loans" in this prospectus supplement and "Risk
              Factors--Loan Concentration Within a Trust Exposes Investors to
              Greater Risk of Default and Loss" in the accompanying prospectus.
              See also attached to this prospectus supplement Annex
              B--Description of Ten Largest Mortgage Loans and/or Groups of
              Cross-Collateralized Mortgage Loans.

         o    The Mortgage Pool Will Include Mortgage Loans Secured In Whole or
              In Part By Leasehold Interests. Six (6) mortgage loans (all in loan group no. 1), representing 3.9% of the initial mortgage pool balance and 4.4% of the initial loan group no. 1 balance,
              respectively, are each secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the corresponding mortgaged real property, but not on the fee simple interest in that property. In addition, three (3) mortgage loans
              (all in loan group no. 1), representing 2.9% of the initial mortgage pool balance and 3.3% of the initial loan group no. 1 balance, respectively, are each secured by a mortgage lien on the related borrower's leasehold interest in a portion of the
              mortgaged real property and the fee simple interest in the other portion of that property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See "Description of the
              Mortgage Pool--Additional Loan and Property Information--Ground
              Leases" in this prospectus supplement. In addition, the terms of certain ground leases may

                                      S-55

              require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Furthermore, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect in this prospectus supplement that the mortgage loan is secured by a mortgage on the related fee
              interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity. See also "Risk Factors--Ground Leases
              Create Risks for Lenders that Are Not Present When Lending on an
              Actual Ownership Interest in a Real Property" and "Legal Aspects
              of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
              accompanying prospectus.

         o    Several of the Mortgaged Real Properties Are Legal Nonconforming
              Uses or Legal Nonconforming Structures. Several of the mortgage loans that we intend to include in the trust fund are secured by a mortgage lien on a real property that is a legal nonconforming use or structure or that is subject to a de minimis zoning violation.
              This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage
              Pool--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely
              Affect the Use or Value of a Real Property" in the accompanying prospectus.

              Some of the Underlying Borrowers Have Incurred or Are Permitted to
              Incur Additional Debt Secured by the Related Mortgaged Real
              Property. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Orthopaedic Specialty Center,
              representing 1.0% of the initial mortgage pool balance and 1.2% of the initial loan group no. 1 balance, respectively, there is currently an existing subordinated loan in the amount of
              $1,200,000 which is secured by the related mortgaged real
              property, subject to the terms of an intercreditor and
              subordination agreement in favor of the lender. Pursuant to that intercreditor and subordination agreement, the subordinate lender may not, without the consent of the senior lender, (a) assert, collect, sue upon, or enforce all or any part of the subordinate loan, (b) take any enforcement actions against the related borrower with respect to the subordinate loan or (c) take or permit any action prejudicial to or inconsistent with the senior lender's priority position over the subordinate lender that is created by the intercreditor and subordination agreement.

              In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1400 16th Street, representing 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, respectively, the related mortgage loan documents permit the related borrower to encumber the mortgaged real property with a subordinate lien securing a subordinate loan, provided that, (a)
              all documentation evidencing the indebtedness must be approved by the senior lender, (b) the maximum outstanding principal balance of the subordinate debt when combined with the subject underlying mortgage loan, may not exceed 40% of the appraised value of the related mortgaged real property, (c) the minimum debt service coverage ratio is 3.40:1 as determined by the senior lender using a loan constant of 7.25% and (d) the senior lender and any subordinate lender must enter into an intercreditor agreement acceptable to lender.

              See "Description of the Mortgage Pool--Additional Loan and
              Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt
              Increases the Likelihood That a Borrower Will Default on a
              Mortgage Loan Underlying Your Offered Certificates" in the
              accompanying prospectus.

                                      S-56

              The existence of secured subordinate debt will increase the risk of loss on the corresponding underlying mortgage loan and will subject the trust to additional risks, including:

              o    the risk that the necessary maintenance of the related
                   mortgaged real property could be deferred to allow the
                   borrower to pay the required debt service on the subordinate obligation and that the value of the mortgaged real property may fall as a result;

              o    the risk that a default on the subordinate loan could result in a default on the underlying mortgage loan; and

              o    the risk that it may be more difficult for the borrower to refinance the underlying mortgage loan or to sell the related mortgaged real property for purposes of making any balloon payment on the entire balance of both the senior obligation and the subordinate obligation upon the maturity of the
                   mortgage loan.

              Except as disclosed under this "--Some of the Underlying Borrowers
              Have Incurred or Are Permitted to Incur Additional Debt Secured by
              the Related Mortgaged Real Property" subsection and "Description of the Mortgage Pool--Additional Loan and Property
              Information--Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the
              respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is secured by the respective mortgaged real properties; however, no other outstanding secured subordinate debt was indicated on the title insurance policies that were obtained in connection with the origination of the mortgage loans.

         o    Some of the Underlying Borrowers Are Permitted to Incur Additional
              Debt That Is Not Secured by the Related Mortgaged Property or by
              Equity Interests in Those Borrowers. In the case of the underlying mortgage loan secured by the mortgaged real property identified on
              Annex A-1 to this prospectus supplement as InterAmerican Plaza, which mortgage loan represents 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group no. 1 balance,
              respectively, one or more principals of the related borrower may make unsecured loans to the related borrower as described under
              "Description of the Mortgage Pool--Additional Loan and Property
              Information--Additional and Other Financing" in this prospectus supplement.

              Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.

              Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

              Even unsecured debt and other unsecured obligations can result in a diversion of cash flow to pay those debts and obligations, thereby increasing the likelihood of deferred maintenance at the subject mortgaged real property, a default on the subject mortgage loan and/or a borrower bankruptcy.

              Except as disclosed under this "--Some of the Underlying Borrowers
              Have Incurred or Are Permitted to Incur Additional Debt That Is
              Not Secured by the Related Mortgaged Property or by Equity
              Interests in Those Borrowers" subsection and "Description of the
              Mortgage Pool--Additional Loan and Property Information--
              Additional and Other Financing" in this prospectus

                                      S-57

              supplement, we have not been able to confirm whether the
              respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is not secured by the related mortgaged real property.

              See "Description of the Mortgage Pool--Additional Loan and
              Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt
              Increases the Likelihood That a Borrower Will Default on a
              Mortgage Loan Underlying Your Offered Certificates" in the
              accompanying prospectus.

         o    In the Case of Some of the Mortgage Loans That We Intend to
              Include in the Trust Fund, One or More of the Principals of the
              Related Borrower Have Incurred or Are Permitted to Incur Mezzanine
              Debt. In the case of seven (7) mortgage loans that we intend to include in the trust fund, representing 11.3% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 11.9% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 7.1% of the initial loan group no. 2 balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described under
              "Description of the Mortgage Pool--Additional Loan and Property
              Information--Additional and Other Financing" in this prospectus supplement.

              Mezzanine debt is debt that is secured by the principal's
              ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. The existence of mezzanine debt may reduce available cash flow on the borrower's mortgaged real property after the payment of debt service or result in cash flow pressures if the mezzanine debt matures or becomes payable prior to the maturity of the related mortgage loan, and may increase the likelihood that the owner(s) of a borrower will permit the value or income-producing potential of a mortgaged real property to decline and create a greater risk that a borrower will default on the mortgage loan secured by a
              mortgaged real property whose value or income is relatively weak.

              Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity interests in the related borrower pledged to secure payment of the mezzanine loan. Although such a transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine loan to file for
              bankruptcy, which could negatively affect the operation of the related mortgaged real property and the related borrower's ability to make payments on the related mortgage loan in a timely manner.

              The holder of a mezzanine loan generally has the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and certain unpaid servicing expenses relating to, the subject mortgage loan. Except as disclosed under this
              "--In the Case of Some of the Mortgage Loans That We Intend to
              Include in the Trust Fund, One or More of the Principals of the
              Related Borrower Have Incurred or Are Permitted to Incur Mezzanine
              Debt" subsection and "Description of the Mortgage Pool--Additional
              Loan and Property Information--Additional and Other Financing" in
              this prospectus supplement, we have not been able to confirm whether the principals of the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other mezzanine financing outstanding.

                                      S-58

              See "Description of the Mortgage Pool--Additional Loan and
              Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt
              Increases the Likelihood That a Borrower Will Default on a
              Mortgage Loan Underlying Your Offered Certificates" in the
              accompanying prospectus.

         o    Some of the Mortgaged Real Properties May Not Comply with the
              Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund may not comply with the Americans with
              Disabilities Act of 1990. Compliance can be expensive. See "Risk
              Factors--Compliance with the Americans with Disabilities Act of
              1990 May be Expensive" and "Legal Aspects of Mortgage
              Loans--Americans with Disabilities Act" in the accompanying prospectus.

         o    Multiple Mortgaged Real Properties Are Owned by the Same Borrower
              or Affiliated Borrowers. Eleven (11) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 37 mortgage loans (all in loan group no. 1), and
              representing a total of 25.3% of the initial mortgage pool balance and 29.0% of the initial loan group no. 1 balance, respectively, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified on Annex A-1 to this prospectus supplement as Related
              Mortgage Loan Group R1, which consists of three (3) mortgage loans, representing 3.5% of the initial mortgage pool balance and
              4.0% of the initial loan group no. 1 balance, respectively. The next largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage Loan Group R2, which consists of three (3) mortgage loans, representing 3.4% of the initial mortgage pool balance and 3.9% of the initial loan group
              no. 1 balance, respectively. See "Description of the Mortgage
              Pool--Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

         o    Multiple Mortgaged Real Properties are Occupied, in Whole or in
              Part, by the Same Tenant or Affiliated Tenants. There are several tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust fund. For example, 13 mortgage loans that we intend to include in the trust fund (all in loan group no. 1), representing 1.2% of the initial mortgage pool balance and 1.4% of the initial loan group
              no. 1 balance, respectively, are secured by mortgaged real properties as to which Kentucky Fried Chicken is the sole tenant at the related mortgaged real properties. In addition, two (2)
              mortgage loans that we intend to include in the trust fund (both in loan group no. 1), representing 6.4% of the initial mortgage pool balance and 7.3% of the initial loan group no. 1 balance, respectively, are secured by mortgaged real properties as to which
              Marshalls is one of the three (3) largest major tenants at each of those mortgaged real properties. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three (3) largest major tenants at each of the mortgaged real properties used for retail, office or industrial purposes.

              The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust fund. See "Risk Factors--Repayment of a Commercial or
              Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance--Tenant Bankruptcy Adversely Affects
              Property Performance", "--Borrower Concentration Within a Trust
              Exposes Investors to Greater Risk of Default and Loss"

                                      S-59

              and "--Borrower Bankruptcy Proceedings Can Delay and Impair
              Recovery on a Mortgage Loan Underlying Your Offered Certificates"
              in the accompanying prospectus.

         Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital and the need to deal with multiple borrowers in the event of a default on the loan. The mortgaged real properties securing 14 mortgage loans (loan numbers 9, 11, 15, 19, 20, 24, 28, 50, 56, 63,
65, 83, 89 and 100; all in loan group no. 1), which collectively represent 15.8%
of the initial mortgage pool balance and 18.1% of the initial loan group no. 1 balance, respectively, are each owned by individuals or entities as tenants-in-common. Not all tenants-in-common for these mortgage loans are special purpose entities.

         Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

         Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust fund. Any potential environmental liability could reduce or delay payments on the offered certificates.

         With one exception (loan number 106), representing 0.2% of the initial mortgage pool balance and 1.7% of the initial loan group no. 2 balance (and, in which case, an environmental insurance policy has been obtained), a third-party environmental consultant conducted a Phase I environmental study meeting ASTM standards for each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting environmental reports were prepared:

         o    in the case of 103 mortgaged real properties, securing 97.3% of the initial mortgage pool balance (91 mortgaged real properties secure mortgage loans in loan group no. 1, representing 97.4% of the initial loan group no. 1 balance, and 12 mortgaged real properties secure mortgage loans in loan group no. 2, representing
              96.2% of the initial loan group no. 2 balance), during the
              12-month period preceding the cut-off date, and

         o    in the case of two (2) mortgaged real properties, securing 2.5% of the initial mortgage pool balance (one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 2.6% of the initial loan group no. 1 balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing
              2.2% of the initial loan group no. 2 balance), during the 12- to
              18-month period preceding the cut-off date.

                                      S-60

         There can be no assurance that the above-referenced environmental testing identified all adverse environmental conditions and risks at the mortgaged real properties securing the underlying mortgage loans or that adverse environmental conditions and risks have not developed at any of those properties since that testing.

         See "Description of the Mortgage Pool--Additional Loan and Property
Information--Environmental Reports" for a discussion of specific environmental matters with respect to certain of the mortgage loans.

         See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying prospectus.

         Lending on Income-Producing Properties Entails Risks Related to
Property Condition. Professional engineers or architects inspected all of the mortgaged real properties. One hundred and five (105) of the mortgaged real properties, securing 99.7% of the initial mortgage pool balance, of which 92 mortgaged real properties secure mortgage loans in loan group no. 1, representing 100.0% of the initial loan group no. 1 balance, and 13 mortgaged real properties secure mortgage loans in loan group no. 2, representing 97.8% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and one (1) of the mortgaged real properties, securing one (1) mortgage loan representing 0.3% of the initial mortgage pool balance and 2.2% of the initial loan group no. 2 balance, respectively, was inspected during the 12- to 18-month period preceding the cut-off date. The scope of those inspections included an assessment of:

         o    the exterior walls, roofing, interior construction, mechanical and electrical systems; and

         o    general condition of the site, buildings and other improvements located at each mortgaged real property.

         There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the properties since that inspection.

         Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust fund are, with limited exception, required to maintain the insurance coverage described under
"Description of the Mortgage Pool--Hazard, Liability and Other Insurance" in
this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

         Twenty (20) mortgaged real properties, securing 24.0% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Nineteen (19) of those 20 mortgaged real properties secure mortgage loans in loan group no. 1, representing 25.4% of the initial loan group no. 1 balance, and one (1) of those
20 mortgaged real properties secures a mortgage loan in loan group no. 2, representing 14.1% of the initial loan group no. 2 balance. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to improve that percentage.

                                      S-61

         In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Thirteen (13) mortgaged real properties, securing
17.8% of the initial mortgage pool balance, are located in high windstorm risk areas. Ten (10) of those 13 mortgaged real properties secure mortgage loans in loan group no. 1, representing 15.5% of the initial loan group no. 1 balance, and three (3) of those 13 mortgaged real properties secure mortgage loans in loan group no. 2, representing 33.8% of the initial loan group no. 2 balance.

         Property Managers and Borrowers May Each Experience Conflicts of
Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

         o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

         o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

         Limitations on Enforceability of Cross-Collateralization Reduce Its
Benefits; Security Provided By Mortgages Securing Cross-Collateralized Mortgage
Loans May Be Limited For Recording Tax Purposes. The mortgage pool will include
20 mortgage loans (all in loan group no. 1), representing 7.3% of the initial mortgage pool balance and 8.4% of the initial loan group no. 1 balance, respectively, that are, in each case, through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties. These mortgage loans are identified under "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans" in this prospectus supplement. The purpose of cross-collateralizing mortgage loans with multiple mortgaged real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, 13 of these mortgage loans, representing 1.2% of the initial mortgage pool balance and 1.4% of the initial loan group no. 1 balance, respectively, permit--

         o    the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

         o    a full or partial termination of the applicable
              cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans" and
"--Mortgage Loans Which Permit Partial Release of the Related Mortgaged Real
Property" in this prospectus supplement.

         If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization
Arrangements" in the accompanying prospectus.

         In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount

                                      S-62

for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         Limited Information Causes Uncertainty. Twenty-nine (29) of the mortgage loans that we intend to include in the trust fund, representing 31.9%
of the initial mortgage pool balance, of which 26 mortgage loans are in loan group no. 1, representing 33.3% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 22.2% of the initial loan group no. 2 balance, were originated for the purpose of providing acquisition financing. Thirteen (13) of the mortgage loans that we intend to include in the trust fund, representing 17.9% of the initial mortgage pool balance, of which 11 mortgage loans are in loan group no. 1, representing 17.7%
of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 18.8% of the initial loan group no. 2 balance, are secured by mortgaged real properties that were constructed or completed after
January 1, 2003. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for these mortgage loans. As a result, you may find it difficult to analyze the historical performance of these properties.

         Prior Bankruptcies May Reflect Future Performance. We are aware that, in the case of 13 mortgage loans that we intend to include in the trust fund, which are controlled by one principal or principal group and which represent
1.2% of the initial mortgage pool balance and 1.4% of the initial loan group no.
1 balance, respectively, the related borrower or a principal in the related borrower has been a party to a prior bankruptcy proceeding within the last seven years. There can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

         Litigation May Adversely Affect Property Performance. There may be
pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

         Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under
"Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2004-C2 certificates.

         In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain
jurisdictions--particularly in New York and California--be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distributions with respect to the series 2004-C2 certificates.

         The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been
Adjusted in Consideration of a Cash Holdback or a Letter of Credit. With respect to nine (9) mortgage loans that we intend to include in the trust fund (loan numbers 4, 5, 6, 16, 23, 30, 57, 80 and 94), which collectively represent 10.2%
of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 8.3% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 23.7% of the initial loan group no. 2 balance, the underwritten net cash flow debt service coverage ratio, and with respect to four (4) those (9) mortgage loans plus

                                      S-63

two (2) others (loan numbers 4, 5, 6, 10, 16, and 84), which collectively represent 8.0% of the initial mortgage pool balance and are all in loan group
no. 1, representing 9.2% of the initial loan group no. 1 balance, the cut-off date loan-to-value ratios and maturity date/ARD loan-to-value ratios, have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or letter of credit which serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback or letter of credit to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment. IF THE RELATED
CASH HOLDBACKS OR LETTERS OF CREDIT WERE NOT TAKEN INTO ACCOUNT FOR ANY OF THESE
11 UNDERLYING MORTGAGE LOANS, THEN: (A) THE UNDERWRITTEN NET CASH FLOW DEBT
SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL WOULD RANGE FROM 1.04:1 TO 7.12:1,
WITH A WEIGHTED AVERAGE OF 1.38:1; (B) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF
THE MORTGAGE POOL WOULD RANGE FROM 13.12% TO 84.62%, WITH A WEIGHTED AVERAGE OF
74.28%; (C) THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL
WOULD RANGE FROM 13.12% TO 75.69%, WITH A WEIGHTED AVERAGE OF 63.81%; (D) THE
UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP NO. 1
WOULD RANGE FROM 1.04:1 TO 7.12:1, WITH A WEIGHTED AVERAGE OF 1.40:1; (E) THE
CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM 13.12% TO
84.62%, WITH A WEIGHTED AVERAGE OF 73.82%; (F) THE MATURITY DATE/ARD
LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM 13.12% TO 75.69%, WITH
A WEIGHTED AVERAGE OF 63.17%; (G) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE
COVERAGE RATIOS FOR LOAN GROUP NO. 2 WOULD RANGE FROM 1.13:1 TO 1.62:1, WITH A
WEIGHTED AVERAGE OF 1.23:1; (H) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN
GROUP NO. 2 WOULD RANGE FROM 72.88% TO 80.74%, WITH A WEIGHTED AVERAGE OF
77.47%; AND (I) THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2
WOULD RANGE FROM 61.55% TO 74.83%, WITH A WEIGHTED AVERAGE OF 68.18%. WEIGHTED
AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE, CUT-OFF DATE
LOAN-TO-VALUE RATIO AND MATURITY DATE/ARD LOAN-TO-VALUE RATIO INFORMATION FOR
THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN ANY OF THOSE 11 UNDERLYING
MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE RESPECTIVE
ADJUSTMENTS REFERENCED ABOVE.

         Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage Loans.
It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the
United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any negative financial impact in respect of any of the foregoing could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

         As a result of the foregoing factors, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair
Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on
the Market Value of Your Offered Certificates," "--The Market Value of Your
Offered Certificates May Be Adversely Affected by Factors Unrelated to the
Performance of Your Offered Certificates and the Underlying Mortgage Assets,
Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS
Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" in the accompanying prospectus.

                                      S-64

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement, including in the annexes to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-65

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         We intend to include the 106 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,030,489,931.
However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See
"--Changes in Mortgage Pool Characteristics" below.

         For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2004-C2 certificates will be divided into a loan group no. 1 and a loan group no. 2.

         Loan group no. 1 will consist of 92 mortgage loans, with an initial loan group no. 1 balance of $899,725,580 and representing approximately 87.3% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans.

         Loan group no. 2 will consist of 14 mortgage loans, with an initial loan group no. 2 balance of $130,764,352 and representing approximately 12.7% of the initial mortgage pool balance that are secured by multifamily properties.
See Annex A-5--Characteristics of the Multifamily Mortgaged Real Properties.

         The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $632,688 to
$51,650,000, and the average of those cut-off date principal balances is
$9,721,603.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

                                      S-66

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

         o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

         o    All weighted average information provided with respect to the underlying mortgage loans reflects a weighting by their respective cut-off date principal balances.

         o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

         o    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no.
              2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

         o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group
              no. 2. The yield and risk of loss on any class of offered
              certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

         o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

         o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the loan number for that mortgage loan set forth on Annex A-1 to this prospectus supplement.

         o    Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, and the initial mortgage pool balance may be as much as 5% larger or smaller than indicated.

         In addition, unless otherwise noted, for purposes of the tables in this
"Description of Mortgage Pool" section, we have assumed that each ARD Loan matures on its anticipated repayment date. See "--Terms and Conditions of the
Underlying Mortgage Loans--ARD Loans" below.

                                      S-67

         With respect to the entire mortgage pool, the table below shows, among other things, the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                         PROPERTY TYPES (MORTGAGE POOL)

                                                              % OF
                                                            INITIAL        MAXIMUM
                            NUMBER OF       AGGREGATE       MORTGAGE       CUT-OFF
                            MORTGAGED        CUT-OFF          POOL          DATE
      PROPERTY TYPES        PROPERTIES     DATE BALANCE      BALANCE       BALANCE
--------------------------  ----------     ------------      -------    -----------

Retail..................        45         $379,568,491        36.8%    $43,500,000
   Anchored.............        18          280,586,411        27.2      43,500,000
   Unanchored...........         7           43,996,856         4.3      11,250,535
   Shadow Anchored......         4           27,483,240         2.7      10,262,912
   Anchored, Single Tenant       3           15,096,333         1.5       5,190,060
   Unanchored, Single           12           10,730,888         1.0       1,394,395
   Tenant...............
   Shadow Anchored, Single       1            1,674,763         0.2       1,674,763
   Tenant...............

Office..................        28          372,496,271        36.1      51,650,000
   Suburban.............        21          260,487,139        25.3      51,650,000
   CBD..................         5           89,204,293         8.7      25,479,293
   Flex.................         1           12,246,663         1.2      12,246,663
   Medical Office.......         1           10,558,176         1.0      10,558,176

Multifamily.............        17          165,705,629        16.1      23,000,000
   Conventional.........        16          160,465,753        15.6      23,000,000
   Student Housing......         1            5,239,876         0.5       5,239,876

Self Storage............         4           34,506,717         3.3       9,962,998

Industrial..............         5           32,592,582         3.2      10,107,500

Hotel...................         4           27,308,470         2.7       9,100,000

Mixed Use...............         2           12,678,125         1.2       6,956,553

Manufactured Housing....         1            5,633,646         0.5       5,633,646
                               ---       --------------       -----      ----------
Totals/Wtd. Avg.........       106       $1,030,489,931       100.0%
                               ===       ==============       =====      ==========

                                          WEIGHTED AVERAGES
                            ------------------------------------------
                                        STATED              CUT-OFF                       MIN/MAX
                                      REMAINING   U/W        DATE          MIN/MAX      CUT-OFF DATE
                            MORTGAGE    TERM      NCF    LOAN-TO-VALUE     U/W NCF      LOAN-TO-VALUE
      PROPERTY TYPES          RATE      (MO.)     DSCR        RATIO         DSCR            RATIO
------------------------    --------  ---------   -----  -------------   -----------    -------------

Retail..................      5.819%     118      1.28x      77.10%      1.20x/2.18x    44.74%/80.00%

   Anchored.............      5.780      119      1.26x      78.18       1.20x/1.33x    68.60%/80.00%
   Unanchored...........      5.950      116      1.38       73.34       1.22x/2.18x    44.74%/79.77%
   Shadow Anchored......      5.779      117      1.34       76.07       1.24x/1.42x    70.78%/80.00%
   Anchored, Single Tenant    5.767      118      1.41       73.36       1.23x/1.59x    63.29%/79.91%
   Unanchored, Single         6.380      113      1.21       72.87       1.21x/1.21x    72.87%/72.87%
   Tenant...............
   Shadow Anchored, Single    6.380      113      1.21       72.87       1.21x/1.21x    72.87%/72.87%
   Tenant...............

Office..................      5.597      117      1.51       70.81       1.14x/7.12x    13.12%/79.14%
   Suburban.............      5.711      121      1.36       73.21       1.14x/1.64x    60.00%/79.14%
   CBD..................      5.354      105      2.00       62.40       1.33x/7.12x    13.12%/77.21%
   Flex.................      5.075      114      1.29       77.44       1.29x/1.29x    77.44%/77.44%
   Medical Office.......      5.450      118      1.35       74.88       1.35x/1.35x    74.88%/74.88%

Multifamily.............      5.561      100      1.32       75.06       1.20x/1.72x    59.90%/80.74%
   Conventional.........      5.555      100      1.32       74.95       1.20x/1.72x    59.90%/80.74%
   Student Housing......      5.760      118      1.29       78.21       1.29x/1.29x    78.21%/78.21%

Self Storage............      5.682       73      1.29       77.14       1.20x/1.36x    74.63%/81.00%

Industrial..............      5.581       85      1.62       70.27       1.27x/1.80x    64.30%/79.62%

Hotel...................      6.252      120      1.52       66.09       1.35x/1.70x    61.77%/73.98%

Mixed Use...............      5.444      115      1.38       78.75       1.25x/1.49x    78.61%/78.92%

Manufactured Housing....      5.900      117      1.23       75.12       1.23x/1.23x    75.12%/75.12%
                              -----      ---      ----       -----       ----  ----     ------------

Totals/Wtd. Avg.........      5.692%     112      1.39x      74.00%      1.14x/7.12x    13.12%/81.00%
                              =====      ===      ====       =====       ====  ====     ============

         With respect to each of the five (5) mortgaged real properties identified in the preceding table as "Shadow Anchored Retail" or "Shadow
Anchored, Single Tenant", none of the relevant anchor tenants are on any portion of the particular property that is subject to the lien of the related mortgage instrument.

                                      S-68

         With respect to loan group no. 1, the table below shows, among other things, the number of, and the approximate percentage of the initial loan group
no. 1 balance secured by, mortgaged real properties operated for each indicated
purpose:

                        PROPERTY TYPES (LOAN GROUP NO. 1)

                                                            % OF
                                                           INITIAL
                                                            LOAN       MAXIMUM
                            NUMBER OF     AGGREGATE         GROUP      CUT-OFF
                            MORTGAGED      CUT-OFF          NO. 1       DATE
      PROPERTY TYPES        PROPERTIES   DATE BALANCE      BALANCE     BALANCE
------------------------    ----------   ------------      -------   -----------

Retail..................        45       $379,568,491        42.2%   $43,500,000
   Anchored.............        18        280,586,411        31.2     43,500,000
   Unanchored...........         7         43,996,856         4.9     11,250,535
   Shadow Anchored......         4         27,483,240         3.1     10,262,912
   Anchored, Single Tenant       3         15,096,333         1.7      5,190,060
   Unanchored, Single           12         10,730,888         1.2      1,394,395
   Tenant...............
   Shadow Anchored, Single       1          1,674,763         0.2      1,674,763
   Tenant...............

Office..................        28        372,496,271        41.4     51,650,000
   Suburban.............        21        260,487,139        29.0     51,650,000
   CBD..................         5         89,204,293         9.9     25,479,293
   Flex.................         1         12,246,663         1.4     12,246,663
   Medical Office.......         1         10,558,176         1.2     10,558,176

Multifamily.............         3         34,941,277         3.9     23,000,000
   Conventional.........         3         34,941,277         3.9     23,000,000

Self Storage............         4         34,506,717         3.8      9,962,998

Industrial..............         5         32,592,582         3.6     10,107,500

Hotel...................         4         27,308,470         3.0      9,100,000

Mixed Use...............         2         12,678,125         1.4      6,956,553

Manufactured Housing....         1          5,633,646         0.6      5,633,646
                                --       ------------       -----     ----------
Totals/Wtd. Avg.........        92       $899,725,580       100.0%
                                ==       ============       =====     ==========

                                        WEIGHTED AVERAGES
                            ----------------------------------------
                                       STATED            CUT-OFF                       MIN/MAX CUT-OFF
                                      REMAINING  U/W       DATE            MIN/MAX          DATE
                            MORTGAGE    TERM     NCF    LOAN-TO-VAUE       U/W NCF     LOAN-TO-VALUE
      PROPERTY TYPES          RATE      (MO.)    DSCR     RATIO             DSCR            RATIO
------------------------    --------  ---------  -----  ------------     -----------   ---------------

Retail..................      5.819%     118     1.28x     77.10%        1.20x/2.18x   44.74%/80.00%

   Anchored.............      5.780      119     1.26x     78.18         1.20x/1.33x   68.60%//80.00%
   Unanchored...........      5.950      116     1.38      73.34         1.22x/2.18x   44.74%//79.77%
   Shadow Anchored......      5.779      117     1.34      76.07         1.24x/1.42x    70.78%/80.00%
   Anchored, Single Tenant    5.767      118     1.41      73.36         1.23x/1.59x    63.29%/79.91%
   Unanchored, Single         6.380      113     1.21      72.87         1.21x/1.21x    72.87%/72.87%
   Tenant...............
   Shadow Anchored, Single    6.380      113     1.21      72.87         1.21x/1.21x    72.87%/72.87%
   Tenant...............

Office..................      5.597      117     1.51      70.81         1.14x/7.12x    13.12%/79.14%
   Suburban.............      5.711      121     1.36      73.21         1.14x/1.64x    60.00%/79.14%
   CBD..................      5.354      105     2.00      62.40                        13.12%/77.21%
                                                                         1.33x/7.12x
   Flex.................      5.075      114     1.29      77.44         1.29x/1.29x    77.44%/77.44%
   Medical Office.......      5.450      118     1.35      74.88         1.35x/1.35x    74.88%/74.88%

Multifamily.............      5.481       78     1.56      66.01         1.21x/1.72x    59.90%/79.59%
   Conventional.........      5.481       78     1.56      66.01         1.21x/1.72x    59.90%/79.59%

Self Storage............      5.682       73     1.29      77.14         1.20x/1.36x    74.63%/81.00%

Industrial..............      5.581       85     1.62      70.27         1.27x/1.80x    64.30%/79.62%

Hotel...................      6.252      120     1.52      66.09         1.35x/1.70x    61.77%/73.98%

Mixed Use...............      5.444      115     1.38      78.75         1.25x/1.49x    78.61%/78.92%

Manufactured Housing....      5.900      117     1.23      75.12         1.23x/1.23x    75.12%/75.12%
                              -----      ---     ----     -----          -----------   --------------

Totals/Wtd. Avg.........      5.708%     113     1.41x    73.49%         1.14x/7.12x   13.12%//81.00%
                              =====      ===     ====     =====          ===========   ==============

         With respect to each of the five (5) mortgaged real properties identified in the preceding table as "Shadow Anchored" or "Shadow Anchored,
Single Tenant", none of the relevant anchor tenants are on any portion of the particular property that is subject to the lien of the related mortgage instrument.

                                      S-69

         With respect to loan group no. 2, the table below shows, among other things, the number of, and the approximate percentage of the initial loan group
no. 2 balance secured by, mortgaged real properties operated for each indicated
purpose:

                        PROPERTY TYPES (LOAN GROUP NO. 2)

                                                           % OF
                                                          INITIAL
                                                           LOAN      MAXIMUM
                         NUMBER OF       AGGREGATE         GROUP     CUT-OFF
                         MORTGAGED        CUT-OFF          NO. 2      DATE
     PROPERTY TYPES      PROPERTIES     DATE BALANCE      BALANCE    BALANCE
-----------------------  ----------    -------------     --------  ----------

Multifamily.............     14         $130,764,352       100.0   20,500,000
   Conventional.........     13          125,524,476        96.0   20,500,000
   Student Housing......      1            5,239,876         4.0    5,239,876
                             --         ------------       -----   -----------
Totals/Wtd. Avg.........     14         $130,764,352       100.0%
                             ==         ============       =====   ===========

                                   WEIGHTED AVERAGES
                         -------------------------------------------

                                       STATED               CUT-OFF                            MIN/MAX
                                     REMAINING               DATE            MIN/MAX          CUT-OFF DATE
                           MORTGAGE    TERM      U/W NCF  LOAN-TO-VALE       U/W NCF         LOAN-TO-VALUE
     PROPERTY TYPES          RATE      (MO.)      DSCR       RATIO            DSCR               RATIO
------------------------   --------  ---------   -------  ------------     -----------       ---------------

Multifamily.............     5.583%    107        1.25       77.47%        1.20x/1.62x       72.88% / 80.74%
   Conventional.........     5.575     106        1.25       77.44         1.20x/1.62x       72.88% / 80.74%
   Student Housing......     5.760     118        1.29       78.21         1.29x/1.29x       78.21% / 78.21%
                             -----     ---        ----       -----         ----------        --------------
Totals/Wtd. Avg.........     5.583%    107        1.25x      77.47%        1.20x/1.62x       72.88% / 80.74%
                             =====     ===        ====       =====         ==========        ==============

         With respect to the entire mortgage pool, the table below shows, among other things, the number of, and the approximate percentage of the initial mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                       ENCUMBERED INTEREST (MORTGAGE POOL)

                                                      % OF                      WEIGHTED AVERAGES
                                     AGGREGATE       INITIAL    -------------------------------------------------
                       NUMBER OF    CUT-OFF DATE    MORTGAGE                  STATED                 CUT-OFF DATE
                       MORTGAGED     PRINCIPAL        POOL       MORTGAGE   REMAINING    U/W NCF       LOAN TO
 ENCUMBERED INTEREST   PROPERTIES     BALANCE        BALANCE       RATE     TERM (MO.)     DSCR      VALUE RATIO
--------------------   ----------  --------------   --------    ---------   ----------   -------     ------------

Fee Simple.........         97     $  960,833,246      93.2%      5.697%        112       1.36x         74.26%
Leasehold..........          6         39,685,135       3.9       5.679         116       2.08          67.01
Fee Simple in part
   and Leasehold in
   part............          3         29,971,551       2.9       5.563         117       1.37          74.95
                           ---     --------------     -----       -----         ---       ----          -----
Totals/Wtd. Avg....        106     $1,030,489,931     100.0%      5.692%        112       1.39x         74.00%
                           ===     ==============     =====       =====         ===       ====          =====

         It should be noted that each mortgage loan secured by overlapping fee and leasehold interests is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "Fee Simple" in the chart above.

                                      S-70

         With respect to loan group no. 1, the table below shows, among other things, the number of, and the approximate percentage of the initial loan group
no. 1 balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                     ENCUMBERED INTEREST (LOAN GROUP NO. 1)

                                                                               WEIGHTED AVERAGES
                                                      % OF       -----------------------------------------------
                                     AGGREGATE       INITIAL                                          CUT-OFF
                       NUMBER OF    CUT-OFF DATE   LOAN GROUP                 STATED                   DATE
                       MORTGAGED     PRINCIPAL        NO. 1      MORTGAGE   REMAINING    U/W NCF      LOAN TO
 ENCUMBERED INTEREST   PROPERTIES     BALANCE        BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
--------------------   ----------  -------------   ----------    --------   ----------   -------    -----------

Fee Simple.........        83      $ 830,068,894      92.3%       5.715%       113         1.38x       73.75%
Leasehold..........         6         39,685,135       4.4        5.679        116         2.08        67.01
Fee Simple in part
   and Leasehold in
   part............         3         29,971,551       3.3        5.563        117         1.37        74.95
                           --         ----------     -----        -----        ---         ----        -----
Totals/Wtd. Avg....        92      $ 899,725,580     100.0%       5.708%       113         1.41x       73.49%
                           ==      =============     =====        =====        ===         ====        =====

         It should be noted that each mortgage loan secured by overlapping fee and leasehold interests is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "Fee Simple" in the chart above.

         With respect to loan group no. 2, the table below shows, among other things, the number of, and the approximate percentage of the initial loan group
no. 2 balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                     ENCUMBERED INTEREST (LOAN GROUP NO. 2)

                                                                               WEIGHTED AVERAGES
                                                      % OF       ----------------------------------------------
                                     AGGREGATE       INITIAL                                          CUT-OFF
                       NUMBER OF    CUT-OFF DATE   LOAN GROUP                 STATED                   DATE
                       MORTGAGED     PRINCIPAL        NO. 2      MORTGAGE   REMAINING    U/W NCF      LOAN TO
 ENCUMBERED INTEREST   PROPERTIES     BALANCE        BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
--------------------   ----------   ------------   ----------    --------   ----------   -------    -----------

Fee Simple.........       14       $130,764,352       100.0%       5.583%       107        1.25x       77.47%
                          --       ------------       -----        -----        ---        ----        -----
Totals/Wtd. Avg....       14       $130,764,352       100.0%       5.583%       107        1.25x       77.47%
                          ==       ============       =====        =====        ===        ====        =====

         It should be noted that each mortgage loan secured by overlapping fee and leasehold interests is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "Fee Simple" in the chart above.

                                      S-71

         With respect to the entire mortgage pool, the table below shows, among other things, the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                      STATE CONCENTRATIONS (MORTGAGE POOL)

                                                              % OF                                   WEIGHTED AVERAGES
                                              AGGREGATE      INITIAL     CUMULATIVE    ---------------------------------------------
                                NUMBER OF   CUT-OFF DATE    MORTGAGE    % OF INITIAL                STATED              CUT-OFF DATE
                                MORTGAGED     PRINCIPAL       POOL        MORTGAGE     MORTGAGE   REMAINING   U/W NCF     LOAN TO
     STATE/REGION              PROPERTIES      BALANCE       BALANCE    POOL BALANCE     RATE     TERM (MO.)    DSCR    VALUE RATIO
----------------------         ----------   ------------    --------    ------------   --------   ----------  -------   ------------

California.................        13       $ 177,676,390      17.2%         17.2%       5.566%      116        1.24x      77.33%
  Southern California(1)...        11         157,242,744      15.3          15.3        5.601       121        1.24       77.24
  Northern California(2)...         2          20,433,646       2.0           2.0        5.299        75        1.28       78.03
Florida....................        10         138,778,562      13.5          30.7        5.623       103        1.44       71.93
New York...................        19         105,470,612      10.2          40.9        5.714       112        1.44       71.55
Texas......................         8          79,909,181       7.8          48.7        5.606       115        1.30       73.98
Virginia...................         5          59,083,891       5.7          54.4        5.539       112        1.33       74.91
Maryland...................         2          55,139,609       5.4          59.8        6.371       171        1.46       70.03
Oregon.....................         5          54,227,425       5.3          65.0        5.909       116        1.39       72.43
Pennsylvania...............         3          36,473,313       3.5          68.6        5.955       117        1.24       79.13
New Jersey.................         3          32,032,061       3.1          71.7        5.758        98        1.28       78.18
Arizona....................         3          31,134,329       3.0          74.7        5.856       130        1.34       77.51
                                   --       -------------      ----     ------------     -----       ---        ----       -----
Totals/Wtd. Avg............        71       $ 769,925,374      74.7%                     5.719%      116        1.35x      74.29%
                                   ==       =============      ====     ============     =====       ===        ====       =====
Other......................        35       $ 260,564,557      25.3%                     5.615%      101        1.51x      73.14%
                                   ==       =============      ====     ============     =====       ===        ====       =====

(1)      Southern California includes properties that are located in zip codes of 93035 or lower.

(2)      Northern California includes properties that are located in zip codes of 95827 or higher.

         The reference to "Other" in the preceding table includes 20 other states, as well as the District of Columbia. No more than 3.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other jurisdictions.

                                      S-72

         With respect to loan group no. 1, the table below shows, among other things, the number of, and the approximate percentage of the initial loan group
no. 1 balance secured by, mortgaged real properties located in the indicated
states:

                     STATE CONCENTRATIONS (LOAN GROUP NO. 1)

                                          % OF CUMULATIVE                                           WEIGHTED AVERAGES
                                              AGGREGATE      INITIAL    % OF INITIAL   ---------------------------------------------
                                NUMBER OF   CUT-OFF DATE   LOAN GROUP    LOAN GROUP                 STATED              CUT-OFF DATE
                                MORTGAGED     PRINCIPAL       NO. 1         NO. 1      MORTGAGE   REMAINING   U/W NCF     LOAN TO
        STATES                 PROPERTIES      BALANCE       BALANCE       BALANCE       RATE     TERM (MO.)    DSCR    VALUE RATIO
------------------------       ---------- ---------------  ----------   ------------   --------   ----------  -------   ------------

California..................       12       $159,262,363       17.7%         17.7%       5.530%      116        1.25x      77.62%
  Southern California(1)....       10        138,828,717       15.4          15.4        5.564       122        1.24       77.56
  Northern California(2)....        2        20,433,646         2.3           2.3        5.299        75        1.28       78.03
Florida.....................        9        124,348,740       13.8          31.5        5.614       101        1.46       71.82
New York....................       19        105,470,612       11.7          43.2        5.714       112        1.44       71.55
Virginia....................        5        59,083,891         6.6          49.8        5.539       112        1.33       74.91
Texas.......................        6        55,920,123         6.2          56.0        5.653       114        1.33       71.43
Maryland....................        2        55,139,609         6.1          62.2        6.371       171        1.46       70.03
Oregon......................        5        54,227,425         6.0          68.2        5.909       116        1.39       72.43
New Jersey..................        3        32,032,061         3.6          71.7        5.758        98        1.28       78.18
Arizona.....................        3        31,134,329         3.5          75.2        5.856       130        1.34       77.51
Massachusetts...............        4        30,737,681         3.4          78.6        5.788       117        1.29       77.14
                                   --      ------------        ----          ----        -----       ---        ----       -----
   Totals/Wtd. Avg..........       68      $707,356,834        78.6%                     5.713%      116        1.36x      73.99%
                                   ==      ============        ====          ====        =====       ===        ====       =====
Other.......................       24      $192,368,746        21.4%                     5.690%      102        1.58x      71.68%
                                   ==      ============        ====          ====        =====       ===        ====       =====

-----------------------------
(1)      Southern California includes properties that are located in zip codes of 93035 or lower.

(2)      Northern California includes properties that are located in zip codes of 95827 or higher.

         The reference to "Other" in the preceding table includes 14 other states, as well as the District of Columbia. No more than 2.6% of the initial loan group no. 1 balance is secured by mortgaged real properties located in any of those other jurisdictions.

                                      S-73

         With respect to loan group no. 2, the table below shows, among other things, the number of, and the approximate percentage of the initial loan group
no. 2 balance secured by, mortgaged real properties located in the indicated
states:

                     STATE CONCENTRATIONS (LOAN GROUP NO. 2)

                                          % OF CUMULATIVE                                         WEIGHTED AVERAGES
                                             AGGREGATE        INITIAL  % OF INITIAL   ---------------------------------------------
                               NUMBER OF   CUT-OFF DATE     LOAN GROUP  LOAN GROUP                 STATED              CUT-OFF DATE
                               MORTGAGED     PRINCIPAL         NO. 2       NO. 2      MORTGAGE   REMAINING   U/W NCF     LOAN TO
        STATES                PROPERTIES      BALANCE         BALANCE     BALANCE       RATE     TERM (MO.)    DSCR    VALUE RATIO
---------------------------   ----------  ---------------   ---------- ------------   --------   ----------  -------   ------------

Texas                              2       $  23,989,059        18.3%       18.3%        5.496%     118        1.23x      79.92%
California                         1          18,414,027        14.1        32.4         5.880      115        1.23       74.85
  (1)Southern California           1          18,414,027        14.1        14.1         5.880      115        1.23       74.85
Alabama                            1          16,728,113        12.8        45.2         5.300       56        1.22       79.28
Indiana                            1          16,500,000        12.6        57.8         5.450      118        1.25       75.69
Florida                            1          14,429,822        11.0        68.9         5.700      115        1.29       72.88
Pennsylvania                       2          13,339,876        10.2        79.1         5.960      117        1.25       78.01
South Carolina                     1           9,269,804         7.1        86.2         5.480      119        1.20       79.91
Rhode Island                       1           5,700,486         4.4        90.5         5.100       57        1.25       80.74
Nevada                             1           4,800,000         3.7        94.2         5.550      120        1.30       80.00
Vermont                            1           2,862,405         2.2        96.4         5.760      107        1.32       75.33
                                  --       -------------        ----        ----         -----      ---        ----       -----
   Totals/Wtd. Avg.               12       $ 126,033,592        96.4%                    5.582%     106        1.24x      77.47%
                                  ==       =============        ====        ====         =====      ===        ====       =====
Other                              2       $   4,730,759         3.6%                    5.613%     119        1.52x      77.64%
                                  ==       =============        ====        ====         =====      ===        ====       =====

-----------------------------
(1)      Southern California includes properties that are located in zip codes of 93035 or lower.

         The reference to "Other" in the preceding table includes two (2) other states. No more than 2.0% of the initial loan group no. 2 balance is secured by mortgaged real properties located in any of those other jurisdictions.

CROSS-COLLATERALIZED MORTGAGE LOANS

         The mortgage pool will include 20 mortgage loans (all in loan group no.
1), representing 7.3% of the initial mortgage pool balance, and 8.4% of the initial loan group no. 1 balance, respectively, that are, in each case, through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties.

         The amount of the mortgage lien encumbering any particular one of those mortgaged real properties may be less than the full amount of the related group of cross-collateralized mortgage loans, generally to avoid mortgage recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same group of cross-collateralized mortgage loans.

         The following table identifies the various groups of
cross-collateralized mortgage loans that we will include in the trust fund.

                                      S-74

                    CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS

                                                                                           TOTAL                       % OF INITIAL
                                                                                        CUT-OFF DATE   % OF INITIAL   LOAN GROUP NO.
                                                                                         PRINCIPAL       MORTGAGE            1
    CROSS-COLLATERALIZED MORTGAGE LOAN GROUP           RELATIONSHIP       LOAN GROUP      BALANCE      POOL BALANCE       BALANCE
-------------------------------------------------  --------------------   ----------    ------------   ------------   --------------

1.   California Office Portfolio.................  Cross-Collateralized    Group 1       $35,389,181         3.4%           3.9%
                                                   Mortgage Loan Group
     a.  Pacific Pointe Corporate Centre.........                                         12,514,838         1.2            1.4
     b.  Orchard Technology Park.................                                         12,246,663         1.2            1.4
     c.  Spectrum Pointe Office..................                                         10,627,680         1.0            1.2
2.   Region Center / Denver Distribution Center..  Cross-Collateralized    Group 1       $17,747,500         1.7%           2.0%
                                                   Mortgage Loan Group
     a.  Region Center...........................                                         10,107,500         1.0            1.1
     b.  Denver Distribution Center..............                                          7,640,000         0.7            0.8
3.   KFC Portfolio...............................  Cross-Collateralized    Group 1       $12,405,650         1.2%           1.4%
                                                   Mortgage Loan Group
     a.  KFC - Staten Island, NY.................                                          1,674,763         0.2            0.2
     b.  KFC - Central Islip, NY.................                                          1,394,395         0.1            0.2
     c.  KFC - Deer Park, NY.....................                                          1,004,858         0.1            0.1
     d.  KFC - Hempstead, NY.....................                                            987,490         0.1            0.1
     e.  KFC - Greenvale, NY.....................                                            986,249         0.1            0.1
     f.  KFC - Freeport, NY......................                                            925,710         0.1            0.1
     g.  KFC - Patchogue, NY.....................                                            874,598         0.1            0.1
     h.  KFC - Huntington, NY....................                                            874,598         0.1            0.1
     i.  KFC - Amityville, NY....................                                            874,598         0.1            0.1
     j.  KFC - Westbury, NY......................                                            791,977         0.1            0.1
     k.  KFC - Commack, NY.......................                                            725,731         0.1            0.1
     l.  KFC - Bayshore, NY......................                                            657,996         0.1            0.1
     m.  KFC - Farmingdale, NY...................                                            632,688         0.1            0.1
4.   South Towne Mall / Skyline Point Apartments.  Cross-Collateralized    Group 1        $9,742,672         0.9%           1.1%
                                                   Mortgage Loan Group
     a.  South Towne Mall........................                                          5,601,394         0.5            0.6
     b.  Skyline Point Apartments................                                          4,141,277         0.4            0.5

         The loan documents for one (1) group of 13 cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust fund and identify above as "KFC Portfolio", entitle the related borrower(s) to obtain (i)
a release of one or more of the related mortgaged real properties from the related lien and (ii) a corresponding termination of the subject cross-collateralization, subject to the following conditions--

         o    the defeasance of the subject mortgage loan(s) in an amount equal to 125% of the portion of the total loan amount allocated to the property or properties being released,

         o    the remaining properties must satisfy a debt service coverage ratio of at least 1.20:1, and

         o    the remaining properties must generate sales in an amount equal to
              $669 per square foot.

MORTGAGE LOANS WHICH PERMIT PARTIAL RELEASE OF THE RELATED MORTGAGED REAL
PROPERTY

         Some of the other mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

                                      S-75

MORTGAGE LOANS WITH AFFILIATED BORROWERS

         Ten (10) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 35 mortgage loans (all in loan group
no. 1), and representing a total of 22.9% of the initial mortgage pool balance and 26.3% of the initial loan group no. 1 balance, respectively, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling sponsor or principal in common.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

         Set forth on Annex B to this prospectus supplement are summary discussions of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

         The following table shows certain characteristics of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust, by cut-off date principal balance.

                                                                              CUT-OFF                 % OF
                                                                                DATE        % OF     INITIAL
                                                                   CUT-OFF    PRINCIPAL   INITIAL     LOAN               CUT-OFF
                                          PROPERTY                  DATE       BALANCE    MORTGAGE    GROUP    U/W        DATE
                               LOAN         TYPE,       LOAN       PRINCIPAL     PER         POOL     NO. 1/2   NCF    LOAN-TO-VALUE
          LOAN NAME            SELLER     SUB-TYPE      GROUP      BALANCE     SF/UNIT     BALANCE   BALANCE   DSCR       RATIO
--------------------------     ------   ------------   -------   -----------  ---------   --------   -------   ----    -------------

1.  Artery Plaza                 CGM    Office,        Group 1   $51,650,000     $191        5.0%      5.7%    1.41x      71.74%
                                        Suburban
2.  River Plaza Shopping         CGM    Retail,        Group 1    43,500,000      424        4.2       4.8     1.30       79.09
   Center                               Anchored
3.  Nordahl Marketplace          CGM    Retail,        Group 1    41,745,504      254        4.1       4.6     1.22       79.52
                                        Anchored
4.  California Office            CGM                              35,389,181                 3.4       3.9
   Portfolio(1)
     Pacific Pointe                     Office,        Group 1    12,514,838      153        1.2       1.4     1.29(2)    77.44(2)
     Corporate Centre                   Suburban
     Orchard Technology Park            Office, Flex   Group 1    12,246,663      120        1.2       1.4     1.29(2)    77.44(2)
     Spectrum Pointe Office             Office,        Group 1    10,627,680      148        1.0       1.2     1.29(2)    77.44(2)
                                        Suburban
5.  400 SW 6th Avenue            CGM    Office, CBD    Group 1    25,479,293      122        2.5       2.8     1.33       77.21
6.  Wilkes-Barre Commons         CGM    Retail,        Group 1    23,133,438      138        2.2       2.6     1.24       79.77
                                        Anchored
7.  Bay Harbor Apartments        CGM    Multifamily,   Group 1    23,000,000   67,847        2.2       2.6     1.72       59.90
                                        Conventional
8.  Williamsburg Shopping        CGM    Retail,        Group 1    22,000,000       88        2.1       2.4     1.25       80.00
   Center                               Anchored
9.  Village West Shopping        CGM    Retail,        Group 1    21,550,000      128        2.1       2.4     1.28       74.31
   Center                               Anchored
10.  The Lodge at Baybrook       PNC    Multifamily,   Group 2    20,500,000   63,665        2.0      15.7     1.21       79.95
                                        Conventional             ------------               ----      -----    ----       -----
TOTALS/WTD. AVG.                                                 $307,947,415               29.9%              1.32x      75.97%
                                                                 ============               ====      =====    ====       =====

-----------------------------
(1)      Represents a Crossed Group.

(2)      Calculated with respect to Crossed Loans based on entire Crossed Group and all related mortgaged real properties.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         Due Dates.  Subject, in some cases, to a next business day convention:

         o    fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 13.2% of the initial mortgage pool balance, of which 10 mortgage loans are in loan group no. 1, representing 10.3% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing
              32.5% of the initial loan group no. 2 balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month; and

         o    ninety-one (91) of the mortgage loans that we intend to include in the trust fund, representing 86.8% of the initial mortgage pool balance, of which 82 mortgage loans are in loan group no. 1,

                                      S-76

              representing 89.7% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing
              67.5% of the initial loan group no. 2 balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date.

         The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage rates ranged from 4.9200% per annum to 6.6200% per annum, and the weighted average of those mortgage rates was
5.6924% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 4.9200% per annum to 6.6200% per annum, and the weighted average of those mortgage rates was 5.7083% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 5.1000% per annum to 6.0900% per annum, and the weighted average of those mortgage rates was 5.5826% per annum.

         Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Each of the underlying mortgage loans will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         Balloon Loans. One hundred and one (101) of the mortgage loans that we intend to include in the trust fund, representing 95.2% of the initial mortgage pool balance, of which 87 mortgage loans are in loan group no. 1, representing
94.5% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are characterized by:

         o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated maturity; and

         o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

         Four (4) of the balloon mortgage loans that we intend to include in the trust fund (all in loan group no. 1), representing 6.5% of the initial mortgage pool balance and 7.4% of the initial loan group no. 1 balance, respectively, provide for payments of interest only until maturity. Another 24 of the balloon mortgage loans that we intend to include in the trust fund, representing 36.2%
of the initial mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, representing 36.4% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 34.5% of the initial loan group no. 2 balance, provide for payments of interest only for periods ranging from the first 11 to the first 60 payments following origination and prior to amortization.

         ARD Loans. Five (5) mortgage loans that we intend to include in the trust fund (all in loan group no. 1), representing 4.8% of the initial mortgage pool balance and 5.5% of the initial loan group no. 1 balance, respectively, are each characterized by the following features:

         o    A maturity date that is 30 years following origination.

                                      S-77

         o    The designation of an anticipated repayment date that is generally five to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

         o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three to five months prior to the related anticipated repayment date.

         o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

         o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

         o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its
              anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

         o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         Two (2) of the ARD Loans that we intend to include in the trust fund, representing 1.7% of the initial mortgage pool balance and 2.0% of the initial loan group no. 1 balance, respectively, require payments of interest only to be due on each due date until the related anticipated repayment date.

         In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

         Amortization of Principal. The tables below show the indicated
information for the specified sub-groups of underlying mortgage loans. For purposes of the following tables, we have assumed that the ARD Loans mature on their respective anticipated repayment dates.

                                      S-78

                       MORTGAGE LOAN TYPE (MORTGAGE POOL)

                                                       % OF        MAXIMUM                   WEIGHTED AVERAGES
                                     TOTAL CUT-OFF    INITIAL      CUT-OFF    ------------------------------------------------
                        NUMBER OF        DATE        MORTGAGE       DATE                   STATED                CUT-OFF DATE
                         MORTGAGE      PRINCIPAL       POOL       PRINCIPAL   MORTGAGE   REMAINING    U/W NCF    LOAN-TO-VALUE
      LOAN TYPE           LOANS         BALANCE       BALANCE      BALANCE      RATE     TERM (MO.)     DSCR         RATIO
----------------------  ---------   --------------   --------   -----------   --------   ----------   -------    -------------

Amortizing Balloon....     73        $541,064,519      52.5%    $41,745,504    5.768%       112        1.30x         76.44%
Partial IO/Balloon....     24         372,743,000      36.2      51,650,000    5.685        122        1.32          74.70
IO/Balloon............      4          67,000,000       6.5      23,000,000    5.173         80        2.35          54.25
Amortizing ARD........      3          31,934,912       3.1      16,481,940    5.739         99        1.39          71.35
IO/ARD................      2          17,747,500       1.7      10,107,500    5.403         58        1.80          64.30
                          ---      --------------     -----      ----------    -----        ---        ----          -----
  Totals/Wtd. Avg.....    106      $1,030,489,931     100.0%                   5.692%       112        1.39x         74.00%
                          ===      ==============     =====      ==========    =====        ===        ====          =====

                      MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)

                                                       % OF        MAXIMUM                   WEIGHTED AVERAGES
                                     TOTAL CUT-OFF    INITIAL      CUT-OFF    ------------------------------------------------
                        NUMBER OF        DATE       LOAN GROUP      DATE                   STATED                CUT-OFF DATE
                         MORTGAGE      PRINCIPAL       NO. 1      PRINCIPAL   MORTGAGE   REMAINING    U/W NCF    LOAN-TO-VALUE
      LOAN TYPE           LOANS         BALANCE       BALANCE      BALANCE      RATE     TERM (MO.)     DSCR         RATIO
--------------------    ---------   -------------   ----------  -----------   --------   ----------   -------    -------------

Amortizing Balloon.        62        $455,400,168      50.6%    $41,745,504    5.803%        114        1.31x        76.29%
Partial IO/Balloon.        21         327,643,000      36.4      51,650,000    5.699         123        1.34         74.25
IO/Balloon.........         4          67,000,000       7.4      23,000,000    5.173          80        2.35         54.25
Amortizing ARD.....         3          31,934,912       3.5      16,481,940    5.739          99        1.39         71.35
IO/ARD.............         2          17,747,500       2.0      10,107,500    5.403          58        1.80         64.30
                           --        ------------     -----      -----------   -----         ---        ----         -----
  Totals/Wtd. Avg.         92        $899,725,580     100.0%                   5.708%        113        1.41x        73.49%
                           ==        ============     =====      ===========   =====         ===        ====         =====

                      MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)

                                                       % OF        MAXIMUM                   WEIGHTED AVERAGES
                                     TOTAL CUT-OFF    INITIAL      CUT-OFF    ------------------------------------------------
                        NUMBER OF        DATE       LOAN GROUP      DATE                   STATED                CUT-OFF DATE
                         MORTGAGE      PRINCIPAL       NO. 2      PRINCIPAL   MORTGAGE   REMAINING    U/W NCF    LOAN-TO-VALUE
      LOAN TYPE           LOANS         BALANCE       BALANCE      BALANCE      RATE     TERM (MO.)     DSCR         RATIO
---------------------   ---------    -------------  ----------  -----------   --------   ----------   -------    -------------

Amortizing Balloon...      11          $85,664,352      65.5%   $18,414,027     5.582%      101         1.27x        77.19%
Partial IO/Balloon...       3           45,100,000      34.5     20,500,000     5.583       118         1.23         78.02
                           --         ------------     -----    -----------     -----       ---         ----         -----
  Totals/Wtd. Avg....      14         $130,764,352     100.0%                   5.583%      107         1.25x        77.47%
                           ==         ============     =====    ===========     =====       ===         ====         =====

                                      S-79

                           LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE (MORTGAGE POOL)

                                                                 ORIGINAL     CALCULATED                REMAINING    CALCULATED
                                       TOTAL          % OF        TERM TO      ORIGINAL                  TERM TO     REMAINING
                        NUMBER OF  CUT-OFF DATE     INITIAL      MATURITY/   AMORTIZATION               MATURITY/   AMORTIZATION
                        MORTGAGE     PRINCIPAL      MORTGAGE        ARD          TERM      SEASONING       ARD          TERM
      LOAN TYPE           LOANS       BALANCE     POOL BALANCE   (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)
-------------------     ---------  ------------   ------------   --------    ------------  ---------    --------    ------------

Amortizing Balloon.         73     $541,064,519        52.5%
   Minimum.........                                                  60          240           0            55          235
   Maximum.........                                                 180          360          13           175          360
   Wtd. Avg........                                                 116          352           4           112          348
Partial IO/Balloon.         24      372,743,000        36.2
   Minimum.........                                                  60          360           0            56          360
   Maximum.........                                                 180          360           8           175          360
   Wtd. Avg........                                                 125          360           3           122          360
IO/Balloon.........          4       67,000,000         6.5
   Minimum.........                                                  60          NAP           0            57          NAP
   Maximum.........                                                 120          NAP           3           119          NAP
   Wtd. Avg........                                                  81          NAP           1            80          NAP
Amortizing ARD.....          3       31,934,912         3.1
   Minimum.........                                                  84          360           1            83          356
   Maximum.........                                                 120          360           4           118          359
   Wtd. Avg........                                                 101          360           2            99          358
IO/ARD.............          2       17,747,500         1.7
   Minimum.........                                                  60          NAP           2            58          NAP
   Maximum.........                                                  61          NAP           3            58          NAP
   Wtd. Avg........                                                  61          NAP           3            58          NAP
                           ---     --------------     -----     --------    ------------  ---------    --------    ------------
   Totals/Wtd. Avg.        106     $1,030,489,931     100.0%
                           ===     ==============     =====

                          LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)

                                                      % OF       ORIGINAL     CALCULATED                REMAINING    CALCULATED
                                                    INITIAL       TERM TO      ORIGINAL                  TERM TO     REMAINING
                        NUMBER OF      TOTAL       LOAN GROUP    MATURITY/   AMORTIZATION               MATURITY/   AMORTIZATION
                        MORTGAGE   CUT-OFF DATE      NO. 1          ARD          TERM      SEASONING       ARD          TERM
      LOAN TYPE           LOANS       BALANCE       BALANCE      (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)
-------------------     ---------  ------------    ----------    ---------   ------------  ---------    ---------   ------------

Amortizing Balloon.        62      $455,400,168       50.6%
   Minimum.........                                                  60          240           0            55          235
   Maximum.........                                                 180          360           7           175          360
   Wtd. Avg........                                                 119          351           4           114          347
Partial IO/Balloon.        21       327,643,000       36.4
   Minimum.........                                                  60          360           0            56          360
   Maximum.........                                                 180          360           8           175          360
   Wtd. Avg........                                                 126          360           3           123          360
IO/Balloon.........         4        67,000,000        7.4
   Minimum.........                                                  60          NAP           0            57          NAP
   Maximum.........                                                 120          NAP           3           119          NAP
   Wtd. Avg........                                                  81          NAP           1            80          NAP
Amortizing ARD.....         3        31,934,912        3.5
   Minimum.........                                                  84          360           1            83          356
   Maximum.........                                                 120          360           4           118          359
   Wtd. Avg........                                                 101          360           2            99          358
IO/ARD.............         2        17,747,500        2.0
   Minimum.........                                                  60          NAP           2            58          NAP
   Maximum.........                                                  61          NAP           3            58          NAP
   Wtd. Avg........                                                  61          NAP           3            58          NAP
                           --      -------------     -----     --------    ------------  ---------    --------    ------------
   Totals/Wtd. Avg.        92      $899,725,580      100.0%
                           ==      ============      =====

                                      S-80

                          LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)

                                                      % OF       ORIGINAL     CALCULATED                REMAINING    CALCULATED
                                       TOTAL        INITIAL       TERM TO      ORIGINAL                  TERM TO     REMAINING
                        NUMBER OF  CUT-OFF DATE    LOAN GROUP    MATURITY/   AMORTIZATION               MATURITY/   AMORTIZATION
                        MORTGAGE     PRINCIPAL       NO. 2          ARD          TERM      SEASONING       ARD          TERM
      LOAN TYPE           LOANS       BALANCE       BALANCE      (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)
-------------------     ---------  ------------    ----------    ---------   ------------  ---------    ---------   ------------

Amortizing Balloon.         11     $ 85,664,352       65.5%
   Minimum.........                                                  60          360           0            56          347
   Maximum.........                                                 120          360          13           120          360
   Wtd. Avg........                                                 104          360           4           101          356
Partial IO/Balloon.          3       45,100,000        34.5
   Minimum.........                                                 120          360           2           117          360
   Maximum.........                                                 120          360           3           118          360
   Wtd. Avg........                                                 120          360           2           118          360
                            --     ------------       -----     --------    ------------  ---------    --------    ------------
   Totals/Wtd. Avg.         14     $130,764,352       100.0%
                            ==     ============       =====

         Voluntary Prepayment Provisions. All of the mortgage loans that we intend to include in the trust fund provided as of the cut-off date for:

         o    a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited; followed by

         o    one of the following:

              1.   in the case of five (5) mortgage loans, representing 6.2% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 4.9% of the
                   initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 15.7% of the initial
                   loan group no. 2 balance, a prepayment consideration period during which any voluntary principal prepayment must be
                   accompanied by prepayment consideration, followed by an open prepayment period during which voluntary principal
                   prepayments may be made without any prepayment consideration;

              2.   in the case of 100 mortgage loans, representing 89.5% of the initial mortgage pool balance, of which 87 mortgage loans are in loan group no. 1, representing 90.3% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group
                   no. 2, representing 84.3% of the initial loan group no. 2
                   balance, just by an open prepayment period; and

              3.   in the case of one (1) mortgage loan (loan number 2),
                   representing 4.2% of the initial mortgage pool balance and
                   4.8% of the initial loan group no. 1 balance, respectively, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment
                   consideration, followed by a defeasance period during which voluntary prepayments are prohibited, but defeasance is
                   allowed, and then followed by an open prepayment period
                   during which voluntary principal prepayments may be made
                   without any prepayment consideration.

         The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.

         Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In

                                      S-81

addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

         Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

         The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

         o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

         o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

         Prepayment Lock-out Periods. All of the mortgage loans that we intend to include in the trust fund provide for prepayment lock-out periods as of the cut-off date. For those mortgage loans--

         o    the longest remaining prepayment lock-out period as of that date
              (including any part of the relevant period during which a
              defeasance could occur) is 172 months with respect to the entire mortgage pool, 172 months with respect to loan group no. 1 and 117 months with respect to loan group no. 2,

         o    the shortest remaining prepayment lock-out period as of that date
              (including any part of the relevant period during which a
              defeasance could occur) is 19 months with respect to the entire mortgage pool, 19 months with respect to loan group no. 1 and 33 months with respect to loan group no. 2, and

         o    the weighted average remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 101 months with respect to the entire mortgage pool, 102 months with respect to loan group no. 1 and 91 months with respect to loan group no. 2.

                                      S-82

         Prepayment Consideration. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 10.5% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing
9.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 15.7% of the initial loan group no. 2 balance, each provides for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated: (i) on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid; or (ii) as a percentage, which may decline over time, of the amount prepaid; or (iii) as a combination of these two methods.

         Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2004-C2 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

         Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

         Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

         o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property;
              or

         o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

         See "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance Provisions" in the accompanying prospectus.

         All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

         o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified
              conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

         o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

         o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

         o    transfers of ownership interests in the related borrower for estate-planning purposes;

                                      S-83

         o    transfers of non-controlling ownership interests in the related borrower;

         o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

         o    changes of ownership among existing partners or members of the related borrower;

         o    issuance by a related borrower of new partnership or membership interests; or

         o    other transfers similar to the foregoing.

         Defeasance Loans. One hundred and two (102) of the mortgage loans that we intend to include in the trust fund, representing 94.9% of the initial mortgage pool balance, of which 89 mortgage loans are in loan group no. 1, representing 96.4% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 84.3% of the initial loan group no.
2 balance, each permits the borrower to deliver U.S. Treasury obligations or other U.S. government-related securities as substitute collateral, but prohibit voluntary prepayments during the defeasance period.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

         o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

         o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

         For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

         No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this prospectus supplement.

         Delinquencies. None of the mortgage loans that we intend to include in the trust fund were, as of the cut-off date, more than 30 days delinquent with respect to any monthly debt service payment.

                                      S-84

         Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

         o    Forty-seven (47) of the mortgaged real properties, securing 39.0%
              of the initial mortgage pool balance and 44.7% of the initial loan group no. 1 balance, respectively, are, in each case, a commercial property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

         o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

         o    One (1) mortgaged real property, securing 0.5% of the initial mortgage pool balance and 4.0% of the initial loan group no. 2 balance, respectively, is a multifamily rental property that has a material concentration of student tenants or is a student housing facility.

         o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated. This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

         o    Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations.

         o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. There can be no
              assurances that a prolonged delay in the opening of business to the general public will not negatively impact the related tenant's ability to fulfill its obligations under its respective lease.

         Ground Leases. Six (6) of the mortgage loans that we intend to include in the trust fund (all in loan group no. 1), representing 3.9% of the initial mortgage pool balance, and 4.4% of the initial loan group no. 1 balance, respectively, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. In addition, three (3) mortgage loans (all in loan group no. 1), representing 2.9% of the initial mortgage pool balance, and 3.3%
of the initial loan group no. 1 balance, respectively, are each secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and on the fee simple interest in the other portion of that property. For all of the nine (9) mortgage loans described above, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan. With respect to all of these mortgage loans, the related ground lessor has agreed to give the holder of each leasehold mortgage loan we intend to include in the trust notice of, and the right to cure, any default or breach by the ground lessee.

         Additional and Other Financing. As indicated under "Risk Factors--Risks
Related to the Underlying Mortgage Loans--Some of the Underlying Borrowers Have
Incurred or Are Permitted to Incur Additional Debt Secured by the Related
Mortgaged Real Property" in this prospectus supplement, the mortgaged real properties

                                      S-85

referred to in the following two paragraphs have been or may be encumbered by subordinate debt as described below.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Orthopaedic Specialty Center, which mortgage loan represents 1.0% of the initial mortgage pool balance and 1.2% of the initial loan group no. 1 balance, respectively, there is currently an existing subordinated loan in the amount of
$1,200,000 which is secured by the related mortgaged real property, subject to the terms of an intercreditor and subordination agreement in favor of the lender. Pursuant to that intercreditor and subordination agreement, the subordinate lender may not, without the consent of the senior lender (a) assert, collect, sue upon, or enforce all or any part of the subordinate loan, (b) take any enforcement actions against the related borrower with respect to the subordinate loan or (c) take or permit any action prejudicial to or inconsistent with the senior lender's priority position over the subordinate lender that is created by the intercreditor and subordination agreement.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1400 16th
Street, which mortgage loan represents 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, respectively, the related mortgage loan documents permit the related borrower to encumber the mortgaged real property with a subordinate lien securing a subordinate loan, provided that
(a) all documentation evidencing the indebtedness must be approved by the senior lender, (b) the maximum outstanding principal balance of the subordinate debt when combined with the subject underlying mortgage loan, may not exceed 40% of the appraised value of the related mortgaged real property, (c) the minimum debt service coverage ratio is 3.40:1 as determined by the senior lender using a loan constant of 7.25% and (d) the senior lender and any subordinate lender must enter into an intercreditor agreement acceptable to the senior lender.

         As indicated under "Risk Factors--Risks Related to the Underlying
Mortgage Loans--Some of the Underlying Borrowers Have Incurred or Are Permitted
to Incur Additional Debt That Is Not Secured by the Related Mortgaged Property
or by Equity Interests in Those Borrowers" in this prospectus supplement, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as InterAmerican Plaza, which mortgage loan represents 1.4% of the initial mortgage pool balance and
1.6% of the initial loan group no. 1 balance, respectively, one or more principals of the related borrower may make unsecured loans to the related borrower provided that, (a) the aggregate of all loans to principals and mezzanine loans does not exceed 10% of the original principal balance of the subject underlying mortgage loan, (b) any payments made on account of any principal loan must be made out of excess cash flow, (c) a principal loan may not be evidenced by a promissory note, and (d) any principal loan must be used for working capital and for expenses in connection with operating the related mortgaged real property.

         Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

         Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         As indicated under "Risk Factors--Risks Related to the Underlying
Mortgage Loans--In the Case of Some of the Mortgage Loans That We Intend to
Include in the Trust Fund, One or More of the Principals of the Related Borrower
Have Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, in the case of seven (7) mortgage loans that we intend to include in the trust fund, representing 11.3% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 11.9% of the initial

                                      S-86

loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 7.1% of the initial loan group no. 2 balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described below.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Ashley
Park Apartments, which mortgage loan represents 0.9% of the initial mortgage pool balance and 7.1% of the initial loan group no. 2 balance, respectively, one or more principals of the related borrower have incurred mezzanine debt with a balance as of the cut-off date of $700,000, which indebtedness may be increased to $1,000,000, provided that (a) there is no event of default under the related mortgage loan documents and (b) the mortgaged real property maintains a debt service coverage ratio of 1.10:1 for the three (3) months prior to the request for an additional advance. The mezzanine loan is subject to the terms and conditions of an intercreditor agreement, which, among other things, subordinates the mezzanine lender's rights to payment under the mezzanine loan documents to the mortgage lender's rights to payment under the mortgage loan documents and provides the mezzanine lender with an opportunity to cure certain defaults by the mortgage borrower under the related mortgage loan documents. In addition, if the mortgage loan is accelerated or a foreclosure proceeding or other similar action commenced with respect to the related mortgaged real property by the mortgage lender, the mezzanine lender has the right to purchase the mortgage loan for a price equal to its outstanding principal balance, together with all accrued interest and other amounts due under the related mortgage loan documents.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Artery
Plaza, which mortgage loan represents 5.0% of the initial mortgage pool balance and 5.7% of the initial loan group no. 1 balance, respectively, the related mortgage loan documents permit one or more principals of the related borrower to incur mezzanine debt, provided that, among other things, (a) the indebtedness must be incurred after June 11, 2011, (b) the combined debt service coverage ratio of the subject underlying mortgage loan and the mezzanine loan must be no less than 1.35:1 and the combined loan-to-value ratio of the subject underlying mortgage loan and the mezzanine loan must be no greater than 75%, (c) the mezzanine lender must be reasonably approved by the mortgage lender and (d) the mezzanine lender must execute a subordination and standstill intercreditor agreement satisfactory to the mortgage lender.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 499
Seventh Avenue, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.2% of the initial loan group no. 1 balance, respectively, the related mortgage loan documents permit one or more principals of the related borrower to incur mezzanine debt up to $1,000,000, provided that, among other things, (a) all documentation evidencing the mezzanine indebtedness must be approved by the mortgage lender, (b) the combined loan-to-value ratio of the subject underlying mortgage loan and the mezzanine loan must be no greater than
60%, (c) the combined debt service coverage ratio of the subject underlying mortgage loan and the mezzanine loan must be no less than 1.25:1 and (d) the mortgage lender and the mezzanine lender must enter into a subordination and standstill agreement in form and substance acceptable to the mortgage lender.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
InterAmerican Plaza, which mortgage loan represents 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group no. 1 balance, respectively, the related mortgage loan documents permit one or more principals of the related borrower to incur mezzanine debt, provided that, among other things, (a) the aggregate balance of all mezzanine loans does not exceed 10% of the original principal balance of the subject underlying mortgage loan, (b) any payments made on account of any mezzanine loan must be made out of excess cash flow, (c) the mortgage lender and each mezzanine lender must enter into a subordination and standstill agreement reasonably satisfactory to the mortgage lender, (d) the mortgage lender approves each mezzanine lender, and (e) the mezzanine loan must be used for working capital and for expenses in connection with operating the related mortgaged real property.

                                      S-87

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Terracotta Business Park, which mortgage loan represents 0.9% of the initial mortgage pool balance and 1.0% of the initial loan group no. 1 balance, respectively, the related mortgage loan documents permit one or more principals of the related borrower to incur mezzanine debt, provided that, among other things, (a) the mezzanine debt must be used for working capital purposes, (b)
the mezzanine debt may not exceed in the aggregate 10% of the original principal balance of the subject underlying mortgage loan, (c) all mezzanine debt payments must be made from excess cash flow, (d) the mortgage lender must reasonably approve any mezzanine lender and (e) the mezzanine lender and the mortgage lender must enter into an intercreditor agreement in the form acceptable to the mortgage lender.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Lofts at Brookfield Hills, which mortgage loan represents 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group no. 1 balance, respectively, the related mortgage loan documents permit one or more principals of the related borrower to incur mezzanine debt, provided that, among other things, (a) all documentation evidencing the indebtedness must be approved by the mortgage lender, (b) the combined loan-to-value ratio of the subject underlying mortgage loan and the mezzanine loan property must be no greater than 90%, (c) the combined debt service coverage ratio of the subject underlying mortgage loan and the mezzanine loan must be no less than 1.10:1, (d) all payments to the mezzanine lender must be made out of excess cash flow, and (e) the mezzanine lender must enter into a subordination and standstill agreement in form and substance acceptable to the mortgage lender.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1400 16th
Street, which mortgage loan represents 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, respectively, the related mortgage loan documents permit one or more principals of the related borrower to incur mezzanine debt, provided that, among other things, (a) all documentation evidencing the indebtedness must be approved by the mortgage lender, (b) the outstanding combined principal balance of the subject underlying mortgage loan and the mezzanine loan may not exceed 40% of the appraised value of the related mortgaged real property, (c) the combined debt service coverage ratio of the subject underlying mortgage loan and the mezzanine loan may not be less than
3.40:1 as determined by the mortgage lender using a loan constant of 7.25% and
(d) the mortgage lender and the mezzanine lender must enter into an intercreditor agreement acceptable to the mortgage lender.

         Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

         Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Risks Related to the Underlying Mortgage
Loans--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur
Additional Debt Secured by the Related Mortgaged Real Property", "--Risks
Related to the Underlying Mortgage Loans--Some of the Underlying Borrowers Have
Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the
Related Mortgaged Property or by Equity Interests in Those Borrowers" and "--In
the Case of Some of the Mortgage Loans That We Intend to Include in the Trust
Fund, One or More of the Principals of the Related Borrower Have Incurred or Are
Permitted to Incur Mezzanine Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding.
Such debt may be outstanding despite our inability to confirm its existence.

         Environmental Reports. With one exception, representing 0.2% of the initial mortgage pool balance and 1.7% of the loan group no. 2 balance, respectively (and, in which case, an environmental insurance policy has been obtained), a third-party environmental consultant conducted a Phase I environmental study meeting ASTM

                                      S-88

standards for each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

         o    in the case of 103 mortgaged real properties, securing 97.3% of the initial mortgage pool balance (of which 91 mortgaged real properties secure mortgage loans in loan group no. 1, representing
              97.4% of the initial loan group no. 1 balance, and 12 mortgaged real properties secure mortgage loans in loan group no. 2, representing 96.2% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date; and

         o    in the case of two (2) mortgaged real properties, securing 2.5% of the initial mortgage pool balance (of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing
              2.6% of the initial loan group no. 1 balance, and one (1)
              mortgaged real property secures a mortgage loan in loan group no.
              2, representing 2.2% of the initial loan group no. 2 balance), during the 12- to 18-month period preceding the cut-off date.

         The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

         The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to affect such recommendations, including:

         o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

         o    the establishment of an operation and maintenance plan to address the issue; or

         o    an abatement or removal program and, where appropriate, a
              notification program.

         In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

         1.   to carry out the specific remedial measures prior to closing;

         2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to at least 100% of the estimated cost to complete the remedial
              measures; or

         3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures.

         4.   to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance).

                                      S-89

         However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

         In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

         o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

         o    the responsible party or parties with respect to that condition had already been identified; or

         o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

         o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

         o    the property had been accepted into a state-funded remediation program; or

         o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

         In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

         o    the subject mortgaged real property had not been affected;

         o    the potential for the problem to affect the subject mortgaged real property was limited;

         o    the party or parties responsible for remediating the potential environmental problems had been identified; or

         o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

                                      S-90

         In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

         In the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as 499 Seventh Avenue, which secures a mortgage loan that represents 1.9% of the initial mortgage pool balance and 2.2% of the initial loan group no. 1 balance, respectively, the Phase I environmental consultant reported that the mortgaged real property is listed on a state regulatory database for the spill of approximately 1,000 gallons of fuel oil for which certain remedial actions have occurred including the installation of monitoring wells and removal of fuel oil. The Phase I environmental consultant reported that the state regulatory agency continues to list the incident as
"open" because no documentation of the remedial actions was submitted to close the case according to state regulatory standards. The Phase I environmental consultant recommended seeking proper closure of the incident and conducting any additional investigations or remedial actions as required by the state regulatory agency. The lender has reserved $27,000 at closing to address the recommended actions.

         In the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Concourse Village Shopping Center, which secures a mortgage loan that represents 1.4% of the initial mortgage pool balance and 1.6%
of the initial loan group no. 1 balance, respectively, the Phase I environmental consultant reported that the mortgaged real property has been impacted by a dry-cleaning operation. The Phase I environmental consultant reported that a soil sample indicating the presence of dry-cleaning constituents was submitted to the state regulatory agency. The Phase I environmental consultant recommended that the on-site dry-cleaning impacts be delineated and remediated in accordance with the state-administrated dry-cleaning solvents cleanup program which is estimated to require the payment of a one-time deductible ranging between $1,000 and $10,000 depending on when the facility was admitted to the state-administered dry-cleaning solvents cleanup program. Based on the sponsor's net worth and the amounts required to follow the environmental consultant's recommendations relative to property net cash flow, and the tenant's liability for such remedial actions, no reserves were required in connection with the foregoing.

         In the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as West Village Commons, which secures a mortgage loan that represents 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group no. 1 balance, respectively, the Phase I environmental consultant reported that the mortgaged real property has been impacted by a former dry-cleaning operation. The Phase I environmental consultant reported that the mortgaged real property applied to and was determined eligible for the state-administered dry-cleaning solvent cleanup program. The Phase I environmental consultant noted that correspondence from the state regulatory agency concluded that the cost for the cleanup of the mortgaged real property will be `absorbed at the expense of the Hazardous Waste Management Trust Fund', minus a $1,000 deductible payable by the applicant. Because the current state priority for cleanup of the mortgaged real property is low and the is a small deductible amount, no reserves were required in connection with the foregoing.

         In the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Belle Isle Apartments, which secures a mortgage loan that represents 0.2% of the initial mortgage pool balance and 1.7% of the initial loan group no. 2 balance, respectively, a Phase I environmental site assessment was not conducted for the mortgaged real property. An environmental insurance policy has been obtained for the mortgaged real property in lieu of conducting a Phase I environmental study. In general, the policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related mortgaged real property during the applicable policy period, which period continues at least five years beyond the maturity date of the subject mortgage loan. Subject to certain conditions and exclusions, the insurance policy, by its terms, generally provides coverage in an amount up to approximately $2,713,448 against (i) losses resulting from default under the applicable mortgage loan if on-site environmental conditions in violation of applicable environmental standards are discovered at the related mortgaged real property during the policy period and no foreclosure of the mortgaged real property has taken place,
(ii) losses from third-party claims against the lender during the policy period for bodily injury, property

                                      S-91

damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

         The premiums for the secured creditor impaired property policy described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full.

         The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

         o    us;

         o    any of the mortgage loan sellers;

         o    any of the underwriters;

         o    the master servicer;

         o    the special servicer;

         o    the trustee; or

         o    the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

         The series 2004-C2 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2004-C2 pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

         Property Condition Assessments. All of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects. One hundred and five (105) of those mortgaged real properties, securing 99.7% of the initial mortgage pool balance, 100.0% of the initial loan group no. 1 balance and 97.8% of the initial loan group no. 2 balance, respectively, were inspected during the 12-month period preceding the cut-off date. One (1) of those mortgaged real properties, securing 0.3% of the initial mortgage pool balance and 2.2% of the initial loan group no. 2 balance, respectively, was inspected during the 12- to 18-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for

                                      S-92

any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

         o    carry out necessary repairs or replacements; or

         o    establish reserves, generally in the amount of 125% of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual
              contractor's estimate.

         There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 105 mortgaged real properties, securing 99.7% of the initial mortgage pool balance, 100.0% of the initial loan group no. 1 balance and 97.8%
of the initial loan group no. 2 balance, respectively, the appraised value is as of a date within 12 months of the cut-off date. For one (1) mortgaged real property, securing 0.3% of the initial mortgage pool balance and 2.2% of the initial loan group no. 2 balance, respectively, the appraised value is as of a date during the 12-to 18-month period preceding the cut-off date.

         In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the above analysis, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

         Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

         The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

         Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related

                                      S-93

mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered--

         o    legal opinions or zoning consultant's reports,

         o    certifications from, and/or discussions with, government
              officials,

         o    information contained in appraisals, surveys and site plan,

         o    title insurance endorsements,

         o    representations by the related borrower contained in the related mortgage loan documents, or

         o    property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance.

         In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller conducted an analysis as to:

         o    whether the extent of the nonconformity is material;

         o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with
              then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

         o    the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable
              ordinances would require conformity with current requirements, is remote; and/or

         o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

         There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

         Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

         o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

              1.   the outstanding principal balance of the mortgage loan, and

                                      S-94

              2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

         o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency
              Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

              1.   the outstanding principal balance of the related mortgage
                   loan,

              2.   the full insurable value of the insured property, and

              3.   the maximum amount of insurance available under the National
                   Flood Insurance Act of 1968;

         o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to
              $1,000,000 per occurrence;

         o    business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

         o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under "Risk
              Factors--Risks Related to the Underlying Mortgage Loans--Uninsured
              Loss; Sufficiency of Insurance", windstorm insurance.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Twenty (20) mortgaged real properties, securing 24.0% of the initial mortgage pool balance, of which 19 of those mortgaged properties secure mortgage loans in loan group no. 1, representing 25.4% of the initial loan group no. 1 balance and one (1) of those mortgaged real properties secures a mortgage loan in loan group
no. 2, representing 14.1% of the initial loan group no. 2 balance, respectively, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property.
In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies.

         In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE MORTGAGE LOAN SELLERS

         We will acquire the mortgage loans from the respective mortgage loan sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements.

         Ninety-three (93) of the mortgage loans that we intend to include in the trust fund, representing 88.5% of the initial mortgage pool balance, of which 82 mortgage loans are in loan group no. 1, representing 89.7% of the

                                      S-95

initial loan group no. 1 balance, and 11 mortgage loans are in loan group no. 2, representing 80.7% of the initial loan group no. 2 balance, were originated by
Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York and that is primarily engaged in the business of purchasing and originating commercial mortgage loans. CGM is a subsidiary of Citigroup Financial Products, Inc. and is also one of our affiliates. Citigroup Global Markets Inc., an affiliate of CGM, is acting as an underwriter for this transaction.

         Thirteen (13) of the mortgage loans that we intend to include in the trust fund, representing 11.5% of the initial mortgage pool balance, of which 10 mortgage loans are in loan group no. 1, representing 10.3% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 19.3% of the initial loan group no. 2 balance, were originated by
PNC Bank, National Association. PNC is a national banking association whose principal offices are located in Pittsburgh, Pennsylvania. PNC's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial"), and is PNC
Financial's principal bank subsidiary. PNC Capital Markets, Inc. an affiliate of
PNC, is acting as an underwriter for this transaction. Midland Loan Services,
Inc., is acting as initial master servicer for this transaction and is a wholly owned subsidiary of PNC.

         CGM has no obligation to repurchase or replace any of the PNC Mortgage
Loans and PNC has no obligation to repurchase or replace any of the Citigroup
Mortgage Loans.

         All information concerning the Citigroup Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by CGM. All information concerning the PNC Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by PNC.

UNDERWRITING STANDARDS

         General. Each mortgage loan seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each mortgage loan seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each mortgage loan seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

         Upon receipt of a loan application, the respective mortgage loan seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real property which will secure the loan.

         Loan Analysis. Generally, each mortgage loan seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real property that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, search reports on judgments, liens, bankruptcies and pending litigation and, if applicable, the loan payment history of the borrower. Each mortgage loan seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each mortgage loan seller generally requires third-party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member

                                      S-96

of the applicable mortgage loan seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of its underwriting guidelines were waived or modified by the related mortgage loan seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

         Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable mortgage loan seller's credit or similar committee in accordance with its credit policies.

         Debt Service Coverage Ratio and LTV Ratio. Each mortgage loan seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each mortgage loan seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such mortgage loan seller may vary from these guidelines.

         Escrow Requirements. Generally, each mortgage loan seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each mortgage loan seller are as follows:

         o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the mortgage loan seller with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be sometimes waived.

         o    Insurance--If the property is insured under an individual policy
              (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the mortgage loan seller with sufficient funds to pay all insurance premiums. This escrow requirement may be sometimes waived.

         o    Replacement Reserves--Replacement reserves are generally
              calculated in accordance with the expected useful life of the components of the mortgaged real property during the term of the related mortgage loan.

         o    Completion Repair/Environmental Remediation--Typically, a
              completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, the mortgage loan seller generally requires that at least 100% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.

         o    Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations prior to the expiration of the term of the related mortgage loan. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

                                      S-97

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

         On the Closing Date, we will transfer the mortgage loans, without recourse, to the trustee for the benefit of the series 2004-C2 certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan that we intend to include in the trust fund (the
"Mortgage File"):

         (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

         (b)  the original or a copy of the mortgage instrument, together with an original or copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the
              applicable recording office) with evidence of recording indicated
              thereon or certified by the applicable recorder's office;

         (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the related mortgage instrument), in each case
              (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

         (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank,
              completion of the name of the trustee) in recordable form;

         (e)  an original assignment of any related assignment of leases (if such item is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

         (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

         (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

         (h)  any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the trustee of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

         (i)  an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

         (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

                                      S-98

         (k)  copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan; and

         (l)  the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such mortgage loan.

         As provided in the series 2004-C2 pooling and servicing agreement, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2004-C2 certificateholders therein, the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price")
generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any
Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer or the trustee in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above), and (e) any other
Additional Trust Fund Expenses in respect of such underlying mortgage loan
(including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Liquidation Fee"); or (2) substitute a Qualified Substitute
Mortgage Loan for such mortgage loan and pay the master servicer for deposit into the master servicer's collection account a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution (the "Substitution
Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure; and provided, further, that no such document omission or defect (other than with respect to the mortgage note, the mortgage instrument, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the series 2004-C2 certificateholders in, or the value of, the affected mortgage loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien or any collateral securing the mortgage loan or for any immediate significant servicing obligation. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 2004-C2 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the date of initial issuance of the offered certificates.

                                      S-99

         The series 2004-C2 pooling and servicing agreement requires the trustee promptly to cause each of the assignments described in clauses (d), (e) and (i)
of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

         In the related mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

         (i)       the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the
                   applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this
                   prospectus supplement) was true and correct in all material respects as of the cut-off date;

         (ii)      as of the date of its origination, the subject mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the subject mortgage loan;

         (iii)     immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any
                   nature encumbering the subject mortgage loan;

         (iv)      the proceeds of the subject mortgage loan have been fully
                   disbursed and there is no requirement for future advances
                   thereunder by the lender;

         (v)       each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any
                   nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be
                   unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are
                   enforceable to the extent necessary and customary for the
                   practical realization of the rights and benefits afforded
                   thereby, and (b) as such enforcement may be limited by
                   bankruptcy, insolvency, receivership, reorganization,
                   moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by
                   general principles of equity (regardless of whether such
                   enforcement is considered in a proceeding in equity or at
                   law);

         (vi)      as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage
                   instrument or other agreements executed in connection
                   therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with
                   respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the
                   enforceability of any provisions requiring the payment of
                   Default Interest, late fees, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

                                     S-100

         (vii)     each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding first priority assignment from such mortgage loan seller (subject to the customary
                   limitations set forth in clause (v) above);

         (viii)    the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property except for the exceptions set forth in clause (v) above and subject to
                   (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and
                   adversely interferes with the current use of the related
                   mortgaged real property or the security intended to be
                   provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage
                   loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the
                   exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such
                   mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the
                   related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which,
                   individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged property or the security intended to be provided by such mortgage
                   instrument or with the borrower's ability to pay its
                   obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the
                   mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a
                   foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject
                   mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other
                   mortgage loan, none of which, individually or in the
                   aggregate, materially and adversely interferes with the
                   current use of the related mortgaged real property or the
                   security intended to be provided by such mortgage instrument or with the mortgagor's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property;

         (ix)      all real estate taxes and governmental assessments, or
                   installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover such payments has been
                   established; provided that for purposes of this
                   representation and warranty, real estate taxes and
                   governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable
                   thereon and (y) the date on which enforcement action is
                   entitled to be taken by the related taxing authority.

         (x)       to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan
                   seller's actual knowledge based solely upon due diligence
                   customarily performed with the origination of comparable
                   mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any
                   material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such mortgaged real
                   property as security for the subject mortgage loan and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

                                     S-101

         (xi)      as of the date of its origination, all insurance coverage
                   required under each related mortgage instrument, which
                   insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending
                   institutions lending on the security of property comparable to the related mortgaged property in the jurisdiction in
                   which such mortgaged property is located, and with respect to a fire and extended perils insurance policy, was in an amount
                   (subject to a customary deductible) at least equal to the
                   lesser of (a) the replacement cost of improvements located on such mortgaged property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance
                   provisions, was in full force and effect with respect to each related mortgaged real property;

         (xii)     as of the date of initial issuance of the offered
                   certificates, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the
                   subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

         (xiii)    one or more environmental site assessments, updates or
                   transaction screens thereof were performed by an
                   environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan
                   seller's affiliates with respect to each related mortgaged real property during the 18-month period preceding the
                   origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry
                   other than to review the report(s) prepared in connection
                   with the assessment(s), updates or transaction screens
                   referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report(s).

         In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2004-C2 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the date of initial issuance of the offered certificates.

         The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2004-C2 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

                                     S-102

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

         If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other
Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected
Crossed Loan, determined at the time of repurchase or substitution, and (iii)
the trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions of the Internal Revenue Code.
In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

         To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement.
We believe that the information set forth in this prospectus supplement will be representative of the characteristics

                                     S-103

of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this prospectus supplement may vary.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2004-C2 pooling and servicing agreement, with the Securities and
Exchange Commission within 15 days after the initial issuance of the offered certificates.

                                     S-104

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

         The series 2004-C2 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust fund. The following summaries describe some of the provisions of the series 2004-C2 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and any related REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents", for additional important information regarding provisions of the series 2004-C2 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

         The master servicer and the special servicer must each service and administer the underlying mortgage loans and any related REO Properties for which it is responsible, directly or through sub-servicers, in accordance with:

         o    any and all applicable laws;

         o    the express terms of the series 2004-C2 pooling and servicing agreement;

         o    the express terms of the related loan documents, including any intercreditor agreements; and

         o    to the extent consistent with the foregoing, the Servicing
              Standard.

         In general, the master servicer will be responsible for the servicing and administration of:

         o    all mortgage loans in the trust fund as to which no Servicing
              Transfer Event has occurred; and

         o    all worked-out mortgage loans in the trust fund as to which no new
              Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and which has not yet been worked-out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust fund.

         Despite the foregoing, the series 2004-C2 pooling and servicing agreement will require the master servicer to continue to receive payments, make certain calculations and, subject to the master servicer's timely receipt of information from the special servicer, prepare certain reports to the trustee with respect to any specially serviced mortgage loans and REO Properties in the trust fund. The master servicer may also render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2004-C2 pooling and servicing agreement.

         The master servicer will transfer servicing of an underlying mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of Servicing Transfer Event.

                                     S-105

         Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

         The Initial Master Servicer. Midland Loan Services, Inc., a Delaware
corporation, will be the initial master servicer with respect to the mortgage pool.

         Midland Loan Services, Inc. is a wholly-owned subsidiary of PNC Bank,
National Association, one of the mortgage loan sellers, and an affiliate of PNC
Capital Markets, Inc., one of the underwriters. PNC Bank, National Association and PNC Capital Markets, Inc. are both wholly-owned subsidiaries of The PNC
Financial Services Group, Inc. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas
66210.

         As of September 30, 2004, Midland was servicing approximately 13,815 commercial and multifamily loans with a total principal balance of approximately
$92.6 billion. The collateral for these loans is located in all 50 states, the
District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,413 of those loans, with a total principal balance of approximately $69 billion, pertain to commercial and multifamily mortgage-backed securities.

         Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties.
Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for financial institutions, private investors and issuers of commercial and multifamily mortgage-backed securities.

         Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from both Fitch and S&P. S&P ranks
Midland as "Strong" and Fitch ranks Midland as "1" for each category.

         Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS
Investor Insight(R) through Midland's website, "www.midlandls.com". Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at
askmidland@midlandls.com.

         The information set forth in this prospectus supplement concerning
Midland in the five preceding paragraphs has been provided by Midland. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

         The Initial Special Servicer. Lennar Partners, Inc., a Florida
corporation and a subsidiary of LNR Property Corporation, will act as initial special servicer with respect to the mortgage pool and any related REO
Properties. The principal executive offices of Lennar are located at 1601
Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305)
695-5600.

                                     S-106

         LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in:

         o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

         o    investing in high-yielding real estate loans, and

         o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

         Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina and
California, and in Europe in London, England and Paris, France. As of May 31,
2004, Lennar and its affiliates were managing a portfolio which included an original count of approximately 16,700 assets in all 50 states and in Europe with an original face value of $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which
Lennar acts as special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust.
Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

         The information set forth in this prospectus supplement concerning
Lennar and LNR has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information. Lennar (except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the series 2004-C2 pooling and servicing agreement, the series
2004-C2 certificates, the underlying mortgage loans, this prospectus supplement or related documents.

 SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

         o    each specially serviced mortgage loan, if any;

         o    each mortgage loan, if any, as to which the corresponding
              mortgaged real property has become an REO Property; and

         o    each mortgage loan, if any, that has been defeased.

         In the case of each mortgage loan in the trust, the master servicing fee will:

         o    be calculated on an Actual/360 Basis, which is the interest accrual basis for each underlying mortgage loan;

         o    accrue at the related master servicing fee rate, which on a loan-by-loan basis will range from 0.0400% per annum to 0.1200%
              per annum;

                                     S-107

         o    accrue on the same principal amount as interest accrues or is deemed to accrue, from time to time with respect to that mortgage loan; and

         o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO
              Property, from general collections on the other mortgage loans and
              REO Properties in the trust.

         For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

         Subject to certain conditions, Midland is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If
Midland resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of Midland as master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of Midland as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

         Prepayment Interest Shortfalls. The series 2004-C2 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans (other than a specially serviced mortgage loan and other than any mortgage loan for which the special servicer has waived a prepayment restriction) during any collection period, then the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

         o    the amount of the subject Prepayment Interest Shortfall; and

         o    the sum of--

              1.   the master servicing fee (calculated for this purpose only at a rate of 0.02% per annum) received by the master servicer during such collection period on the subject prepaid mortgage loan, and

              2.   any investment income earned on the related principal
                   prepayment during such collection period while on deposit in the master servicer's collection account.

         No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

         Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Total
Available P&I Funds for that payment date, as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related payment date to cover those
Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C2 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the
Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

                                     S-108

         The master servicer will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be:

         o    the special servicing fee;

         o    the workout fee; and

         o    the liquidation fee.

         The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan, if any:

         o    that is being specially serviced; or

         o    as to which the corresponding mortgaged real property has become an REO Property.

         In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

         o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year;

         o    accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee of $4,000 a month for each specially serviced mortgage loan or REO Property;

         o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

         o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

         The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan as to which, following a period of special servicing and resolution of all Servicing Transfer
Events, servicing thereof has been returned to the master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional
Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

         The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

                                     S-109

         If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new
Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

         The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff. Except as described in the next paragraph, the special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller) as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described above under "Description of the Mortgage
Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, insurance proceeds, condemnation proceeds or proceeds received in connection with:

         o    the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan
              documentation, within the required cure period (as that cure period may be extended), as described under "Description of the
              Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
              Substitutions" and "--Representations and Warranties; Repurchases
              and Substitutions" in this prospectus supplement;

         o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
              Certificateholder, as described under "--Fair Value and Other
              Purchase Options" below; or

         o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or the
              Majority Controlling Class Certificateholder in connection with the termination of the trust, all as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans.

                                     S-110

         In addition, the following items collected on any particular mortgage loan in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series
2004-C2 pooling and servicing agreement:

         o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2004-C2 pooling and servicing agreement for, or to offset, certain expenses of the trust
              (including interest on advances), each as provided in the series
              2004-C2 pooling and servicing agreement; and

         o    any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

         The master servicer will be authorized to invest or direct the investment of funds held in its collection account, in its interest reserve account, or in any escrow and/or reserve account maintained by it, in Permitted
Investments. See "--Collection Account" below and "Description of the Offered
Certificates" in this prospectus supplement. The master servicer:

         o    will generally be entitled to retain any interest or other income earned on those funds; and

         o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master
              servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts so long as those institutions or trust companies meet certain eligibility requirements set forth in the series
2004-C2 pooling and servicing agreement.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. The special servicer:

         o    will be entitled to retain any interest or other income earned on those funds; and

         o    will be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2004-C2 pooling and servicing agreement.

         Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2004-C2 pooling and servicing agreement.
The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series
2004-C2 pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan in the trust fund or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections,

                                     S-111

including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

         The special servicer will generally be required to give the master servicer not less than five business days' notice (or two business days' notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made on a specially serviced mortgage loan or REO
Property in the trust fund, before the date on which the master servicer is required to make any servicing advance with respect to such mortgage loan or REO
Property.

         If the master servicer is required under the series 2004-C2 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

         o    if any of certain officers of the trustee has actual knowledge of the failure, to give the master servicer notice of the failure;
              and

         o    if the failure continues for five more business days after such notice, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by the master servicer or the trustee), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property.
If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, or that the special servicer determines
(in the case of servicing advances by the master servicer or the trustee), is not recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO
Properties that are on deposit in the master servicer's collection account from time to time as more particularly described in this prospectus supplement. The trustee may conclusively rely on the determination of the master servicer, and the master servicer and the trustee, in the case of specially serviced mortgage loans and REO Properties, must conclusively rely on the determination of the special servicer, regarding the nonrecoverability of a servicing advance. In making a recoverability determination in accordance with the series 2004-C2 pooling and servicing agreement, the master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

         Notwithstanding the foregoing, upon a determination that a previously made servicing advance (together with interest accrued and unpaid on the advance) is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole

                                     S-112

discretion, elect to obtain reimbursement for such nonrecoverable servicing advance over a period of time (not to exceed 6 months without the consent of the series 2004-C2 controlling class representative) and the unreimbursed portion of that advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C2 certificateholders to the detriment of other classes of series 2004-C2 certificateholders will not, with respect to the master servicer or the special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series 2004-C2 certificateholders and/or contractual duty under the series 2004-C2 pooling and servicing agreement. In the event that the master servicer, the special servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the special servicer or the trustee, as applicable, will be required to give S&P and Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer, the special servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2004-C2 pooling and servicing agreement.

         If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C2 principal balance certificates
(prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2004-C2 certificates), thereby reducing the payments of principal on the series
2004-C2 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments and other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

         The series 2004-C2 pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2004-C2 pooling and servicing agreement, the master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the master servicer will be required) to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C2 certificateholders, as a collective whole. The master servicer will be able to conclusively rely on any such determination made by the special servicer.

         The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable:

         o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the
              collection period in which that servicing advance was reimbursed;
              and

         o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and
              Default Interest referred to in clause first above is insufficient to cover

                                     S-113

              the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

THE SERIES 2004-C2 CONTROLLING CLASS REPRESENTATIVE

         Series 2004-C2 Controlling Class. As of any date of determination, the controlling class of series 2004-C2 certificateholders will be the holders of the most subordinate class of series 2004-C2 certificates then outstanding, other than the class XC, XP, Y and R certificates, that has a total principal balance that is (a) greater than 25% of that class's original total principal balance and (b) equal to or greater than 1.0% of the initial total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-1A, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O and P certificates. However, if no class of series 2004-C2 certificates, exclusive of the class XC, XP, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C2 certificateholders will be the holders of the most subordinate class of series 2004-C2 certificates then outstanding, other than the class XC,
XP, Y and R certificates, that has a total principal balance greater than zero.
For purposes of determining, and exercising the rights of, the series 2004-C2 controlling class, the class A-1, A-2, A-3, A-4, A-5 and A-1A certificates will represent a single class.

         Election of the Series 2004-C2 Controlling Class Representative. The
series 2004-C2 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2004-C2 controlling class, will be entitled to:

         o    select a representative having the rights and powers described under "--The Series 2004-C2 Controlling Class
              Representative--Rights and Powers of the Series 2004-C2
              Controlling Class Representative" below and elsewhere in this prospectus supplement; or

         o    replace an existing series 2004-C2 controlling class
              representative.

         The trustee will be required to notify promptly all the
certificateholders of the series 2004-C2 controlling class that they may select a series 2004-C2 controlling class representative upon:

         o    the receipt by the trustee of written requests for the selection of a successor series 2004-C2 controlling class representative from series 2004-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C2 controlling class;

         o    the resignation or removal of the person acting as series 2004-C2 controlling class representative; or

         o    a determination by the trustee that the series 2004-C2 controlling class has changed.

The notice will explain the process for selecting a series 2004-C2 controlling class representative. The appointment of any person (other than Lennar or an affiliate) as a series 2004-C2 controlling class representative will not be effective until that person provides the trustee and the master servicer with:

         1.   written confirmation of its acceptance of its appointment;

                                     S-114

         2.   an address and telecopy number for the delivery of notices and other correspondence; and

         3.   a list of officers or employees of the person with whom the parties to the series 2004-C2 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         Resignation and Removal of the Series 2004-C2 Controlling Class
Representative. The series 2004-C2 controlling class representative may at any time resign by giving written notice to the trustee and each series 2004-C2 certificateholder of the series 2004-C2 controlling class. The series 2004-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C2 controlling class, will be entitled to remove any existing series
2004-C2 controlling class representative by giving written notice to the trustee and to the existing series 2004-C2 controlling class representative.

         Rights and Powers of the Series 2004-C2 Controlling Class
Representative. The special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each mortgage loan in the trust fund that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer.
Each Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each Asset Status
Report will be delivered to the series 2004-C2 controlling class representative, among others, by the special servicer.

         If within ten business days of receiving an Asset Status Report that relates to a recommended action to which the series 2004-C2 controlling class representative is entitled to object, as described below, the series 2004-C2 controlling class representative does not disapprove such Asset Status Report in writing, then the special servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable mortgage loan documents. If the series 2004-C2 controlling class representative disapproves such Asset
Status Report, the special servicer must revise such Asset Status Report and deliver to the series 2004-C2 controlling class representative, among others, a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

         The special servicer must continue to revise such Asset Status Report as described above until the series 2004-C2 controlling class representative fails to disapprove such revised Asset Status Report in writing within ten business days of receiving such revised Asset Status Report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this discussion.
Notwithstanding the foregoing, the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report (and consistent with the terms of the series 2004-C2 pooling and servicing agreement) before the expiration of a ten-business day period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2004-C2 certificateholders, as a collective whole, and it has made a reasonable effort to contact the series 2004-C2 controlling class representative and (b) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the series
2004-C2 certificateholders pursuant to the Servicing Standard.

         Upon making the determination in clause (b) of the last sentence of the immediately preceding paragraph, the special servicer shall notify the trustee of such rejection and deliver to the trustee a proposed notice to series 2004-C2 certificateholders which must include a copy of the Asset Status Report, and the trustee will be required to send such notice to all series 2004-C2 certificateholders. If the majority of such series 2004-C2 certificateholders, as determined by series 2004-C2 voting rights, fail, within 15 days of the trustee's sending such

                                     S-115

notice, to reject such Asset Status Report, the special servicer will implement the same. If the Asset Status Report is rejected by a majority of the series
2004-C2 certificateholders (other than for a reason which violates the Servicing
Standard, which will control), the special servicer must revise such Asset
Status Report as described above and provide a copy of such revised report to the master servicer. The trustee will be entitled to reimbursement from the trust fund for the reasonable expenses of providing such notices.

         The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund and take such actions consistent with the Servicing Standard, the terms of the series 2004-C2 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status
Report unless that action would be required in order to act in accordance with the Servicing Standard.

         No direction of the series 2004-C2 controlling class representative or the majority of the series 2004-C2 certificateholders in connection with any
Asset Status Report may (a) require or cause the master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2004-C2 pooling and servicing agreement, including the master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I or REMIC II, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the
Internal Revenue Code, or (c) expand the scope of the master servicer's, trustee's or special servicer's responsibilities under the series 2004-C2 pooling and servicing agreement.

         In addition, the series 2004-C2 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take any of the following actions as to which the series 2004-C2 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action:

         1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

         2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

         3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the trust fund) for less than the related Purchase Price;

         4.   any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

         5.   any release of collateral, or acceptance of substitute or
              additional collateral, for an underlying mortgage loan unless required by the related mortgage loan documents and/or applicable law;

         6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance"
              clause; and

         7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents).

         Furthermore, the series 2004-C2 controlling class representative may direct the special servicer to take, or to refrain from taking, such other actions as the series 2004-C2 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2004-C2 pooling and servicing agreement;

                                     S-116

provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the special servicer to violate any applicable law, any provision of the series 2004-C2 pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue Code (and the special servicer must disregard any such direction or objection), including the special servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2004-C2 pooling and servicing agreement or cause the special servicer or the master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the master servicer is not in the best interests of the series 2004-C2 certificateholders.

         When reviewing the rest of this "Servicing of the Underlying Mortgage
Loans" section, it is important that you consider the effects that the rights and powers of the series 2004-C2 controlling class representative discussed above could have on the actions of the special servicer.

         Liability to Borrowers. In general, any and all expenses of the series
2004-C2 controlling class representative are to be borne by the holders of the series 2004-C2 controlling class in proportion to their respective percentage interests in the subject class, and not by the trust. However, if a claim is made against the series 2004-C2 controlling class representative by a borrower with respect to the series 2004-C2 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under
"Description of the Governing Documents--Matters Regarding the Master Servicer,
the Special Servicer, the Manager and Us" in the accompanying prospectus) the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 2004-C2 controlling class representative, but only if:

         o    the special servicer or the trust are also named parties to the same action; and

         o    in the sole judgment of the special servicer--

              1.   the series 2004-C2 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

              2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the series
                   2004-C2 controlling class representative.

         Liability to the Trust and Certificateholders. The series 2004-C2 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates.

         In addition, the series 2004-C2 controlling class representative does not have any duties or liability to the holders of any class of series 2004-C2 certificates other than the series 2004-C2 controlling class. It may act solely in the interests of the certificateholders of the series 2004-C2 controlling class and will have no liability to any other series 2004-C2 certificateholders for having done so. No series 2004-C2 certificateholder may take any action against the series 2004-C2 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2004-C2 controlling class.

                                     S-117

REPLACEMENT OF THE SPECIAL SERVICER

         Series 2004-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C2 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

         1.   written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2004-C2 certificates (provided that such confirmation need not be obtained from S&P if the proposed successor special servicer is on S&P's approved special servicer list); and

         2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C2 pooling and servicing agreement, together with an opinion of counsel
              regarding, among other things, the enforceability of the series
              2004-C2 pooling and servicing agreement against the proposed special servicer.

         Subject to the foregoing, any series 2004-C2 certificateholder or any affiliate of a series 2004-C2 certificateholder may be appointed as special servicer.

         If the series 2004-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C2 controlling class terminate an existing special servicer, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the party or parties that removed the terminated special servicer. Furthermore, the terminated special servicer will be entitled to all amounts due and payable to it under the series 2004-C2 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2004-C2 CERTIFICATES

         If the certificates of the series 2004-C2 controlling class are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled to:

         o    receive all notices described under "--The Series 2004-C2
              Controlling Class Representative" and/or "--Replacement of the
              Special Servicer" above; and

         o    exercise directly all rights described under "--The Series 2004-C2
              Controlling Class Representative" and/or "--Replacement of the
              Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2004-C2 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Upon receipt of any request of a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans or a request by a borrower for a determination with respect to an underlying mortgage loan which by its terms permits transfer, assumption or

                                     S-118

further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the master servicer must promptly forward that request to the special servicer, who, if otherwise permitted pursuant to the series 2004-C2 pooling and servicing agreement, is to analyze that request, to prepare all written materials in connection with such analysis and, if it approves such request, to close the related transaction, subject to the consent rights of the series 2004-C2 controlling class representative and any applicable intercreditor, co-lender or similar agreement.
With respect to all mortgage loans in the trust fund, the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless the special servicer has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard.
The special servicer may not exercise any such waiver in respect of a due-on-encumbrance provision of any of the underlying mortgage loans (1) with respect to which (a) the aggregate of the Stated Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized, cross-defaulted or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized, cross-defaulted or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated
Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2004-C2 certificates and (2) with respect to which (a) the criteria set forth in clause (1)(a), (1)(b) and (1)(c)
have been met or (b) the subject mortgage loan has a loan-to-value ratio
(calculated to include the additional indebtedness secured by any encumbrance)
that is equal to or greater than 85% and a debt service coverage ratio
(calculated to include the additional debt from any encumbrance) of 1.2:1 or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2004-C2 certificates. With respect to a waiver of a due-on-sale provision of any of the underlying mortgage loans, the special servicer may not waive any such restriction with respect to which (a) the aggregate of the Stated Principal Balance of the subject mortgage loan and the
Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized, cross-defaulted or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of
$35,000,000 (or $20,000,000 with respect to Moody's), (b) the aggregate of the
Stated Principal Balance of the subject mortgage loan and the Stated Principal
Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized, cross-defaulted or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c)
the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2004-C2 certificates; provided, further, that, if the subject mortgage loan does not meet the criteria set forth in clauses (a), (b)
and (c) of this sentence, the special servicer may waive such requirement without approval by S&P or Moody's in accordance with the Servicing Standard.
Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan that by its terms permits transfer, assumption or further encumbrance of an underlying mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale", "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

                                     S-119

         In addition, the master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans) (without the special servicer's consent) or the special servicer (with respect to specially serviced mortgage loans in the trust fund), may grant, without any rating agency confirmation as provided in the prior paragraph, a borrower's request for consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing
Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower's ability to repay the related underlying mortgage loan, or materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section and to the rights of the series 2004-C2 controlling class representative, and further subject to any applicable intercreditor, co-lender or similar agreement, the master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers,
Amendments and Consents" section and in connection with certain waivers of
Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this "--Modifications, Waivers, Amendments and Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2004-C2 certificateholder.

         All modifications, waivers or amendments of any underlying mortgage loan must be in writing and must be considered and effected in accordance with the Servicing Standard; provided, however, that neither the master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any mortgage loan in the trust fund not otherwise permitted as described in this
"--Modifications; Waivers, Amendments and Consents" section that would constitute a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

         Except as discussed in the next paragraph and except for waivers of
Default Interest and late payment charges, neither the master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund that would:

         (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
              payable thereunder;

         (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
              prepayment during any period in which the related mortgage note prohibits principal prepayments;

         (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or

                                     S-120

              condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property; or

         (d)  if the subject mortgage loan has a Stated Principal Balance equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or $35,000,000
              (or with respect to Moody's $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal
              Balance as of such date, permit the transfer or transfers of (A)
              the related mortgaged real property or any interest therein or (B)
              equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written
              confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series 2004-C2 certificates;

         (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance equal to or in excess of 2% (or with respect to Moody's, 5%) of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, or, with respect to S&P only, has an aggregate loan-to-value ratio that is equal to or greater than 85% or has an aggregate debt service coverage ratio that is less than 1.2:1 without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2004-C2 certificates; or

         (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

         Notwithstanding the foregoing but subject to the second following paragraph, and further subject to the rights of the series 2004-C2 controlling class representative, the special servicer may (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate,
(iii) forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (iv) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (v) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2004-C2 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section
1.860G-2(b) of the Internal Revenue Code and (2) cause REMIC I or REMIC II to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

         In addition, notwithstanding the second preceding paragraph, but subject to the next paragraph, and further subject to the rights of the series
2004-C2 controlling class representative, the special servicer may extend the date on which any balloon payment is scheduled to be due in respect of a specially serviced mortgage loan in the

                                     S-121

trust fund if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the special servicer has obtained an appraisal of the related mortgaged real property, in connection with such extension, which appraisal supports the determination of the special servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

         In no event may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final payment date; (2) reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan, (b) the highest fixed pass-through rate of any class of series 2004-C2 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; (3) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease; or (4) defer interest due on the subject mortgage loan in excess of 10% of the stated principal balance of such mortgage loan or defer the collection of interest on the subject mortgage loan without accruing interest on such deferred interest at a rate at least equal to the mortgage rate of the subject mortgage loan.

         The special servicer or the master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2004-C2 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

         The special servicer must notify the master servicer, any related sub-servicers, the trustee, the series 2004-C2 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan (including fees charged the related borrower) and the date thereof, and must deliver to the custodian
(with a copy to the master servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the
Offered Certificates--Reports to Certificateholders; Available Information".

         For any non-specially serviced mortgage loan in the trust fund, and subject to the rights of the special servicer described above and the rights of the series 2004-C2 controlling class representative, the master servicer, without the consent of the special servicer or the series 2004-C2 controlling class representative, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

         1.   approving routine leasing activity with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 2004-C2 pooling and servicing agreement;

                                     S-122

         2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

         3.   approving annual budgets for the related mortgaged real property;
              provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

         4.   subject to other restrictions herein regarding principal
              prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

         5.   approving modifications, consents or waivers (other than those described in the second paragraph of this "--Modifications,
              Waivers, Amendments and Consents" section) in connection with a defeasance permitted by the terms at the related underlying mortgage loan if the master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2004-C2 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the REMIC provisions of the
              Internal Revenue Code; and

         6.   approving certain consents with respect to right-of-ways and easements and consent to subordination of the related underlying mortgage loan to such easements or right-of-ways.

         Notwithstanding anything to the contrary described in this prospectus supplement, neither the master servicer nor the special servicer, as applicable, may take the following action unless it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such rating agency to the series 2004-C2 certificates:

         (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

         (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5%
              of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

REQUIRED APPRAISALS

         Within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund, the special servicer must obtain, and deliver to the trustee and the master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2004-C2 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

                                     S-123

         Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause a narrative limited appraisal with a summary report or an internal valuation of the mortgaged real property to be performed.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "Description of the
Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in
this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the appropriate party under the series 2004-C2 pooling and servicing agreement is to redetermine and report to the trustee and the master servicer, the new Appraisal
Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when:

         o    as applicable, either the subject mortgage loan has remained current for at least three consecutive monthly debt service payments or the related Servicing Transfer Events have ceased to exist; and

         o    no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation, subject to the limitations set forth in the series 2004-C2 pooling and servicing agreement.

         Deposits. Under the series 2004-C2 pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2004-C2 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

         o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

                                     S-124

         o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional
              Interest;

         o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

         o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

         o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted
              Investments of funds held in the collection account;

         o    any amounts required to be deposited by the master servicer or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance"
              below;

         o    any amount required to be transferred to the master servicer's collection account from any REO account maintained by the special servicer;

         o    all amounts received and retained in connection with the
              liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as otherwise contemplated under "--Fair Value and Other Purchase Options" below;

         o    any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and
              "--Representations and Warranties; Repurchases and Substitutions"
              in this prospectus supplement;

         o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--Termination" in this prospectus
              supplement;

         o    any amounts paid by the master servicer to cover Prepayment
              Interest Shortfalls; and

         o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which the master servicer, the special servicer or the trustee, as applicable, has been previously reimbursed out of the collection account;

provided that Default Interest and late payment charges will be deposited in the master servicer's collection account only to the extent necessary to reimburse parties to the series 2004-C2 pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 2004-C2 pooling and servicing agreement.

         Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

                                     S-125

         Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

         1.   to remit to the trustee for deposit in the trustee's payment account, as described under "Description of the Offered
              Certificates--Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

              (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period;

              (b)  payments and other collections received after the end of the related collection period; and

              (c)  amounts that are payable or reimbursable from the collection account to any person other than the series 2004-C2
                   certificateholders in accordance with any of clauses 3.
                   through 20. below;

         2.   to apply amounts held for future distribution on the series
              2004-C2 certificates to make advances to cover delinquent
              scheduled debt service payments, other than balloon payments;

         3.   to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party under the series 2004-C2 pooling and servicing agreement, which
              reimbursement is to be made out of collections on or proceeds from the mortgage loan or REO Property in the trust fund as to which the advance was made;

         4.   to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO
              Property has been liquidated, out of general collections on deposit in the collection account;

         5.   to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either:

              (a)  a specially serviced mortgage loan; or

              (b)  a mortgage loan as to which the related mortgaged real property has become an REO Property;

         6.   to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses"
              above;

         7.   to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party under the series 2004-C2 pooling and servicing agreement that has been determined to be a
              Nonrecoverable Advance;

                                     S-126

         8.   in connection with the reimbursement of any advance as described in clause 3. or 7. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on that advance, with that payment to be made out of Default Interest and late payment charges received (during the collection period in which that advance was reimbursed) with respect to the particular underlying mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

         9.   to pay the cost of inspections by the special servicer of any mortgaged real property that secures a specially serviced mortgage loan or of any REO Property;

         10.  in connection with the reimbursement of advances as described in clause 3. or 7. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise paid or payable under clause 8. above;

         11.  to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and
              Payment of Expenses--Additional Servicing Compensation" above;

         12.  subject to the determinations described under "--Servicing and
              Other Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be a Nonrecoverable Advance;

         13.  to pay, out of general collections on the mortgage loans and any
              REO Properties in the trust fund, for costs and expenses incurred by the trust in connection with environmental assessments of, and/or the remediation of adverse environmental conditions at, any mortgaged real property that secures a defaulted mortgage loan in the trust fund; 14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer,
              the Special Servicer, the Manager and Us" and "Description of the
              Governing Documents--Matters Regarding the Trustee" in the
              accompanying prospectus;

         15.  to pay, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for the costs of various opinions of counsel, the costs of appraisals and other valuations of mortgaged real properties, the cost of recording the series 2004-C2 pooling and servicing agreement and expenses properly incurred and fees earned by the trustee in connection with providing tax advice to the special servicer;

         16.  to pay any other items provided in the series 2004-C2 pooling and servicing agreement as being payable from the collection account;

         17.  to pay to the person entitled thereto any amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust;

         18.  with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the collection account;

                                     S-127

         19.  to transfer amounts to the master servicer's interest reserve account, as described under "Description of the Offered
              Certificates--Interest Reserve Account" in this prospectus supplement;

         20.  to withdraw amounts deposited in the collection account in error;
              and

         21.  to clear and terminate the collection account upon the termination of the series 2004-C2 pooling and servicing agreement.

MAINTENANCE OF INSURANCE

         The master servicer (with respect to mortgage loans in the trust fund)
and the special servicer (with respect to REO properties) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the trust has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the master servicer must exercise such discretion in a manner consistent with the Servicing
Standard. The cost of any such insurance coverage obtained by either the master servicer or the special servicer shall be a servicing advance to be paid by the master servicer.

         The special servicer must also cause to be maintained for each REO
Property in the trust fund no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

         Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to maintain and shall not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2004-C2 controlling class representative, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located;
provided, however, the series 2004-C2 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series
2004-C2 controlling class representative, the special servicer will not be required to do so; and provided, further that, during the period that the special servicer is evaluating such insurance under the series 2004-C2 pooling and servicing agreement, the master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

         If the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2004-C2 pooling and servicing agreement and (ii)
provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO
Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as appropriate, must, if there shall not have been maintained on the related mortgaged real property or REO

                                     S-128

Property a hazard insurance policy complying with the requirements of the series
2004-C2 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE AND OTHER PURCHASE OPTIONS

         Within 60 days after any of the underlying mortgage loans becomes a
Defaulted Mortgage Loan, the special servicer shall determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained herein may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage
Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the trustee, the master servicer, each rating agency and the Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in the most recent related appraisal.
Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

         In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the Majority Controlling Class Certificateholder and the
special servicer will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the trust at a price (the "Option
Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2004-C2 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted Mortgage
Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted
Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a
Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee and the master servicer of such transfer, which

                                     S-129

notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the Majority Controlling Class
Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option, except that, if the Purchase Option is not exercised by the Majority Controlling
Class Certificateholder or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the
Majority Controlling Class Certificateholder and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the Majority Controlling Class
Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage
Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the trust, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure or (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout.

         The series 2004-C2 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

         If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the trustee will be required to refer to the Servicing
Standard, the trustee's good faith reasonable judgment and all other relevant information delivered to it by the special servicer or otherwise contained in the mortgage loan file; and, in any event, the trustee must take account of any change in circumstances regarding the related mortgaged real property known to the trustee that has occurred subsequent to, and that would, in the trustee's judgment, materially affect the value of the related mortgaged real property.
Furthermore, the trustee must consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged property is located. The trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to this Agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the master servicer and shall constitute, and be reimbursable as, servicing advances.

         Unless and until the Purchase Option with respect to a Defaulted
Mortgage Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2004-C2 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of

                                     S-130

the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under "Description of the Mortgage
Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and
Warranties; Repurchases and Substitutions" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         If a default on an underlying mortgage loan, has occurred, then, subject to the discussion under "--The Series 2004-C2 Controlling Class
Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

         o    work out the mortgage loan;

         o    institute foreclosure proceedings;

         o    exercise any power of sale contained in the related mortgage instrument;

         o    obtain a deed in lieu of foreclosure; and/or

         o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2004-C2 certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

         o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

         o    either--

              1.   the report indicates that--

                   (a)  the particular real property is in compliance with
                        applicable environmental laws and regulations, and

                   (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

              2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with
                   applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above,
                   would maximize the recovery for the series 2004-C2
                   certificateholders, as a collective whole, on a present value basis, than not taking those actions.

                                     S-131

         See, however, "--The Series 2004-C2 Controlling Class
Representative--Rights and Powers of the Series 2004-C2 Controlling Class
Representative" above.

         The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section, will generally be payable directly out of the master servicer's collection account.

         If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan, then the special servicer may, subject to the discussion under "--The Series 2004-C2 Controlling Class Representative" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series 2004-C2 Controlling Class
Representative" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

         If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer and/or the trustee will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2004-C2 certificateholders, for:

         o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

         o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

         o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

         In addition, amounts otherwise payable on the series 2004-C2 certificates may be further reduced by interest payable to the master servicer, the special servicer and/or the trustee on servicing expenses and advances.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

         o    the IRS grants an extension of time to sell the property; or

         o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property
              subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2004-C2 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

                                     S-132

         Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a commercially reasonable manner. Neither the trustee nor any of its affiliates may bid for or purchase from the trust any REO Property.

         Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

         Sales of REO Properties will be subject to the approval of the series
2004-C2 controlling class representative, as and to the extent described under
"--The Series 2004-C2 Controlling Class Representative" above.

         The special servicer may retain an independent contractor to operate and manage any REO Property held by the trust. The special servicer will comply with the Servicing Standard in monitoring the independent contractor.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

         o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

         o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

         The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer's determination as to how each REO Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the
Servicing Standard to manage and operate the property in a manner that would avoid the imposition of:

         o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

         o    a tax on prohibited transactions under section 860F of the
              Internal Revenue Code.

         To the extent that income the trust receives from an REO Property is subject to:

         o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

         o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at

                                     S-133

the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2004-C2 pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of:

         o    any withdrawals made out of those amounts as described in the preceding sentence; and

         o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series
2004-C2 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans become specially serviced or the related debt service coverage ratio is below 1.0:1; and the expense of that inspection will be payable first, out of Default Interest and late payment charges received with respect to the related underlying mortgage loan in the collection period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense.

         In addition, beginning in 2005, with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the master servicer (with respect to each such

                                     S-134

mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer (with respect to each mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required at its expense to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that the master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment, any material change in its condition or value or any visible waste committed on the mortgaged real property.

         The special servicer or the master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property and to cause annual operating statements to be prepared for each REO Property.
Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement.
However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

         Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2004-C2 certificateholders during normal business hours at the offices of the special servicer or the master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         On or before May 1 (or such earlier date as may be provided for under the series 2004-C2 pooling and servicing agreement) of each year, beginning in
2005, each of the master servicer and the special servicer must:

         o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public
              Accountants to furnish a statement to the trustee, among others, to the effect that:

              1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year or the portion of that year during which the series 2004-C2 certificates were outstanding; and

              2.   on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master
                   servicer or the special servicer, as the case may be, has
                   complied with the minimum servicing standards identified in
                   USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

         o    deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or the special servicer, as the case may be, has fulfilled its obligations under the series 2004-C2 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2004-C2 certificates were outstanding.

         In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon

                                     S-135

comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the series 2004-C2 pooling and servicing agreement:

         o    the master servicer fails to deposit into its collection account any amount required to be so deposited, and that failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

         o    the master servicer fails to remit to the trustee for deposit in the trustee's payment account any amount (other than P&I advances)
              required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable payment date;

         o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the master servicer for deposit into, the master servicer's collection account, any amount required to be so deposited or remitted;

         o    the master servicer fails to timely make any servicing advance required to be made by it under the series 2004-C2 pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice of such failure has been given to the master servicer by the trustee;

         o    any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2004-C2 pooling and servicing agreement, which failure continues unremedied for 30 days after the date on which written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C2 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be
              (with a copy to each other party to the series 2004-C2 pooling and servicing agreement), by the series 2004-C2 certificateholders entitled to at least 25% of the series 2004-C2 voting rights;
              provided, however, that with respect to any such failure which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect the cure thereof so long as the master servicer or the special servicer, as the case may be, has
              commenced to cure that failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

         o    any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the series
              2004-C2 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C2 certificateholders, which breach continues unremedied for a period of 30 days after the date on which notice of that breach,
              requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C2 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be
              (with a copy to each other party to the series 2004-C2 pooling and servicing agreement), by the series 2004-C2 certificateholders entitled to at least 25% of the series 2004-C2 voting rights;
              provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the

                                     S-136

              special servicer, as the case may be, will have an additional cure period of 30 days so long as the master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

         o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of
              60 days, provided, however, that the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if they commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period;

         o    the master servicer or special servicer consents to the
              appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

         o    the master servicer or special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

         o    the consolidated net worth of the master servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, declines below $15,000,000;

         o    the master servicer or the special servicer, as the case may be, receives actual knowledge that Moody's has (a) qualified,
              downgraded or withdrawn its rating or ratings of one or more classes of series 2004-C2 certificates or (b) placed one or more classes of series 2004-C2 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such
              "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

         o    the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom;

         o    the master servicer fails to remit to the trustee for deposit into the trustee's payment account, on the applicable date in any calendar month, the full amount of monthly debt service advances required to be made on that date, which failure continues
              unremedied until 10:00 a.m. New York City time on the next business day; or

         o    the special servicer fails to be rated at least "CSS2" by Fitch,
              Inc.

                                     S-137

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default"
occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2004-C2 certificateholders entitled to not less than 25% of the series 2004-C2 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2004-C2 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2004-C2 certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 2004-C2 pooling and servicing agreement and will continue to be entitled to the benefits any provisions for reimbursement or indemnity as and to the extent provided in the series 2004-C2 pooling and servicing agreement. Upon any termination, the trustee must either:

         o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2004-C2 pooling and servicing agreement; or

         o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C2 pooling and servicing agreement.

         The holders of series 2004-C2 certificates entitled to at least 51% of the series 2004-C2 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C2 pooling and servicing agreement, rather than have the trustee act as that successor.

         In general, the series 2004-C2 certificateholders entitled to at least
66 2/3% of the series 2004-C2 voting rights allocated to the classes of series
2004-C2 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the series 2004-C2 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C2 pooling and servicing agreement.

         No series 2004-C2 certificateholder will have the right under the series 2004-C2 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under the series
2004-C2 pooling and servicing agreement:

         o    that holder previously has given to the trustee written notice of default;

         o    except in the case of a default by the trustee, series 2004-C2 certificateholders entitled to not less than 25% of the series
              2004-C2 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2004-C2 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

         o    the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2004-C2 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2004-C2 certificateholders, unless in the trustee's opinion, those series 2004-C2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                     S-138

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2004-C2 certificates will be issued, on or about December
22, 2004, under the series 2004-C2 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include, among other things:

         o    the underlying mortgage loans;

         o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

         o    the loan documents for the underlying mortgage loans required to be delivered to the trustee by the respective mortgage loan sellers;

         o    our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

         o    any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

         o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the trustee as
              described under "--Payment Account" below or the interest reserve account maintained by the master servicer as described under
              "--Interest Reserve Account" below.

         The  series 2004-C2 certificates will include the following classes:

         o    the A-1, A-2, A-3, A-4, A-5, A-1A, A-J, B, C and D classes, which are the classes of series 2004-C2 certificates that are offered by this prospectus supplement, and

         o    the E, F, G, H, J, K, L, M, N, O, P, XC, XP, R and Y classes, which are the classes of series 2004-C2 certificates that are not offered by this prospectus supplement.

         The class A-1, A-2, A-3, A-4, A-5, A-1A, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O and P certificates are the series 2004-C2 certificates that will have principal balances and are sometimes referred to in this prospectus supplement as the series 2004-C2 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See
"--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and
Additional Trust Fund Expenses. See "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below. On any particular payment date, the total principal balance of a class of series 2004-C2 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such payment date.

         The class R and Y certificates will not have principal balances or notional amounts. The class XC and XP certificates will not have principal balances and are sometimes referred to as the series 2004-C2 interest-only

                                     S-139

certificates. For purposes of calculating the amount of accrued interest, each class of series 2004-C2 interest-only certificates will have a total notional amount.

         The total notional amount of the class XC certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-1A, A-J, B, C,
D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time.

         The total notional amount of the class XP certificates will equal:

         o        during the period from the date of initial issuance of the series 2004-C2 certificates through and including the payment
                  date in             , the sum of (a) the lesser of $       and
                  the total principal balance of the class   certificates
                  outstanding from time to time, (b) the lesser of $     and the
                  total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the
                  class  ,  ,  ,  ,  ,  ,  ,  ,  and   certificates  outstanding
                  from time to time;

         o        during the period following the payment date in   through and
                  including the payment date in             , the sum of (a) the
                  lesser of $         and the total principal balance of the
                  class    certificates outstanding from time to time, (b) the
                  lesser of $    and the total principal balance of the class
                  certificates outstanding from time to time, and (c) the total principal balance of the class  ,  ,  ,  ,  ,  ,  , and
                  certificates outstanding from time to time;

         o        during the period following the payment date in    through and
                  including the payment date in             , the sum of (a) the
                  lesser of $        and the total principal balance of the
                  class    certificates outstanding from time to time, (b) the
                  lesser    of $        and the total principal balance of the
                  class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , and
                  certificates outstanding from time to time;

         o        during the period following the payment date in    through and
                  including the payment date in             , the sum of (a) the
                  lesser of $        and the total principal balance of the
                  class    certificates outstanding from time to time, (b) the
                  lesser of $    and the total principal balance of the class
                  certificates outstanding from time to time, (c) the total
                  principal balance of the class  ,  ,  ,  ,  ,  , and
                  certificates outstanding from time to time, and (d) the lesser
                  of $        and the total principal balance of the class
                  certificates outstanding from time to time;

         o        during the period following the payment date in    through and
                  including the payment date in             , the sum of (a) the
                  lesser of $      and the total principal balance of the class
                  certificates outstanding from time to time, (b) the lesser of
                  $         and the total principal balance of the class
                  certificates outstanding from time to time, (c) the total
                  principal balance of the class  ,  ,  ,  ,  , and
                  certificates outstanding from time to time, and (d) the lesser
                  of  $   and  the total principal balance of the class
                  certificates outstanding from time to time;

         o        during the period following the payment date in    through and
                  including the payment date in             , the sum of (a) the
                  lesser of $           and the total principal balance of the
                  class    certificates outstanding from time to time, (b) the
                  lesser of $           and the total principal balance of the
                  class    certificates outstanding from time to time, (c) the
                  total principal balance of the class  ,  ,  , and
                  certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class
                  certificates outstanding from time to time;

                                     S-140

         o        during the period following the payment date in    through and
                  including the payment date in             , the sum of (a) the
                  lesser of $          and the total principal balance of the
                  class     certificates outstanding from time to time, (b) the
                  lesser of $          and the total principal balance of the
                  class      certificates outstanding from time to time, (c) the
                  total principal balance of the class  , and       certificates
                  outstanding from time to time, and (d) the lesser of $
                  and the total principal balance of the class      certificates
                  outstanding from time to time;

         o        during the period following the payment date in    through and
                  including the payment date in             , the sum of (a) the
                  lesser of $        and the total principal balance of the
                  class      certificates outstanding from time to time, (b) the
                  lesser of $        and the total principal balance of the
                  class      certificates outstanding from time to time, (c) the
                  total principal balance of the class       certificates
                  outstanding from time to time, and (d) the lesser of $    and
                  the total principal balance of the class      certificates
                  outstanding from time to time; and

         o        following the payment date in             , $0.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

         o        all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by
                  DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         o        all references in this prospectus supplement to payments,
                  notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede &
                  Co., as the registered holder of those certificates, for
                  payment or transmittal, as applicable, to the beneficial
                  owners of those certificates through its participating
                  organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

                                     S-141

         DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying prospectus.

         Transfers between participants in DTC will occur in accordance with
DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

PAYMENT ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2004-C2 certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies the criteria set forth in the series 2004-C2 pooling and servicing agreement. Any funds in the trustee's payment account may, at the trustee's risk, be invested in Permitted
Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2004-C2 pooling and servicing agreement.

         Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account an amount equal to:

         o        the sum of--

                  1.       the aggregate of the amounts on deposit in the
                           collection account as of the close of business at the
                           end of the related collection period and the amounts
                           collected by or on behalf of the master servicer as
                           of the close of business on the last day of the
                           related collection period and required to be
                           deposited in the collection account,

                  2.       the aggregate amount of any advances of delinquent
                           monthly debt service payments required to be made by
                           the master servicer with respect to the underlying
                           mortgage loans for that payment date,

                  3.       the aggregate amount transferred from the special
                           servicer's REO account to the collection account on
                           or prior to such date but after the end of the
                           related collection period,

                  4.       the aggregate amount deposited by the master servicer
                           in the collection account for such payment date in
                           connection with Prepayment Interest Shortfalls, and

                                     S-142

                  5.       for each payment date occurring in March, and for the
                           final payment date if the final payment date occurs
                           in February or, if such year is not a leap year, in
                           January, the aggregate of the interest reserve
                           amounts in respect of each underlying mortgage loan
                           that accrues interest on an Actual/360 Basis; net of

         the portion of any amount described in clauses 1. through 5. above that represents one or more of the following--

                  1.       collected monthly debt service payments due on a due
                           date subsequent to the end of the related collection
                           period,

                  2.       payments and other collections received after the end
                           of the related collection period,

                  3.       amounts that are payable or reimbursable from the
                           master servicer's collection account to any person
                           other than the series 2004-C2 certificateholders,
                           including--

                           (a)      amounts payable to the master servicer or
                                    the special servicer as compensation, as
                                    described under "Servicing of the Underlying
                                    Mortgage Loans--Servicing and Other
                                    Compensation and Payment of Expenses", and
                                    as listed in clauses 4, 5, 6 and 11 of the
                                    first paragraph under "Servicing of the
                                    Underlying Mortgage Loans--Collection
                                    Account--Withdrawals", in this prospectus
                                    supplement,

                           (b)      amounts payable in reimbursement of
                                    outstanding advances, together with interest
                                    on those advances, as permitted under the
                                    series 2004-C2 pooling and servicing
                                    agreement, as listed in clauses 3, 7, 8 and
                                    10 of the first paragraph under "Servicing
                                    of the Underlying Mortgage Loans--Collection
                                    Account--Withdrawals" in this prospectus
                                    supplement, and

                           (c)      amounts payable with respect to other
                                    expenses of the trust, as listed in clauses
                                    9, 12, 13, 14, 15 and 16 of the first
                                    paragraph under "Servicing of the Underlying
                                    Mortgage Loans--Collection
                                    Account--Withdrawals" in this prospectus
                                    supplement,

                  4.       Post-ARD Additional Interest;

                  5.       with respect to each payment date during February of
                           any year or during January of any year that is not a
                           leap year, commencing in 2005, amounts transferable
                           to the master servicer's interest reserve account, as
                           described under "--Interest Reserve Account" below;
                           and

                  6.       amounts deposited in the master servicer's collection
                           account in error or otherwise payable to a third
                           party in connection with a mortgage loan that has
                           been purchased out of, or otherwise removed from, the
                           trust fund.

         See "--Interest Reserve Account" and "--Advances of Delinquent Monthly
Debt Service Payments" below and "Servicing of the Underlying Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

                                     S-143

         Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

         o        to pay itself the monthly trustee fee, which is described
                  under "--The Trustee" below, and investment earnings on
                  Permitted Investments of funds in the payment account;

         o        to pay itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing
                  Documents--Matters Regarding the Trustee" in the accompanying prospectus;

         o        to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2004-C2
                  pooling and servicing agreement and the administration of the trust;

         o        to pay any federal, state and local taxes imposed on the
                  trust, its assets and/or transactions, together with all
                  incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax
                  Consequences--REMICs--Prohibited Transactions Tax and Other
                  Taxes" in the accompanying prospectus and "Servicing of the
                  Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

         o        to pay to the person entitled thereto any amounts deposited in the payment account in error; and

         o        to clear and terminate the payment account at the termination of the series 2004-C2 pooling and servicing agreement.

         On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total
Available Funds for that date. On each payment date, the trustee will apply the
Total Available Funds to make payments on the series 2004-C2 certificates.

         For any payment date, the Total Available Funds will consist of the following separate components:

         o        the portion of those funds that represent prepayment
                  consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-4, A-5, A-1A, A-J,
                  B, C, D, E, F, G, H and/or XC certificates, as described under
                  "--Payments--Payments of Prepayment Premiums and Yield
                  Maintenance Charges" below;

         o        the portion of those funds that represent Post-ARD Additional
                  Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the
                  holders of the class Y certificates as described under
                  "--Payments--Payments of Post-ARD Additional Interest" below;
                  and

         o        the remaining portion of those funds, which we refer to as the
                  Total Available P&I Funds, and which will be paid to the
                  holders of all the series 2004-C2 certificates, other than the class Y certificates, as and to the extent described under
                  "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

         The master servicer must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis.

                                     S-144

That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the master servicer's interest reserve account may, at the master servicer's risk, be invested in
Permitted Investments, and any interest or other income earned on those funds will be paid to the master servicer as additional compensation, subject to the limitations set forth in the series 2004-C2 pooling and servicing agreement.

         During January, except in a leap year, and February of each calendar year, beginning in 2005, the master servicer will, no later than the business day immediately preceding the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will, for each such payment date, equal one day's interest accrued at the related Net Mortgage Rate on the
Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year, beginning in 2005, the master servicer will, no later than the business day immediately preceding the payment date in that month, withdraw from its interest reserve account and deposit in the trustee's payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Total Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

         General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2004-C2 certificates will be divided into:

         1.       Loan group no. 1, which will consist of 92 mortgage loans, with an initial loan group no. 1 balance of $899,725,580 and representing approximately 87.3% of the initial mortgage pool balance, that are secured by various property types that
                  constitute collateral for these mortgage loans.

         2.       Loan group no. 2, which will consist of 14 mortgage loans, with an initial loan group no. 2 balance of $130,764,352 and representing approximately 12.7% of the initial mortgage pool balance, that are secured by multifamily properties.

         On each payment date, the trustee will, subject to the available funds, remit all payments required to be made on the series 2004-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

         In order for a series 2004-C2 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Payments made to a class of series 2004-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                                     S-145

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See "--Registration and Denominations" above.

         Payments of Interest. All of the classes of the series 2004-C2 certificates will bear interest, except for the Y and R classes.

         With respect to each interest-bearing class of the series 2004-C2 certificates, that interest will accrue during each interest accrual period based upon--

         o        the pass-through rate applicable for that class for that
                  interest accrual period,

         o        the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

         o        the assumption that each year consists of twelve 30-day
                  months.

         On each payment date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2004-C2 certificates will be entitled to receive:

         o        the total amount of interest accrued during the related
                  interest accrual period with respect to that class of series
                  2004-C2 certificates; reduced (to not less than zero) by

         o        such class's allocable share, if any, of--

                  1.       any Net Aggregate Prepayment Interest Shortfall for
                           that payment date, and

                  2.       except in the case of the class XC and XP
                           certificates, the aggregate amount of any Mortgage
                           Deferred Interest added to the principal balances of
                           the underlying mortgage loans during the related
                           collection period.

         If the holders of any interest-bearing class of the series 2004-C2 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments"
below. However, no interest will accrue on any of that unpaid interest.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any
payment date that is allocable to any particular interest-bearing class of the series 2004-C2 certificates will equal the product of:

         o        the total amount of that Net Aggregate Prepayment Interest
                  Shortfall, multiplied by

         o        a fraction, the numerator of which is the total amount of
                  interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series
                  2004-C2 certificates (calculated without regard to any
                  allocation of that Net Aggregate Prepayment Interest Shortfall and, except in the case of the class XC and XP certificates, net of any Mortgage Deferred Interest allocated to the subject interest-bearing class of series 2004-C2 certificates for that payment date), and the denominator of which is the total
                  amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2004-C2 certificates (calculated without regard to any allocation of that Net Aggregate

                                     S-146

                  Prepayment Interest Shortfall and net of any Mortgage Deferred
                  Interest allocated to the respective classes of series 2004-C2 principal balance certificates for that payment date).

         On each payment date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan during the related collection period will be allocated among the respective classes of series
2004-C2 principal balance certificates in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments"
below and, in the case of the class A-1, A-2, A-3, A-4, A-5 and A-1A certificates, on a pro rata basis in accordance with accrued interest for the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing classes of series 2004-C2 certificates (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall). No portion of any Mortgage
Deferred Interest will be allocated to the class XC and/or XP certificates.

         Calculation of Pass-Through Rates. The initial pass-through rate for each interest-bearing class of the series 2004-C2 certificates is shown in the table on page S-5 to this prospectus supplement; provided that, in the case of the class , , , , , , XC and XP certificates, that initial pass-through rate is approximate.

         The pass-through rates applicable to the class , , and certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2004-C2 certificates for the initial interest accrual period.

         The pass-through rates for the class , , , , , and certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the related payment date.

         The pass-through rates applicable to the class , , , , , , and certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the lesser of--

         o        the rate per annum shown in the table on page S-5 as the
                  initial pass-through rate for that class; and

         o        the Weighted Average Pool Pass-Through Rate for the related payment date.

         The pass-through rate for the class XP certificates, for each interest accrual period from and including the initial interest accrual period through
and including the    interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C2 principal balance certificates. If all or a designated portion of the total principal balance of any class of series
2004-C2 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class XP certificates outstanding immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

                                     S-147

         For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period, on any particular component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, the applicable class XP strip rate will equal the excess, if any, of:

         (1)      the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for the related payment date and
                  (b) the Weighted Average Pool Pass-Through Rate for the
                  related payment date, over

         (2)      the pass-through rate in effect during that interest accrual period for the class of series 2004-C2 principal balance
                  certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

         Following the interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates
will have a 0% pass-through rate for the    interest accrual period and for each
interest accrual period thereafter.

         The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C2 principal balance certificates. In general, the total principal balance of each class of series 2004-C2 principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-C2 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class XP certificates outstanding immediately prior to any payment date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period.

         For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period, on any particular component of the total notional amount of the class XC certificates outstanding immediately prior to the related payment date, the applicable class XC strip rate will be calculated as follows:

         (1)      if the subject component consists of the entire total
                  principal balance of any class of series 2004-C2 principal balance certificates, and if that total principal balance also constitutes, in its entirety, a component of the total
                  notional amount of the class XP certificates outstanding
                  immediately prior to the related payment date, then the
                  applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
                  related payment date, over (b) the greater of (i) the
                  reference rate specified on Annex E to this prospectus
                  supplement for the related payment date and (ii) the
                  pass-through rate in effect during that interest accrual
                  period for that class of series 2004-C2 principal balance
                  certificates;

         (2)      if the subject component consists of a designated portion (but not all) of the total principal balance of any class of series
                  2004-C2 principal balance certificates, and if that designated portion of that total principal balance also constitutes a component of the total notional amount of the class XP
                  certificates outstanding immediately prior to the related
                  payment date, then the

                                     S-148

                  applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
                  related payment date, over (b) the greater of (i) the
                  reference rate specified on Annex E to this prospectus
                  supplement for the related payment date and (ii) the
                  pass-through rate in effect during that interest accrual
                  period for that class of series 2004-C2 principal balance
                  certificates;

         (3)      if the subject component consists of the entire total
                  principal balance of any class of series 2004-C2 principal balance certificates, and if that total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the
                  applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
                  related payment date, over (b) the pass-through rate in effect during that interest accrual period for that class of series
                  2004-C2 principal balance certificates; and

         (4)      if the subject component consists of a designated portion (but not all) of the total principal balance of any class of series
                  2004-C2 principal balance certificates, and if that designated portion of that total principal balance does not also
                  constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average
                  Pool Pass-Through Rate for the related payment date, over (b)
                  the pass-through rate in effect during that interest accrual period for that class of series 2004-C2 principal balance
                  certificates.

         Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series
2004-C2 principal balance certificates will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the
Weighted Average Pool Pass-Through Rate for the related payment date, over (b)
the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C2 principal balance certificates whose total principal balance makes up that component.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage rate for any mortgage loan in the trust fund, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class Y and R certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2004-C2 certificates, other than the class XC, XP, Y and R certificates, on each payment date will equal that class's allocable share of the Total Principal Payment
Amount for that payment date.

         In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1, A-2, A-3, A-4 and A-5 certificates on each payment date will equal:

         o        in the case of the class A-1 certificates, the lesser of--

                  1.       the entire Loan Group No. 1 Principal Payment Amount
                           (i.e., the portion of the Total Principal Payment
                           Amount attributable to loan group no. 1) for that
                           payment date, and

                                     S-149

                  2.       the total principal balance of the class A-1
                           certificates outstanding immediately prior to, plus
                           any Mortgage Deferred Interest allocated to the class
                           A-1 certificates on, that payment date; and

         o        in the case of the class A-2 certificates, the lesser of--

                  1.       the entire Loan Group No. 1 Principal Payment Amount
                           for that payment date, reduced by any portion of the
                           Loan Group No. 1 Principal Payment Amount for that
                           payment date that is allocable to the class A-1
                           certificates as described in the preceding bullet,
                           and

                  2.       the total principal balance of the class A-2
                           certificates outstanding immediately prior to, plus
                           any Mortgage Deferred Interest allocated to the class
                           A-2 certificates on, that payment date; and

         o        in the case of the class A-3 certificates, the lesser of--

                  1.       the entire Loan Group No. 1 Principal Payment Amount
                           for that payment date, reduced by any portion of the
                           Loan Group No. 1 Principal Payment Amount for that
                           payment date that is allocable to the class A-1
                           and/or A-2 certificates as described in the
                           immediately preceding two bullets, and

                  2.       the total principal balance of the class A-3
                           certificates outstanding immediately prior to, plus
                           any Mortgage Deferred Interest allocated to the class
                           A-3 certificates on, that payment date;

         o        in the case of the class A-4 certificates, the lesser of--

                  1.       the entire Loan Group No. 1 Principal Payment Amount
                           for that payment date, reduced by any portion of the
                           Loan Group No. 1 Principal Payment Amount for that
                           payment date that is allocable to the class A-1, A-2
                           and/or A-3 certificates as described in the
                           immediately preceding three bullets, and

                  2.       the total principal balance of the class A-4
                           certificates outstanding immediately prior to, plus
                           any Mortgage Deferred Interest allocated to the class
                           A-4 certificates on, that payment date; and

         o        in the case of the class A-5 certificates, the lesser of--

                  1.       the entire Loan Group No. 1 Principal Payment Amount
                           for that payment date, reduced by any portion of the
                           Loan Group No. 1 Principal Payment Amount for that
                           payment date that is allocable to the class A-1, A-2,
                           A-3 and/or A-4 certificates as described in the
                           immediately preceding four bullets, and

                  2.       the total principal balance of the class A-5
                           certificates outstanding immediately prior to, plus
                           any Mortgage Deferred Interest allocated to the class
                           A-5 certificates on, that payment date.

         In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1A certificates on each payment date will equal the lesser of--

                                     S-150

         o        the entire Loan Group No. 2 Principal Payment Amount (i.e., the portion of the Total Principal Payment Amount attributable to loan group no. 2) for that payment date; and

         o        the total principal balance of the class A-1A certificates immediately prior to, plus any Mortgage Deferred Interest
                  allocated to the class A-1A certificates on, that payment
                  date.

         If the Loan Group No. 1 Principal Payment Amount for any payment date exceeds the total principal balance of the class A-1, A-2, A-3, A-4 and A-5 certificates outstanding immediately prior to, plus the total amount of any
Mortgage Deferred Interest allocated to those classes of series 2004-C2 certificates on, that payment date, then (following retirement of the class A-1,
A-2, A-3, A-4 and A-5 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of series 2004-C2 certificates. Similarly, if the Loan Group No. 2
Principal Payment Amount for any payment date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-1A certificates on, that payment date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated to the class A-1, A-2, A-3, A-4 and
A-5 certificates, in that order, up to the extent necessary to retire each such class of series 2004-C2 certificates.

         Notwithstanding the foregoing, if any two or more of the A-1, A-2, A-3,
A-4, A-5 and A-1A classes are outstanding as of the Senior Principal Payment
Cross-Over Date, then the Total Principal Payment Amount for each payment date thereafter will be allocable between the A-1, A-2, A-3, A-4, A-5 and/or A-1A classes, whichever are outstanding at that time, on a pro rata basis in accordance with their respective total principal balances immediately prior to, plus the respective amounts of any Mortgage Deferred Interest allocated to those classes on, that payment date, in each case up to that total principal balance and the amount of that Mortgage Deferred Interest. In addition, if the A-1, A-2,
A-3, A-4, A-5 and A-1A classes, or any two or more of them, are outstanding on the final payment date for the series 2004-C2 certificates, then the Total
Principal Payment Amount will be similarly allocated between them.

         WHILE THE CLASS A-1, A-2, A-3, A-4, A-5 AND/OR A-1A CERTIFICATES ARE
OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT
DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2004-C2 PRINCIPAL BALANCE
CERTIFICATES.

         Following the retirement of the class A-1, A-2, A-3, A-4, A-5 and A-1A certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2004-C2 principal balance certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of:

         o        the total principal balance of the subject class outstanding immediately prior to, plus any Mortgage Deferred Interest
                  allocated to the subject class on, that payment date; and

         o        the portion of that Total Principal Payment Amount that
                  remains unallocated to the A-1, A-2, A-3, A-4, A-5 and A-1A classes and each other class, if any, listed above the subject class in the table below.

                                     S-151

                      ORDER OF ALLOCATION              CLASS
                  ---------------------------          -----
                  1st........................           A-J
                  2nd........................            B
                  3rd........................            C
                  4th........................            D
                  5th........................            E
                  6th........................            F
                  7th........................            G
                  8th........................            H
                  9th........................            J
                  10th.......................            K
                  11th.......................            L
                  12th.......................            M
                  13th.......................            N
                  14th.......................            O
                  15th.......................            P

         IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-C2 PRINCIPAL
BALANCE CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2,
A-3, A-4, A-5 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT
WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-C2 PRINCIPAL BALANCE CERTIFICATES
LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL
UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2004-C2
PRINCIPAL BALANCE CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE
IS REDUCED TO ZERO.

         If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C2 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C2 certificates), thereby reducing the payments of principal on the series 2004-C2 principal balance certificates. As a result, the Total
Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

         If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2004-C2 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series
2004-C2 principal balance certificates. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2004-C2 principal

                                     S-152

balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

         Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2004-C2 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2004-C2 principal balance certificates, then, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below mean, in the case of any class of series 2004-C2 principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below.

         Priority of Payments. On each payment date, the trustee will apply the
Total Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Total
Available P&I Funds:

    ORDER OF            RECIPIENT
    PAYMENT          CLASS OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
-----------------------------------------------------------------------------------------------------------------------------

      1st               XC and XP*        From the entire  Total  Available  P&I  Funds,  interest  up to the total  interest payable on those classes,  pro rata,  based on entitlement,  without regard to loan groups

                      A-1, A-2, A-3       From the portion of the Total Available P&I Funds attributable to the mortgage loans
                      A-4 and A-5*        in loan group no. 1, interest up to the total interest payable on those classes, pro rata, based on entitlement

                          A-1A*           From the portion of the Total  Available  P&I Funds  attributable  to the  mortgage loans in loan group no. 2, interest up to the total interest payable on that class

      2nd             A-1, A-2, A-3       Principal up to the Loan Group No. 1 Principal  Payment  Amount (and,  if the class
                      A-4 and A-5**       A-1A  certificates  are retired,  any  remaining  portion of the Loan  Group No.  2
                                          Principal Payment Amount), to class A-1, A-2, A-3, A-4 and A-5, in that order, in each case until retired

                          A-1A**          Principal up to the Loan Group No. 2 Principal  Payment  Amount (and,  if the class
                                          A-5  certificates  are  retired,  any  remaining  portion  of the Loan  Group No. 1
                                          Principal Payment Amount), to class A-1A until it is retired

      3rd             A-1, A-2, A-3,      Reimbursement  up to the loss  reimbursement  amounts for those classes,  pro rata,
                    A-4, A-5 and A-1A     based on entitlement, without regard to loan groups
-----------------------------------------------------------------------------------------------------------------------------
      4th                  A-J            Interest up to the total interest payable on that class

      5th                  A- J           Principal up to the total principal payable on that class

      6th                  A-J            Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------

                                     S-153

    ORDER OF            RECIPIENT
    PAYMENT          CLASS OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
-----------------------------------------------------------------------------------------------------------------------------

      7th                   B             Interest up to the total interest payable on that class
      8th                   B             Principal up to the total principal payable on that class
      9th                   B             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      10th                  C             Interest up to the total interest payable on that class
      11th                  C             Principal up to the total principal payable on that class
      12th                  C             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      13th                  D             Interest up to the total interest payable on that class
      14th                  D             Principal up to the total principal payable on that class
      15th                  D             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      16th                  E             Interest up to the total interest payable on that class
      17th                  E             Principal up to the total principal payable on that class
      18th                  E             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      19th                  F             Interest up to the total interest payable on that class
      20th                  F             Principal up to the total principal payable on that class
      21st                  F             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      22nd                  G             Interest up to the total interest payable on that class
      23rd                  G             Principal up to the total principal payable on that class
      24th                  G             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      25th                  H             Interest up to the total interest payable on that class
      26th                  H             Principal up to the total principal payable on that class
      27th                  H             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      28th                  J             Interest up to the total interest payable on that class
      29th                  J             Principal up to the total principal payable on that class
      30th                  J             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      31st                  K             Interest up to the total interest payable on that class
      32nd                  K             Principal up to the total principal payable on that class
      33rd                  K             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      34th                  L             Interest up to the total interest payable on that class
      35th                  L             Principal up to the total principal payable on that class
      36th                  L             Reimbursement up to the loss reimbursement amount for that class

                                     S-154

    ORDER OF            RECIPIENT
    PAYMENT          CLASS OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
-----------------------------------------------------------------------------------------------------------------------------

      37th                  M             Interest up to the total interest payable on that class
      38th                  M             Principal up to the total principal payable on that class
      39th                  M             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      40th                  N             Interest up to the total interest payable on that class
      41st                  N             Principal up to the total principal payable on that class
      42nd                  N             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      43rd                  O             Interest up to the total interest payable on that class
      44th                  O             Principal up to the total principal payable on that class
      45th                  O             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      46th                  P             Interest up to the total interest payable on that class
      47th                  P             Principal up to the total principal payable on that class
      48th                  P             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
      49th                  R             Any remaining Total Available P&I Funds
-----------------------------------------------------------------------------------------------------------------------------

--------------------
*        If the portion of the Total Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-4, A-5, A-1A, XC and XP classes, as set forth in the table above, is insufficient for that purpose, then the Total Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**       In general, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class
         A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-5 certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero. In addition, for purposes of receiving distributions of principal from the Loan Group No. 1 Principal Payment Amount, the holders of the class A-1, A-2, A-3, A-4 and A-5 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group
         No. 2 Principal Payment Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-4 and A-5 certificates, to any available funds attributable to loan group no. 2. However, if any two or more of the
         A-1, A-2, A-3, A-4, A-5 and A-1A classes are outstanding as of the
         Senior Principal Distribution Cross-Over Date, or if all or any two or
         more of those classes are outstanding on the final payment date for the series 2004-C2 certificates, then payments of principal on the outstanding class A-1, A-2, A-3, A-4, A-5 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

         Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series 2004-C2 principal balance certificates, exclusive of the class J, K, L, M, N, O and P certificates, that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan,

                                     S-155

up to an amount equal to, in the case of any particular class of those series
2004-C2 principal balance certificates, the product of--

         o        the full amount of that prepayment consideration, multiplied by

         o        a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2004-C2 principal balance certificates for the corresponding interest accrual period, over the relevant discount rate, and the
                  denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

         o        a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series
                  2004-C2 certificates on that payment date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal
                  Payment Amount for that payment date attributable to the loan group that includes the prepaid mortgage loan.

         For the purpose of the foregoing, the relevant discount rate will be the discount rate specified in the mortgage loan documents for the subject underlying mortgage loan.

         On each payment date, immediately following the distributions described above in this "--Payments of Prepayment Premiums and Yield Maintenance Charges"
subsection, the trustee will thereafter remit any remaining portion of the subject prepayment consideration distributable on that payment date to the holders of the class XC certificates.

         After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the trustee will pay any prepayment consideration collected on the underlying mortgage loans, entirely to the holders of the class E, F, G, H and/or XC certificates.

         Neither we nor any of the underwriters makes any representation as to:

         o        the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge; or

         o        the collectability of any prepayment premium or yield
                  maintenance charge.

         See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

         Payments of Post-ARD Additional Interest. The class Y certificates will entitle holders to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining:

         o        payments on the series 2004-C2 certificates;

                                     S-156

         o        allocations of Realized Losses and Additional Trust Fund
                  Expenses to the series 2004-C2 certificates; and

         o        the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2004-C2
                  pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total
Principal Payment Amount for each payment date.

         Operating revenues and other proceeds derived from an REO Property held by the trust will be applied:

         o        first, to pay, or to reimburse the master servicer, the
                  special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property and select other items;
                  and

         o        thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan in the trust fund as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C2 principal balance certificates.

         On each payment date, following the payments to be made to the series
2004-C2 certificateholders on that payment date, the trustee will allocate to the respective classes of the series 2004-C2 principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior payment date, but only to the extent that the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date exceeds the total principal balance of the series 2004-C2 principal balance certificates following all payments made to series 2004-C2 certificateholders on that payment date.

                                     S-157

                ORDER OF ALLOCATION                      CLASS
      -------------------------------------              -----
      1st..................................                P
      2nd..................................                O
      3rd..................................                N
      4th..................................                M
      5th..................................                L
      6th..................................                K
      7th..................................                J
      8th..................................                H
      9th..................................                G
      10th.................................                F
      11th.................................                E
      12th.................................                D
      13th.................................                C
      14th.................................                B
      15th.................................               A-J
      16th.................................     A-1, A-2, A-3, A-4, A-5
                                                and A-1A, pro rata based
                                               on total principal balance

         In no event will the principal balance of any class of series 2004-C2 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 2004-C2 principal balance certificates listed above it in the table has been reduced to zero.

         All Realized Losses and Additional Trust Fund Expenses, if any,
allocated to a class of series 2004-C2 principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

         The Realized Loss with respect to a defaulted mortgage loan, or related
REO Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

         o        the outstanding principal balance of the mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with--

                  1.       all accrued and unpaid interest on the mortgage loan
                           to but not including the due date in the collection
                           period in which the final recovery determination was
                           made, exclusive, however, of any portion of that
                           interest that represents Default Interest, Post-ARD
                           Additional Interest, prepayment premiums and yield
                           maintenance charges; and

                  2.       all related unreimbursed servicing advances, together
                           with interest accrued thereon; over

         o        all payments and proceeds, if any, received in respect of such mortgage loan, or related REO Property, as the case may be, during the collection period in which such final recovery
                  determination was made.

         A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

         If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

                                     S-158

         Realized Losses may include advances (and interest accrued thereon)
that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

         Some examples of Additional Trust Fund Expenses are:

         o        any special servicing fees, workout fees and liquidation fees paid to the special servicer;

         o        any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances,
                  which interest payment is not covered out of late payment
                  charges and Default Interest actually collected on the related underlying mortgage loan as provided in the series 2004-C2 pooling and servicing agreement;

         o        the cost of certain property inspections by the special
                  servicer at the expense of the trust, which cost is not
                  covered out of late payment charges and Default Interest
                  actually collected on the related underlying mortgage loan as provided in the series 2004-C2 pooling and servicing
                  agreement;

         o        the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with the servicing of the underlying mortgage
                  loans, the administration of the other trust assets, certain amendments to the series 2004-C2 pooling and servicing
                  agreement and the recording of the series 2004-C2 pooling and servicing agreement;

         o        any unanticipated, non-mortgage loan specific expenses of the trust, including--

                  1.       any reimbursements and indemnifications to the
                           trustee and various related persons and entities
                           described under "Description of the Governing
                           Documents--Matters Regarding the Trustee" in the
                           accompanying prospectus,

                  2.       any reimbursements and indemnifications to the master
                           servicer, the special servicer, us and various
                           related persons and entities described under
                           "Description of the Governing Documents--Matters
                           Regarding the Master Servicer, the Special Servicer,
                           the Manager and Us" in the accompanying prospectus,
                           and

                  3.       any federal, state and local taxes, and tax-related
                           expenses, payable out of the trust assets, as
                           described under "Federal Income Tax
                           Consequences--REMICs--Prohibited Transactions Tax and
                           Other Taxes" in the accompanying prospectus;

         o        rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

         o        any amounts expended on behalf of the trust to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization
                  Upon Defaulted Mortgage Loans" in this prospectus supplement.

                                     S-159

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees and special servicing fees, that:

         o        were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period; and

         o        were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal:

         o        the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this
                  sentence and the prior sentence; reduced (to not less than zero) by

         o        with respect to each class of series 2004-C2 principal balance certificates to which any portion of the subject Appraisal
                  Reduction Amount is allocated, one month's interest
                  (calculated on a 30/360 Basis) on the portion of the subject
                  Appraisal Reduction Amount allocated to that class at the
                  applicable pass-through rate.

         Appraisal Reduction Amounts will be allocated to the respective classes of the series 2004-C2 principal balance certificates, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: first, to the P, O, N, M, L, K, J, H, G, F, E,
D, C, B and A-J classes, in that order; and then, to the A-1, A-2, A-3, A-4, A-5 and A-1A classes, on a pro rata basis by balance.

         With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2004-C2 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2004-C2 certificates on that payment date.

         If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.
See "--The Trustee" below.

         The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee will be entitled to conclusively rely on any determination of nonrecoverability made by the master servicer, and the master servicer and the trustee, in the case of a specially serviced mortgage loans and REO Properties, must conclusively rely on any determination of nonrecoverability made by the special servicer. If the master servicer or the trustee makes any monthly debt service advance with

                                     S-160

respect to any underlying mortgage loan that it subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Collection Account"
in this prospectus supplement.

         If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any monthly debt service advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C2 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C2 certificates), thereby reducing the payments of principal on the series 2004-C2 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

         In making a recoverability determination in accordance with the series
2004-C2 pooling and servicing agreement, the master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid)
interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

         Notwithstanding the foregoing, upon a determination that a previously made monthly debt service advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable monthly debt service advance (together with accrued and unpaid interest thereon) over a period of time (not to exceed 6 months without the consent of the series 2004-C2 controlling class representative) and the unreimbursed portion of such advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2004-C2 certificateholders to the detriment of other classes of series
2004-C2 certificateholders will not, with respect to the master servicer, constitute a violation of the Servicing Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series 2004-C2 certificateholders and/or contractual duty under the series 2004-C2 pooling and servicing agreement. In the event that the master servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer or the trustee, as applicable, will be required to give S&P and
Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2004-C2 pooling and servicing agreement.

         The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds with respect to the underlying mortgage loans. That interest will accrue

                                     S-161

on the amount of each such monthly debt service advance, and compound annually, for so long as that advance is outstanding -- or, if the advance was made during the grace period for the subject monthly debt service payment, for so long as that advance is outstanding from the end of that grace period -- at an annual rate equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any such monthly debt service advance will be payable:

         o        first, out of any Default Interest and/or late payment charge collected on the related underlying mortgage loan during the collection period in which that monthly debt service advance is reimbursed; and

         o        then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

         To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2004-C2 certificates.

         A monthly debt service payment will be assumed to be due with respect to:

         o        each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no
                  arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         o        each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued
to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date.
The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the
REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an REO
Property. Assumed monthly debt service payments for an ARD Loan will not include
Post-ARD Additional Interest or accelerated amortization payments.

                                     S-162

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise make available as described under
"--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a payment date statement substantially in the form of Annex D to this prospectus supplement.

         On the second business day prior to each determination date, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the specially serviced mortgage loans and any REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA property file; (ii) a CMSA comparative financial status report and (iii) a CMSA financial file. On the first business day following each determination date, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the mortgage loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to specially serviced mortgage loans)
providing the required information as of such determination date: (i) a CMSA historical liquidation report; (ii) a CMSA historical loan modification and corrected mortgage loan report; (iii) a CMSA REO status report; (iv) a CMSA loan level reserve/LOC report and (v) a CMSA delinquent loan status report.

         On the second business day prior to each payment date, the master servicer will be required to furnish to the trustee the CMSA loan periodic file providing the required information for the mortgage loans as of the related determination date.

         On the third business day after each determination date, the master servicer will be required to deliver or cause to be delivered to the trustee (in electronic format acceptable to the master servicer and the trustee) (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the master servicer);
(C) a CMSA loan level reserve/LOC report and a CMSA delinquent loan status report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the master servicer); and (D) a CMSA servicer watchlist with the required information as of such determination date.

         The master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer pursuant to the second preceding paragraph. The trustee will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicer. In the case of information or reports to be furnished by the master servicer to the trustee, to the extent that such information is based on reports to be provided by the special servicer and, to the extent that such reports are to be prepared and delivered by the special servicer, the master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer and the master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

         In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Other Information" below, the master servicer and the special servicer will make available to the trustee, the series

                                     S-163

2004-C2 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated;
provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), the master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies.
See "Servicing of the Underlying Mortgage Loans--Inspections; Collection of
Operating Information" in this prospectus supplement.

         Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2004-C2 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by
DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series
2004-C2 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2004-C2 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. On or prior to each payment date, the trustee will make available to Privileged Persons via its internet website, which is currently located at "www.ctslink.com/cmbs", (i) the monthly payment date statement, (ii) the CMSA loan periodic update file, CMSA loan setup file,
CMSA bond file and CMSA collateral summary file, (iii) the Unrestricted Servicer
Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus and the series 2004-C2 pooling and servicing agreement, and (v)
any other items at the request of the Depositor. In addition, on or prior to each payment date, the trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA property file and (iii) any other items at the request of the Depositor. The trustee will provide access to such restricted reports, upon request, to each Privileged
Person.

         The trustee will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

         In connection with providing access to its internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2004-C2 pooling and servicing agreement.

         The master servicer and the special servicer may each, but neither is required to, make available on or prior to the payment date in each month to any interested party via its internet website (i) the monthly payment date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series 2004-C2 pooling and servicing agreement, the accompanying prospectus and this

                                     S-164

prospectus supplement and (iii) any other items at our request. In addition, the master servicer and the special servicer may each, but neither is required to, make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the master servicer, the Restricted Servicer Reports, the
CMSA financial file and the CMSA property file. Any Restricted Servicer Report or Unrestricted Servicer Report that is not available on the master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m.
(New York City time) on the related payment date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the master servicer, upon request, to any person otherwise entitled to access such report on the master servicer's internet website.

         In connection with providing access to the master servicer's or the special servicer's internet website, the master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

         Other Information. The series 2004-C2 pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses
1, 2 (other than monthly payment date statements), 3, 5, 6, 8, 9 and 10), the special servicer (with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans), 9 and 10) and the trustee (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days'
prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer, the special servicer or the trustee, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

         1.       the series 2004-C2 pooling and servicing agreement, including exhibits, and any amendments to the series 2004-C2 pooling and servicing agreement;

         2.       all monthly payment date statements delivered, or otherwise electronically made available, to series 2004-C2
                  certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described in the third paragraph under the
                  heading "--Certificateholder Reports" above, by the master servicer since the date of initial issuance of the offered certificates;

         3.       all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under
                  "Servicing of the Underlying Mortgage Loans--Evidence as to
                  Compliance" in this prospectus supplement;

         4.       all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as
                  described under "Servicing of the Underlying Mortgage
                  Loans--Evidence as to Compliance" in this prospectus
                  supplement;

         5.       the most recent inspection report with respect to each
                  mortgaged real property for an underlying mortgage loan
                  prepared by the master servicer or received by the master
                  servicer from the special servicer and any environmental
                  assessments prepared, in each case as described under
                  "Servicing of the Underlying Mortgage Loans--Inspections;
                  Collection of Operating Information" in this prospectus
                  supplement;

         6.       the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan collected or otherwise received by the master servicer as
                  described under "Servicing of the Underlying Mortgage
                  Loans--Inspections; Collection of Operating Information" in
                  this prospectus supplement;

                                     S-165

         7.       any and all modifications, waivers and amendments of the terms of an underlying mortgage loan entered into by the special servicer and the asset status report prepared pursuant the series 2004-C2 pooling and servicing agreement;

         8.       all of the servicing files with respect to the underlying
                  mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law);

         9.       any and all officers' certificates and other evidence
                  delivered by the master servicer or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal; and

         10.      all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the master servicer or the special servicer.

Copies of any and all of the foregoing items will be available from the master servicer, the special servicer or the trustee, as the case may be, upon request.
However, the master servicer, the special servicer or the trustee, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

         In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

         o        in the case of a holder of an offered certificate or a
                  beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2004-C2 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

         o        in the case of a prospective purchaser of an offered
                  certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a
                  prospective purchaser), confirmation executed by the
                  requesting person or entity, in the form attached to the
                  series 2004-C2 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of
                  offered certificates or an interest in offered certificates
                  (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered
                  certificates and will otherwise keep the information
                  confidential.

VOTING RIGHTS

         The voting rights for the series 2004-C2 certificates will be allocated as follows:

         o        96.0% of the voting rights will be allocated to the class A-1,
                  A-2, A-3, A-4, A-5, A-1A, A-J, B, C, D, E, F, G, H, J, K, L,
                  M, N, O and P certificates in proportion to the respective total principal balances of those classes;

         o        4.0% of the voting rights will be allocated to the class XC and XP certificates in proportion to the respective total
                  notional amounts of those classes; and

                                     S-166

         o        0.0% of the voting rights will be allocated to the class R and
                  Y certificates;

provided that, solely for the purpose of determining the voting rights of the classes of certificates specified in the first bullet, the aggregate Appraisal
Reduction Amount (determined as set forth herein) shall be treated as Realized
Losses with respect to the calculation of the total principal balances of such certificates; and provided, further, that the aggregate Appraisal Reduction
Amount shall not reduce the total principal balance of any class for purposes of determining the series 2004-C2 controlling class, the series 2004-C2 controlling class representative or the Majority Controlling Class Certificateholder;

         Voting rights allocated to a class of series 2004-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

         The obligations created by the series 2004-C2 pooling and servicing agreement will terminate following the earliest of:

         1.       the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

         2.       the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the special servicer, the
                  Majority Controlling Class Certificateholder or the master servicer, in that order of preference.

         Written notice of termination of the series 2004-C2 pooling and servicing agreement will be given to each series 2004-C2 certificateholder. The final payment with respect to each series 2004-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2004-C2 certificate registrar or at any other location specified in the notice of termination.

         Any purchase by the special servicer, the Majority Controlling Class
Certificateholder or the master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

         o        the sum of--

                  1.       the total Stated Principal Balance of all the
                           mortgage loans then included in the trust fund, other
                           than any mortgage loans as to which the mortgaged
                           real properties have become REO Properties, together
                           with--

                           (a)      all unpaid and unadvanced interest, other
                                    than Default Interest and Post-ARD
                                    Additional Interest, on those mortgage loans
                                    up to, but not including their respective
                                    due dates in the related collection period,
                                    and

                           (b)      all unreimbursed advances for those mortgage
                                    loans, together with any interest on those
                                    advances owing to the parties that made
                                    them, and

                  2.       the appraised value of all REO Properties then
                           included in the trust fund, as determined by an
                           appraiser selected by the master servicer and
                           approved by the trustee; minus

         o        if the purchaser is the master servicer, the aggregate amount of unreimbursed advances made by the master servicer, together with any interest accrued and payable to the master servicer in

                                     S-167

                  respect of unreimbursed advances in accordance with the series
                  2004-C2 pooling and servicing agreement and any unpaid master servicing fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the master servicer in connection with such purchase).

That purchase will result in early retirement of the then outstanding series
2004-C2 certificates. However, the right of the special servicer, the Majority
Controlling Class Certificateholder or the master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C2 certificateholders, will constitute part of the Total Available P&I Funds for the final payment date.

THE TRUSTEE

         Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of all the series 2004-C2 certificateholders. Wells Fargo Bank is a direct wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services - Citigroup Commercial Mortgage Trust
2004-C2; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: Corporate Trust Services - Citigroup Commercial
Mortgage Trust 2004-C2. Its CMBS customer service help desk can be contacted at
(301) 815-6600.

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times:

         o        be authorized under those laws to exercise trust powers;

         o        have a combined capital and surplus of at least $100,000,000;
                  and

         o        be subject to supervision or examination by federal or state banking authority.

If the subject corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C2 certificates in its own name. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. With respect to each and every underlying mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue at a specified rate per annum on the Stated
Principal Balance of the related mortgage loan outstanding

                                     S-168

from time to time and be calculated on a 30/360 Basis. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will also be permitted to retain investment income earned on amounts on deposit in the payment account.

         See also "Description of the Governing Documents--The Trustee",
"--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation
and Removal of the Trustee" in the accompanying prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any offered certificate will depend on:

         o        the price at which the certificate is purchased by an
                  investor, and

         o        the rate, timing and amount of payments on the certificate.

         The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

         o        the pass-through rate for the certificate,

         o        the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the
                  certificate,

         o        the rate, timing and severity of Realized Losses and
                  Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

         o        the timing and severity of any Net Aggregate Prepayment
                  Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the
                  certificate.

         Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

         See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the

                                     S-169

dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust fund.

         Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool--Assignment of the
Mortgage Loans; Repurchases and Substitutions", "Description of the Mortgage
Pool--Representations and Warranties; Repurchases and Substitutions" and
"Description of the Offered Certificates--Termination" in this prospectus supplement, will result in payments on the offered certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See
"Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans or a particular group of underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans or a particular group of underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

         Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

                                     S-170

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect:

         o        the amount of payments on your offered certificates;

         o        the yield to maturity of your offered certificates;

         o        the rate of principal payments on your offered certificates;
                  and

         o        the weighted average life of your offered certificates.

         Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

         If--

         o        you calculate the anticipated yield to maturity for your
                  offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is
                  lower than the default rate and amount of losses actually
                  experienced, and

         o        the additional losses result in a reduction of the total
                  payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

         In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C2 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2004-C2 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates.

         The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-4 and A-5 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage

                                     S-171

loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class
A-1, A-2, A-3, A-4 and A-5 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust fund:

         o        prevailing interest rates;

         o        the terms of the mortgage loans, including--

                  1. provisions that require the payment of prepayment premiums and yield maintenance charges,

                  2. provisions that impose prepayment lock-out periods, and

                  3. amortization terms that result in balloon payments;

         o        the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         o        the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real
                  properties in the areas in which those properties are located;

         o        the quality of management of the mortgaged real properties;

         o        the servicing of the mortgage loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.

         See "Risk Factors--Risks Related to the Underlying Mortgage Loans",
"Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage
Loans" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, there can be

                                     S-172

no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

         o        the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

         o        the relative importance of those factors;

         o        the percentage of the total principal balance of the
                  underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         o        the overall rate of prepayment or default on the underlying mortgage loans.

         Unpaid Interest. If the portion of the Total Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Total Available P&I Funds on those subsequent payment dates and the priority of payments described under
"Description of the Offered Certificates--Payments--Priority of Payments" in
this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

         Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

         Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

                                     S-173

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The tables set forth on Annex C to this prospectus supplement:

         o        indicate the respective weighted average lives of the various classes of the offered certificates; and

         o        set forth the percentages of the respective initial total
                  principal balances of the various classes of the offered
                  certificates that would be outstanding after the payment dates in each of the calendar months shown.

         Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

         For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity
Considerations" section and Annex C, the weighted average life of any offered certificate is determined by:

                  1.       multiplying the amount of each principal payment on
                           the certificate by the number of years from the
                           assumed settlement date, which is part of the
                           Maturity Assumptions, to the related payment date;

                  2.       summing the results; and

                  3.       dividing the result by the sum of the principal
                           payments for the certificate.

         Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the subject offered certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

         The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex
C. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                     S-174

         We make no representation that:

         o        the mortgage loans in the trust fund or any particular group of those mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate;

         o        all the mortgage loans in the trust fund or any particular group of those mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate;

         o        mortgage loans in the trust fund or any particular group of those mortgage loans that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or
                  otherwise; or

         o        mortgage loans in the trust fund or any particular group of those mortgage loans will not experience defaults and losses.

USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust fund and to pay those expenses incurred in connection with the issuance of the series 2004-C2 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the initial issuance of the offered certificates, our counsel,
Sidley Austin Brown & Wood LLP, will deliver its opinion generally to the effect that, assuming compliance with the series 2004-C2 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC
I and REMIC II, respectively, will each qualify as a REMIC under the Internal
Revenue Code.

         The assets of REMIC I will generally include:

         o        the underlying mortgage loans;

         o        any REO Properties acquired on behalf of the trust fund;

         o        the master servicer's collection account;

         o        the special servicer's REO account; and

         o        the trustee's payment account and interest reserve account.

However, REMIC I will not include any collections of Post-ARD Additional
Interest on any ARD Loan.

         For federal income tax purposes,

         o        the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the
                  assets of REMIC II;

                                     S-175

         o        the class A-1, A-2, A-3, A-4, A-5, A-1A, XC, XP, A-J, B, C, D,
                  E, F, G, H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II;

         o        the class R certificates will evidence the sole class of
                  residual interests in each of REMIC I and REMIC II; and

         o        the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD
                  Additional Interest collected on any ARD Loan.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         One or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

         The IRS has issued regulations under sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

         Some classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2004-C2 certificates for federal income tax reporting purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

         o        any ARD Loan in the trust fund will be paid in full on its anticipated repayment date,

         o        no mortgage loan in the trust fund will otherwise be prepaid prior to maturity,

         o        there will be no extension of maturity for any mortgage loan in the trust fund, and

         o        no mortgage loan is purchased out of or otherwise removed from the trust for any reason.

However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

                                     S-176

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received.
Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will generally be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B)
of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the
Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

         o        a portion of that certificate may not represent ownership of
                  "loans secured by an interest in real property" or other
                  assets described in Section 7701(a)(19)(C) of the Internal
                  Revenue Code;

         o        a portion of that certificate may not represent ownership of
                  "real estate assets" under Section 856(c)(5)(B) of the
                  Internal Revenue Code; and

         o        the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue
                  Code.

         In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of U.S. government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that

                                     S-177

mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

         o        the borrower pledges substitute collateral that consist solely of certain U.S. government securities;

         o        the mortgage loan documents allow that substitution;

         o        the lien is released to facilitate the disposition of the
                  property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC
                  offering with obligations that are not real estate mortgages;
                  and

         o        the release is not within two years of the startup day of the
                  REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B), respectively of the Internal Revenue Code.

         See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service"
portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C2 certificateholders.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

GENERAL

         If you are--

         (1) a fiduciary of a Plan, or

         (2) any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

                                     S-178

         If a Plan acquires an offered certificate, the assets of the trust will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.

         See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than
25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception is tested immediately after each acquisition of a series 2004-C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C2 certificates.

         If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

         The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by
Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the
satisfaction of certain conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal
Revenue Code, specified transactions relating to, among other things:

         o        the servicing and operation of pools of real estate loans, such as the mortgage pool; and

         o        the purchase, sale and holding of mortgage pass-through
                  certificates, such as the offered certificates, that are
                  underwritten by an Exemption-Favored Party.

         The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption.
The conditions are as follows:

         o        first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o        second, at the time of its acquisition by the Plan, the
                  offered certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

         o        third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

                                     S-179

         o        fourth, the following must be true--

                  1.       the sum of all payments made to and retained by
                           Exemption-Favored Parties must represent not more
                           than reasonable compensation for underwriting the
                           relevant class of offered certificates,

                  2.       the sum of all payments made to and retained by us in
                           connection with the assignment of the underlying
                           mortgage loans to the trust must represent not more
                           than the fair market value of the obligations, and

                  3.       the sum of all payments made to and retained by the
                           master servicer, the special servicer and any
                           sub-servicer must represent not more than reasonable
                           compensation for that person's services under the
                           series 2004-C2 pooling and servicing agreement and
                           reimbursement of that person's reasonable expenses in
                           connection therewith; and

         o        fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities
                  Act of 1933, as amended.

         It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted
Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the offered certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Underwriter Exemption also requires that the trust meet the following requirements:

         o        the trust assets must consist solely of assets of the type that have been included in other investment pools;

         o        certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year
                  prior to the Plan's acquisition of an offered certificate; and

         o        certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

                                     S-180

         If the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections
4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with:

         o        the direct or indirect sale, exchange or transfer of an
                  offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a
                  mortgage loan seller, the trustee, the master servicer, the special servicer, or any sub-servicer, provider of credit
                  support, Exemption-Favored Party or borrower is, a Party in
                  Interest with respect to the investing Plan;

         o        the direct or indirect acquisition or disposition in the
                  secondary market of an offered certificate by a Plan; and

         o        the continued holding of an offered certificate by a Plan.

         However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the
Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

         o        the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the
                  Plan in those certificates is:

                  1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans; or

                  2. an affiliate of that borrower;

         o        the direct or indirect acquisition or disposition in the
                  secondary market of offered certificates by a Plan; and

         o        the continued holding of offered certificates by a Plan.

         Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the
Underwriter Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the
Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of
Sections 4975(c)(1)(A)

                                     S-181

through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of:

         o        providing services to the Plan; or

         o        having a specified relationship to this person;

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption and the other requirements set forth in the Underwriter
Exemption would be satisfied at the time of the purchase.

EXEMPT PLANS

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to a Plan is in no way a
representation or warranty by us or any of the underwriters that:

         o        the investment meets all relevant legal requirements with
                  respect to investments by Plans generally or by any particular
                  Plan; or

         o        the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

         The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

         Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

         o        are legal investments for them; or

                                     S-182

         o        are subject to investment, capital or other restrictions.

         In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

         o        prudent investor provisions;

         o        percentage-of-assets limits; and

         o        provisions which may restrict or prohibit investment in
                  securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement dated
December , 2004, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified in the tables below, of the offered certificates (in each case expressed as an approximate percentage of the total principal balance of the respective classes of the offered certificates). As specified in the tables below, not every underwriter is obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of
DTC on or about December 22, 2004, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately % of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates from December 1, 2004.

              UNDERWRITER                   CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4       CLASS A-5
------------------------------------        ---------        ---------        ---------        ---------       ---------

Citigroup Global Markets Inc........            %                %                %                %                %
PNC Capital Markets, Inc............
Deutsche Bank Securities Inc........
J.P. Morgan Securities Inc..........

Total...............................          100.00%          100.00%          100.00%          100.00%          100.00%
                                              ======           ======           ======           ======           ======

              UNDERWRITER                  CLASS A-1A        CLASS A-J         CLASS B          CLASS C         CLASS D
------------------------------------       ----------        ---------         -------          -------         -------

Citigroup Global Markets Inc........            %                %                %                %                %
PNC Capital Markets, Inc............
Deutsche Bank Securities Inc........
J.P. Morgan Securities Inc..........

Total...............................          100.00%          100.00%          100.00%          100.00%          100.00%
                                              ======           ======           ======           ======           ======

                                     S-183

         With respect to this offering--

         o        Citigroup Global Markets Inc. is acting as the lead and sole bookrunning manager.

         o        PNC Capital Markets, Inc., Deutsche Bank Securities Inc. and
                  J.P. Morgan Securities Inc. will act as co-managers.

         Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the
Securities Act.

         The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

         The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

         Each underwriter has represented to and agreed with us that:

         o        it has not offered or sold and, prior to the expiry of the period of six months from the date of initial issuance of the offered certificates, will not offer or sell any offered
                  certificates to persons in the United Kingdom except to
                  persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in
                  circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the
                  meaning of the Public Offers of Securities Regulations 1995, as amended;

         o        it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the
                  meaning of section 21 of the Financial Services and Markets
                  Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

         o        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the
                  United Kingdom.

         We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities
Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section
15 of the Securities

                                     S-184

Act, with respect to liabilities, including specific liabilities under the
Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

         We expect that delivery of the offered certificates will be made against payment therefor on or about December 22, 2004, which is more than three business days following the date of pricing of the offered certificates. Under
Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                  LEGAL MATTERS

         Particular legal matters relating to the offered certificates will be passed upon for us and for the underwriters by Sidley Austin Brown & Wood LLP,
New York, New York.

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows by S&P and Moody's:

                   CLASS                   S&P               MOODY'S
           -------------------             ---               -------
           Class A-1..........             AAA                 Aaa
           Class A-2..........             AAA                 Aaa
           Class A-3..........             AAA                 Aaa
           Class A-4..........             AAA                 Aaa
           Class A-5..........             AAA                 Aaa
           Class A-1A.........             AAA                 Aaa
           Class A-J..........             AAA                 Aaa
           Class B............             AA                  Aa2
           Class C............             AA-                 Aa3
           Class D............              A                   A2

         The ratings on the offered certificates address the likelihood of:

         o        the timely receipt by their holders of all payments of
                  interest to which they are entitled on each payment date; and

         o        the ultimate receipt by their holders of all payments of
                  principal to which they are entitled on or before the rated final payment date.

         The ratings on respective classes of offered certificates take into consideration:

         o        the credit quality of the mortgage pool;

         o        structural and legal aspects associated with the offered
                  certificates; and

         o        the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal
                  required under the offered certificates.

                                     S-185

         The ratings on the respective classes of offered certificates do not represent any assessment of:

         o        the tax attributes of the offered certificates or of the
                  trust;

         o        whether or to what extent prepayments of principal may be
                  received on the underlying mortgage loans;

         o        the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o        the yield to maturity that investors may experience;

         o        the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated;

         o        whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
                  Aggregate Prepayment Interest Shortfalls; and

         o        whether and to what extent prepayment premiums, yield
                  maintenance charges, Default Interest or Post-ARD Additional
                  Interest (including any Post-ARD Additional Interest added to the principal balance of the related underlying mortgage loan)
                  will be received.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by S&P or
Moody's.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                     S-186

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

         "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

         o        arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

         o        is paid out of collections on the mortgage pool or on a
                  particular mortgage loan in the trust fund;

         o        is not included in the calculation of a Realized Loss; and

         o        is not covered by a servicing advance or a corresponding
                  collection from either the related borrower or a party to the series 2004-C2 pooling and servicing agreement that has no recourse to the trust for reimbursement.

         We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

         "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

         "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the
Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

         "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of an underlying mortgage loan with an initial interest-only period, as of the related due date on which amortization is scheduled to begin and, in the case of an underlying mortgage loan that is interest-only for the entire term of the loan, the product of (a) the principal balance of such mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

                                     S-187

         "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

         o        will be determined shortly following either--

                  A.       the date on which the relevant appraisal or other
                           valuation is obtained or performed, as described
                           under "Servicing of the Underlying Mortgage
                           Loans--Required Appraisals" in this prospectus
                           supplement, or

                  B.       if no such appraisal or other valuation is required,
                           the date on which the master servicer obtained
                           knowledge of the relevant Appraisal Trigger Event,
                           and

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the mortgage loan; and

         o        will generally equal the excess, if any, of "x" over "y"
                  where--

                  X.       "x" is equal to the sum of:

                           1.       the Stated Principal Balance of the mortgage
                                    loan;

                           2.       to the extent not previously advanced by or
                                    on behalf of the master servicer, the
                                    special servicer or the trustee, all unpaid
                                    interest accrued on the mortgage loan
                                    through the most recent due date prior to
                                    the date of determination at a per annum
                                    rate equal to the related Net Mortgage Rate
                                    (exclusive of any portion thereof that
                                    constitutes Post-ARD Additional Interest);

                           3.       all accrued but unpaid master servicing fees
                                    and special servicing fees and all accrued
                                    but unpaid Additional Trust Fund Expenses
                                    with respect to the mortgage loan;

                           4.       all related unreimbursed advances made by or
                                    on behalf of the master servicer, the
                                    special servicer or the trustee with respect
                                    to the mortgage loan, together with interest
                                    on those advances; and

                           5.       all currently due and unpaid real estate
                                    taxes and unfunded improvement reserves and
                                    assessments, insurance premiums and, if
                                    applicable, ground rents with respect to the
                                    related mortgaged real property, and

                  Y.       "y" is equal to the sum of:

                           1.       90% of the resulting appraised value (net of
                                    any prior liens and estimated liquidation
                                    expenses) of the related mortgaged real
                                    property or REO Property; and

                           2.       all escrows, reserves and letters of credit
                                    held for the purposes of reserves (provided
                                    such letters of credit may be drawn upon for
                                    reserve purposes under the related mortgage
                                    loan documents) held with respect to the
                                    mortgage loan.

                                     S-188

         If, however:

         o        the appraisal or other valuation referred to above in clause
                  A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the
                  Appraisal Trigger Event referred to in the first bullet of this definition; and

         o        either:

                  1.       no comparable appraisal or other valuation, or update
                           of a comparable appraisal or other valuation, had
                           been obtained or performed during the 12-month period
                           prior to that Appraisal Trigger Event; or

                  2.       there has been a material adverse change in the
                           condition of the related mortgaged real property or
                           REO Property subsequent to any earlier appraisal or
                           other valuation;

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events:

         o        the mortgage loan is 60 days or more delinquent in respect of any monthly payment of principal and interest;

         o        the mortgaged real property securing the mortgage loan becomes an REO Property;

         o        the mortgage loan has been modified by the special servicer to reduce the amount of any monthly payment of principal and
                  interest (other than a balloon payment);

         o        a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

         o        the related borrower declares bankruptcy or becomes the
                  subject of a bankruptcy proceeding; or

         o        the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the master servicer has on or prior to the due date of such balloon
                  payment, received written evidence from an institutional
                  lender of such lender's binding commitment to refinance such mortgage loan within 60 days after the due date of such
                  balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an
                  Appraisal Trigger Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund:

         o        with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly payments of principal and interest under the terms of such mortgage loan
                  (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
                  borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

                                     S-189

         o        with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those
                  circumstances cease to exist in the good faith reasonable
                  judgment of the special servicer and in accordance with the
                  Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth
                  bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the
                  prior sentence, no later than the date that the special
                  servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

         "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1.

         "ARD" means anticipated repayment date.

         "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this prospectus supplement.

         "ASSET STATUS REPORT" means the report designated as such, and described under, "Servicing of the Underlying Mortgage Loans--The Series 2004-C2
Controlling Class Representative--Rights and Powers of the Series 2004-C2
Controlling Class Representative" in this prospectus supplement.

         "CGM" means Citigroup Global Markets Realty Corp. or its successor in interest.

         "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by CGM to us for inclusion in the trust fund and any Qualified
Substitute Mortgage Loan delivered by CGM in replacement thereof.

         "CLEARSTREAM" means Clearstream Banking Luxembourg.

         "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized with another mortgage loan in the trust fund.

         "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized with each other.

         "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt Service
Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying
Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a
Letter of Credit" in this prospectus supplement:

         o        with respect to any underlying mortgage loan (other than a
                  Crossed Loan), the ratio of--

                                     S-190

                  1.       the cut-off date principal balance of the mortgage
                           loan, to

                  2.       the Appraised Value of the related mortgaged real
                           property or properties; and

o        with respect to any Crossed Loan, the ratio of--

                  1.       the total cut-off date principal balance for all of
                           the underlying mortgage loans in the applicable
                           Crossed Group, to

                  2.       the total Appraised Value for all of the mortgaged
                           real properties related to the applicable Crossed
                           Group.

         "CY ENDED" means calendar year ended.

         "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

         o        accrues on a defaulted mortgage loan solely by reason of the subject default; and

         o        is in excess of all interest at the related mortgage rate set forth on Annex A-1 and any Post-ARD Additional Interest
                  accrued on the mortgage loan.

         "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that
(A) is delinquent 60 days or more in respect to a monthly debt service payment
(not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan within 60 days after the due date of such balloon payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a Defaulted
Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

         "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

         "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

         "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     S-191

         "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

         "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the October 2004 monthly debt service payment, multiplied by 12.

         "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

         "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the October 2004 monthly debt service payment, multiplied by
12.

         "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

         "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the
Euroclear System.

         "EXEMPTION-FAVORED PARTY" means any of the following--

         o        Citigroup Global Markets Inc.,

         o        any person directly or indirectly, through one or more
                  intermediaries, controlling, controlled by or under common control with Citigroup Global Markets Inc., and

         o        any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered
                  certificates.

         "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

         o        salaries, wages and benefits;

         o        the costs of utilities;

         o        repairs and maintenance;

         o        marketing;

         o        insurance;

         o        management;

         o        landscaping;

         o        security, if provided at the mortgaged real property;

                                     S-192

         o        real estate taxes;

         o        general and administrative expenses;

         o        ground lease payments; and

         o        other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

         In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

         "FITCH" means Fitch, Inc.

         "FSMA" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

         "GAAP" means generally accepted accounting principles in the United
States.

         "INTEREST DIFFERENTIAL" means the present value of a stream of payments each equal to the product of:

                  1.       one-twelfth of the excess, if any, of the mortgage
                           rate over the Yield Maintenance Interest Rate;
                           multiplied by

                  2.       the principal balance outstanding after application
                           of the constant monthly payment on the date of such
                           prepayment;

provided that the Interest Differential will in no event be less than zero.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "LENNAR" means Lennar Partners, Inc.

         "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

         "LOAN GROUP NO. 1 PRINCIPAL PAYMENT AMOUNT" means the portion of the
Total Principal Payment Amount for any payment date attributable to loan group
no. 1.

         "LOAN GROUP NO. 2 PRINCIPAL PAYMENT AMOUNT" means the portion of the
Total Principal Payment Amount for any payment date attributable to loan group
no. 2.

         "LOC" means letter of credit.

                                     S-193

         "MAJOR TENANT" means either the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

         "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2004-C2 certificates (other than any holder (or, if applicable, beneficial owner) that is an affiliate of us or a mortgage loan seller) entitled to greater than 50% of the voting rights allocated to the series 2004-C2 controlling class; provided, however, that, if there is no single holder (or, if applicable, beneficial owner) of series 2004-C2 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority
Controlling Class Certificateholder will be the single holder (or, if applicable, beneficial owner) of series 2004-C2 certificates with the largest percentage of voting rights allocated to the series 2004-C2 controlling class.
With respect to determining the Majority Controlling Class Certificateholder,
the class A-1, A-2, A-3, A-4, A-5 and A-1A certificates will be treated as a single class of series 2004-C2 certificates, with the subject voting rights allocated among the holders (or, if applicable, beneficial owners) of those series 2004-C2 certificates in proportion to the respective total principal balances thereof as of such date of determination.

         "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C2 certificates and the underlying mortgage loans:

         o        the mortgage loans have the characteristics set forth on Annex
                  A-1 to this prospectus supplement, the initial mortgage pool balance is approximately $1,030,489,931, the initial loan
                  group no. 1 balance is approximately $899,725,580 and the
                  initial loan group no. 2 balance is approximately
                  $130,764,352;

         o        the initial total principal balance or notional amount, as the case may be, of each class of series 2004-C2 certificates, exclusive of the class R and Y certificates, is as described in this prospectus supplement;

         o        the pass-through rate for each interest-bearing class of
                  series 2004-C2 certificates is as described in this prospectus supplement;

         o        there are no delinquencies or losses with respect to the
                  underlying mortgage loans;

         o        there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

         o        there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

         o        there are no casualties or condemnations affecting the
                  corresponding mortgaged real properties;

         o        each of the underlying mortgage loans provides for monthly debt service payments to be due on the first or eleventh day of each month and accrues interest on the respective basis described in this prospectus supplement, which is an
                  Actual/360 Basis;

         o        there are no breaches of any mortgage loan seller's
                  representations and warranties regarding the underlying
                  mortgage loans that are being sold by it;

         o        monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and
                  amortization, if applicable, is assumed to occur prior to
                  prepayment;

                                     S-194

         o        no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period (with the exception of the prepayment consideration period for the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Village at Collin Creek), in each case if any;

         o        each ARD Loan is paid in full on its anticipated repayment date;

         o        except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying
                  mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

         o        all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

         o        no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

         o        no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

         o        there are no Additional Trust Fund Expenses;

         o        payments on the offered certificates are made on the 15th day of each month, commencing in January 2005; and

         o        the offered certificates are settled on December 22, 2004.

         "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV
RATIO" each generally means, subject to the discussion under "Risk
Factors--Risks Related to the Underlying Mortgage Loans--The Underwritten Net
Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain
of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash
Holdback or a Letter of Credit" in this prospectus supplement:

         o        with respect to any underlying mortgage loan (other than a
                  Crossed Loan), the ratio of--

                  1.       the related Loan Balance at Maturity/ARD for the
                           particular mortgage loan, to

                  2.       the Appraised Value of the related mortgaged real
                           property or properties; and

         o        with respect to any Crossed Loan, the ratio of--

                  1.       the total Loan Balance at Maturity/ARD for all of the
                           underlying mortgage loans in the applicable Crossed
                           Group, to

                  2.       the total Appraised Value for all of the mortgaged
                           real properties related to the applicable Crossed
                           Group.

         "MIDLAND" means Midland Loan Services, Inc. or its successor in interest.

         "MOODY'S" means Moody's Investors Service, Inc.

                                     S-195

         "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate (other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

         "MORTGAGE FILE" has the meaning assigned to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this prospectus supplement.

         "N/A" and "NAP" each means not applicable.

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of:

         o        the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

         o        the total payments made by the master servicer to cover those
                  Prepayment Interest Shortfalls.

         "NET MORTGAGE PASS-THROUGH RATE" means:

         o        in the case of each underlying mortgage loan that accrues on a
                  30/360 Basis, for any payment date, an annual rate equal to the Net Mortgage Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

         o        in the case of each underlying mortgage loan that accrues
                  interest on an Actual/360 Basis, for any payment date, an
                  annual rate generally equal to the product of (A) 12, times
                  (B) a fraction, expressed as a percentage--

                  1.       the numerator of which fraction is, subject to
                           adjustment as described below in this definition, an
                           amount of interest equal to the product of (a) the
                           number of days in the related interest accrual
                           period, multiplied by (b) the Stated Principal
                           Balance of that mortgage loan immediately prior to
                           the subject payment date, multiplied by (c) 1/360,
                           multiplied by (d) the Net Mortgage Rate of that
                           mortgage loan in effect as of the date of initial
                           issuance of the offered certificates, and

                  2.       the denominator of which fraction is the Stated
                           Principal Balance of that mortgage loan immediately
                           prior to the subject payment date.

         Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1 of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the master servicer's collection account to the master servicer's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1 of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the master servicer's interest reserve account to the trustee's payment account during that month.

         "NET MORTGAGE RATE" means, for any underlying mortgage loan, the mortgage rate, minus the Administrative Fee Rate.

                                     S-196

         "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover,
NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

         "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO
Property that is determined in accordance with the series 2004-C2 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property.

         "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

         "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied (or, in the case of the River Plaza
Shopping Center Loan, leased) as of the "Occupancy as of Date" specified in the
Annex A-1 to this prospectus supplement, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in the Annex
A-1 to this prospectus supplement. Occupancy Percentages presented in this prospectus supplement may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period.

         "OPTION PRICE" has the meaning assigned to that term under "Servicing of the Underlying Mortgage Loans--Fair Value and Other Purchase Options" in this prospectus supplement.

         "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

         o        the actual mortgage loan rate; and

         o        the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the term "Original
Amortization Term" is not applicable and Annexes to this prospectus supplement will indicate "Interest Only".

                                     S-197

         "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "PADS" means, in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this prospectus supplement as "Pads".

         "PARTY IN INTEREST" means any person that is a "party in interest"
within the meaning of ERISA or a "disqualified person" as defined in Section
4975 of the Internal Revenue Code.

         "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

         o        the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable;

         o        covenants, conditions and restrictions, rights of way,
                  easements and other matters that are of public record;

         o        exceptions and exclusions specifically referred to in the
                  related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment;

         o        other matters to which like properties are commonly subject;

         o        the rights of tenants (whether under ground leases, space
                  leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases); and

         o        if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage
                  instrument for that other mortgage loan.

         "PERMITTED INVESTMENTS" means the U.S. government-related securities and other investment grade obligations specified in the series 2004-C2 pooling and servicing agreement.

         "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

         "PLAN ASSET REGULATIONS" means the regulations issued by the United
States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan
acquires an "equity interest" in that entity.

         "PNC" means PNC Bank, National Association or its successor in interest.

         "PNC MORTGAGE LOAN" means any of the underlying loans transferred to us by PNC for inclusion in the trust fund and any Qualified Substitute Mortgage
Loan delivered by PNC in replacement thereof.

                                     S-198

         "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any portion of that interest that constitutes
Default Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional Interest).

         "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

         o        "LO(Y)" means that the original duration of the lock-out
                  period is y payments;

         o        "DEFEASANCE(Y)" means that the original duration of the
                  defeasance period is y payments;

         o        "GRTRX%UPBORYM(Y)" means that, for an original period of y payments, the relevant prepayment premium will equal the
                  greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

         o        "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

         o        "YM(Y)" means that, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.

         "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

                  1.       the present value, as of the prepayment date, of the
                           remaining scheduled payments of principal and
                           interest from the prepayment date through, as
                           applicable, the maturity date or anticipated
                           repayment date, including any balloon payment or
                           assumed prepayment on the anticipated repayment date,
                           as applicable, determined by discounting those
                           payments at the Yield Maintenance Interest Rate;

                           over

                  2. the amount of principal being prepaid.

                                     S-199

         "PRIMARY COLLATERAL" means the mortgaged real property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related Crossed Group.

         "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series 2004-C2 pooling and servicing agreement, any person identified to the trustee or the master servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or any party to the series 2004-C2 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person) will be considered a "Privileged Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the trustee or the master servicer, as applicable, a certification in the form required by the series 2004-C2 pooling and servicing agreement.

         "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

         "PURCHASE OPTION" has the meaning assigned to that term under
"Servicing of the Underlying Mortgage Loans--Fair Value and Other Purchase
Options" in this prospectus supplement.

         "PURCHASE PRICE" has the meaning assigned to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this prospectus supplement.

         "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value of the excess, if any, of:

                  1.       the amount of interest that would be payable as of
                           the prepayment date from such prepayment date through
                           the maturity date on the prepaid amount,

                           over

                  2.       the amount of interest that would be payable as of
                           the prepayment date from such prepayment date through
                           the maturity date on the prepaid amount if such
                           amount were invested at the Yield Maintenance
                           Interest Rate.

         "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

         o        have an outstanding Stated Principal Balance, after
                  application of all scheduled payments of principal and
                  interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted
                  mortgage loan as of the due date in the calendar month during which the substitution occurs;

         o        have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

         o        have the same due date as the deleted mortgage loan;

         o        accrue interest on the same basis as the deleted mortgage loan
                  (for example, on the basis of a 360-day year consisting of twelve 30-day months);

                                     S-200

         o        have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to
                  stated maturity of the deleted mortgage loan;

         o        have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

         o        comply as of the date of substitution with all of the
                  representations and warranties set forth in the applicable mortgage loan purchase agreement;

         o        have an environmental report with respect to the related
                  mortgaged real property which will be delivered as a part of the related servicing file;

         o        have an original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the
                  deleted mortgage loan and a current debt service coverage
                  ratio (calculated to include the additional debt from any
                  encumbrance) of not less than the current debt service
                  coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

         o        be determined by an opinion of counsel to be a "qualified
                  replacement mortgage" within the meaning of Section 860G(a)(4)
                  of the Internal Revenue Code;

         o        not have a maturity date after the date two years prior to the rated final payment date;

         o        not be substituted for a deleted mortgage loan unless the
                  trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not
                  result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series
                  2004-C2 certificates then rated by the rating agency (the
                  cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

         o        have a date of origination that is not more than 12 months prior to the date of substitution;

         o        have been approved by the series 2004-C2 controlling class representative (or, if there is no series 2004-C2 controlling class representative then serving, by the series 2004-C2
                  certificateholders representing a majority of the series
                  2004-C2 voting rights allocated to the controlling class); and

         o        not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the
                  REMICs created under the series 2004-C2 pooling and servicing agreement or the imposition of tax on any of the REMICs
                  created under the series 2004-C2 pooling and servicing
                  agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2004-C2 pooling and servicing agreement.

         In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2004-C2 principal balance certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan,

                                     S-201

the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee.

         "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.
We discuss the calculation of Realized Losses under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

         "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

         "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this prospectus supplement will indicate "Interest Only".

         "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

         "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

         "RESTRICTED GROUP" means, collectively, the following persons and entities:

         o        the trustee;

         o        the Exemption-Favored Parties;

         o        us;

         o        the master servicer;

         o        the special servicer;

         o        any sub-servicers;

         o        the mortgage loan sellers;

                                     S-202

         o        each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of
                  initial issuance of the series 2004-C2 certificates; and

         o        any and all affiliates of any of the aforementioned persons.

         "RESTRICTED SERVICER REPORTS" means, collectively, the following reports:

         o        CMSA servicer watchlist;

         o        CMSA operating statement analysis report;

         o        CMSA NOI adjustment worksheet; and

         o        CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

         "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

         o        for the multifamily rental properties, gross rental and other revenues; and

         o        for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

         "RIVER PLAZA SHOPPING CENTER LOAN" means the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 as River Plaza
Shopping Center.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which:

         o        the class A-1, A-2, A-3, A-4, A-5 and A-1A certificates, or any two or more of those classes, remain outstanding; and

         o        the total principal balance of the class A-J, B, C, D, E, F,
                  G, H, J, K, L, M, N, O and P certificates has previously been reduced to zero as described under "Description of the Offered
                  Certificates--Reductions of Certificate Principal Balances in
                  Connection with Realized Losses and Additional Trust Fund
                  Expenses" in this prospectus supplement

                                     S-203

         "SERVICING STANDARD" means, in general, with respect to each of the master servicer and the special servicer, to service and administer the underlying mortgage loans and any REO Properties for which that party is responsible under the series 2004-C2 pooling and servicing agreement:

         o        in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own
                  portfolio, whichever standard is higher;

         o        with a view to (i) the timely collection of all scheduled
                  payments of principal and interest due on each such underlying mortgage loan or, if any such underlying mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net
                  present value basis and (ii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the series 2004-C2
                  certificateholders and the trust fund; and

         o        without regard to:

                  1.       any relationship that the master servicer or the
                           special servicer, as the case may be, or any of its
                           affiliates may have with any related borrower, us,
                           any mortgage loan seller or any other party to the
                           transaction pursuant to which the series 2004-C2
                           certificates will be issued or any affiliate thereof;

                  2.       the ownership of any series 2004-C2 certificate (or
                           other interest in any underlying mortgage loan) by
                           the master servicer or the special servicer, as the
                           case may be, or by any of its affiliates;

                  3.       the right of the master servicer or the special
                           servicer, as the case may be, to receive compensation
                           or other fees for its services rendered pursuant to
                           the series 2004-C2 pooling and servicing agreement;

                  4.       the obligation of the master servicer to make
                           advances;

                  5.       the ownership, servicing or management by the master
                           servicer or the special servicer or any of its
                           affiliates for others of any other mortgage loans or
                           mortgaged real property;

                  6.       any obligation of the master servicer or any of its
                           affiliates to repurchase or substitute an underlying
                           mortgage loan as a mortgage loan seller;

                  7.       any obligation of the master servicer or any of its
                           affiliates to cure a breach of a representation or
                           warranty with respect to an underlying mortgage loan;
                           and

                  8.       any debt the master servicer or the special servicer
                           or any of its affiliates has extended to any related
                           borrower or any affiliate of that borrower.

                                     S-204

         "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan, any of the following events:

         1.       the related borrower--

                  A.    fails to make when due any balloon payment
                        unless the master servicer has, on or prior to
                        the due date of that balloon payment, received
                        written evidence from an institutional lender
                        of such lender's binding commitment to
                        refinance the subject underlying mortgage loan
                        within 60 days after the due date of such
                        balloon payment (provided that if such
                        refinancing does not occur during such time
                        specified in the commitment, a "Servicing
                        Transfer Event" will occur immediately), or

                  B.    fails to make when due any scheduled payment of
                        principal and interest (other than a balloon
                        payment), and such failure continues unremedied
                        for 60 days;

         2.       the master servicer or the special servicer (in the
                  case of the special servicer, with the consent of the
                  series 2004-C2 controlling class representative),
                  determines in its good faith reasonable judgment and
                  in accordance with the Servicing Standard, based on,
                  among other things, communications with the related
                  borrower, that a default in the making of a scheduled
                  payment of principal and interest (including a
                  balloon payment) or any other default under the
                  related mortgage loan documents that would (with
                  respect to such other default) materially impair the
                  value of the mortgaged real property as security for
                  the subject underlying mortgage loan or otherwise
                  would materially adversely affect the interest of the
                  series 2004-C2 certificateholders and would continue
                  unremedied beyond the applicable grace period under
                  the terms of the subject underlying mortgage loan
                  (or, if no grace period is specified, for 60 days;
                  provided that a default that would give rise to an
                  acceleration right without any grace period will be
                  deemed to have a grace period equal to zero) is
                  likely to occur and is likely to remain unremedied
                  for at least 60 days;

         3.       there occurs a default (other than as described in
                  clause 1. above) that the master servicer or special
                  servicer determines, in its good faith and reasonable
                  judgment and in accordance with the Servicing
                  Standard, materially impairs the value of the related
                  mortgaged real property as security for the subject
                  underlying mortgage loan or otherwise materially
                  adversely affects the interests of the series 2004-C2
                  certificateholders and that continues unremedied
                  beyond the applicable grace period under the terms of
                  the subject underlying mortgage loan (or, if no grace
                  period is specified, for 60 days; provided that a
                  default that gives rise to an acceleration right
                  without any grace period shall be deemed to have a
                  grace period equal to zero); provided, however, that,
                  in the event the special servicer determines that the
                  related borrower does not need to maintain terrorism
                  insurance as provided in the series 2004-C2 pooling
                  and servicing agreement, no default related to the
                  failure to obtain such insurance will be considered
                  outstanding for purposes of this clause 3.;

         4.       various events of bankruptcy, insolvency,
                  readjustment of debt, marshalling of assets and
                  liabilities, or similar proceedings occur with
                  respect to the related borrower or the corresponding
                  mortgaged real property, or the related borrower
                  takes various actions indicating its bankruptcy,
                  insolvency or inability to pay its obligations; or

         5.       the master servicer receives notice of the
                  commencement of foreclosure or similar proceedings
                  with respect to the corresponding mortgaged real
                  property.

A Servicing Transfer Event will generally cease to exist:

                                     S-205

         o        with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled payments of principal and interest under the terms of the mortgage loan, as those terms may be changed or modified in connection with a
                  bankruptcy or similar proceeding involving the related
                  borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o        with respect to the circumstances described in clauses 2. and
                  4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings
                  described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

         o        with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

         o        with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

         X.       "x" is equal to the cut-off date balance of the subject
mortgage loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received);

         Y.       "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination; and

         Z.       "z" is equal to the sum of--

                  1.       the principal portion of each scheduled payment of
                           principal and interest due on the subject mortgage
                           loan after the cut-off date or the related date of
                           substitution, as the case may be, to the extent
                           received from the related borrower or advanced by the
                           master servicer and distributed to series 2004-C2
                           certificateholders on or before such date of
                           determination,

                  2.       all principal prepayments received with respect to
                           the subject mortgage loan after the cut-off date or
                           the related date of substitution, as the case may be,
                           to the extent distributed to series 2004-C2
                           certificateholders on or before such date of
                           determination,

                  3.       the principal portion of all insurance proceeds,
                           condemnation proceeds and liquidation proceeds
                           received with respect to the subject mortgage loan
                           after the cut-off date or the related date of
                           substitution, as the case may be, to the extent
                           distributed to series 2004-C2 certificateholders on
                           or before such date of determination,

                                     S-206

                  4.       the principal portion of any Realized Loss incurred
                           in respect of the subject mortgage loan prior to the
                           end of the collection period for the then-most recent
                           payment date coinciding with or preceding such date
                           of determination, and

                  5.       to the extent not otherwise included as part of the
                           amount described in the immediately preceding clause
                           4., any amount of reduction in the outstanding
                           principal balance of the subject mortgage loan
                           resulting from a Deficient Valuation that occurred
                           prior to the end of the collection period for the
                           then-most recent payment date coinciding with or
                           preceding such date of determination.

         With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated
Principal Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

         1.       the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related
                  REO acquisition, to the extent distributed to series 2004-C2 certificateholders on or before such date of determination;

         2.       the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2004-C2 certificateholders on or before such date of determination; and

         3.       the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the
                  collection period for the then-most recent payment date
                  coinciding with or preceding such date of determination.

         A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) shall be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the payment date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2004-C2 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 2004-C2 certificateholders as of the first payment date that those payments are included in the Total Principal Payment Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2004-C2 pooling and servicing agreement with respect to a mortgage loan which is not the mortgage loan in respect of which such nonrecoverable advance was made, and such amount has not been included as part of the Total Principal Payment Amount, such amount shall continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance.
Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first payment date following the collection period during which such event occurred, the
Stated Principal Balance of such mortgage loan will be zero.

         "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

                                     S-207

         "SUBSTITUTION SHORTFALL AMOUNT" has the meaning assigned to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans;
Repurchases and Substitutions" in this prospectus supplement.

         "TOTAL AVAILABLE FUNDS" means, with respect to any payment date, the total amount of funds available to make payments on the series 2004-C2 certificates on that date as described under "Description of the Offered
Certificates--Payment Account--Withdrawals" in this prospectus supplement.

         "TOTAL AVAILABLE P&I FUNDS" means, with respect to any payment date, all funds in the trustee's payment account that are available to make payments of interest and principal on the series 2004-C2 certificates on that payment date. The Total Available P&I Funds do not include Post-ARD Additional Interest, yield maintenance charges or prepayment premiums. The trustee will apply the
Total Available P&I Funds as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series 2004-C2 certificates (exclusive of the class R and Y certificates) on that date.

         "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date prior to the final payment date, an amount generally equal to:

         1.       the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real
                  properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer or the trustee, as applicable, for such payment date; plus

         2.       the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection
                  period; plus

         3.       with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the
                  related borrower during the related collection period
                  (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon
                  payment) due or deemed due in respect of the subject
                  underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total
                  Principal Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

         4.       the aggregate of the principal portion of all liquidation
                  proceeds, sale proceeds, insurance proceeds, condemnation
                  proceeds and, to the extent not otherwise included in clause
                  1., 2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO
                  Properties during the related collection period and that were identified and applied by the master servicer and/or the
                  special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such
                  amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal
                  Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

         5.       if the subject payment date is subsequent to the initial
                  payment date, the excess, if any, of (a) the Total Principal
                  Payment Amount for the immediately preceding payment date, over (b) the total

                                     S-208

                  payments of principal made with respect to the series 2004-C2 principal balance certificates on the immediately preceding payment date; plus

         6.       any amounts that were used to reimburse Nonrecoverable
                  Advances (including interest on such Nonrecoverable Advances)
                  from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection
                  period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

         7.       the amount of any reimbursements of Nonrecoverable Advances
                  (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such payment date where such principal collections would have otherwise been included in the Total Principal Payment Amount for such payment date
                  pursuant to any of clauses 1. through 4. above.

         "UAV" means unavailable.

         "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41.

         "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

         "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES"
means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

         "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

         o        operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical
                  trends;

         o        if there was no management fee or a management fee which
                  varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee
                  underwriting criteria for the applicable property type; and

         o        those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or
                  leasing commissions and similar nonrecurring expenses.

         Underwritten Expenses generally include:

         o        salaries, wages and benefits;

         o        the costs of utilities;

         o        repairs and maintenance;

                                     S-209

         o        marketing;

         o        insurance;

         o        management;

         o        landscaping;

         o        security, if provided at the mortgaged real property;

         o        real estate taxes;

         o        general and administrative expenses; and

         o        ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

         "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

         o        underwritten capital expenditure reserves; and

         o        underwritten tenant improvements and leasing commission
                  reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

         "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR"
means, subject to the discussion under "Risk Factors--Risks Related to the
Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt Service Coverage
Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit" in
this prospectus supplement:

         o        with respect to any underlying mortgage loan (other than a
                  Crossed Loan), the ratio of--

                  1.       the U/W NCF for the corresponding mortgaged real
                           property or properties, to

                  2.       the Annual Debt Service for the underlying mortgage
                           loan; and

         o        with respect to any Crossed Loan, the ratio of--

                  1.       the total U/W NCF for all of the mortgaged real
                           properties related to the applicable Crossed Group,
                           to

                  2.       the total Annual Debt Service for all of the
                           underlying mortgage loans in the applicable Crossed
                           Group.

         "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual

                                     S-210

Debt Service on the underlying mortgage loan, calculated as the excess of
Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

         Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

         Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI.
In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

         Underwritten NOI and the Underwritten Revenues and Underwritten
Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

         o        in the case of the multifamily rental properties, the
                  amount of gross rents expected to be received during
                  a 12-month period, as estimated by annualizing a
                  current rent roll provided by the borrower in
                  connection with the origination of the underlying
                  mortgage loan or, more recently, under its periodic
                  operating statements reporting requirements; and

         o        in the case of the commercial properties, the amount
                  of gross rents expected to be received during a
                  12-month period, as estimated by annualizing a
                  current rent roll provided by the borrower in
                  connection with the origination of the underlying
                  mortgage loan or, more recently, under its periodic
                  operating statement reporting requirements, plus--

                  1.    for some commercial properties, percentage
                        rents or other revenues based on normalized
                        actual amounts collected during previous
                        operating periods, and/or

                  2.    in the case of some commercial properties with
                        modified gross or net leases, the amount of
                        expense reimbursements expected to be received
                        over a 12-month period, as estimated based upon
                        actual lease terms currently in effect or
                        actual amounts collected during previous
                        operating periods.

         For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

                                     S-211

         However, Underwritten Revenues were generally decreased to take into account:

         o        the market vacancy rate, if that rate was more than
                  the vacancy rate reflected in the most recent rent
                  roll or operating statements, as the case may be,
                  furnished by the related borrower;

         o        lender's minimum vacancy underwriting criteria for
                  the applicable property type; and

         o        for some commercial properties, applicable market
                  rental rates, resulting, in some cases, in base rents
                  being marked downward to market rents.

         In addition, in the case of some commercial properties, the
Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

         "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units".

         "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports:

         o        CMSA delinquent loan status report;

         o        CMSA historical loan modification and corrected
                  mortgage loan report;

         o        CMSA loan level reserve/LOC report;

         o        CMSA historical liquidation report;

         o        CMSA REO status report; and

         o        from and after its filing with the SEC, any item
                  deemed to be an Unrestricted Servicer Report in
                  accordance with the definition of "Restricted
                  Servicer Reports" in this glossary.

         "USAP" means the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

                  (1) the then outstanding principal amount of the mortgage loan into

                  (2) the total of the products obtained by multiplying:

                           (a)      the amount of each then remaining required
                                    principal payment, including the principal
                                    payment at the maturity date, in respect
                                    thereof,

                           by

                                     S-212

                           (b)      the number of years (calculated to the
                                    nearest one-twelfth) that will elapse
                                    between such date and the date on which such
                                    payment is to be made.

         "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any payment date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that payment date, weighted on the basis of the respective Stated Principal Balances of those mortgage loans immediately prior to that payment date.

         "YEAR BUILT" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

         "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

         "YIELD MAINTENANCE DISCOUNTING HORIZON" means, with respect to any mortgage loan in the trust fund, the time horizon used when calculating a yield maintenance charge.

         If the value specified in the column labeled "Yield Maintenance
Discounting Horizon" on Annex A-1 to this prospectus supplement is "Maturity", the Yield Maintenance Discounting Horizon is the scheduled maturity date or anticipated repayment date, as applicable, of the subject mortgage loan.

         If the value specified in the column labeled "Yield Maintenance
Discounting Horizon" on Annex A-1 to this prospectus supplement is "WAL", the
Yield Maintenance Discounting Horizon is the Weighted Average Life to Maturity
of the subject mortgage loan.

         "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, either:

         o        an annualized yield (the "Yield Rate") equal to the lesser of
                  (i) the yield on securities issued by the United States
                  Treasury having a maturity closest to the Yield Maintenance
                  Discounting Horizon of the mortgage loan or (ii) the yield on securities issued by the United States Treasury with a term equal to the remaining average life of the Yield Maintenance
                  Discounting Horizon of the mortgage loan, in each case as the
                  Yield Rate is quoted using the method specified in the related mortgage loan documents; or

         o        the annualized yield rate on securities issued by the United
                  States Treasury having a maturity specified in the related mortgage loan documents.

         The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is
"T+0.x%", or by zero (0) basis points if the value specified is "Treasury Flat".

         The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes".

                                     S-213

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-1

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                  [THIS PAGE INTENTIONALLY LEFT BLANK.]

                  [THIS PAGE INTENTIONALLY LEFT BLANK.]

         MORTGAGE    LOAN
 CONTROL   LOAN     GROUP
  NUMBER  SELLER    NUMBER                LOAN / PROPERTY NAME                                     PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1       CGM       1     Artery Plaza                                     7200 Wisconsin Avenue
    2       CGM       1     River Plaza Shopping Center                      50-100 West 225th Street
    3       CGM       1     Nordahl Marketplace                              733 Center Drive
------------------------------------------------------------------------------------------------------------------------------------
                            California Office Portfolio
    4       CGM       1     Pacific Pointe Corporate Centre                  901 & 905 Calle Amanecer
    5       CGM       1     Orchard Technology Park                          1, 7, 9, 11 & 13 Orchard Road
    6       CGM       1     Spectrum Pointe Office                           One Spectrum Pointe Drive
------------------------------------------------------------------------------------------------------------------------------------
    7       CGM       1     400 SW 6th Avenue                                400 Southwest Sixth Avenue
    8       CGM       1     Wilkes-Barre Commons                             Mundy Street and Route 81
    9       CGM       1     Bay Harbor Apartments                            9601 Bay Harbor Circle
    10      CGM       1     Williamsburg Shopping Center                     1234 Richmond Road
    11      CGM       1     Village West Shopping Center                     3026-3069 West Florida Avenue
    13      CGM       1     499 Seventh Avenue                               499 Seventh Avenue
    14      CGM       1     Arena Towers                                     7322-7324 Southwest Freeway
    15      CGM       1     Dadeland Towers                                  9200, 9300, 9350 South Dadeland Boulevard
    16      CGM       1     Lanes Mill Marketplace                           U.S. Route 9 at Lanes Mill Road
    17      CGM       1     One American Place                               300 Main Street
------------------------------------------------------------------------------------------------------------------------------------
                            Region Center/Denver Distribution Center
    19      CGM       1     Region Center                                    5200-5300 Region Court
    20      CGM       1     Denver Distribution Center                       11600 East 56th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    21      CGM       1     Wedgewood Plaza                                  3502 Southeast Federal Highway
    24      CGM       1     Ceres Group Building                             17800 Royalton Road
    25      PNC       1     Westwood Corporate Center II & III               8603 & 8605 Westwood Center Drive
    26      CGM       1     Desert Sky Esplanade                             2020 North 75th Avenue
    27      CGM       1     DEA Santa Ana                                    1900 East First Street
    28      PNC       1     California National Guard Headquarters           9800 Goethe Road
    29      CGM       1     Concourse Village Shopping Center                75 East Indiantown Road
    31      CGM       1     InterAmerican Plaza                              701 Southwest 27th Avenue
------------------------------------------------------------------------------------------------------------------------------------
                            KFC Portfolio
    32      CGM       1     KFC - Staten Island, NY                          1453 Forest Avenue
    33      CGM       1     KFC - Central Islip, NY                          155 West Suffolk Avenue
    34      CGM       1     KFC - Deer Park, NY                              1617 Deer Park Avenue
    35      CGM       1     KFC - Hempstead, NY                              20 Hempstead Avenue
    36      CGM       1     KFC - Greenvale, NY                              58 Glen Cove Road
    37      CGM       1     KFC - Freeport, NY                               497 North Main Street
    38      CGM       1     KFC - Patchogue, NY                              508 East Main Street
    39      CGM       1     KFC - Huntington, NY                             221 West Jericho Turnpike
    40      CGM       1     KFC - Amityville, NY                             910 South Broadway
    41      CGM       1     KFC - Westbury, NY                               705 Old Country Road
    42      CGM       1     KFC - Commack, NY                                1164 Jericho Turnpike
    43      CGM       1     KFC - Bayshore, NY                               210 East Main Street
    44      CGM       1     KFC - Farmingdale, NY                            5002 Hempstead Turnpike
------------------------------------------------------------------------------------------------------------------------------------
    45      CGM       1     532 Broad Hollow Road                            532 Broad Hollow Road
    46      CGM       1     Village at Collin Creek                          601-641 West Plano Parkway
    47      CGM       1     Orthopaedic Specialty Center                     One Orthopedic Drive
    48      CGM       1     Silverdale Shopping Center                       9577 Ridgetop Boulevard Northwest
    49      CGM       1     Nantucket Storage Center                         6 Sun Island Road
    50      PNC       1     Embassy Plaza                                    9110 West Dodge Road
------------------------------------------------------------------------------------------------------------------------------------
                            South Towne Mall/Skyline Point Apartments
    51      CGM       1     South Towne Mall                                 2305-2355 West Broadway
    52      CGM       1     Skyline Point Apartments                         124 Capitol View Terrace
------------------------------------------------------------------------------------------------------------------------------------
    53      PNC       1     Oakbrook and Campus South                        1897 Preston White Drive and 1875 Campus Commons Drive
    55      PNC       1     Courtyard by Marriott                            1605 Richard Petty Boulevard
    56      CGM       1     Clackamas Square                                 11370 -11390 Southeast 82nd Avenue
    57      CGM       1     Terracotta Business Park                         5575-5601 South Semoran Boulevard
    58      PNC       1     Douglas Square Retail Center                     1301-1667 NE Douglas Road
    59      CGM       1     Bloomfield Self Storage                          211 Grove Street
    60      CGM       1     Shoppes at Fontana                               16055-16075 Foothill Boulevard
    61      CGM       1     Storage USA-Merrick Blvd                         122-20 Merrick Blvd
    62      CGM       1     Gulf Plaza                                       16010 Barker's Point Lane
    63      CGM       1     Townley Business Park                            8804, 8826, 8836 North 23rd Avenue
    65      PNC       1     New Mark Shopping Center                         10203-10241 North Oak Trafficway
    66      CGM       1     The Lofts at Brookfield Hills                    1240-1260, 1270-1280 and 1265 Club Circle
    67      CGM       1     West Village Commons                             5366 Ehrlich Road
    68      PNC       1     Canyon Trails                                    380, 500, And 530 N. Estrella Pkwy
    69      CGM       1     The Marketplace of Warsaw                        2884 Frontage Road
    70      CGM       1     H Street Connection                              901 H Street, Northeast
    71      CGM       1     Station Holdings                                 27-295 East Fifth Avenue & 449 Willamette Street
    72      CGM       1     Hoffman Estates                                  2775 West Bode Road
    73      CGM       1     Marriott Courtyard Hotel                         3050 Northwest Stucki Place
    74      CGM       1     Valley Centre                                    9901 East Valley Ranch Parkway
    75      CGM       1     Regency Square                                   12000-12090 Princeton Drive
    76      CGM       1     Best Western Agate Beach Inn                     3019 North Coast Highway
    77      CGM       1     Kerney Spectrum Retail Center                    9211 Clairemont Mesa Boulevard and 5285 Overland Avenue
    78      CGM       1     1611 Ellsworth Industrial Boulevard              1611 Ellsworth Industrial Boulevard
    79      CGM       1     Pinewood Plaza Office Building                   1919 Commerce Drive
    80      CGM       1     Gillespie Field Business Park-Lots 19, 20 & 21   1870, 1890 & 1920 Cordell Court
    82      CGM       1     Chico Mobile Country Club                        1901 Dayton Road
    83      CGM       1     Edenton Village                                  1316 North Broad Street
    84      CGM       1     Cantera Commons Shopping Center                  28341-61 Diehl Road
    85      CGM       1     Fairfield Inn                                    4760 Euclid Road
    86      CGM       1     Park Place Office Building                       6700 and 6703 Odyssey Drive
    87      CGM       1     Preston North Financial Center                   18333 Preston Road
    89      CGM       1     Wenatchee Top Foods                              10 Grant Road
    90      CGM       1     84 October Hill Road, Building 7                 84 October Hill Road
    91      CGM       1     Borders Books and Music                          476 Boston Turnpike
    92      CGM       1     1400 16th Street                                 1400 16th Street, NW
    93      PNC       1     CVS Pharmacy                                     2323 W. Illinois Avenue
    94      CGM       1     2500 Marcus Avenue                               2500 Marcus Avenue
    96      CGM       1     Eastland Plaza                                   2561-2599 South Hamilton Road
    97      CGM       1     Gateway Center Office                            800 West Valley Parkway
    98      PNC       1     Monticello Village                               22088 W. 66th Terrace
    99      CGM       1     Mattydale Shopping Center                        2803 Brewerton Road
   100      CGM       1     79 County Avenue                                 79 County Avenue
   101      CGM       1     Bay Ridge Plaza                                  121 Hillsmere Drive
   104      CGM       1     Pine Tree Plaza Onalaska                         2928 Market Place

  CONTROL
  NUMBER         CITY         STATE   ZIP CODE          COUNTY              PROPERTY TYPE           DETAILED PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------------

    1      Bethesda            MD      20814    Montgomery              Office                 Suburban
    2      Bronx               NY      10463    Bronx                   Retail                 Anchored
    3      San Marcos          CA      92069    San Diego               Retail                 Anchored
--------------------------------------------------------------------------------------------------------------------------------

    4      San Clemente        CA      92673    Orange                  Office                 Suburban
    5      Lake Forest         CA      92630    Orange                  Office                 Flex
    6      Lake Forest         CA      92630    Orange                  Office                 Suburban
--------------------------------------------------------------------------------------------------------------------------------
    7      Portland            OR      97204    Multnomah               Office                 CBD
    8      Wilkes-Barre        PA      18702    Luzerne                 Retail                 Anchored
    9      Fort Myers          FL      33919    Lee                     Multifamily            Conventional
    10     Williamsburg        VA      23185    Williamsburg City       Retail                 Anchored
    11     Hemet               CA      92545    Riverside               Retail                 Anchored
    13     New York            NY      10018    New York                Office                 CBD
    14     Houston             TX      77074    Harris                  Office                 Suburban
    15     Miami               FL      33156    Miami-Dade              Office                 CBD
    16     Howell              NJ      07731    Monmouth                Retail                 Anchored
    17     Baton Rouge         LA      70801    East Baton Rouge        Office                 CBD
--------------------------------------------------------------------------------------------------------------------------------

    19     Lakeland            FL      33815    Polk                    Industrial             Warehouse
    20     Denver              CO      80239    Denver                  Industrial             Warehouse
--------------------------------------------------------------------------------------------------------------------------------
    21     Stuart              FL      34997    Martin                  Retail                 Anchored
    24     Strongsville        OH      44136    Cuyahoga                Office                 Suburban
    25     Vienna              VA      22182    Fairfax                 Office                 Suburban
    26     Phoenix             AZ      85035    Maricopa                Retail                 Anchored
    27     Santa Ana           CA      92705    Orange                  Office                 Suburban
    28     Sacramento          CA      95827    Sacramento              Office                 Suburban
    29     Jupiter             FL      33477    Palm Beach              Retail                 Anchored
    31     Miami               FL      33135    Miami-Dade              Office                 Suburban
--------------------------------------------------------------------------------------------------------------------------------

    32     Staten Island       NY      10302    Richmond                Retail                 Shadow Anchored, Single Tenant
    33     Central Islip       NY      11722    Suffolk                 Retail                 Unanchored, Single Tenant
    34     Deer Park           NY      11729    Suffolk                 Retail                 Unanchored, Single Tenant
    35     Hempstead           NY      11550    Nassau                  Retail                 Unanchored, Single Tenant
    36     Greenvale           NY      11548    Nassau                  Retail                 Unanchored, Single Tenant
    37     Freeport            NY      11520    Nassau                  Retail                 Unanchored, Single Tenant
    38     Patchogue           NY      11772    Suffolk                 Retail                 Unanchored, Single Tenant
    39     Huntington Station  NY      11746    Suffolk                 Retail                 Unanchored, Single Tenant
    40     Amityville          NY      11701    Suffolk                 Retail                 Unanchored, Single Tenant
    41     Westbury            NY      11590    Nassau                  Retail                 Unanchored, Single Tenant
    42     Commack             NY      11725    Suffolk                 Retail                 Unanchored, Single Tenant
    43     Bay Shore           NY      11706    Suffolk                 Retail                 Unanchored, Single Tenant
    44     Farmingdale         NY      11735    Nassau                  Retail                 Unanchored, Single Tenant
--------------------------------------------------------------------------------------------------------------------------------
    45     Melville            NY      11747    Suffolk                 Office                 Suburban
    46     Plano               TX      75075    Collin                  Retail                 Unanchored
    47     Peabody             MA      01960    Essex                   Office                 Medical Office
    48     Silverdale          WA      98383    Kitsap                  Retail                 Shadow Anchored
    49     Nantucket           MA      02554    Nantucket               Self Storage           Self Storage
    50     Omaha               NE      68114    Douglas                 Office                 Suburban
--------------------------------------------------------------------------------------------------------------------------------

    51     Monona              WI      53713    Dane                    Retail                 Anchored
    52     Madison             WI      53713    Dane                    Multifamily            Conventional
--------------------------------------------------------------------------------------------------------------------------------
    53     Reston              VA      20191    Fairfax                 Office                 Suburban
    55     Daytona             FL      32114    Volusia                 Hotel                  Full Service
    56     Portland            OR      97266    Clackamas               Retail                 Anchored
    57     Orlando             FL      32822    Orange                  Office                 Suburban
    58     Lee's Summit        MO      64086    Jackson                 Retail                 Unanchored
    59     Bloomfield          NJ      07003    Essex                   Self Storage           Self Storage
    60     Fontana             CA      92335    San Bernardino          Retail                 Anchored
    61     Jamaica             NY      11434    Queens                  Self Storage           Self Storage
    62     Houston             TX      77079    Harris                  Office                 Suburban
    63     Phoenix             AZ      85021    Maricopa                Office                 Suburban
    65     Kansas City         MO      64155    Clay                    Retail                 Anchored
    66     Brookfield          WI      53005    Waukesha                Multifamily            Conventional
    67     Tampa               FL      33624    Hillsborough            Retail                 Anchored
    68     Goodyear            AZ      85338    Maricopa                Retail                 Shadow Anchored
    69     Warsaw              IN      46580    Kosciusko               Retail                 Anchored
    70     Washington          DC      20002    District of Columbia    Retail                 Unanchored
    71     Eugene              OR      97401    Lane                    Mixed Use              Retail(68.4%)/Office(31.6%)
    72     Hoffman Estates     IL      60194    Cook                    Self Storage           Self Storage
    73     Hillsboro           OR      97124    Washington              Hotel                  Full Service
    74     Irving              TX      75063    Dallas                  Office                 Suburban
    75     Huntley             IL      60142    Kane                    Retail                 Anchored
    76     Newport             OR      97365    Lincoln                 Hotel                  Full Service
    77     San Diego           CA      92123    San Diego               Retail                 Unanchored
    78     Atlanta             GA      30318    Fulton                  Industrial             Warehouse
    79     Hampton             VA      23666    Hampton City            Office                 Suburban
    80     El Cajon            CA      92020    San Diego               Mixed Use              Industrial(56.5%)/Office(43.5%)
    82     Chico               CA      95928    Butte                   Manufactured Housing   Manufactured Housing
    83     Edenton             NC      27932    Chowan                  Retail                 Anchored
    84     Warrenville         IL      60555    DuPage                  Retail                 Shadow Anchored
    85     Virginia Beach      VA      23462    Virginia Beach City     Hotel                  Limited Service
    86     Huntsville          AL      35806    Madison                 Office                 Suburban
    87     Dallas              TX      75252    Collin                  Office                 Suburban
    89     East Wenatchee      WA      98802    Douglas                 Retail                 Anchored, Single Tenant
    90     Holliston           MA      01746    Middlesex               Industrial             Flex/Office
    91     Shrewsbury          MA      01545    Worcester               Retail                 Anchored, Single Tenant
    92     Washington          DC      20036    District of Columbia    Office                 CBD
    93     Dallas              TX      75224    Dallas                  Retail                 Anchored, Single Tenant
    94     Lake Success        NY      11042    Nassau                  Office                 Suburban
    96     Columbus            OH      43232    Franklin                Retail                 Unanchored
    97     Escondido           CA      92025    San Diego               Office                 Suburban
    98     Shawnee             KS      66226    Johnson                 Retail                 Shadow Anchored
    99     Mattydale           NY      13211    Onondaga                Retail                 Anchored
   100     Secaucus            NJ      07094    Hudson                  Industrial             Warehouse
   101     Annapolis           MD      21403    Anne Arundel            Retail                 Unanchored
   104     Onalaska            WI      54650    La Crosse               Retail                 Unanchored

                                                                                                            CROSS COLLATER-
                               % OF                                                           CROSS         ALIZED MORTGAGE
                             AGGREGATE      % OF                                            COLLATER-         LOAN GROUP
                              INITIAL      INITIAL    ALLOCATED CUT-OFF                      ALIZED       AGGREGATE CUT-OFF
            CUT-OFF DATE     MORTGAGE       LOAN       DATE PRINCIPAL      LOAN BALANCE     (MORTGAGE       DATE PRINCIPAL
 CONTROL      PRINCIPAL        POOL        GROUP 1       BALANCE PER       AT MATURITY /       LOAN            BALANCE
  NUMBER       BALANCE        BALANCE      BALANCE    SF/UNIT/ROOM/PAD         ARD           GROUP)            (NOTE 3)
---------------------------------------------------------------------------------------------------------------------------------

    1        51,650,000.00     5.0%         5.7%                  190.61    39,817,085.73      No                51,650,000.00
    2        43,500,000.00     4.2%         4.8%                  424.07    37,459,954.45      No                43,500,000.00
    3        41,745,503.84     4.1%         4.6%                  253.62    35,181,638.06      No                41,745,503.84
---------------------------------------------------------------------------------------------------------------------------------

    4        12,514,838.00     1.2%         1.4%                  153.37    10,383,693.68   Yes (C1)             35,389,180.76
    5        12,246,662.91     1.2%         1.4%                  120.16    10,161,186.04   Yes (C1)             35,389,180.76
    6        10,627,679.85     1.0%         1.2%                  147.63     8,817,897.43   Yes (C1)             35,389,180.76
---------------------------------------------------------------------------------------------------------------------------------
    7        25,479,292.73     2.5%         2.8%                  122.28    21,592,102.35      No                25,479,292.73
    8        23,133,437.54     2.2%         2.6%                  138.48    19,643,403.43      No                23,133,437.54
    9        23,000,000.00     2.2%         2.6%               67,846.61    23,000,000.00      No                23,000,000.00
    10       22,000,000.00     2.1%         2.4%                   88.29    19,301,061.27      No                22,000,000.00
    11       21,550,000.00     2.1%         2.4%                  127.58    18,877,957.59      No                21,550,000.00
    13       20,000,000.00     1.9%         2.2%                  117.74    20,000,000.00      No                20,000,000.00
    14       19,920,000.00     1.9%         2.2%                   24.40    17,512,083.83      No                19,920,000.00
    15       19,725,000.00     1.9%         2.2%                   81.59    17,663,240.30      No                19,725,000.00
    16       19,486,969.28     1.9%         2.2%                  280.92    16,532,120.68      No                19,486,969.28
    17       19,000,000.00     1.8%         2.1%                   57.15    19,000,000.00      No                19,000,000.00
---------------------------------------------------------------------------------------------------------------------------------

    19       10,107,500.00     1.0%         1.1%                   34.67    10,107,500.00   Yes (C2)             17,747,500.00
    20        7,640,000.00     0.7%         0.8%                   36.28     7,640,000.00   Yes (C2)             17,747,500.00
---------------------------------------------------------------------------------------------------------------------------------
    21       17,150,447.68     1.7%         1.9%                  113.05    14,414,396.58      No                17,150,447.68
    24       16,481,939.81     1.6%         1.8%                  131.85    14,759,101.02      No                16,481,939.81
    25       16,400,000.00     1.6%         1.8%                  132.78    13,927,595.86      No                16,400,000.00
    26       15,300,000.00     1.5%         1.7%                   95.62    12,006,387.16      No                15,300,000.00
    27       15,147,502.68     1.5%         1.7%                  379.59     6,060,110.44      No                15,147,502.68
    28       14,800,000.00     1.4%         1.6%                  133.94    14,153,982.58      No                14,800,000.00
    29       14,720,302.93     1.4%         1.6%                  114.14    12,371,937.93      No                14,720,302.93
    31       14,000,000.00     1.4%         1.6%                   85.88    12,021,933.48      No                14,000,000.00
---------------------------------------------------------------------------------------------------------------------------------

    32        1,674,762.80     0.2%         0.2%                  695.50     1,379,663.11   Yes (C3)             12,405,650.43
    33        1,394,395.12     0.1%         0.2%                  571.47     1,148,697.75   Yes (C3)             12,405,650.43
    34        1,004,857.68     0.1%         0.1%                  636.79       827,797.87   Yes (C3)             12,405,650.43
    35          987,489.73     0.1%         0.1%                  379.80       813,489.42   Yes (C3)             12,405,650.43
    36          986,249.18     0.1%         0.1%                  474.39       812,467.62   Yes (C3)             12,405,650.43
    37          925,709.62     0.1%         0.1%                  459.41       762,595.76   Yes (C3)             12,405,650.43
    38          874,598.37     0.1%         0.1%                  409.46       720,491.20   Yes (C3)             12,405,650.43
    39          874,598.37     0.1%         0.1%                  396.82       720,491.20   Yes (C3)             12,405,650.43
    40          874,598.37     0.1%         0.1%                  364.87       720,491.20   Yes (C3)             12,405,650.43
    41          791,976.75     0.1%         0.1%                  380.94       652,428.08   Yes (C3)             12,405,650.43
    42          725,730.56     0.1%         0.1%                  353.33       597,854.30   Yes (C3)             12,405,650.43
    43          657,995.70     0.1%         0.1%                  409.20       542,054.36   Yes (C3)             12,405,650.43
    44          632,688.18     0.1%         0.1%                  387.68       521,206.44   Yes (C3)             12,405,650.43
---------------------------------------------------------------------------------------------------------------------------------
    45       12,000,000.00     1.2%         1.3%                  140.44    10,351,609.45      No                12,000,000.00
    46       11,250,534.87     1.1%         1.3%                   90.89     9,622,512.39      No                11,250,534.87
    47       10,558,176.36     1.0%         1.2%                  230.43     8,823,179.49      No                10,558,176.36
    48       10,262,912.12     1.0%         1.1%                   98.68     8,757,733.31      No                10,262,912.12
    49        9,962,997.62     1.0%         1.1%                  106.13     8,472,282.48      No                 9,962,997.62
    50        9,900,000.00     1.0%         1.1%                   75.07     9,169,336.58      No                 9,900,000.00
---------------------------------------------------------------------------------------------------------------------------------

    51        5,601,394.40     0.5%         0.6%                   54.58     4,814,826.09   Yes (C4)              9,742,671.54
    52        4,141,277.14     0.4%         0.5%               47,059.97     3,530,049.69   Yes (C4)              9,742,671.54
---------------------------------------------------------------------------------------------------------------------------------
    53        9,500,000.00     0.9%         1.1%                  110.72     8,765,027.99      No                 9,500,000.00
    55        9,100,000.00     0.9%         1.0%               74,590.16     7,038,511.22      No                 9,100,000.00
    56        9,000,000.00     0.9%         1.0%                  120.73     7,967,514.01      No                 9,000,000.00
    57        8,972,439.62     0.9%         1.0%                   72.72     7,546,798.95      No                 8,972,439.62
    58        8,881,955.39     0.9%         1.0%                  149.43     7,440,592.95      No                 8,881,955.39
    59        8,856,051.08     0.9%         1.0%                  107.77     8,281,398.70      No                 8,856,051.08
    60        8,809,985.32     0.9%         1.0%                   90.32     7,505,423.44      No                 8,809,985.32
    61        8,731,668.30     0.8%         1.0%                  170.76     8,165,086.44      No                 8,731,668.30
    62        8,325,000.00     0.8%         0.9%                   69.00     7,254,239.53      No                 8,325,000.00
    63        8,267,620.30     0.8%         0.9%                   68.04     7,735,707.06      No                 8,267,620.30
    65        8,000,000.00     0.8%         0.9%                  106.99     7,002,909.06      No                 8,000,000.00
    66        7,800,000.00     0.8%         0.9%              121,875.00     6,772,573.02      No                 7,800,000.00
    67        7,573,049.72     0.7%         0.8%                   75.33     6,474,789.50      No                 7,573,049.72
    68        7,566,708.73     0.7%         0.8%                  216.20     6,326,389.28      No                 7,566,708.73
    69        7,417,312.11     0.7%         0.8%                   40.43     6,342,202.77      No                 7,417,312.11
    70        7,211,919.31     0.7%         0.8%                  189.83     6,191,031.84      No                 7,211,919.31
    71        6,956,553.30     0.7%         0.8%                   91.10     5,843,349.70      No                 6,956,553.30
    72        6,956,000.00     0.7%         0.8%                   63.99     6,674,095.07      No                 6,956,000.00
    73        6,800,000.00     0.7%         0.8%               43,870.97     5,335,182.72      No                 6,800,000.00
    74        6,300,000.00     0.6%         0.7%                   84.70     5,510,890.83      No                 6,300,000.00
    75        6,023,516.48     0.6%         0.7%                  253.72     5,151,876.69      No                 6,023,516.48
    76        5,991,579.05     0.6%         0.7%               40,483.64     4,673,050.25      No                 5,991,579.05
    77        5,983,031.10     0.6%         0.7%                  392.10     5,088,800.56      No                 5,983,031.10
    78        5,971,220.27     0.6%         0.7%                   29.60     5,049,066.74      No                 5,971,220.27
    79        5,767,000.00     0.6%         0.6%                   82.07     5,134,561.29      No                 5,767,000.00
    80        5,721,571.75     0.6%         0.6%                   82.39     4,779,062.37      No                 5,721,571.75
    82        5,633,645.75     0.5%         0.6%               31,649.70     4,776,412.43      No                 5,633,645.75
    83        5,595,740.57     0.5%         0.6%                   52.84     4,794,026.08      No                 5,595,740.57
    84        5,573,619.16     0.5%         0.6%                  312.16     4,723,839.41      No                 5,573,619.16
    85        5,416,891.41     0.5%         0.6%               40,728.51     4,285,499.91      No                 5,416,891.41
    86        5,326,635.08     0.5%         0.6%                   69.37     4,557,112.74      No                 5,326,635.08
    87        5,250,000.00     0.5%         0.6%                   63.87     4,804,316.29      No                 5,250,000.00
    89        5,190,060.18     0.5%         0.6%                   81.70     4,383,226.44      No                 5,190,060.18
    90        5,184,821.30     0.5%         0.6%                   45.62     4,390,758.67      No                 5,184,821.30
    91        5,031,685.25     0.5%         0.6%                  205.37     4,289,830.98      No                 5,031,685.25
    92        5,000,000.00     0.5%         0.6%                   29.67     5,000,000.00      No                 5,000,000.00
    93        4,874,587.84     0.5%         0.5%                  382.65     4,066,756.58      No                 4,874,587.84
    94        4,854,541.82     0.5%         0.5%                   78.32     4,172,849.50      No                 4,854,541.82
    96        4,537,348.57     0.4%         0.5%                   69.36     3,868,045.06      No                 4,537,348.57
    97        4,481,941.75     0.4%         0.5%                  170.81     3,770,303.70      No                 4,481,941.75
    98        4,080,000.00     0.4%         0.5%                  139.92     3,402,118.47      No                 4,080,000.00
    99        3,978,751.56     0.4%         0.4%                   24.70     3,410,829.88      No                 3,978,751.56
   100        3,689,040.32     0.4%         0.4%                   48.39     3,117,652.05      No                 3,689,040.32
   101        3,489,609.40     0.3%         0.4%                   54.26     2,663,772.32      No                 3,489,609.40
   104        2,642,457.70     0.3%         0.3%                  101.47     2,245,571.81      No                 2,642,457.70

                               RELATED
                            MORTGAGE LOAN
              RELATED      GROUP AGGREGATE                                                                         MATURITY
             (MORTGAGE      CUT-OFF DATE                                                           CUT-OFF DATE   DATE / ARD
 CONTROL       LOAN       PRINCIPAL BALANCE                                 APPRAISED   APPRAISAL    LTV RATIO    LTV RATIO
  NUMBER      GROUP)          (NOTE 3)            BORROWER'S INTEREST          VALUE       DATE      (NOTE 2)      (NOTE 2)
------------------------------------------------------------------------------------------------------------------------------

    1           No             51,650,000.00          Fee Simple             72,000,000  03/18/04     71.74%        55.30%
    2           No             43,500,000.00          Fee Simple             55,000,000  01/01/05     79.09%        68.11%
    3           No             41,745,503.84          Fee Simple             52,500,000  05/01/04     79.52%        67.01%
------------------------------------------------------------------------------------------------------------------------------

    4        Yes (R2)          35,389,180.76          Fee Simple             16,090,000  03/29/04     77.44%        64.25%
    5        Yes (R2)          35,389,180.76          Fee Simple             14,750,000  03/18/04     77.44%        64.25%
    6        Yes (R2)          35,389,180.76          Fee Simple             13,000,000  03/30/04     77.44%        64.25%
------------------------------------------------------------------------------------------------------------------------------
    7           No             25,479,292.73          Fee Simple             33,000,000  05/12/04     77.21%        65.43%
    8        Yes (R3)          34,529,501.21          Fee Simple             29,000,000  04/01/04     79.77%        67.74%
    9           No             23,000,000.00          Fee Simple             38,400,000  07/01/04     59.90%        59.90%
    10          No             22,000,000.00 Fee in part Leasehold in part   26,000,000  05/01/04     80.00%        70.19%
    11       Yes (R1)          35,740,060.18          Fee Simple             29,000,000  08/10/04     74.31%        65.10%
    13          No             20,000,000.00          Fee Simple             40,000,000  10/12/04     50.00%        50.00%
    14          No             19,920,000.00          Fee Simple             28,600,000  09/20/04     69.65%        61.23%
    15          No             19,725,000.00          Fee Simple             29,000,000  09/08/04     68.02%        60.91%
    16          No             19,486,969.28          Fee Simple             23,600,000  03/17/04     79.54%        67.48%
    17          No             19,000,000.00          Fee Simple             30,300,000  10/01/04     62.71%        62.71%
------------------------------------------------------------------------------------------------------------------------------

    19       Yes (R7)          17,747,500.00          Fee Simple             15,600,000  08/18/04     64.30%        64.30%
    20       Yes (R7)          17,747,500.00          Fee Simple             12,000,000  08/18/04     64.30%        64.30%
------------------------------------------------------------------------------------------------------------------------------
    21       Yes (R4)          31,870,750.61          Fee Simple             21,850,000  06/25/04     78.49%        65.97%
    24          No             16,481,939.81          Fee Simple             22,200,000  06/22/04     74.24%        66.48%
    25          No             16,400,000.00          Fee Simple             23,000,000  10/18/04     71.30%        60.55%
    26          No             15,300,000.00          Fee Simple             19,400,000  04/10/04     78.87%        61.89%
    27          No             15,147,502.68          Fee Simple             20,000,000  05/03/04     75.74%        30.30%
    28       Yes (R11)         24,700,000.00          Fee Simple             18,700,000  09/12/04     79.14%        75.69%
    29       Yes (R4)          31,870,750.61          Fee Simple             18,480,000  06/25/04     79.66%        66.95%
    31       Yes (R6)          22,972,439.62          Fee Simple             17,900,000  07/30/04     78.21%        67.16%
------------------------------------------------------------------------------------------------------------------------------

    32       Yes (R8)          12,405,650.43          Fee Simple              2,250,000  03/12/04     72.87%        60.03%
    33       Yes (R8)          12,405,650.43          Fee Simple              2,050,000  03/12/04     72.87%        60.03%
    34       Yes (R8)          12,405,650.43          Fee Simple              1,350,000  03/12/04     72.87%        60.03%
    35       Yes (R8)          12,405,650.43          Fee Simple              1,350,000  03/12/04     72.87%        60.03%
    36       Yes (R8)          12,405,650.43          Fee Simple              1,325,000  03/12/04     72.87%        60.03%
    37       Yes (R8)          12,405,650.43          Fee Simple              1,250,000  03/12/04     72.87%        60.03%
    38       Yes (R8)          12,405,650.43          Fee Simple              1,175,000  03/12/04     72.87%        60.03%
    39       Yes (R8)          12,405,650.43          Fee Simple              1,175,000  03/12/04     72.87%        60.03%
    40       Yes (R8)          12,405,650.43          Fee Simple              1,175,000  03/12/04     72.87%        60.03%
    41       Yes (R8)          12,405,650.43          Fee Simple              1,150,000  03/12/04     72.87%        60.03%
    42       Yes (R8)          12,405,650.43          Fee Simple                975,000  03/12/04     72.87%        60.03%
    43       Yes (R8)          12,405,650.43          Fee Simple                950,000  03/12/04     72.87%        60.03%
    44       Yes (R8)          12,405,650.43          Fee Simple                850,000  03/12/04     72.87%        60.03%
------------------------------------------------------------------------------------------------------------------------------
    45          No             12,000,000.00          Fee Simple             15,300,000  06/08/04     78.43%        67.66%
    46          No             11,250,534.87          Fee Simple             14,350,000  05/01/04     78.40%        67.06%
    47          No             10,558,176.36           Leasehold             14,100,000  08/16/04     74.88%        62.58%
    48          No             10,262,912.12          Fee Simple             14,500,000  04/22/04     70.78%        60.40%
    49          No              9,962,997.62          Fee Simple             12,300,000  06/14/04     81.00%        68.88%
    50       Yes (R11)         24,700,000.00          Fee Simple             16,500,000  09/22/04     60.00%        55.57%
------------------------------------------------------------------------------------------------------------------------------

    51       Yes (R10)          9,742,671.54          Fee Simple              7,900,000  03/05/04     74.37%        63.70%
    52       Yes (R10)          9,742,671.54          Fee Simple              5,200,000  03/05/04     74.37%        63.70%
------------------------------------------------------------------------------------------------------------------------------
    53          No              9,500,000.00          Fee Simple             12,900,000  10/21/04     73.64%        67.95%
    55          No              9,100,000.00           Leasehold             12,300,000  09/16/04     73.98%        57.22%
    56       Yes (R1)          35,740,060.18          Fee Simple             13,000,000  05/28/04     69.23%        61.29%
    57       Yes (R6)          22,972,439.62          Fee Simple             12,000,000  07/30/04     74.77%        62.89%
    58          No              8,881,955.39          Fee Simple             11,300,000  08/03/04     78.60%        65.85%
    59       Yes (R5)          24,543,719.38          Fee Simple             11,800,000  03/23/04     75.05%        70.18%
    60          No              8,809,985.32          Fee Simple             11,100,000  03/03/04     79.37%        67.62%
    61       Yes (R5)          24,543,719.38          Fee Simple             11,700,000  05/19/04     74.63%        69.79%
    62          No              8,325,000.00          Fee Simple             13,100,000  03/01/04     63.55%        55.38%
    63          No              8,267,620.30          Fee Simple             11,185,000  06/25/04     73.92%        69.16%
    65          No              8,000,000.00          Fee Simple             10,000,000  08/17/04     80.00%        70.03%
    66          No              7,800,000.00          Fee Simple              9,800,000  03/24/04     79.59%        69.11%
    67          No              7,573,049.72          Fee Simple              9,500,000  02/09/04     79.72%        68.16%
    68          No              7,566,708.73          Fee Simple              9,615,000  08/30/04     78.70%        65.80%
    69       Yes (R3)          34,529,501.21          Fee Simple             10,000,000  03/04/04     74.17%        63.42%
    70          No              7,211,919.31          Fee Simple              9,750,000  04/15/04     73.97%        63.50%
    71          No              6,956,553.30          Fee Simple              8,850,000  04/15/04     78.61%        66.03%
    72       Yes (R5)          24,543,719.38          Fee Simple              8,983,000  04/12/04     77.44%        74.30%
    73          No              6,800,000.00          Fee Simple             11,000,000  08/01/04     61.82%        48.50%
    74       Yes (R9)          11,550,000.00          Fee Simple              9,000,000  07/21/04     70.00%        61.23%
    75          No              6,023,516.48          Fee Simple              8,000,000  04/19/04     75.29%        64.40%
    76          No              5,991,579.05          Fee Simple              9,700,000  09/10/04     61.77%        48.18%
    77          No              5,983,031.10          Fee Simple              7,500,000  05/07/04     79.77%        67.85%
    78          No              5,971,220.27          Fee Simple              7,500,000  04/23/04     79.62%        67.32%
    79          No              5,767,000.00          Fee Simple              7,300,000  05/18/04     79.00%        70.34%
    80          No              5,721,571.75           Leasehold              7,250,000  05/27/04     78.92%        65.92%
    82          No              5,633,645.75          Fee Simple              7,500,000  07/02/04     75.12%        63.69%
    83          No              5,595,740.57          Fee Simple              7,220,000  04/21/04     77.50%        66.40%
    84          No              5,573,619.16          Fee Simple              6,840,000  05/20/04     79.37%        67.00%
    85          No              5,416,891.41          Fee Simple              8,600,000  07/12/04     62.99%        49.83%
    86          No              5,326,635.08           Leasehold              7,000,000  04/09/04     76.09%        65.10%
    87       Yes (R9)          11,550,000.00          Fee Simple              7,550,000  05/01/04     69.54%        63.63%
    89       Yes (R1)          35,740,060.18          Fee Simple              8,200,000  07/29/04     63.29%        53.45%
    90          No              5,184,821.30          Fee Simple              7,000,000  07/15/04     74.07%        62.73%
    91          No              5,031,685.25          Fee Simple              6,500,000  06/30/04     77.41%        66.00%
    92          No              5,000,000.00           Leasehold             38,100,000  10/15/04     13.12%        13.12%
    93          No              4,874,587.84          Fee Simple              6,100,000  08/23/04     79.91%        66.67%
    94          No              4,854,541.82          Fee Simple              7,000,000  04/08/04     69.35%        59.61%
    96          No              4,537,348.57          Fee Simple              7,200,000  04/02/04     63.02%        53.72%
    97          No              4,481,941.75 Fee in part Leasehold in part    6,080,000  05/25/04     73.72%        62.01%
    98          No              4,080,000.00          Fee Simple              5,100,000  09/18/04     80.00%        66.71%
    99       Yes (R3)          34,529,501.21           Leasehold              5,800,000  03/05/04     68.60%        58.81%
   100          No              3,689,040.32          Fee Simple              4,700,000  06/17/04     78.49%        66.33%
   101          No              3,489,609.40 Fee in part Leasehold in part    7,800,000  05/23/04     44.74%        34.15%
   104          No              2,642,457.70          Fee Simple              3,600,000  06/01/04     73.40%        62.38%

                                 ADMIN-       NET                 INTEREST
CONTROL  ORIGINAL    MORTGAGE  ISTRATIVE    MORTGAGE     RATE      ACCRUAL                                               FIRST
 NUMBER   BALANCE      RATE     FEE RATE      RATE        TYPE     METHOD           LOAN TYPE         NOTE DATE      PAYMENT DATE
------------------------------------------------------------------------------------------------------------------------------------

   1     51,650,000  6.4300%     0.042%      6.388%      Fixed   Actual/360    Partial IO/Balloon      06/30/04        08/11/04
   2     43,500,000  5.7800%     0.042%      5.738%      Fixed   Actual/360    Partial IO/Balloon      08/19/04        10/11/04
   3     42,000,000  5.5920%     0.042%      5.550%      Fixed   Actual/360          Balloon           05/13/04        07/11/04
------------------------------------------------------------------------------------------------------------------------------------

   4     12,600,000  5.0750%     0.042%      5.033%      Fixed   Actual/360          Balloon           05/27/04        07/11/04
   5     12,330,000  5.0750%     0.042%      5.033%      Fixed   Actual/360          Balloon           05/27/04        07/11/04
   6     10,700,000  5.0750%     0.042%      5.033%      Fixed   Actual/360          Balloon           05/27/04        07/11/04
------------------------------------------------------------------------------------------------------------------------------------
   7     25,600,000  5.8160%     0.042%      5.774%      Fixed   Actual/360          Balloon           07/08/04        08/11/04
   8     23,200,000  5.9525%     0.042%      5.910%      Fixed   Actual/360          Balloon           08/20/04        10/11/04
   9     23,000,000  5.5000%     0.042%      5.458%      Fixed   Actual/360       Interest Only        08/27/04        10/11/04
   10    22,000,000  5.5650%     0.042%      5.523%      Fixed   Actual/360    Partial IO/Balloon      08/18/04        10/11/04
   11    21,550,000  5.5000%     0.072%      5.428%      Fixed   Actual/360    Partial IO/Balloon      09/22/04        11/11/04
   13    20,000,000  4.9200%     0.042%      4.878%      Fixed   Actual/360       Interest Only        11/01/04        12/11/04
   14    19,920,000  5.6500%     0.042%      5.608%      Fixed   Actual/360    Partial IO/Balloon      11/30/04        01/11/05
   15    19,725,000  5.5400%     0.072%      5.468%      Fixed   Actual/360    Partial IO/Balloon      11/24/04        01/11/05
   16    19,600,000  5.8200%     0.042%      5.778%      Fixed   Actual/360          Balloon           05/13/04        07/11/04
   17    19,000,000  5.0800%     0.042%      5.038%      Fixed   Actual/360       Interest Only        11/19/04        01/11/05
------------------------------------------------------------------------------------------------------------------------------------

   19    10,107,500  5.4200%     0.102%      5.318%      Fixed   Actual/360          IO/ARD            08/31/04        10/11/04
   20     7,640,000  5.3800%     0.102%      5.278%      Fixed   Actual/360          IO/ARD            10/08/04        11/11/04
------------------------------------------------------------------------------------------------------------------------------------
   21    17,220,000  5.5700%     0.042%      5.528%      Fixed   Actual/360          Balloon           08/02/04        09/11/04
   24    16,500,000  5.5000%     0.042%      5.458%      Fixed   Actual/360            ARD             10/19/04        12/11/04
   25    16,400,000  5.2100%     0.102%      5.108%      Fixed   Actual/360    Partial IO/Balloon      10/27/04        12/01/04
   26    15,300,000  6.1000%     0.042%      6.058%      Fixed   Actual/360    Partial IO/Balloon      06/25/04        08/11/04
   27    15,300,000  6.3410%     0.042%      6.299%      Fixed   Actual/360          Balloon           07/02/04        08/11/04
   28    14,800,000  5.0700%     0.102%      4.968%      Fixed   Actual/360    Partial IO/Balloon      10/07/04        12/01/04
   29    14,780,000  5.5700%     0.042%      5.528%      Fixed   Actual/360          Balloon           08/02/04        09/11/04
   31    14,000,000  5.6100%     0.102%      5.508%      Fixed   Actual/360    Partial IO/Balloon      08/30/04        10/11/04
------------------------------------------------------------------------------------------------------------------------------------

   32     1,687,500  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   33     1,405,000  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   34     1,012,500  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   35       995,000  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   36       993,750  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   37       932,750  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   38       881,250  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   39       881,250  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   40       881,250  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   41       798,000  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   42       731,250  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   43       663,000  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
   44       637,500  6.3800%     0.042%      6.338%      Fixed   Actual/360          Balloon           05/07/04        06/11/04
------------------------------------------------------------------------------------------------------------------------------------
   45    12,000,000  5.7800%     0.042%      5.738%      Fixed   Actual/360    Partial IO/Balloon      08/19/04        10/11/04
   46    11,300,000  6.1400%     0.102%      6.038%      Fixed   Actual/360          Balloon           06/25/04        08/11/04
   47    10,580,000  5.4500%     0.042%      5.408%      Fixed   Actual/360          Balloon           10/08/04        11/11/04
   48    10,300,000  6.0920%     0.042%      6.050%      Fixed   Actual/360            ARD             08/10/04        09/11/04
   49    10,000,000  5.9700%     0.042%      5.928%      Fixed   Actual/360          Balloon           07/30/04        09/11/04
   50     9,900,000  5.2900%     0.102%      5.188%      Fixed   Actual/360    Partial IO/Balloon      10/27/04        12/01/04
------------------------------------------------------------------------------------------------------------------------------------

   51     5,625,000  6.3200%     0.042%      6.278%      Fixed   Actual/360          Balloon           06/21/04        08/11/04
   52     4,160,000  6.0200%     0.042%      5.978%      Fixed   Actual/360          Balloon           06/21/04        08/11/04
------------------------------------------------------------------------------------------------------------------------------------
   53     9,500,000  5.0300%     0.102%      4.928%      Fixed   Actual/360    Partial IO/Balloon      10/28/04        12/01/04
   55     9,100,000  5.9700%     0.102%      5.868%      Fixed   Actual/360          Balloon           11/17/04        01/01/05
   56     9,000,000  5.9500%     0.102%      5.848%      Fixed   Actual/360    Partial IO/Balloon      07/16/04        09/11/04
   57     9,000,000  5.6300%     0.102%      5.528%      Fixed   Actual/360          Balloon           09/02/04        10/11/04
   58     8,900,000  5.5300%     0.052%      5.478%      Fixed   Actual/360          Balloon           09/29/04        11/01/04
   59     8,900,000  5.6100%     0.042%      5.568%      Fixed   Actual/360          Balloon           06/29/04        08/11/04
   60     8,850,000  6.0000%     0.102%      5.898%      Fixed   Actual/360          Balloon           06/29/04        08/11/04
   61     8,775,000  5.6100%     0.042%      5.568%      Fixed   Actual/360          Balloon           06/24/04        08/11/04
   62     8,325,000  5.2800%     0.102%      5.178%      Fixed   Actual/360    Partial IO/Balloon      04/01/04        05/11/04
   63     8,300,000  5.7300%     0.102%      5.628%      Fixed   Actual/360          Balloon           07/28/04        09/11/04
   65     8,000,000  5.4700%     0.082%      5.388%      Fixed   Actual/360    Partial IO/Balloon      11/18/04        01/01/05
   66     7,800,000  5.1400%     0.042%      5.098%      Fixed   Actual/360    Partial IO/Balloon      11/05/04        12/11/04
   67     7,600,000  6.1600%     0.082%      6.078%      Fixed   Actual/360          Balloon           07/15/04        09/11/04
   68     7,575,000  5.5000%     0.102%      5.398%      Fixed   Actual/360          Balloon           10/28/04        12/01/04
   69     7,450,000  6.1300%     0.042%      6.088%      Fixed   Actual/360          Balloon           06/25/04        08/11/04
   70     7,250,000  6.2400%     0.042%      6.198%      Fixed   Actual/360          Balloon           05/19/04        07/11/04
   71     7,000,000  5.4800%     0.102%      5.378%      Fixed   Actual/360          Balloon           06/10/04        07/11/04
   72     6,956,000  5.4500%     0.042%      5.408%      Fixed   Actual/360    Partial IO/Balloon      07/22/04        09/11/04
   73     6,800,000  6.4000%     0.042%      6.358%      Fixed   Actual/360          Balloon           12/01/04        01/11/05
   74     6,300,000  5.4400%     0.042%      5.398%      Fixed   Actual/360    Partial IO/Balloon      10/04/04        11/11/04
   75     6,050,000  6.1400%     0.062%      6.078%      Fixed   Actual/360          Balloon           06/29/04        08/11/04
   76     6,000,000  6.1800%     0.102%      6.078%      Fixed   Actual/360          Balloon           10/27/04        12/11/04
   77     6,000,000  6.0100%     0.102%      5.908%      Fixed   Actual/360          Balloon           08/19/04        10/11/04
   78     6,000,000  5.7400%     0.102%      5.638%      Fixed   Actual/360          Balloon           07/09/04        08/11/04
   79     5,767,000  6.2000%     0.072%      6.128%      Fixed   Actual/360    Partial IO/Balloon      06/24/04        08/11/04
   80     5,740,000  5.4000%     0.042%      5.358%      Fixed   Actual/360          Balloon           08/20/04        10/11/04
   82     5,650,000  5.9000%     0.042%      5.858%      Fixed   Actual/360          Balloon           08/31/04        10/11/04
   83     5,620,000  6.2000%     0.042%      6.158%      Fixed   Actual/360          Balloon           06/23/04        08/11/04
   84     5,600,000  5.8200%     0.082%      5.738%      Fixed   Actual/360          Balloon           06/22/04        08/11/04
   85     5,424,000  6.6200%     0.042%      6.578%      Fixed   Actual/360          Balloon           10/14/04        12/11/04
   86     5,350,000  6.1500%     0.092%      6.058%      Fixed   Actual/360          Balloon           06/21/04        08/11/04
   87     5,250,000  5.6800%     0.042%      5.638%      Fixed   Actual/360    Partial IO/Balloon      05/17/04        07/11/04
   89     5,200,000  5.8000%     0.102%      5.698%      Fixed   Actual/360            ARD             09/16/04        11/11/04
   90     5,200,000  5.8600%     0.042%      5.818%      Fixed   Actual/360          Balloon           09/09/04        10/11/04
   91     5,050,000  6.0600%     0.042%      6.018%      Fixed   Actual/360          Balloon           07/30/04        09/11/04
   92     5,000,000  5.0400%     0.042%      4.998%      Fixed   Actual/360       Interest Only        10/15/04        12/11/04
   93     4,880,000  5.4300%     0.052%      5.378%      Fixed   Actual/360          Balloon           10/13/04        12/01/04
   94     4,875,000  6.3200%     0.042%      6.278%      Fixed   Actual/360          Balloon           06/30/04        08/11/04
   96     4,550,000  6.0900%     0.102%      5.988%      Fixed   Actual/360          Balloon           09/07/04        10/11/04
   97     4,500,000  5.6000%     0.042%      5.558%      Fixed   Actual/360          Balloon           08/09/04        09/11/04
   98     4,080,000  5.4500%     0.122%      5.328%      Fixed   Actual/360          Balloon             TBD       02/01/05 (Note 6)
   99     4,000,000  6.1900%     0.042%      6.148%      Fixed   Actual/360          Balloon           06/02/04        07/11/04
  100     3,700,000  5.7900%     0.042%      5.748%      Fixed   Actual/360          Balloon           09/02/04        10/11/04
  101     3,500,000  5.5000%     0.042%      5.458%      Fixed   Actual/360          Balloon           09/30/04        11/11/04
  104     2,650,000  5.9800%     0.082%      5.898%      Fixed   Actual/360          Balloon           08/12/04        10/11/04

                                                                            STATED                                        STATED
                    SCHED-      MONTHLY                    INTEREST        ORIGINAL                    REMAINING        REMAINING
                     ULED        DEBT       ORIGINAL TERM    ONLY        AMORTIZATION     SEASON-       TERM TO        AMORTIZATION
CONTROL   GRACE    MATURITY     SERVICE     TO MATURITY /   PERIOD           TERM           ING     MATURITY / ARD         TERM
 NUMBER  PERIOD   DATE/ ARD     PAYMENT     ARD (MONTHS)   (MONTHS)        (MONTHS)       (MONTHS)     (MONTHS)          (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------

   1        0      07/11/19    324,089.04        180          12             360             5            175              360
   2        0      09/11/14    254,683.82        120          11             360             3            117              360
   3        0      06/11/14    240,901.34        120           0             360             6            114              354
------------------------------------------------------------------------------------------------------------------------------------

   4        0      06/11/14     68,218.24        120           0             360             6            114              354
   5        0      06/11/14     66,756.42        120           0             360             6            114              354
   6        0      06/11/14     57,931.37        120           0             360             6            114              354
------------------------------------------------------------------------------------------------------------------------------------
   7        0      07/11/14    150,469.72        120           0             360             5            115              355
   8        0      09/11/14    138,388.02        120           0             360             3            117              357
   9        0      09/11/09    106,880.79        60           60        Interest Only        3            57          Interest Only
   10       0      09/11/14    125,812.26        120          24             360             3            117              360
   11       0      10/11/14    122,358.53        120          24             360             2            118              360
   13       5      11/11/14     83,138.89        120          120       Interest Only        1            119         Interest Only
   14       0      12/11/14    114,985.37        120          24             360             0            120              360
   15       0      12/11/14    112,491.91        120          36             360             0            120              360
   16       0      06/11/14    115,253.35        120           0             360             6            114              354
   17       0      12/11/09     81,550.46        60           60        Interest Only        0            60          Interest Only
------------------------------------------------------------------------------------------------------------------------------------

   19       0      10/11/09     46,286.27        61           61        Interest Only        3            58          Interest Only
   20       0      10/11/09     34,728.40        60           60        Interest Only        2            58          Interest Only
------------------------------------------------------------------------------------------------------------------------------------
   21       0      08/11/14     98,530.89        120           0             360             4            116              356
   24       0      11/11/11     93,685.19        84            0             360             1            83               359
   25       5      11/01/14     90,155.52        120          12             360             1            119              360
   26       0      07/11/19     92,717.20        180          24             360             5            175              360
   27       0      07/11/19    112,645.02        180           0             240             5            175              235
   28       5      11/01/09     80,083.96        60           24             360             1            59               360
   29       0      08/11/14     84,569.49        120           0             360             4            116              356
   31       0      09/11/14     80,459.36        120          12             360             3            117              360
------------------------------------------------------------------------------------------------------------------------------------

   32       0      05/11/14     10,933.55        120           0             324             7            113              317
   33       0      05/11/14      9,103.19        120           0             324             7            113              317
   34       0      05/11/14      6,560.13        120           0             324             7            113              317
   35       0      05/11/14      6,446.75        120           0             324             7            113              317
   36       0      05/11/14      6,438.65        120           0             324             7            113              317
   37       0      05/11/14      6,043.42        120           0             324             7            113              317
   38       0      05/11/14      5,709.74        120           0             324             7            113              317
   39       0      05/11/14      5,709.74        120           0             324             7            113              317
   40       0      05/11/14      5,709.74        120           0             324             7            113              317
   41       0      05/11/14      5,170.35        120           0             324             7            113              317
   42       0      05/11/14      4,737.87        120           0             324             7            113              317
   43       0      05/11/14      4,295.67        120           0             324             7            113              317
   44       0      05/11/14      4,130.45        120           0             324             7            113              317
------------------------------------------------------------------------------------------------------------------------------------
   45       0      09/11/14     70,257.60        120          12             360             3            117              360
   46       0      07/11/14     68,769.64        120           0             360             5            115              355
   47       0      10/11/14     59,740.59        120           0             360             2            118              358
   48       0      08/11/14     62,364.25        120           0             360             4            116              356
   49       0      08/11/14     59,762.31        120           0             360             4            116              356
   50       5      11/01/11     54,913.70        84           24             360             1            83               360
------------------------------------------------------------------------------------------------------------------------------------

   51       0      07/11/14     34,890.59        120           0             360             5            115              355
   52       0      07/11/14     24,994.82        120           0             360             5            115              355
------------------------------------------------------------------------------------------------------------------------------------
   53       5      11/01/11     51,172.38        84           24             360             1            83               360
   55       5      12/01/14     58,464.66        120           0             300             0            120              300
   56       0      08/11/14     53,670.57        120          24             360             4            116              360
   57       0      09/11/14     51,837.49        120           0             360             3            117              357
   58       5      10/01/14     50,700.87        120           0             360             2            118              358
   59       0      07/11/09     51,149.16        60            0             360             5            55               355
   60       0      07/11/14     53,060.22        120           0             360             5            115              355
   61       0      07/11/09     50,430.78        60            0             360             5            55               355
   62       0      04/11/14     46,125.77        120          24             360             8            112              360
   63       0      08/11/09     48,331.15        60            0             360             4            56               356
   65       5      12/01/14     45,272.66        120          24             360             0            120              360
   66       0      11/11/14     42,542.00        120          24             360             1            119              360
   67       0      08/11/14     46,350.56        120           0             360             4            116              356
   68       5      11/01/14     43,010.02        120           0             360             1            119              359
   69       0      07/11/14     45,291.08        120           0             360             5            115              355
   70       0      06/11/14     44,592.35        120           0             360             6            114              354
   71       0      06/11/14     39,657.44        120           0             360             6            114              354
   72       0      08/11/09     39,277.46        60           24             360             4            56               360
   73       0      12/11/14     45,490.09        120           0             300             0            120              300
   74       0      10/11/14     35,533.91        120          24             360             2            118              360
   75       0      07/11/14     36,819.14        120           0             360             5            115              355
   76       0      11/11/14     39,320.95        120           0             300             1            119              299
   77       0      09/11/14     36,011.62        120           0             360             3            117              357
   78       0      07/11/14     34,976.26        120           0             360             5            115              355
   79       0      07/11/14     35,321.09        120          24             360             5            115              360
   80       0      09/11/14     32,231.87        120           0             360             3            117              357
   82       0      09/11/14     33,512.21        120           0             360             3            117              357
   83       0      07/11/14     34,420.76        120           0             360             5            115              355
   84       0      07/11/14     32,929.53        120           0             360             5            115              355
   85       0      11/11/14     37,030.99        120           0             300             1            119              299
   86       0      07/11/14     32,593.71        120           0             360             5            115              355
   87       0      06/11/11     30,404.52        84           12             360             6            78               360
   89       0      10/11/14     30,511.16        120           0             360             2            118              358
   90       0      09/11/14     30,710.13        120           0             360             3            117              357
   91       0      08/11/14     30,472.38        120           0             360             4            116              356
   92       0      11/11/13     21,291.67        108          108       Interest Only        1            107         Interest Only
   93       5      11/01/14     27,494.16        120           0             360             1            119              359
   94       0      07/11/14     30,238.51        120           0             360             5            115              355
   96       0      09/11/14     27,543.38        120           0             360             3            117              357
   97       0      08/11/14     25,833.55        120           0             360             4            116              356
   98       5      01/01/15     23,037.96        120           0             360             0            120              360
   99       0      06/11/14     24,472.81        120           0             360             6            114              354
  100       0      09/11/14     21,686.31        120           0             360             3            117              357
  101       0      10/11/14     21,493.06        120           0             300             2            118              298
  104       0      09/11/14     15,854.03        120           0             360             3            117              357

                                                                                                                        YIELD
                                                                                                                       MAINTEN-
                                                                                  LOCKOUT      DEFEASE-   DEFEASE -      ANCE
 CONTROL                                                                        PERIOD END       ANCE     ANCE END      PERIOD
  NUMBER                         PREPAYMENT PROVISIONS                             DATE       START DATE     DATE     START DATE
-----------------------------------------------------------------------------------------------------------------------------------

    1      LO(29)/Defeasance(147)/Free(4)                                        01/10/07      01/11/07   04/10/19       NAP
    2      LO(22)/YM(5)/Defeasance(90)/Free(3)                                   08/10/06      01/11/07   07/10/14     08/11/06
    3      LO(30)/Defeasance(87)/Free(3)                                         01/10/07      01/11/07   04/10/14       NAP
-----------------------------------------------------------------------------------------------------------------------------------

    4      LO(30)/Defeasance(87)/Free(3)                                         01/10/07      01/11/07   04/10/14       NAP
    5      LO(30)/Defeasance(87)/Free(3)                                         01/10/07      01/11/07   04/10/14       NAP
    6      LO(30)/Defeasance(87)/Free(3)                                         01/10/07      01/11/07   04/10/14       NAP
-----------------------------------------------------------------------------------------------------------------------------------
    7      LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
    8      LO(27)/Defeasance(91)/Free(2)                                         01/10/07      01/11/07   08/10/14       NAP
    9      LO(27)/Defeasance(30)/Free(3)                                         01/10/07      01/11/07   07/10/09       NAP
    10     LO(27)/Defeasance(89)/Free(4)                                         01/10/07      01/11/07   06/10/14       NAP
    11     LO(26)/Defeasance(91)/Free(3)                                         01/10/07      01/11/07   08/10/14       NAP
    13     LO(25)/Defeasance(93)/Free(2)                                         01/10/07      01/11/07   10/10/14       NAP
    14     LO(24)/Grtr1.5%UPBorYM(93)/Free(3)                                    01/10/07        NAP         NAP       01/11/07
    15     LO(24)/Defeasance(93)/Free(3)                                         01/10/07      01/11/07   10/10/14       NAP
    16     LO(30)/Defeasance(86)/Free(4)                                         01/10/07      01/11/07   03/10/14       NAP
    17     LO(24)/Defeasance(33)/Free(3)                                         01/10/07      01/11/07   10/10/09       NAP
-----------------------------------------------------------------------------------------------------------------------------------

    19     LO(27)/Defeasance(31)/Free(3)                                         01/10/07      01/11/07   08/10/09       NAP
    20     LO(26)/Defeasance(31)/Free(3)                                         01/10/07      01/11/07   08/10/09       NAP
-----------------------------------------------------------------------------------------------------------------------------------
    21     LO(28)/Defeasance(89)/Free(3)                                         01/10/07      01/11/07   06/10/14       NAP
    24     LO(25)/Defeasance(52)/Free(7)                                         01/10/07      01/11/07   05/10/11       NAP
    25     LO(36)/Defeasance(77)/Free(7)                                         11/30/07      12/01/07   04/30/14       NAP
    26     LO(29)/Defeasance(148)/Free(3)                                        01/10/07      01/11/07   05/10/19       NAP
    27     LO(29)/Defeasance(148)/Free(3)                                        01/10/07      01/11/07   05/10/19       NAP
    28     LO(36)/Defeasance(20)/Free(4)                                         11/30/07      12/01/07   07/31/09       NAP
    29     LO(28)/Defeasance(89)/Free(3)                                         01/10/07      01/11/07   06/10/14       NAP
    31     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP
-----------------------------------------------------------------------------------------------------------------------------------

    32     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    33     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    34     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    35     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    36     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    37     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    38     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    39     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    40     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    41     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    42     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    43     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
    44     LO(31)/Defeasance(86)/Free(3)                                         01/10/07      01/11/07   03/10/14       NAP
-----------------------------------------------------------------------------------------------------------------------------------
    45     LO(27)/Defeasance(91)/Free(2)                                         01/10/07      01/11/07   08/10/14       NAP
    46     LO(29)/Defeasance(84)/0.06%(1)/0.04%(1)/0.02%(1)/Free(4)              01/10/07      01/11/07   01/10/14       NAP
    47     LO(26)/Defeasance(91)/Free(3)                                         01/10/07      01/11/07   08/10/14       NAP
    48     LO(28)/Defeasance(89)/Free(3)                                         01/10/07      01/11/07   06/10/14       NAP
    49     LO(28)/Defeasance(89)/Free(3)                                         01/10/07      01/11/07   06/10/14       NAP
    50     LO(36)/Defeasance(44)/Free(4)                                         11/30/07      12/01/07   07/31/11       NAP
-----------------------------------------------------------------------------------------------------------------------------------

    51     LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
    52     LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
-----------------------------------------------------------------------------------------------------------------------------------
    53     LO(36)/Defeasance(44)/Free(4)                                         11/30/07      12/01/07   07/31/11       NAP
    55     LO(36)/Defeasance(77)/Free(7)                                         12/31/07      01/01/08   05/31/14       NAP
    56     LO(28)/Defeasance(89)/Free(3)                                         01/10/07      01/11/07   06/10/14       NAP
    57     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP
    58     LO(36)/Defeasance(80)/Free(4)                                         10/31/07      11/01/07   06/30/14       NAP
    59     LO(29)/Defeasance(29)/Free(2)                                         01/10/07      01/11/07   06/10/09       NAP
    60     LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
    61     LO(29)/Defeasance(29)/Free(2)                                         01/10/07      01/11/07   06/10/09       NAP
    62     LO(32)/Defeasance(85)/Free(3)                                         01/10/07      01/11/07   02/10/14       NAP
    63     LO(28)/Defeasance(29)/Free(3)                                         01/10/07      01/11/07   06/10/09       NAP
    65     LO(36)/Defeasance(77)/Free(7)                                         12/31/07      01/01/08   05/31/14       NAP
    66     LO(25)/Defeasance(92)/Free(3)                                         01/10/07      01/11/07   09/10/14       NAP
    67     LO(28)/Defeasance(89)/Free(3)                                         01/10/07      01/11/07   06/10/14       NAP
    68     LO(59)/Grtr1%UPBorYM(57)/Free(4)                                      10/31/09        NAP         NAP       11/01/09
    69     LO(29)/Defeasance(89)/Free(2)                                         01/10/07      01/11/07   06/10/14       NAP
    70     LO(30)/Defeasance(87)/Free(3)                                         01/10/07      01/11/07   04/10/14       NAP
    71     LO(30)/Defeasance(87)/Free(3)                                         01/10/07      01/11/07   04/10/14       NAP
    72     LO(28)/Defeasance(30)/Free(2)                                         01/10/07      01/11/07   07/10/09       NAP
    73     LO(24)/Defeasance(93)/Free(3)                                         01/10/07      01/11/07   10/10/14       NAP
    74     LO(26)/Defeasance(91)/Free(3)                                         01/10/07      01/11/07   08/10/14       NAP
    75     LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
    76     LO(25)/Defeasance(92)/Free(3)                                         01/10/07      01/11/07   09/10/14       NAP
    77     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP
    78     LO(29)/Defeasance(87)/Free(4)                                         01/10/07      01/11/07   04/10/14       NAP
    79     LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
    80     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP
    82     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP
    83     LO(29)/Defeasance(87)/Free(4)                                         01/10/07      01/11/07   04/10/14       NAP
    84     LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
    85     LO(25)/Defeasance(92)/Free(3)                                         01/10/07      01/11/07   09/10/14       NAP
    86     LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
    87     LO(30)/Defeasance(51)/Free(3)                                         01/10/07      01/11/07   04/10/11       NAP
    89     LO(26)/Defeasance(91)/Free(3)                                         01/10/07      01/11/07   08/10/14       NAP
    90     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP
    91     LO(28)/Grtr1%UPBorYM(91)/Free(1)                                      01/10/07        NAP         NAP       01/11/07
    92     LO(25)/Defeasance(80)/Free(3)                                         01/10/07      01/11/07   09/10/13       NAP
    93     LO(36)/Defeasance(80)/Free(4)                                         11/30/07      12/01/07   07/31/14       NAP
    94     LO(29)/Defeasance(88)/Free(3)                                         01/10/07      01/11/07   05/10/14       NAP
    96     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP
    97     LO(28)/Defeasance(89)/Free(3)                                         01/10/07      01/11/07   06/10/14       NAP
    98     LO(36)/Defeasance(80)/Free(4)                                         12/31/07      01/01/08   08/31/14       NAP
    99     LO(30)/Defeasance(88)/Free(2)                                         01/10/07      01/11/07   05/10/14       NAP
   100     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP
   101     LO(26)/Defeasance(90)/Free(4)                                         01/10/07      01/11/07   07/10/14       NAP
   104     LO(27)/Defeasance(90)/Free(3)                                         01/10/07      01/11/07   07/10/14       NAP

                                                                                    YIELD
                                                                                 MAINTENANCE
            YIELD    PREPAY-   PREPAY-                                         INTEREST RATE
           MAINTEN-    MENT      MENT                               YIELD       CONVERTED TO      YIELD
             ANCE    PENALTY   PENALTY                           MAINTENANCE      MONTHLY      MAINTENANCE                 PROPERTY
CONTROL     PERIOD    START      END      YIELD MAINTENANCE       INTEREST        MORTGAGE     DISCOUNTING                   SIZE
 NUMBER    END DATE    DATE     DATE      CALCULATION METHOD        RATE            RATE         HORIZON    PROPERTY SIZE    TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1         NAP       NAP       NAP             NAP                 NAP            NAP            NAP             270,975    SF
   2       01/10/07    NAP       NAP    PV Yield Differential   Treasury Flat       Yes            WAL             102,577    SF
   3         NAP       NAP       NAP             NAP                 NAP            NAP            NAP             164,597    SF
------------------------------------------------------------------------------------------------------------------------------------

   4         NAP       NAP       NAP             NAP                 NAP            NAP            NAP              81,597    SF
   5         NAP       NAP       NAP             NAP                 NAP            NAP            NAP             101,922    SF
   6         NAP       NAP       NAP             NAP                 NAP            NAP            NAP              71,987    SF
------------------------------------------------------------------------------------------------------------------------------------
   7         NAP       NAP       NAP             NAP                 NAP            NAP            NAP             208,374    SF
   8         NAP       NAP       NAP             NAP                 NAP            NAP            NAP             167,050    SF
   9         NAP       NAP       NAP             NAP                 NAP            NAP            NAP                 339   Units
   10        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             249,184    SF
   11        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             168,915    SF
   13        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             169,869    SF
   14      10/10/14    NAP       NAP    PV Yield Differential   Treasury Flat       Yes            WAL             816,544    SF
   15        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             241,757    SF
   16        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              69,368    SF
   17        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             332,450    SF
------------------------------------------------------------------------------------------------------------------------------------

   19        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             291,564    SF
   20        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             210,600    SF
------------------------------------------------------------------------------------------------------------------------------------
   21        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             151,705    SF
   24        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             125,006    SF
   25        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             123,516    SF
   26        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             160,011    SF
   27        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              39,905    SF
   28        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             110,500    SF
   29        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             128,970    SF
   31        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             163,023    SF
------------------------------------------------------------------------------------------------------------------------------------

   32        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,408    SF
   33        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,440    SF
   34        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               1,578    SF
   35        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,600    SF
   36        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,079    SF
   37        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,015    SF
   38        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,136    SF
   39        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,204    SF
   40        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,397    SF
   41        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,079    SF
   42        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               2,054    SF
   43        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               1,608    SF
   44        NAP       NAP       NAP             NAP                 NAP            NAP            NAP               1,632    SF
------------------------------------------------------------------------------------------------------------------------------------
   45        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              85,446    SF
   46        NAP     01/11/14 04/10/14           NAP                 NAP            NAP            NAP             123,782    SF
   47        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              45,819    SF
   48        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             104,002    SF
   49        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              93,873    SF
   50        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             131,882    SF
------------------------------------------------------------------------------------------------------------------------------------

   51        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             102,634    SF
   52        NAP       NAP       NAP             NAP                 NAP            NAP            NAP                  88   Units
------------------------------------------------------------------------------------------------------------------------------------
   53        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              85,799    SF
   55        NAP       NAP       NAP             NAP                 NAP            NAP            NAP                 122   Rooms
   56        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              74,545    SF
   57        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             123,375    SF
   58        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              59,438    SF
   59        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              82,175    SF
   60        NAP       NAP       NAP             NAP                 NAP            NAP            NAP     97,547 (Note 5)    SF
   61        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              51,135    SF
   62        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             120,651    SF
   63        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             121,519    SF
   65        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              74,774    SF
   66        NAP       NAP       NAP             NAP                 NAP            NAP            NAP                  64   Units
   67        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             100,538    SF
   68      07/31/14    NAP       NAP        Present Value       Treasury Flat       Yes          Maturity           34,998    SF
   69        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             183,482    SF
   70        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              37,991    SF
   71        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              76,359    SF
   72        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             108,700    SF
   73        NAP       NAP       NAP             NAP                 NAP            NAP            NAP                 155   Rooms
   74        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              74,378    SF
   75        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              23,741    SF
   76        NAP       NAP       NAP             NAP                 NAP            NAP            NAP                 148   Rooms
   77        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              15,259    SF
   78        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             201,717    SF
   79        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              70,266    SF
   80        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              69,447    SF
   82        NAP       NAP       NAP             NAP                 NAP            NAP            NAP                 178   Units
   83        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             105,900    SF
   84        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              17,855    SF
   85        NAP       NAP       NAP             NAP                 NAP            NAP            NAP                 133   Rooms
   86        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              76,784    SF
   87        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              82,199    SF
   89        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              63,527    SF
   90        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             113,661    SF
   91      08/10/14    NAP       NAP    Interest Differential   Treasury Flat        No          Maturity           24,500    SF
   92        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             168,507    SF
   93        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              12,739    SF
   94        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              61,984    SF
   96        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              65,415    SF
   97        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              26,239    SF
   98        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              29,159    SF
   99        NAP       NAP       NAP             NAP                 NAP            NAP            NAP             161,077    SF
  100        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              76,234    SF
  101        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              64,309    SF
  104        NAP       NAP       NAP             NAP                 NAP            NAP            NAP              26,041    SF

                                      YEAR      OCCUPANCY
 CONTROL                             RENO-      PERCENTAGE    OCCUPANCY
  NUMBER         YEAR BUILT          VATED       (NOTE 7)     AS OF DATE                       LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------

    1               1986              NAP          89%        08/03/04   Linowes and Blocher LLP
    2               2004              NAP          89%        08/10/04   Marshalls
    3               1980             2004          95%        05/01/04   Wal-Mart
------------------------------------------------------------------------------------------------------------------------------------

    4               2002              NAP          75%        06/30/04   Cameron Health, Inc.
    5               2002              NAP          85%        06/30/04   Hall of Fame Design/Remodeling
    6               2002              NAP          67%        06/30/04   Archstone-Smith Operating TRST
------------------------------------------------------------------------------------------------------------------------------------
    7               1958             2003          86%        06/01/04   Harland Financial Solutions, Inc.
    8               2003              NAP          93%        08/14/04   Circuit City Stores, Inc.
    9               2003              NAP          96%        09/10/04   NAP
    10              1959             1996          87%        09/08/04   Food Lion
    11              1981             2004          98%        08/05/04   Vons
    13              1930             2004          92%        10/01/04   August Silk, Inc.
    14      1965, 1981, and 1983     1983          64%        09/30/04   LTD
    15              1971             2002          89%        08/13/04   Burger King Corporation
    16              2003              NAP          90%        05/03/04   Stop & Shop #815
    17              1974              NAP          75%        08/01/04   Kean, Miller, Hawthorne, D'Armond, McCowan, & Jarman L.L.P.
------------------------------------------------------------------------------------------------------------------------------------

    19              1987             1989          100%       08/01/04   Consolidated Container Company
    20              1994              NAP          100%       10/08/04   American Furniture Warehouse Co.
------------------------------------------------------------------------------------------------------------------------------------
    21              1987              NAP          90%        09/18/04   Publix
    24              1989              NAP          100%       10/19/04   The Ceres Group, Inc.
    25              1985             1999          94%        09/29/04   Lessard Architectural
    26           1992-2002            NAP          98%        05/31/04   Levitz
    27              2004              NAP          100%       09/01/04   GSA-Drug Enforcement Admin.
    28              1993              NAP          100%       06/24/04   California National Guard HQ
    29              1983              NAP          100%       06/01/04   Ross Dress for Less
    31              1974             2004          97%        10/28/04   South Florida Workforce
------------------------------------------------------------------------------------------------------------------------------------

    32              1969             2001          100%       03/01/04   Kentucky Fried Chicken
    33              1971             2001          100%       03/01/04   Kentucky Fried Chicken
    34              1971             1996          100%       03/01/04   Kentucky Fried Chicken
    35              1967             1998          100%       03/01/04   Kentucky Fried Chicken
    36              1974             2001          100%       03/01/04   KFC/Taco Bell
    37              1968             2003          100%       03/01/04   Kentucky Fried Chicken
    38              1971             2000          100%       03/01/04   Kentucky Fried Chicken
    39              1970             1999          100%       03/01/04   Kentucky Fried Chicken
    40              1979             2004          100%       03/01/04   Kentucky Fried Chicken
    41              1969              NAP          100%       03/01/04   Kentucky Fried Chicken
    42              1968              NAP          100%       03/01/04   Kentucky Fried Chicken
    43              1971             1993          100%       03/01/04   Kentucky Fried Chicken
    44              1972             2003          100%       03/01/04   Kentucky Fried Chicken
------------------------------------------------------------------------------------------------------------------------------------
    45              1965             1996          95%        08/01/04   Nextel
    46              1983              NAP          92%        06/08/04   Jo-Ann Fabrics
    47              1984             2004          100%       08/01/04   Sports Medicine North
    48              1992             2004          100%       08/09/04   Levitz Furniture, LLC
    49              2002              NAP          71%        06/06/04   NAP
    50              1978              NAP          100%       10/25/04   Data Transmission Network
------------------------------------------------------------------------------------------------------------------------------------

    51              1985             2000          99%        06/21/04   Hob-Lob Limited Partnership
    52              1971             2000          94%        05/01/04   NAP
------------------------------------------------------------------------------------------------------------------------------------
    53          1985 & 1989           NAP          96%        09/21/04   Info Tech & Applications
    55              2003              NAP          70%        09/10/04   NAP
    56              1987              NAP          96%        07/01/04   T J Maxx #442
    57              1988             2002          76%        10/20/04   AGMUS - University
    58              1999              NAP          94%        09/09/04   Cactus Grill
    59              1915             2002          84%        06/09/04   NAP
    60              1991              NAP          100%       06/01/04   Albertson's (Ground Lease)
    61              1962             2003          88%        06/09/04   NAP
    62              1982             2003          91%        06/10/04   Gulf Interstate Engineering
    63              1985             2002          94%        07/14/04   Cigna Healthcare of Arizona, Inc.
    65              2000              NAP          98%        07/31/04   Sun Fresh
    66              2002              NAP          95%        10/19/04   NAP
    67              1985              NAP          98%        07/12/04   Kash N Karry
    68              2004              NAP          100%       09/30/04   Native New Yorker
    69              1986              NAP          81%        09/07/04   Elder-Beerman Stores Corp.
    70              1987              NAP          100%       05/31/04   Rite Aid
    71              1907             1991          94%        09/30/04   Or Elect Station/Station Masters, Inc.
    72              1987             2003          88%        07/09/04   NAP
    73              1996             2003          74%        08/31/04   NAP
    74              1985              NAP          90%        08/26/04   ABT Executive Suites
    75              2004              NAP          95%        06/29/04   Walgreens
    76              1979             1996          53%        07/31/04   NAP
    77              2002              NAP          93%        08/12/04   Jack in the Box
    78              1956             2002          100%       07/01/04   Citywide, Inc.
    79              1986              NAP          91%        07/01/04   GSH Residential Real Estate, Inc.
    80              2002              NAP          80%        06/23/04   CCC Construction
    82              1972              NAP          99%        07/14/04   NAP
    83              1979           2003-2004       93%        06/14/04   Food Lion
    84              2004              NAP          87%        06/03/04   Go Roma Italian Kitchen
    85              1990             2003          73%        07/31/04   NAP
    86           1987-1989            NAP          92%        06/10/04   Sverdrup Technology, Inc.
    87              1983             2004          88%        05/17/04   IHS Energy Group
    89              1988             1999          100%       08/19/04   Haggen, Inc. dba Top Foods
    90              1985              NAP          100%       09/08/04   Harvard Bio-Science
    91              1998              NAP          100%       06/07/04   Borders, Inc.
    92              1988              NAP          95%        09/08/04   Cell. Telecom. & Internet As
    93              2000              NAP          100%       09/28/04   CVS
    94              1968             1991          100%       08/31/04   Diesel USA, Inc.
    96              1979             1997          77%        08/31/04   Lin Chao Qin Restaurant
    97              2003              NAP          93%        06/30/04   First National Bank
    98              2002              NAP          93%        09/27/04   Westside Family Church
    99              1965             1998          75%        09/07/04   K-Mart
   100              1970             1995          100%       06/30/04   Sango America, Inc.
   101              1974             1991          97%        09/10/04   West Marine
   104              2004              NAP          95%        06/11/04   Dollar Tree Stores

                                                                                                          SECOND
                     LARGEST                                                                  SECOND      LARGEST
          LARGEST      MAJOR                                                                  LARGEST     MAJOR     SECOND LARGEST
           MAJOR      TENANT    LARGEST MAJOR                                                  MAJOR      TENANT     MAJOR TENANT
 CONTROL  TENANT      NRSF%      TENANT LEASE                                                 TENANT      NRSF%     LEASE MATURITY
  NUMBER   NRSF      (NOTE 7)   MATURITY DATE           SECOND LARGEST MAJOR TENANT            NRSF      (NOTE 7)        DATE
------------------------------------------------------------------------------------------------------------------------------------

    1       40,957     15%        04/30/13       Oxford Realty Financial                         26,823    10%         06/30/08
    2       34,932     34%        07/31/14       Nathan Industries                               10,000    10%         08/31/14
    3      135,924     43%        06/09/28       Kohl's                                          88,449    28%         01/31/25
------------------------------------------------------------------------------------------------------------------------------------

    4       15,178     19%        09/05/07       National Medical Registry                       10,453    13%         05/17/09
    5        4,989      5%        04/22/06       Autoxccesory.com, Inc                            4,391     4%         01/30/06
    6       14,777     21%        11/24/08       Infosys Technologies Limited                     7,586    11%         09/17/08
------------------------------------------------------------------------------------------------------------------------------------
    7       79,089     38%        02/29/12       GSA/HUD                                         20,415    10%         09/30/05
    8       34,209     17%        01/31/20       Toys "R" Us Penn, Inc. d/b/a Babies-R-Us        30,597    15%         01/31/14
    9          NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    10      32,500     13%        11/08/10       Stein Mart                                      32,000    13%         07/31/12
    11      38,140     19%        10/31/16       Ross Dress For Less                             30,187    15%         01/31/11
    13      16,500     10%        08/31/13       Exclusively Misook, Inc./ Hartmax                9,000     5%         12/31/04
    14      79,444     10%        06/30/10       The AAA Group - Synhrgy                         62,106     8%     12/31/04; 6/14/05
    15      42,950     18%        09/30/10       Independent Purchasing Cooperative, Inc.        15,520     6%         07/31/07
    16      66,441     46%        12/31/28       Barnes & Noble #2191                            24,630    17%         02/01/19
    17      84,974     26%        09/30/12       Breazeale, Sachse, & Wilson, L.L.P.             42,893    13%         11/21/09
------------------------------------------------------------------------------------------------------------------------------------

    19     217,850     75%        11/30/13       Vanguard Medical Concepts, Inc.                 43,540    15%         04/30/06
    20     210,600     100%       12/31/10       NAP                                                NAP    NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
    21      42,112     26%        11/18/07       Beall's Outlet Stores, Inc. (Walgreen's)        13,810     8%         11/30/27
    24     125,006     100%       07/31/16       NAP                                                NAP    NAP            NAP
    25      13,279     11%        02/28/07       Pace Financial                                  13,082    11%         01/14/05
    26      65,117     39%        08/31/08       PetsMart                                        24,907    15%         11/30/07
    27      39,905     100%       05/31/24       NAP                                                NAP    NAP            NAP
    28     110,500     100%       07/31/17       NAP                                                NAP    NAP            NAP
    29      30,264     23%        01/31/13       T.J. Maxx                                       30,000    23%         04/30/12
    31      19,887     12%        01/31/09       MDCC                                            19,760    12%         10/31/10
------------------------------------------------------------------------------------------------------------------------------------

    32       2,408     100%       10/27/11       NAP                                                NAP    NAP            NAP
    33       2,440     100%       10/27/11       NAP                                                NAP    NAP            NAP
    34       1,578     100%       10/27/11       NAP                                                NAP    NAP            NAP
    35       2,600     100%       10/27/11       NAP                                                NAP    NAP            NAP
    36       2,079     100%       10/27/11       NAP                                                NAP    NAP            NAP
    37       2,015     100%       10/27/11       NAP                                                NAP    NAP            NAP
    38       2,136     100%       10/27/11       NAP                                                NAP    NAP            NAP
    39       2,204     100%       10/27/11       NAP                                                NAP    NAP            NAP
    40       2,397     100%       10/27/11       NAP                                                NAP    NAP            NAP
    41       2,079     100%       10/27/11       NAP                                                NAP    NAP            NAP
    42       2,054     100%       10/27/11       NAP                                                NAP    NAP            NAP
    43       1,608     100%       10/27/11       NAP                                                NAP    NAP            NAP
    44       1,632     100%       10/27/11       NAP                                                NAP    NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
    45      10,954     13%        11/30/08       Paul Associates                                  9,550    11%         11/30/04
    46      25,014     20%        01/31/08       Rec Factory Warehouse                           11,965    10%         03/31/07
    47      18,335     40%        03/28/24       Orthopaedic Surgical Center                     13,694    30%         04/09/24
    48      57,502     55%        01/31/20       Sportsman's Warehouse, Inc.                     46,500    45%         01/31/20
    49         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    50     106,179     81%        05/31/10       Jefferson Pilot Financial Insurance Co.         24,960    19%         8/31/2009
------------------------------------------------------------------------------------------------------------------------------------

    51      51,522     50%        12/31/11       B&G Realty Inc. (Marcus Theaters)               22,243    22%         12/31/06
    52         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
    53      10,337     12%        10/31/08       Citigate, Markowitz, McNaugh                    10,042    12%         06/30/05
    55         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    56      25,404     34%        01/31/09       Hometown Buffet                                  8,975    12%         12/31/09
    57      26,763     22%        09/30/10       County Library                                  13,310    11%         12/31/09
    58       6,220     10%        07/31/09       Waldo's Pizza                                    4,467     8%         03/31/07
    59         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    60      81,071     83%        04/30/16       China Cook                                       2,145     2%         09/30/09
    61         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    62      75,308     62%        02/28/11       Alaniz and Schraeder, Ltd,                       7,301     6%         11/30/05
    63      59,019     49%        02/28/07       ValueOptions, Inc.                              19,320    16%         08/31/09
    65      52,000     70%        02/28/20       Tequila Harry's                                  3,600     5%         07/31/11
    66         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    67      46,987     47%        01/31/15       U.S. Postal Service                             12,307    12%         03/31/05
    68       5,200     15%        06/30/14       Blockbuster                                      5,000    14%         05/31/09
    69      56,120     31%        01/31/15       JC Penney                                       22,456    12%         02/28/07
    70       7,896     21%        03/20/08       Lot Stores                                       5,250    14%         09/30/10
    71      15,447     20%        06/30/12       Oregon Soc. Learning Cntr                       12,115    16%         11/27/14
    72         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    73         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    74      14,786     20%        04/30/09       MJB Wood Group                                   6,205     8%         04/30/06
    75      14,560     61%        11/30/78       Don McPhee & Friendly Grocers, Inc.              3,301    14%         05/31/09
    76         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    77       2,686     15%        05/08/23       La Salsa                                         2,000    11%         04/30/13
    78      38,140     19%        01/26/09       Michaels Stores Inc.                            37,183    18%         02/28/09
    79       8,661     12%        02/29/08       City of Hampton, Virginia                        7,622    11%         06/30/07
    80      10,506     15%        05/31/08       Akzo Noble Coatings                              5,429     8%         02/28/08
    82         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    83      32,040     30%        12/14/15       College of the Albemarle                        21,120    20%         10/31/11
    84       3,190     18%        05/31/14       Potbelly Sandwich Works                          2,400    13%         01/31/09
    85         NAP     NAP           NAP         NAP                                                NAP    NAP            NAP
    86      13,832     18%    10/14/05; 6/13/07  Conexant Systems, Inc.                          12,113    16%         06/30/08
    87      17,548     21%        12/31/05       Jefferson Bank                                   7,788     9%         08/31/12
    89      63,527     100%       12/31/19       NAP                                                NAP    NAP            NAP
    90      28,400     25%        03/31/05       Eye Q Eyewear                                   14,503    13%         03/31/06
    91      24,500     100%       12/31/18       NAP                                                NAP    NAP            NAP
    92      30,966     18%        10/31/18       Ctr. for Dvlpmt. & Pop. Actv                    22,520    13%         07/31/08
    93      12,739     100%       04/19/21       NAP                                                NAP    NAP            NAP
    94      50,579     82%        02/28/12       The New York Blood Center, Inc.                  3,692     6%         06/30/12
    96       5,800      9%        02/28/09       Catherine's                                      4,300     7%         01/31/06
    97       6,809     26%        04/30/13       Countrywide Home Loans                           6,179    24%         08/10/08
    98       4,066     14%        01/31/07       Pizza Shoppe                                     2,712     9%         08/31/12
    99      90,667     56%        12/18/18       Dollar Tree                                     10,000     6%         08/15/09
   100      76,234     100%       04/30/10       NAP                                                NAP    NAP            NAP
   101      16,250     25%        03/17/08       Bay Ridge Food & Wine                            9,702    15%         05/31/08
   104       9,796     38%        05/31/09       Three Rivers Outdoors                            6,395    25%         03/31/09

                                                                                                 THIRD
                                                                                      THIRD     LARGEST
                                                                                     LARGEST     MAJOR       THIRD LARGEST
                                                                                      MAJOR      TENANT      MAJOR TENANT
 CONTROL                                                                             TENANT      NRSF%      LEASE MATURITY
  NUMBER                         THIRD LARGEST MAJOR TENANT                           NRSF      (NOTE 7)         DATE
------------------------------------------------------------------------------------------------------------------------------

    1      Cambridge Information                                                        25,561     9%          01/31/19
    2      Lazarus                                                                      10,000    10%          08/31/14
    3      Guitar Center                                                                15,000     5%          10/09/13
------------------------------------------------------------------------------------------------------------------------------

    4      Keenan & Associates                                                           9,061    11%          12/25/07
    5      Plebys International, LLC                                                     4,365     4%          07/07/06
    6      Subzero Constructors, Inc.                                                    5,803     8%          11/30/07
------------------------------------------------------------------------------------------------------------------------------
    7      Electric Lightwave, Inc.                                                     19,276     9%          11/30/10
    8      Ross Stores of Pennsylvania Inc.                                             30,000    15%          01/31/15
    9      NAP                                                                             NAP    NAP             NAP
    10     Marshalls                                                                    30,000    12%          03/31/14
    11     Longs Drug Store                                                             27,013    14%          02/29/12
    13     Public Clothing Company, Inc.                                                 8,313     5%      8/31/05; 7/31/06
    14     Memberworks                                                                  41,591     5%          07/31/06
    15     City College, Inc.                                                           15,508     6%          01/31/12
    16     JP Morgan Chase Bank                                                          7,499     5%          04/30/14
    17     McGlinchey Stafford                                                          34,097    10%          03/31/14
------------------------------------------------------------------------------------------------------------------------------

    19     GPT Glendale, Inc.                                                           30,174    10%          04/30/06
    20     NAP                                                                             NAP    NAP             NAP
------------------------------------------------------------------------------------------------------------------------------
    21     Harbor Freight Tools                                                         12,885     8%          11/30/08
    24     NAP                                                                             NAP    NAP             NAP
    25     Horrfone LLC                                                                  6,870     6%          09/30/13
    26     Staples                                                                      24,039    14%          08/31/13
    27     NAP                                                                             NAP    NAP             NAP
    28     NAP                                                                             NAP    NAP             NAP
    29     Dockside Imports                                                             10,356     8%          01/31/09
    31     State of Fl.-Dept. of Children & Family services                             15,650    10%          10/31/07
------------------------------------------------------------------------------------------------------------------------------

    32     NAP                                                                             NAP    NAP             NAP
    33     NAP                                                                             NAP    NAP             NAP
    34     NAP                                                                             NAP    NAP             NAP
    35     NAP                                                                             NAP    NAP             NAP
    36     NAP                                                                             NAP    NAP             NAP
    37     NAP                                                                             NAP    NAP             NAP
    38     NAP                                                                             NAP    NAP             NAP
    39     NAP                                                                             NAP    NAP             NAP
    40     NAP                                                                             NAP    NAP             NAP
    41     NAP                                                                             NAP    NAP             NAP
    42     NAP                                                                             NAP    NAP             NAP
    43     NAP                                                                             NAP    NAP             NAP
    44     NAP                                                                             NAP    NAP             NAP
------------------------------------------------------------------------------------------------------------------------------
    45     Konica Minolta                                                                8,954    10%          12/31/08
    46     Joshua's Family Christian Store                                              11,803    10%          06/30/07
    47     Physiotherapy Associates                                                      7,739    17%          04/14/14
    48     NAP                                                                             NAP    NAP             NAP
    49     NAP                                                                             NAP    NAP             NAP
    50     Embassy Cafe                                                                    743     1%          12/31/05
------------------------------------------------------------------------------------------------------------------------------

    51     Dollar Tree Stores, Inc.                                                      6,732     7%          12/31/05
    52     NAP                                                                             NAP    NAP             NAP
------------------------------------------------------------------------------------------------------------------------------
    53     SpecTal                                                                       9,522    11%          03/31/09
    55     NAP                                                                             NAP    NAP             NAP
    56     Blockbuster Video                                                             5,160     7%          03/31/06
    57     DialAmerica, Inc.                                                            12,000    10%          05/31/07
    58     Souper Salad                                                                  4,300     7%          09/30/09
    59     NAP                                                                             NAP    NAP             NAP
    60     Dollar City                                                                   1,651     2%          10/31/05
    61     NAP                                                                             NAP    NAP             NAP
    62     Steverson & Company, Inc.                                                     6,044     5%          07/31/06
    63     General Services Administration                                              10,000     8%          12/18/13
    65     Jade Garden                                                                   3,500     5%          12/31/07
    66     NAP                                                                             NAP    NAP             NAP
    67     Eckerd Drug (subleases to Bealls)                                            10,356    10%          01/24/05
    68     Leslie's Poolmart, Inc.                                                       3,000     9%          12/31/09
    69     Dunhams Athleisure                                                           13,200     7%          01/31/07
    70     The Sports Zone                                                               3,842    10%          08/31/05
    71     OSCL Community Programs                                                       7,751    10%          12/19/06
    72     NAP                                                                             NAP    NAP             NAP
    73     NAP                                                                             NAP    NAP             NAP
    74     Barry, Bette & Leduke                                                         5,480     7%          12/31/08
    75     Allied Domecq Lease (Dunkin Donuts)                                           1,933     8%          02/28/14
    76     NAP                                                                             NAP    NAP             NAP
    77     Panda Express                                                                 2,000    11%          06/30/13
    78     By Horizon LLC                                                               37,147    18%          08/31/12
    79     The Boeing Company                                                            5,774     8%          05/31/08
    80     Cascade Scientific                                                            5,429     8%          01/31/08
    82     NAP                                                                             NAP    NAP             NAP
    83     CVS                                                                          10,400    10%          06/30/08
    84     Starbucks                                                                     2,025    11%          03/31/14
    85     NAP                                                                             NAP    NAP             NAP
    86     Booz Allen Hamilton                                                           8,727    11%          10/19/08
    87     North Texas Credit Union                                                      5,695     7%          08/31/12
    89     NAP                                                                             NAP    NAP             NAP
    90     Blue Star Computer Corp.                                                     11,810    10%          03/31/06
    91     NAP                                                                             NAP    NAP             NAP
    92     Olsson, Frank and Weeda, P.C.                                                18,866    11%          08/31/09
    93     NAP                                                                             NAP    NAP             NAP
    94     Henrietta Wallace M.D., Frances Stern M.D. LLP and Jagmohan Karla, M.D.       3,000     5%          02/10/14
    96     H&R Block                                                                     3,879     6%          05/31/06
    97     Union Tribune                                                                 5,651    22%          03/09/10
    98     K-7 Liquors                                                                   2,500     9%          02/28/06
    99     Zebb's Delux Grill                                                            5,300     3%          06/30/08
   100     NAP                                                                             NAP    NAP             NAP
   101     Tuesday Morning                                                               7,194    11%          07/15/09
   104     Alamosa (Sprint PCS)                                                          2,228     9%          03/31/09

                SECOND
                 MOST        SECOND MOST                                   SECOND      SECOND               SECOND      MOST
               RECENT        RECENT YEAR                                    MOST        MOST      SECOND      MOST     CURRENT
                YEAR          STATEMENT                                    RECENT      RECENT      MOST     RECENT      YEAR
CONTROL       STATEMENT       NUMBER OF       SECOND MOST RECENT YEAR       YEAR        YEAR      RECENT   YEAR NOI   STATEMENT
 NUMBER         TYPE           MONTHS          STATEMENT ENDING DATE      REVENUES    EXPENSES   YEAR NOI    DSCR       TYPE
----------------------------------------------------------------------------------------------------------------------------------

   1          CY Ended           12                   12/31/03             8,110,947  2,690,124  5,420,823   1.39    Annualized
   2             UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   3             UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
----------------------------------------------------------------------------------------------------------------------------------

   4             UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Trailing-12
   5             UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Trailing-12
   6             UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
----------------------------------------------------------------------------------------------------------------------------------
   7          CY Ended           12                   12/31/03             3,835,762  1,598,032  2,237,730   1.24    Trailing-12
   8             UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   9             UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   10         CY Ended           12                   12/31/03             1,927,290    483,448  1,443,842   0.96    Annualized
   11         CY Ended           12                   12/31/03             2,155,958    652,982  1,502,976   1.02    Annualized
   13         CY Ended           12                   12/31/03             5,025,223  2,588,320  2,436,903   2.44    Trailing-12
   14         CY Ended           12                   12/31/03             7,543,727  6,074,246  1,469,481   1.07    Annualized
   15         CY Ended           12                   12/31/03             4,582,268  2,431,332  2,150,936   1.59    Annualized
   16            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   17        Annualized          11                   12/31/03             5,680,334  2,163,865  3,516,469   3.59    Annualized
----------------------------------------------------------------------------------------------------------------------------------

   19        Annualized          11                   12/31/03             1,783,668    310,548  1,473,120   2.39    Annualized
   20         CY Ended           12                   12/31/03               966,427    115,048    851,379   2.39    Trailing-12
----------------------------------------------------------------------------------------------------------------------------------
   21         CY Ended           12                   12/31/03             1,741,620    697,655  1,043,965   0.88    Annualized
   24            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   25         CY Ended           12                   12/31/03             3,119,785  1,097,350  2,022,435   1.87    Annualized
   26            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   27            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   28         CY Ended           12                   12/31/03             1,799,817    427,676  1,372,141   1.43    Annualized
   29         CY Ended           12                   12/31/03             1,729,729    489,693  1,240,036   1.22    Annualized
   31         CY Ended           12                   12/31/03             2,364,084  1,359,036  1,005,048   1.04    Annualized
----------------------------------------------------------------------------------------------------------------------------------

   32         CY Ended           12                   12/31/02               179,699          0    179,699   1.44     CY Ended
   33         CY Ended           12                   12/31/02               153,002          0    153,002   1.44     CY Ended
   34         CY Ended           12                   12/31/02               113,202          0    113,202   1.44     CY Ended
   35         CY Ended           12                   12/31/02               111,732          0    111,732   1.44     CY Ended
   36         CY Ended           12                   12/31/02               113,220          0    113,220   1.44     CY Ended
   37         CY Ended           12                   12/31/02               102,843          0    102,843   1.44     CY Ended
   38         CY Ended           12                   12/31/02                94,636          0     94,636   1.44     CY Ended
   39         CY Ended           12                   12/31/02               103,223          0    103,223   1.44     CY Ended
   40         CY Ended           12                   12/31/02                98,170          0     98,170   1.44     CY Ended
   41         CY Ended           12                   12/31/02                94,045          0     94,045   1.44     CY Ended
   42         CY Ended           12                   12/31/02                82,150          0     82,150   1.44     CY Ended
   43         CY Ended           12                   12/31/02                79,069          0     79,069   1.44     CY Ended
   44         CY Ended           12                   12/31/02                73,160          0     73,160   1.44     CY Ended
----------------------------------------------------------------------------------------------------------------------------------
   45         CY Ended           12                   12/31/03             1,830,561    948,740    881,821   1.05    Trailing-12
   46         CY Ended           12                   12/31/03             1,749,216    581,695  1,167,521   1.41    Annualized
   47            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   48            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   49            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Trailing-12
   50         CY Ended           12                   06/30/03             2,427,520  1,000,605  1,426,915   2.17    Trailing-12
----------------------------------------------------------------------------------------------------------------------------------

   51         CY Ended           12                   12/31/03               889,682    176,910    712,772   1.68    Annualized
   52         CY Ended           12                   12/31/03               688,348    190,627    497,721   1.68    Trailing-12
----------------------------------------------------------------------------------------------------------------------------------
   53         CY Ended           12                   12/31/03               989,052    723,203    265,849   0.43    Annualized
   55            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Trailing-12
   56         CY Ended           12                   12/31/03             1,187,773    326,866    860,907   1.34    Annualized
   57            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   58         CY Ended           12                   12/31/03             1,020,030    359,640    660,390   1.09    Annualized
   59         CY Ended           12                   12/31/03             1,040,664    419,979    620,685   1.01    Trailing-12
   60         CY Ended           12                   12/31/03               982,186    132,385    849,801   1.33    Trailing-12
   61            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Trailing-12
   62            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   63         CY Ended           12                   12/31/03             1,003,359    481,644    521,715   0.90    Annualized
   65            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   66            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   67         CY Ended           12                   12/31/03             1,165,421    346,714    818,707   1.47    Annualized
   68            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   69         CY Ended           12                   12/31/03             1,186,892    400,410    786,482   1.45    Annualized
   70         CY Ended           12                   12/31/03               996,113    316,067    680,046   1.27    Annualized
   71         CY Ended           12                   12/31/03             1,174,573    251,137    923,437   1.94    Annualized
   72         CY Ended           12                   12/31/03               848,662    297,558    551,104   1.17    Trailing-12
   73         CY Ended           12                   12/31/03             3,639,527  2,727,032    912,495   1.67    Trailing-12
   74         CY Ended           12                   12/31/03             1,301,277    651,565    649,712   1.52    Trailing-12
   75            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   76         CY Ended           12                   12/31/03             3,818,304  2,779,680  1,038,624   2.20    Annualized
   77            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   78            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   79        Annualized           9                   12/31/03               939,298    363,297    576,001   1.36    Trailing-12
   80            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV    Annualized
   82         CY Ended           12                   12/31/03               911,616    373,465    538,151   1.34    Trailing-12
   83         CY Ended           12                   12/31/03               758,753    143,103    615,650   1.49    Annualized
   84            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   85         CY Ended           12                   12/31/03             2,310,734  1,419,258    891,476   2.01    Trailing-12
   86         CY Ended           12                   12/31/03               736,258    321,770    414,488   1.06    Trailing-12
   87         CY Ended           12                   12/31/03             1,075,086    625,352    449,734   1.23    Annualized
   89            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   90         CY Ended           12                   12/31/03               866,655    194,958    671,697   1.82    Trailing-12
   91         CY Ended           12                   12/31/03               565,519    110,499    455,020   1.24    Annualized
   92         CY Ended           12                   12/31/03             5,351,604  2,802,841  2,548,763   9.98    Trailing-12
   93         CY Ended           12                   12/31/03               469,483        UAV    469,482   1.42        UAV
   94         CY Ended           12                   12/31/03               671,917    254,065    417,852   1.15    Annualized
   96         CY Ended           12                   12/31/03               703,123    191,341    511,782   1.55    Trailing-12
   97            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV
   98         CY Ended           12                   12/31/03               272,741    147,279    125,463   0.45    Annualized
   99         CY Ended           12                   12/31/03               763,591    292,839    470,752   1.60    Annualized
  100         CY Ended           12                   12/31/03               574,957    108,345    466,612   1.79    Annualized
  101         CY Ended           12                   12/31/03             1,135,202    379,183    756,019   2.93    Trailing-12
  104            UAV             UAV                    UAV                      UAV        UAV        UAV    UAV        UAV

                MOST
              CURRENT
               YEAR                          MOST        MOST                 MOST
             STATEMENT    MOST CURRENT      CURRENT     CURRENT     MOST     CURRENT
   CONTROL   NUMBER OF    YEAR STATEMENT     YEAR        YEAR      CURRENT  YEAR NOI      U/W         U/W
    NUMBER    MONTHS       ENDING DATE     REVENUES    EXPENSES   YEAR NOI    DSCR     REVENUES    EXPENSES    U/W NOI    U/W NCF
-----------------------------------------------------------------------------------------------------------------------------------

      1          3          03/31/04        8,311,919   2,495,929 5,815,990   1.50      8,893,123   2,837,250  6,055,873 5,472,955
      2         UAV            UAV                UAV         UAV       UAV    UAV      4,856,278     726,532  4,129,746 3,969,249
      3         UAV            UAV                UAV         UAV       UAV    UAV      5,367,896   1,755,155  3,612,742 3,518,681
-----------------------------------------------------------------------------------------------------------------------------------

      4         12          03/31/04        1,123,274     505,780   617,494   0.79      1,706,830     520,156  1,186,674 1,069,934
      5         12          03/31/04          886,985     431,328   455,657   0.79      1,705,194     449,627  1,255,567 1,122,659
      6          9          04/30/04        1,107,491     349,509   757,982   0.79      1,240,942     420,392    820,549   729,172
-----------------------------------------------------------------------------------------------------------------------------------
      7         12          04/30/04        3,963,711   1,648,568 2,315,143   1.28      4,058,876   1,345,943  2,712,933 2,402,169
      8         UAV            UAV                UAV         UAV       UAV    UAV      3,209,130   1,048,547  2,160,583 2,055,594
      9          4          04/30/04        2,348,508   1,527,366   821,143   0.64      3,833,433   1,535,468  2,297,965 2,212,215
      10         6          06/30/04        2,224,008     463,789 1,760,219   1.17      2,460,141     472,739  1,987,402 1,887,812
      11         6          06/30/04        2,491,154     802,949 1,688,205   1.15      2,808,968     817,042  1,991,926 1,885,064
      13        12          08/31/04        5,467,987   2,872,352 2,595,635   2.60      5,215,307   2,896,004  2,319,303 2,057,592
      14         7          07/20/04        7,712,609   5,678,161 2,034,449   1.47      7,585,639   5,141,450  2,444,189 1,697,725
      15         7          07/31/04        4,607,821   2,315,490 2,292,331   1.70      4,297,313   2,261,536  2,035,778 1,827,365
      16        UAV            UAV                UAV         UAV       UAV    UAV      2,593,785     925,428  1,668,357 1,571,599
      17         8          08/31/04        4,887,237   2,453,085 2,434,152   2.49      4,932,470   2,439,750  2,492,720 2,112,138
-----------------------------------------------------------------------------------------------------------------------------------

      19         8          08/31/04        1,570,051     353,673 1,216,378   2.13      1,481,812     342,860  1,138,952 1,023,510
      20        12          03/31/04          985,707     130,071   855,636   2.13        966,682     169,897    796,784   723,074
-----------------------------------------------------------------------------------------------------------------------------------
      21         6          06/30/04        2,068,406     702,218 1,366,188   1.16      2,282,125     675,167  1,606,958 1,508,797
      24        UAV            UAV                UAV         UAV       UAV    UAV      2,697,287   1,087,229  1,610,058 1,487,343
      25         8          08/31/04        3,574,370   1,153,193 2,421,177   2.24      2,748,618   1,145,641  1,602,977 1,455,936
      26         5          05/31/04        1,669,020     545,765 1,123,255   1.01      2,030,916     641,185  1,389,731 1,330,517
      27        UAV            UAV                UAV         UAV       UAV    UAV      1,967,317     419,529  1,547,788 1,541,802
      28         7          07/31/04        1,814,097     462,723 1,351,374   1.41      1,807,713     536,099  1,271,614 1,249,514
      29         6          06/30/04        1,824,090     522,968 1,301,122   1.28      2,001,885     537,036  1,464,849 1,297,553
      31         6          06/30/04        2,825,688   1,418,580 1,407,108   1.46      3,073,964   1,441,058  1,632,907 1,440,519
-----------------------------------------------------------------------------------------------------------------------------------

      32        12          12/31/03          176,964           0   176,964   1.40        170,015       6,639    163,376   156,906
      33        12          12/31/03          160,145           0   160,145   1.40        141,643       5,788    135,855   129,594
      34        12          12/31/03          109,260           0   109,260   1.40        106,178       4,724    101,454    97,689
      35        12          12/31/03          105,310           0   105,310   1.40        101,163       4,574     96,589    91,707
      36        12          12/31/03          110,027           0   110,027   1.40        103,937       4,657     99,280    95,527
      37        12          12/31/03          100,031           0   100,031   1.40         95,866       4,415     91,452    87,974
      38        12          12/31/03           96,378           0    96,378   1.40         92,190       4,304     87,885    84,146
      39        12          12/31/03           96,930           0    96,930   1.40         91,139       4,273     86,866    83,268
      40        12          12/31/03           89,928           0    89,928   1.40         95,231       4,396     90,835    86,876
      41        12          12/31/03           83,417           0    83,417   1.40         81,263       3,977     77,286    73,541
      42        12          12/31/03           79,475           0    79,475   1.40         77,358       3,860     73,498    70,012
      43        12          12/31/03           79,898           0    79,898   1.40         68,714       3,600     65,113    61,128
      44        12          12/31/03           68,946           0    68,946   1.40         65,578       3,506     62,071    59,982
-----------------------------------------------------------------------------------------------------------------------------------
      45        12          06/30/04        1,938,538   1,018,117   920,421   1.09      2,049,635     783,040  1,266,596 1,139,270
      46         5          05/31/04        1,787,311     573,280 1,214,031   1.47      1,781,188     609,890  1,171,299 1,055,235
      47         8          08/31/04        1,442,004     698,957   743,048   1.04      1,862,292     827,955  1,034,338   971,250
      48        UAV            UAV                UAV         UAV       UAV    UAV      1,458,581     390,970  1,067,612 1,048,406
      49        12          04/30/04        1,111,225     353,495   757,730   1.06      1,318,320     450,056    868,264   858,877
      50        12          06/30/04        2,519,259   1,017,368 1,501,891   2.28      2,200,336   1,005,974  1,194,362 1,070,667
-----------------------------------------------------------------------------------------------------------------------------------

      51        12          04/30/04          881,364     200,715   680,649   1.63        842,182     214,202    627,980   535,609
      52        12          04/30/04          691,241     201,576   489,665   1.63        657,504     244,402    413,103   380,947
-----------------------------------------------------------------------------------------------------------------------------------
      53         8          08/31/04        1,286,510     701,172   585,338   0.95      1,711,275     724,888    986,386   850,357
      55        12          09/10/04        3,573,139   2,252,232 1,320,907   1.88      3,582,081   2,342,953  1,239,129 1,095,846
      56         6          06/30/04        1,154,172     320,819   833,353   1.29      1,294,193     358,190    936,003   851,413
      57         6          06/30/04        1,107,606     390,382   717,224   1.15      1,261,990     437,617    824,373   724,761
      58         6          06/30/04          983,742     356,861   626,881   1.03      1,277,296     405,239    872,057   808,867
      59        12          04/30/04        1,177,581     477,508   700,073   1.14      1,379,773     541,171    838,602   828,741
      60        12          05/31/04        1,092,838     223,897   868,941   1.36        987,355     200,374    786,981   764,825
      61        12          04/30/04        1,039,151     442,565   596,586   0.99      1,344,838     514,565    830,274   824,284
      62         4          04/30/04        1,332,176     530,940   801,236   1.45      1,871,596     859,469  1,012,127   820,095
      63         6          06/30/04        1,303,708     440,278   863,430   1.49      1,626,410     528,212  1,098,197   953,908
      65         7          07/31/04        1,042,433     278,407   764,026   1.41      1,029,213     272,698    756,515   713,584
      66        UAV            UAV                UAV         UAV       UAV    UAV        941,239     306,693    634,546   618,546
      67         5          05/31/04        1,176,610     365,035   811,575   1.46      1,155,080     357,129    797,951   720,447
      68        UAV            UAV                UAV         UAV       UAV    UAV        891,495     194,307    697,189   663,644
      69        12          08/31/04        1,198,871     370,413   828,458   1.52      1,191,996     401,741    790,255   707,688
      70         5          05/31/04        1,164,890     330,592   834,298   1.56      1,029,424     328,550    700,873   666,792
      71         3          09/30/04        1,280,505     349,423   931,082   1.96      1,153,523     357,309    796,214   709,826
      72        12          05/31/04          869,981     319,639   550,342   1.17        994,107     382,105    612,002   602,002
      73        12          08/31/04        3,710,450   2,805,129   905,321   1.66      3,701,106   2,815,168    885,938   737,894
      74        12          05/31/04        1,374,287     668,742   705,545   1.65      1,355,473     660,447    695,026   604,186
      75         4          04/30/04          430,318      43,532   386,786   0.88        687,132     143,152    543,980   531,181
      76         7          07/31/04        3,928,532   2,906,462 1,022,070   2.17      3,829,499   2,873,155    956,344   803,164
      77         7          07/31/04          653,593      94,843   558,750   1.29        755,603     202,544    553,059   527,182
      78         7          07/31/04          622,817     138,287   484,530   1.15        884,303     157,983    726,320   639,264
      79        12          03/31/04          958,944     357,244   601,700   1.42      1,033,849     386,283    647,566   574,779
      80         6          06/30/04          636,796     317,701   319,095   0.83        816,258     360,820    455,438   403,667
      82        12          06/30/04          939,284     367,205   572,079   1.42        901,323     398,969    502,354   493,454
      83         5          05/31/04          663,688     134,799   528,889   1.28        777,122     166,664    610,458   548,942
      84        UAV            UAV                UAV         UAV       UAV    UAV        653,505     139,048    514,457   491,841
      85        12          07/31/04        2,242,216   1,421,279   820,937   1.85      2,170,759   1,438,048    732,712   645,882
      86        12          02/29/04          767,422     330,150   437,272   1.12        989,460     414,790    574,670   483,325
      87         4          04/30/04        1,184,914     406,667   778,247   2.13      1,236,372     624,274    612,097   500,033
      89        UAV            UAV                UAV         UAV       UAV    UAV        648,375      21,951    626,424   582,131
      90        12          06/30/04          882,218     211,443   670,775   1.82        824,424     225,738    598,686   516,227
      91         5          06/07/04          568,749     101,351   467,398   1.28        566,018      99,889    466,129   449,886
      92        12          07/31/04        5,660,390   3,041,114 2,619,276   10.25     5,676,492   3,315,916  2,360,576 1,818,675
      93        UAV            UAV                UAV         UAV       UAV    UAV        474,086      14,223    459,864   459,864
      94         5          05/31/04          698,299     348,857   349,443   0.96        870,805     411,712    459,093   413,262
      96        12          07/31/04          729,333     182,450   546,883   1.65        735,723     208,100    527,623   479,765
      97        UAV            UAV                UAV         UAV       UAV    UAV        655,452     208,596    446,856   404,319
      98         6          06/30/04          539,016     108,984   430,032   1.56        633,324     215,635    417,689   391,571
      99         8          08/31/04          778,044     369,890   408,155   1.39        708,683     311,097    397,587   353,509
     100         6          06/30/04          558,024     105,639   452,385   1.74        485,344     128,256    357,087   330,159
     101        12          04/30/04        1,216,847     377,584   839,263   3.25      1,145,878     504,466    641,411   562,311
     104        UAV            UAV                UAV         UAV       UAV    UAV        428,928      98,719    330,209   278,418

                                                                                                            RECOM-
                                                                                                            MENDED
                                                  RECOM-                ESCROWED                            ANNUAL    U/W ANNUAL
                                                  MENDED       U/W       REPLACE-                          REPLACE-     REPLACE-
                                                  ANNUAL      ANNUAL      MENT            ESCROWED           MENT        MENT
               U/W NCF     TAXES     INSURANCE   REPLACE-    REPLACE-   RESERVES        REPLACEMENT        RESERVES    RESERVES
   CONTROL       DSCR    CURRENTLY   CURRENTLY     MENT        MENT      INITIAL      RESERVES CURRENT    PSF/UNIT/    PSF/UNIT/
    NUMBER     (NOTE 1)  ESCROWED    ESCROWED    RESERVES    RESERVES    DEPOSIT       ANNUAL DEPOSIT      ROOM/PAD    ROOM/PAD
-----------------------------------------------------------------------------------------------------------------------------------

      1          1.41       Yes         Yes          55,588     67,744           0                 67,332       0.21          0.25
      2          1.30       Yes         Yes           6,613     15,387           0                 15,576       0.06          0.15
      3          1.22       Yes         Yes          17,787     24,690           0                 16,000       0.11          0.15
-----------------------------------------------------------------------------------------------------------------------------------

      4          1.29       Yes         Yes           5,028     16,319           0                 16,312       0.06          0.20
      5          1.29       Yes         Yes           6,303     20,384           0                 20,384       0.06          0.20
      6          1.29       Yes         Yes          11,085     15,117           0                 15,000       0.15          0.21
-----------------------------------------------------------------------------------------------------------------------------------
      7          1.33       Yes         Yes          20,833     30,543           0                 31,256       0.10          0.15
      8          1.24       Yes         Yes          25,396     30,666           0                 30,666       0.15          0.18
      9          1.72       Yes         Yes          60,757     85,750           0                 60,756     179.22        252.95
      10         1.25       Yes         No           38,500     37,378           0                 37,487       0.15          0.15
      11         1.28       Yes         Yes          29,245     29,389           0                 29,389       0.17          0.17
      13         2.06       No          No           19,352     25,480           0                      0       0.11          0.15
      14         1.23       Yes         Yes         394,567    285,790           0                285,790       0.48          0.35
      15         1.35       Yes         Yes          40,916          0   1,225,000                 48,351       0.17          0.00
      16         1.25       Yes         Yes          19,875     21,813           0                 21,638       0.29          0.31
      17         2.16       Yes         Yes          38,506     66,490           0                 66,492       0.12          0.20
-----------------------------------------------------------------------------------------------------------------------------------

      19         1.80       Yes         Yes          20,643     29,156     668,700                 29,156       0.07          0.10
      20         1.80       Yes         Yes           8,175     21,060           0                 21,060       0.04          0.10
-----------------------------------------------------------------------------------------------------------------------------------
      21         1.28       Yes         No            9,921     24,466           0                      0       0.07          0.16
      24         1.32       No          No           14,894     18,751           0                 15,001       0.12          0.15
      25         1.35       No          No           24,987     24,987           0                      0       0.20          0.20
      26         1.20       Yes         Yes          24,350     24,002      35,000                      0       0.15          0.15
      27         1.14       Yes         Yes           2,263      5,986           0                  2,394       0.06          0.15
      28         1.30       Yes         Yes           3,800     22,100           0                 22,100       0.03          0.20
      29         1.28       Yes         No           33,552     33,532           0                      0       0.26          0.26
      31         1.49       Yes         Yes          13,874     32,605           0                 32,607       0.09          0.20
-----------------------------------------------------------------------------------------------------------------------------------

      32         1.21       No          Yes           2,274      2,264           0                  2,256       0.94          0.94
      33         1.21       No          Yes           1,849      1,854           0                  1,848       0.76          0.76
      34         1.21       No          Yes           1,783      1,783           0                  1,776       1.13          1.13
      35         1.21       No          Yes           2,104      2,106           0                  2,100       0.81          0.81
      36         1.21       No          Yes           1,878      1,871           0                  1,860       0.90          0.90
      37         1.21       No          Yes             825        826           0                    816       0.41          0.41
      38         1.21       No          Yes           1,957      1,965           0                  1,968       0.92          0.92
      39         1.21       No          Yes           1,827      1,829           0                  1,824       0.83          0.83
      40         1.21       No          Yes           2,007      2,013           0                  1,836       0.84          0.84
      41         1.21       No          Yes           1,990      1,954           0                  1,944       0.96          0.94
      42         1.21       No          Yes           2,071      2,075           0                  2,076       1.01          1.01
      43         1.21       No          Yes           2,117      2,123           0                  2,112       1.32          1.32
      44         1.21       No          Yes             742        734           0                    732       0.45          0.45
-----------------------------------------------------------------------------------------------------------------------------------
      45         1.35       Yes         Yes          15,834     17,089           0                 17,089       0.19          0.20
      46         1.28       Yes         Yes          17,967     18,567           0                 18,567       0.15          0.15
      47         1.35       Yes         Yes           6,704      9,164           0                  9,164       0.15          0.20
      48         1.40       Yes         Yes           8,543     15,600           0                 15,600       0.08          0.15
      49         1.20       Yes         Yes           6,398      9,387           0                  9,387       0.07          0.10
      50         1.62       Yes         Yes          13,457     26,376           0                 26,376       0.10          0.20
-----------------------------------------------------------------------------------------------------------------------------------

      51         1.28       Yes         Yes          17,840     20,527           0                 20,520       0.17          0.20
      52         1.28       Yes         Yes          32,156     32,156           0                 32,121     365.41        365.41
-----------------------------------------------------------------------------------------------------------------------------------
      53         1.38       Yes         Yes          20,093     20,093           0                 20,093       0.23          0.23
      55         1.56       No          No           61,140    143,283           0              0 (Note 4)    501.15      1,174.45
      56         1.32       Yes         Yes           6,115      7,455           0                  7,455       0.08          0.10
      57         1.26       Yes         Yes          12,238     18,506           0                 18,510       0.10          0.15
      58         1.33       Yes         Yes          22,550     22,550           0                 22,550       0.38          0.38
      59         1.35       Yes         Yes          22,507      9,861     160,938                 10,000       0.27          0.12
      60         1.20       Yes         Yes          12,847     12,681           0                 12,684       0.13          0.13
      61         1.36       Yes         Yes           1,986      5,990           0                  5,990       0.04          0.12
      62         1.48       Yes         No           14,534     24,130           0                 24,130       0.12          0.20
      63         1.64       Yes         Yes           7,775     24,289           0                 24,289       0.06          0.20
      65         1.31       Yes         Yes           4,700     11,216           0                 11,216       0.06          0.15
      66         1.21       Yes         Yes           9,800     16,000           0                 16,000     153.13        250.00
      67         1.30       Yes         Yes          15,375     15,081           0                 15,081       0.15          0.15
      68         1.29       Yes         Yes           2,571      5,250           0                  5,256       0.07          0.15
      69         1.30       Yes         Yes          30,818     36,696           0                 27,507       0.17          0.20
      70         1.25       Yes         Yes           4,667      5,699     120,313                  5,699       0.12          0.15
      71         1.49       Yes         Yes          11,508     11,454           0                 11,454       0.15          0.15
      72         1.28       Yes         Yes           4,161     10,000           0                 10,000       0.04          0.09
      73         1.35       No          No          122,930    148,044           0    4% of Gross Revenue     793.10        955.12
      74         1.42       Yes         Yes           7,178     14,876           0                 14,952       0.10          0.20
      75         1.20       Yes         Yes           2,154      4,748           0                  1,836       0.09          0.20
      76         1.70       Yes         Yes          21,530    153,180           0                153,180     145.47      1,035.00
      77         1.22       Yes         Yes           2,096      2,692           0                  2,692       0.14          0.18
      78         1.52       Yes         Yes          14,216     20,172           0                 20,172       0.07          0.10
      79         1.36       Yes         Yes           5,571     14,053           0                 14,053       0.08          0.20
      80         1.25       Yes         Yes           2,545     10,417           0                 10,417       0.04          0.15
      82         1.23       Yes         Yes           7,595      8,900           0                  8,900      42.67         50.00
      83         1.33       Yes         Yes           4,347     15,885           0                 15,885       0.04          0.15
      84         1.24       Yes         Yes           1,988      2,678           0                  2,678       0.11          0.15
      85         1.45       Yes         No           49,224     86,830           0                 86,830     370.11        652.86
      86         1.24       No          Yes          16,235     16,304           0                 16,304       0.21          0.21
      87         1.37       Yes         Yes           7,923     16,440           0                 16,440       0.10          0.20
      89         1.59       No          No                0      9,529           0                      0       0.00          0.15
      90         1.40       Yes         Yes          10,647     17,049           0                 11,366       0.09          0.15
      91         1.23       No          Yes           2,427      2,450           0                  2,450       0.10          0.10
      92         7.12       No          No           28,507     33,701           0                 34,484       0.17          0.20
      93         1.39       No          No            1,100          0           0                      0       0.09          0.00
      94         1.20       Yes         Yes           7,429      9,298           0                  9,476       0.12          0.15
      96         1.45       Yes         Yes          13,396     13,083           0                 13,083       0.20          0.20
      97         1.30       Yes         No            1,167      3,936           0                  3,930       0.04          0.15
      98         1.42       Yes         Yes           1,844      4,374           0                  4,375       0.06          0.15
      99         1.20       Yes         Yes          18,717     24,162           0                 24,162       0.12          0.15
     100         1.27       Yes         No           10,764     10,673           0                  7,623       0.14          0.14
     101         2.18       Yes         Yes          15,096     14,791           0                 14,791       0.23          0.23
     104         1.46       Yes         Yes           1,587      5,208           0                 46,576       0.06          0.20

                ESCROWED
                 REPLACE-                                                                                                ESCROWED
                  MENT                                                     ESCROWED                       ESCROWED         TI/LC
                RESERVES     ESCROWED REPLACE-               ESCROWED        TI/LC           U/W            TI/LC        RESERVES
                 INITIAL       MENT RESERVES        U/W        TI/LC       RESERVES         ANNUAL        RESERVES        CURRENT
                 DEPOSIT      CURRENT ANNUAL       ANNUAL    RESERVES       CURRENT         TI/LC          INITIAL        ANNUAL
   CONTROL      PSF/UNIT/         DEPOSIT          TI/LC      INITIAL       ANNUAL         RESERVES        DEPOSIT        DEPOSIT
    NUMBER      ROOM/PAD     PSF/UNIT/ROOM/PAD    RESERVES    DEPOSIT       DEPOSIT          PSF             PSF            PSF
------------------------------------------------------------------------------------------------------------------------------------

      1            0.00                  0.25       515,174   1,650,000               0      1.90            6.09          0.00
      2            0.00                  0.15       163,583   2,597,047               0      1.59           25.32          0.00
      3            0.00                  0.10        69,371           0          68,863      0.42            0.00          0.42
------------------------------------------------------------------------------------------------------------------------------------

      4            0.00                  0.20       100,421           0         119,075      1.23            0.00          1.46
      5            0.00                  0.20       112,524           0         103,960      1.10            0.00          1.02
      6            0.00                  0.21        76,260           0         108,750      1.06            0.00          1.51
------------------------------------------------------------------------------------------------------------------------------------
      7            0.00                  0.15       280,221           0               0      1.34            0.00          0.00
      8            0.00                  0.18        74,323           0          60,000      0.44            0.00          0.36
      9            0.00                179.22           NAP         NAP             NAP       NAP             NAP           NAP
      10           0.00                  0.15        62,212           0          66,667      0.25            0.00          0.27
      11           0.00                  0.17        77,473           0               0      0.46            0.00          0.00
      13           0.00                  0.00       236,230           0               0      1.39            0.00          0.00
      14           0.00                  0.35       460,673   1,780,000         473,384      0.56            2.18          0.58
      15           5.07                  0.20       208,413   1,200,000               0      0.86            4.96          0.00
      16           0.00                  0.31        74,945           0               0      1.08            0.00          0.00
      17           0.00                  0.20       314,092           0         166,230      0.94            0.00          0.50
------------------------------------------------------------------------------------------------------------------------------------

      19           2.29                  0.10        86,285     250,000         145,782      0.30            0.86          0.50
      20           0.00                  0.10        52,650     526,500               0      0.25            2.50          0.00
------------------------------------------------------------------------------------------------------------------------------------
      21           0.00                  0.00        73,695           0               0      0.49            0.00          0.00
      24           0.00                  0.12       103,964     500,000               0      0.83            4.00          0.00
      25           0.00                  0.00       122,054     200,000          75,000      0.99            1.62          0.61
      26           0.22                  0.00        35,212           0               0      0.22            0.00          0.00
      27           0.00                  0.06             0           0               0      0.00            0.00          0.00
      28           0.00                  0.20             0           0               0      0.00            0.00          0.00
      29           0.00                  0.00       133,764           0               0      1.04            0.00          0.00
      31           0.00                  0.20       159,783           0         163,034      0.98            0.00          1.00
------------------------------------------------------------------------------------------------------------------------------------

      32           0.00                  0.94         4,207           0           4,224      1.75            0.00          1.75
      33           0.00                  0.76         4,406           0           4,416      1.81            0.00          1.81
      34           0.00                  1.13         1,982           0           1,992      1.26            0.00          1.26
      35           0.00                  0.81         2,776           0           2,784      1.07            0.00          1.07
      36           0.00                  0.89         1,882           0           1,908      0.91            0.00          0.92
      37           0.00                  0.40         2,651           0           2,664      1.32            0.00          1.32
      38           0.00                  0.92         1,774           0           1,788      0.83            0.00          0.84
      39           0.00                  0.83         1,769           0           1,776      0.80            0.00          0.81
      40           0.00                  0.77         1,945           0           1,956      0.81            0.00          0.82
      41           0.00                  0.94         1,791           0           1,788      0.86            0.00          0.86
      42           0.00                  1.01         1,412           0           1,428      0.69            0.00          0.70
      43           0.00                  1.31         1,863           0           1,872      1.16            0.00          1.16
      44           0.00                  0.45         1,355           0           1,356      0.83            0.00          0.83
------------------------------------------------------------------------------------------------------------------------------------
      45           0.00                  0.20       110,236     350,000         100,000      1.29            4.10          1.17
      46           0.00                  0.15        97,496           0          92,837      0.79            0.00          0.75
      47           0.00                  0.20        53,923           0               0      1.18            0.00          0.00
      48           0.00                  0.15         3,605     400,000               0      0.03            3.85          0.00
      49           0.00                  0.10             0           0               0      0.00            0.00          0.00
      50           0.00                  0.20        97,318           0         200,000      0.74            0.00          1.52
------------------------------------------------------------------------------------------------------------------------------------

      51           0.00                  0.20        71,844           0          71,844      0.70            0.00          0.70
      52           0.00                365.01           NAP         NAP             NAP       NAP             NAP           NAP
------------------------------------------------------------------------------------------------------------------------------------
      53           0.00                  0.23       115,937           0          30,000      1.35            0.00          0.35
      55           0.00          0.00 (Note 4)          NAP         NAP             NAP       NAP             NAP           NAP
      56           0.00                  0.10        77,136           0          37,272      1.03            0.00          0.50
      57           0.00                  0.15        81,106           0         103,866      0.66            0.00          0.84
      58           0.00                  0.38        40,640           0          15,000      0.68            0.00          0.25
      59           1.96                  0.12             0           0               0      0.00            0.00          0.00
      60           0.00                  0.13         9,475           0               0      0.10            0.00          0.00
      61           0.00                  0.12             0           0               0      0.00            0.00          0.00
      62           0.00                  0.20       167,901           0               0      1.39            0.00          0.00
      63           0.00                  0.20       120,000           0         120,000      0.99            0.00          0.99
      65           0.00                  0.15        31,715           0               0      0.42            0.00          0.00
      66           0.00                250.00           NAP         NAP             NAP       NAP             NAP           NAP
      67           0.00                  0.15        62,423     300,000          65,000      0.62            2.98          0.65
      68           0.00                  0.15        28,294           0          24,000      0.81            0.00          0.69
      69           0.00                  0.15        45,871           0          45,857      0.25            0.00          0.25
      70           3.17                  0.15        28,383           0          42,303      0.75            0.00          1.11
      71           0.00                  0.15        74,935           0          73,037      0.98            0.00          0.96
      72           0.00                  0.09             0           0               0      0.00            0.00          0.00
      73           0.00   4% of Gross Revenue           NAP         NAP             NAP       NAP             NAP           NAP
      74           0.00                  0.20        75,965     200,000               0      1.02            2.69          0.00
      75           0.00                  0.08         8,051      77,514           5,994      0.34            3.26          0.25
      76           0.00              1,035.00           NAP         NAP             NAP       NAP             NAP           NAP
      77           0.00                  0.18        23,185           0          23,185      1.52            0.00          1.52
      78           0.00                  0.10        66,884           0          63,131      0.33            0.00          0.31
      79           0.00                  0.20        58,734     280,000               0      0.84            3.98          0.00
      80           0.00                  0.15        41,354           0          34,728      0.60            0.00          0.50
      82           0.00                 50.00           NAP         NAP             NAP       NAP             NAP           NAP
      83           0.00                  0.15        45,630           0          44,820      0.43            0.00          0.42
      84           0.00                  0.15        19,938  385,829.75          26,966      1.12           21.61          1.51
      85           0.00                652.86           NAP         NAP             NAP       NAP             NAP           NAP
      86           0.00                  0.21        75,041           0          72,933      0.98            0.00          0.95
      87           0.00                  0.20        95,624     250,000               0      1.16            3.04          0.00
      89           0.00                  0.00        34,763           0               0      0.55            0.00          0.00
      90           0.00                  0.10        65,410     160,000               0      0.58            1.41          0.00
      91           0.00                  0.10        13,793           0          13,261      0.56            0.00          0.54
      92           0.00                  0.20       508,200           0         294,887      3.02            0.00          1.75
      93           0.00                  0.00             0           0          52,600      0.00            0.00          4.13
      94           0.00                  0.15        36,534           0          34,511      0.59            0.00          0.56
      96           0.00                  0.20        34,775           0          33,904      0.53            0.00          0.52
      97           0.00                  0.15        38,600           0          37,987      1.47            0.00          1.45
      98           0.00                  0.15        21,744           0          12,000      0.75            0.00          0.41
      99           0.00                  0.15        19,916           0          35,205      0.12            0.00          0.22
     100           0.00                  0.10        16,256           0          16,000      0.21            0.00          0.21
     101           0.00                  0.23        64,309           0               0      1.00            0.00          0.00
     104           0.00                  1.79        46,582           0           5,208      1.79            0.00          0.20

          MORTGAGE
CONTROL     LOAN   LOAN GROUP
 NUMBER    SELLER   NUMBER              LOAN / PROPERTY NAME                             PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1         CGM       1     Artery Plaza                                   7200 Wisconsin Avenue
   2         CGM       1     River Plaza Shopping Center                    50-100 West 225th Street
   3         CGM       1     Nordahl Marketplace                            733 Center Drive
------------------------------------------------------------------------------------------------------------------------------------
                             California Office Portfolio
   4         CGM       1     Pacific Pointe Corporate Centre                901 & 905 Calle Amanecer
   5         CGM       1     Orchard Technology Park                        1, 7, 9, 11 & 13 Orchard Road
   6         CGM       1     Spectrum Pointe Office                         One Spectrum Pointe Drive
------------------------------------------------------------------------------------------------------------------------------------
   7         CGM       1     400 SW 6th Avenue                              400 Southwest Sixth Avenue
   8         CGM       1     Wilkes-Barre Commons                           Mundy Street and Route 81
   9         CGM       1     Bay Harbor Apartments                          9601 Bay Harbor Circle
  10         CGM       1     Williamsburg Shopping Center                   1234 Richmond Road
  11         CGM       1     Village West Shopping Center                   3026-3069 West Florida Avenue
  12         PNC       2     The Lodge at Baybrook                          19100 Glenwest Drive
  13         CGM       1     499 Seventh Avenue                             499 Seventh Avenue
  14         CGM       1     Arena Towers                                   7322-7324 Southwest Freeway
  15         CGM       1     Dadeland Towers                                9200, 9300, 9350 South Dadeland Boulevard
  16         CGM       1     Lanes Mill Marketplace                         U.S. Route 9 at Lanes Mill Road
  17         CGM       1     One American Place                             300 Main Street
  18         CGM       2     Channel Islands Village                        3650 Ketch Avenue
------------------------------------------------------------------------------------------------------------------------------------
                             Region Center/Denver Distribution Center
  19         CGM       1     Region Center                                  5200-5300 Region Court
  20         CGM       1     Denver Distribution Center                     11600 East 56th Avenue
------------------------------------------------------------------------------------------------------------------------------------
  21         CGM       1     Wedgewood Plaza                                3502 Southeast Federal Highway
  22         CGM       2     Aspen Ridge Apartments                         114 Aspen Circle
  23         CGM       2     Hills of Aberdeen Apartments                   247 Marcliffe Drive
  24         CGM       1     Ceres Group Building                           17800 Royalton Road
  25         PNC       1     Westwood Corporate Center II & III             8603 & 8605 Westwood Center Drive
  26         CGM       1     Desert Sky Esplanade                           2020 North 75th Avenue
  27         CGM       1     DEA Santa Ana                                  1900 East First Street
  28         PNC       1     California National Guard Headquarters         9800 Goethe Road
  29         CGM       1     Concourse Village Shopping Center              75 East Indiantown Road
  30         CGM       2     Cape House II                                  4460 Hodges Boulevard
  31         CGM       1     InterAmerican Plaza                            701 Southwest 27th Avenue
------------------------------------------------------------------------------------------------------------------------------------
                             KFC Portfolio
  32         CGM       1     KFC - Staten Island, NY                        1453 Forest Avenue
  33         CGM       1     KFC - Central Islip, NY                        155 West Suffolk Avenue
  34         CGM       1     KFC - Deer Park, NY                            1617 Deer Park Avenue
  35         CGM       1     KFC - Hempstead, NY                            20 Hempstead Avenue
  36         CGM       1     KFC - Greenvale, NY                            58 Glen Cove Road
  37         CGM       1     KFC - Freeport, NY                             497 North Main Street
  38         CGM       1     KFC - Patchogue, NY                            508 East Main Street
  39         CGM       1     KFC - Huntington, NY                           221 West Jericho Turnpike
  40         CGM       1     KFC - Amityville, NY                           910 South Broadway
  41         CGM       1     KFC - Westbury, NY                             705 Old Country Road
  42         CGM       1     KFC - Commack, NY                              1164 Jericho Turnpike
  43         CGM       1     KFC - Bayshore, NY                             210 East Main Street
  44         CGM       1     KFC - Farmingdale, NY                          5002 Hempstead Turnpike
------------------------------------------------------------------------------------------------------------------------------------
  45         CGM       1     532 Broad Hollow Road                          532 Broad Hollow Road
  46         CGM       1     Village at Collin Creek                        601-641 West Plano Parkway
  47         CGM       1     Orthopaedic Specialty Center                   One Orthopedic Drive
  48         CGM       1     Silverdale Shopping Center                     9577 Ridgetop Boulevard Northwest
  49         CGM       1     Nantucket Storage Center                       6 Sun Island Road
  50         PNC       1     Embassy Plaza                                  9110 West Dodge Road
------------------------------------------------------------------------------------------------------------------------------------
                             South Towne Mall/Skyline Point Apartments
  51         CGM       1     South Towne Mall                               2305-2355 West Broadway
  52         CGM       1     Skyline Point Apartments                       124 Capitol View Terrace
------------------------------------------------------------------------------------------------------------------------------------
  53         PNC       1     Oakbrook and Campus South                      1897 Preston White Drive and 1875 Campus Commons Drive
  54         CGM       2     Ashley Park Apartments                         1100 David Street
  55         PNC       1     Courtyard by Marriott                          1605 Richard Petty Boulevard
  56         CGM       1     Clackamas Square                               11370 -11390 Southeast 82nd Avenue
  57         CGM       1     Terracotta Business Park                       5575-5601 South Semoran Boulevard
  58         PNC       1     Douglas Square Retail Center                   1301-1667 NE Douglas Road
  59         CGM       1     Bloomfield Self Storage                        211 Grove Street
  60         CGM       1     Shoppes at Fontana                             16055-16075 Foothill Boulevard
  61         CGM       1     Storage USA-Merrick Blvd                       122-20 Merrick Blvd
  62         CGM       1     Gulf Plaza                                     16010 Barker's Point Lane
  63         CGM       1     Townley Business Park                          8804, 8826, 8836 North 23rd Avenue
  64         CGM       2     Newport Commons Apartments                     327 North Oak Street
  65         PNC       1     New Mark Shopping Center                       10203-10241 North Oak Trafficway
  66         CGM       1     The Lofts at Brookfield Hills                  1240-1260, 1270-1280 and 1265 Club Circle
  67         CGM       1     West Village Commons                           5366 Ehrlich Road
  68         PNC       1     Canyon Trails                                  380, 500, And 530 N. Estrella Pkwy
  69         CGM       1     The Marketplace of Warsaw                      2884 Frontage Road
  70         CGM       1     H Street Connection                            901 H Street, Northeast
  71         CGM       1     Station Holdings                               27-295 East Fifth Avenue & 449 Willamette Street
  72         CGM       1     Hoffman Estates                                2775 West Bode Road
  73         CGM       1     Marriott Courtyard Hotel                       3050 Northwest Stucki Place
  74         CGM       1     Valley Centre                                  9901 East Valley Ranch Parkway
  75         CGM       1     Regency Square                                 12000-12090 Princeton Drive
  76         CGM       1     Best Western Agate Beach Inn                   3019 North Coast Highway
  77         CGM       1     Kerney Spectrum Retail Center                  9211 Clairemont Mesa Boulevard and 5285 Overland Avenue
  78         CGM       1     1611 Ellsworth Industrial Boulevard            1611 Ellsworth Industrial Boulevard
  79         CGM       1     Pinewood Plaza Office Building                 1919 Commerce Drive
  80         CGM       1     Gillespie Field Business Park-Lots 19, 20 & 21 1870, 1890 & 1920 Cordell Court
  81         CGM       2     Quaker Towers                                  337 Cowesett Avenue
  82         CGM       1     Chico Mobile Country Club                      1901 Dayton Road
  83         CGM       1     Edenton Village                                1316 North Broad Street
  84         CGM       1     Cantera Commons Shopping Center                28341-61 Diehl Road
  85         CGM       1     Fairfield Inn                                  4760 Euclid Road
  86         CGM       1     Park Place Office Building                     6700 and 6703 Odyssey Drive
  87         CGM       1     Preston North Financial Center                 18333 Preston Road
  88         CGM       2     Bard Townhouses Phase II                       100 Bard Drive
  89         CGM       1     Wenatchee Top Foods                            10 Grant Road
  90         CGM       1     84 October Hill Road, Building 7               84 October Hill Road
  91         CGM       1     Borders Books and Music                        476 Boston Turnpike
  92         CGM       1     1400 16th Street                               1400 16th Street, NW
  93         PNC       1     CVS Pharmacy                                   2323 W. Illinois Avenue
  94         CGM       1     2500 Marcus Avenue                             2500 Marcus Avenue
  95         CGM       2     Pebble Cove                                    5101 O'Bannon Drive
  96         CGM       1     Eastland Plaza                                 2561-2599 South Hamilton Road
  97         CGM       1     Gateway Center Office                          800 West Valley Parkway
  98         PNC       1     Monticello Village                             22088 W. 66th Terrace
  99         CGM       1     Mattydale Shopping Center                      2803 Brewerton Road
  100        CGM       1     79 County Avenue                               79 County Avenue
  101        CGM       1     Bay Ridge Plaza                                121 Hillsmere Drive
  102        CGM       2     Hoodview Apartments                            1320 Wales Drive
  103        CGM       2     Oak Knoll Apartments                           133 Colonial Drive
  104        CGM       1     Pine Tree Plaza Onalaska                       2928 Market Place
  105        PNC       2     Limestone Square Apartments                    128 Gazette Avenue
  106        PNC       2     Belle Isle Apartments                          4861 North Blackwelder

CONTROL                                                                   PROPERTY
 NUMBER    CITY             STATE  ZIP CODE         COUNTY                 TYPE                   DETAILED PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1    Bethesda             MD     20814       Montgomery              Office                   Suburban
    2    Bronx                NY     10463       Bronx                   Retail                   Anchored
    3    San Marcos           CA     92069       San Diego               Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------

    4    San Clemente         CA     92673       Orange                  Office                   Suburban
    5    Lake Forest          CA     92630       Orange                  Office                   Flex
    6    Lake Forest          CA     92630       Orange                  Office                   Suburban
------------------------------------------------------------------------------------------------------------------------------------
    7    Portland             OR     97204       Multnomah               Office                   CBD
    8    Wilkes-Barre         PA     18702       Luzerne                 Retail                   Anchored
    9    Fort Myers           FL     33919       Lee                     Multifamily              Conventional
   10    Williamsburg         VA     23185       Williamsburg City       Retail                   Anchored
   11    Hemet                CA     92545       Riverside               Retail                   Anchored
   12    Houston              TX     77546       Harris                  Multifamily              Conventional
   13    New York             NY     10018       New York                Office                   CBD
   14    Houston              TX     77074       Harris                  Office                   Suburban
   15    Miami                FL     33156       Miami-Dade              Office                   CBD
   16    Howell               NJ     07731       Monmouth                Retail                   Anchored
   17    Baton Rouge          LA     70801       East Baton Rouge        Office                   CBD
   18    Oxnard               CA     93035       Ventura                 Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------

   19    Lakeland             FL     33815       Polk                    Industrial               Warehouse
   20    Denver               CO     80239       Denver                  Industrial               Warehouse
------------------------------------------------------------------------------------------------------------------------------------
   21    Stuart               FL     34997       Martin                  Retail                   Anchored
   22    Homewood             AL     35209       Jefferson               Multifamily              Conventional
   23    Valparaiso           IN     46385       Porter                  Multifamily              Conventional
   24    Strongsville         OH     44136       Cuyahoga                Office                   Suburban
   25    Vienna               VA     22182       Fairfax                 Office                   Suburban
   26    Phoenix              AZ     85035       Maricopa                Retail                   Anchored
   27    Santa Ana            CA     92705       Orange                  Office                   Suburban
   28    Sacramento           CA     95827       Sacramento              Office                   Suburban
   29    Jupiter              FL     33477       Palm Beach              Retail                   Anchored
   30    Jacksonville         FL     32224       Duval                   Multifamily              Conventional
   31    Miami                FL     33135       Miami-Dade              Office                   Suburban
------------------------------------------------------------------------------------------------------------------------------------

   32    Staten Island        NY     10302       Richmond                Retail                   Shadow Anchored, Single Tenant
   33    Central Islip        NY     11722       Suffolk                 Retail                   Unanchored, Single Tenant
   34    Deer Park            NY     11729       Suffolk                 Retail                   Unanchored, Single Tenant
   35    Hempstead            NY     11550       Nassau                  Retail                   Unanchored, Single Tenant
   36    Greenvale            NY     11548       Nassau                  Retail                   Unanchored, Single Tenant
   37    Freeport             NY     11520       Nassau                  Retail                   Unanchored, Single Tenant
   38    Patchogue            NY     11772       Suffolk                 Retail                   Unanchored, Single Tenant
   39    Huntington Station   NY     11746       Suffolk                 Retail                   Unanchored, Single Tenant
   40    Amityville           NY     11701       Suffolk                 Retail                   Unanchored, Single Tenant
   41    Westbury             NY     11590       Nassau                  Retail                   Unanchored, Single Tenant
   42    Commack              NY     11725       Suffolk                 Retail                   Unanchored, Single Tenant
   43    Bay Shore            NY     11706       Suffolk                 Retail                   Unanchored, Single Tenant
   44    Farmingdale          NY     11735       Nassau                  Retail                   Unanchored, Single Tenant
------------------------------------------------------------------------------------------------------------------------------------
   45    Melville             NY     11747       Suffolk                 Office                   Suburban
   46    Plano                TX     75075       Collin                  Retail                   Unanchored
   47    Peabody              MA     01960       Essex                   Office                   Medical Office
   48    Silverdale           WA     98383       Kitsap                  Retail                   Shadow Anchored
   49    Nantucket            MA     02554       Nantucket               Self Storage             Self Storage
   50    Omaha                NE     68114       Douglas                 Office                   Suburban
------------------------------------------------------------------------------------------------------------------------------------

   51    Monona               WI     53713       Dane                    Retail                   Anchored
   52    Madison              WI     53713       Dane                    Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   53    Reston               VA     20191       Fairfax                 Office                   Suburban
   54    North Myrtle Beach   SC     29582       Horry                   Multifamily              Conventional
   55    Daytona              FL     32114       Volusia                 Hotel                    Full Service
   56    Portland             OR     97266       Clackamas               Retail                   Anchored
   57    Orlando              FL     32822       Orange                  Office                   Suburban
   58    Lee's Summit         MO     64086       Jackson                 Retail                   Unanchored
   59    Bloomfield           NJ     07003       Essex                   Self Storage             Self Storage
   60    Fontana              CA     92335       San Bernardino          Retail                   Anchored
   61    Jamaica              NY     11434       Queens                  Self Storage             Self Storage
   62    Houston              TX     77079       Harris                  Office                   Suburban
   63    Phoenix              AZ     85021       Maricopa                Office                   Suburban
   64    Liditz               PA     17543       Lancaster               Multifamily              Conventional
   65    Kansas City          MO     64155       Clay                    Retail                   Anchored
   66    Brookfield           WI     53005       Waukesha                Multifamily              Conventional
   67    Tampa                FL     33624       Hillsborough            Retail                   Anchored
   68    Goodyear             AZ     85338       Maricopa                Retail                   Shadow Anchored
   69    Warsaw               IN     46580       Kosciusko               Retail                   Anchored
   70    Washington           DC     20002       District of Columbia    Retail                   Unanchored
   71    Eugene               OR     97401       Lane                    Mixed Use                Retail(68.4%)/Office(31.6%)
   72    Hoffman Estates      IL     60194       Cook                    Self Storage             Self Storage
   73    Hillsboro            OR     97124       Washington              Hotel                    Full Service
   74    Irving               TX     75063       Dallas                  Office                   Suburban
   75    Huntley              IL     60142       Kane                    Retail                   Anchored
   76    Newport              OR     97365       Lincoln                 Hotel                    Full Service
   77    San Diego            CA     92123       San Diego               Retail                   Unanchored
   78    Atlanta              GA     30318       Fulton                  Industrial               Warehouse
   79    Hampton              VA     23666       Hampton City            Office                   Suburban
   80    El Cajon             CA     92020       San Diego               Mixed Use                Industrial(56.5%)/Office(43.5%)
   81    West Warwick         RI     02893       Kent                    Multifamily              Conventional
   82    Chico                CA     95928       Butte                   Manufactured Housing     Manufactured Housing
   83    Edenton              NC     27932       Chowan                  Retail                   Anchored
   84    Warrenville          IL     60555       DuPage                  Retail                   Shadow Anchored
   85    Virginia Beach       VA     23462       Virginia Beach City     Hotel                    Limited Service
   86    Huntsville           AL     35806       Madison                 Office                   Suburban
   87    Dallas               TX     75252       Collin                  Office                   Suburban
   88    Shippensburg         PA     17257       Cumberland              Multifamily              Student Housing
   89    East Wenatchee       WA     98802       Douglas                 Retail                   Anchored, Single Tenant
   90    Holliston            MA     01746       Middlesex               Industrial               Flex/Office
   91    Shrewsbury           MA     01545       Worcester               Retail                   Anchored, Single Tenant
   92    Washington           DC     20036       District of Columbia    Office                   CBD
   93    Dallas               TX     75224       Dallas                  Retail                   Anchored, Single Tenant
   94    Lake Success         NY     11042       Nassau                  Office                   Suburban
   95    Las Vegas            NV     89146       Clark                   Multifamily              Conventional
   96    Columbus             OH     43232       Franklin                Retail                   Unanchored
   97    Escondido            CA     92025       San Diego               Office                   Suburban
   98    Shawnee              KS     66226       Johnson                 Retail                   Shadow Anchored
   99    Mattydale            NY     13211       Onondaga                Retail                   Anchored
   100   Secaucus             NJ     07094       Hudson                  Industrial               Warehouse
   101   Annapolis            MD     21403       Anne Arundel            Retail                   Unanchored
   102   Killeen              TX     76549       Bell                    Multifamily              Conventional
   103   Wilder               VT     05001       Windsor                 Multifamily              Conventional
   104   Onalaska             WI     54650       La Crosse               Retail                   Unanchored
   105   Lexington            KY     40507       Fayette                 Multifamily              Conventional
   106   Oklahoma City        OK     73118       Oklahoma                Multifamily              Conventional

                                                                                              ALLOCATED
                                                                                            CUT-OFF DATE
                                                                                             PRINCIPAL
                    CUT-OFF DATE    % OF AGGREGATE    % OF INITIAL     % OF INITIAL           BALANCE      LOAN BALANCE
    CONTROL           PRINCIPAL     INITIAL MORTGAGE   LOAN GROUP 1     LOAN GROUP 2         PER SF/UNIT   AT MATURITY/
     NUMBER            BALANCE        POOL BALANCE       BALANCE           BALANCE            /ROOM/PAD         ARD
-------------------------------------------------------------------------------------------------------------------------

        1            51,650,000.00       5.0%             5.7%                                   190.61    39,817,085.73
        2            43,500,000.00       4.2%             4.8%                                   424.07    37,459,954.45
        3            41,745,503.84       4.1%             4.6%                                   253.62    35,181,638.06
-------------------------------------------------------------------------------------------------------------------------

        4            12,514,838.00       1.2%             1.4%                                   153.37    10,383,693.68
        5            12,246,662.91       1.2%             1.4%                                   120.16    10,161,186.04
        6            10,627,679.85       1.0%             1.2%                                   147.63     8,817,897.43
-------------------------------------------------------------------------------------------------------------------------
        7            25,479,292.73       2.5%             2.8%                                   122.28    21,592,102.35
        8            23,133,437.54       2.2%             2.6%                                   138.48    19,643,403.43
        9            23,000,000.00       2.2%             2.6%                                67,846.61    23,000,000.00
        10           22,000,000.00       2.1%             2.4%                                    88.29    19,301,061.27
        11           21,550,000.00       2.1%             2.4%                                   127.58    18,877,957.59
        12           20,500,000.00       2.0%                              15.7%              63,664.60    18,338,571.54
        13           20,000,000.00       1.9%             2.2%                                   117.74    20,000,000.00
        14           19,920,000.00       1.9%             2.2%                                    24.40    17,512,083.83
        15           19,725,000.00       1.9%             2.2%                                    81.59    17,663,240.30
        16           19,486,969.28       1.9%             2.2%                                   280.92    16,532,120.68
        17           19,000,000.00       1.8%             2.1%                                    57.15    19,000,000.00
        18           18,414,027.23       1.8%                              14.1%              86,046.86    15,633,588.04
-------------------------------------------------------------------------------------------------------------------------

        19           10,107,500.00       1.0%             1.1%                                    34.67    10,107,500.00
        20            7,640,000.00       0.7%             0.8%                                    36.28     7,640,000.00
-------------------------------------------------------------------------------------------------------------------------
        21           17,150,447.68       1.7%             1.9%                                   113.05    14,414,396.58
        22           16,728,113.09       1.6%                              12.8%              26,056.25    15,562,638.32
        23           16,500,000.00       1.6%                              12.6%              95,930.23    15,317,910.32
        24           16,481,939.81       1.6%             1.8%                                   131.85    14,759,101.02
        25           16,400,000.00       1.6%             1.8%                                   132.78    13,927,595.86
        26           15,300,000.00       1.5%             1.7%                                    95.62    12,006,387.16
        27           15,147,502.68       1.5%             1.7%                                   379.59     6,060,110.44
        28           14,800,000.00       1.4%             1.6%                                   133.94    14,153,982.58
        29           14,720,302.93       1.4%             1.6%                                   114.14    12,371,937.93
        30           14,429,821.83       1.4%                              11.0%              60,375.82    12,187,113.25
        31           14,000,000.00       1.4%             1.6%                                    85.88    12,021,933.48
-------------------------------------------------------------------------------------------------------------------------

        32            1,674,762.80       0.2%             0.2%                                   695.50     1,379,663.11
        33            1,394,395.12       0.1%             0.2%                                   571.47     1,148,697.75
        34            1,004,857.68       0.1%             0.1%                                   636.79       827,797.87
        35              987,489.73       0.1%             0.1%                                   379.80       813,489.42
        36              986,249.18       0.1%             0.1%                                   474.39       812,467.62
        37              925,709.62       0.1%             0.1%                                   459.41       762,595.76
        38              874,598.37       0.1%             0.1%                                   409.46       720,491.20
        39              874,598.37       0.1%             0.1%                                   396.82       720,491.20
        40              874,598.37       0.1%             0.1%                                   364.87       720,491.20
        41              791,976.75       0.1%             0.1%                                   380.94       652,428.08
        42              725,730.56       0.1%             0.1%                                   353.33       597,854.30
        43              657,995.70       0.1%             0.1%                                   409.20       542,054.36
        44              632,688.18       0.1%             0.1%                                   387.68       521,206.44
-------------------------------------------------------------------------------------------------------------------------
        45           12,000,000.00       1.2%             1.3%                                   140.44    10,351,609.45
        46           11,250,534.87       1.1%             1.3%                                    90.89     9,622,512.39
        47           10,558,176.36       1.0%             1.2%                                   230.43     8,823,179.49
        48           10,262,912.12       1.0%             1.1%                                    98.68     8,757,733.31
        49            9,962,997.62       1.0%             1.1%                                   106.13     8,472,282.48
        50            9,900,000.00       1.0%             1.1%                                    75.07     9,169,336.58
-------------------------------------------------------------------------------------------------------------------------

        51            5,601,394.40       0.5%             0.6%                                    54.58     4,814,826.09
        52            4,141,277.14       0.4%             0.5%                                47,059.97     3,530,049.69
-------------------------------------------------------------------------------------------------------------------------
        53            9,500,000.00       0.9%             1.1%                                   110.72     8,765,027.99
        54            9,269,804.24       0.9%                               7.1%              53,894.21     7,745,545.48
        55            9,100,000.00       0.9%             1.0%                                74,590.16     7,038,511.22
        56            9,000,000.00       0.9%             1.0%                                   120.73     7,967,514.01
        57            8,972,439.62       0.9%             1.0%                                    72.72     7,546,798.95
        58            8,881,955.39       0.9%             1.0%                                   149.43     7,440,592.95
        59            8,856,051.08       0.9%             1.0%                                   107.77     8,281,398.70
        60            8,809,985.32       0.9%             1.0%                                    90.32     7,505,423.44
        61            8,731,668.30       0.8%             1.0%                                   170.76     8,165,086.44
        62            8,325,000.00       0.8%             0.9%                                    69.00     7,254,239.53
        63            8,267,620.30       0.8%             0.9%                                    68.04     7,735,707.06
        64            8,100,000.00       0.8%                               6.2%              79,411.76     7,192,900.56
        65            8,000,000.00       0.8%             0.9%                                   106.99     7,002,909.06
        66            7,800,000.00       0.8%             0.9%                               121,875.00     6,772,573.02
        67            7,573,049.72       0.7%             0.8%                                    75.33     6,474,789.50
        68            7,566,708.73       0.7%             0.8%                                   216.20     6,326,389.28
        69            7,417,312.11       0.7%             0.8%                                    40.43     6,342,202.77
        70            7,211,919.31       0.7%             0.8%                                   189.83     6,191,031.84
        71            6,956,553.30       0.7%             0.8%                                    91.10     5,843,349.70
        72            6,956,000.00       0.7%             0.8%                                    63.99     6,674,095.07
        73            6,800,000.00       0.7%             0.8%                                43,870.97     5,335,182.72
        74            6,300,000.00       0.6%             0.7%                                    84.70     5,510,890.83
        75            6,023,516.48       0.6%             0.7%                                   253.72     5,151,876.69
        76            5,991,579.05       0.6%             0.7%                                40,483.64     4,673,050.25
        77            5,983,031.10       0.6%             0.7%                                   392.10     5,088,800.56
        78            5,971,220.27       0.6%             0.7%                                    29.60     5,049,066.74
        79            5,767,000.00       0.6%             0.6%                                    82.07     5,134,561.29
        80            5,721,571.75       0.6%             0.6%                                    82.39     4,779,062.37
        81            5,700,486.48       0.6%                               4.4%              44,535.05     5,282,930.71
        82            5,633,645.75       0.5%             0.6%                                31,649.70     4,776,412.43
        83            5,595,740.57       0.5%             0.6%                                    52.84     4,794,026.08
        84            5,573,619.16       0.5%             0.6%                                   312.16     4,723,839.41
        85            5,416,891.41       0.5%             0.6%                                40,728.51     4,285,499.91
        86            5,326,635.08       0.5%             0.6%                                    69.37     4,557,112.74
        87            5,250,000.00       0.5%             0.6%                                    63.87     4,804,316.29
        88            5,239,875.91       0.5%                               4.0%              79,392.06     4,420,047.88
        89            5,190,060.18       0.5%             0.6%                                    81.70     4,383,226.44
        90            5,184,821.30       0.5%             0.6%                                    45.62     4,390,758.67
        91            5,031,685.25       0.5%             0.6%                                   205.37     4,289,830.98
        92            5,000,000.00       0.5%             0.6%                                    29.67     5,000,000.00
        93            4,874,587.84       0.5%             0.5%                                   382.65     4,066,756.58
        94            4,854,541.82       0.5%             0.5%                                    78.32     4,172,849.50
        95            4,800,000.00       0.5%                               3.7%              53,333.33     4,015,289.71
        96            4,537,348.57       0.4%             0.5%                                    69.36     3,868,045.06
        97            4,481,941.75       0.4%             0.5%                                   170.81     3,770,303.70
        98            4,080,000.00       0.4%             0.5%                                   139.92     3,402,118.47
        99            3,978,751.56       0.4%             0.4%                                    24.70     3,410,829.88
       100            3,689,040.32       0.4%             0.4%                                    48.39     3,117,652.05
       101            3,489,609.40       0.3%             0.4%                                    54.26     2,663,772.32
       102            3,489,058.66       0.3%                               2.7%              23,260.39     2,925,864.93
       103            2,862,404.89       0.3%                               2.2%              57,248.10     2,442,029.64
       104            2,642,457.70       0.3%             0.3%                                   101.47     2,245,571.81
       105            2,560,000.00       0.2%                               2.0%              53,333.33     2,140,166.30
       106            2,170,759.48       0.2%                               1.7%              22,612.08     1,828,394.35

                                                             CROSS
                                                           COLLATER-
                                                            ALIZED                                                RELATED
                                                           MORTGAGE                                             MORTGAGE LOAN
                                                          LOAN GROUP                                                GROUP
                                 CROSS                   AGGREGATE CUT-                                         AGGREGATE CUT-
                              COLLATER-                     OFF DATE                                              OFF DATE
                                ALIZED                      PRINCIPAL                RELATED                      PRINCIPAL
    CONTROL                   (MORTGAGE                      BALANCE                (MORTGAGE                       BALANCE
     NUMBER                   LOAN GROUP)                    (NOTE 3)              LOAN GROUP)                      (NOTE 3)
--------------------------------------------------------------------------------------------------------------------------------

        1                         No                       51,650,000.00                No                        51,650,000.00
        2                         No                       43,500,000.00                No                        43,500,000.00
        3                         No                       41,745,503.84                No                        41,745,503.84
--------------------------------------------------------------------------------------------------------------------------------

        4                      Yes (C1)                    35,389,180.76             Yes (R2)                     35,389,180.76
        5                      Yes (C1)                    35,389,180.76             Yes (R2)                     35,389,180.76
        6                      Yes (C1)                    35,389,180.76             Yes (R2)                     35,389,180.76
--------------------------------------------------------------------------------------------------------------------------------
        7                         No                       25,479,292.73                No                        25,479,292.73
        8                         No                       23,133,437.54             Yes (R3)                     34,529,501.21
        9                         No                       23,000,000.00                No                        23,000,000.00
        10                        No                       22,000,000.00                No                        22,000,000.00
        11                        No                       21,550,000.00             Yes (R1)                     35,740,060.18
        12                        No                       20,500,000.00                No                        20,500,000.00
        13                        No                       20,000,000.00                No                        20,000,000.00
        14                        No                       19,920,000.00                No                        19,920,000.00
        15                        No                       19,725,000.00                No                        19,725,000.00
        16                        No                       19,486,969.28                No                        19,486,969.28
        17                        No                       19,000,000.00                No                        19,000,000.00
        18                        No                       18,414,027.23                No                        18,414,027.23
--------------------------------------------------------------------------------------------------------------------------------

        19                     Yes (C2)                    17,747,500.00             Yes (R7)                     17,747,500.00
        20                     Yes (C2)                    17,747,500.00             Yes (R7)                     17,747,500.00
--------------------------------------------------------------------------------------------------------------------------------
        21                        No                       17,150,447.68             Yes (R4)                     31,870,750.61
        22                        No                       16,728,113.09                No                        16,728,113.09
        23                        No                       16,500,000.00                No                        16,500,000.00
        24                        No                       16,481,939.81                No                        16,481,939.81
        25                        No                       16,400,000.00                No                        16,400,000.00
        26                        No                       15,300,000.00                No                        15,300,000.00
        27                        No                       15,147,502.68                No                        15,147,502.68
        28                        No                       14,800,000.00            Yes (R11)                     24,700,000.00
        29                        No                       14,720,302.93             Yes (R4)                     31,870,750.61
        30                        No                       14,429,821.83                No                        14,429,821.83
        31                        No                       14,000,000.00             Yes (R6)                     22,972,439.62
--------------------------------------------------------------------------------------------------------------------------------

        32                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        33                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        34                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        35                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        36                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        37                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        38                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        39                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        40                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        41                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        42                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        43                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
        44                     Yes (C3)                    12,405,650.43             Yes (R8)                     12,405,650.43
--------------------------------------------------------------------------------------------------------------------------------
        45                        No                       12,000,000.00                No                        12,000,000.00
        46                        No                       11,250,534.87                No                        11,250,534.87
        47                        No                       10,558,176.36                No                        10,558,176.36
        48                        No                       10,262,912.12                No                        10,262,912.12
        49                        No                        9,962,997.62                No                         9,962,997.62
        50                        No                        9,900,000.00            Yes (R11)                     24,700,000.00
--------------------------------------------------------------------------------------------------------------------------------

        51                     Yes (C4)                     9,742,671.54            Yes (R10)                      9,742,671.54
        52                     Yes (C4)                     9,742,671.54            Yes (R10)                      9,742,671.54
--------------------------------------------------------------------------------------------------------------------------------
        53                        No                        9,500,000.00                No                         9,500,000.00
        54                        No                        9,269,804.24                No                         9,269,804.24
        55                        No                        9,100,000.00                No                         9,100,000.00
        56                        No                        9,000,000.00             Yes (R1)                     35,740,060.18
        57                        No                        8,972,439.62             Yes (R6)                     22,972,439.62
        58                        No                        8,881,955.39                No                         8,881,955.39
        59                        No                        8,856,051.08             Yes (R5)                     24,543,719.38
        60                        No                        8,809,985.32                No                         8,809,985.32
        61                        No                        8,731,668.30             Yes (R5)                     24,543,719.38
        62                        No                        8,325,000.00                No                         8,325,000.00
        63                        No                        8,267,620.30                No                         8,267,620.30
        64                        No                        8,100,000.00                No                         8,100,000.00
        65                        No                        8,000,000.00                No                         8,000,000.00
        66                        No                        7,800,000.00                No                         7,800,000.00
        67                        No                        7,573,049.72                No                         7,573,049.72
        68                        No                        7,566,708.73                No                         7,566,708.73
        69                        No                        7,417,312.11             Yes (R3)                     34,529,501.21
        70                        No                        7,211,919.31                No                         7,211,919.31
        71                        No                        6,956,553.30                No                         6,956,553.30
        72                        No                        6,956,000.00             Yes (R5)                     24,543,719.38
        73                        No                        6,800,000.00                No                         6,800,000.00
        74                        No                        6,300,000.00             Yes (R9)                     11,550,000.00
        75                        No                        6,023,516.48                No                         6,023,516.48
        76                        No                        5,991,579.05                No                         5,991,579.05
        77                        No                        5,983,031.10                No                         5,983,031.10
        78                        No                        5,971,220.27                No                         5,971,220.27
        79                        No                        5,767,000.00                No                         5,767,000.00
        80                        No                        5,721,571.75                No                         5,721,571.75
        81                        No                        5,700,486.48                No                         5,700,486.48
        82                        No                        5,633,645.75                No                         5,633,645.75
        83                        No                        5,595,740.57                No                         5,595,740.57
        84                        No                        5,573,619.16                No                         5,573,619.16
        85                        No                        5,416,891.41                No                         5,416,891.41
        86                        No                        5,326,635.08                No                         5,326,635.08
        87                        No                        5,250,000.00             Yes (R9)                     11,550,000.00
        88                        No                        5,239,875.91                No                         5,239,875.91
        89                        No                        5,190,060.18             Yes (R1)                     35,740,060.18
        90                        No                        5,184,821.30                No                         5,184,821.30
        91                        No                        5,031,685.25                No                         5,031,685.25
        92                        No                        5,000,000.00                No                         5,000,000.00
        93                        No                        4,874,587.84                No                         4,874,587.84
        94                        No                        4,854,541.82                No                         4,854,541.82
        95                        No                        4,800,000.00                No                         4,800,000.00
        96                        No                        4,537,348.57                No                         4,537,348.57
        97                        No                        4,481,941.75                No                         4,481,941.75
        98                        No                        4,080,000.00                No                         4,080,000.00
        99                        No                        3,978,751.56             Yes (R3)                     34,529,501.21
       100                        No                        3,689,040.32                No                         3,689,040.32
       101                        No                        3,489,609.40                No                         3,489,609.40
       102                        No                        3,489,058.66                No                         3,489,058.66
       103                        No                        2,862,404.89                No                         2,862,404.89
       104                        No                        2,642,457.70                No                         2,642,457.70
       105                        No                        2,560,000.00                No                         2,560,000.00
       106                        No                        2,170,759.48                No                         2,170,759.48

                                                                                                    CUT-OFF             MATURITY
                                                                                                    DATE LTV           DATE / ARD
      CONTROL                                                                                         RATIO             LTV RATIO
      NUMBER               BORROWER'S INTEREST          APPRAISED VALUE    APPRAISAL DATE            (NOTE 2)            (NOTE 2)
------------------------------------------------------------------------------------------------------------------------------------

        1                        Fee Simple                 72,000,000        03/18/04                71.74%              55.30%
        2                        Fee Simple                 55,000,000        01/01/05                79.09%              68.11%
        3                        Fee Simple                 52,500,000        05/01/04                79.52%              67.01%
------------------------------------------------------------------------------------------------------------------------------------

        4                        Fee Simple                 16,090,000        03/29/04                77.44%              64.25%
        5                        Fee Simple                 14,750,000        03/18/04                77.44%              64.25%
        6                        Fee Simple                 13,000,000        03/30/04                77.44%              64.25%
------------------------------------------------------------------------------------------------------------------------------------
        7                        Fee Simple                 33,000,000        05/12/04                77.21%              65.43%
        8                        Fee Simple                 29,000,000        04/01/04                79.77%              67.74%
        9                        Fee Simple                 38,400,000        07/01/04                59.90%              59.90%
        10              Fee in part Leasehold in part       26,000,000        05/01/04                80.00%              70.19%
        11                       Fee Simple                 29,000,000        08/10/04                74.31%              65.10%
        12                       Fee Simple                 25,640,000        07/27/04                79.95%              71.52%
        13                       Fee Simple                 40,000,000        10/12/04                50.00%              50.00%
        14                       Fee Simple                 28,600,000        09/20/04                69.65%              61.23%
        15                       Fee Simple                 29,000,000        09/08/04                68.02%              60.91%
        16                       Fee Simple                 23,600,000        03/17/04                79.54%              67.48%
        17                       Fee Simple                 30,300,000        10/01/04                62.71%              62.71%
        18                       Fee Simple                 24,600,000        04/11/04                74.85%              63.55%
------------------------------------------------------------------------------------------------------------------------------------

        19                       Fee Simple                 15,600,000        08/18/04                64.30%              64.30%
        20                       Fee Simple                 12,000,000        08/18/04                64.30%              64.30%
------------------------------------------------------------------------------------------------------------------------------------
        21                       Fee Simple                 21,850,000        06/25/04                78.49%              65.97%
        22                       Fee Simple                 21,100,000        07/01/04                79.28%              73.76%
        23                       Fee Simple                 21,800,000        08/05/04                75.69%              70.27%
        24                       Fee Simple                 22,200,000        06/22/04                74.24%              66.48%
        25                       Fee Simple                 23,000,000        10/18/04                71.30%              60.55%
        26                       Fee Simple                 19,400,000        04/10/04                78.87%              61.89%
        27                       Fee Simple                 20,000,000        05/03/04                75.74%              30.30%
        28                       Fee Simple                 18,700,000        09/12/04                79.14%              75.69%
        29                       Fee Simple                 18,480,000        06/25/04                79.66%              66.95%
        30                       Fee Simple                 19,800,000        02/20/04                72.88%              61.55%
        31                       Fee Simple                 17,900,000        07/30/04                78.21%              67.16%
------------------------------------------------------------------------------------------------------------------------------------

        32                       Fee Simple                  2,250,000        03/12/04                72.87%              60.03%
        33                       Fee Simple                  2,050,000        03/12/04                72.87%              60.03%
        34                       Fee Simple                  1,350,000        03/12/04                72.87%              60.03%
        35                       Fee Simple                  1,350,000        03/12/04                72.87%              60.03%
        36                       Fee Simple                  1,325,000        03/12/04                72.87%              60.03%
        37                       Fee Simple                  1,250,000        03/12/04                72.87%              60.03%
        38                       Fee Simple                  1,175,000        03/12/04                72.87%              60.03%
        39                       Fee Simple                  1,175,000        03/12/04                72.87%              60.03%
        40                       Fee Simple                  1,175,000        03/12/04                72.87%              60.03%
        41                       Fee Simple                  1,150,000        03/12/04                72.87%              60.03%
        42                       Fee Simple                    975,000        03/12/04                72.87%              60.03%
        43                       Fee Simple                    950,000        03/12/04                72.87%              60.03%
        44                       Fee Simple                    850,000        03/12/04                72.87%              60.03%
------------------------------------------------------------------------------------------------------------------------------------
        45                       Fee Simple                 15,300,000        06/08/04                78.43%              67.66%
        46                       Fee Simple                 14,350,000        05/01/04                78.40%              67.06%
        47                        Leasehold                 14,100,000        08/16/04                74.88%              62.58%
        48                       Fee Simple                 14,500,000        04/22/04                70.78%              60.40%
        49                       Fee Simple                 12,300,000        06/14/04                81.00%              68.88%
        50                       Fee Simple                 16,500,000        09/22/04                60.00%              55.57%
------------------------------------------------------------------------------------------------------------------------------------

        51                       Fee Simple                  7,900,000        03/05/04                74.37%              63.70%
        52                       Fee Simple                  5,200,000        03/05/04                74.37%              63.70%
------------------------------------------------------------------------------------------------------------------------------------
        53                       Fee Simple                 12,900,000        10/21/04                73.64%              67.95%
        54                       Fee Simple                 11,600,000        08/18/04                79.91%              66.77%
        55                        Leasehold                 12,300,000        09/16/04                73.98%              57.22%
        56                       Fee Simple                 13,000,000        05/28/04                69.23%              61.29%
        57                       Fee Simple                 12,000,000        07/30/04                74.77%              62.89%
        58                       Fee Simple                 11,300,000        08/03/04                78.60%              65.85%
        59                       Fee Simple                 11,800,000        03/23/04                75.05%              70.18%
        60                       Fee Simple                 11,100,000        03/03/04                79.37%              67.62%
        61                       Fee Simple                 11,700,000        05/19/04                74.63%              69.79%
        62                       Fee Simple                 13,100,000        03/01/04                63.55%              55.38%
        63                       Fee Simple                 11,185,000        06/25/04                73.92%              69.16%
        64                       Fee Simple                 10,400,000        06/06/04                77.88%              69.16%
        65                       Fee Simple                 10,000,000        08/17/04                80.00%              70.03%
        66                       Fee Simple                  9,800,000        03/24/04                79.59%              69.11%
        67                       Fee Simple                  9,500,000        02/09/04                79.72%              68.16%
        68                       Fee Simple                  9,615,000        08/30/04                78.70%              65.80%
        69                       Fee Simple                 10,000,000        03/04/04                74.17%              63.42%
        70                       Fee Simple                  9,750,000        04/15/04                73.97%              63.50%
        71                       Fee Simple                  8,850,000        04/15/04                78.61%              66.03%
        72                       Fee Simple                  8,983,000        04/12/04                77.44%              74.30%
        73                       Fee Simple                 11,000,000        08/01/04                61.82%              48.50%
        74                       Fee Simple                  9,000,000        07/21/04                70.00%              61.23%
        75                       Fee Simple                  8,000,000        04/19/04                75.29%              64.40%
        76                       Fee Simple                  9,700,000        09/10/04                61.77%              48.18%
        77                       Fee Simple                  7,500,000        05/07/04                79.77%              67.85%
        78                       Fee Simple                  7,500,000        04/23/04                79.62%              67.32%
        79                       Fee Simple                  7,300,000        05/18/04                79.00%              70.34%
        80                        Leasehold                  7,250,000        05/27/04                78.92%              65.92%
        81                       Fee Simple                  7,060,000        07/23/04                80.74%              74.83%
        82                       Fee Simple                  7,500,000        07/02/04                75.12%              63.69%
        83                       Fee Simple                  7,220,000        04/21/04                77.50%              66.40%
        84                       Fee Simple                  6,840,000        05/20/04                79.37%              67.00%
        85                       Fee Simple                  8,600,000        07/12/04                62.99%              49.83%
        86                        Leasehold                  7,000,000        04/09/04                76.09%              65.10%
        87                       Fee Simple                  7,550,000        05/01/04                69.54%              63.63%
        88                       Fee Simple                  6,700,000        09/01/04                78.21%              65.97%
        89                       Fee Simple                  8,200,000        07/29/04                63.29%              53.45%
        90                       Fee Simple                  7,000,000        07/15/04                74.07%              62.73%
        91                       Fee Simple                  6,500,000        06/30/04                77.41%              66.00%
        92                        Leasehold                 38,100,000        10/15/04                13.12%              13.12%
        93                       Fee Simple                  6,100,000        08/23/04                79.91%              66.67%
        94                       Fee Simple                  7,000,000        04/08/04                69.35%              59.61%
        95                       Fee Simple                  6,000,000        03/02/04                80.00%              66.92%
        96                       Fee Simple                  7,200,000        04/02/04                63.02%              53.72%
        97              Fee in part Leasehold in part        6,080,000        05/25/04                73.72%              62.01%
        98                       Fee Simple                  5,100,000        09/18/04                80.00%              66.71%
        99                        Leasehold                  5,800,000        03/05/04                68.60%              58.81%
       100                       Fee Simple                  4,700,000        06/17/04                78.49%              66.33%
       101              Fee in part Leasehold in part        7,800,000        05/23/04                44.74%              34.15%
       102                       Fee Simple                  4,375,000        05/05/04                79.75%              66.88%
       103                       Fee Simple                  3,800,000        09/12/03                75.33%              64.26%
       104                       Fee Simple                  3,600,000        06/01/04                73.40%              62.38%
       105                       Fee Simple                  3,200,000        09/20/04                80.00%              66.88%
       106                       Fee Simple                  2,900,000        08/30/04                74.85%              63.05%

                                                               ADMIN-            NET MORT-                         INTEREST
    CONTROL                 ORIGINAL      MORTGAGE           ISTRATIVE             GAGE               RATE          ACCRUAL
    NUMBER                  BALANCE         RATE             FEE RATE              RATE               TYPE          METHOD
-------------------------------------------------------------------------------------------------------------------------------

        1                  51,650,000      6.4300%             0.042%              6.388%             Fixed        Actual/360
        2                  43,500,000      5.7800%             0.042%              5.738%             Fixed        Actual/360
        3                  42,000,000      5.5920%             0.042%              5.550%             Fixed        Actual/360
-------------------------------------------------------------------------------------------------------------------------------

        4                  12,600,000      5.0750%             0.042%              5.033%             Fixed        Actual/360
        5                  12,330,000      5.0750%             0.042%              5.033%             Fixed        Actual/360
        6                  10,700,000      5.0750%             0.042%              5.033%             Fixed        Actual/360
-------------------------------------------------------------------------------------------------------------------------------
        7                  25,600,000      5.8160%             0.042%              5.774%             Fixed        Actual/360
        8                  23,200,000      5.9525%             0.042%              5.910%             Fixed        Actual/360
        9                  23,000,000      5.5000%             0.042%              5.458%             Fixed        Actual/360
        10                 22,000,000      5.5650%             0.042%              5.523%             Fixed        Actual/360
        11                 21,550,000      5.5000%             0.072%              5.428%             Fixed        Actual/360
        12                 20,500,000      5.4900%             0.052%              5.438%             Fixed        Actual/360
        13                 20,000,000      4.9200%             0.042%              4.878%             Fixed        Actual/360
        14                 19,920,000      5.6500%             0.042%              5.608%             Fixed        Actual/360
        15                 19,725,000      5.5400%             0.072%              5.468%             Fixed        Actual/360
        16                 19,600,000      5.8200%             0.042%              5.778%             Fixed        Actual/360
        17                 19,000,000      5.0800%             0.042%              5.038%             Fixed        Actual/360
        18                 18,500,000      5.8800%             0.042%              5.838%             Fixed        Actual/360
-------------------------------------------------------------------------------------------------------------------------------

        19                 10,107,500      5.4200%             0.102%              5.318%             Fixed        Actual/360
        20                  7,640,000      5.3800%             0.102%              5.278%             Fixed        Actual/360
-------------------------------------------------------------------------------------------------------------------------------
        21                 17,220,000      5.5700%             0.042%              5.528%             Fixed        Actual/360
        22                 16,800,000      5.3000%             0.042%              5.258%             Fixed        Actual/360
        23                 16,500,000      5.4500%             0.042%              5.408%             Fixed        Actual/360
        24                 16,500,000      5.5000%             0.042%              5.458%             Fixed        Actual/360
        25                 16,400,000      5.2100%             0.102%              5.108%             Fixed        Actual/360
        26                 15,300,000      6.1000%             0.042%              6.058%             Fixed        Actual/360
        27                 15,300,000      6.3410%             0.042%              6.299%             Fixed        Actual/360
        28                 14,800,000      5.0700%             0.102%              4.968%             Fixed        Actual/360
        29                 14,780,000      5.5700%             0.042%              5.528%             Fixed        Actual/360
        30                 14,500,000      5.7000%             0.042%              5.658%             Fixed        Actual/360
        31                 14,000,000      5.6100%             0.102%              5.508%             Fixed        Actual/360
-------------------------------------------------------------------------------------------------------------------------------

        32                  1,687,500      6.3800%             0.042%              6.338%             Fixed        Actual/360
        33                  1,405,000      6.3800%             0.042%              6.338%             Fixed        Actual/360
        34                  1,012,500      6.3800%             0.042%              6.338%             Fixed        Actual/360
        35                    995,000      6.3800%             0.042%              6.338%             Fixed        Actual/360
        36                    993,750      6.3800%             0.042%              6.338%             Fixed        Actual/360
        37                    932,750      6.3800%             0.042%              6.338%             Fixed        Actual/360
        38                    881,250      6.3800%             0.042%              6.338%             Fixed        Actual/360
        39                    881,250      6.3800%             0.042%              6.338%             Fixed        Actual/360
        40                    881,250      6.3800%             0.042%              6.338%             Fixed        Actual/360
        41                    798,000      6.3800%             0.042%              6.338%             Fixed        Actual/360
        42                    731,250      6.3800%             0.042%              6.338%             Fixed        Actual/360
        43                    663,000      6.3800%             0.042%              6.338%             Fixed        Actual/360
        44                    637,500      6.3800%             0.042%              6.338%             Fixed        Actual/360
-------------------------------------------------------------------------------------------------------------------------------
        45                 12,000,000      5.7800%             0.042%              5.738%             Fixed        Actual/360
        46                 11,300,000      6.1400%             0.102%              6.038%             Fixed        Actual/360
        47                 10,580,000      5.4500%             0.042%              5.408%             Fixed        Actual/360
        48                 10,300,000      6.0920%             0.042%              6.050%             Fixed        Actual/360
        49                 10,000,000      5.9700%             0.042%              5.928%             Fixed        Actual/360
        50                  9,900,000      5.2900%             0.102%              5.188%             Fixed        Actual/360
-------------------------------------------------------------------------------------------------------------------------------

        51                  5,625,000      6.3200%             0.042%              6.278%             Fixed        Actual/360
        52                  4,160,000      6.0200%             0.042%              5.978%             Fixed        Actual/360
-------------------------------------------------------------------------------------------------------------------------------
        53                  9,500,000      5.0300%             0.102%              4.928%             Fixed        Actual/360
        54                  9,280,000      5.4800%             0.042%              5.438%             Fixed        Actual/360
        55                  9,100,000      5.9700%             0.102%              5.868%             Fixed        Actual/360
        56                  9,000,000      5.9500%             0.102%              5.848%             Fixed        Actual/360
        57                  9,000,000      5.6300%             0.102%              5.528%             Fixed        Actual/360
        58                  8,900,000      5.5300%             0.052%              5.478%             Fixed        Actual/360
        59                  8,900,000      5.6100%             0.042%              5.568%             Fixed        Actual/360
        60                  8,850,000      6.0000%             0.102%              5.898%             Fixed        Actual/360
        61                  8,775,000      5.6100%             0.042%              5.568%             Fixed        Actual/360
        62                  8,325,000      5.2800%             0.102%              5.178%             Fixed        Actual/360
        63                  8,300,000      5.7300%             0.102%              5.628%             Fixed        Actual/360
        64                  8,100,000      6.0900%             0.072%              6.018%             Fixed        Actual/360
        65                  8,000,000      5.4700%             0.082%              5.388%             Fixed        Actual/360
        66                  7,800,000      5.1400%             0.042%              5.098%             Fixed        Actual/360
        67                  7,600,000      6.1600%             0.082%              6.078%             Fixed        Actual/360
        68                  7,575,000      5.5000%             0.102%              5.398%             Fixed        Actual/360
        69                  7,450,000      6.1300%             0.042%              6.088%             Fixed        Actual/360
        70                  7,250,000      6.2400%             0.042%              6.198%             Fixed        Actual/360
        71                  7,000,000      5.4800%             0.102%              5.378%             Fixed        Actual/360
        72                  6,956,000      5.4500%             0.042%              5.408%             Fixed        Actual/360
        73                  6,800,000      6.4000%             0.042%              6.358%             Fixed        Actual/360
        74                  6,300,000      5.4400%             0.042%              5.398%             Fixed        Actual/360
        75                  6,050,000      6.1400%             0.062%              6.078%             Fixed        Actual/360
        76                  6,000,000      6.1800%             0.102%              6.078%             Fixed        Actual/360
        77                  6,000,000      6.0100%             0.102%              5.908%             Fixed        Actual/360
        78                  6,000,000      5.7400%             0.102%              5.638%             Fixed        Actual/360
        79                  5,767,000      6.2000%             0.072%              6.128%             Fixed        Actual/360
        80                  5,740,000      5.4000%             0.042%              5.358%             Fixed        Actual/360
        81                  5,720,000      5.1000%             0.042%              5.058%             Fixed        Actual/360
        82                  5,650,000      5.9000%             0.042%              5.858%             Fixed        Actual/360
        83                  5,620,000      6.2000%             0.042%              6.158%             Fixed        Actual/360
        84                  5,600,000      5.8200%             0.082%              5.738%             Fixed        Actual/360
        85                  5,424,000      6.6200%             0.042%              6.578%             Fixed        Actual/360
        86                  5,350,000      6.1500%             0.092%              6.058%             Fixed        Actual/360
        87                  5,250,000      5.6800%             0.042%              5.638%             Fixed        Actual/360
        88                  5,250,000      5.7600%             0.042%              5.718%             Fixed        Actual/360
        89                  5,200,000      5.8000%             0.102%              5.698%             Fixed        Actual/360
        90                  5,200,000      5.8600%             0.042%              5.818%             Fixed        Actual/360
        91                  5,050,000      6.0600%             0.042%              6.018%             Fixed        Actual/360
        92                  5,000,000      5.0400%             0.042%              4.998%             Fixed        Actual/360
        93                  4,880,000      5.4300%             0.052%              5.378%             Fixed        Actual/360
        94                  4,875,000      6.3200%             0.042%              6.278%             Fixed        Actual/360
        95                  4,800,000      5.5500%             0.042%              5.508%             Fixed        Actual/360
        96                  4,550,000      6.0900%             0.102%              5.988%             Fixed        Actual/360
        97                  4,500,000      5.6000%             0.042%              5.558%             Fixed        Actual/360
        98                  4,080,000      5.4500%             0.122%              5.328%             Fixed        Actual/360
        99                  4,000,000      6.1900%             0.042%              6.148%             Fixed        Actual/360
       100                  3,700,000      5.7900%             0.042%              5.748%             Fixed        Actual/360
       101                  3,500,000      5.5000%             0.042%              5.458%             Fixed        Actual/360
       102                  3,500,000      5.5300%             0.042%              5.488%             Fixed        Actual/360
       103                  2,900,000      5.7600%             0.102%              5.658%             Fixed        Actual/360
       104                  2,650,000      5.9800%             0.082%              5.898%             Fixed        Actual/360
       105                  2,560,000      5.5300%             0.052%              5.478%             Fixed        Actual/360
       106                  2,175,000      5.7100%             0.102%              5.608%             Fixed        Actual/360

                                                                                                                          MONTHLY
                                                                  FIRST                                SCHEDULED            DEBT
  CONTROL                                                        PAYMENT                GRACE          MATURITY           SERVICE
  NUMBER               LOAN TYPE           NOTE DATE              DATE                 PERIOD          DATE/ ARD          PAYMENT
------------------------------------------------------------------------------------------------------------------------------------

     1            Partial IO/Balloon        06/30/04             08/11/04                0             07/11/19          324,089.04
     2            Partial IO/Balloon        08/19/04             10/11/04                0             09/11/14          254,683.82
     3                 Balloon              05/13/04             07/11/04                0             06/11/14          240,901.34
------------------------------------------------------------------------------------------------------------------------------------

     4                 Balloon              05/27/04             07/11/04                0             06/11/14           68,218.24
     5                 Balloon              05/27/04             07/11/04                0             06/11/14           66,756.42
     6                 Balloon              05/27/04             07/11/04                0             06/11/14           57,931.37
------------------------------------------------------------------------------------------------------------------------------------
     7                 Balloon              07/08/04             08/11/04                0             07/11/14          150,469.72
     8                 Balloon              08/20/04             10/11/04                0             09/11/14          138,388.02
     9              Interest Only           08/27/04             10/11/04                0             09/11/09          106,880.79
    10            Partial IO/Balloon        08/18/04             10/11/04                0             09/11/14          125,812.26
    11            Partial IO/Balloon        09/22/04             11/11/04                0             10/11/14          122,358.53
    12            Partial IO/Balloon        09/29/04             11/01/04                5             10/01/14          116,268.16
    13              Interest Only           11/01/04             12/11/04                5             11/11/14           83,138.89
    14            Partial IO/Balloon        11/30/04             01/11/05                0             12/11/14          114,985.37
    15            Partial IO/Balloon        11/24/04             01/11/05                0             12/11/14          112,491.91
    16                 Balloon              05/13/04             07/11/04                0             06/11/14          115,253.35
    17              Interest Only           11/19/04             01/11/05                0             12/11/09           81,550.46
    18                 Balloon              06/30/04             08/11/04                0             07/11/14          109,493.61
------------------------------------------------------------------------------------------------------------------------------------

    19                  IO/ARD              08/31/04             10/11/04                0             10/11/09           46,286.27
    20                  IO/ARD              10/08/04             11/11/04                0             10/11/09           34,728.40
------------------------------------------------------------------------------------------------------------------------------------
    21                 Balloon              08/02/04             09/11/04                0             08/11/14           98,530.89
    22                 Balloon              07/23/04             09/11/04                0             08/11/09           93,291.18
    23            Partial IO/Balloon        09/28/04             11/11/04                0             10/11/14           93,168.22
    24                   ARD                10/19/04             12/11/04                0             11/11/11           93,685.19
    25            Partial IO/Balloon        10/27/04             12/01/04                5             11/01/14           90,155.52
    26            Partial IO/Balloon        06/25/04             08/11/04                0             07/11/19           92,717.20
    27                 Balloon              07/02/04             08/11/04                0             07/11/19          112,645.02
    28            Partial IO/Balloon        10/07/04             12/01/04                5             11/01/09           80,083.96
    29                 Balloon              08/02/04             09/11/04                0             08/11/14           84,569.49
    30                 Balloon              06/02/04             08/01/04                5             07/01/14           84,158.06
    31            Partial IO/Balloon        08/30/04             10/11/04                0             09/11/14           80,459.36
------------------------------------------------------------------------------------------------------------------------------------

    32                 Balloon              05/07/04             06/11/04                0             05/11/14           10,933.55
    33                 Balloon              05/07/04             06/11/04                0             05/11/14            9,103.19
    34                 Balloon              05/07/04             06/11/04                0             05/11/14            6,560.13
    35                 Balloon              05/07/04             06/11/04                0             05/11/14            6,446.75
    36                 Balloon              05/07/04             06/11/04                0             05/11/14            6,438.65
    37                 Balloon              05/07/04             06/11/04                0             05/11/14            6,043.42
    38                 Balloon              05/07/04             06/11/04                0             05/11/14            5,709.74
    39                 Balloon              05/07/04             06/11/04                0             05/11/14            5,709.74
    40                 Balloon              05/07/04             06/11/04                0             05/11/14            5,709.74
    41                 Balloon              05/07/04             06/11/04                0             05/11/14            5,170.35
    42                 Balloon              05/07/04             06/11/04                0             05/11/14            4,737.87
    43                 Balloon              05/07/04             06/11/04                0             05/11/14            4,295.67
    44                 Balloon              05/07/04             06/11/04                0             05/11/14            4,130.45
------------------------------------------------------------------------------------------------------------------------------------
    45            Partial IO/Balloon        08/19/04             10/11/04                0             09/11/14           70,257.60
    46                 Balloon              06/25/04             08/11/04                0             07/11/14           68,769.64
    47                 Balloon              10/08/04             11/11/04                0             10/11/14           59,740.59
    48                   ARD                08/10/04             09/11/04                0             08/11/14           62,364.25
    49                 Balloon              07/30/04             09/11/04                0             08/11/14           59,762.31
    50            Partial IO/Balloon        10/27/04             12/01/04                5             11/01/11           54,913.70
------------------------------------------------------------------------------------------------------------------------------------

    51                 Balloon              06/21/04             08/11/04                0             07/11/14           34,890.59
    52                 Balloon              06/21/04             08/11/04                0             07/11/14           24,994.82
------------------------------------------------------------------------------------------------------------------------------------
    53            Partial IO/Balloon        10/28/04             12/01/04                5             11/01/11           51,172.38
    54                 Balloon              11/01/04             12/11/04                0             11/11/14           52,574.43
    55                 Balloon              11/17/04             01/01/05                5             12/01/14           58,464.66
    56            Partial IO/Balloon        07/16/04             09/11/04                0             08/11/14           53,670.57
    57                 Balloon              09/02/04             10/11/04                0             09/11/14           51,837.49
    58                 Balloon              09/29/04             11/01/04                5             10/01/14           50,700.87
    59                 Balloon              06/29/04             08/11/04                0             07/11/09           51,149.16
    60                 Balloon              06/29/04             08/11/04                0             07/11/14           53,060.22
    61                 Balloon              06/24/04             08/11/04                0             07/11/09           50,430.78
    62            Partial IO/Balloon        04/01/04             05/11/04                0             04/11/14           46,125.77
    63                 Balloon              07/28/04             09/11/04                0             08/11/09           48,331.15
    64            Partial IO/Balloon        08/12/04             10/11/04                0             09/11/14           49,033.27
    65            Partial IO/Balloon        11/18/04             01/01/05                5             12/01/14           45,272.66
    66            Partial IO/Balloon        11/05/04             12/11/04                0             11/11/14           42,542.00
    67                 Balloon              07/15/04             09/11/04                0             08/11/14           46,350.56
    68                 Balloon              10/28/04             12/01/04                5             11/01/14           43,010.02
    69                 Balloon              06/25/04             08/11/04                0             07/11/14           45,291.08
    70                 Balloon              05/19/04             07/11/04                0             06/11/14           44,592.35
    71                 Balloon              06/10/04             07/11/04                0             06/11/14           39,657.44
    72            Partial IO/Balloon        07/22/04             09/11/04                0             08/11/09           39,277.46
    73                 Balloon              12/01/04             01/11/05                0             12/11/14           45,490.09
    74            Partial IO/Balloon        10/04/04             11/11/04                0             10/11/14           35,533.91
    75                 Balloon              06/29/04             08/11/04                0             07/11/14           36,819.14
    76                 Balloon              10/27/04             12/11/04                0             11/11/14           39,320.95
    77                 Balloon              08/19/04             10/11/04                0             09/11/14           36,011.62
    78                 Balloon              07/09/04             08/11/04                0             07/11/14           34,976.26
    79            Partial IO/Balloon        06/24/04             08/11/04                0             07/11/14           35,321.09
    80                 Balloon              08/20/04             10/11/04                0             09/11/14           32,231.87
    81                 Balloon              09/09/04             10/11/04                0             09/11/09           31,056.73
    82                 Balloon              08/31/04             10/11/04                0             09/11/14           33,512.21
    83                 Balloon              06/23/04             08/11/04                0             07/11/14           34,420.76
    84                 Balloon              06/22/04             08/11/04                0             07/11/14           32,929.53
    85                 Balloon              10/14/04             12/11/04                0             11/11/14           37,030.99
    86                 Balloon              06/21/04             08/11/04                0             07/11/14           32,593.71
    87            Partial IO/Balloon        05/17/04             07/11/04                0             06/11/11           30,404.52
    88                 Balloon              09/13/04             11/11/04                0             10/11/14           30,670.93
    89                   ARD                09/16/04             11/11/04                0             10/11/14           30,511.16
    90                 Balloon              09/09/04             10/11/04                0             09/11/14           30,710.13
    91                 Balloon              07/30/04             09/11/04                0             08/11/14           30,472.38
    92              Interest Only           10/15/04             12/11/04                0             11/11/13           21,291.67
    93                 Balloon              10/13/04             12/01/04                5             11/01/14           27,494.16
    94                 Balloon              06/30/04             08/11/04                0             07/11/14           30,238.51
    95                 Balloon              11/22/04             01/11/05                0             12/11/14           27,404.64
    96                 Balloon              09/07/04             10/11/04                0             09/11/14           27,543.38
    97                 Balloon              08/09/04             09/11/04                0             08/11/14           25,833.55
    98                 Balloon                TBD           02/01/05 (Note 6)            5             01/01/15           23,037.96
    99                 Balloon              06/02/04             07/11/04                0             06/11/14           24,472.81
    100                Balloon              09/02/04             10/11/04                0             09/11/14           21,686.31
    101                Balloon              09/30/04             11/11/04                0             10/11/14           21,493.06
    102                Balloon              08/26/04             10/11/04                0             09/11/14           19,938.54
    103                Balloon              10/08/03             12/01/03                5             11/01/13           16,942.04
    104                Balloon              08/12/04             10/11/04                0             09/11/14           15,854.03
    105                Balloon              11/23/04             01/01/05                5             12/01/14           14,583.62
    106                Balloon              10/01/04             11/01/04                5             10/01/14           12,637.50

                        ORIGINAL                                                REMAINING
                        TERM TO      INTEREST                                    TERM TO         STATED
                       MATURITY/       ONLY      STATED ORIGINAL                 MATURITY       REMAINING
      CONTROL             ARD         PERIOD       AMORTIZATION    SEASONING       ARD         AMORTIZATION
       NUMBER          (MONTHS)      (MONTHS)      TERM (MONTHS)    (MONTHS)     (MONTHS)      TERM (MONTHS)
-------------------------------------------------------------------------------------------------------------

          1               180           12             360             5           175            360
          2               120           11             360             3           117            360
          3               120           0              360             6           114            354
-------------------------------------------------------------------------------------------------------------

          4               120           0              360             6           114            354
          5               120           0              360             6           114            354
          6               120           0              360             6           114            354
-------------------------------------------------------------------------------------------------------------
          7               120           0              360             5           115            355
          8               120           0              360             3           117            357
          9                60           60        Interest Only        3           57        Interest Only
         10               120           24             360             3           117            360
         11               120           24             360             2           118            360
         12               120           36             360             2           118            360
         13               120          120        Interest Only        1           119       Interest Only
         14               120           24             360             0           120            360
         15               120           36             360             0           120            360
         16               120           0              360             6           114            354
         17                60           60        Interest Only        0           60        Interest Only
         18               120           0              360             5           115            355
-------------------------------------------------------------------------------------------------------------

         19                61           61        Interest Only        3           58        Interest Only
         20                60           60        Interest Only        2           58        Interest Only
-------------------------------------------------------------------------------------------------------------
         21               120           0              360             4           116            356
         22                60           0              360             4           56             356
         23               120           60             360             2           118            360
         24                84           0              360             1           83             359
         25               120           12             360             1           119            360
         26               180           24             360             5           175            360
         27               180           0              240             5           175            235
         28                60           24             360             1           59             360
         29               120           0              360             4           116            356
         30               120           0              360             5           115            355
         31               120           12             360             3           117            360
-------------------------------------------------------------------------------------------------------------

         32               120           0              324             7           113            317
         33               120           0              324             7           113            317
         34               120           0              324             7           113            317
         35               120           0              324             7           113            317
         36               120           0              324             7           113            317
         37               120           0              324             7           113            317
         38               120           0              324             7           113            317
         39               120           0              324             7           113            317
         40               120           0              324             7           113            317
         41               120           0              324             7           113            317
         42               120           0              324             7           113            317
         43               120           0              324             7           113            317
         44               120           0              324             7           113            317
-------------------------------------------------------------------------------------------------------------
         45               120           12             360             3           117            360
         46               120           0              360             5           115            355
         47               120           0              360             2           118            358
         48               120           0              360             4           116            356
         49               120           0              360             4           116            356
         50                84           24             360             1           83             360
-------------------------------------------------------------------------------------------------------------

         51               120           0              360             5           115            355
         52               120           0              360             5           115            355
-------------------------------------------------------------------------------------------------------------
         53                84           24             360             1           83             360
         54               120           0              360             1           119            359
         55               120           0              300             0           120            300
         56               120           24             360             4           116            360
         57               120           0              360             3           117            357
         58               120           0              360             2           118            358
         59                60           0              360             5           55             355
         60               120           0              360             5           115            355
         61                60           0              360             5           55             355
         62               120           24             360             8           112            360
         63                60           0              360             4           56             356
         64               120           24             360             3           117            360
         65               120           24             360             0           120            360
         66               120           24             360             1           119            360
         67               120           0              360             4           116            356
         68               120           0              360             1           119            359
         69               120           0              360             5           115            355
         70               120           0              360             6           114            354
         71               120           0              360             6           114            354
         72                60           24             360             4           56             360
         73               120           0              300             0           120            300
         74               120           24             360             2           118            360
         75               120           0              360             5           115            355
         76               120           0              300             1           119            299
         77               120           0              360             3           117            357
         78               120           0              360             5           115            355
         79               120           24             360             5           115            360
         80               120           0              360             3           117            357
         81                60           0              360             3           57             357
         82               120           0              360             3           117            357
         83               120           0              360             5           115            355
         84               120           0              360             5           115            355
         85               120           0              300             1           119            299
         86               120           0              360             5           115            355
         87                84           12             360             6           78             360
         88               120           0              360             2           118            358
         89               120           0              360             2           118            358
         90               120           0              360             3           117            357
         91               120           0              360             4           116            356
         92               108          108        Interest Only        1           107       Interest Only
         93               120           0              360             1           119            359
         94               120           0              360             5           115            355
         95               120           0              360             0           120            360
         96               120           0              360             3           117            357
         97               120           0              360             4           116            356
         98               120           0              360             0           120            360
         99               120           0              360             6           114            354
         100              120           0              360             3           117            357
         101              120           0              300             2           118            298
         102              120           0              360             3           117            357
         103              120           0              360            13           107            347
         104              120           0              360             3           117            357
         105              120           0              360             0           120            360
         106              120           0              360             2           118            358

                                                                                                                        YIELD
                                                                                                                       MAINTEN-
                                                                               LOCKOUT      DEFEASE-    DEFEASE-        ANCE
      CONTROL                                                                   PERIOD     ANCE START   ANCE END       PERIOD
       NUMBER              PREPAYMENT PROVISIONS                               END DATE       DATE        DATE       START DATE
---------------------------------------------------------------------------------------------------------------------------------

          1           LO(29)/Defeasance(147)/Free(4)                           01/10/07      01/11/07    04/10/19       NAP
          2           LO(22)/YM(5)/Defeasance(90)/Free(3)                      08/10/06      01/11/07    07/10/14     08/11/06
          3           LO(30)/Defeasance(87)/Free(3)                            01/10/07      01/11/07    04/10/14       NAP
---------------------------------------------------------------------------------------------------------------------------------

          4           LO(30)/Defeasance(87)/Free(3)                            01/10/07      01/11/07    04/10/14       NAP
          5           LO(30)/Defeasance(87)/Free(3)                            01/10/07      01/11/07    04/10/14       NAP
          6           LO(30)/Defeasance(87)/Free(3)                            01/10/07      01/11/07    04/10/14       NAP
---------------------------------------------------------------------------------------------------------------------------------
          7           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
          8           LO(27)/Defeasance(91)/Free(2)                            01/10/07      01/11/07    08/10/14       NAP
          9           LO(27)/Defeasance(30)/Free(3)                            01/10/07      01/11/07    07/10/09       NAP
         10           LO(27)/Defeasance(89)/Free(4)                            01/10/07      01/11/07    06/10/14       NAP
         11           LO(26)/Defeasance(91)/Free(3)                            01/10/07      01/11/07    08/10/14       NAP
         12           LO(35)/Grtr1%UPBorYM(81)/Free(4)                         09/30/07        NAP          NAP       10/01/07
         13           LO(25)/Defeasance(93)/Free(2)                            01/10/07      01/11/07    10/10/14       NAP
         14           LO(24)/Grtr1.5%UPBorYM(93)/Free(3)                       01/10/07        NAP          NAP       01/11/07
         15           LO(24)/Defeasance(93)/Free(3)                            01/10/07      01/11/07    10/10/14       NAP
         16           LO(30)/Defeasance(86)/Free(4)                            01/10/07      01/11/07    03/10/14       NAP
         17           LO(24)/Defeasance(33)/Free(3)                            01/10/07      01/11/07    10/10/09       NAP
         18           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
---------------------------------------------------------------------------------------------------------------------------------

         19           LO(27)/Defeasance(31)/Free(3)                            01/10/07      01/11/07    08/10/09       NAP
         20           LO(26)/Defeasance(31)/Free(3)                            01/10/07      01/11/07    08/10/09       NAP
---------------------------------------------------------------------------------------------------------------------------------
         21           LO(28)/Defeasance(89)/Free(3)                            01/10/07      01/11/07    06/10/14       NAP
         22           LO(28)/Defeasance(29)/Free(3)                            01/10/07      01/11/07    06/10/09       NAP
         23           LO(26)/Defeasance(91)/Free(3)                            01/10/07      01/11/07    08/10/14       NAP
         24           LO(25)/Defeasance(52)/Free(7)                            01/10/07      01/11/07    05/10/11       NAP
         25           LO(36)/Defeasance(77)/Free(7)                            11/30/07      12/01/07    04/30/14       NAP
         26           LO(29)/Defeasance(148)/Free(3)                           01/10/07      01/11/07    05/10/19       NAP
         27           LO(29)/Defeasance(148)/Free(3)                           01/10/07      01/11/07    05/10/19       NAP
         28           LO(36)/Defeasance(20)/Free(4)                            11/30/07      12/01/07    07/31/09       NAP
         29           LO(28)/Defeasance(89)/Free(3)                            01/10/07      01/11/07    06/10/14       NAP
         30           LO(29)/Defeasance(89)/Free(2)                            12/31/06      01/01/07    05/31/14       NAP
         31           LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
---------------------------------------------------------------------------------------------------------------------------------

         32           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         33           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         34           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         35           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         36           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         37           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         38           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         39           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         40           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         41           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         42           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         43           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
         44           LO(31)/Defeasance(86)/Free(3)                            01/10/07      01/11/07    03/10/14       NAP
---------------------------------------------------------------------------------------------------------------------------------
         45           LO(27)/Defeasance(91)/Free(2)                            01/10/07      01/11/07    08/10/14       NAP
         46           LO(29)/Defeasance(84)/0.06%(1)/0.04%(1)/0.02%(1)/Free(4) 01/10/07      01/11/07    01/10/14       NAP
         47           LO(26)/Defeasance(91)/Free(3)                            01/10/07      01/11/07    08/10/14       NAP
         48           LO(28)/Defeasance(89)/Free(3)                            01/10/07      01/11/07    06/10/14       NAP
         49           LO(28)/Defeasance(89)/Free(3)                            01/10/07      01/11/07    06/10/14       NAP
         50           LO(36)/Defeasance(44)/Free(4)                            11/30/07      12/01/07    07/31/11       NAP
---------------------------------------------------------------------------------------------------------------------------------

         51           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
         52           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
---------------------------------------------------------------------------------------------------------------------------------
         53           LO(36)/Defeasance(44)/Free(4)                            11/30/07      12/01/07    07/31/11       NAP
         54           LO(25)/Defeasance(92)/Free(3)                            01/10/07      01/11/07    09/10/14       NAP
         55           LO(36)/Defeasance(77)/Free(7)                            12/31/07      01/01/08    05/31/14       NAP
         56           LO(28)/Defeasance(89)/Free(3)                            01/10/07      01/11/07    06/10/14       NAP
         57           LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         58           LO(36)/Defeasance(80)/Free(4)                            10/31/07      11/01/07    06/30/14       NAP
         59           LO(29)/Defeasance(29)/Free(2)                            01/10/07      01/11/07    06/10/09       NAP
         60           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
         61           LO(29)/Defeasance(29)/Free(2)                            01/10/07      01/11/07    06/10/09       NAP
         62           LO(32)/Defeasance(85)/Free(3)                            01/10/07      01/11/07    02/10/14       NAP
         63           LO(28)/Defeasance(29)/Free(3)                            01/10/07      01/11/07    06/10/09       NAP
         64           LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         65           LO(36)/Defeasance(77)/Free(7)                            12/31/07      01/01/08    05/31/14       NAP
         66           LO(25)/Defeasance(92)/Free(3)                            01/10/07      01/11/07    09/10/14       NAP
         67           LO(28)/Defeasance(89)/Free(3)                            01/10/07      01/11/07    06/10/14       NAP
         68           LO(59)/Grtr1%UPBorYM(57)/Free(4)                         10/31/09        NAP          NAP       11/01/09
         69           LO(29)/Defeasance(89)/Free(2)                            01/10/07      01/11/07    06/10/14       NAP
         70           LO(30)/Defeasance(87)/Free(3)                            01/10/07      01/11/07    04/10/14       NAP
         71           LO(30)/Defeasance(87)/Free(3)                            01/10/07      01/11/07    04/10/14       NAP
         72           LO(28)/Defeasance(30)/Free(2)                            01/10/07      01/11/07    07/10/09       NAP
         73           LO(24)/Defeasance(93)/Free(3)                            01/10/07      01/11/07    10/10/14       NAP
         74           LO(26)/Defeasance(91)/Free(3)                            01/10/07      01/11/07    08/10/14       NAP
         75           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
         76           LO(25)/Defeasance(92)/Free(3)                            01/10/07      01/11/07    09/10/14       NAP
         77           LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         78           LO(29)/Defeasance(87)/Free(4)                            01/10/07      01/11/07    04/10/14       NAP
         79           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
         80           LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         81           LO(27)/Defeasance(30)/Free(3)                            01/10/07      01/11/07    07/10/09       NAP
         82           LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         83           LO(29)/Defeasance(87)/Free(4)                            01/10/07      01/11/07    04/10/14       NAP
         84           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
         85           LO(25)/Defeasance(92)/Free(3)                            01/10/07      01/11/07    09/10/14       NAP
         86           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
         87           LO(30)/Defeasance(51)/Free(3)                            01/10/07      01/11/07    04/10/11       NAP
         88           LO(26)/Defeasance(91)/Free(3)                            01/10/07      01/11/07    08/10/14       NAP
         89           LO(26)/Defeasance(91)/Free(3)                            01/10/07      01/11/07    08/10/14       NAP
         90           LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         91           LO(28)/Grtr1%UPBorYM(91)/Free(1)                         01/10/07        NAP          NAP       01/11/07
         92           LO(25)/Defeasance(80)/Free(3)                            01/10/07      01/11/07    09/10/13       NAP
         93           LO(36)/Defeasance(80)/Free(4)                            11/30/07      12/01/07    07/31/14       NAP
         94           LO(29)/Defeasance(88)/Free(3)                            01/10/07      01/11/07    05/10/14       NAP
         95           LO(24)/Defeasance(93)/Free(3)                            01/10/07      01/11/07    10/10/14       NAP
         96           LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         97           LO(28)/Defeasance(89)/Free(3)                            01/10/07      01/11/07    06/10/14       NAP
         98           LO(36)/Defeasance(80)/Free(4)                            12/31/07      01/01/08    08/31/14       NAP
         99           LO(30)/Defeasance(88)/Free(2)                            01/10/07      01/11/07    05/10/14       NAP
         100          LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         101          LO(26)/Defeasance(90)/Free(4)                            01/10/07      01/11/07    07/10/14       NAP
         102          LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         103          LO(37)/Defeasance(80)/Free(3)                            12/31/06      01/01/07    08/31/13       NAP
         104          LO(27)/Defeasance(90)/Free(3)                            01/10/07      01/11/07    07/10/14       NAP
         105          LO(36)/Defeasance(80)/Free(4)                            12/31/07      01/01/08    08/31/14       NAP
         106          LO(36)/Defeasance(80)/Free(4)                            10/31/07      11/01/07    06/30/14       NAP

                                                                                                YIELD
                         YIELD       PREPAY-                                                 MAINTENANCE
                        MAINTEN-      MENT       PREPAY-                         YIELD       INTEREST RATE
                         ANCE       PENALTY       MENT                        MAINTENANCE     CONVERTED TO
      CONTROL           PERIOD       START      PENALTY     YIELD MAINTENANCE   INTEREST         MONTHLY      CONTROL
       NUMBER          END DATE       DATE     END DATE    CALCULATION METHOD     RATE       MORTGAGE RATE     NUMBER
----------------------------------------------------------------------------------------------------------------------

          1               NAP          NAP         NAP             NAP              NAP            NAP          1
          2             01/10/07       NAP         NAP    PV Yield Differential Treasury Flat      Yes          2
          3               NAP          NAP         NAP             NAP              NAP            NAP          3
----------------------------------------------------------------------------------------------------------------------

          4               NAP          NAP         NAP             NAP              NAP            NAP          4
          5               NAP          NAP         NAP             NAP              NAP            NAP          5
          6               NAP          NAP         NAP             NAP              NAP            NAP          6
----------------------------------------------------------------------------------------------------------------------
          7               NAP          NAP         NAP             NAP              NAP            NAP          7
          8               NAP          NAP         NAP             NAP              NAP            NAP          8
          9               NAP          NAP         NAP             NAP              NAP            NAP          9
         10               NAP          NAP         NAP             NAP              NAP            NAP          10
         11               NAP          NAP         NAP             NAP              NAP            NAP          11
         12             06/30/14       NAP         NAP        Present Value     Treasury Flat      Yes          12
         13               NAP          NAP         NAP             NAP              NAP            NAP          13
         14             10/10/14       NAP         NA     PV Yield Differential Treasury Flat      Yes          14
         15               NAP          NAP         NAP             NAP              NAP            NAP          15
         16               NAP          NAP         NAP             NAP              NAP            NAP          16
         17               NAP          NAP         NAP             NAP              NAP            NAP          17
         18               NAP          NAP         NAP             NAP              NAP            NAP          18
----------------------------------------------------------------------------------------------------------------------

         19               NAP          NAP         NAP             NAP              NAP            NAP          19
         20               NAP          NAP         NAP             NAP              NAP            NAP          20
----------------------------------------------------------------------------------------------------------------------
         21               NAP          NAP         NAP             NAP              NAP            NAP          21
         22               NAP          NAP         NAP             NAP              NAP            NAP          22
         23               NAP          NAP         NAP             NAP              NAP            NAP          23
         24               NAP          NAP         NAP             NAP              NAP            NAP          24
         25               NAP          NAP         NAP             NAP              NAP            NAP          25
         26               NAP          NAP         NAP             NAP              NAP            NAP          26
         27               NAP          NAP         NAP             NAP              NAP            NAP          27
         28               NAP          NAP         NAP             NAP              NAP            NAP          28
         29               NAP          NAP         NAP             NAP              NAP            NAP          29
         30               NAP          NAP         NAP             NAP              NAP            NAP          30
         31               NAP          NAP         NAP             NAP              NAP            NAP          31
----------------------------------------------------------------------------------------------------------------------

         32               NAP          NAP         NAP             NAP              NAP            NAP          32
         33               NAP          NAP         NAP             NAP              NAP            NAP          33
         34               NAP          NAP         NAP             NAP              NAP            NAP          34
         35               NAP          NAP         NAP             NAP              NAP            NAP          35
         36               NAP          NAP         NAP             NAP              NAP            NAP          36
         37               NAP          NAP         NAP             NAP              NAP            NAP          37
         38               NAP          NAP         NAP             NAP              NAP            NAP          38
         39               NAP          NAP         NAP             NAP              NAP            NAP          39
         40               NAP          NAP         NAP             NAP              NAP            NAP          40
         41               NAP          NAP         NAP             NAP              NAP            NAP          41
         42               NAP          NAP         NAP             NAP              NAP            NAP          42
         43               NAP          NAP         NAP             NAP              NAP            NAP          43
         44               NAP          NAP         NAP             NAP              NAP            NAP          44
----------------------------------------------------------------------------------------------------------------------
         45               NAP          NAP         NAP             NAP              NAP            NAP          45
         46               NAP       01/11/14    04/10/14           NAP              NAP            NAP          46
         47               NAP          NAP         NAP             NAP              NAP            NAP          47
         48               NAP          NAP         NAP             NAP              NAP            NAP          48
         49               NAP          NAP         NAP             NAP              NAP            NAP          49
         50               NAP          NAP         NAP             NAP              NAP            NAP          50
----------------------------------------------------------------------------------------------------------------------

         51               NAP          NAP         NAP             NAP              NAP            NAP          51
         52               NAP          NAP         NAP             NAP              NAP            NAP          52
----------------------------------------------------------------------------------------------------------------------
         53               NAP          NAP         NAP             NAP              NAP            NAP          53
         54               NAP          NAP         NAP             NAP              NAP            NAP          54
         55               NAP          NAP         NAP             NAP              NAP            NAP          55
         56               NAP          NAP         NAP             NAP              NAP            NAP          56
         57               NAP          NAP         NAP             NAP              NAP            NAP          57
         58               NAP          NAP         NAP             NAP              NAP            NAP          58
         59               NAP          NAP         NAP             NAP              NAP            NAP          59
         60               NAP          NAP         NAP             NAP              NAP            NAP          60
         61               NAP          NAP         NAP             NAP              NAP            NAP          61
         62               NAP          NAP         NAP             NAP              NAP            NAP          62
         63               NAP          NAP         NAP             NAP              NAP            NAP          63
         64               NAP          NAP         NAP             NAP              NAP            NAP          64
         65               NAP          NAP         NAP             NAP              NAP            NAP          65
         66               NAP          NAP         NAP             NAP              NAP            NAP          66
         67               NAP          NAP         NAP             NAP              NAP            NAP          67
         68             07/31/14       NAP         NAP        Present Value     Treasury Flat      Yes          68
         69               NAP          NAP         NAP             NAP              NAP            NAP          69
         70               NAP          NAP         NAP             NAP              NAP            NAP          70
         71               NAP          NAP         NAP             NAP              NAP            NAP          71
         72               NAP          NAP         NAP             NAP              NAP            NAP          72
         73               NAP          NAP         NAP             NAP              NAP            NAP          73
         74               NAP          NAP         NAP             NAP              NAP            NAP          74
         75               NAP          NAP         NAP             NAP              NAP            NAP          75
         76               NAP          NAP         NAP             NAP              NAP            NAP          76
         77               NAP          NAP         NAP             NAP              NAP            NAP          77
         78               NAP          NAP         NAP             NAP              NAP            NAP          78
         79               NAP          NAP         NAP             NAP              NAP            NAP          79
         80               NAP          NAP         NAP             NAP              NAP            NAP          80
         81               NAP          NAP         NAP             NAP              NAP            NAP          81
         82               NAP          NAP         NAP             NAP              NAP            NAP          82
         83               NAP          NAP         NAP             NAP              NAP            NAP          83
         84               NAP          NAP         NAP             NAP              NAP            NAP          84
         85               NAP          NAP         NAP             NAP              NAP            NAP          85
         86               NAP          NAP         NAP             NAP              NAP            NAP          86
         87               NAP          NAP         NAP             NAP              NAP            NAP          87
         88               NAP          NAP         NAP             NAP              NAP            NAP          88
         89               NAP          NAP         NAP             NAP              NAP            NAP          89
         90               NAP          NAP         NAP             NAP              NAP            NAP          90
         91             08/10/14       NAP         NAP    Interest Differential Treasury Flat      No           91
         92               NAP          NAP         NAP             NAP              NAP            NAP          92
         93               NAP          NAP         NAP             NAP              NAP            NAP          93
         94               NAP          NAP         NAP             NAP              NAP            NAP          94
         95               NAP          NAP         NAP             NAP              NAP            NAP          95
         96               NAP          NAP         NAP             NAP              NAP            NAP          96
         97               NAP          NAP         NAP             NAP              NAP            NAP          97
         98               NAP          NAP         NAP             NAP              NAP            NAP          98
         99               NAP          NAP         NAP             NAP              NAP            NAP          99
         100              NAP          NAP         NAP             NAP              NAP            NAP         100
         101              NAP          NAP         NAP             NAP              NAP            NAP         101
         102              NAP          NAP         NAP             NAP              NAP            NAP         102
         103              NAP          NAP         NAP             NAP              NAP            NAP         103
         104              NAP          NAP         NAP             NAP              NAP            NAP         104
         105              NAP          NAP         NAP             NAP              NAP            NAP         105
         106              NAP          NAP         NAP             NAP              NAP            NAP         106

                                                                               YIELD
                                                                            MAINTENANCE
  CONTROL    MORTGAGE                                                       DISCOUNTING                      PROPERTY
  NUMBER   LOAN SELLER                 LOAN / PROPERTY NAME                   HORIZON       PROPERTY SIZE    SIZE TYPE
----------------------------------------------------------------------------------------------------------------------

    1          CGM      Artery Plaza                                            NAP               270,975     SF
    2          CGM      River Plaza Shopping Center                             WAL               102,577     SF
    3          CGM      Nordahl Marketplace                                     NAP               164,597     SF
----------------------------------------------------------------------------------------------------------------------
                        California Office Portfolio
    4          CGM      Pacific Pointe Corporate Centre                         NAP                81,597     SF
    5          CGM      Orchard Technology Park                                 NAP               101,922     SF
    6          CGM      Spectrum Pointe Office                                  NAP                71,987     SF
----------------------------------------------------------------------------------------------------------------------
    7          CGM      400 SW 6th Avenue                                       NAP               208,374     SF
    8          CGM      Wilkes-Barre Commons                                    NAP               167,050     SF
    9          CGM      Bay Harbor Apartments                                   NAP                   339    Units
    10         CGM      Williamsburg Shopping Center                            NAP               249,184     SF
    11         CGM      Village West Shopping Center                            NAP               168,915     SF
    12         PNC      The Lodge at Baybrook                                Maturity                 322    Units
    13         CGM      499 Seventh Avenue                                      NAP               169,869     SF
    14         CGM      Arena Towers                                            WAL               816,544     SF
    15         CGM      Dadeland Towers                                         NAP               241,757     SF
    16         CGM      Lanes Mill Marketplace                                  NAP                69,368     SF
    17         CGM      One American Place                                      NAP               332,450     SF
    18         CGM      Channel Islands Village                                 NAP                   214    Units
----------------------------------------------------------------------------------------------------------------------
                        Region Center/Denver Distribution Center
    19         CGM      Region Center                                           NAP               291,564     SF
    20         CGM      Denver Distribution Center                              NAP               210,600     SF
----------------------------------------------------------------------------------------------------------------------
    21         CGM      Wedgewood Plaza                                         NAP               151,705     SF
    22         CGM      Aspen Ridge Apartments                                  NAP                   642    Units
    23         CGM      Hills of Aberdeen Apartments                            NAP                   172    Units
    24         CGM      Ceres Group Building                                    NAP               125,006     SF
    25         PNC      Westwood Corporate Center II & III                      NAP               123,516     SF
    26         CGM      Desert Sky Esplanade                                    NAP               160,011     SF
    27         CGM      DEA Santa Ana                                           NAP                39,905     SF
    28         PNC      California National Guard Headquarters                  NAP               110,500     SF
    29         CGM      Concourse Village Shopping Center                       NAP               128,970     SF
    30         CGM      Cape House II                                           NAP                   239    Units
    31         CGM      InterAmerican Plaza                                     NAP               163,023     SF
----------------------------------------------------------------------------------------------------------------------
                        KFC Portfolio
    32         CGM      KFC - Staten Island, NY                                 NAP                 2,408     SF
    33         CGM      KFC - Central Islip, NY                                 NAP                 2,440     SF
    34         CGM      KFC - Deer Park, NY                                     NAP                 1,578     SF
    35         CGM      KFC - Hempstead, NY                                     NAP                 2,600     SF
    36         CGM      KFC - Greenvale, NY                                     NAP                 2,079     SF
    37         CGM      KFC - Freeport, NY                                      NAP                 2,015     SF
    38         CGM      KFC - Patchogue, NY                                     NAP                 2,136     SF
    39         CGM      KFC - Huntington, NY                                    NAP                 2,204     SF
    40         CGM      KFC - Amityville, NY                                    NAP                 2,397     SF
    41         CGM      KFC - Westbury, NY                                      NAP                 2,079     SF
    42         CGM      KFC - Commack, NY                                       NAP                 2,054     SF
    43         CGM      KFC - Bayshore, NY                                      NAP                 1,608     SF
    44         CGM      KFC - Farmingdale, NY                                   NAP                 1,632     SF
----------------------------------------------------------------------------------------------------------------------
    45         CGM      532 Broad Hollow Road                                   NAP                85,446     SF
    46         CGM      Village at Collin Creek                                 NAP               123,782     SF
    47         CGM      Orthopaedic Specialty Center                            NAP                45,819     SF
    48         CGM      Silverdale Shopping Center                              NAP               104,002     SF
    49         CGM      Nantucket Storage Center                                NAP                93,873     SF
    50         PNC      Embassy Plaza                                           NAP               131,882     SF
----------------------------------------------------------------------------------------------------------------------
                        South Towne Mall/Skyline Point Apartments
    51         CGM      South Towne Mall                                        NAP               102,634     SF
    52         CGM      Skyline Point Apartments                                NAP                    88    Units
----------------------------------------------------------------------------------------------------------------------
    53         PNC      Oakbrook and Campus South                               NAP                85,799     SF
    54         CGM      Ashley Park Apartments                                  NAP                   172    Units
    55         PNC      Courtyard by Marriott                                   NAP                   122    Rooms
    56         CGM      Clackamas Square                                        NAP                74,545     SF
    57         CGM      Terracotta Business Park                                NAP               123,375     SF
    58         PNC      Douglas Square Retail Center                            NAP                59,438     SF
    59         CGM      Bloomfield Self Storage                                 NAP                82,175     SF
    60         CGM      Shoppes at Fontana                                      NAP      97,547 (Note 5)      SF
    61         CGM      Storage USA-Merrick Blvd                                NAP                51,135     SF
    62         CGM      Gulf Plaza                                              NAP               120,651     SF
    63         CGM      Townley Business Park                                   NAP               121,519     SF
    64         CGM      Newport Commons Apartments                              NAP                   102    Units
    65         PNC      New Mark Shopping Center                                NAP                74,774     SF
    66         CGM      The Lofts at Brookfield Hills                           NAP                    64    Units
    67         CGM      West Village Commons                                    NAP               100,538     SF
    68         PNC      Canyon Trails                                        Maturity              34,998     SF
    69         CGM      The Marketplace of Warsaw                               NAP               183,482     SF
    70         CGM      H Street Connection                                     NAP                37,991     SF
    71         CGM      Station Holdings                                        NAP                76,359     SF
    72         CGM      Hoffman Estates                                         NAP               108,700     SF
    73         CGM      Marriott Courtyard Hotel                                NAP                   155    Rooms
    74         CGM      Valley Centre                                           NAP                74,378     SF
    75         CGM      Regency Square                                          NAP                23,741     SF
    76         CGM      Best Western Agate Beach Inn                            NAP                   148    Rooms
    77         CGM      Kerney Spectrum Retail Center                           NAP                15,259     SF
    78         CGM      1611 Ellsworth Industrial Boulevard                     NAP               201,717     SF
    79         CGM      Pinewood Plaza Office Building                          NAP                70,266     SF
    80         CGM      Gillespie Field Business Park-Lots 19, 20 & 21          NAP                69,447     SF
    81         CGM      Quaker Towers                                           NAP                   128    Units
    82         CGM      Chico Mobile Country Club                               NAP                   178    Units
    83         CGM      Edenton Village                                         NAP               105,900     SF
    84         CGM      Cantera Commons Shopping Center                         NAP                17,855     SF
    85         CGM      Fairfield Inn                                           NAP                   133    Rooms
    86         CGM      Park Place Office Building                              NAP                76,784     SF
    87         CGM      Preston North Financial Center                          NAP                82,199     SF
    88         CGM      Bard Townhouses Phase II                                NAP                    66    Units
    89         CGM      Wenatchee Top Foods                                     NAP                63,527     SF
    90         CGM      84 October Hill Road, Building 7                        NAP               113,661     SF
    91         CGM      Borders Books and Music                              Maturity              24,500     SF
    92         CGM      1400 16th Street                                        NAP               168,507     SF
    93         PNC      CVS Pharmacy                                            NAP                12,739     SF
    94         CGM      2500 Marcus Avenue                                      NAP                61,984     SF
    95         CGM      Pebble Cove                                             NAP                    90    Units
    96         CGM      Eastland Plaza                                          NAP                65,415     SF
    97         CGM      Gateway Center Office                                   NAP                26,239     SF
    98         PNC      Monticello Village                                      NAP                29,159     SF
    99         CGM      Mattydale Shopping Center                               NAP               161,077     SF
   100         CGM      79 County Avenue                                        NAP                76,234     SF
   101         CGM      Bay Ridge Plaza                                         NAP                64,309     SF
   102         CGM      Hoodview Apartments                                     NAP                   150    Units
   103         CGM      Oak Knoll Apartments                                    NAP                    50    Units
   104         CGM      Pine Tree Plaza Onalaska                                NAP                26,041     SF
   105         PNC      Limestone Square Apartments                             NAP                    48    Units
   106         PNC      Belle Isle Apartments                                   NAP                    96    Units

                                             OCCUPANCY
CONTROL                            YEAR      PERCENTAGE     OCCUPANCY
NUMBER          YEAR BUILT      RENOVATED     (NOTE 7)     AS OF DATE                 LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------

  1               1986             NAP           89%         08/03/04    Linowes and Blocher LLP
  2               2004             NAP           89%         08/10/04    Marshalls
  3               1980            2004           95%         05/01/04    Wal-Mart
------------------------------------------------------------------------------------------------------------------------------------

  4               2002             NAP           75%         06/30/04    Cameron Health, Inc.
  5               2002             NAP           85%         06/30/04    Hall of Fame Design/Remodeling
  6               2002             NAP           67%         06/30/04    Archstone-Smith Operating TRST
------------------------------------------------------------------------------------------------------------------------------------
  7               1958            2003           86%         06/01/04    Harland Financial Solutions, Inc.
  8               2003             NAP           93%         08/14/04    Circuit City Stores, Inc.
  9               2003             NAP           96%         09/10/04    NAP
  10              1959            1996           87%         09/08/04    Food Lion
  11              1981            2004           98%         08/05/04    Vons
  12              1999             NAP           93%         07/26/04    NAP
  13              1930            2004           92%         10/01/04    August Silk, Inc.
  14      1965, 1981, and 1983    1983           64%         09/30/04    LTD
  15              1971            2002           89%         08/13/04    Burger King Corporation
  16              2003             NAP           90%         05/03/04    Stop & Shop #815
  17              1974             NAP           75%         08/01/04    Kean, Miller, Hawthorne, D'Armond, McCowan, & Jarman L.L.P.
  18              1973            2003           98%         06/30/04    NAP
------------------------------------------------------------------------------------------------------------------------------------

  19              1987            1989           100%        08/01/04    Consolidated Container Company
  20              1994             NAP           100%        10/08/04    American Furniture Warehouse Co.
------------------------------------------------------------------------------------------------------------------------------------
  21              1987             NAP           90%         09/18/04    Publix
  22              1971             NAP           89%         06/09/04    NAP
  23              2003             NAP           92%         08/09/04    NAP
  24              1989             NAP           100%        10/19/04    The Ceres Group, Inc.
  25              1985            1999           94%         09/29/04    Lessard Architectural
  26            1992-2002          NAP           98%         05/31/04    Levitz
  27              2004             NAP           100%        09/01/04    GSA-Drug Enforcement Admin.
  28              1993             NAP           100%        06/24/04    California National Guard HQ
  29              1983             NAP           100%        06/01/04    Ross Dress for Less
  30              2001             NAP           88%         05/12/04    NAP
  31              1974            2004           97%         10/28/04    South Florida Workforce
------------------------------------------------------------------------------------------------------------------------------------

  32              1969            2001           100%        03/01/04    Kentucky Fried Chicken
  33              1971            2001           100%        03/01/04    Kentucky Fried Chicken
  34              1971            1996           100%        03/01/04    Kentucky Fried Chicken
  35              1967            1998           100%        03/01/04    Kentucky Fried Chicken
  36              1974            2001           100%        03/01/04    KFC/Taco Bell
  37              1968            2003           100%        03/01/04    Kentucky Fried Chicken
  38              1971            2000           100%        03/01/04    Kentucky Fried Chicken
  39              1970            1999           100%        03/01/04    Kentucky Fried Chicken
  40              1979            2004           100%        03/01/04    Kentucky Fried Chicken
  41              1969             NAP           100%        03/01/04    Kentucky Fried Chicken
  42              1968             NAP           100%        03/01/04    Kentucky Fried Chicken
  43              1971            1993           100%        03/01/04    Kentucky Fried Chicken
  44              1972            2003           100%        03/01/04    Kentucky Fried Chicken
------------------------------------------------------------------------------------------------------------------------------------
  45              1965            1996           95%         08/01/04    Nextel
  46              1983             NAP           92%         06/08/04    Jo-Ann Fabrics
  47              1984            2004           100%        08/01/04    Sports Medicine North
  48              1992            2004           100%        08/09/04    Levitz Furniture, LLC
  49              2002             NAP           71%         06/06/04    NAP
  50              1978             NAP           100%        10/25/04    Data Transmission Network
------------------------------------------------------------------------------------------------------------------------------------

  51              1985            2000           99%         06/21/04    Hob-Lob Limited Partnership
  52              1971            2000           94%         05/01/04    NAP
------------------------------------------------------------------------------------------------------------------------------------
  53           1985 & 1989         NAP           96%         09/21/04    Info Tech & Applications
  54              2001             NAP           94%         10/18/04    NAP
  55              2003             NAP           70%         09/10/04    NAP
  56              1987             NAP           96%         07/01/04    T J Maxx #442
  57              1988            2002           76%         10/20/04    AGMUS - University
  58              1999             NAP           94%         09/09/04    Cactus Grill
  59              1915            2002           84%         06/09/04    NAP
  60              1991             NAP           100%        06/01/04    Albertson's (Ground Lease)
  61              1962            2003           88%         06/09/04    NAP
  62              1982            2003           91%         06/10/04    Gulf Interstate Engineering
  63              1985            2002           94%         07/14/04    Cigna Healthcare of Arizona, Inc.
  64              2003             NAP           97%         08/10/04    NAP
  65              2000             NAP           98%         07/31/04    Sun Fresh
  66              2002             NAP           95%         10/19/04    NAP
  67              1985             NAP           98%         07/12/04    Kash N Karry
  68              2004             NAP           100%        09/30/04    Native New Yorker
  69              1986             NAP           81%         09/07/04    Elder-Beerman Stores Corp.
  70              1987             NAP           100%        05/31/04    Rite Aid
  71              1907            1991           94%         09/30/04    Or Elect Station/Station Masters, Inc.
  72              1987            2003           88%         07/09/04    NAP
  73              1996            2003           74%         08/31/04    NAP
  74              1985             NAP           90%         08/26/04    ABT Executive Suites
  75              2004             NAP           95%         06/29/04    Walgreens
  76              1979            1996           53%         07/31/04    NAP
  77              2002             NAP           93%         08/12/04    Jack in the Box
  78              1956            2002           100%        07/01/04    Citywide, Inc.
  79              1986             NAP           91%         07/01/04    GSH Residential Real Estate, Inc.
  80              2002             NAP           80%         06/23/04    CCC Construction
  81              1970             NAP           98%         10/26/04    NAP
  82              1972             NAP           99%         07/14/04    NAP
  83              1979          2003-2004        93%         06/14/04    Food Lion
  84              2004             NAP           87%         06/03/04    Go Roma Italian Kitchen
  85              1990            2003           73%         07/31/04    NAP
  86            1987-1989          NAP           92%         06/10/04    Sverdrup Technology, Inc.
  87              1983            2004           88%         05/17/04    IHS Energy Group
  88              1988            2004           100%        08/24/04    NAP
  89              1988            1999           100%        08/19/04    Haggen, Inc. dba Top Foods
  90              1985             NAP           100%        09/08/04    Harvard Bio-Science
  91              1998             NAP           100%        06/07/04    Borders, Inc.
  92              1988             NAP           95%         09/08/04    Cell. Telecom. & Internet As
  93              2000             NAP           100%        09/28/04    CVS
  94              1968            1991           100%        08/31/04    Diesel USA, Inc.
  95              1989            2002           97%         11/08/04    NAP
  96              1979            1997           77%         08/31/04    Lin Chao Qin Restaurant
  97              2003             NAP           93%         06/30/04    First National Bank
  98              2002             NAP           93%         09/27/04    Westside Family Church
  99              1965            1998           75%         09/07/04    K-Mart
 100              1970            1995           100%        06/30/04    Sango America, Inc.
 101              1974            1991           97%         09/10/04    West Marine
 102              1975            2002           93%         07/01/04    NAP
 103              1988            2002           98%         08/31/04    NAP
 104              2004             NAP           95%         06/11/04    Dollar Tree Stores
 105              1986             NAP           98%         10/05/04    NAP
 106              1972            2003           95%         07/31/04    NAP

                                                                                                    SECOND
                   LARGEST                                                                 SECOND   LARGEST
           LARGEST  MAJOR                                                                  LARGEST   MAJOR         SECOND LARGEST
            MAJOR  TENANT      LARGEST MAJOR                                               MAJOR    TENANT          MAJOR TENANT
  CONTROL  TENANT   NRSF%      TENANT LEASE                                                TENANT    NRSF%         LEASE MATURITY
   NUMBER   NRSF   (NOTE 7)    MATURITY DATE          SECOND LARGEST MAJOR TENANT           NRSF    (NOTE 7)           DATE
------------------------------------------------------------------------------------------------------------------------------------

     1     40,957    15%         04/30/13     Oxford Realty Financial                       26,823     10%           06/30/08
     2     34,932    34%         07/31/14     Nathan Industries                             10,000     10%           08/31/14
     3    135,924    43%         06/09/28     Kohl's                                        88,449     28%           01/31/25
------------------------------------------------------------------------------------------------------------------------------------

     4     15,178    19%         09/05/07     National Medical Registry                     10,453     13%           05/17/09
     5      4,989     5%         04/22/06     Autoxccesory.com, Inc                          4,391     4%            01/30/06
     6     14,777    21%         11/24/08     Infosys Technologies Limited                   7,586     11%           09/17/08
------------------------------------------------------------------------------------------------------------------------------------
     7     79,089    38%         02/29/12     GSA/HUD                                       20,415     10%           09/30/05
     8     34,209    17%         01/31/20     Toys "R" Us Penn, Inc. d/b/a Babies-R-Us      30,597     15%           01/31/14
     9        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    10     32,500    13%         11/08/10     Stein Mart                                    32,000     13%           07/31/12
    11     38,140    19%         10/31/16     Ross Dress For Less                           30,187     15%           01/31/11
    12        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    13     16,500    10%         08/31/13     Exclusively Misook, Inc./ Hartmax              9,000     5%            12/31/04
    14     79,444    10%         06/30/10     The AAA Group - Synhrgy                       62,106     8%        12/31/04; 6/14/05
    15     42,950    18%         09/30/10     Independent Purchasing Cooperative, Inc.      15,520     6%            07/31/07
    16     66,441    46%         12/31/28     Barnes & Noble #2191                          24,630     17%           02/01/19
    17     84,974    26%         09/30/12     Breazeale, Sachse, & Wilson, L.L.P.           42,893     13%           11/21/09
    18        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
------------------------------------------------------------------------------------------------------------------------------------

    19    217,850    75%         11/30/13     Vanguard Medical Concepts, Inc.               43,540     15%           04/30/06
    20    210,600    100%        12/31/10     NAP                                              NAP     NAP              NAP
------------------------------------------------------------------------------------------------------------------------------------
    21     42,112    26%         11/18/07     Beall's Outlet Stores, Inc. (Walgreen's)      13,810     8%            11/30/27
    22        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    23        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    24    125,006    100%        07/31/16     NAP                                              NAP     NAP              NAP
    25     13,279    11%         02/28/07     Pace Financial                                13,082     11%           01/14/05
    26     65,117    39%         08/31/08     PetsMart                                      24,907     15%           11/30/07
    27     39,905    100%        05/31/24     NAP                                              NAP     NAP              NAP
    28    110,500    100%        07/31/17     NAP                                              NAP     NAP              NAP
    29     30,264    23%         01/31/13     T.J. Maxx                                     30,000     23%           04/30/12
    30        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    31     19,887    12%         01/31/09     MDCC                                          19,760     12%           10/31/10
------------------------------------------------------------------------------------------------------------------------------------

    32      2,408    100%        10/27/11     NAP                                              NAP     NAP              NAP
    33      2,440    100%        10/27/11     NAP                                              NAP     NAP              NAP
    34      1,578    100%        10/27/11     NAP                                              NAP     NAP              NAP
    35      2,600    100%        10/27/11     NAP                                              NAP     NAP              NAP
    36      2,079    100%        10/27/11     NAP                                              NAP     NAP              NAP
    37      2,015    100%        10/27/11     NAP                                              NAP     NAP              NAP
    38      2,136    100%        10/27/11     NAP                                              NAP     NAP              NAP
    39      2,204    100%        10/27/11     NAP                                              NAP     NAP              NAP
    40      2,397    100%        10/27/11     NAP                                              NAP     NAP              NAP
    41      2,079    100%        10/27/11     NAP                                              NAP     NAP              NAP
    42      2,054    100%        10/27/11     NAP                                              NAP     NAP              NAP
    43      1,608    100%        10/27/11     NAP                                              NAP     NAP              NAP
    44      1,632    100%        10/27/11     NAP                                              NAP     NAP              NAP
------------------------------------------------------------------------------------------------------------------------------------
    45     10,954    13%         11/30/08     Paul Associates                                9,550     11%           11/30/04
    46     25,014    20%         01/31/08     Rec Factory Warehouse                         11,965     10%           03/31/07
    47     18,335    40%         03/28/24     Orthopaedic Surgical Center                   13,694     30%           04/09/24
    48     57,502    55%         01/31/20     Sportsman's Warehouse, Inc.                   46,500     45%           01/31/20
    49        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    50    106,179    81%         05/31/10     Jefferson Pilot Financial Insurance Co.       24,960     19%           8/31/2009
------------------------------------------------------------------------------------------------------------------------------------

    51     51,522    50%         12/31/11     B&G Realty Inc. (Marcus Theaters)             22,243     22%           12/31/06
    52        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
------------------------------------------------------------------------------------------------------------------------------------
    53     10,337    12%         10/31/08     Citigate, Markowitz, McNaugh                  10,042     12%           06/30/05
    54        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    55        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    56     25,404    34%         01/31/09     Hometown Buffet                                8,975     12%           12/31/09
    57     26,763    22%         09/30/10     County Library                                13,310     11%           12/31/09
    58      6,220    10%         07/31/09     Waldo's Pizza                                  4,467     8%            03/31/07
    59        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    60     81,071    83%         04/30/16     China Cook                                     2,145     2%            09/30/09
    61        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    62     75,308    62%         02/28/11     Alaniz and Schraeder, Ltd,                     7,301     6%            11/30/05
    63     59,019    49%         02/28/07     ValueOptions, Inc.                            19,320     16%           08/31/09
    64        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    65     52,000    70%         02/28/20     Tequila Harry's                                3,600     5%            07/31/11
    66        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    67     46,987    47%         01/31/15     U.S. Postal Service                           12,307     12%           03/31/05
    68      5,200    15%         06/30/14     Blockbuster                                    5,000     14%           05/31/09
    69     56,120    31%         01/31/15     JC Penney                                     22,456     12%           02/28/07
    70      7,896    21%         03/20/08     Lot Stores                                     5,250     14%           09/30/10
    71     15,447    20%         06/30/12     Oregon Soc. Learning Cntr                     12,115     16%           11/27/14
    72        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    73        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    74     14,786    20%         04/30/09     MJB Wood Group                                 6,205     8%            04/30/06
    75     14,560    61%         11/30/78     Don McPhee & Friendly Grocers, Inc.            3,301     14%           05/31/09
    76        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    77      2,686    15%         05/08/23     La Salsa                                       2,000     11%           04/30/13
    78     38,140    19%         01/26/09     Michaels Stores Inc.                          37,183     18%           02/28/09
    79      8,661    12%         02/29/08     City of Hampton, Virginia                      7,622     11%           06/30/07
    80     10,506    15%         05/31/08     Akzo Noble Coatings                            5,429     8%            02/28/08
    81        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    82        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    83     32,040    30%         12/14/15     College of the Albemarle                      21,120     20%           10/31/11
    84      3,190    18%         05/31/14     Potbelly Sandwich Works                        2,400     13%           01/31/09
    85        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    86     13,832    18%     10/14/05; 6/13/07Conexant Systems, Inc.                        12,113     16%           06/30/08
    87     17,548    21%         12/31/05     Jefferson Bank                                 7,788     9%            08/31/12
    88        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    89     63,527    100%        12/31/19     NAP                                              NAP     NAP              NAP
    90     28,400    25%         03/31/05     Eye Q Eyewear                                 14,503     13%           03/31/06
    91     24,500    100%        12/31/18     NAP                                              NAP     NAP              NAP
    92     30,966    18%         10/31/18     Ctr. for Dvlpmt. & Pop. Actv                  22,520     13%           07/31/08
    93     12,739    100%        04/19/21     NAP                                              NAP     NAP              NAP
    94     50,579    82%         02/28/12     The New York Blood Center, Inc.                3,692     6%            06/30/12
    95        NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    96      5,800     9%         02/28/09     Catherine's                                    4,300     7%            01/31/06
    97      6,809    26%         04/30/13     Countrywide Home Loans                         6,179     24%           08/10/08
    98      4,066    14%         01/31/07     Pizza Shoppe                                   2,712     9%            08/31/12
    99     90,667    56%         12/18/18     Dollar Tree                                   10,000     6%            08/15/09
    100    76,234    100%        04/30/10     NAP                                              NAP     NAP              NAP
    101    16,250    25%         03/17/08     Bay Ridge Food & Wine                          9,702     15%           05/31/08
    102       NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    103       NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    104     9,796    38%         05/31/09     Three Rivers Outdoors                          6,395     25%           03/31/09
    105       NAP    NAP           NAP        NAP                                              NAP     NAP              NAP
    106       NAP    NAP           NAP        NAP                                              NAP     NAP              NAP

                                                                                                           THIRD
                                                                                               THIRD       LARGEST
                                                                                     THIRD    LARGEST       MAJOR
                                                                                    LARGEST    MAJOR        TENANT
                                                                                      MAJOR   TENANT        LEASE
 CONTROL                                                                              TENANT    NRSF%      MATURITY
 NUMBER             THIRD LARGEST MAJOR TENANT                                         NRSF    (NOTE 7)       DATE
-----------------------------------------------------------------------------------------------------------------------

     1      Cambridge Information                                                     25,561    9%        01/31/19
     2      Lazarus                                                                   10,000    10%       08/31/14
     3      Guitar Center                                                             15,000    5%        10/09/13
-----------------------------------------------------------------------------------------------------------------------

     4      Keenan & Associates                                                        9,061    11%       12/25/07
     5      Plebys International, LLC                                                  4,365    4%        07/07/06
     6      Subzero Constructors, Inc.                                                 5,803    8%        11/30/07
-----------------------------------------------------------------------------------------------------------------------
     7      Electric Lightwave, Inc.                                                  19,276    9%        11/30/10
     8      Ross Stores of Pennsylvania Inc.                                          30,000    15%       01/31/15
     9      NAP                                                                          NAP    NAP          NAP
    10      Marshalls                                                                 30,000    12%       03/31/14
    11      Longs Drug Store                                                          27,013    14%       02/29/12
    12      NAP                                                                          NAP    NAP          NAP
    13      Public Clothing Company, Inc.                                              8,313    5%     8/31/05; 7/31/06
    14      Memberworks                                                               41,591    5%        07/31/06
    15      City College, Inc.                                                        15,508    6%        01/31/12
    16      JP Morgan Chase Bank                                                       7,499    5%        04/30/14
    17      McGlinchey Stafford                                                       34,097    10%       03/31/14
    18      NAP                                                                          NAP    NAP          NAP
-----------------------------------------------------------------------------------------------------------------------

    19      GPT Glendale, Inc.                                                        30,174    10%       04/30/06
    20      NAP                                                                          NAP    NAP          NAP
-----------------------------------------------------------------------------------------------------------------------
    21      Harbor Freight Tools                                                      12,885    8%        11/30/08
    22      NAP                                                                          NAP    NAP          NAP
    23      NAP                                                                          NAP    NAP          NAP
    24      NAP                                                                          NAP    NAP          NAP
    25      Horrfone LLC                                                               6,870    6%        09/30/13
    26      Staples                                                                   24,039    14%       08/31/13
    27      NAP                                                                          NAP    NAP          NAP
    28      NAP                                                                          NAP    NAP          NAP
    29      Dockside Imports                                                          10,356    8%        01/31/09
    30      NAP                                                                          NAP    NAP          NAP
    31      State of Fl.-Dept. of Children & Family services                          15,650    10%       10/31/07
-----------------------------------------------------------------------------------------------------------------------

    32      NAP                                                                          NAP    NAP          NAP
    33      NAP                                                                          NAP    NAP          NAP
    34      NAP                                                                          NAP    NAP          NAP
    35      NAP                                                                          NAP    NAP          NAP
    36      NAP                                                                          NAP    NAP          NAP
    37      NAP                                                                          NAP    NAP          NAP
    38      NAP                                                                          NAP    NAP          NAP
    39      NAP                                                                          NAP    NAP          NAP
    40      NAP                                                                          NAP    NAP          NAP
    41      NAP                                                                          NAP    NAP          NAP
    42      NAP                                                                          NAP    NAP          NAP
    43      NAP                                                                          NAP    NAP          NAP
    44      NAP                                                                          NAP    NAP          NAP
-----------------------------------------------------------------------------------------------------------------------
    45      Konica Minolta                                                             8,954    10%       12/31/08
    46      Joshua's Family Christian Store                                           11,803    10%       06/30/07
    47      Physiotherapy Associates                                                   7,739    17%       04/14/14
    48      NAP                                                                          NAP    NAP          NAP
    49      NAP                                                                          NAP    NAP          NAP
    50      Embassy Cafe                                                                 743    1%        12/31/05
-----------------------------------------------------------------------------------------------------------------------

    51      Dollar Tree Stores, Inc.                                                   6,732    7%        12/31/05
    52      NAP                                                                          NAP    NAP          NAP
-----------------------------------------------------------------------------------------------------------------------
    53      SpecTal                                                                    9,522    11%       03/31/09
    54      NAP                                                                          NAP    NAP          NAP
    55      NAP                                                                          NAP    NAP          NAP
    56      Blockbuster Video                                                          5,160    7%        03/31/06
    57      DialAmerica, Inc.                                                         12,000    10%       05/31/07
    58      Souper Salad                                                               4,300    7%        09/30/09
    59      NAP                                                                          NAP    NAP          NAP
    60      Dollar City                                                                1,651    2%        10/31/05
    61      NAP                                                                          NAP    NAP          NAP
    62      Steverson & Company, Inc.                                                  6,044    5%        07/31/06
    63      General Services Administration                                           10,000    8%        12/18/13
    64      NAP                                                                          NAP    NAP          NAP
    65      Jade Garden                                                                3,500    5%        12/31/07
    66      NAP                                                                          NAP    NAP          NAP
    67      Eckerd Drug (subleases to Bealls)                                         10,356    10%       01/24/05
    68      Leslie's Poolmart, Inc.                                                    3,000    9%        12/31/09
    69      Dunhams Athleisure                                                        13,200    7%        01/31/07
    70      The Sports Zone                                                            3,842    10%       08/31/05
    71      OSCL Community Programs                                                    7,751    10%       12/19/06
    72      NAP                                                                          NAP    NAP          NAP
    73      NAP                                                                          NAP    NAP          NAP
    74      Barry, Bette & Leduke                                                      5,480    7%        12/31/08
    75      Allied Domecq Lease (Dunkin Donuts)                                        1,933    8%        02/28/14
    76      NAP                                                                          NAP    NAP          NAP
    77      Panda Express                                                              2,000    11%       06/30/13
    78      By Horizon LLC                                                            37,147    18%       08/31/12
    79      The Boeing Company                                                         5,774    8%        05/31/08
    80      Cascade Scientific                                                         5,429    8%        01/31/08
    81      NAP                                                                          NAP    NAP          NAP
    82      NAP                                                                          NAP    NAP          NAP
    83      CVS                                                                       10,400    10%       06/30/08
    84      Starbucks                                                                  2,025    11%       03/31/14
    85      NAP                                                                          NAP    NAP          NAP
    86      Booz Allen Hamilton                                                        8,727    11%       10/19/08
    87      North Texas Credit Union                                                   5,695    7%        08/31/12
    88      NAP                                                                          NAP    NAP          NAP
    89      NAP                                                                          NAP    NAP          NAP
    90      Blue Star Computer Corp.                                                  11,810    10%       03/31/06
    91      NAP                                                                          NAP    NAP          NAP
    92      Olsson, Frank and Weeda, P.C.                                             18,866    11%       08/31/09
    93      NAP                                                                          NAP    NAP          NAP
    94      Henrietta Wallace M.D., Frances Stern M.D. LLP and Jagmohan Karla, M.D.    3,000    5%        02/10/14
    95      NAP                                                                          NAP    NAP          NAP
    96      H&R Block                                                                  3,879    6%        05/31/06
    97      Union Tribune                                                              5,651    22%       03/09/10
    98      K-7 Liquors                                                                2,500    9%        02/28/06
    99      Zebb's Delux Grill                                                         5,300    3%        06/30/08
    100     NAP                                                                          NAP    NAP          NAP
    101     Tuesday Morning                                                            7,194    11%       07/15/09
    102     NAP                                                                          NAP    NAP          NAP
    103     NAP                                                                          NAP    NAP          NAP
    104     Alamosa (Sprint PCS)                                                       2,228    9%        03/31/09
    105     NAP                                                                          NAP    NAP          NAP
    106     NAP                                                                          NAP    NAP          NAP

                         SECOND
              SECOND    MOST RECENT    SECOND                                       SECOND
            MOST RECENT    YEAR     MOST RECENT    SECOND      SECOND     SECOND     MOST        MOST
               YEAR      STATEMENT      YEAR        MOST        MOST       MOST     RECENT   CURRENT YEAR
CONTROL      STATEMENT   NUMBER OF   STATEMENT   RECENT YEAR RECENT YEAR  RECENT   YEAR NOI   STATEMENT
NUMBER          TYPE       MONTHS    ENDING DATE   REVENUES    EXPENSES   YEAR NOI    DSCR       TYPE
---------------------------------------------------------------------------------------------------------

     1       CY Ended       12        12/31/03     8,110,947  2,690,124  5,420,823   1.39    Annualized
     2          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
     3          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
---------------------------------------------------------------------------------------------------------

     4          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Trailing-12
     5          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Trailing-12
     6          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
---------------------------------------------------------------------------------------------------------
     7       CY Ended       12        12/31/03     3,835,762  1,598,032  2,237,730   1.24    Trailing-12
     8          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
     9          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    10       CY Ended       12        12/31/03     1,927,290    483,448  1,443,842   0.96    Annualized
    11       CY Ended       12        12/31/03     2,155,958    652,982  1,502,976   1.02    Annualized
    12       CY Ended       12        12/31/03     2,926,273  1,535,194  1,391,079   1.00    Annualized
    13       CY Ended       12        12/31/03     5,025,223  2,588,320  2,436,903   2.44    Trailing-12
    14       CY Ended       12        12/31/03     7,543,727  6,074,246  1,469,481   1.07    Annualized
    15       CY Ended       12        12/31/03     4,582,268  2,431,332  2,150,936   1.59    Annualized
    16          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    17      Annualized      11        12/31/03     5,680,334  2,163,865  3,516,469   3.59    Annualized
    18       CY Ended       12        12/31/03     2,425,844    636,889  1,788,955   1.36    Trailing-12
---------------------------------------------------------------------------------------------------------

    19      Annualized      11        12/31/03     1,783,668    310,548  1,473,120   2.39    Annualized
    20       CY Ended       12        12/31/03       966,427    115,048    851,379   2.39    Trailing-12
---------------------------------------------------------------------------------------------------------
    21       CY Ended       12        12/31/03     1,741,620    697,655  1,043,965   0.88    Annualized
    22       CY Ended       12        12/31/03     3,462,710  1,982,291  1,480,419   1.32    Trailing-12
    23          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    24          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    25       CY Ended       12        12/31/03     3,119,785  1,097,350  2,022,435   1.87    Annualized
    26          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    27          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    28       CY Ended       12        12/31/03     1,799,817    427,676  1,372,141   1.43    Annualized
    29       CY Ended       12        12/31/03     1,729,729    489,693  1,240,036   1.22    Annualized
    30       CY Ended       12        12/31/03     2,457,250  1,199,645  1,257,605   1.25    Trailing-12
    31       CY Ended       12        12/31/03     2,364,084  1,359,036  1,005,048   1.04    Annualized
---------------------------------------------------------------------------------------------------------

    32       CY Ended       12        12/31/02       179,699          0    179,699   1.44     CY Ended
    33       CY Ended       12        12/31/02       153,002          0    153,002   1.44     CY Ended
    34       CY Ended       12        12/31/02       113,202          0    113,202   1.44     CY Ended
    35       CY Ended       12        12/31/02       111,732          0    111,732   1.44     CY Ended
    36       CY Ended       12        12/31/02       113,220          0    113,220   1.44     CY Ended
    37       CY Ended       12        12/31/02       102,843          0    102,843   1.44     CY Ended
    38       CY Ended       12        12/31/02        94,636          0     94,636   1.44     CY Ended
    39       CY Ended       12        12/31/02       103,223          0    103,223   1.44     CY Ended
    40       CY Ended       12        12/31/02        98,170          0     98,170   1.44     CY Ended
    41       CY Ended       12        12/31/02        94,045          0     94,045   1.44     CY Ended
    42       CY Ended       12        12/31/02        82,150          0     82,150   1.44     CY Ended
    43       CY Ended       12        12/31/02        79,069          0     79,069   1.44     CY Ended
    44       CY Ended       12        12/31/02        73,160          0     73,160   1.44     CY Ended
---------------------------------------------------------------------------------------------------------
    45       CY Ended       12        12/31/03     1,830,561    948,740    881,821   1.05    Trailing-12
    46       CY Ended       12        12/31/03     1,749,216    581,695  1,167,521   1.41    Annualized
    47          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    48          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    49          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Trailing-12
    50       CY Ended       12        06/30/03     2,427,520  1,000,605  1,426,915   2.17    Trailing-12
---------------------------------------------------------------------------------------------------------

    51       CY Ended       12        12/31/03       889,682    176,910    712,772   1.68    Annualized
    52       CY Ended       12        12/31/03       688,348    190,627    497,721   1.68    Trailing-12
---------------------------------------------------------------------------------------------------------
    53       CY Ended       12        12/31/03       989,052    723,203    265,849   0.43    Annualized
    54          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    55          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Trailing-12
    56       CY Ended       12        12/31/03     1,187,773    326,866    860,907   1.34    Annualized
    57          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    58       CY Ended       12        12/31/03     1,020,030    359,640    660,390   1.09    Annualized
    59       CY Ended       12        12/31/03     1,040,664    419,979    620,685   1.01    Trailing-12
    60       CY Ended       12        12/31/03       982,186    132,385    849,801   1.33    Trailing-12
    61          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Trailing-12
    62          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    63       CY Ended       12        12/31/03     1,003,359    481,644    521,715   0.90    Annualized
    64          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    65          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    66          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    67       CY Ended       12        12/31/03     1,165,421    346,714    818,707   1.47    Annualized
    68          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    69       CY Ended       12        12/31/03     1,186,892    400,410    786,482   1.45    Annualized
    70       CY Ended       12        12/31/03       996,113    316,067    680,046   1.27    Annualized
    71       CY Ended       12        12/31/03     1,174,573    251,137    923,437   1.94    Annualized
    72       CY Ended       12        12/31/03       848,662    297,558    551,104   1.17    Trailing-12
    73       CY Ended       12        12/31/03     3,639,527  2,727,032    912,495   1.67    Trailing-12
    74       CY Ended       12        12/31/03     1,301,277    651,565    649,712   1.52    Trailing-12
    75          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    76       CY Ended       12        12/31/03     3,818,304  2,779,680  1,038,624   2.20    Annualized
    77          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    78          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    79      Annualized       9        12/31/03       939,298    363,297    576,001   1.36    Trailing-12
    80          UAV         UAV         UAV              UAV        UAV        UAV    UAV    Annualized
    81       CY Ended       12        12/31/03     1,065,893    631,226    434,667   1.17    Trailing-12
    82       CY Ended       12        12/31/03       911,616    373,465    538,151   1.34    Trailing-12
    83       CY Ended       12        12/31/03       758,753    143,103    615,650   1.49    Annualized
    84          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    85       CY Ended       12        12/31/03     2,310,734  1,419,258    891,476   2.01    Trailing-12
    86       CY Ended       12        12/31/03       736,258    321,770    414,488   1.06    Trailing-12
    87       CY Ended       12        12/31/03     1,075,086    625,352    449,734   1.23    Annualized
    88       CY Ended       12        12/31/03       541,032    203,727    337,305   0.92    Trailing-12
    89          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    90       CY Ended       12        12/31/03       866,655    194,958    671,697   1.82    Trailing-12
    91       CY Ended       12        12/31/03       565,519    110,499    455,020   1.24    Annualized
    92       CY Ended       12        12/31/03     5,351,604  2,802,841  2,548,763   9.98    Trailing-12
    93       CY Ended       12        12/31/03       469,483        UAV    469,482   1.42        UAV
    94       CY Ended       12        12/31/03       671,917    254,065    417,852   1.15    Annualized
    95       CY Ended       12        12/31/03       781,918    297,301    484,617   1.47    Annualized
    96       CY Ended       12        12/31/03       703,123    191,341    511,782   1.55    Trailing-12
    97          UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    98       CY Ended       12        12/31/03       272,741    147,279    125,463   0.45    Annualized
    99       CY Ended       12        12/31/03       763,591    292,839    470,752   1.60    Annualized
    100      CY Ended       12        12/31/03       574,957    108,345    466,612   1.79    Annualized
    101      CY Ended       12        12/31/03     1,135,202    379,183    756,019   2.93    Trailing-12
    102      CY Ended       12        12/31/03       818,809    437,394    381,415   1.59    Trailing-12
    103     Annualized      11        12/31/03       459,869    229,419    230,450   1.13    Annualized
    104         UAV         UAV         UAV              UAV        UAV        UAV    UAV        UAV
    105      CY Ended       12        12/31/03       380,761    154,821    225,940   1.29    Annualized
    106      CY Ended       12        12/31/03       567,791    422,704    145,086   0.96    Annualized

              MOST          MOST
           CURRENT YEAR   CURRENT       MOST         MOST         MOST        MOST
             STATEMENT      YEAR       CURRENT      CURRENT      CURRENT     CURRENT
  CONTROL    NUMBER OF    STATEMENT      YEAR         YEAR         YEAR      YEAR NOI        U/W           U/W
  NUMBER      MONTHS     ENDING DATE    REVENUES     EXPENSES       NOI        DSCR        REVENUES      EXPENSES    U/W NOI
-------------------------------------------------------------------------------------------------------------------------------

     1           3        03/31/04       8,311,919    2,495,929   5,815,990    1.50        8,893,123    2,837,250    6,055,873
     2          UAV          UAV               UAV          UAV         UAV    UAV         4,856,278      726,532    4,129,746
     3          UAV          UAV               UAV          UAV         UAV    UAV         5,367,896    1,755,155    3,612,742
-------------------------------------------------------------------------------------------------------------------------------

     4          12        03/31/04       1,123,274      505,780     617,494    0.79        1,706,830      520,156    1,186,674
     5          12        03/31/04         886,985      431,328     455,657    0.79        1,705,194      449,627    1,255,567
     6           9        04/30/04       1,107,491      349,509     757,982    0.79        1,240,942      420,392      820,549
-------------------------------------------------------------------------------------------------------------------------------
     7          12        04/30/04       3,963,711    1,648,568   2,315,143    1.28        4,058,876    1,345,943    2,712,933
     8          UAV          UAV               UAV          UAV         UAV    UAV         3,209,130    1,048,547    2,160,583
     9           4        04/30/04       2,348,508    1,527,366     821,143    0.64        3,833,433    1,535,468    2,297,965
    10           6        06/30/04       2,224,008      463,789   1,760,219    1.17        2,460,141      472,739    1,987,402
    11           6        06/30/04       2,491,154      802,949   1,688,205    1.15        2,808,968      817,042    1,991,926
    12           7        07/31/04       2,962,077    1,637,813   1,324,264    0.95        3,045,179    1,324,270    1,720,908
    13          12        08/31/04       5,467,987    2,872,352   2,595,635    2.60        5,215,307    2,896,004    2,319,303
    14           7        07/20/04       7,712,609    5,678,161   2,034,449    1.47        7,585,639    5,141,450    2,444,189
    15           7        07/31/04       4,607,821    2,315,490   2,292,331    1.70        4,297,313    2,261,536    2,035,778
    16          UAV          UAV               UAV          UAV         UAV    UAV         2,593,785      925,428    1,668,357
    17           8        08/31/04       4,887,237    2,453,085   2,434,152    2.49        4,932,470    2,439,750    2,492,720
    18          12        03/31/04       2,431,760      831,467   1,600,293    1.22        2,362,365      694,202    1,668,163
-------------------------------------------------------------------------------------------------------------------------------

    19           8        08/31/04       1,570,051      353,673   1,216,378    2.13        1,481,812      342,860    1,138,952
    20          12        03/31/04         985,707      130,071     855,636    2.13          966,682      169,897      796,784
-------------------------------------------------------------------------------------------------------------------------------
    21           6        06/30/04       2,068,406      702,218   1,366,188    1.16        2,282,125      675,167    1,606,958
    22          12        05/31/04       3,630,096    2,084,784   1,545,313    1.38        3,639,434    2,111,178    1,528,256
    23           3        09/30/04       2,008,039      548,272   1,459,767    1.31        1,991,936      681,677    1,310,259
    24          UAV          UAV               UAV          UAV         UAV    UAV         2,697,287    1,087,229    1,610,058
    25           8        08/31/04       3,574,370    1,153,193   2,421,177    2.24        2,748,618    1,145,641    1,602,977
    26           5        05/31/04       1,669,020      545,765   1,123,255    1.01        2,030,916      641,185    1,389,731
    27          UAV          UAV               UAV          UAV         UAV    UAV         1,967,317      419,529    1,547,788
    28           7        07/31/04       1,814,097      462,723   1,351,374    1.41        1,807,713      536,099    1,271,614
    29           6        06/30/04       1,824,090      522,968   1,301,122    1.28        2,001,885      537,036    1,464,849
    30          12        03/31/04       2,400,618    1,236,007   1,164,611    1.15        2,470,394    1,233,376    1,237,018
    31           6        06/30/04       2,825,688    1,418,580   1,407,108    1.46        3,073,964    1,441,058    1,632,907
-------------------------------------------------------------------------------------------------------------------------------

    32          12        12/31/03         176,964            0     176,964    1.40          170,015        6,639      163,376
    33          12        12/31/03         160,145            0     160,145    1.40          141,643        5,788      135,855
    34          12        12/31/03         109,260            0     109,260    1.40          106,178        4,724      101,454
    35          12        12/31/03         105,310            0     105,310    1.40          101,163        4,574       96,589
    36          12        12/31/03         110,027            0     110,027    1.40          103,937        4,657       99,280
    37          12        12/31/03         100,031            0     100,031    1.40           95,866        4,415       91,452
    38          12        12/31/03          96,378            0      96,378    1.40           92,190        4,304       87,885
    39          12        12/31/03          96,930            0      96,930    1.40           91,139        4,273       86,866
    40          12        12/31/03          89,928            0      89,928    1.40           95,231        4,396       90,835
    41          12        12/31/03          83,417            0      83,417    1.40           81,263        3,977       77,286
    42          12        12/31/03          79,475            0      79,475    1.40           77,358        3,860       73,498
    43          12        12/31/03          79,898            0      79,898    1.40           68,714        3,600       65,113
    44          12        12/31/03          68,946            0      68,946    1.40           65,578        3,506       62,071
-------------------------------------------------------------------------------------------------------------------------------
    45          12        06/30/04       1,938,538    1,018,117     920,421    1.09        2,049,635      783,040    1,266,596
    46           5        05/31/04       1,787,311      573,280   1,214,031    1.47        1,781,188      609,890    1,171,299
    47           8        08/31/04       1,442,004      698,957     743,048    1.04        1,862,292      827,955    1,034,338
    48          UAV          UAV               UAV          UAV         UAV    UAV         1,458,581      390,970    1,067,612
    49          12        04/30/04       1,111,225      353,495     757,730    1.06        1,318,320      450,056      868,264
    50          12        06/30/04       2,519,259    1,017,368   1,501,891    2.28        2,200,336    1,005,974    1,194,362
-------------------------------------------------------------------------------------------------------------------------------

    51          12        04/30/04         881,364      200,715     680,649    1.63          842,182      214,202      627,980
    52          12        04/30/04         691,241      201,576     489,665    1.63          657,504      244,402      413,103
-------------------------------------------------------------------------------------------------------------------------------
    53           8        08/31/04       1,286,510      701,172     585,338    0.95        1,711,275      724,888      986,386
    54           9        09/30/04       1,275,524      596,608     678,916    1.08        1,397,462      600,170      797,291
    55          12        09/10/04       3,573,139    2,252,232   1,320,907    1.88        3,582,081    2,342,953    1,239,129
    56           6        06/30/04       1,154,172      320,819     833,353    1.29        1,294,193      358,190      936,003
    57           6        06/30/04       1,107,606      390,382     717,224    1.15        1,261,990      437,617      824,373
    58           6        06/30/04         983,742      356,861     626,881    1.03        1,277,296      405,239      872,057
    59          12        04/30/04       1,177,581      477,508     700,073    1.14        1,379,773      541,171      838,602
    60          12        05/31/04       1,092,838      223,897     868,941    1.36          987,355      200,374      786,981
    61          12        04/30/04       1,039,151      442,565     596,586    0.99        1,344,838      514,565      830,274
    62           4        04/30/04       1,332,176      530,940     801,236    1.45        1,871,596      859,469    1,012,127
    63           6        06/30/04       1,303,708      440,278     863,430    1.49        1,626,410      528,212    1,098,197
    64           7        07/31/04         977,839      265,834     712,005    1.21        1,118,141      370,048      748,093
    65           7        07/31/04       1,042,433      278,407     764,026    1.41        1,029,213      272,698      756,515
    66          UAV          UAV               UAV          UAV         UAV    UAV           941,239      306,693      634,546
    67           5        05/31/04       1,176,610      365,035     811,575    1.46        1,155,080      357,129      797,951
    68          UAV          UAV               UAV          UAV         UAV    UAV           891,495      194,307      697,189
    69          12        08/31/04       1,198,871      370,413     828,458    1.52        1,191,996      401,741      790,255
    70           5        05/31/04       1,164,890      330,592     834,298    1.56        1,029,424      328,550      700,873
    71           3        09/30/04       1,280,505      349,423     931,082    1.96        1,153,523      357,309      796,214
    72          12        05/31/04         869,981      319,639     550,342    1.17          994,107      382,105      612,002
    73          12        08/31/04       3,710,450    2,805,129     905,321    1.66        3,701,106    2,815,168      885,938
    74          12        05/31/04       1,374,287      668,742     705,545    1.65        1,355,473      660,447      695,026
    75           4        04/30/04         430,318       43,532     386,786    0.88          687,132      143,152      543,980
    76           7        07/31/04       3,928,532    2,906,462   1,022,070    2.17        3,829,499    2,873,155      956,344
    77           7        07/31/04         653,593       94,843     558,750    1.29          755,603      202,544      553,059
    78           7        07/31/04         622,817      138,287     484,530    1.15          884,303      157,983      726,320
    79          12        03/31/04         958,944      357,244     601,700    1.42        1,033,849      386,283      647,566
    80           6        06/30/04         636,796      317,701     319,095    0.83          816,258      360,820      455,438
    81          12        05/31/04       1,090,541      630,198     460,343    1.24        1,157,526      658,611      498,915
    82          12        06/30/04         939,284      367,205     572,079    1.42          901,323      398,969      502,354
    83           5        05/31/04         663,688      134,799     528,889    1.28          777,122      166,664      610,458
    84          UAV          UAV               UAV          UAV         UAV    UAV           653,505      139,048      514,457
    85          12        07/31/04       2,242,216    1,421,279     820,937    1.85        2,170,759    1,438,048      732,712
    86          12        02/29/04         767,422      330,150     437,272    1.12          989,460      414,790      574,670
    87           4        04/30/04       1,184,914      406,667     778,247    2.13        1,236,372      624,274      612,097
    88          12        03/31/04         543,149      210,611     332,538    0.90          721,066      226,334      494,732
    89          UAV          UAV               UAV          UAV         UAV    UAV           648,375       21,951      626,424
    90          12        06/30/04         882,218      211,443     670,775    1.82          824,424      225,738      598,686
    91           5        06/07/04         568,749      101,351     467,398    1.28          566,018       99,889      466,129
    92          12        07/31/04       5,660,390    3,041,114   2,619,276   10.25        5,676,492    3,315,916    2,360,576
    93          UAV          UAV               UAV          UAV         UAV    UAV           474,086       14,223      459,864
    94           5        05/31/04         698,299      348,857     349,443    0.96          870,805      411,712      459,093
    95           9        09/30/04         789,723      318,539     471,184    1.43          774,628      322,879      451,749
    96          12        07/31/04         729,333      182,450     546,883    1.65          735,723      208,100      527,623
    97          UAV          UAV               UAV          UAV         UAV    UAV           655,452      208,596      446,856
    98           6        06/30/04         539,016      108,984     430,032    1.56          633,324      215,635      417,689
    99           8        08/31/04         778,044      369,890     408,155    1.39          708,683      311,097      397,587
    100          6        06/30/04         558,024      105,639     452,385    1.74          485,344      128,256      357,087
    101         12        04/30/04       1,216,847      377,584     839,263    3.25        1,145,878      504,466      641,411
    102         12        06/30/04         850,969      473,711     377,258    1.58          856,302      499,967      356,335
    103          8        08/31/04         430,915      238,419     192,495    0.95          491,647      210,161      281,486
    104         UAV          UAV               UAV          UAV         UAV    UAV           428,928       98,719      330,209
    105          7        07/31/04         412,795      176,732     236,063    1.35          431,600      165,805      265,796
    106          6        06/30/04         562,184      434,733     127,451    0.84          574,898      302,965      271,933

                                                                                                                            RECOM-
                                                                                                                            MENDED
                                                             RECOM-                     ESCROWED           ESCROWED         ANNUAL
                                                             MENDED                     REPLACE-          REPLACEMENT      REPLACE-
                                                             ANNUAL      UW ANNUAL        MENT             RESERVES          MENT
                        U/W NCF     TAXES    INSURANCE       REPLACE-     REPLACE-      RESERVES            CURRENT        RESERVES
  CONTROL                DSCR     CURRENTLY  CURRENTLY         MENT          MENT        INITIAL            ANNUAL         PSF/UNIT/
  NUMBER    U/W NCF    (NOTE 1)   ESCROWED   ESCROWED        RESERVES      RESERVES      DEPOSIT            DEPOSIT         ROOM/PAD
------------------------------------------------------------------------------------------------------------------------------------

     1      5,472,955   1.41        Yes         Yes           55,588       67,744           0                 67,332           0.21
     2      3,969,249   1.30        Yes         Yes            6,613       15,387           0                 15,576           0.06
     3      3,518,681   1.22        Yes         Yes           17,787       24,690           0                 16,000           0.11
------------------------------------------------------------------------------------------------------------------------------------

     4      1,069,934   1.29        Yes         Yes            5,028       16,319           0                 16,312           0.06
     5      1,122,659   1.29        Yes         Yes            6,303       20,384           0                 20,384           0.06
     6        729,172   1.29        Yes         Yes           11,085       15,117           0                 15,000           0.15
------------------------------------------------------------------------------------------------------------------------------------
     7      2,402,169   1.33        Yes         Yes           20,833       30,543           0                 31,256           0.10
     8      2,055,594   1.24        Yes         Yes           25,396       30,666           0                 30,666           0.15
     9      2,212,215   1.72        Yes         Yes           60,757       85,750           0                 60,756         179.22
    10      1,887,812   1.25        Yes          No           38,500       37,378           0                 37,487           0.15
    11      1,885,064   1.28        Yes         Yes           29,245       29,389           0                 29,389           0.17
    12      1,688,708   1.21        Yes         Yes           60,747       32,200           0                 80,500         188.65
    13      2,057,592   2.06        No           No           19,352       25,480           0                      0           0.11
    14      1,697,725   1.23        Yes         Yes          394,567      285,790           0                285,790           0.48
    15      1,827,365   1.35        Yes         Yes           40,916            0   1,225,000                 48,351           0.17
    16      1,571,599   1.25        Yes         Yes           19,875       21,813           0                 21,638           0.29
    17      2,112,138   2.16        Yes         Yes           38,506       66,490           0                 66,492           0.12
    18      1,614,163   1.23        Yes         Yes           47,758       54,000           0                 54,000         223.17
------------------------------------------------------------------------------------------------------------------------------------

    19      1,023,510   1.80        Yes         Yes           20,643       29,156     668,700                 29,156           0.07
    20        723,074   1.80        Yes         Yes            8,175       21,060           0                 21,060           0.04
------------------------------------------------------------------------------------------------------------------------------------
    21      1,508,797   1.28        Yes          No            9,921       24,466           0                      0           0.07
    22      1,367,756   1.22        Yes         Yes          133,577      160,500           0                160,500         208.06
    23      1,267,009   1.25        Yes          No           36,604       43,250           0                 43,250         212.81
    24      1,487,343   1.32        No           No           14,894       18,751           0                 15,001           0.12
    25      1,455,936   1.35        No           No           24,987       24,987           0                      0           0.20
    26      1,330,517   1.20        Yes         Yes           24,350       24,002      35,000                      0           0.15
    27      1,541,802   1.14        Yes         Yes            2,263        5,986           0                  2,394           0.06
    28      1,249,514   1.30        Yes         Yes            3,800       22,100           0                 22,100           0.03
    29      1,297,553   1.28        Yes          No           33,552       33,532           0                      0           0.26
    30      1,177,018   1.29        Yes          No           54,633       60,000           0                 60,000         228.59
    31      1,440,519   1.49        Yes         Yes           13,874       32,605           0                 32,607           0.09
------------------------------------------------------------------------------------------------------------------------------------

    32        156,906   1.21        No          Yes            2,274        2,264           0                  2,256           0.94
    33        129,594   1.21        No          Yes            1,849        1,854           0                  1,848           0.76
    34         97,689   1.21        No          Yes            1,783        1,783           0                  1,776           1.13
    35         91,707   1.21        No          Yes            2,104        2,106           0                  2,100           0.81
    36         95,527   1.21        No          Yes            1,878        1,871           0                  1,860           0.90
    37         87,974   1.21        No          Yes              825          826           0                    816           0.41
    38         84,146   1.21        No          Yes            1,957        1,965           0                  1,968           0.92
    39         83,268   1.21        No          Yes            1,827        1,829           0                  1,824           0.83
    40         86,876   1.21        No          Yes            2,007        2,013           0                  1,836           0.84
    41         73,541   1.21        No          Yes            1,990        1,954           0                  1,944           0.96
    42         70,012   1.21        No          Yes            2,071        2,075           0                  2,076           1.01
    43         61,128   1.21        No          Yes            2,117        2,123           0                  2,112           1.32
    44         59,982   1.21        No          Yes              742          734           0                    732           0.45
------------------------------------------------------------------------------------------------------------------------------------
    45      1,139,270   1.35        Yes         Yes           15,834       17,089           0                 17,089           0.19
    46      1,055,235   1.28        Yes         Yes           17,967       18,567           0                 18,567           0.15
    47        971,250   1.35        Yes         Yes            6,704        9,164           0                  9,164           0.15
    48      1,048,406   1.40        Yes         Yes            8,543       15,600           0                 15,600           0.08
    49        858,877   1.20        Yes         Yes            6,398        9,387           0                  9,387           0.07
    50      1,070,667   1.62        Yes         Yes           13,457       26,376           0                 26,376           0.10
------------------------------------------------------------------------------------------------------------------------------------

    51        535,609   1.28        Yes         Yes           17,840       20,527           0                 20,520           0.17
    52        380,947   1.28        Yes         Yes           32,156       32,156           0                 32,121         365.41
------------------------------------------------------------------------------------------------------------------------------------
    53        850,357   1.38        Yes         Yes           20,093       20,093           0                 20,093           0.23
    54        754,291   1.20        Yes         Yes           18,897       43,000           0                 43,000         109.87
    55      1,095,846   1.56        No           No           61,140      143,283           0              0 (Note 4)        501.15
    56        851,413   1.32        Yes         Yes            6,115        7,455           0                  7,455           0.08
    57        724,761   1.26        Yes         Yes           12,238       18,506           0                 18,510           0.10
    58        808,867   1.33        Yes         Yes           22,550       22,550           0                 22,550           0.38
    59        828,741   1.35        Yes         Yes           22,507        9,861     160,938                 10,000           0.27
    60        764,825   1.20        Yes         Yes           12,847       12,681           0                 12,684           0.13
    61        824,284   1.36        Yes         Yes            1,986        5,990           0                  5,990           0.04
    62        820,095   1.48        Yes          No           14,534       24,130           0                 24,130           0.12
    63        953,908   1.64        Yes         Yes            7,775       24,289           0                 24,289           0.06
    64        722,593   1.23        Yes         Yes           22,305       25,500           0                 25,500         218.67
    65        713,584   1.31        Yes         Yes            4,700       11,216           0                 11,216           0.06
    66        618,546   1.21        Yes         Yes            9,800       16,000           0                 16,000         153.13
    67        720,447   1.30        Yes         Yes           15,375       15,081           0                 15,081           0.15
    68        663,644   1.29        Yes         Yes            2,571        5,250           0                  5,256           0.07
    69        707,688   1.30        Yes         Yes           30,818       36,696           0                 27,507           0.17
    70        666,792   1.25        Yes         Yes            4,667        5,699     120,313                  5,699           0.12
    71        709,826   1.49        Yes         Yes           11,508       11,454           0                 11,454           0.15
    72        602,002   1.28        Yes         Yes            4,161       10,000           0                 10,000           0.04
    73        737,894   1.35        No           No          122,930      148,044           0    4% of Gross Revenue         793.10
    74        604,186   1.42        Yes         Yes            7,178       14,876           0                 14,952           0.10
    75        531,181   1.20        Yes         Yes            2,154        4,748           0                  1,836           0.09
    76        803,164   1.70        Yes         Yes           21,530      153,180           0                153,180         145.47
    77        527,182   1.22        Yes         Yes            2,096        2,692           0                  2,692           0.14
    78        639,264   1.52        Yes         Yes           14,216       20,172           0                 20,172           0.07
    79        574,779   1.36        Yes         Yes            5,571       14,053           0                 14,053           0.08
    80        403,667   1.25        Yes         Yes            2,545       10,417           0                 10,417           0.04
    81        466,915   1.25        Yes         Yes           32,044       32,000           0                 32,004         250.34
    82        493,454   1.23        Yes         Yes            7,595        8,900           0                  8,900          42.67
    83        548,942   1.33        Yes         Yes            4,347       15,885           0                 15,885           0.04
    84        491,841   1.24        Yes         Yes            1,988        2,678           0                  2,678           0.11
    85        645,882   1.45        Yes          No           49,224       86,830           0                 86,830         370.11
    86        483,325   1.24        No          Yes           16,235       16,304           0                 16,304           0.21
    87        500,033   1.37        Yes         Yes            7,923       16,440           0                 16,440           0.10
    88        474,932   1.29        Yes         Yes           15,397       19,800       9,900                 19,800         233.28
    89        582,131   1.59        No           No                0        9,529           0                      0           0.00
    90        516,227   1.40        Yes         Yes           10,647       17,049           0                 11,366           0.09
    91        449,886   1.23        No          Yes            2,427        2,450           0                  2,450           0.10
    92      1,818,675   7.12        No           No           28,507       33,701           0                 34,484           0.17
    93        459,864   1.39        No           No            1,100            0           0                      0           0.09
    94        413,262   1.20        Yes         Yes            7,429        9,298           0                  9,476           0.12
    95        426,639   1.30        Yes         Yes           25,122       25,110           0                 25,110         279.13
    96        479,765   1.45        Yes         Yes           13,396       13,083           0                 13,083           0.20
    97        404,319   1.30        Yes          No            1,167        3,936           0                  3,930           0.04
    98        391,571   1.42        Yes         Yes            1,844        4,374           0                  4,375           0.06
    99        353,509   1.20        Yes         Yes           18,717       24,162           0                 24,162           0.12
    100       330,159   1.27        Yes          No           10,764       10,673           0                  7,623           0.14
    101       562,311   2.18        Yes         Yes           15,096       14,791           0                 14,791           0.23
    102       324,235   1.36        Yes         Yes           41,267       32,100           0                 32,100         275.11
    103       268,486   1.32        Yes         Yes           12,979       13,000           0                 13,000         259.58
    104       278,418   1.46        Yes         Yes            1,587        5,208           0                 46,576           0.06
    105       250,571   1.43        Yes         Yes           17,625       15,225      15,000                 16,125         367.19
    106       245,458   1.62        Yes         Yes           26,475       26,475           0                 26,496         275.78

                                        ESCROWED
                          ESCROWED       REPLACE-
                          REPLACE-         MENT
             U/W ANNUAL     MENT         RESERVES                             ESCROWED                ESCROWED   ESCROWED
              REPLACE-    RESERVES       CURRENT                  ESCROWED      TI/LC                   TI/LC     TI/LC
                MENT       INITIAL        ANNUAL                    TI/LC     RESERVES    U/W ANNUAL  RESERVES   RESERVES
              RESERVES     DEPOSIT       DEPOSIT      U/W ANNUAL  RESERVES     CURRENT      TI/LC     INITIAL     CURRENT
  CONTROL    PSF/UNIT/    PSF/UNIT/      PSF/UNIT/      TI/LC       INITIAL     ANNUAL    RESERVES      DEPOSIT    ANNUAL   CONTROL
  NUMBER      ROOM/PAD     ROOM/PAD       ROOM/PAD     RESERVES    DEPOSIT     DEPOSIT       PSF        PSF     DEPOSIT PSF  NUMBER
------------------------------------------------------------------------------------------------------------------------------------

     1            0.25        0.00           0.25      515,174   1,650,000           0        1.90       6.09        0.00     1
     2            0.15        0.00           0.15      163,583   2,597,047           0        1.59      25.32        0.00     2
     3            0.15        0.00           0.10       69,371           0      68,863        0.42       0.00        0.42     3
------------------------------------------------------------------------------------------------------------------------------------

     4            0.20        0.00           0.20      100,421           0     119,075        1.23       0.00        1.46     4
     5            0.20        0.00           0.20      112,524           0     103,960        1.10       0.00        1.02     5
     6            0.21        0.00           0.21       76,260           0     108,750        1.06       0.00        1.51     6
------------------------------------------------------------------------------------------------------------------------------------
     7            0.15        0.00           0.15      280,221           0           0        1.34       0.00        0.00     7
     8            0.18        0.00           0.18       74,323           0      60,000        0.44       0.00        0.36     8
     9          252.95        0.00         179.22          NAP         NAP         NAP         NAP        NAP         NAP     9
    10            0.15        0.00           0.15       62,212           0      66,667        0.25       0.00        0.27    10
    11            0.17        0.00           0.17       77,473           0           0        0.46       0.00        0.00    11
    12          100.00        0.00         250.00          NAP         NAP         NAP         NAP        NAP         NAP    12
    13            0.15        0.00           0.00      236,230           0           0        1.39       0.00        0.00    13
    14            0.35        0.00           0.35      460,673   1,780,000     473,384        0.56       2.18        0.58    14
    15            0.00        5.07           0.20      208,413   1,200,000           0        0.86       4.96        0.00    15
    16            0.31        0.00           0.31       74,945           0           0        1.08       0.00        0.00    16
    17            0.20        0.00           0.20      314,092           0     166,230        0.94       0.00        0.50    17
    18          252.34        0.00         252.34          NAP         NAP         NAP         NAP        NAP         NAP    18
------------------------------------------------------------------------------------------------------------------------------------

    19            0.10        2.29           0.10       86,285     250,000     145,782        0.30       0.86        0.50    19
    20            0.10        0.00           0.10       52,650     526,500           0        0.25       2.50        0.00    20
------------------------------------------------------------------------------------------------------------------------------------
    21            0.16        0.00           0.00       73,695           0           0        0.49       0.00        0.00    21
    22          250.00        0.00         250.00          NAP         NAP         NAP         NAP        NAP         NAP    22
    23          251.45        0.00         251.45          NAP         NAP         NAP         NAP        NAP         NAP    23
    24            0.15        0.00           0.12      103,964     500,000           0        0.83       4.00        0.00    24
    25            0.20        0.00           0.00      122,054     200,000      75,000        0.99       1.62        0.61    25
    26            0.15        0.22           0.00       35,212           0           0        0.22       0.00        0.00    26
    27            0.15        0.00           0.06            0           0           0        0.00       0.00        0.00    27
    28            0.20        0.00           0.20            0           0           0        0.00       0.00        0.00    28
    29            0.26        0.00           0.00      133,764           0           0        1.04       0.00        0.00    29
    30          251.05        0.00         251.05          NAP         NAP         NAP         NAP        NAP         NAP    30
    31            0.20        0.00           0.20      159,783           0     163,034        0.98       0.00        1.00    31
------------------------------------------------------------------------------------------------------------------------------------

    32            0.94        0.00           0.94        4,207           0       4,224        1.75       0.00        1.75    32
    33            0.76        0.00           0.76        4,406           0       4,416        1.81       0.00        1.81    33
    34            1.13        0.00           1.13        1,982           0       1,992        1.26       0.00        1.26    34
    35            0.81        0.00           0.81        2,776           0       2,784        1.07       0.00        1.07    35
    36            0.90        0.00           0.89        1,882           0       1,908        0.91       0.00        0.92    36
    37            0.41        0.00           0.40        2,651           0       2,664        1.32       0.00        1.32    37
    38            0.92        0.00           0.92        1,774           0       1,788        0.83       0.00        0.84    38
    39            0.83        0.00           0.83        1,769           0       1,776        0.80       0.00        0.81    39
    40            0.84        0.00           0.77        1,945           0       1,956        0.81       0.00        0.82    40
    41            0.94        0.00           0.94        1,791           0       1,788        0.86       0.00        0.86    41
    42            1.01        0.00           1.01        1,412           0       1,428        0.69       0.00        0.70    42
    43            1.32        0.00           1.31        1,863           0       1,872        1.16       0.00        1.16    43
    44            0.45        0.00           0.45        1,355           0       1,356        0.83       0.00        0.83    44
------------------------------------------------------------------------------------------------------------------------------------
    45            0.20        0.00           0.20      110,236     350,000     100,000        1.29       4.10        1.17    45
    46            0.15        0.00           0.15       97,496           0      92,837        0.79       0.00        0.75    46
    47            0.20        0.00           0.20       53,923           0           0        1.18       0.00        0.00    47
    48            0.15        0.00           0.15        3,605     400,000           0        0.03       3.85        0.00    48
    49            0.10        0.00           0.10            0           0           0        0.00       0.00        0.00    49
    50            0.20        0.00           0.20       97,318           0     200,000        0.74       0.00        1.52    50
------------------------------------------------------------------------------------------------------------------------------------

    51            0.20        0.00           0.20       71,844           0      71,844        0.70       0.00        0.70    51
    52          365.41        0.00         365.01          NAP         NAP         NAP         NAP        NAP         NAP    52
------------------------------------------------------------------------------------------------------------------------------------
    53            0.23        0.00           0.23      115,937           0      30,000        1.35       0.00        0.35    53
    54          250.00        0.00         250.00          NAP         NAP         NAP         NAP        NAP         NAP    54
    55        1,174.45        0.00   0.00 (Note 4)         NAP         NAP         NAP         NAP        NAP         NAP    55
    56            0.10        0.00           0.10       77,136           0      37,272        1.03       0.00        0.50    56
    57            0.15        0.00           0.15       81,106           0     103,866        0.66       0.00        0.84    57
    58            0.38        0.00           0.38       40,640           0      15,000        0.68       0.00        0.25    58
    59            0.12        1.96           0.12            0           0           0        0.00       0.00        0.00    59
    60            0.13        0.00           0.13        9,475           0           0        0.10       0.00        0.00    60
    61            0.12        0.00           0.12            0           0           0        0.00       0.00        0.00    61
    62            0.20        0.00           0.20      167,901           0           0        1.39       0.00        0.00    62
    63            0.20        0.00           0.20      120,000           0     120,000        0.99       0.00        0.99    63
    64          250.00        0.00         250.00          NAP         NAP         NAP         NAP        NAP         NAP    64
    65            0.15        0.00           0.15       31,715           0           0        0.42       0.00        0.00    65
    66          250.00        0.00         250.00          NAP         NAP         NAP         NAP        NAP         NAP    66
    67            0.15        0.00           0.15       62,423     300,000      65,000        0.62       2.98        0.65    67
    68            0.15        0.00           0.15       28,294           0      24,000        0.81       0.00        0.69    68
    69            0.20        0.00           0.15       45,871           0      45,857        0.25       0.00        0.25    69
    70            0.15        3.17           0.15       28,383           0      42,303        0.75       0.00        1.11    70
    71            0.15        0.00           0.15       74,935           0      73,037        0.98       0.00        0.96    71
    72            0.09        0.00           0.09            0           0           0        0.00       0.00        0.00    72
    73          955.12        0.00 4% of Gross Revenue     NAP         NAP         NAP         NAP        NAP         NAP    73
    74            0.20        0.00           0.20       75,965     200,000           0        1.02       2.69        0.00    74
    75            0.20        0.00           0.08        8,051      77,514       5,994        0.34       3.26        0.25    75
    76        1,035.00        0.00       1,035.00          NAP         NAP         NAP         NAP        NAP         NAP    76
    77            0.18        0.00           0.18       23,185           0      23,185        1.52       0.00        1.52    77
    78            0.10        0.00           0.10       66,884           0      63,131        0.33       0.00        0.31    78
    79            0.20        0.00           0.20       58,734     280,000           0        0.84       3.98        0.00    79
    80            0.15        0.00           0.15       41,354           0      34,728        0.60       0.00        0.50    80
    81          250.00        0.00         250.03          NAP         NAP         NAP         NAP        NAP         NAP    81
    82           50.00        0.00          50.00          NAP         NAP         NAP         NAP        NAP         NAP    82
    83            0.15        0.00           0.15       45,630           0      44,820        0.43       0.00        0.42    83
    84            0.15        0.00           0.15       19,938     385,830      26,966        1.12      21.61        1.51    84
    85          652.86        0.00         652.86          NAP         NAP         NAP         NAP        NAP         NAP    85
    86            0.21        0.00           0.21       75,041           0      72,933        0.98       0.00        0.95    86
    87            0.20        0.00           0.20       95,624     250,000           0        1.16       3.04        0.00    87
    88          300.00      150.00         300.00          NAP         NAP         NAP         NAP        NAP         NAP    88
    89            0.15        0.00           0.00       34,763           0           0        0.55       0.00        0.00    89
    90            0.15        0.00           0.10       65,410     160,000           0        0.58       1.41        0.00    90
    91            0.10        0.00           0.10       13,793           0      13,261        0.56       0.00        0.54    91
    92            0.20        0.00           0.20      508,200           0     294,887        3.02       0.00        1.75    92
    93            0.00        0.00           0.00            0           0      52,600        0.00       0.00        4.13    93
    94            0.15        0.00           0.15       36,534           0      34,511        0.59       0.00        0.56    94
    95          279.00        0.00         279.00          NAP         NAP         NAP         NAP        NAP         NAP    95
    96            0.20        0.00           0.20       34,775           0      33,904        0.53       0.00        0.52    96
    97            0.15        0.00           0.15       38,600           0      37,987        1.47       0.00        1.45    97
    98            0.15        0.00           0.15       21,744           0      12,000        0.75       0.00        0.41    98
    99            0.15        0.00           0.15       19,916           0      35,205        0.12       0.00        0.22    99
    100           0.14        0.00           0.10       16,256           0      16,000        0.21       0.00        0.21    100
    101           0.23        0.00           0.23       64,309           0           0        1.00       0.00        0.00    101
    102         214.00        0.00         214.00          NAP         NAP         NAP         NAP        NAP         NAP    102
    103         260.00        0.00         260.00          NAP         NAP         NAP         NAP        NAP         NAP    103
    104           0.20        0.00           1.79       46,582           0       5,208        1.79       0.00        0.20    104
    105         317.19      312.50         335.94          NAP         NAP         NAP         NAP        NAP         NAP    105
    106         275.78        0.00         276.00          NAP         NAP         NAP         NAP        NAP         NAP    106

         MORTGAGE    LOAN
CONTROL    LOAN     GROUP                                                                                          ZIP
 NUMBER   SELLER    NUMBER         LOAN / PROPERTY NAME         PROPERTY ADDRESS        CITY             STATE    CODE      COUNTY
------------------------------------------------------------------------------------------------------------------------------------

   12      PNC        2     The Lodge at Baybrook           19100 Glenwest Drive      Houston              TX     77546   Harris
   18      CGM        2     Channel Islands Village         3650 Ketch Avenue         Oxnard               CA     93035   Ventura
   22      CGM        2     Aspen Ridge Apartments          114 Aspen Circle          Homewood             AL     35209   Jefferson
   23      CGM        2     Hills of Aberdeen Apartments    247 Marcliffe Drive       Valparaiso           IN     46385   Porter
   30      CGM        2     Cape House II                   4460 Hodges Boulevard     Jacksonville         FL     32224   Duval
   54      CGM        2     Ashley Park Apartments          1100 David Street         North Myrtle Beach   SC     29582   Horry
   64      CGM        2     Newport Commons Apartments      327 North Oak Street      Liditz               PA     17543   Lancaster
   81      CGM        2     Quaker Towers                   337 Cowesett Avenue       West Warwick         RI     02893   Kent
   88      CGM        2     Bard Townhouses Phase II        100 Bard Drive            Shippensburg         PA     17257   Cumberland
   95      CGM        2     Pebble Cove                     5101 O'Bannon Drive       Las Vegas            NV     89146   Clark
  102      CGM        2     Hoodview Apartments             1320 Wales Drive          Killeen              TX     76549   Bell
  103      CGM        2     Oak Knoll Apartments            133 Colonial Drive        Wilder               VT     05001   Windsor
  105      PNC        2     Limestone Square Apartments     128 Gazette Avenue        Lexington            KY     40507   Fayette
  106      PNC        2     Belle Isle Apartments           4861 North Blackwelder    Oklahoma City        OK     73118   Oklahoma

                                                                                                                          CROSS
                                                                                                                       COLLATER-
                                                                                                                         ALIZED
                                                                                                                        MORTGAGE
                                                            % OF                ALLOCATED                   CROSS      LOAN GROUP
                                                          AGGREGATE   % OF     CUT-OFF DATE               COLLATER-    AGGREGATE
                                                          INITIAL    INITIAL    PRINCIPAL        LOAN      ALIZED     CUT-OFF DATE
                                        CUT-OFF DATE      MORTGAGE    LOAN     BALANCE PER    BALANCE AT  (MORTGAGE    PRINCIPAL
CONTROL   PROPERTY        DETAILED        PRINCIPAL         POOL     GROUP 2     SF/UNIT/     MATURITY /     LOAN       BALANCE
 NUMBER     TYPE        PROPERTY TYPE      BALANCE        BALANCE    BALANCE     ROOM/PAD        ARD       GROUP)       (NOTE 3)
------------------------------------------------------------------------------------------------------------------------------------

   12    Multifamily   Conventional      20,500,000.00      2.0%      15.7%      63,664.60  18,338,571.54      No    20,500,000.00
   18    Multifamily   Conventional      18,414,027.23      1.8%      14.1%      86,046.86  15,633,588.04      No    18,414,027.23
   22    Multifamily   Conventional      16,728,113.09      1.6%      12.8%      26,056.25  15,562,638.32      No    16,728,113.09
   23    Multifamily   Conventional      16,500,000.00      1.6%      12.6%      95,930.23  15,317,910.32      No    16,500,000.00
   30    Multifamily   Conventional      14,429,821.83      1.4%      11.0%      60,375.82  12,187,113.25      No    14,429,821.83
   54    Multifamily   Conventional       9,269,804.24      0.9%      7.1%       53,894.21   7,745,545.48      No     9,269,804.24
   64    Multifamily   Conventional       8,100,000.00      0.8%      6.2%       79,411.76   7,192,900.56      No     8,100,000.00
   81    Multifamily   Conventional       5,700,486.48      0.6%      4.4%       44,535.05   5,282,930.71      No     5,700,486.48
   88    Multifamily   Student Housing    5,239,875.91      0.5%      4.0%       79,392.06   4,420,047.88      No     5,239,875.91
   95    Multifamily   Conventional       4,800,000.00      0.5%      3.7%       53,333.33   4,015,289.71      No     4,800,000.00
  102    Multifamily   Conventional       3,489,058.66      0.3%      2.7%       23,260.39   2,925,864.93      No     3,489,058.66
  103    Multifamily   Conventional       2,862,404.89      0.3%      2.2%       57,248.10   2,442,029.64      No     2,862,404.89
  105    Multifamily   Conventional       2,560,000.00      0.2%      2.0%       53,333.33   2,140,166.30      No     2,560,000.00
  106    Multifamily   Conventional       2,170,759.48      0.2%      1.7%       22,612.08   1,828,394.35      No     2,170,759.48

                           RELATED
                          MORTGAGE
                         LOAN GROUP
                          AGGREGATE
             RELATED    CUT-OFF DATE                                         CUT-OFF    MATURITY
            (MORTGAGE     PRINCIPAL                                          DATE LTV  DATE / ARD                           ADMIN-
 CONTROL       LOAN        BALANCE      BORROWER'S    APPRAISED  APPRAISAL    RATIO     LTV RATIO   ORIGINAL    MORTGAGE   ISTRATIVE
  NUMBER      GROUP)      (NOTE 3)       INTEREST       VALUE       DATE     (NOTE 2)   (NOTE 2)     BALANCE      RATE     FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

    12          No      20,500,000.00   Fee Simple    25,640,000  07/27/04    79.95%     71.52%     20,500,000   5.4900%    0.052%
    18          No      18,414,027.23   Fee Simple    24,600,000  04/11/04    74.85%     63.55%     18,500,000   5.8800%    0.042%
    22          No      16,728,113.09   Fee Simple    21,100,000  07/01/04    79.28%     73.76%     16,800,000   5.3000%    0.042%
    23          No      16,500,000.00   Fee Simple    21,800,000  08/05/04    75.69%     70.27%     16,500,000   5.4500%    0.042%
    30          No      14,429,821.83   Fee Simple    19,800,000  02/20/04    72.88%     61.55%     14,500,000   5.7000%    0.042%
    54          No       9,269,804.24   Fee Simple    11,600,000  08/18/04    79.91%     66.77%      9,280,000   5.4800%    0.042%
    64          No       8,100,000.00   Fee Simple    10,400,000  06/06/04    77.88%     69.16%      8,100,000   6.0900%    0.072%
    81          No       5,700,486.48   Fee Simple     7,060,000  07/23/04    80.74%     74.83%      5,720,000   5.1000%    0.042%
    88          No       5,239,875.91   Fee Simple     6,700,000  09/01/04    78.21%     65.97%      5,250,000   5.7600%    0.042%
    95          No       4,800,000.00   Fee Simple     6,000,000  03/02/04    80.00%     66.92%      4,800,000   5.5500%    0.042%
   102          No       3,489,058.66   Fee Simple     4,375,000  05/05/04    79.75%     66.88%      3,500,000   5.5300%    0.042%
   103          No       2,862,404.89   Fee Simple     3,800,000  09/12/03    75.33%     64.26%      2,900,000   5.7600%    0.102%
   105          No       2,560,000.00   Fee Simple     3,200,000  09/20/04    80.00%     66.88%      2,560,000   5.5300%    0.052%
   106          No       2,170,759.48   Fee Simple     2,900,000  08/30/04    74.85%     63.05%      2,175,000   5.7100%    0.102%

                                                                                                                       ORIGINAL
                                                                                                 SCHED-     MONTHLY    TERM TO
               NET               INTEREST                                     FIRST               ULED       DEBT     MATURITY /
 CONTROL    MORTGAGE     RATE    ACCRUAL                                     PAYMENT    GRACE   MATURITY    SERVICE      ARD
  NUMBER      RATE       TYPE     METHOD        LOAN TYPE        NOTE DATE     DATE    PERIOD  DATE/ ARD    PAYMENT    (MONTHS)
----------------------------------------------------------------------------------------------------------------------------------

    12       5.438%     Fixed   Actual/360  Partial IO/Balloon   09/29/04    11/01/04     5     10/01/14   116,268.16    120
    18       5.838%     Fixed   Actual/360       Balloon         06/30/04    08/11/04     0     07/11/14   109,493.61    120
    22       5.258%     Fixed   Actual/360       Balloon         07/23/04    09/11/04     0     08/11/09    93,291.18     60
    23       5.408%     Fixed   Actual/360  Partial IO/Balloon   09/28/04    11/11/04     0     10/11/14    93,168.22    120
    30       5.658%     Fixed   Actual/360       Balloon         06/02/04    08/01/04     5     07/01/14    84,158.06    120
    54       5.438%     Fixed   Actual/360       Balloon         11/01/04    12/11/04     0     11/11/14    52,574.43    120
    64       6.018%     Fixed   Actual/360  Partial IO/Balloon   08/12/04    10/11/04     0     09/11/14    49,033.27    120
    81       5.058%     Fixed   Actual/360       Balloon         09/09/04    10/11/04     0     09/11/09    31,056.73     60
    88       5.718%     Fixed   Actual/360       Balloon         09/13/04    11/11/04     0     10/11/14    30,670.93    120
    95       5.508%     Fixed   Actual/360       Balloon         11/22/04    01/11/05     0     12/11/14    27,404.64    120
   102       5.488%     Fixed   Actual/360       Balloon         08/26/04    10/11/04     0     09/11/14    19,938.54    120
   103       5.658%     Fixed   Actual/360       Balloon         10/08/03    12/01/03     5     11/01/13    16,942.04    120
   105       5.478%     Fixed   Actual/360       Balloon         11/23/04    01/01/05     5     12/01/14    14,583.62    120
   106       5.608%     Fixed   Actual/360       Balloon         10/01/04    11/01/04     5     10/01/14    12,637.50    120

                        STATED                 REMAINING       STATED
           INTEREST    ORIGINAL                 TERM TO      REMAINING
             ONLY    AMORTIZATION   SEASON-    MATURITY /   AMORTIZATION                                       LOCKOUT    DEFEASE-
 CONTROL    PERIOD       TERM         ING         ARD           TERM                                            PERIOD   ANCE START
  NUMBER   (MONTHS)    (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)           PREPAYMENT PROVISIONS         END DATE     DATE
------------------------------------------------------------------------------------------------------------------------------------

    12        36         360           2          118           360       LO(35)/Grtr1%UPBorYM(81)/Free(4)     09/30/07      NAP
    18         0         360           5          115           355       LO(29)/Defeasance(88)/Free(3)        01/10/07   01/11/07
    22         0         360           4           56           356       LO(28)/Defeasance(29)/Free(3)        01/10/07   01/11/07
    23        60         360           2          118           360       LO(26)/Defeasance(91)/Free(3)        01/10/07   01/11/07
    30         0         360           5          115           355       LO(29)/Defeasance(89)/Free(2)        12/31/06   01/01/07
    54         0         360           1          119           359       LO(25)/Defeasance(92)/Free(3)        01/10/07   01/11/07
    64        24         360           3          117           360       LO(27)/Defeasance(90)/Free(3)        01/10/07   01/11/07
    81         0         360           3           57           357       LO(27)/Defeasance(30)/Free(3)        01/10/07   01/11/07
    88         0         360           2          118           358       LO(26)/Defeasance(91)/Free(3)        01/10/07   01/11/07
    95         0         360           0          120           360       LO(24)/Defeasance(93)/Free(3)        01/10/07   01/11/07
   102         0         360           3          117           357       LO(27)/Defeasance(90)/Free(3)        01/10/07   01/11/07
   103         0         360           13         107           347       LO(37)/Defeasance(80)/Free(3)        12/31/06   01/01/07
   105         0         360           0          120           360       LO(36)/Defeasance(80)/Free(4)        12/31/07   01/01/08
   106         0         360           2          118           358       LO(36)/Defeasance(80)/Free(4)        10/31/07   11/01/07

                                                                                                       YIELD
                                                                                                   MAINTENANCE
                          YIELD      YIELD                                                        INTEREST RATE
                         MAINTEN-   MAINTEN-    PREPAY-    PREPAY-      YIELD          YIELD       CONVERTED TO      YIELD
             DEFEASE-      ANCE       ANCE       MENT       MENT     MAINTENANCE    MAINTENANCE      MONTHLY      MAINTENANCE
 CONTROL     ANCE END     PERIOD     PERIOD     PENALTY    PENALTY   CALCULATION      INTEREST       MORTGAGE     DISCOUNTING
  NUMBER       DATE     START DATE  END DATE  START DATE  END DATE      METHOD          RATE           RATE         HORIZON
--------------------------------------------------------------------------------------------------------------------------------

    12         NAP       10/01/07   06/30/14      NAP        NAP    Present Value  Treasury Flat       Yes         Maturity
    18       05/10/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
    22       06/10/09      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
    23       08/10/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
    30       05/31/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
    54       09/10/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
    64       07/10/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
    81       07/10/09      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
    88       08/10/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
    95       10/10/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
   102       07/10/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
   103       08/31/13      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
   105       08/31/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP
   106       06/30/14      NAP        NAP         NAP        NAP         NAP            NAP            NAP            NAP

                                                                                                                 LARGEST
                                                                                                                  MAJOR
                                                                                             LARGEST   LARGEST   TENANT     SECOND
                                                                                   LARGEST    MAJOR     MAJOR     LEASE    LARGEST
 CONTROL    PROPERTY    PROPERTY    YEAR       YEAR      OCCUPANCY    OCCUPANCY     MAJOR    TENANT    TENANT   MATURITY    MAJOR
  NUMBER      SIZE     SIZE TYPE    BUILT   RENOVATED    PERCENTAGE   AS OF DATE   TENANT     NRSF      NRSF%     DATE      TENANT
-----------------------------------------------------------------------------------------------------------------------------------

    12         322       Units      1999       NAP          93%        07/26/04      NAP       NAP       NAP       NAP       NAP
    18         214       Units      1973       2003         98%        06/30/04      NAP       NAP       NAP       NAP       NAP
    22         642       Units      1971       NAP          89%        06/09/04      NAP       NAP       NAP       NAP       NAP
    23         172       Units      2003       NAP          92%        08/09/04      NAP       NAP       NAP       NAP       NAP
    30         239       Units      2001       NAP          88%        05/12/04      NAP       NAP       NAP       NAP       NAP
    54         172       Units      2001       NAP          94%        10/18/04      NAP       NAP       NAP       NAP       NAP
    64         102       Units      2003       NAP          97%        08/10/04      NAP       NAP       NAP       NAP       NAP
    81         128       Units      1970       NAP          98%        10/26/04      NAP       NAP       NAP       NAP       NAP
    88         66        Units      1988       2004         100%       08/24/04      NAP       NAP       NAP       NAP       NAP
    95         90        Units      1989       2002         97%        11/08/04      NAP       NAP       NAP       NAP       NAP
   102         150       Units      1975       2002         93%        07/01/04      NAP       NAP       NAP       NAP       NAP
   103         50        Units      1988       2002         98%        08/31/04      NAP       NAP       NAP       NAP       NAP
   105         48        Units      1986       NAP          98%        10/05/04      NAP       NAP       NAP       NAP       NAP
   106         96        Units      1972       2003         95%        07/31/04      NAP       NAP       NAP       NAP       NAP

                                 SECOND                                    THIRD                  SECOND       SECOND
                                LARGEST                                   LARGEST    SECOND        MOST        MOST
           SECOND     SECOND     MAJOR                 THIRD     THIRD     MAJOR      MOST        RECENT      RECENT      SECOND
           LARGEST   LARGEST     TENANT      THIRD    LARGEST   LARGEST   TENANT     RECENT        YEAR        YEAR        MOST
            MAJOR     MAJOR      LEASE      LARGEST    MAJOR     MAJOR     LEASE      YEAR      STATEMENT    STATEMENT    RECENT
CONTROL    TENANT     TENANT    MATURITY     MAJOR     TENANT   TENANT   MATURITY   STATEMENT   NUMBER OF     ENDING       YEAR
 NUMBER     NRSF      NRSF%       DATE       TENANT     NRSF     NRSF%     DATE       TYPE        MONTHS       DATE      REVENUES
------------------------------------------------------------------------------------------------------------------------------------

   12        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03     2,926,273
   18        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03     2,425,844
   22        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03     3,462,710
   23        NAP       NAP        NAP         NAP       NAP       NAP       NAP        UAV         UAV          UAV             UAV
   30        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03     2,457,250
   54        NAP       NAP        NAP         NAP       NAP       NAP       NAP        UAV         UAV          UAV             UAV
   64        NAP       NAP        NAP         NAP       NAP       NAP       NAP        UAV         UAV          UAV             UAV
   81        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03     1,065,893
   88        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03       541,032
   95        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03       781,918
  102        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03       818,809
  103        NAP       NAP        NAP         NAP       NAP       NAP       NAP    Annualized       11       12/31/03       459,869
  105        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03       380,761
  106        NAP       NAP        NAP         NAP       NAP       NAP       NAP     CY Ended        12       12/31/03       567,791

                                                            MOST         MOST
             SECOND                SECOND      MOST       CURRENT      CURRENT
              MOST       SECOND     MOST      CURRENT       YEAR        YEAR         MOST          MOST                    MOST
             RECENT       MOST     RECENT      YEAR      STATEMENT    STATEMENT     CURRENT      CURRENT       MOST       CURRENT
 CONTROL      YEAR       RECENT   YEAR NOI   STATEMENT   NUMBER OF     ENDING        YEAR          YEAR       CURRENT    YEAR NOI
  NUMBER    EXPENSES    YEAR NOI    DSCR       TYPE        MONTHS       DATE       REVENUES      EXPENSES    YEAR NOI      DSCR
------------------------------------------------------------------------------------------------------------------------------------

    12       1,535,194  1,391,079   1.00    Annualized       7        07/31/04       2,962,077    1,637,813   1,324,264    0.95
    18         636,889  1,788,955   1.36    Trailing-12      12       03/31/04       2,431,760      831,467   1,600,293    1.22
    22       1,982,291  1,480,419   1.32    Trailing-12      12       05/31/04       3,630,096    2,084,784   1,545,313    1.38
    23             UAV        UAV    UAV    Annualized       3        09/30/04       2,008,039      548,272   1,459,767    1.31
    30       1,199,645  1,257,605   1.25    Trailing-12      12       03/31/04       2,400,618    1,236,007   1,164,611    1.15
    54             UAV        UAV    UAV    Annualized       9        09/30/04       1,275,524      596,608     678,916    1.08
    64             UAV        UAV    UAV    Annualized       7        07/31/04         977,839      265,834     712,005    1.21
    81         631,226    434,667   1.17    Trailing-12      12       05/31/04       1,090,541      630,198     460,343    1.24
    88         203,727    337,305   0.92    Trailing-12      12       03/31/04         543,149      210,611     332,538    0.90
    95         297,301    484,617   1.47    Annualized       9        09/30/04         789,723      318,539     471,184    1.43
   102         437,394    381,415   1.59    Trailing-12      12       06/30/04         850,969      473,711     377,258    1.58
   103         229,419    230,450   1.13    Annualized       8        08/31/04         430,915      238,419     192,495    0.95
   105         154,821    225,940   1.29    Annualized       7        07/31/04         412,795      176,732     236,063    1.35
   106         422,704    145,086   0.96    Annualized       6        06/30/04         562,184      434,733     127,451    0.84

                                                                                                   RECOM-                  ESCROWED
                                                                                                   MENDED                  REPLACE-
                                                                                                   ANNUAL     U/W ANNUAL     MENT
                                                             U/W NCF      TAXES      INSURANCE    REPLACE-     REPLACE-    RESERVES
CONTROL      U/W                                              DSCR      CURRENTLY    CURRENTLY      MENT         MENT       INITIAL
 NUMBER   REVENUES    U/W EXPENSES   U/W NOI     U/W NCF    (NOTE 1)     ESCROWED     ESCROWED    RESERVES     RESERVES     DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------

   12       3,045,179    1,324,270    1,720,908  1,688,708    1.21         Yes          Yes        60,747       32,200           0
   18       2,362,365      694,202    1,668,163  1,614,163    1.23         Yes          Yes        47,758       54,000           0
   22       3,639,434    2,111,178    1,528,256  1,367,756    1.22         Yes          Yes       133,577      160,500           0
   23       1,991,936      681,677    1,310,259  1,267,009    1.25         Yes           No        36,604       43,250           0
   30       2,470,394    1,233,376    1,237,018  1,177,018    1.29         Yes           No        54,633       60,000           0
   54       1,397,462      600,170      797,291    754,291    1.20         Yes          Yes        18,897       43,000           0
   64       1,118,141      370,048      748,093    722,593    1.23         Yes          Yes        22,305       25,500           0
   81       1,157,526      658,611      498,915    466,915    1.25         Yes          Yes        32,044       32,000           0
   88         721,066      226,334      494,732    474,932    1.29         Yes          Yes        15,397       19,800       9,900
   95         774,628      322,879      451,749    426,639    1.30         Yes          Yes        25,122       25,110           0
  102         856,302      499,967      356,335    324,235    1.36         Yes          Yes        41,267       32,100           0
  103         491,647      210,161      281,486    268,486    1.32         Yes          Yes        12,979       13,000           0
  105         431,600      165,805      265,796    250,571    1.43         Yes          Yes        17,625       15,225      15,000
  106         574,898      302,965      271,933    245,458    1.62         Yes          Yes        26,475       26,475           0

                                                        ESCROWED
                      RECOM-                 ESCROWED   REPLACE-
          ESCROWED    MENDED                 REPLACE-     MENT                                                             ESCROWED
          REPLACE-    ANNUAL    U/W ANNUAL     MENT     RESERVES                          ESCROWED              ESCROWED     TI/LC
            MENT     REPLACE-    REPLACE-    RESERVES    CURRENT               ESCROWED     TI/LC      U/W       TI/LC     RESERVES
          RESERVES     MENT        MENT       INITIAL    ANNUAL                  TI/LC    RESERVES    ANNUAL    RESERVES    CURRENT
           CURRENT   RESERVES    RESERVES     DEPOSIT    DEPOSIT   U/W ANNUAL  RESERVES    CURRENT    TI/LC     INITIAL     ANNUAL
CONTROL    ANNUAL    PSF/UNIT/  PSF/UNIT/    PSF/UNIT/  PSF/UNIT/    TI/LC      INITIAL    ANNUAL    RESERVES   DEPOSIT     DEPOSIT
 NUMBER    DEPOSIT   ROOM/PAD    ROOM/PAD    ROOM/PAD   ROOM/PAD    RESERVES    DEPOSIT    DEPOSIT     PSF        PSF         PSF
------------------------------------------------------------------------------------------------------------------------------------

   12     80,500     188.65      100.00        0.00     250.00         NAP         NAP        NAP       NAP         NAP        NAP
   18     54,000     223.17      252.34        0.00     252.34         NAP         NAP        NAP       NAP         NAP        NAP
   22    160,500     208.06      250.00        0.00     250.00         NAP         NAP        NAP       NAP         NAP        NAP
   23     43,250     212.81      251.45        0.00     251.45         NAP         NAP        NAP       NAP         NAP        NAP
   30     60,000     228.59      251.05        0.00     251.05         NAP         NAP        NAP       NAP         NAP        NAP
   54     43,000     109.87      250.00        0.00     250.00         NAP         NAP        NAP       NAP         NAP        NAP
   64     25,500     218.67      250.00        0.00     250.00         NAP         NAP        NAP       NAP         NAP        NAP
   81     32,004     250.34      250.00        0.00     250.03         NAP         NAP        NAP       NAP         NAP        NAP
   88     19,800     233.28      300.00      150.00     300.00         NAP         NAP        NAP       NAP         NAP        NAP
   95     25,110     279.13      279.00        0.00     279.00         NAP         NAP        NAP       NAP         NAP        NAP
  102     32,100     275.11      214.00        0.00     214.00         NAP         NAP        NAP       NAP         NAP        NAP
  103     13,000     259.58      260.00        0.00     260.00         NAP         NAP        NAP       NAP         NAP        NAP
  105     16,125     367.19      317.19      312.50     335.94         NAP         NAP        NAP       NAP         NAP        NAP
  106     26,496     275.78      275.78        0.00     276.00         NAP         NAP        NAP       NAP         NAP        NAP

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                             FOOTNOTES TO ANNEX A-1

  (1)   With respect to loan numbers 4, 5, 6, 16, 23, 30, 57, 80 and 94, the
        U/W NCF DSCRs were adjusted to take into account (a) the reamortized debt service payments that would be in effect if the subject Mortgage
        Loan is reduced by a related cash holdback or letter of credit; and/or
        (b) various assumptions regarding the financial performance of the related Morgaged Property that are consistent with the release of the subject cash holdback or letter of credit.

  (2)   With respect to loan numbers 4, 5, 6, 10, 16 and 84, the Cut-off Date
        LTV ratios and the related Maturity Date/ARD LTV ratios, have been calculated based upon (a) the reduction of the relevant principal balance of the subject Mortgage Loan by the amount of a related cash holdback and/or letter of credit; and/or (b) the value of the related
        Mortgaged Real Property on a stabilized basis that makes various assumptions regarding the financial performance of such property that are consistent with the release of the subject cash holdback or letter of credit.

  (3)   For each cross-collateralized loan group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. In all other cases, reflects related cut-off date principal balance of subject underlying mortgage loan.

  (4)   Marriott will collect reserves according to the terms of their management agreement and the lender will have a collateral interest in those reserves. They are collected at the rate of 3% of gross revenues during the first year, 4% of gross revenues during the 2nd year, 5% of gross revenues during the 3rd year, and 6% of gross revenues thereafter.

  (5)   Property Size includes the tenant Albertson's (81,071 SF) which is on a ground lease.

  (6)   This mortgage loan has a first payment date in February 2005, the related mortgage loan seller will deposit, for the benefit of the trust, and amount that will cause the trust to receive, for the payment date in
        January 2005, a full month's interest with respect to this mortgage loan.

  (7)   With respect to loan numbers 3, 8, 11, 16, 21, 26 and 77, the Occupancy
        Percentage, Largest Major Tenant NRSF%, Second Largest Major Tenant
        NRSF% and Third Largest Major Tenant NRSF% were calculated based on the total square footage of the underlying mortgaged real property including ground lease tenants.

                  [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-2

                   SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     CUT-OFF DATE BALANCES (MORTGAGE POOL)

            RANGE OF             NUMBER OF      AGGREGATE      % OF INITIAL      MAXIMUM
          CUT-OFF DATE            MORTGAGE     CUT-OFF DATE      MORTGAGE     CUT-OFF DATE
            BALANCES               LOANS         BALANCE       POOL BALANCE      BALANCE
------------------------------- ----------- ----------------- -------------- --------------

  (less than)  $ 2,000,000           13      $   12,405,650          1.2%     $ 1,674,763
 $2,000,000 to $ 2,999,999            4          10,235,622          1.0        2,862,405
 $3,000,000 to $ 3,999,999            4          14,646,460          1.4        3,978,752
 $4,000,000 to $ 4,999,999            7          31,769,697          3.1        4,874,588
 $5,000,000 to $ 5,999,999           18          99,179,258          9.6        5,991,579
 $6,000,000 to $ 6,999,999            5          33,036,070          3.2        6,956,553
 $7,000,000 to $ 7,999,999            6          45,208,990          4.4        7,800,000
 $8,000,000 to $ 8,999,999            9          76,944,720          7.5        8,972,440
 $9,000,000 to $ 9,999,999            6          56,732,802          5.5        9,962,998
$10,000,000 to $14,999,999           12         147,518,429         14.3       14,800,000
$15,000,000 to $19,999,999           12         210,254,000         20.4       19,920,000
$20,000,000 to $24,999,999            6         130,183,438         12.6       23,133,438
$25,000,000 to $29,999,999            1          25,479,293          2.5       25,479,293
$30,000,000 to $44,999,999            2          85,245,504          8.3       43,500,000
$45,000,000 to $51,650,000            1          51,650,000          5.0       51,650,000
-------------------------------      --      --------------        -----      -----------
 Totals/Wtd. Avg.                   106      $1,030,489,931        100.0%
===============================     ===      ==============        =====      ===========

                                               WEIGHTED AVERAGES
                                ------------------------------------------------
            RANGE OF                          STATED               CUT-OFF DATE
          CUT-OFF DATE           MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
            BALANCES               RATE     TERM (MO.)     DSCR        RATIO
------------------------------- ---------- ------------ --------- --------------

  (less than)  $ 2,000,000         6.380%       113        1.21x      72.87%
 $2,000,000 to $ 2,999,999         5.749        115        1.45       75.90
 $3,000,000 to $ 3,999,999         5.768        116        1.49       68.06
 $4,000,000 to $ 4,999,999         5.782        117        1.33       74.31
 $5,000,000 to $ 5,999,999         5.884        111        1.64       71.54
 $6,000,000 to $ 6,999,999         5.776        104        1.35       72.66
 $7,000,000 to $ 7,999,999         5.750        107        1.36       75.09
 $8,000,000 to $ 8,999,999         5.661         96        1.35       75.32
 $9,000,000 to $ 9,999,999         5.611        106        1.38       72.93
$10,000,000 to $14,999,999         5.496        106        1.36       76.07
$15,000,000 to $19,999,999         5.610        113        1.34       73.80
$20,000,000 to $24,999,999         5.501        107        1.46       70.85
$25,000,000 to $29,999,999         5.816        115        1.33       77.21
$30,000,000 to $44,999,999         5.688        116        1.26       79.30
$45,000,000 to $51,650,000         6.430        175        1.41       71.74
-------------------------------    -----        ---        ----       ------
 Totals/Wtd. Avg.                  5.692%       112        1.39x      74.00%
===============================    =====        ===        ====       ======

                         MORTGAGE TYPE (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE      % OF INITIAL      MAXIMUM                  STATED                  CUT-OFF
                      NUMBER OF     CUT-OFF DATE      MORTGAGE     CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   DATE-TO-VALUE
      LOAN TYPE       MORTGAGES       BALANCE       POOL BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- -------------- -------------- ---------- ------------ --------- --------------

Amortizing Balloon        73      $  541,064,519         52.5%     $41,745,504      5.768%       112        1.30x       76.44%
Partial IO/Balloon        24         372,743,000         36.2       51,650,000      5.685        122        1.32        74.70
IO/Balloon                 4          67,000,000          6.5       23,000,000      5.173         80        2.35        54.25
Amortizing ARD             3          31,934,912          3.1       16,481,940      5.739         99        1.39        71.35
IO/ARD                     2          17,747,500          1.7       10,107,500      5.403         58        1.80        64.30
--------------------      --      --------------        -----      -----------      -----        ---        ----        -----
 Totals/Wtd. Avg.        106      $1,030,489,931        100.0%                      5.692%       112        1.39x       74.00%
====================     ===      ==============        =====      ===========      =====        ===        ====        =====

                        MORTGAGE RATES (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                     NUMBER OF      AGGREGATE      % OF INITIAL    CUMULATIVE                 STATED               CUT-OFF DATE
      RANGE OF        MORTGAGE     CUT-OFF DATE      MORTGAGE     % OF INITIAL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   MORTGAGE RATES      LOANS         BALANCE       POOL BALANCE   POOL BALANCE     RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- ----------------- -------------- -------------- ---------- ------------ --------- --------------

4.920% to 4.999%          1      $   20,000,000          1.9%          1.9%        4.920%       119        2.06x       50.00%
5.000% to 5.249%         10         113,589,667         11.0          13.0         5.095         93        1.70        71.48
5.250% to 5.499%         16         152,417,307         14.8          27.8         5.415         99        1.38        74.43
5.500% to 5.749%         25         308,212,049         29.9          57.7         5.580        105        1.35        74.38
5.750% to 5.999%         17         206,092,650         20.0          77.7         5.850        116        1.30        77.21
6.000% to 6.249%         18         128,302,278         12.5          90.1         6.119        123        1.29        75.48
6.250% to 6.499%         18          96,459,089          9.4          99.5         6.396        157        1.32        71.84
6.500% to 6.620%          1           5,416,891          0.5         100.0         6.620        119        1.45        62.99
-------------------      --      --------------        -----         -----         -----        ---        ----        -----
 Totals/Wtd. Avg.       106      $1,030,489,931        100.0%                      5.692%       112        1.39x       74.00%
===================     ===      ==============        =====         =====         =====        ===        ====        =====

                                     A-2-1

              ORIGINAL TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                        CUMULATIVE
  RANGE OF ORIGINAL   NUMBER OF      AGGREGATE            % OF             % OF
 TERMS TO SCHEDULED    MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   INITIAL POOL
  MATURITY (MONTHS)     LOANS         BALANCE         POOL BALANCE        BALANCE
-------------------- ----------- ----------------- ------------------ --------------

60 to 119                 16      $  175,919,379           17.1%            17.1%
120                       87         772,473,050           75.0             92.0
121 to 180                 3          82,097,503            8.0            100.0
--------------------      --      --------------          -----            -----
 Totals/Wtd. Avg.        106      $1,030,489,931          100.0%
====================     ===      ==============          =====            =====

                                    WEIGHTED AVERAGES
                     ------------------------------------------------
  RANGE OF ORIGINAL                STATED               CUT-OFF DATE
 TERMS TO SCHEDULED   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ---------- ------------ --------- --------------

60 to 119               5.352%        65        1.70x       68.68%
120                     5.700        117        1.32        75.23
121 to 180              6.352        175        1.32        73.80
--------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.       5.692%       112        1.39x       74.00%
====================    =====        ===        ====        =====

             REMAINING TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                        CUMULATIVE
 RANGE OF REMAINING   NUMBER OF      AGGREGATE            % OF             % OF
 TERMS TO SCHEDULED    MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   INITIAL POOL
  MATURITY (MONTHS)     LOANS         BALANCE         POOL BALANCE        BALANCE
-------------------- ----------- ----------------- ------------------ --------------

 55 to 83                 15      $  170,919,379           16.6%            16.6%
 84 to 107                 2           7,862,405            0.8             17.3
108 to 119                78         694,625,645           67.4             84.8
120 to 175                11         157,082,503           15.2            100.0
--------------------      --      --------------          -----            -----
 Totals/Wtd. Avg.        106      $1,030,489,931          100.0%
====================     ===      ==============          =====            =====

                                    WEIGHTED AVERAGES
                     ------------------------------------------------
 RANGE OF REMAINING                STATED               CUT-OFF DATE
 TERMS TO SCHEDULED   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ---------- ------------ --------- --------------

 55 to 83               5.361%        63        1.54x       70.30%
 84 to 107              5.302        107        5.01        35.77
108 to 119              5.701        116        1.32        75.61
120 to 175              6.035        149        1.33        72.81
--------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.       5.692%       112        1.39x       74.00%
====================    =====        ===        ====        =====

                  ORIGINAL AMORTIZATION TERM (MORTGAGE POOL)

                                                                       CUMULATIVE
 RANGE OF ORIGINAL   NUMBER OF      AGGREGATE            % OF             % OF
    AMORTIZATION      MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   INITIAL POOL
   TERMS (MONTHS)      LOANS         BALANCE         POOL BALANCE        BALANCE
------------------- ----------- ----------------- ------------------ --------------

Interest Only             6      $   84,747,500            8.2%            8.2%
120 to 240                1          15,147,503            1.5             9.7
241 to 300                5          30,798,080            3.0            12.7
301 to 360               94         899,796,849           87.3           100.0
-------------------      --      --------------          -----           -----
 Totals/Wtd. Avg.       106      $1,030,489,931          100.0%
===================     ===      ==============          =====           =====

                                    WEIGHTED AVERAGES
                    -------------------------------------------------
 RANGE OF ORIGINAL                STATED               CUT-OFF DATE
    AMORTIZATION     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)      RATE     TERM (MO.)     DSCR        RATIO
------------------- ---------- ------------ --------- --------------

Interest Only          5.221%        75        2.23x       56.35%
120 to 240             6.341        175        1.14        75.74
241 to 300             6.167        119        1.59        63.67
301 to 360             5.710        115        1.31        75.99
-------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.      5.692%       112        1.39x       74.00%
===================    =====        ===        ====        =====

                  REMAINING AMORTIZATION TERM (MORTGAGE POOL)

                                                                        CUMULATIVE
 RANGE OF REMAINING   NUMBER OF      AGGREGATE            % OF             % OF
    AMORTIZATION       MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   INITIAL POOL
   TERMS (MONTHS)       LOANS         BALANCE         POOL BALANCE        BALANCE
-------------------- ----------- ----------------- ------------------ --------------

Interest Only              6      $   84,747,500            8.2%            8.2%
120 to 240                 1          15,147,503            1.5             9.7
241 to 300                 5          30,798,080            3.0            12.7
301 to 360                94         899,796,849           87.3           100.0
--------------------      --      --------------          -----           -----
 Totals/Wtd. Avg.        106      $1,030,489,931          100.0%
====================     ===      ==============          =====           =====

                                    WEIGHTED AVERAGES
                     ------------------------------------------------
 RANGE OF REMAINING                STATED               CUT-OFF DATE
    AMORTIZATION      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ---------- ------------ --------- --------------

Interest Only           5.221%        75        2.23x       56.35%
120 to 240              6.341        175        1.14        75.74
241 to 300              6.167        119        1.59        63.67
301 to 360              5.710        115        1.31        75.99
--------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.       5.692%       112        1.39x       74.00%
====================    =====        ===        ====        =====

                                     A-2-2

                    MORTGAGE LOAN SEASONING (MORTGAGE POOL)

                                                                        CUMULATIVE
                      NUMBER OF      AGGREGATE            % OF             % OF
                       MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   INITIAL POOL
 SEASONING (MONTHS)     LOANS         BALANCE         POOL BALANCE        BALANCE
-------------------- ----------- ----------------- ------------------ --------------

 0 to  5                  82      $  886,877,998           86.1%            86.1%
 6 to 11                  23         140,749,528           13.7             99.7
12 to 13                   1           2,862,405            0.3            100.0
--------------------      --      --------------          -----            -----
 Totals/Wtd. Avg.        106      $1,030,489,931          100.0%
====================     ===      ==============          =====            =====

                                    WEIGHTED AVERAGES
                     ------------------------------------------------
                                   STATED               CUT-OFF DATE
                      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ---------- ------------ --------- --------------

 0 to  5                5.708%      112         1.41x       73.61%
 6 to 11                5.592       112         1.28        76.46
12 to 13                5.760       107         1.32        75.33
--------------------    -----       ---         ----        -----
 Totals/Wtd. Avg.       5.692%      112         1.39x       74.00%
====================    =====       ===         ====        =====

                      ENCUMBERED INTEREST (MORTGAGE POOL)

                                    NUMBER OF      AGGREGATE            % OF
                                    MORTGAGED     CUT-OFF DATE    INITIAL MORTGAGE
       ENCUMBERED INTEREST         PROPERTIES       BALANCE         POOL BALANCE
--------------------------------- ------------ ----------------- ------------------

Fee Simple                              97      $  960,833,246           93.2%
Leasehold                                6          39,685,135            3.9
Fee Simple in part and Leasehold
 in part                                 3          29,971,551            2.9
---------------------------------       --      --------------          -----
 Totals/Wtd. Avg.                      106      $1,030,489,931          100.0%
=================================      ===      ==============          =====

                                                 WEIGHTED AVERAGES
                                  ------------------------------------------------
                                                STATED               CUT-OFF DATE
                                   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       ENCUMBERED INTEREST           RATE     TERM (MO.)     DSCR        RATIO
--------------------------------- ---------- ------------ --------- --------------

Fee Simple                           5.697%       112       1.36x       74.26%
Leasehold                            5.679        116       2.08        67.01
Fee Simple in part and Leasehold
 in part                             5.563        117       1.37        74.95
---------------------------------    -----        ---       ----        -----
 Totals/Wtd. Avg.                    5.692%       112       1.39x       74.00%
=================================    =====        ===       ====        =====

                                     A-2-3

                        PROPERTY TYPES (MORTGAGE POOL)

                                    NUMBER OF      AGGREGATE            % OF            MAXIMUM
                                    MORTGAGED     CUT-OFF DATE    INITIAL MORTGAGE   CUT-OFF DATE
          PROPERTY TYPES           PROPERTIES       BALANCE         POOL BALANCE        BALANCE
--------------------------------- ------------ ----------------- ------------------ --------------

Retail                                  45      $  379,568,491           36.8%       $43,500,000
 Anchored                               18         280,586,411           27.2         43,500,000
 Unanchored                              7          43,996,856            4.3         11,250,535
 Shadow Anchored                         4          27,483,240            2.7         10,262,912
 Anchored, Single Tenant                 3          15,096,333            1.5          5,190,060
 Unanchored, Single Tenant              12          10,730,888            1.0          1,394,395
 Shadow Anchored, Single Tenant          1           1,674,763            0.2          1,674,763
Office                                  28         372,496,271           36.1         51,650,000
 Suburban                               21         260,487,139           25.3         51,650,000
 CBD                                     5          89,204,293            8.7         25,479,293
 Flex                                    1          12,246,663            1.2         12,246,663
 Medical Office                          1          10,558,176            1.0         10,558,176
Multifamily                             17         165,705,629           16.1         23,000,000
 Conventional                           16         160,465,753           15.6         23,000,000
 Student Housing                         1           5,239,876            0.5          5,239,876
Self Storage                             4          34,506,717            3.3          9,962,998
Industrial                               5          32,592,582            3.2         10,107,500
Hotel                                    4          27,308,470            2.7          9,100,000
Mixed Use                                2          12,678,125            1.2          6,956,553
Manufactured Housing                     1           5,633,646            0.5          5,633,646
---------------------------------       --      --------------          -----        -----------
Totals/Wtd. Avg.                       106      $1,030,489,931          100.0%
=================================      ===      ==============          =====        ===========

                                                  WEIGHTED AVERAGES
                                  -------------------------------------------------
                                                                                                         MIN/MAX
                                                STATED                CUT-OFF DATE                     CUT-OFF DATE
                                   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE    MIN/MAX U/W     LOAN-TO-VALUE
          PROPERTY TYPES             RATE     TERM (MO.)     DSCR        RATIO          NCF DSCR          RATIO
--------------------------------- ---------- ------------ --------- --------------- --------------- -----------------

Retail                               5.819%       118        1.28x        77.10%    1.20x / 2.18x   44.74% / 80.00%
 Anchored                            5.780        119        1.26x        78.18     1.20x / 1.33x   68.60% / 80.00%
 Unanchored                          5.950        116        1.38         73.34     1.22x / 2.18x   44.74% / 79.77%
 Shadow Anchored                     5.779        117        1.34         76.07     1.24x / 1.42x   70.78% / 80.00%
 Anchored, Single Tenant             5.767        118        1.41         73.36     1.23x / 1.59x   63.29% / 79.91%
 Unanchored, Single Tenant           6.380        113        1.21         72.87     1.21x / 1.21x   72.87% / 72.87%
 Shadow Anchored, Single Tenant      6.380        113        1.21         72.87     1.21x / 1.21x   72.87% / 72.87%
Office                               5.597        117        1.51         70.81     1.14x / 7.12x   13.12% / 79.14%
 Suburban                            5.711        121        1.36         73.21     1.14x / 1.64x   60.00% / 79.14%
 CBD                                 5.354        105        2.00         62.40     1.33x / 7.12x   13.12% / 77.21%
 Flex                                5.075        114        1.29         77.44     1.29x / 1.29x   77.44% / 77.44%
 Medical Office                      5.450        118        1.35         74.88     1.35x / 1.35x   74.88% / 74.88%
Multifamily                          5.561        100        1.32         75.06     1.20x / 1.72x   59.90% / 80.74%
 Conventional                        5.555        100        1.32         74.95     1.20x / 1.72x   59.90% / 80.74%
 Student Housing                     5.760        118        1.29         78.21     1.29x / 1.29x   78.21% / 78.21%
Self Storage                         5.682         73        1.29         77.14     1.20x / 1.36x   74.63% / 81.00%
Industrial                           5.581         85        1.62         70.27     1.27x / 1.80x   64.30% / 79.62%
Hotel                                6.252        120        1.52         66.09     1.35x / 1.70x   61.77% / 73.98%
Mixed Use                            5.444        115        1.38         78.75     1.25x / 1.49x   78.61% / 78.92%
Manufactured Housing                 5.900        117        1.23         75.12     1.23x / 1.23x   75.12% / 75.12%
---------------------------------    -----        ---        ----         -----     --------------- -----------------
Totals/Wtd. Avg.                     5.692%       112        1.39x        74.00%    1.14x / 7.12x    13.12% / 81.00%
=================================    =====        ===        ====         =====     =============== =================

                                     A-2-4

    UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (MORTGAGE POOL)

                                                                       CUMULATIVE
                     NUMBER OF      AGGREGATE            % OF             % OF
      RANGE OF        MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   INITIAL POOL
  U/W NCF DSCR (X)     LOANS         BALANCE         POOL BALANCE        BALANCE
------------------- ----------- ----------------- ------------------ --------------

1.14 to 1.19              4      $   49,680,305            4.8%            4.8%
1.20 to 1.24             33         249,395,635           24.2            29.0
1.25 to 1.29             21         259,717,530           25.2            54.2
1.30 to 1.34             10         103,000,587           10.0            64.2
1.35 to 1.39             12         111,951,542           10.9            75.1
1.40 to 1.44              6          80,037,733            7.8            82.9
1.45 to 1.49              6          41,878,251            4.1            86.9
1.50 to 1.99             10          87,338,739            8.5            95.4
2.00 to 2.49              3          42,489,609            4.1            99.5
2.50 to 7.12              1           5,000,000            0.5           100.0
-------------------      --      --------------          -----           -----
 Totals/Wtd. Avg.       106      $1,030,489,931          100.0%
===================     ===      ==============          =====           =====

                                   WEIGHTED AVERAGES
                    ------------------------------------------------
                                  STATED               CUT-OFF DATE
      RANGE OF       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  U/W NCF DSCR (X)     RATE     TERM (MO.)     DSCR        RATIO
------------------- ---------- ------------ --------- --------------

1.14 to 1.19           6.032%       153        1.18x       78.54%
1.20 to 1.24           5.764        112        1.22        76.93
1.25 to 1.29           5.616        113        1.28        77.86
1.30 to 1.34           5.651        102        1.32        76.25
1.35 to 1.39           5.564        104        1.36        72.96
1.40 to 1.44           6.193        155        1.41        72.31
1.45 to 1.49           5.729        116        1.48        71.44
1.50 to 1.99           5.613         80        1.68        65.65
2.00 to 2.49           5.039         93        2.11        55.25
2.50 to 7.12           5.040        107        7.12        13.12
-------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.      5.692%       112        1.39x       74.00%
===================    =====        ===        ====        =====

               CUT-OFF DATE LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                           CUMULATIVE
                         NUMBER OF      AGGREGATE            % OF             % OF
 RANGE OF CUT-OFF DATE    MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   INITIAL POOL
  LOAN-TO-VALUE RATIO      LOANS         BALANCE         POOL BALANCE        BALANCE
----------------------- ----------- ----------------- ------------------ --------------

13.12% to 60.00%              5      $   61,389,609            6.0%            6.0%
60.01% to 65.00%              9          73,008,379            7.1            13.0
65.01% to 70.00%              7          69,028,293            6.7            19.7
70.01% to 75.00%             34         255,576,139           24.8            44.5
75.01% to 80.00%             49         555,824,026           53.9            98.5
80.01% to 81.00%              2          15,663,484            1.5           100.0
-----------------------      --      --------------          -----           -----
 Totals/Wtd. Avg.           106      $1,030,489,931          100.0%
=======================     ===      ==============          =====           =====

                                       WEIGHTED AVERAGES
                        ------------------------------------------------
                                      STATED               CUT-OFF DATE
 RANGE OF CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  LOAN-TO-VALUE RATIO      RATE     TERM (MO.)     DSCR        RATIO
----------------------- ---------- ------------ --------- --------------

13.12% to 60.00%           5.240%        89        2.28x       52.02%
60.01% to 65.00%           5.623         88        1.74        63.11
65.01% to 70.00%           5.719        115        1.30        69.07
70.01% to 75.00%           5.869        121        1.35        73.31
75.01% to 80.00%           5.668        114        1.28        78.59
80.01% to 81.00%           5.653         95        1.22        80.91
-----------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.          5.692%       112        1.39x       74.00%
=======================    =====        ===        ====        =====

             MATURITY DATE/ARD LOAN-TO-VALUE RATIO (MORTGAGE POOL)

  RANGE OF MATURITY    NUMBER OF      AGGREGATE            % OF          CUMULATIVE
       DATE/ARD         MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   % OF INITIAL
 LOAN-TO-VALUE RATIO     LOANS         BALANCE         POOL BALANCE     POOL BALANCE
--------------------- ----------- ----------------- ------------------ --------------

13.12% to 50.00%            7      $   61,845,583            6.0%            6.0%
50.01% to 55.00%            2           9,727,409            0.9             6.9
55.01% to 60.00%            7         110,808,293           10.8            17.7
60.01% to 65.00%           42         292,446,159           28.4            46.1
65.01% to 70.00%           38         429,854,838           41.7            87.8
70.01% to 75.69%           10         125,807,651           12.2           100.0
---------------------      --      --------------          -----           -----
 Totals/Wtd. Avg.         106      $1,030,489,931          100.0%
=====================     ===      ==============          =====           =====

                                     WEIGHTED AVERAGES
                      ------------------------------------------------
  RANGE OF MATURITY                 STATED               CUT-OFF DATE
       DATE/ARD        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ---------- ------------ --------- --------------

13.12% to 50.00%         5.744%       132        2.09x       56.60%
50.01% to 55.00%         5.935        118        1.53        63.17
55.01% to 60.00%         5.997        128        1.49        67.58
60.01% to 65.00%         5.648        111        1.38        72.15
65.01% to 70.00%         5.704        112        1.30        78.28
70.01% to 75.69%         5.443         92        1.26        78.73
---------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.        5.692%       112        1.39x       74.00%
=====================    =====        ===        ====        =====

                                     A-2-5

                        STATES/REGIONS (MORTGAGE POOL)

                            NUMBER OF      AGGREGATE            % OF          CUMULATIVE
                            MORTGAGED     CUT-OFF DATE    INITIAL MORTGAGE   % OF INITIAL
       STATE/REGION        PROPERTIES       BALANCE         POOL BALANCE     POOL BALANCE
------------------------- ------------ ----------------- ------------------ --------------

California                      13      $  177,676,390           17.2%            17.2%
Southern California (1)         11         157,242,744           15.3             15.3
Northern California (2)          2          20,433,646            2.0              2.0
Florida                         10         138,778,562           13.5             30.7
New York                        19         105,470,612           10.2             40.9
Texas                            8          79,909,181            7.8             48.7
Virginia                         5          59,083,891            5.7             54.4
Maryland                         2          55,139,609            5.4             59.8
Oregon                           5          54,227,425            5.3             65.0
Pennsylvania                     3          36,473,313            3.5             68.6
New Jersey                       3          32,032,061            3.1             71.7
Arizona                          3          31,134,329            3.0             74.7
Massachusetts                    4          30,737,681            3.0             77.7
Indiana                          2          23,917,312            2.3             80.0
Alabama                          2          22,054,748            2.1             82.2
Ohio                             2          21,019,288            2.0             84.2
Wisconsin                        4          20,185,129            2.0             86.2
Louisiana                        1          19,000,000            1.8             88.0
Illinois                         3          18,553,136            1.8             89.8
Missouri                         2          16,881,955            1.6             91.4
Washington                       2          15,452,972            1.5             92.9
District of Columbia             2          12,211,919            1.2             94.1
Nebraska                         1           9,900,000            1.0             95.1
South Carolina                   1           9,269,804            0.9             96.0
Colorado                         1           7,640,000            0.7             96.7
Georgia                          1           5,971,220            0.6             97.3
Rhode Island                     1           5,700,486            0.6             97.9
North Carolina                   1           5,595,741            0.5             98.4
Nevada                           1           4,800,000            0.5             98.9
Kansas                           1           4,080,000            0.4             99.3
Vermont                          1           2,862,405            0.3             99.5
Kentucky                         1           2,560,000            0.2             99.8
Oklahoma                         1           2,170,759            0.2            100.0
-------------------------       --      --------------          -----            -----
 Totals/Wtd. Avg.              106      $1,030,489,931          100.0%
=========================      ===      ==============          =====            =====

                                         WEIGHTED AVERAGES
                          ------------------------------------------------
                                        STATED               CUT-OFF DATE
                           MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION          RATE     TERM (MO.)     DSCR        RATIO
------------------------- ---------- ------------ --------- --------------

California                   5.566%       116        1.24x       77.33%
Southern California (1)      5.601        121        1.24        77.24
Northern California (2)      5.299         75        1.28        78.03
Florida                      5.623        103        1.44        71.93
New York                     5.714        112        1.44        71.55
Texas                        5.606        115        1.30        73.98
Virginia                     5.539        112        1.33        74.91
Maryland                     6.371        171        1.46        70.03
Oregon                       5.909        116        1.39        72.43
Pennsylvania                 5.955        117        1.24        79.13
New Jersey                   5.758         98        1.28        78.18
Arizona                      5.856        130        1.34        77.51
Massachusetts                5.788        117        1.29        77.14
Indiana                      5.661        117        1.26        75.22
Alabama                      5.505         70        1.23        78.51
Ohio                         5.627         90        1.35        71.82
Wisconsin                    5.758        117        1.28        76.26
Louisiana                    5.080         60        2.16        62.71
Illinois                     5.785         93        1.24        77.32
Missouri                     5.502        119        1.32        79.26
Washington                   5.994        117        1.46        68.26
District of Columbia         5.749        111        3.65        49.06
Nebraska                     5.290         83        1.62        60.00
South Carolina               5.480        119        1.20        79.91
Colorado                     5.380         58        1.80        64.30
Georgia                      5.740        115        1.52        79.62
Rhode Island                 5.100         57        1.25        80.74
North Carolina               6.200        115        1.33        77.50
Nevada                       5.550        120        1.30        80.00
Kansas                       5.450        120        1.42        80.00
Vermont                      5.760        107        1.32        75.33
Kentucky                     5.530        120        1.43        80.00
Oklahoma                     5.710        118        1.62        74.85
-------------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.            5.692%       112        1.39x       74.00%
=========================    =====        ===        ====        =====

(1)   Southern California includes mortgaged properties that are located in zip codes 93035 or lower.

(2)   Northern California includesmortgaged properties that are located in zip codes 95827 or higher.

                      PREPAYMENT PREMIUM (MORTGAGE POOL)

                                                                                           WEIGHTED AVERAGES
                                                                                 --------------------------------------
                      NUMBER OF      AGGREGATE            % OF                      STATED               CUT-OFF DATE
                       MORTGAGE     CUT-OFF DATE    INITIAL MORTGAGE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PREMIUM     LOANS         BALANCE         POOL BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- ------------------ ---------- ------------ --------- --------------

LO/Defeasance            100      $  922,721,003           89.5%         5.688%      112         1.40x       73.61%
LO/YM/Defeasance           1          43,500,000            4.2          5.780       117         1.30        79.09
LO/Grtrx%UPBorYM           4      $   53,018,394            5.1          5.606       119         1.23        75.66
LO/Defeasance/PPY          1      $   11,250,535            1.1          6.140       115         1.28        78.40
--------------------     ---      --------------          -----          -----       ---         ----        -----
 Totals/Wtd. Avg.        106      $1,030,489,931          100.0%         5.692%      112         1.39x       74.00%
====================     ===      ==============          =====          =====       ===         ====        =====

LO=Locked Out, YM=Yield Maintenance, Grtrx%UPBorYM=Greater of x% or Yield
Maintenance, PPY=Other Prepayment Considerations

                                     A-2-6

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (MORTGAGE
                                   POOL) (1)

                                                    MONTHS FOLLOWING CUT-OFF DATE
                                     ------------------------------------------------------------
       PREPAYMENT RESTRICTION              0           12          24          36          48
------------------------------------ ------------ ----------- ----------- ----------- -----------

Remaining Mortgage Pool Balance(2)       100.00%      99.22%      98.25%      97.04%      95.73%
Locked/Defeasance                        100.00      100.00       95.77       95.50       95.50
Locked                                   100.00      100.00       95.77        3.01        0.72
Defeasance                                 0.00        0.00        0.00       92.49       94.78
Yield Maintenance                          0.00        0.00        4.23        4.50        4.50
Yield Maintenance                          0.00        0.00        4.23        0.00        0.00
Grtr1.5%UPBorYM                            0.00        0.00        0.00        1.97        1.97
Grtr1%UPBorYM                              0.00        0.00        0.00        2.53        2.53
Open                                       0.00        0.00        0.00        0.00        0.00
-------                                  ------      ------      ------      ------      ------
Total                                    100.00%     100.00%     100.00%     100.00%     100.00%
=======                                  ======      ======      ======      ======      ======

                                                         MONTHS FOLLOWING CUT-OFF DATE
                                     ----------------------------------------------------------------------
       PREPAYMENT RESTRICTION             60          72          84          96         108         120
------------------------------------ ----------- ----------- ----------- ----------- ----------- ----------

Remaining Mortgage Pool Balance(2)       82.16%      80.77%      75.66%      74.17%      71.87%      6.96%
Locked/Defeasance                        94.00       93.99       93.69       93.68       93.61      95.24
Locked                                    0.00        0.00        0.00        0.00        0.00       0.00
Defeasance                               94.00       93.99       93.69       93.68       93.61      95.24
Yield Maintenance                         6.00        6.01        6.31        6.32        6.39       0.00
Yield Maintenance                         0.00        0.00        0.00        0.00        0.00       0.00
Grtr1.5%UPBorYM                           2.26        2.27        2.38        2.38        2.41       0.00
Grtr1%UPBorYM                             3.74        3.74        3.93        3.93        3.98       0.00
Open                                      0.00        0.00        0.00        0.00        0.00       4.76
-------                                 ------      ------      ------      ------      ------     ------
Total                                   100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=======                                 ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate mortgage pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Mortgage Pool Balance at the specified point in time.xt

                                     A-2-7

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
         IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                   CUT-OFF DATE BALANCES (LOAN GROUP NO. 1)

                                    NUMBER OF     AGGREGATE     % OF INITIAL      MAXIMUM
             RANGE OF                MORTGAGE   CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE
       CUT-OFF DATE BALANCES          LOANS        BALANCE     NO. 1 BALANCE      BALANCE
---------------------------------- ----------- -------------- --------------- --------------

  (less than)  $ 2,000,000              13      $ 12,405,650         1.4%      $ 1,674,763
$ 2,000,000 to   2,999,999               1         2,642,458         0.3         2,642,458
  3,000,000 to   3,999,999               3        11,157,401         1.2         3,978,752
  4,000,000 to   4,999,999               6        26,969,697         3.0         4,874,588
  5,000,000 to   5,999,999              16        88,238,895         9.8         5,991,579
  6,000,000 to   6,999,999               5        33,036,070         3.7         6,956,553
  7,000,000 to   7,999,999               6        45,208,990         5.0         7,800,000
  8,000,000 to   8,999,999               8        68,844,720         7.7         8,972,440
  9,000,000 to   9,999,999               5        47,462,998         5.3         9,962,998
 10,000,000 to  14,999,999              11       133,088,607        14.8        14,800,000
 15,000,000 to  19,999,999               9       158,611,859        17.6        19,920,000
 20,000,000 to  24,999,999               5       109,683,438        12.2        23,133,438
 25,000,000 to  29,999,999               1        25,479,293         2.8        25,479,293
 30,000,000 to  44,999,999               2        85,245,504         9.5        43,500,000
 45,000,000 to  51,650,000               1        51,650,000         5.7        51,650,000
----------------------------------      --      ------------       -----       -----------
 Totals/Wtd. Avg.                       92      $899,725,580       100.0%
==================================      ==      ============       =====       ===========

                                                  WEIGHTED AVERAGES
                                   ------------------------------------------------
                                                 STATED               CUT-OFF DATE
             RANGE OF               MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       CUT-OFF DATE BALANCES          RATE     TERM (MO.)     DSCR        RATIO
---------------------------------- ---------- ------------ --------- --------------

  (less than)  $ 2,000,000            6.380%       113        1.21x       72.87%
$ 2,000,000 to   2,999,999            5.980        117        1.46        73.40
  3,000,000 to   3,999,999            5.842        116        1.53        64.41
  4,000,000 to   4,999,999            5.823        117        1.34        73.30
  5,000,000 to   5,999,999            5.942        114        1.69        70.55
  6,000,000 to   6,999,999            5.776        104        1.35        72.66
  7,000,000 to   7,999,999            5.750        107        1.36        75.09
  8,000,000 to   8,999,999            5.610         93        1.36        75.02
  9,000,000 to   9,999,999            5.636        103        1.42        71.57
 10,000,000 to  14,999,999            5.473        105        1.37        76.41
 15,000,000 to  19,999,999            5.629        118        1.37        72.90
 20,000,000 to  24,999,999            5.503        105        1.50        69.15
 25,000,000 to  29,999,999            5.816        115        1.33        77.21
 30,000,000 to  44,999,999            5.688        116        1.26        79.30
 45,000,000 to  51,650,000            6.430        175        1.41        71.74
----------------------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.                     5.708%       113        1.41x       73.49%
==================================    =====        ===        ====        =====

                       MORTGAGE TYPE (LOAN GROUP NO. 1)

                                                                                               WEIGHTED AVERAGES
                                                                               -------------------------------------------------
                                    AGGREGATE     % OF INITIAL      MAXIMUM                  STATED
                      NUMBER OF   CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   CUT-OFF DATE-
      LOAN TYPE       MORTGAGES      BALANCE     NO. 1 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR    TO-VALUE RATIO
-------------------- ----------- -------------- --------------- -------------- ---------- ------------ --------- ---------------

Amortizing Balloon        62      $455,400,168        50.6%      $41,745,504      5.803%       114        1.31x        76.29%
Partial IO/Balloon        21       327,643,000        36.4        51,650,000      5.699        123        1.34         74.25
IO/Balloon                 4        67,000,000         7.4        23,000,000      5.173         80        2.35         54.25
Amortizing ARD             3        31,934,912         3.5        16,481,940      5.739         99        1.39         71.35
IO/ARD                     2        17,747,500         2.0        10,107,500      5.403         58        1.80         64.30
--------------------      --      ------------       -----       -----------      -----        ---        ----         -----
 Totals/Wtd. Avg.         92      $899,725,580       100.0%                       5.708%       113        1.41x        73.49%
====================      ==      ============       =====       ===========      =====        ===        ====         =====

                       MORTGAGE RATES (LOAN GROUP NO. 1)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                                 CUMULATIVE %
      RANGE OF       NUMBER OF     AGGREGATE     % OF INITIAL     OF INITIAL                 STATED               CUT-OFF DATE
      MORTGAGE        MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       RATES           LOANS        BALANCE     NO. 1 BALANCE   NO. 1 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

4.920% to 4.999%          1      $ 20,000,000         2.2%            2.2%        4.920%       119        2.06x       50.00%
5.000% to 5.249%          9       107,889,181        12.0            14.2         5.095         95        1.73        70.99
5.250% to 5.499%         12        89,419,389         9.9            24.2         5.406         97        1.49        71.45
5.500% to 5.749%         20       280,762,409        31.2            55.4         5.574        104        1.35        74.24
5.750% to 5.999%         14       179,576,342        20.0            75.3         5.851        116        1.31        77.46
6.000% to 6.249%         17       120,202,278        13.4            88.7         6.121        123        1.29        75.32
6.250% to 6.499%         18        96,459,089        10.7            99.4         6.396        157        1.32        71.84
6.500% to 6.620%          1         5,416,891         0.6           100.0         6.620        119        1.45        62.99
-------------------      --      ------------       -----           -----         -----        ---        ----        -----
 Totals/Wtd. Avg.        92      $899,725,580       100.0%                        5.708%       113        1.41x       73.49%
===================      ==      ============       =====           =====         =====        ===        ====        =====

                                     A-3-1

            ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                                                 CUMULATIVE
      RANGE OF                                   % OF INITIAL   % OF INITIAL
  ORIGINAL TERMS TO   NUMBER OF     AGGREGATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
 SCHEDULED MATURITY    MORTGAGE   CUT-OFF DATE       NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      (MONTHS)          LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

60 to 119                 14      $153,490,779        17.1%         17.1%       5.367%        66        1.77x       67.08%
120                       75       664,137,298        73.8          90.9        5.708        117        1.34        74.94
121 to 180                 3        82,097,503         9.1         100.0        6.352        175        1.32        73.80
--------------------      --      ------------       -----         -----        -----        ---        ----        -----
 Totals/Wtd. Avg.         92      $899,725,580       100.0%                     5.708%       113        1.41x       73.49%
====================      ==      ============       =====         =====        =====        ===        ====        =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                                                 CUMULATIVE
      RANGE OF                                   % OF INITIAL   % OF INITIAL
   REMAINING TERMS    NUMBER OF     AGGREGATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
    TO SCHEDULED       MORTGAGE   CUT-OFF DATE       NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)     LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

55 to 83                  13      $148,490,779        16.5%         16.5%       5.378%        64        1.59x       68.89%
84 to 107                  1         5,000,000         0.6          17.1        5.040        107        7.12        13.12
108 to 119                69       596,512,298        66.3          83.4        5.708        116        1.33        75.41
120 to 175                 9       149,722,503        16.6         100.0        6.059        150        1.33        72.45
--------------------      --      ------------       -----         -----        -----        ---        ----        -----
 Totals/Wtd. Avg.         92      $899,725,580       100.0%                     5.708%       113        1.41x       73.49%
====================      ==      ============       =====         =====        =====        ===        ====        =====

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                    CUMULATIVE
                                                    % OF INITIAL   % OF INITIAL
        RANGE OF         NUMBER OF     AGGREGATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION    MORTGAGE   CUT-OFF DATE       NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

Interest Only                 6      $ 84,747,500         9.4%          9.4%       5.221%        75        2.23x       56.35%
120 to 240                    1        15,147,503         1.7          11.1        6.341        175        1.14        75.74
241 to 300                    5        30,798,080         3.4          14.5        6.167        119        1.59        63.67
301 to 360                   80       769,032,497        85.5         100.0        5.731        116        1.31        75.73
-----------------------      --      ------------       -----         -----        -----        ---        ----        -----
 Totals/Wtd. Avg.            92      $899,725,580       100.0%                     5.708%       113        1.41x       73.49%
=======================      ==      ============       =====         =====        =====        ===        ====        =====

                                     A-3-2

                REMAINING AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                                     % OF INITIAL   % OF INITIAL
        RANGE OF          NUMBER OF     AGGREGATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
 REMAINING AMORTIZATION    MORTGAGE   CUT-OFF DATE       NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)         LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------------ ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

Interest Only                  6      $ 84,747,500         9.4%          9.4%       5.221%        75        2.23x       56.35%
120 to 240                     1        15,147,503         1.7          11.1        6.341        175        1.14        75.74
241 to 300                     5        30,798,080         3.4          14.5        6.167        119        1.59        63.67
301 to 360                    80       769,032,497        85.5         100.0        5.731        116        1.31        75.73
------------------------      --      ------------       -----         -----        -----        ---        ----        -----
 Totals/Wtd. Avg.             92      $899,725,580       100.0%                     5.708%       113        1.41x       73.49%
========================      ==      ============       =====         =====        =====        ===        ====        =====

                  MORTGAGE LOAN SEASONING (LOAN GROUP NO. 1)

                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                                                 CUMULATIVE
                                                 % OF INITIAL   % OF INITIAL
                      NUMBER OF     AGGREGATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
                       MORTGAGE   CUT-OFF DATE       NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

0 to 5                   69       $758,976,051        84.4%         84.4%       5.730%     113         1.43x      72.95%
6 to 8                   23        140,749,528        15.6         100.0        5.592      112         1.28       76.46
--------------------     --       ------------       -----         -----        -----      ---         ----       -----
 Totals/Wtd. Avg.        92       $899,725,580       100.0%                     5.708%     113         1.41x      73.49%
====================     ==       ============       =====         =====        =====      ===         ====       =====

                    ENCUMBERED INTEREST (LOAN GROUP NO. 1)

                                                                                            WEIGHTED AVERAGES
                                                                          ------------------------------------------------------
                                                           % OF INITIAL
                            NUMBER OF       AGGREGATE       LOAN GROUP                    STATED                   CUT-OFF DATE
       ENCUMBERED           MORTGAGED     CUT-OFF DATE        NO. 1        MORTGAGE      REMAINING     U/W NCF     LOAN-TO-VALUE
        INTEREST           PROPERTIES        BALANCE         BALANCE         RATE       TERM (MO.)       DSCR          RATIO
-----------------------   ------------   --------------   -------------   ----------   ------------   ---------   --------------

Fee Simple                     83         $830,068,894         92.3%         5.715%        113          1.38x         73.75%
Leasehold                       6           39,685,135          4.4          5.679         116          2.08          67.01
Fee Simple in part and
 Leasehold in part              3           29,971,551          3.3          5.563         117          1.37          74.95
-----------------------        --         ------------        -----          -----         ---          ----          -----
 Totals/Wtd. Avg.              92         $899,725,580        100.0%         5.708%        113          1.41x         73.49%
=======================        ==         ============        =====          =====         ===          ====          =====

                                     A-3-3

                       PROPERTY TYPES (LOAN GROUP NO. 1)

                                                               % OF INITIAL
                                    NUMBER OF     AGGREGATE     LOAN GROUP       MAXIMUM
             PROPERTY               MORTGAGED   CUT-OFF DATE       NO. 1      CUT-OFF DATE
              TYPES                PROPERTIES      BALANCE        BALANCE        BALANCE
--------------------------------- ------------ -------------- -------------- --------------

Retail                                 45       $379,568,491        42.2%     $43,500,000
 Anchored                              18        280,586,411        31.2       43,500,000
 Unanchored                             7         43,996,856         4.9       11,250,535
 Shadow Anchored                        4         27,483,240         3.1       10,262,912
 Anchored, Single Tenant                3         15,096,333         1.7        5,190,060
 Unanchored, Single Tenant             12         10,730,888         1.2        1,394,395
 Shadow Anchored, Single Tenant         1          1,674,763         0.2        1,674,763
Office                                 28        372,496,271        41.4       51,650,000
 Suburban                              21        260,487,139        29.0       51,650,000
 CBD                                    5         89,204,293         9.9       25,479,293
 Flex                                   1         12,246,663         1.4       12,246,663
 Medical Office                         1         10,558,176         1.2       10,558,176
Multifamily                             3         34,941,277         3.9       23,000,000
 Conventional                           3         34,941,277         3.9       23,000,000
Self Storage                            4         34,506,717         3.8        9,962,998
Industrial                              5         32,592,582         3.6       10,107,500
Hotel                                   4         27,308,470         3.0        9,100,000
Mixed Use                               2         12,678,125         1.4        6,956,553
Manufactured Housing                    1          5,633,646         0.6        5,633,646
---------------------------------      --       ------------       -----      -----------
 Totals/Wtd. Avg.                      92       $899,725,580       100.0%
=================================      ==       ============       =====      ===========

                                                  WEIGHTED AVERAGES
                                  -------------------------------------------------
                                                                                                         MIN/MAX
                                                STATED                CUT-OFF DATE      MIN/MAX       CUT-OFF DATE
             PROPERTY              MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
              TYPES                  RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
--------------------------------- ---------- ------------ --------- --------------- --------------- ----------------

Retail                               5.819%       118        1.28x        77.10%    1.20x / 2.18x   44.74% / 80.00%
 Anchored                            5.780        119        1.26x        78.18     1.20x / 1.33x   68.60% / 80.00%
 Unanchored                          5.950        116        1.38         73.34     1.22x / 2.18x   44.74% / 79.77%
 Shadow Anchored                     5.779        117        1.34         76.07     1.24x / 1.42x   70.78% / 80.00%
 Anchored, Single Tenant             5.767        118        1.41         73.36     1.23x / 1.59x   63.29% / 79.91%
 Unanchored, Single Tenant           6.380        113        1.21         72.87     1.21x / 1.21x   72.87% / 72.87%
 Shadow Anchored, Single Tenant      6.380        113        1.21         72.87     1.21x / 1.21x   72.87% / 72.87%
Office                               5.597        117        1.51         70.81     1.14x / 7.12x   13.12% / 79.14%
 Suburban                            5.711        121        1.36         73.21     1.14x / 1.64x   60.00% / 79.14%
 CBD                                 5.354        105        2.00         62.40     1.33x / 7.12x   13.12% / 77.21%
 Flex                                5.075        114        1.29         77.44     1.29x / 1.29x   77.44% / 77.44%
 Medical Office                      5.450        118        1.35         74.88     1.35x / 1.35x   74.88% / 74.88%
Multifamily                          5.481         78        1.56         66.01     1.21x / 1.72x   59.90% / 79.59%
 Conventional                        5.481         78        1.56         66.01     1.21x / 1.72x   59.90% / 79.59%
Self Storage                         5.682         73        1.29         77.14     1.20x / 1.36x   74.63% / 81.00%
Industrial                           5.581         85        1.62         70.27     1.27x / 1.80x   64.30% / 79.62%
Hotel                                6.252        120        1.52         66.09     1.35x / 1.70x   61.77% / 73.98%
Mixed Use                            5.444        115        1.38         78.75     1.25x / 1.49x   78.61% / 78.92%
Manufactured Housing                 5.900        117        1.23         75.12     1.23x / 1.23x   75.12% / 75.12%
---------------------------------    -----        ---        ----         -----     --------------- ----------------
 Totals/Wtd. Avg.                    5.708%       113        1.41x        73.49%    1.14x / 7.12x   13.12% / 81.00%
=================================    =====        ===        ====         =====     =============== ================

                                     A-3-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 1)

                                                                                           WEIGHTED AVERAGES
                                                                            ------------------------------------------------
                                                                CUMULATIVE
                                                % OF INITIAL   % OF INITIAL
                     NUMBER OF     AGGREGATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
      RANGE OF        MORTGAGE   CUT-OFF DATE       NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  U/W NCF DSCR (X)     LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

1.14 to 1.19              3      $ 40,410,500         4.5%          4.5%       6.158%       160        1.18x       78.22%
1.20 to 1.24             28       169,153,494        18.8          23.3        5.846        116        1.22        76.63
1.25 to 1.29             17       229,547,345        25.5          48.8        5.621        114        1.28        78.05
1.30 to 1.34              9       100,138,182        11.1          59.9        5.648        102        1.32        76.27
1.35 to 1.39             11       108,462,484        12.1          72.0        5.565        103        1.36        72.74
1.40 to 1.44              5        77,477,733         8.6          80.6        6.215        156        1.41        72.06
1.45 to 1.49              6        41,878,251         4.7          85.3        5.729        116        1.48        71.44
1.50 to 1.99              9        85,167,980         9.5          94.7        5.611         79        1.68        65.41
2.00 to 2.49              3        42,489,609         4.7          99.4        5.039         93        2.11        55.25
2.50 to 7.12              1         5,000,000         0.6         100.0        5.040        107        7.12        13.12
-------------------      --      ------------       -----         -----        -----        ---        ----        -----
 Totals/Wtd. Avg.        92      $899,725,580       100.0%                     5.708%       113        1.41x       73.49%
===================      ==      ============       =====         =====        =====        ===        ====        =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                           WEIGHTED AVERAGES
                                                                            ------------------------------------------------
                                                                CUMULATIVE
      RANGE OF                                  % OF INITIAL   % OF INITIAL
    CUT-OFF DATE     NUMBER OF     AGGREGATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
   LOAN-TO-VALUE      MORTGAGE   CUT-OFF DATE       NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       RATIO           LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

13.12% to 60.00%          5      $ 61,389,609         6.8%          6.8%       5.240%        89        2.28x       52.02%
60.01% to 65.00%          9        73,008,379         8.1          14.9        5.623         88        1.74        63.11
65.01% to 70.00%          7        69,028,293         7.7          22.6        5.719        115        1.30        69.07
70.01% to 75.00%         31       220,561,531        24.5          47.1        5.880        122        1.36        73.19
75.01% to 80.00%         39       465,774,769        51.8          98.9        5.695        116        1.28        78.59
80.01% to 81.00%          1         9,962,998         1.1         100.0        5.970        116        1.20        81.00
-------------------      --      ------------       -----         -----        -----        ---        ----        -----
 Totals/Wtd. Avg.        92      $899,725,580       100.0%                     5.708%       113        1.41x       73.49%
===================      ==      ============       =====         =====        =====        ===        ====        =====

           MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                           WEIGHTED AVERAGES
                                                                            ------------------------------------------------
                                                                CUMULATIVE
      RANGE OF                                  % OF INITIAL   % OF INITIAL
 MATURITY DATE/ARD   NUMBER OF     AGGREGATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
   LOAN-TO-VALUE      MORTGAGE   CUT-OFF DATE       NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       RATIO           LOANS        BALANCE        BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- -------------- -------------- ------------- ---------- ------------ --------- --------------

13.12% to 50.00%          7      $ 61,845,583         6.9%          6.9%       5.744%       132        2.09x       56.60%
50.01% to 55.00%          2         9,727,409         1.1           8.0        5.935        118        1.53        63.17
55.01% to 60.00%          7       110,808,293        12.3          20.3        5.997        128        1.49        67.58
60.01% to 65.00%         38       254,569,145        28.3          48.6        5.626        111        1.40        71.86
65.01% to 70.00%         32       396,396,099        44.1          92.6        5.705        111        1.30        78.20
70.01% to 75.69%          6        66,379,051         7.4         100.0        5.492         90        1.29        78.79
-------------------      --      ------------       -----         -----        -----        ---        ----        -----
 Totals/Wtd. Avg.        92      $899,725,580       100.0%                     5.708%       113        1.41x       73.49%
===================      ==      ============       =====         =====        =====        ===        ====        =====

                                     A-3-5

                       STATES/REGIONS (LOAN GROUP NO. 1)

                                                        % OF INITIAL
                             NUMBER OF     AGGREGATE     LOAN GROUP
                             MORTGAGED   CUT-OFF DATE       NO. 1
       STATE/REGION         PROPERTIES      BALANCE        BALANCE
-------------------------- ------------ -------------- --------------

California                      12       $159,262,363        17.7%
 Southern California (1)        10        138,828,717        15.4
 Northern California (2)         2         20,433,646         2.3
Florida                          9        124,348,740        13.8
New York                        19        105,470,612        11.7
Virginia                         5         59,083,891         6.6
Texas                            6         55,920,123         6.2
Maryland                         2         55,139,609         6.1
Oregon                           5         54,227,425         6.0
New Jersey                       3         32,032,061         3.6
Arizona                          3         31,134,329         3.5
Massachusetts                    4         30,737,681         3.4
Pennsylvania                     1         23,133,438         2.6
Ohio                             2         21,019,288         2.3
Wisconsin                        4         20,185,129         2.2
Louisiana                        1         19,000,000         2.1
Illinois                         3         18,553,136         2.1
Missouri                         2         16,881,955         1.9
Washington                       2         15,452,972         1.7
District of Columbia             2         12,211,919         1.4
Nebraska                         1          9,900,000         1.1
Colorado                         1          7,640,000         0.8
Indiana                          1          7,417,312         0.8
Georgia                          1          5,971,220         0.7
North Carolina                   1          5,595,741         0.6
Alabama                          1          5,326,635         0.6
Kansas                           1          4,080,000         0.5
--------------------------      --       ------------       -----
 Totals/Wtd. Avg.               92       $899,725,580       100.0%
==========================      ==       ============       =====

                                                        WEIGHTED AVERAGES
                                         ------------------------------------------------
                             CUMULATIVE
                            % OF INITIAL
                             LOAN GROUP                STATED               CUT-OFF DATE
                               NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION           BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ------------- ---------- ------------ --------- --------------

California                      17.7%       5.530%       116        1.25x       77.62%
 Southern California (1)        15.4        5.564        122        1.24        77.56
 Northern California (2)         2.3        5.299         75        1.28        78.03
Florida                         31.5        5.614        101        1.46        71.82
New York                        43.2        5.714        112        1.44        71.55
Virginia                        49.8        5.539        112        1.33        74.91
Texas                           56.0        5.653        114        1.33        71.43
Maryland                        62.2        6.371        171        1.46        70.03
Oregon                          68.2        5.909        116        1.39        72.43
New Jersey                      71.7        5.758         98        1.28        78.18
Arizona                         75.2        5.856        130        1.34        77.51
Massachusetts                   78.6        5.788        117        1.29        77.14
Pennsylvania                    81.2        5.953        117        1.24        79.77
Ohio                            83.5        5.627         90        1.35        71.82
Wisconsin                       85.8        5.758        117        1.28        76.26
Louisiana                       87.9        5.080         60        2.16        62.71
Illinois                        89.9        5.785         93        1.24        77.32
Missouri                        91.8        5.502        119        1.32        79.26
Washington                      93.5        5.994        117        1.46        68.26
District of Columbia            94.9        5.749        111        3.65        49.06
Nebraska                        96.0        5.290         83        1.62        60.00
Colorado                        96.8        5.380         58        1.80        64.30
Indiana                         97.7        6.130        115        1.30        74.17
Georgia                         98.3        5.740        115        1.52        79.62
North Carolina                  99.0        6.200        115        1.33        77.50
Alabama                         99.5        6.150        115        1.24        76.09
Kansas                         100.0        5.450        120        1.42        80.00
--------------------------     -----        -----        ---        ----        -----
 Totals/Wtd. Avg.                           5.708%       113        1.41x       73.49%
==========================     =====        =====        ===        ====        =====

(1)   Southern California includes mortgaged properties that are located in zip codes 93035 or lower.

(2)   Northern California includes mortgaged properties that are located in zip codes 95827 or higher.

                                     A-3-6

                     PREPAYMENT PREMIUM (LOAN GROUP NO. 1)

                                                                                       WEIGHTED AVERAGES
                                                                     ------------------------------------------------------
                                                      % OF INITIAL
                       NUMBER OF       AGGREGATE       LOAN GROUP                    STATED                   CUT-OFF DATE
     PREPAYMENT         MORTGAGE     CUT-OFF DATE        NO. 1        MORTGAGE      REMAINING     U/W NCF     LOAN-TO-VALUE
      PREMIUM            LOANS          BALANCE         BALANCE         RATE       TERM (MO.)       DSCR          RATIO
-------------------   -----------   --------------   -------------   ----------   ------------   ---------   --------------

LO/Defeasance              87        $812,456,651         90.3%         5.700%        113          1.42x         73.15%
LO/YM/Defeasance            1          43,500,000          4.8          5.780         117          1.30          79.09
LO/Grtrx%UPBorYM            3          32,518,394          3.6          5.679         119          1.24          72.96
LO/Defeasance/PPY           1          11,250,535          1.3          6.140         115          1.28          78.40
-------------------        --        ------------        -----          -----         ---          ----          -----
 Totals/Wtd. Avg.          92        $899,725,580        100.0%         5.708%        113          1.41x         73.49%
===================        ==        ============        =====          =====         ===          ====          =====

INITIAL LOAN GROUP NO. 1 PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (LOAN
                               GROUP NO. 1) (1)

                                        MONTHS FOLLOWING CUT-OFF DATE
                         ------------------------------------------------------------
 PREPAYMENT RESTRICTION        0           12          24          36          48
------------------------ ------------ ----------- ----------- ----------- -----------

Remaining Loan Group
 No. 1 Balance(2)            100.00%      99.23%      98.25%      97.01%      95.69%
Locked/Defeasance            100.00      100.00       95.16       97.19       97.19
 Locked                      100.00      100.00       95.16        3.17        0.83
 Defeasance                    0.00        0.00        0.00       94.02       96.36
Yield Maintenance              0.00        0.00        4.84        2.81        2.81
 Yield Maintenance             0.00        0.00        4.84        0.00        0.00
 Grtr1.5%UPBorYM               0.00        0.00        0.00        2.25        2.26
 Grtr1%UPBorYM                 0.00        0.00        0.00        0.56        0.55
Open                           0.00        0.00        0.00        0.00        0.00
--------                     ------      ------      ------      ------      ------
 Total                       100.00%     100.00%     100.00%     100.00%     100.00%
========                     ======      ======      ======      ======      ======

                                             MONTHS FOLLOWING CUT-OFF DATE
                         ----------------------------------------------------------------------
 PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------ ----------- ----------- ----------- ----------- ----------- ----------

Remaining Loan Group
 No. 1 Balance(2)            82.66%      81.24%      75.59%      74.10%      71.94%      7.97%
Locked/Defeasance            95.85       95.84       95.61       95.61       95.57      95.24
 Locked                       0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                  95.85       95.84       95.61       95.61       95.57      95.24
Yield Maintenance             4.15        4.16        4.39        4.39        4.43       0.00
 Yield Maintenance            0.00        0.00        0.00        0.00        0.00       0.00
 Grtr1.5%UPBorYM              2.57        2.58        2.73        2.73        2.76       0.00
 Grtr1%UPBorYM                1.58        1.58        1.66        1.66        1.67       0.00
Open                          0.00        0.00        0.00        0.00        0.00       4.76
--------                    ------      ------      ------      ------      ------     ------
 Total                      100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
========                    ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate
      Loan Group No. 1 balance at the specified point in time.

(2)   Remaining aggregate loan group no. 1 balance as a percentage of the initial Loan Group No. 1 balance at the specified point in time.

                                     A-3-7

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
         IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed mature on its anticipated repayment date.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                   CUT-OFF DATE BALANCES (LOAN GROUP NO. 2)

             RANGE OF               NUMBER OF     AGGREGATE     % OF INITIAL      MAXIMUM
           CUT-OFF DATE              MORTGAGE   CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE
             BALANCES                 LOANS        BALANCE     NO. 2 BALANCE      BALANCE
---------------------------------- ----------- -------------- --------------- --------------

   less than)  $ 2,999,999               3      $  7,593,164         5.8%      $ 2,862,405
$ 3,000,000 to   4,999,999               2         8,289,059         6.3         4,800,000
  5,000,000 to   9,999,999               4        28,310,167        21.6         9,269,804
 10,000,000 to  14,999,999               1        14,429,822        11.0        14,429,822
 15,000,000 to  19,999,999               3        51,642,140        39.5        18,414,027
 20,000,000 to  20,500,000               1        20,500,000        15.7        20,500,000
----------------------------------       -      ------------       -----       -----------
 Totals/Wtd. Avg.                       14      $130,764,352       100.0%
==================================      ==      ============       =====       ===========

                                                  WEIGHTED AVERAGES
                                   ------------------------------------------------
             RANGE OF                            STATED               CUT-OFF DATE
           CUT-OFF DATE             MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
             BALANCES                 RATE     TERM (MO.)     DSCR        RATIO
---------------------------------- ---------- ------------ --------- --------------

  (less than)  $ 2,999,999            5.668%       115        1.44x       76.77%
$ 3,000,000 to   4,999,999            5.542        119        1.32        79.89
  5,000,000 to   9,999,999            5.630        106        1.23        79.18
 10,000,000 to  14,999,999            5.700        115        1.29        72.88
 15,000,000 to  19,999,999            5.555         97        1.23        76.55
 20,000,000 to  20,500,000            5.490        118        1.21        79.95
----------------------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.                     5.583%       107        1.25x       77.47%
==================================    =====        ===        ====        =====

                       MORTGAGE TYPE (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                    AGGREGATE     % OF INITIAL      MAXIMUM                  STATED                  CUT-OFF
                      NUMBER OF   CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   DATE-TO-VALUE
      LOAN TYPE       MORTGAGES      BALANCE     NO. 2 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- -------------- ---------- ------------ --------- --------------

Amortizing Balloon        11      $ 85,664,352        65.5%      $18,414,027      5.582%      101        1.27x       77.19%
Partial IO/Balloon         3        45,100,000        34.5        20,500,000      5.583       118        1.23        78.02
--------------------      --      ------------       -----       -----------      -----       ---        ----        -----
 Totals/Wtd. Avg.         14      $130,764,352       100.0%                       5.583%      107        1.25x       77.47%
====================      ==      ============       =====       ===========      =====       ===        ====        =====

                       MORTGAGE RATES (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                                  CUMULATIVE
                     NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
      RANGE OF        MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   MORTGAGE RATES      LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

5.100% to 5.249%          1      $  5,700,486         4.4%            4.4%        5.100%        57        1.25x       80.74%
5.250% to 5.499%          4        62,997,917        48.2            52.5         5.428        102        1.22        78.65
5.500% to 5.749%          5        27,449,640        21.0            73.5         5.637        117        1.34        75.82
5.750% to 5.999%          3        26,516,308        20.3            93.8         5.843        115        1.25        75.57
6.000% to 6.090%          1         8,100,000         6.2           100.0         6.090        117        1.23        77.88
-------------------       -      ------------       -----           -----         -----        ---        ----        -----
 Totals/Wtd. Avg.        14      $130,764,352       100.0%                        5.583%       107        1.25x       77.47%
===================      ==      ============       =====           =====         =====        ===        ====        =====

            ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
      RANGE OF                                                    CUMULATIVE
 ORIGINAL TERMS TO   NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     SCHEDULED        MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY (MONTHS)     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

60 to 119                 2      $ 22,428,600        17.2%           17.2%        5.249%        56        1.23x       79.65%
120                      12       108,335,752        82.8           100.0         5.652        117        1.26        77.02
-------------------      --      ------------       -----           -----         -----        ---        ----        -----
 Totals/Wtd. Avg.        14      $130,764,352       100.0%                        5.583%       107        1.25x       77.47%
===================      ==      ============       =====           =====         =====        ===        ====        =====

                                     A-4-1

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
      RANGE OF                                                     CUMULATIVE
 REMAINING TERMS TO   NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
      SCHEDULED        MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

56 to 83                   2      $ 22,428,600        17.2%           17.2%        5.249%        56        1.23x       79.65%
84 to 107                  1         2,862,405         2.2            19.3         5.760        107        1.32        75.33
108 to 119                 9        98,113,347        75.0            94.4         5.657        117        1.25        76.85
120                        2         7,360,000         5.6           100.0         5.543        120        1.34        80.00
--------------------       -      ------------       -----           -----         -----        ---        ----        -----
 Totals/Wtd. Avg.         14      $130,764,352       100.0%                        5.583%       107        1.25x       77.47%
====================      ==      ============       =====           =====         =====        ===        ====        =====

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                      CUMULATIVE
        RANGE OF         NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL
 ORIGINAL AMORTIZATION    MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP
     TERMS (MONTHS)        LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
----------------------- ----------- -------------- --------------- ---------------

360                          14      $130,764,352        100.0%          100.0%
-----------------------      --      ------------        -----           -----
 Totals/Wtd. Avg.            14      $130,764,352        100.0%
=======================      ==      ============        =====           =====

                                       WEIGHTED AVERAGES
                        ------------------------------------------------
        RANGE OF                      STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        RATE     TERM (MO.)     DSCR        RATIO
----------------------- ---------- ------------ --------- --------------

360                        5.583%       107        1.25x       77.47%
-----------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.          5.583%       107        1.25x       77.47%
=======================    =====        ===        ====        =====

                REMAINING AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                       CUMULATIVE
        RANGE OF          NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL
 REMAINING AMORTIZATION    MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP
     TERMS (MONTHS)         LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
------------------------ ----------- -------------- --------------- ---------------

347 to 360                    14       $130,764,352        100.0%          100.0%
------------------------      --       ------------        -----           -----
 Totals/Wtd. Avg.             14       $130,764,352        100.0%
========================      ==       ============        =====           =====

                                        WEIGHTED AVERAGES
                         ------------------------------------------------
        RANGE OF                       STATED               CUT-OFF DATE
 REMAINING AMORTIZATION   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)         RATE     TERM (MO.)     DSCR        RATIO
------------------------ ---------- ------------ --------- --------------

347 to 360                  5.583%      107        1.25x       77.47%
------------------------    -----       ---        ----        -----
 Totals/Wtd. Avg.           5.583%      107        1.25x       77.47%
========================    =====       ===        ====        =====

                  MORTGAGE LOAN SEASONING (LOAN GROUP NO. 2)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                   CUMULATIVE
                      NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
                       MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

0 to 5                    13      $127,901,947        97.8%           97.8%        5.579%      106         1.25x       77.52%
6 to 13                    1         2,862,405         2.2           100.0         5.760       107         1.32        75.33
--------------------      --      ------------       -----           -----         -----       ---         ----        -----
 Totals/Wtd. Avg.         14      $130,764,352       100.0%                        5.583%      107         1.25x       77.47%
====================      ==      ============       =====           =====         =====       ===         ====        =====

                    ENCUMBERED INTEREST (LOAN GROUP NO. 2)

                                                                                            WEIGHTED AVERAGES
                                                                          ------------------------------------------------------
                          NUMBER OF       AGGREGATE       % OF INITIAL                    STATED                   CUT-OFF DATE
                          MORTGAGED     CUT-OFF DATE       LOAN GROUP      MORTGAGE      REMAINING     U/W NCF     LOAN-TO-VALUE
 ENCUMBERED INTEREST     PROPERTIES        BALANCE       NO. 2 BALANCE       RATE       TERM (MO.)       DSCR          RATIO
---------------------   ------------   --------------   ---------------   ----------   ------------   ---------   --------------

Fee Simple                   14         $130,764,352         100.0%         5.583%         107          1.25x        77.47%
---------------------        --         ------------         -----          -----          ---          ----         -----
 Totals/Wtd. Avg.            14         $130,764,352         100.0%         5.583%         107          1.25x        77.47%
=====================        ==         ============         =====          =====          ===          ====         =====

                                     A-4-2

                      PROPERTY TYPES (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                -------------------------------------------------
                       NUMBER OF     AGGREGATE     % OF INITIAL      MAXIMUM                  STATED                CUT-OFF DATE
                       MORTGAGED   CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   PROPERTY TYPES     PROPERTIES      BALANCE     NO. 2 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ------------ -------------- --------------- -------------- ---------- ------------ --------- ---------------

Multifamily               14        130,764,352        100.0%      20,500,000      5.583       107         1.25      77.47%
 Conventional             13        125,524,476         96.0       20,500,000      5.575       106         1.25      77.44
 Student Housing           1          5,239,876          4.0        5,239,876      5.760       118         1.29      78.21
--------------------      --        -----------        -----       ----------      -----       ---         ----      -----
  Totals/Wtd. Avg.        14       $130,764,352        100.0%                      5.583%      107         1.25x     77.47%
====================      ==       ============        =====       ==========      =====       ===         ====      =====

                                          MIN/MAX
                         MIN/MAX       CUT-OFF DATE
                         U/W NCF       LOAN-TO-VALUE
   PROPERTY TYPES          DSCR            RATIO
-------------------- --------------- ----------------

Multifamily          1.20x / 1.62x   72.88% / 80.74%
 Conventional        1.20x / 1.62x   72.88% / 80.74%
 Student Housing     1.29x / 1.29x   78.21% / 78.21%
-------------------- --------------- ----------------
  Totals/Wtd. Avg.   1.20x / 1.62x   72.88% / 80.74%
==================== =============== ================

                                     A-4-3

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                                  CUMULATIVE
                     NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
      RANGE OF        MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  U/W NCF DSCR (X)     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

1.14 to 1.20              1      $  9,269,804         7.1%            7.1%        5.480%       119        1.20x       79.91%
1.21 to 1.25              6        85,942,627        65.7            72.8         5.560        101        1.23        77.77
1.26 to 1.30              3        24,469,698        18.7            91.5         5.683        117        1.29        75.42
1.31 to 1.40              2         6,351,464         4.9            96.4         5.634        112        1.34        77.76
1.41 to 1.50              1         2,560,000         2.0            98.3         5.530        120        1.43        80.00
1.51 to 1.62              1         2,170,759         1.7           100.0         5.710        118        1.62        74.85
-------------------       -      ------------       -----           -----         -----        ---        ----        -----
 Totals/Wtd. Avg.        14      $130,764,352       100.0%                        5.583%       107        1.25x       77.47%
===================      ==      ============       =====           =====         =====        ===        ====        =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                    CUMULATIVE
       RANGE OF        NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

72.88% to75.00%             3      $ 35,014,609        26.8%           26.8%        5.795%       115        1.28x       74.04%
75.01% to 80.00%           10        90,049,257        68.9            95.6         5.530        106        1.24        78.60
80.01% to 80.74%            1         5,700,486         4.4           100.0         5.100         57        1.25        80.74
---------------------      --      ------------       -----           -----         -----        ---        ----        -----
 Totals/Wtd. Avg.          14      $130,764,352       100.0%                        5.583%       107        1.25x       77.47%
=====================      ==      ============       =====           =====         =====        ===        ====        =====

           MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                    CUMULATIVE
  RANGE OF MATURITY    NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE   CUT-OFF DATE     LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

61.55% to 65.00%            4      $ 37,877,013        29.0%           29.0%        5.793%       115        1.28x       74.14%
65.01% to 70.00%            6        33,458,739        25.6            54.6         5.691        118        1.27        79.16
70.01% to 74.83%            4        59,428,600        45.4           100.0         5.388         95        1.23        78.66
---------------------       -      ------------       -----           -----         -----        ---        ----        -----
 Totals/Wtd. Avg.          14      $130,764,352       100.0%                        5.583%       107        1.25x       77.47%
=====================      ==      ============       =====           =====         =====        ===        ====        =====

                                     A-4-4

                       STATES/REGIONS (LOAN GROUP NO. 2)

                                                                      CUMULATIVE
                         NUMBER OF     AGGREGATE     % OF INITIAL    % OF INITIAL
                         MORTGAGED   CUT-OFF DATE     LOAN GROUP      LOAN GROUP
     STATE/REGION       PROPERTIES      BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
---------------------- ------------ -------------- --------------- ---------------

Texas                        2       $ 23,989,059        18.3%           18.3%
California                   1         18,414,027        14.1            32.4
 Southern California         1         18,414,027        14.1            14.1
Alabama                      1         16,728,113        12.8            45.2
Indiana                      1         16,500,000        12.6            57.8
Florida                      1         14,429,822        11.0            68.9
Pennsylvania                 2         13,339,876        10.2            79.1
South Carolina               1          9,269,804         7.1            86.2
Rhode Island                 1          5,700,486         4.4            90.5
Nevada                       1          4,800,000         3.7            94.2
Vermont                      1          2,862,405         2.2            96.4
Kentucky                     1          2,560,000         2.0            98.3
Oklahoma                     1          2,170,759         1.7           100.0
----------------------       -       ------------       -----           -----
 Totals/Wtd. Avg.           14       $130,764,352       100.0%
======================      ==       ============       =====           =====

                                      WEIGHTED AVERAGES
                       ------------------------------------------------
                                     STATED               CUT-OFF DATE
                        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     STATE/REGION         RATE     TERM (MO.)     DSCR        RATIO
---------------------- ---------- ------------ --------- --------------

Texas                     5.496%       118        1.23x       79.92%
California                5.880        115        1.23        74.85
 Southern California      5.880        115        1.23        74.85
Alabama                   5.300         56        1.22        79.28
Indiana                   5.450        118        1.25        75.69
Florida                   5.700        115        1.29        72.88
Pennsylvania              5.960        117        1.25        78.01
South Carolina            5.480        119        1.20        79.91
Rhode Island              5.100         57        1.25        80.74
Nevada                    5.550        120        1.30        80.00
Vermont                   5.760        107        1.32        75.33
Kentucky                  5.530        120        1.43        80.00
Oklahoma                  5.710        118        1.62        74.85
----------------------    -----        ---        ----        -----
 Totals/Wtd. Avg.         5.583%       107        1.25x       77.47%
======================    =====        ===        ====        =====

Southern California includes mortgaged properties that are located in zip codes
                        93035 or lower.

                     PREPAYMENT PREMIUM (LOAN GROUP NO. 2)

                                                                                     WEIGHTED AVERAGES
                                                                           --------------------------------------
                      NUMBER OF     AGGREGATE     % OF INITIAL                STATED               CUT-OFF DATE
                       MORTGAGE   CUT-OFF DATE     LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PREMIUM     LOANS        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- ---------- ------------ --------- --------------

LO/Defeasance             13      $110,264,352        84.3%        5.600%       104        1.26x       77.01%
LO/Grtrx%UPBorYM           1        20,500,000        15.7         5.490        118        1.21        79.95
--------------------      --      ------------       -----         -----        ---        ----        -----
 Totals/Wtd. Avg.         14      $130,764,352       100.0%        5.583%       107        1.25x       77.47%
====================      ==      ============       =====         =====        ===        ====        =====

INITIAL LOAN GROUP NO. 2 PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (LOAN
                               GROUP NO. 2) (1)

                                        MONTHS FOLLOWING CUT-OFF DATE
                         ------------------------------------------------------------
 PREPAYMENT RESTRICTION        0           12          24          36          48
------------------------ ------------ ----------- ----------- ----------- -----------

Remaining Loan Group
 No. 2 Balance(2)            100.00%      99.16%      98.26%      97.23%      95.97%
Locked/Defeasance            100.00      100.00      100.00       83.91       83.91
 Locked                      100.00      100.00      100.00        1.93        0.00
 Defeasance                    0.00        0.00        0.00       81.98       83.91
Yield Maintenance              0.00        0.00        0.00       16.09       16.09
 Grtr1%UPBorYM                 0.00        0.00        0.00       16.09       16.09
------                       ------      ------      ------      ------      ------
 Total                       100.00%     100.00%     100.00%     100.00%     100.00%
======                       ======      ======      ======      ======      ======

                                             MONTHS FOLLOWING CUT-OFF DATE
                         ----------------------------------------------------------------------
 PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------ ----------- ----------- ----------- ----------- ----------- ----------

Remaining Loan Group
 No. 2 Balance(2)            78.76%      77.48%      76.13%      74.72%      71.34%      0.00%
Locked/Defeasance            80.66       80.63       80.60       80.56       80.02       0.00
 Locked                       0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                  80.66       80.63       80.60       80.56       80.02       0.00
Yield Maintenance            19.34       19.37       19.40       19.44       19.98       0.00
 Grtr1%UPBorYM               19.34       19.37       19.40       19.44       19.98       0.00
------                      ------      ------      ------      ------      ------       ----
 Total                      100.00%     100.00%     100.00%     100.00%     100.00%      0.00%
======                      ======      ======      ======      ======      ======       ====

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate loan group no. 2 balance at the specified point in time.

(2)   Remaining aggregate loan group no. 2 balance as a percentage of the initial loan group no. 2 balance at the specified point in time.

                                     A-4-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-5

          CHARACTERISTICS OF THE MULTIFLAMILY MORTGAGED REAL PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                             LOAN
 CONTROL   MORTGAGE          GROUP
  NUMBER   LOAN SELLER      NUMBER          LOAN / PROPERTY NAME                         PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

   9           CGM             1          Bay Harbor Apartments                      9601 Bay Harbor Circle
   12          PNC             2          The Lodge at Baybrook                      19100 Glenwest Drive
   18          CGM             2          Channel Islands Village                    3650 Ketch Avenue
   22          CGM             2          Aspen Ridge Apartments                     114 Aspen Circle
   23          CGM             2          Hills of Aberdeen Apartments               247 Marcliffe Drive
   30          CGM             2          Cape House II                              4460 Hodges Boulevard
   52          CGM             1          Skyline Point Apartments                   124 Capitol View Terrace
   54          CGM             2          Ashley Park Apartments                     1100 David Street
   64          CGM             2          Newport Commons Apartments                 327 North Oak Street
   66          CGM             1          The Lofts at Brookfield Hills              1240-1260, 1270-1280 and 1265 Club Circle
   81          CGM             2          Quaker Towers                              337 Cowesett Avenue
   88          CGM             2          Bard Townhouses Phase II                   100 Bard Drive
   95          CGM             2          Pebble Cove                                5101 O'Bannon Drive
   102         CGM             2          Hoodview Apartments                        1320 Wales Drive
   103         CGM             2          Oak Knoll Apartments                       133 Colonial Drive
   105         PNC             2          Limestone Square Apartments                128 Gazette Avenue
   106         PNC             2          Belle Isle Apartments                      4861 North Blackwelder

                                                                                                    DETAILED
 CONTROL                                             ZIP                         PROPERTY           PROPERTY
  NUMBER          CITY                  STATE        CODE          COUNTY          TYPE               TYPE              ELEVATOR(S)
-----------------------------------------------------------------------------------------------------------------------------------

   9          Fort Myers                  FL        33919        Lee            Multifamily       Conventional              0
   12         Houston                     TX        77546        Harris         Multifamily       Conventional              0
   18         Oxnard                      CA        93035        Ventura        Multifamily       Conventional              2
   22         Homewood                    AL        35209        Jefferson      Multifamily       Conventional              0
   23         Valparaiso                  IN        46385        Porter         Multifamily       Conventional              0
   30         Jacksonville                FL        32224        Duval          Multifamily       Conventional              0
   52         Madison                     WI        53713        Dane           Multifamily       Conventional              0
   54         North Myrtle Beach          SC        29582        Horry          Multifamily       Conventional              4
   64         Liditz                      PA        17543        Lancaster      Multifamily       Conventional              0
   66         Brookfield                  WI        53005        Waukesha       Multifamily       Conventional              1
   81         West Warwick                RI        02893        Kent           Multifamily       Conventional              0
   88         Shippensburg                PA        17257        Cumberland     Multifamily       Student Housing           0
   95         Las Vegas                   NV        89146        Clark          Multifamily       Conventional              0
   102        Killeen                     TX        76549        Bell           Multifamily       Conventional              0
   103        Wilder                      VT        05001        Windsor        Multifamily       Conventional              0
   105        Lexington                   KY        40507        Fayette        Multifamily       Conventional              0
   106        Oklahoma City               OK        73118        Oklahoma       Multifamily       Conventional              0

                                                                   # OF         # OF          # OF     # OF 4 OR         AVERAGE
 CONTROL                                             # OF         1 BED         2 BED        3 BED      MORE BED       RENTAL RATE
  NUMBER          UTILITIES TENANT PAYS             STUDIOS       ROOMS         ROOMS        ROOMS        ROOMS           STUDIO
------------------------------------------------------------------------------------------------------------------------------------

   9          Electric, Gas, Water, Sewer             NAP          112           169           58          NAP              NAP
   12               Electric, Water                   NAP          186           136          NAP          NAP              NAP
   18                Electric, Gas                    48           104            62          NAP          NAP          750-925; 803
   22           Electric, Water, Sewer                39           339           244           20          NAP          245-340; 295
   23                  Electric                       NAP           67            66           39          NAP              NAP
   30           Electric, Water, Sewer                NAP           80           119           40          NAP              NAP
   52                  Electric                       NAP           26            32           28           2               NAP
   54                  Electric                       NAP           8            128           36          NAP              NAP
   64                  Electric                       NAP           24            46           32          NAP              NAP
   66         Electric, Gas, Water, Sewer             NAP           45            19          NAP          NAP              NAP
   81                  Electric                       36            58            34          NAP          NAP          555-635; 593
   88                  Electric                       NAP          NAP            12           54          NAP              NAP
   95                  Electric                       NAP           16            50           24          NAP              NAP
   102                 Electric                        4            19            94           33          NAP          335-355; 345
   103                 Electric                       NAP          NAP            50          NAP          NAP              NAP
   105                 Electric                       NAP           24           NAP           24          NAP              NAP
   106                 Electric                       NAP           40            56          NAP          NAP              NAP

                       AVERAGE                     AVERAGE                   AVERAGE                 AVERAGE
 CONTROL             RENTAL RATE                 RENTAL RATE               RENTAL RATE             RENTAL RATE
  NUMBER                1 BR                        2 BR                      3 BR                    4+ BR
-----------------------------------------------------------------------------------------------------------------

    9               675-1045;  834            940.5-1270; 1090           1185-1430; 1296              NAP
    12               200-869;  782            $484-$1139; 977                  NAP                    NAP
    18               875-975;  909            1050-1250; 1126                  NAP                    NAP
    22               300-575;  451              485-780; 597              760-830; 792                NAP
    23              540-1034;  799             675-1334; 1049            979-1424; 1240               NAP
    30               745-905;  806             895-1125; 979             1120-1375; 1276              NAP
    52               470-575;  523              580-733; 639              695-890; 821            805-975; 890
    54               545-655;  618              650-740; 665              820-870; 829                NAP
    64               695-795;  699              835-995; 889             1095-1350; 1151              NAP
    66              975-1850; 1253            1350-2050; 1588                  NAP                    NAP
    81               680-865;  744             895-1000; 932                   NAP                    NAP
    88                   NAP                    700-863; 727              967-967; 967                NAP
    95               625-655;  642              720-840; 754              785-920; 859                NAP
    102              425-495;  474              450-590; 546              600-700; 614                NAP
    103                  NAP                    775-895; 842                   NAP                    NAP
    105              430-570;  498                  NAP                   915-960; 941                NAP
    106              420-450;  435             $580-610; 593                   NAP                    NAP

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B

                DESCRIPTION OF TEN LARGEST MORTGAGE LOANS AND/OR
                  GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B

                        TEN LARGEST LOANS/CROSSED GROUPS

-------------------------------------------------------------------------------

TEN LARGEST LOANS/CROSSED GROUPS BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                                % OF
                                                                              CUT-OFF DATE    INITIAL
                                                              CUT-OFF DATE     PRINCIPAL     MORTGAGE
                                        LOAN      PROPERTY     PRINCIPAL        BALANCE        POOL
       LOAN NAME / PROPERTY NAME      SELLER       TYPE         BALANCE       PER SF/UNIT     BALANCE
-----------------------------------------------------------------------------------------------------

 1) Artery Plaza                       CGM    Office         $ 51,650,000       $    191        5.0%
 2) River Plaza Shopping Center        CGM    Retail           43,500,000            424        4.2
 3) Nordahl Marketplace                CGM    Retail           41,745,504            254        4.1
 4) California Office Portfolio(1)     CGM                     35,389,181            140        3.4
    Pacific Pointe Corporate Centre           Office           12,514,838
    Orchard Technology Park                   Office           12,246,663
    Spectrum Pointe Office                    Office           10,627,680
 5) 400 SW 6th Avenue                  CGM    Office           25,479,293            122        2.5
 6) Wilkes-Barre Commons               CGM    Retail           23,133,438            138        2.2
 7) Bay Harbor Apartments              CGM    Multifamily      23,000,000         67,847        2.2
 8) Williamsburg Shopping Center       CGM    Retail           22,000,000             88        2.1
 9) Village West Shopping Center       CGM    Retail           21,550,000            128        2.1
 10) The Lodge at Baybrook             PNC    Multifamily      20,500,000         63,665        2.0
                                                             ------------                      ----
  TOTAL/WTD. AVG.                                            $307,947,415                      29.9%
===================================================================================================

-------------------------------------------------------------------------------------------------------
                                                                                                CUT-OFF
                                                                                                 DATE
                                       % OF INITIAL    % OF INITIAL      STATED                LOAN-TO-
                                       LOAN GROUP 1    LOAN GROUP 2    REMAINING    U/W NCF     VALUE
       LOAN NAME / PROPERTY NAME         BALANCE         BALANCE      TERM (MO.)     DSCR       RATIO
-------------------------------------------------------------------------------------------------------

 1) Artery Plaza                            5.7%                          175         1.41x      71.74%
 2) River Plaza Shopping Center             4.8                           117         1.30       79.09
 3) Nordahl Marketplace                     4.6                           114         1.22       79.52
 4) California Office Portfolio(1)          3.9                           114         1.29       77.44
    Pacific Pointe Corporate Centre
    Orchard Technology Park
    Spectrum Pointe Office
 5) 400 SW 6th Avenue                       2.8                           115         1.33       77.21
 6) Wilkes-Barre Commons                    2.6                           117         1.24       79.77
 7) Bay Harbor Apartments                   2.6                            57         1.72       59.90
 8) Williamsburg Shopping Center            2.4                           117         1.25       80.00
 9) Village West Shopping Center            2.4                           118         1.28       74.31
 10) The Lodge at Baybrook                                 15.7%          118         1.21       79.95
                                           -------------------------------------------------------------
  TOTAL/WTD. AVG.                          31.9%           15.7%          121         1.32X      75.97%
========================================================================================================

(1)   The California Office Portfolio represents three cross-collateralized and cross-defaulted loans: the Pacific Pointe Corporate Centre Loan, the
      Orchard Technology Park Loan and the Spectrum Pointe Office Loan.

                                      B-1

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[GRAPHIC OMITTED]

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[GRAPHIC OMITTED]

                                       B-2

                                 ARTERY PLAZA

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[GRAPHIC OMITTED]

                                      B-3

                                 ARTERY PLAZA

                                LOAN INFORMATION

 MORTGAGE LOAN SELLER                                                     CGM

 CUT-OFF DATE PRINCIPAL BALANCE                                   $51,650,000

 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                           5.0%

 NUMBER OF MORTGAGE LOANS                                                   1

 LOAN PURPOSE                                                       Refinance

 SPONSOR                                                       Henry Goldberg

 OWNERSHIP INTEREST                                                Fee Simple

 MORTGAGE RATE                                                         6.430%

 MATURITY DATE                                                  July 11, 2019

 AMORTIZATION TYPE                                         Partial IO/Balloon

 ORIGINAL TERM / AMORTIZATION TERM                                  180 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM                       175 / 360

 LOCKBOX                                                        In-Place Hard

 UP-FRONT RESERVES

   TAX / INSURANCE                 Yes / Yes

   TI/LC(1)                       $1,650,000

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                   Yes / Yes

   REPLACEMENT                        $5,611

 ADDITIONAL FINANCING                           Future Mezzanine Debt Allowed

 CUT-OFF DATE PRINCIPAL BALANCE                                   $51,650,000

 CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $191

 CUT-OFF DATE LTV RATIO                                                 71.7%

 MATURITY DATE LTV RATIO                                                55.3%

 UW NCF DSCR                                                            1.41x

(1)   Borrower will be required to deposit monthly on each payment date $25,000 if the undisbursed balance of the reserve is less than $700,000.

                    PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                         1

 LOCATION                                    Bethesda, MD

 PROPERTY TYPE                           Office, Suburban

 SIZE (SF)                                        270,975

 OCCUPANCY AS OF AUGUST 3, 2004                     89.0%

 YEAR BUILT / YEAR RENOVATED                   1986 / NAP

 APPRAISED VALUE                              $72,000,000

 PROPERTY MANAGEMENT                Vanguard Realty Group

 UW ECONOMIC OCCUPANCY %                            89.7%

 UW REVENUES                                   $8,893,123

 UW EXPENSES                                   $2,837,250

 UW NET OPERATING INCOME (NOI)                 $6,055,873

 UW NET CASH FLOW (NCF)                        $5,472,955

                                      B-4

                                 ARTERY PLAZA

                                TENANT SUMMARY
                                                                      % OF NET
                                       RATINGS         NET RENTABLE   RENTABLE
          TENANT NAME           FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
-------------------------------------------------------------------------------

 Linowes and Blocher LLP              NR/NR/NR             40,957       15.11%

 Oxford Realty Financial(2)           NR/NR/BB+            26,823        9.90%

 Cambridge Information                NR/NR/NR             25,561        9.43%

 University Research Corp.            NR/NR/NR             22,661        8.36%

 National Assn. Cmty. Health          NR/NR/NR             15,494        5.72%

                                                          -------      ------
 Top 5 Tenants                                            131,496       48.53%

 Non-major tenants                                        109,572       40.44%

 Vacant Space                                              29,907       11.04%
                                                          -------      ------

 COLLATERAL TOTAL                                         270,975      100.00%
                                                          =======      ======

                                                            % OF
                                                           ACTUAL    DATE OF LEASE
          TENANT NAME           RENT PSF   ACTUAL RENT      RENT      EXPIRATION
-------------------------------------------------------------------------------

 Linowes and Blocher LLP       $ 30.75     $1,259,428       16.16%     4/30/13

 Oxford Realty Financial(2)    $ 34.97     $  937,927       12.03%     6/30/08

 Cambridge Information         $ 30.00     $  766,830        9.84%     1/31/19

 University Research Corp.     $ 30.98     $  701,970        9.01%     8/31/19

 National Assn. Cmty. Health   $ 31.53     $  488,532        6.27%     5/31/12
                               -------     ----------       -----
 Top 5 Tenants                 $ 31.60     $4,154,687       53.31%

 Non-major tenants             $ 33.21     $3,638,876       46.69%

 Vacant Space

 COLLATERAL TOTAL

                                                 LEASE ROLLOVER SCHEDULE
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

    2004    2                   $ 33.62          2,225        0.82%         0.82%           0.96%             0.96%
    2005    2                   $ 35.15         10,157        3.75%         4.57%           4.58%             5.54%
    2006    2                   $ 36.03          5,842        2.16%         6.73%           2.70%             8.24%
    2007    2                   $ 36.55          4,405        1.63%         8.35%           2.07%            10.31%
    2008    5                   $ 34.15         47,564       17.55%        25.90%          20.84%            31.15%
    2009    4                   $ 29.99         15,023        5.54%        31.45%           5.78%            36.93%
    2010    2                   $ 30.50         11,768        4.34%        35.79%           4.61%            41.54%
    2011    2                   $ 31.79         10,919        4.03%        39.82%           4.45%            45.99%
    2012    3                   $ 34.16         37,815       13.96%        53.78%          16.58%            62.57%
    2013    1                   $ 30.75         40,957       15.11%        68.89%          16.16%            78.73%
    2014    0                   $  0.00              0        0.00%        68.89%           0.00%            78.73%
                                                ------       -----
   TOTALS                                      186,675       68.89%
                                               =======       =====

(1)   Credit ratings may be those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

(2)   Oxford no longer occupies the subject space and subleases that space to three subtenants. See "Artery Plaza -- The Property" below for additional information.

                                      B-5

                                 ARTERY PLAZA

o THE LOAN. The subject mortgage loan (the "Artery Plaza Loan") is secured by a first deed of trust/mortgage encumbering an office building located in
  Bethesda, Maryland. The Artery Plaza Loan represents approximately 5.0% of the initial mortgage pool balance and 5.7% of the initial loan group no. 1 balance. The Artery Plaza Loan was originated on June 30, 2004 and has a principal balance as of the cut-off date of $51,650,000. The Artery Plaza
  Loan provides for interest-only payments for the first 12 months of its term and, thereafter, fixed monthly payments of principal and interest.

  The Artery Plaza Loan has a remaining term of 175 months and matures on July
  11, 2019. The Artery Plaza Loan may be prepaid on or after April 11, 2019 and permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWER. The borrower is Artery Plaza LLC, a special purpose entity.
  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Artery Plaza Loan. The sponsor is
  Henry Goldberg. Mr. Goldberg is chairman of the board, chief executive officer and founder of The Artery Group. He began his real estate career in
  1959 and has built more than 20,000 apartment units in the Washington metropolitan area.

  The mortgaged real property was the subject of a voluntary bankruptcy in
  1999 as a result of a dispute that arose in connection with a $44.4 million refinancing transaction. A reorganization plan was successfully effectuated so that all parties were made whole and subsequently Artery Plaza, LLC, closed a $49 million loan with a major bank in May 2001. The Artery Plaza
  Loan retired that $49 million of debt in June 2004. Lender has a prior business relationship with the sponsor. In total, Lender has originated six loans with an aggregate original loan balance of $140,205,000 for Mr.
  Goldberg.

o THE PROPERTY. The mortgaged real property is an approximately 270,975 square foot office building situated on approximately 1.6 acres. The mortgaged real property was constructed in 1986. The mortgaged real property is located in
  Bethesda, Maryland, within the Washington D.C. metropolitan statistical area
  ("MSA"). As of August 3, 2004, the occupancy rate for the mortgaged real property securing the Artery Plaza Loan was approximately 89.0%.

  The largest tenant is Linowes and Blocher LLP ("Linowes and Blocher")
  occupying approximately 40,957 square feet, or approximately 15.1% of the net rentable area. Linowes and Blocher was founded in 1957 and is a prominent real estate law firm in the Washington DC area. The company has assisted developers, investors and governments in meeting the evolving needs of the Washington, D.C. metropolitan area for housing, office and industrial space, and retail and leisure-time facilities. The firm currently has three offices in the Washington D.C. MSA. The Linowes and Blocher lease expires in
  April 2013. The second largest tenant is Oxford Realty Financial ("Oxford"), which leases approximately 26,823 square feet, or approximately 9.9% of the net rentable area. However, Oxford no longer occupies its space, having left its space in September 2002, and subleases all its space to three subtenants: 13,042 square feet to TEK Systems, 9,655 square feet to SRS
  Realty, and 4,126 square feet to ORFG Operations. The Oxford lease expires in June 2008. Oxford is owned by Apartment Investment and Management Co.
  (NYSE: AIV) ("AIMCO"). As of November 5, 2004, AIMCO's was rated "BB+" by
  S&P. Moody's does not rate AIMCO's long term unsecured debt. The third largest tenant is Cambridge Information Group, ("Cambridge") occupying approximately 25,561 square feet, or approximately 9.4% of the net rentable area. Cambridge is owned by Cambridge Scientific Abstract ("CSA"), which is a privately-owned information company located in Bethesda, Maryland with offices in Hong Kong, France and the UK. CSA has been publishing abstracts and indexes to scientific and technical research literature for over 30 years. The Cambridge lease expires in January 2019.

  A borrower affiliate occupies 14,201 square feet, or approximately 5.2% of the net rentable area. The borrower's lease expires in December 2008.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee designated lock box account.

o MEZZANINE DEBT. Under the related loan documents, the borrower is permitted to obtain mezzanine financing beginning seven years after the origination date, subject to a maximum 75% loan-to-value ratio (based on the aggregate balances of the Artery Plaza Loan and the mezzanine loan), a minimum 1.35x debt service coverage ratio (based on the aggregate of the debt service on the Artery Plaza Loan and the mezzanine loan) and a satisfactory intercreditior agreement.

                                      B-6

                                 ARTERY PLAZA

 o MANAGEMENT. Vanguard Realty Group is the property manager for the mortgaged real property securing the Artery Plaza Loan. Founded in 1998, the Vanguard
   Realty Group is a full-service company specializing in commercial and multifamily residential property management, commercial leasing, investment sales, building engineering, related facility services and consulting services. Vanguard Realty Group manages and leases a portfolio that includes 8.5 million square feet of office, retail and industrial properties, and more than 3,500 multifamily residential units in the
   Mid-Atlantic region. The Vanguard Realty Group currently employs over 150 people. The corporate office is located in Bethesda, Maryland.

                                      B-7

                          RIVER PLAZA SHOPPING CENTER

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                                      B-8

                          RIVER PLAZA SHOPPING CENTER

-------------------------------------------------------------------------------

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                                      B-9

                          RIVER PLAZA SHOPPING CENTER

                                  LOAN INFORMATION

 MORTGAGE LOAN SELLER                                                        CGM

 CUT-OFF DATE PRINCIPAL BALANCE                                      $43,500,000

 PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                             4.2%

 NUMBER OF MORTGAGE LOANS                                                      1

 LOAN PURPOSE                                                          Refinance

 SPONSOR                             James Levin, Jerome Kessler, Aaron Malinsky
                                                                 and Paul Travis

 OWNERSHIP INTEREST                                                   Fee Simple

 MORTGAGE RATE                                                            5.780%

 MATURITY DATE                                                September 11, 2014

 AMORTIZATION TYPE                                            Partial IO/Balloon

 ORIGINAL TERM / AMORTIZATION TERM                                     120 / 360

 REMAINING TERM / REMAINING AMORTIZATION                               117 / 360

 LOCKBOX                                           In-place Soft; Springing Hard

 UP-FRONT RESERVES

   TAX / INSURANCE                   Yes / Yes

   REMAINING WORK/LC RESERVE(1)      $2,597,047

   DEBT SERVICE RESERVE(2)           $2,791,704

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                     Yes / Yes

   REPLACEMENT                       $1,298

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE PRINCIPAL BALANCE                                      $43,500,000

 CUT-OFF DATE PRINCIPAL BALANCE/SF                                          $424

 CUT-OFF DATE LTV RATIO                                                    79.1%

 MATURITY DATE LTV RATIO                                                   68.1%

 UW NCF DSCR                                                               1.30x

(1)   Consists of $1,986,433 for landlord's remaining work and $610,614 for outstanding leasing commissions. The balance of the remaining work reserve as of November 2004 was $847,012 and the balance of the leasing commissions (LC) Reserve as of November 2004 was $610,614, totaling
      $1,457,626.

(2)   The remaining balance in the debt service reserve was $2,329,091 as of
      November 2004.

                           PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                     1

 LOCATION                                   Bronx, NY

 PROPERTY TYPE                       Retail, Anchored

 SIZE (SF)                                    102,577

 OCCUPANCY % AS OF AUGUST 10, 2004(1)           88.6%

 YEAR BUILT / YEAR RENOVATED               2004 / NAP

 APPRAISED VALUE                          $55,000,000

 PROPERTY MANAGEMENT               Target Corporation
                         and KB Property Managers LLC

 UW ECONOMIC OCCUPANCY %(1)                     91.6%

 UW REVENUES                               $4,856,278

 UW EXPENSES                                 $726,532

 UW NET OPERATING INCOME (NOI)             $4,129,746

 UW NET CASH FLOW (NCF)                    $3,969,249

(1)   Occupancy % and UW Economic Occupancy reflects spaces that are under lease, but may not be occupied and, further, may be subject to completion of a build out and/or a free rent period.

                                      B-10

                        RIVER PLAZA SHOPPING CENTER(1)

                                TENANT SUMMARY
                                                                      % OF NET
                                       RATINGS         NET RENTABLE   RENTABLE
          TENANT NAME           FITCH/MOODY'S/S&P(2)     AREA (SF)      AREA
-------------------------------------------------------------------------------

 Anchor Tenants-Anchor Owned
 Target                               NR/A2/A+            129,368    SHADOW ANCHOR - NOT PART OF COLLATERAL
                                                          -------
 Total Anchor Owned                                       129,368

 Marshalls                             NR/A3/A             34,932       34.05%
 Nathan Industries                    NR/NR/NR             10,000        9.75%
 Lazarus                              NR/NR/NR             10,000        9.75%
 Applebee's                           NR/NR/NR              7,500        7.31%
 Real Deals(3)                        NR/NR/NR              4,613        4.50%
                                                          -------    --------
 Top 5 Tenants                                             67,045       65.36%

 Non-major tenants(4)                                      28,496       27.78%

 Vacant Space                                               7,036        6.86%
                                                          -------    --------

 COLLATERAL TOTAL                                         102,577      100.00%
                                                          =======    ========

                                                            % OF
                                                           ACTUAL    DATE OF LEASE
          TENANT NAME           RENT PSF   ACTUAL RENT      RENT      EXPIRATION
------------------------------------------------------------------------------------

 Anchor Tenants-Anchor Owned
 Target                        SHADOW ANCHOR - NOT PART OF COLLATERAL

 Total Anchor Owned

 Marshalls                     $ 32.56     $1,137,500       28.02%      7/31/14
 Nathan Industries             $ 45.30     $  453,000       11.16%      8/31/14
 Lazarus                       $ 25.30     $  253,000        6.23%      8/31/14
 Applebee's                    $ 61.33     $  460,000       11.33%      7/31/24
 Real Deals(3)                 $ 65.00     $  299,845        6.88%     12/31/14
                               -------     ----------       -----
 Top 5 Tenants                 $ 38.83     $2,603,345       59.72%

 Non-major tenants(4)          $ 61.61     $1,755,610       40.28%

 Vacant Space

 COLLATERAL TOTAL

(1)   This table includes as part of the net rentable area information presented spaces that are under lease but may not be occupied and, further, may be subject to completion of a build out and/or a free rent period. In addition, the rent information reflects contractual base rents that are not currently due but will be payable following the completion of a build out and/or the end of a free rent period. However, there is a debt service reserve currently in the amount of $2,329,091.

(2)   Credit ratings may be those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

(3)   Real Deals signed a lease dated 11/22/2004 that provides for rental payments to begin on the date that is 60 days after landlord delivers the premises to tenant with all required landlord work pursuant to the lease substantially completed.

(4)   Includes one tenant, Lane Bryant, which had signed a lease but had been in dispute with the landlord regarding occupying its space as built out.
      The landlord orally confirmed to the related mortgage loan seller that the dispute has been resolved, but the related mortgage loan seller has not been able to independently confirm that. The Lane Bryant space and rent is taken into account on the foregoing table.

                                                 LEASE ROLLOVER SCHEDULE
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
----------------------------------------------------------------------------------------------------------------------------

    2004           0           $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2005           0           $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2006           0           $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2007           0           $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2008           0           $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2009           0           $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2010           1           $ 65.00           3,229        3.15%         3.15%           5.17%             5.17%
    2011           0           $  0.00               0        0.00%         3.15%           0.00%             5.17%
    2012           0           $  0.00               0        0.00%         3.15%           0.00%             5.17%
    2013           0           $  0.00               0        0.00%         3.15%           0.00%             5.17%
    2014          11           $ 40.94          75,800       73.90%        77.04%          76.45%            81.62%
                                                ------       -----
   TOTALS                                       79,029       77.04%
                                                ======       =====

                                      B-11

                          RIVER PLAZA SHOPPING CENTER

o THE LOAN. The subject mortgage loan (the "River Plaza Shopping Center Loan")
  is secured by a first mortgage encumbering an anchored retail center located in Bronx, New York, which is also shadow anchored by Target. The River Plaza
  Shopping Center Loan represents approximately 4.2% of the initial mortgage pool balance and 4.8% of the initial loan group no. 1 balance. The River
  Plaza Shopping Center Loan was originated on August 19, 2004 and has a principal balance as of the cut-off date of $43,500,000. The River Plaza
  Shopping Center Loan provides for interest-only payments for the first 11 months of its term and, thereafter, fixed monthly payments of principal and interest.

  The River Plaza Shopping Center Loan has a remaining term of 117 months and matures on September 11, 2014. The River Plaza Shopping Center Loan may be
  prepaid with the payment of a yield maintenance/prepayment premium on or after August 11, 2006 until defeasance is permitted and may be prepaid without penalty or premium on or after July 11, 2014. In addition, the River
  Plaza Shopping Center Loan permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWER. The borrower is Kingsbridge Associates, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the River Plaza Shopping Center Loan.
  The sponsors of the borrower are: James Levin, Jerome Kessler, Aaron
  Malinsky, and Paul Travis. James P. Levin is the third generation of his family to be involved in Max Gruber Associates, a family-owned and operated real estate business that has been in business for over 55 years. Jerome
  Kessler has been a lawyer and developer in New York since 1968. In 1968 he was a founding partner in the firm Levy, Heller and Kessler. The firm was involved in the planning and land development of several sites in Staten
  Island. Aaron Malinsky, prior to his affiliation with Kingsbridge
  Associates, LLC, was vice chairman of the Great Atlantic and Pacific Tea
  Company. In 2000, he resigned to become a full time real estate entrepreneur. Paul Travis is Managing Partner of Washington Square Partners
  and has 20 years of development experience in both the private and public sectors.

o THE PROPERTY. The mortgaged real property consists of approximately 102,577 square feet of an anchored retail center situated on approximately 4.1 acres. The mortgaged real property was constructed in 2004. The mortgaged real property is located in Bronx, New York, within the New York, New York metropolitan statistical area. As of August 10, 2004, the "as leased"
  occupancy rate for the mortgaged real property securing the River Plaza
  Shopping Center Loan was approximately 88.6%.

  The largest tenant is Marshalls ("Marshalls") occupying approximately 34,932 square feet, or approximately 34.1% of the net rentable area. Marshalls is a wholly-owned subsidiary of TJX Companies, Inc. Marshalls, one of the nation's largest off-price retailers, was acquired by TJX Companies, Inc. in
  1995. Marshalls offers brand name apparel, giftware, home
  fashions/accessories and shoes for the entire family. As of November 5,
  2004, Marshalls was rated "A3" by Moody's and "A" by S&P. The Marshalls lease expires in July 2014. The second largest tenant is Nathan Industries
  ("Nathan"), occupying approximately 10,000 square feet, or approximately
  9.75% of the net rentable area. Nathan Industries, dba Kids World, is an eight-unit chain operating locations in New Jersey and New York. The Nathan lease expires on August 2014. The third largest tenant is Lazarus, occupying approximately 10,000 square feet, or approximately 9.75% of the net rentable area. Lazarus is a local retailer and operates a children's furniture, equipment, toys and related accessories retail store. The Lazarus lease expires in August 2014.

  A debt service reserve of $2,791,704, representing one year's debt service was taken at closing. As long as there is no event of default, one twelfth of the debt service reserve shall be applied each month for the first 12 months of the loan term to fund the taxes and insurance reserve, the replacement reserve and monthly debt service due on each payment date.

o LOCK BOX ACCOUNT. Upon the occurrence of an event of default under the loan documents or if, after August 11, 2013, the debt service coverage ratio, as computed by the lender, is less than 1.20x (taking into account only rents under leases that have a term ending after July 2019 and that have a tenant under such leases in occupancy of the premises and paying rent), the borrower will no longer have the right to withdraw funds from the rental account where any and all tenant payments due under the applicable tenant leases are directly deposited and the lender will have the right to transfer all such funds on a daily basis into a lender designated lock box account.

                                      B-12

                          RIVER PLAZA SHOPPING CENTER

 o MANAGEMENT. Target Corporation and KB Property Managers LLC are the property managers for the mortgaged real property securing the River Plaza Shopping
   Center Loan. Target Corporation is the operator under the Operation and
   Easement Agreement responsible for managing the common areas. KB Property
   Managers LLC, a related entity of Kingsbridge Associates, LLC, is responsible for asset management of the mortgaged real property, in accordance with the terms of the asset management agreement.

                                      B-13

                              NORDAHL MARKETPLACE

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[GRAPHIC OMITTED]

                                      B-14

                              NORDAHL MARKETPLACE

[MAP OMITTED]

                                      B-15

                              NORDAHL MARKETPLACE

                              LOAN INFORMATION

 MORTGAGE LOAN SELLER                                    CGM

 CUT-OFF DATE PRINCIPAL BALANCE                  $41,745,504

 PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                         4.1%

 NUMBER OF MORTGAGE LOANS                                  1

 LOAN PURPOSE                                      Refinance

 SPONSOR                           John E. Young, Andrew Sun

 OWNERSHIP INTEREST                               Fee Simple

 MORTGAGE RATE                                        5.592%

 MATURITY DATE                                 June 11, 2014

 AMORTIZATION TYPE                                   Balloon

 ORIGINAL TERM / AMORTIZATION TERM                 120 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM      114 / 354

 LOCKBOX                                                None

 UP-FRONT RESERVES

   TAX / INSURANCE                 Yes / Yes

   PERFORMANCE HOLDBACK           $3,285,000

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                   Yes / Yes

   REPLACEMENT                        $1,333

   TI/LC                              $5,739

 ADDITIONAL FINANCING                                   None

 CUT-OFF DATE PRINCIPAL BALANCE                  $41,745,504

 CUT-OFF DATE PRINCIPAL BALANCE/SF(1)                   $254

 CUT-OFF DATE LTV RATIO                                79.5%

 MATURITY DATE LTV RATIO                               67.0%

 UW NCF DSCR                                           1.22x

(1)   Did not take into account square footage of space held by tenants under a ground lease.

                      PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                            1

 LOCATION                                     San Marcos, CA

 PROPERTY TYPE                              Retail, Anchored

 SIZE (SF)(1)                                        164,597

 OCCUPANCY % AS OF MAY 1, 2004(2)                      94.7%

 YEAR BUILT / YEAR RENOVATED                     1980 / 2004

 APPRAISED VALUE                                 $52,500,000

 PROPERTY MANAGEMENT                  Excel Management, Inc.

 UW ECONOMIC OCCUPANCY %                               91.6%

 UW REVENUES                                      $5,367,896

 UW EXPENSES                                      $1,755,155

 UW NET OPERATING INCOME (NOI)                    $3,612,742

 UW NET CASH FLOW (NCF)                           $3,518,681

(1)   Does not reflect the square footage of space held by tenants under a ground lease.

(2)   Occupancy % is calculated using 315,321 square feet, which includes tenants that occupy space pursuant to ground leases.

                                      B-16

                              NORDAHL MARKETPLACE

                                                      TENANT SUMMARY(1)
                                                                % OF NET                               % OF
                                 RATINGS         NET RENTABLE   RENTABLE                              ACTUAL    DATE OF LEASE
       TENANT NAME        FITCH/MOODY'S/S&P(2)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT      RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

 Wal-Mart(3)                    AA/Aa2/AA           135,924       43.11%   $  5.65    $  768,000       20.05%      6/09/28
 Kohl's                          A/A3/A-             88,449       28.05%   $ 15.09    $1,334,961       34.85%      1/31/25
 Guitar Center                  NR/B1/BB-            15,000        4.76%   $ 15.00    $  225,000        5.87%     10/09/13
 Oak-N-Brass                    NR/NR/NR              8,000        2.54%   $ 12.87    $  102,972        2.69%      6/30/09
 Dalton's Roadhouse(3)          NR/NR/NR              5,600        1.78%   $ 16.33    $   91,428        2.39%      9/02/13
                                                    -------      ------    -------    ----------       -----
 Top 5 Tenants                                      252,973       80.23%   $  9.97    $2,522,361       65.85%

 Non-major tenants(4)                                45,466       14.42%   $ 28.77    $1,307,937       34.15%

 Vacant Space                                        16,882        5.35%
                                                    -------      ------

 COLLATERAL TOTAL                                   315,321      100.00%
                                                    =======      ======

                                               LEASE ROLLOVER SCHEDULE(1)
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-----------------------------------------------------------------------------------------------------------------------------

    2004           1            $ 35.58          1,700        0.54%         0.54%           1.58%             1.58%
    2005           0            $  0.00              0        0.00%         0.54%           0.00%             1.58%
    2006           0            $  0.00              0        0.00%         0.54%           0.00%             1.58%
    2007           1            $ 33.60          1,000        0.32%         0.86%           0.88%             2.46%
    2008           5            $ 29.44          7,754        2.46%         3.32%           5.96%             8.42%
    2009          13            $ 25.27         28,510        9.04%        12.36%          18.81%            27.23%
    2010           0            $  0.00              0        0.00%        12.36%           0.00%            27.23%
    2011           0            $  0.00              0        0.00%        12.36%           0.00%            27.23%
    2012           0            $  0.00              0        0.00%        12.36%           0.00%            27.23%
    2013           2            $ 15.36         20,600        6.53%        18.89%           8.26%            35.49%
    2014           4            $ 27.90         10,502        3.33%        22.22%           7.65%            43.14%
                                                ------       -----
   TOTALS                                       70,066       22.22%
                                                ======       =====

(1)   Calculated using 315,321 square feet, which includes tenants that occupy space pursuant to ground leases.

(2)   Credit ratings are those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

(3)   Wal-Mart and Dalton's Roadhouse both occupy space pursuant to ground leases.

(4)   9,200 square feet is held by tenants under a ground lease.

                                      B-17

                              NORDAHL MARKETPLACE

o THE LOAN. The subject mortgage loan (the "Nordahl Marketplace Loan") is secured by a first mortgage encumbering an anchored retail center located in
  San Marcos, California. The Nordahl Marketplace Loan represents approximately
  4.1% of the initial mortgage pool balance and 4.6% of the initial loan group
  no. 1 balance. The Nordahl Marketplace Loan was originated on May 13, 2004 and has a principal balance as of the cut-off date of $41,745,504.

  The Nordahl Marketplace Loan has a remaining term of 114 months and matures on June 11, 2014. The Nordahl Marketplace Loan may be prepaid on or after
  April 11, 2014, and permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWER. The borrower is Nordahl Marketplace, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nordahl Marketplace Loan. The sponsors of the borrower are: John E. Young and Andrew Sun. In 1983, Mr. Sun founded World Premier Investments, Inc., a full service real estate development and investment services company. Mr. Young has over 30 years of experience in the real estate industry including, various successful commercial and residential development and redevelopment projects.

o THE PROPERTY. The mortgaged real property is an approximately 164,597 square foot anchored retail center situated on approximately 29.0 acres. The mortgaged real property was constructed in 1980 and redeveloped in 2004. The mortgaged real property is located in San Marcos, California, within the San
  Diego, California metropolitan statistical area. As of May 1, 2004, the occupancy rate for the mortgaged real property securing the Nordahl
  Marketplace Loan was approximately 94.7%.

  The largest tenant is Wal-Mart ("Wal-Mart"), which (pursuant to a ground lease) occupies approximately 135,924 square feet, or approximately 43.1% of the net rentable area. Wal-Mart is arguably the world's largest company and retailer, with approximately 4,800 stores, including approximately 1,475 discount stores, 1,750 combination discount and grocery stores, and 540 membership-only warehouse stores. As of November 5, 2004, Wal-Mart was rated
  "Aa2" by Moody's and "AA" by S&P. The Wal-Mart lease expires in June 2028.
  The second largest tenant is Kohl's ("Kohl's"), occupying approximately
  88,449 square feet, or approximately 28.1% of the net rentable area. Kohl's operates nearly 500 discount department stores in 40 states. About half of its stores are in the Midwest, where Kohl's continues to grow while rapidly expanding into other markets. As of November 5, 2004, Kohl's was rated "A3"
  by Moody's and "A-" by S&P. The Kohl's lease expires in January 2025. The third largest tenant is Guitar Center ("Guitar Center"), occupying approximately 15,000 square feet, or approximately 4.8% of the net rentable area. Guitar Center Inc. is a musical instruments retailer that operates
  Guitar Center and American Music stores. It is one of the nation's top retailers of guitars, amplifiers, drums, keyboards, and professional audio equipment with over 100 stores. As of November 5, 2004, Guitar Center was rated "B1" by Moody's and "BB-" by S&P. The Guitar Center lease expires in
  October 2013.

  A holdback of $5,300,000 was taken at closing. This escrow is to be released in increments of not less than one third of the holdback once the property achieves a 1.20:1 debt service coverage on a 6.88% constant for a time period determined satisfactory by the lender. As of November 23, 2004, the balance of the holdback was $3,285,000.

o MANAGEMENT. Excel Management, Inc. is the property manager for the mortgaged real property securing the Nordahl Marketplace Loan. The property manager is affiliated with the borrower.

                                      B-18

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                                      B-19

        CALIFORNIA OFFICE PORTFOLIO -- PACIFIC POINTE CORPORATE CENTRE

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                                      B-20

        CALIFORNIA OFFICE PORTFOLIO -- PACIFIC POINTE CORPORATE CENTRE

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                                      B-21

        CALIFORNIA OFFICE PORTFOLIO -- PACIFIC POINTE CORPORATE CENTRE

                        LOAN INFORMATION

 MORTGAGE LOAN SELLER                                     CGM

 CUT-OFF DATE PRINCIPAL BALANCE                   $12,514,838

 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                           1.2%

 NUMBER OF MORTGAGE LOANS                                   1

 LOAN PURPOSE                                       Refinance

 SPONSOR         Olen Properties Corp., a Florida corporation

 OWNERSHIP INTEREST                                Fee Simple

 MORTGAGE RATE                                         5.075%

 MATURITY DATE                                  June 11, 2014

 AMORTIZATION TYPE                                    Balloon

 ORIGINAL TERM / AMORTIZATION TERM                  120 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM       114 / 354

 LOCKBOX                             In-Place Hard; Springing
                                              Cash Management

 UP-FRONT RESERVES

   TAX / INSURANCE                 Yes / Yes

   PERFORMANCE HOLDBACK           $2,435,000

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                   Yes / Yes

   REPLACEMENT                        $1,359

   TI/LC (1)                          $9,923

 ADDITIONAL FINANCING                                    None

 CUT-OFF DATE PRINCIPAL BALANCE                   $12,514,838

 CUT-OFF DATE PRINCIPAL BALANCE/SF                       $153

 CUT-OFF DATE LTV RATIO(2)(4)                           77.4%

 MATURITY DATE LTV RATIO(2)(4)                          64.3%

 UW NCF DSCR(3)(4)                                      1.29x

(1)   Up to a maximum amount of $357,225.

(2)   Each of the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio have been calculated based on the value of the related mortgaged real property on a stabilized basis that makes various assumptions regarding the financial performance of the related mortgaged property that are consistent with the release of the performance holdback. Without regard to the performance holdback, the Cut-off Date LTV Ratio and the Maturity
      Date/ARD LTV Ratio are 80.7% and 67.0%, respectively.

(3)   The UW NCF DSCR was calculated based upon various assumptions regarding the financial performance of the mortgaged real property that are consistent with the release of the performance holdback. Without regard to the performance holdback, the UW NCF DSCR is 1.26x.

(4)   Cut-off Date LTV Ratio, Maturity Date LTV Ratio and UW NCF DSCR are all
      calculated on a crossed basis

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                         1

 LOCATION                                San Clemente, CA

 PROPERTY TYPE                           Office, Suburban

 SIZE (SF)                                         81,597

 OCCUPANCY % AS OF JUNE 30, 2004                    74.7%

 YEAR BUILT / YEAR RENOVATED                   2002 / NAP

 APPRAISED VALUE                              $16,090,000

 PROPERTY MANAGEMENT                Realty Services Corp.

 UW ECONOMIC OCCUPANCY %                            85.7%

 UW REVENUES                                   $1,706,830

 UW EXPENSES                                     $520,156

 UW NET OPERATING INCOME (NOI)                 $1,186,674

 UW NET CASH FLOW (NCF)                        $1,069,934

                                      B-22

        CALIFORNIA OFFICE PORTFOLIO -- PACIFIC POINTE CORPORATE CENTRE

                                 TENANT SUMMARY
                                                                       % OF NET
                                        RATINGS         NET RENTABLE   RENTABLE
          TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
------------------------------- ---------------------- -------------- ----------

 Cameron Health, Inc.                  NR/NR/NR            15,178        18.60%
 National Medical Registry             NR/NR/NR            10,453        12.81%
 Keenan & Associates                   NR/NR/NR             9,061        11.10%
 R. Reuland, MD                        NR/NR/NR             4,140         5.07%
 Ocean Physical Therapy, Inc.          NR/NR/NR             3,866         4.74%
 Non-major tenants                                         18,245        22.36%
                                                           ------       ------
 Occupied Total                                            60,943        74.69%

 Vacant Space                                              20,654        25.31%
                                                           ------       ------

 TOTAL                                                     81,597       100.00%
                                                           ======       ======

                                                             % OF
                                                            ACTUAL    DATE OF LEASE
          TENANT NAME            RENT PSF   ACTUAL RENT      RENT      EXPIRATION
------------------------------- ---------- ------------- ----------- --------------

 Cameron Health, Inc.            $23.40     $  355,165       24.48%      9/05/07
 National Medical Registry       $23.40     $  244,600       16.86%      5/17/09
 Keenan & Associates             $23.64     $  214,202       14.76%     12/25/07
 R. Reuland, MD                  $23.40     $   96,876        6.68%      8/05/08
 Ocean Physical Therapy, Inc.    $23.40     $   90,464        6.23%      3/03/09
 Non-major tenants               $24.65     $  449,680       30.99%
                                -------     ----------      ------
 Occupied Total                  $23.81     $1,450,987      100.00%

 Vacant Space

 TOTAL

                                                 LEASE ROLLOVER SCHEDULE
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
----------- ------------- ------------------- ---------- ------------ --------------- --------------- -------------------

    2004    1                    $27.37          1,886        2.31%         2.31%           3.56%              3.56%
    2005    0                    $ 0.00              0        0.00%         2.31%           0.00%              3.56%
    2006    4                    $24.18          9,203       11.28%        13.59%          15.34%             18.89%
    2007    3                    $23.55         26,502       32.48%        46.07%          43.02%             61.91%
    2008    1                    $23.40          4,140        5.07%        51.14%           6.68%             68.59%
    2009    2                    $23.40         14,319       17.55%        68.69%          23.09%             91.68%
    2010    1                    $24.72          2,630        3.22%        71.91%           4.48%             96.16%
    2011    1                    $24.60          2,263        2.77%        74.69%           3.84%            100.00%
    2012    0                    $ 0.00              0        0.00%        74.69%           0.00%            100.00%
    2013    0                    $ 0.00              0        0.00%        74.69%           0.00%            100.00%
    2014    0                    $ 0.00              0        0.00%        74.69%           0.00%            100.00%
                                                ------       -----
   TOTALS                                       60,943       74.69%
                                                ======       =====

(1)   Credit ratings may be those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

                                      B-23

        CALIFORNIA OFFICE PORTFOLIO -- PACIFIC POINTE CORPORATE CENTRE

o THE LOANS. The subject mortgage loan (the "Pacific Pointe Corporate Centre
  Loan") is secured by a first mortgage encumbering one property consisting of two office buildings located in San Clemente, California. The Pacific Pointe
  Corporate Centre Loan represents approximately 1.2% of the initial mortgage pool balance and 1.4% of the initial loan group no. 1 balance. The Pacific
  Pointe Corporate Centre Loan was originated on May 27, 2004 and has a principal balance as of the cut-off date of $12,514,838. The Pacific Pointe
  Corporate Centre Loan is cross-collateralized and cross-defaulted with the
  Orchard Technology Park loan and the Spectrum Pointe Office loan (those three mortgage loans, collectively, the "California Office Portfolio
  Loans").

  The Pacific Pointe Corporate Centre Loan has a remaining term of 114 months and matures on June 11, 2014. The Pacific Pointe Corporate Centre Loan may
  be prepaid on or after April 11, 2014 and the Pacific Pointe Corporate
  Centre Loan permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWERS. The borrower is Pacific Pointe, Inc., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Pointe Corporate Centre
  Loan. The sponsor of the borrower is Olen Properties Corp., a Florida corporation ("Olen Properties"). Olen Properties is owned by Igor Olenicoff.
  Mr. Olenicoff is the President and CEO of the Olen Companies, which is a privately held, full service real estate development and property management firm. Founded in 1973 and headquartered in Newport Beach, California, Olen
  Companies owns or manages over 100 commercial properties with 10,000 multi-family units and 4.5 million square feet of commercial space.

o THE PROPERTIES. The mortgaged real property is an approximately 81,597 square foot office building situated on 4.4 acres. The mortgaged real property was constructed in 2002. The mortgaged real property is located in
  San Clemente, California, within the Orange County metropolitan statistical area. As of June 30, 2004, the occupancy rate for the mortgaged real property securing the Pacific Pointe Corporate Centre Loan was approximately
  74.7%.

  The largest tenant is Cameron Health, Inc. ("Cameron Health"), occupying approximately 15,178 square feet, or approximately 18.6% of the net rentable area. Cameron Health is a medical device company, which creates implantable electronic devices. The Cameron Health lease expires in September 2007. The second largest tenant is National Medical Registry ("NMR"), occupying approximately 10,453 square feet or approximately 12.8% of the net rentable area. Over the past 23 years, NMR has grown to be one of the leaders in healthcare recruiting for the State of California. NMR acts as a bridge between healthcare professionals and various government and private facilities throughout California. NMR fills private placement positions in hospitals, surgical centers, and other healthcare facilities. The NMR lease expires in May 2009. The third largest tenant is Keenan & Associates
  ("Keenan"), occupying approximately 9,061 square feet, or approximately
  11.1% of the net rentable area. Founded in 1972, Keenan is a full service insurance broker and consulting firm serving the western region of the
  United States. The Keenan lease expires in December 2007.

o A holdback of $2,435,000 for the Pacific Pointe Corporate Centre Loan was
  taken at closing. This escrow will be released once the property and the properties securing the California Office Portfolio Loans achieve a net cash flow of $2,992,920, which equates to a 1.20:1.00 debt service coverage on a
  7.0% constant, for a three month period.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are directly deposited into a property account. Upon the occurrence of an event of default, the property account will be subject to the exclusive control of the lender and all amounts deposited in the property account will be periodically transferred into a lender designated lock box account.

o MANAGEMENT. Realty Services Corp. is the property manager for the mortgaged real properties securing the California Office Portfolio Loans. The property manager is affiliated with the sponsor.

                                      B-24

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                                      B-25

            CALIFORNIA OFFICE PORTFOLIO -- ORCHARD TECHNOLOGY PARK

-------------------------------------------------------------------------------

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                                      B-26

            CALIFORNIA OFFICE PORTFOLIO -- ORCHARD TECHNOLOGY PARK

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                                      B-27

            CALIFORNIA OFFICE PORTFOLIO -- ORCHARD TECHNOLOGY PARK

                        LOAN INFORMATION

 MORTGAGE LOAN SELLER                                     CGM

 CUT-OFF DATE PRINCIPAL BALANCE                   $12,246,663

 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                           1.2%

 NUMBER OF MORTGAGE LOANS                                   1

 LOAN PURPOSE                                       Refinance

 SPONSOR         Olen Properties Corp., a Florida corporation

 OWNERSHIP INTEREST                                Fee Simple

 MORTGAGE RATE                                         5.075%

 MATURITY DATE                                  June 11, 2014

 AMORTIZATION TYPE                                    Balloon

 ORIGINAL TERM / AMORTIZATION TERM                  120 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM       114 / 354

 LOCKBOX                             In-Place Hard; Springing
                                              Cash Management

 UP-FRONT RESERVES

   TAX / INSURANCE                 Yes / Yes

   PERFORMANCE HOLDBACK           $1,190,000

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                   Yes / Yes

   REPLACEMENT                        $1,699

   TI/LC(1)                           $8,663

 ADDITIONAL FINANCING                                    None

 CUT-OFF DATE PRINCIPAL BALANCE                   $12,246,663

 CUT-OFF DATE PRINCIPAL BALANCE/SF                       $120

 CUT-OFF DATE LTV RATIO(2)(4)                           77.4%

 MATURITY DATE LTV RATIO(2)(4)                          64.3%

 UW NCF DSCR(3)(4)                                      1.29x

(1)   Up to a maximum amount of $311,880.

(2)   Each of the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio have been calculated based on the value of the related mortgaged real property on a stabilized basis that makes various assumptions regarding the financial performance of the related mortgaged property that are consistent with the release of the performance holdback. Without regard to the performance holdback, the Cut-off Date LTV Ratio and the Maturity
      Date/ARD LTV Ratio are 80.7% and 67.0%, respectively.

(3)   The UW NCF DSCR was calculated based upon various assumptions regarding the financial performance of the mortgaged real property that are consistent with the release of the performance holdback. Without regard to the performance holdback, the UW NCF DSCR is 1.26x.

(4)   Cut-off Date LTV Ratio, Maturity Date LTV Ratio and UW NCF DSCR are all
      calculated on a crossed basis

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                          1

 LOCATION                                  Lake Forest, CA

 PROPERTY TYPE                                Office, Flex

 SIZE (SF)                                         101,922

 OCCUPANCY % AS OF JUNE 30, 2004                     85.0%

 YEAR BUILT / YEAR RENOVATED                    2002 / NAP

 APPRAISED VALUE                               $14,750,000

 PROPERTY MANAGEMENT                 Realty Services Corp.

 UW ECONOMIC OCCUPANCY %                             88.8%

 UW REVENUES                                    $1,705,194

 UW EXPENSES                                      $449,627

 UW NET OPERATING INCOME (NOI)                  $1,255,567

 UW NET CASH FLOW (NCF)                         $1,122,659

                                      B-28

            CALIFORNIA OFFICE PORTFOLIO -- ORCHARD TECHNOLOGY PARK

                                  TENANT SUMMARY
                                                                              % OF NET
                                          RATINGS              NET RENTABLE   RENTABLE
           TENANT NAME             FITCH/MOODY'S/S&P(1)          AREA (SF)      AREA
---------------------------------------------------------------------------------------

 Hall of Fame Design/Remodeling        NR/NR/NR                     4,989        4.89%
 Autoxccesory.com, Inc                 NR/NR/NR                     4,391        4.31%
 Plebys International, LLC             NR/NR/NR                     4,365        4.28%
 PFC Enterprises, Inc.                 NR/NR/NR                     3,311        3.25%
 JIPC Management, Inc.                 NR/NR/NR                     3,212        3.15%
 Non-major tenants                                                 66,368       65.12%
                                                                   ------      ------
 Occupied Total                                                    86,636       85.00%

 Vacant Space                                                 15,286       15.00%
                                                              ------      ------

 TOTAL                                                       101,922      100.00%
                                                             =======      ======

                                                              % OF
                                                             ACTUAL    DATE OF LEASE
           TENANT NAME             RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------------- ---------- ------------- ---------- --------------

 Hall of Fame Design/Remodeling   $11.20      $   55,879       4.25%     4/22/06
 Autoxccesory.com, Inc            $12.60      $   55,327       4.21%     1/30/06
 Plebys International, LLC        $14.40      $   62,856       4.78%     7/07/06
 PFC Enterprises, Inc.            $21.84      $   72,312       5.50%     3/30/08
 JIPC Management, Inc.            $22.20      $   71,306       5.43%     2/14/09
 Non-major tenants                $15.01      $  996,182      75.82%
                                  -------     ----------      -----
 Occupied Total                   $ 15.17     $1,313,863

 Vacant Space

 TOTAL

                                                 LEASE ROLLOVER SCHEDULE
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

    2004           2            $ 13.20          2,190        2.15%         2.15%           2.20%              2.20%
    2005          12            $ 15.00         21,493       21.09%        23.24%          24.54%             26.74%
    2006          12            $ 14.55         33,035       32.41%        55.65%          36.58%             63.32%
    2007           6            $ 14.85         10,263       10.07%        65.72%          11.60%             74.92%
    2008           4            $ 17.80          7,833        7.69%        73.40%          10.61%             85.53%
    2009           4            $ 17.57          8,980        8.81%        82.21%          12.01%             97.53%
    2010           1            $ 11.40          2,842        2.79%        85.00%           2.47%            100.00%
    2011           0            $  0.00              0        0.00%        85.00%           0.00%            100.00%
    2012           0            $  0.00              0        0.00%        85.00%           0.00%            100.00%
    2013           0            $  0.00              0        0.00%        85.00%           0.00%            100.00%
    2014           0            $  0.00              0        0.00%        85.00%           0.00%            100.00%
                                                ------       -----
   TOTALS                                       86,636       85.00%
                                                ======       =====

(1)   Credit ratings may be those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

                                      B-29

            CALIFORNIA OFFICE PORTFOLIO -- ORCHARD TECHNOLOGY PARK

o THE LOANS. The subject mortgage loan (the "Orchard Technology Park Loan") is secured by a first mortgage encumbering one property consisting of five office buildings located in Lake Forest, California. The Orchard Techology
  Park Loan represents approximately 1.2% of the initial mortgage pool balance and 1.4% of the initial loan group no. 1 balance. The Orchard Technology
  Park Loan was originated on May 27, 2004 and has a principal balance as of the cut-off date of $12,246,663. The Orchard Technology Park Loan is cross-collateralized and cross-defaulted with the Pacific Pointe Corporate
  Centre loan and the Spectrum Pointe Office loan (those three mortgage loans, collectively, the "California Office Portfolio Loans").

  The Orchard Technology Park Loan has a remaining term of 114 months and matures on June 11, 2014. The Orchard Technology Park Loan may be prepaid on or after April 11, 2014 and the Orchard Technology Park Loan permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWERS. The borrower is Orchard Technology Center Corp., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orchard Technology Park
  Loan. The sponsor of the borrower is Olen Properties Corp., a Florida corporation ("Olen Properties"). Olen Properties is owned by Igor Olenicoff.
  Mr. Olenicoff is the President and CEO of the Olen Companies, which is a privately held, full service real estate development and property management firm. Founded in 1973 and headquartered in Newport Beach, California, Olen
  Companies owns or manages over 100 commercial properties with 10,000 multi-family units and 4.5 million square feet of commercial space.

o THE PROPERTIES. The mortgaged real property is an approximately 101,922 square foot of flex office and warehouse showroom space situated on 7.6 acres. The mortgaged real property was constructed in 2002. The mortgaged real property is located in Lake Forest, California, within the Orange
  County metropolitan statistical area. As of June 30, 2004, the occupancy rate for the mortgaged real property securing the Orchard Technology Park
  Loan was approximately 85.0%.

  The largest tenant is Hall of Fame Design/Remodeling ("Hall of Fame"), occupying approximately 4,989 square feet, or approximately 4.9% of the net rentable area. Hall of Fame is a private company within the home design and remodeling industry. The Hall of Fame lease expires in April 2006. The second largest tenant is Autoxccesory.com, Inc. ("Autoxccesory.com"), occupying approximately 4,391 square feet, or approximately 4.3% of the net rentable area. Autoxccessory.com is an e-commerce provider of accessories and parts for sport utility vehicles, trucks, and cars. Since launching its beta site in 2000, the company has developed three independent e-commerce sites; www.suvxccessory.com, www.truckxccessory.com, and
  www.carxccessory.com that are exclusive to the type of vehicle. Products include exterior and interior accessories, performance parts, and universal accessories. The Autoxccesory.com lease expires in January 2006. The third largest tenant is Plebys International, LLC ("Plebys"), occupying approximately 4,365 square feet, or approximately 4.28% of the net rentable area. Plebys is a venture development and management company that seeks to build sustainable, technology-based enterprises to address the critical needs of underserved markets globally. This office is used as general office/warehouse for the manufacturing and sales of water treatment systems.
  The Plebys lease expires in July 2006.

o A holdback of $1,190,000 for the Orchard Technology Park Loan was taken at closing. This escrow will be released once the property and the properties securing the California Office Portfolio Loans achieve a net cash flow of
  $2,992,920, which equates to a 1.20:1.00 debt service coverage on a 7.0%
  constant, for a three month period.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are directly deposited into a property account. Upon the occurence of an event of default, the property account will be subject to the exclusive control of the lender and all amounts deposited in the property account will be periodically transferred into a lender designated lock box account.

o MANAGEMENT. Realty Services Corp. is the property manager for the mortgaged real properties securing the California Office Portfolio Loans. The property manager is affiliated with the sponsor.

                                      B-30

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                                      B-31

             CALIFORNIA OFFICE PORTFOLIO -- SPECTRUM POINTE OFFICE

[PHOTO OMITTED]

[PHOTO OMITTED]

                                      B-32

             CALIFORNIA OFFICE PORTFOLIO -- SPECTRUM POINTE OFFICE

[MAP OMITTED]

                                      B-33

             CALIFORNIA OFFICE PORTFOLIO -- SPECTRUM POINTE OFFICE

                              LOAN INFORMATION

 MORTGAGE LOAN SELLER                                                CGM

 CUT-OFF DATE PRINCIPAL BALANCE                              $10,627,680

 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                      1.0%

 NUMBER OF MORTGAGE LOANS                                              1

 LOAN PURPOSE                                                  Refinance

 SPONSOR                    Olen Properties Corp., a Florida corporation

 OWNERSHIP INTEREST                                           Fee Simple

 MORTGAGE RATE                                                    5.075%

 MATURITY DATE                                             June 11, 2014

 AMORTIZATION TYPE                                               Balloon

 ORIGINAL TERM / AMORTIZATION TERM                             120 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM                  114 / 354

 LOCKBOX                                        In-Place Hard; Springing
                                                         Cash Management

 UP-FRONT RESERVES

   TAX / INSURANCE                 Yes / Yes

   PERFORMANCE HOLDBACK           $1,580,000

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                   Yes / Yes

   REPLACEMENT                        $1,250

   TI/LC(1)                           $9,063

 ADDITIONAL FINANCING                                               None

 CUT-OFF DATE PRINCIPAL BALANCE                              $10,627,680

 CUT-OFF DATE PRINCIPAL BALANCE/SF                                  $148

 CUT-OFF DATE LTV RATIO(2)(4)                                      77.4%

 MATURITY DATE LTV RATIO(2)(4)                                     64.3%

 UW NCF DSCR(3)(4)                                                 1.29x

(1)   Up to a maximum amount of $326,250.

(2)   Each of the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio have been calculated based on the value of the related mortgaged real property on a stabilized basis that makes various assumptions regarding the financial performance of the related mortgaged property that are consistent with the release of the performance holdback. Without regard to the performance holdback, the Cut-off Date LTV Ratio and the Maturity
      Date/ARD LTV Ratio are 80.7% and 67.0%, respectively.

(3)   The UW NCF DSCR was calculated based upon various assumptions regarding the financial performance of the mortgaged real property that are consistent with the release of the performance holdback. Without regard to the performance holdback, the UW NCF DSCR is 1.26x.

(4)   Cut-off Date LTV Ratio, Maturity Date LTV Ratio and UW NCF DSCR are all
      calculated on a crossed basis

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                          1

 LOCATION                                  Lake Forest, CA

 PROPERTY TYPE                            Office, Suburban

 SIZE (SF)                                          71,987

 OCCUPANCY % AS OF JUNE 30, 2004                     67.3%

 YEAR BUILT / YEAR RENOVATED                    2002 / NAP

 APPRAISED VALUE                               $13,000,000

 PROPERTY MANAGEMENT                 Realty Services Corp.

 UW ECONOMIC OCCUPANCY %                             78.0%

 UW REVENUES                                    $1,240,942

 UW EXPENSES                                      $420,392

 UW NET OPERATING INCOME (NOI)                    $820,549

 UW NET CASH FLOW (NCF)                           $729,172

                                      B-34

             CALIFORNIA OFFICE PORTFOLIO -- SPECTRUM POINTE OFFICE

                                  TENANT SUMMARY
                                                                         % OF NET
                                          RATINGS         NET RENTABLE   RENTABLE
           TENANT NAME             FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
----------------------------------------------------------------------------------

 Archstone-Smith Operating TRST   NR/NR/NR                   14,777        20.53%
 Infosys Technologies Limited     NR/NR/NR                    7,586        10.54%
 Subzero Constructors, Inc.       NR/NR/NR                    5,803         8.06%
 Manufacturers Agents National    NR/NR/NR                    5,131         7.13%
 Full Spectrum Lending, Inc.      NR/NR/NR                    3,984         5.53%
 Non-major tenants                                           11,146        15.48%
                                                             ------       ------
 Occupied Total                                              48,427        67.27%

 Vacant Space                                                23,560        32.73%
                                                             ------       ------

 TOTAL                                                       71,987       100.00%
                                                             ======       ======

                                                               % OF
                                                              ACTUAL    DATE OF LEASE
           TENANT NAME             RENT PSF   ACTUAL RENT      RENT      EXPIRATION
--------------------------------- ---------- ------------- ----------- --------------

 Archstone-Smith Operating TRST   $19.68     $  290,811       27.95%     11/24/08
 Infosys Technologies Limited     $21.00     $  159,306       15.31%      9/17/08
 Subzero Constructors, Inc.       $21.60     $  125,345       12.05%     11/30/07
 Manufacturers Agents National    $21.96     $  112,677       10.83%      7/01/08
 Full Spectrum Lending, Inc.      $23.04     $   91,791        8.82%      1/05/09
 Non-major tenants                $23.36     $  260,386       25.03%
                                  ------     ----------       -----
 Occupied Total                   $21.48     $1,040,316

 Vacant Space

 TOTAL

                                                 LEASE ROLLOVER SCHEDULE
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-----------------------------------------------------------------------------------------------------------------------------

    2004    1                   $ 22.80          2,448        3.40%         3.40%           5.37%              5.37%
    2005    2                   $ 23.06          5,022        6.98%        10.38%          11.13%             16.50%
    2006    0                   $  0.00              0        0.00%        10.38%           0.00%             16.50%
    2007    3                   $ 22.59          9,479       13.17%        23.54%          20.58%             37.08%
    2008    3                   $ 20.47         27,494       38.19%        61.74%          54.10%             91.18%
    2009    1                   $ 23.04          3,984        5.53%        67.27%           8.82%            100.00%
    2010    0                   $  0.00              0        0.00%        67.27%           0.00%            100.00%
    2011    0                   $  0.00              0        0.00%        67.27%           0.00%            100.00%
    2012    0                   $  0.00              0        0.00%        67.27%           0.00%            100.00%
    2013    0                   $  0.00              0        0.00%        67.27%           0.00%            100.00%
    2014    0                   $  0.00              0        0.00%        67.27%           0.00%            100.00%
                                                ------       -----
   TOTALS                                       48,427       67.27%
                                                ======       =====

(1)   Credit ratings may be those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

                                      B-35

             CALIFORNIA OFFICE PORTFOLIO -- SPECTRUM POINTE OFFICE

o THE LOANS. The subject mortgage loan (the "Spectrum Pointe Office Loan") is secured by a first mortgage encumbering one office property located in Lake
  Forest, California. The Spectrum Pointe Office Loan represents approximately
  1.0% of the initial mortgage pool balance and 1.2% of the initial loan group
  no. 1 balance. The Spectrum Pointe Office Loan was originated on May 27,
  2004 and has a principal balance as of the cut-off date of $10,627,680. The
  Spectrum Pointe Office Loan is cross-collateralized and cross-defaulted with the Pacific Pointe Corporate Centre loan and the Orchard Technology Park loan (those three mortgage loans, collectively, the "California Office
  Portfolio Loans").

  The Spectrum Pointe Office Loan has a remaining term of 114 months and matures on June 11, 2014. The Spectrum Pointe Office Loan may be prepaid on or after April 11, 2014 and the Spectrum Pointe Office Loan permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWERS. The borrower is SP III Office Corp., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Spectrum Pointe Office Loan. The sponsor of the borrower is Olen Properties Corp., a Florida corporation
  ("Olen Properties"). Olen Properties is owned by Igor Olenicoff. Mr.
  Olenicoff is the President and CEO of the Olen Companies, which is a privately held, full service real estate development and property management firm. Founded in 1973 and headquartered in Newport Beach, California, Olen
  Companies owns or manages over 100 commercial properties with 10,000 multi-family units and 4.5 million square feet of commercial space.

o THE PROPERTIES. The mortgaged real property is an approximately 71,987 square foot office building situated on approximately 4.3 acres. The mortgaged real property was constructed in 2002. The mortgaged real property is located in Lake Forest, California, within the Orange County metropolitan statistical area. As of June 30, 2004, the occupancy rate for the mortgaged real property securing the Spectrum Pointe Office Loan was approximately
  67.3%.

  The largest tenant is Archstone-Smith Operating TRST ("Archstone-Smith"),
  occupying approximately 14,777 square feet, or approximately 20.5% of the net rentable area. Archstone-Smith is a recognized leader in apartment investment and operations. Archstone-Smith owns and operates a portfolio of high-rise and garden apartment communities concentrated in the greater
  Washington, D.C. metropolitan area, Southern California, the San Francisco
  Bay area, Chicago, Boston, Southeast Florida, Seattle and the greater New
  York City metropolitan area. As of November 23, 2004, Archstone-Smith was rated "BBB+" by S&P. Moody's does note rate this company. The
  Archstone-Smith lease expires in November 2008. The second largest tenant is
  Infosys Technologies Limited ("Infosys"), occupying approximately 7,586 square feet, or approximately 10.5% of the net rentable area. Infosys
  (NASDAQ: INFY) provides information technology consulting and software services, including e-business, program management and supply chain solutions, to clients on a global basis. The company is headquartered in
  Bangalore, India, with U.S. headquarters in Fremont, CA, and has over 25,000 employees worldwide. The Infosys lease expires in September 2008. The third largest tenant is Subzero Constructors, Inc. ("Subzero"), occupying approximately 5,803 square feet, or approximately 8.1% of the net rentable area. Subzero provides specialty contracting services for the refrigerated storage industry. They design and build industrial refrigeration systems, furnish and install all types of insulated metal panels, cold storage doors, fast-acting industrial doors, and under-floor insulation/warming systems.
  Their customers include K-Mart, Kroger Company, Ralph's Grocery Company,
  Safeway, Inc., and Del Monte Fresh Produce. The Subzero lease expires in
  November 2007

o A holdback of $1,580,000 for the Spectrum Pointe Office Loan was taken at closing. This escrow will be released once the property and the properties securing the California Office Portfolio Loans achieve a net cash flow of
  $2,992,920, which equates to a 1.20:1.00 debt service coverage on a 7.0%
  constant, for a three month period.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are directly deposited into a property account. Upon the occurrence of an event of default, the property account will be subject to the exclusive control of the lender and all amounts deposited in the property account will be periodically transferred into a lender designated lock box account.

o MANAGEMENT. Realty Services Corp. is the property manager for the mortgaged real properties securing the California Office Portfolio Loans. The property manager is affiliated with the sponsor.

                                      B-36

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                                      B-37

                               400 SW 6TH AVENUE

[PHOTO OMITTED]

                                      B-38

                               400 SW 6TH AVENUE

[MAP OMITTED]

                                       39

                               400 SW 6TH AVENUE

                             LOAN INFORMATION

 MORTGAGE LOAN SELLER                                               CGM

 CUT-OFF DATE PRINCIPAL BALANCE                             $25,479,293

 PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                     2.5%

 NUMBER OF MORTGAGE LOANS                                             1

 LOAN PURPOSE                                               Acquisition

 SPONSOR                                              William D. Felton

 OWNERSHIP INTEREST                                          Fee Simple

 MORTGAGE RATE                                                   5.816%

 MATURITY DATE                                            July 11, 2014

 AMORTIZATION TYPE                                              Balloon

 ORIGINAL TERM / AMORTIZATION TERM                            120 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM                 115 / 355

 LOCKBOX                                                 Springing Hard

 UP-FRONT RESERVES

   TAX / INSURANCE                  Yes / Yes

   PERFORMANCE HOLDBACK              $300,000

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                    Yes / Yes

   REPLACEMENT                         $2,605

   TI/LC                                  (1)

 ADDITIONAL FINANCING                                              None

 CUT-OFF DATE PRINCIPAL BALANCE                             $25,479,293

 CUT-OFF DATE PRINCIPAL BALANCE/SF                                 $122

 CUT-OFF DATE LTV RATIO                                           77.2%

 MATURITY DATE LTV RATIO                                          65.4%

 UW NCF DSCR                                                      1.33x

(1)   Borrower is required to deposit monthly beginning on the August 11, 2008 payment $4,167, up to a maximum amount of $1,000,000.

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                           1

 LOCATION                                      Portland, OR

 PROPERTY TYPE                                  Office, CBD

 SIZE (SF)                                          208,374

 OCCUPANCY % AS OF JUNE 1, 2004                       85.8%

 YEAR BUILT / YEAR RENOVATED                    1958 / 2003

 APPRAISED VALUE                                $33,000,000

 PROPERTY MANAGEMENT                Felton Management Corp.

 UW ECONOMIC OCCUPANCY %                              88.1%

 UW REVENUES                                     $4,058,876

 UW EXPENSES                                     $1,345,943

 UW NET OPERATING INCOME (NOI)                   $2,712,933

 UW NET CASH FLOW (NCF)                          $2,402,169

                                      B-40

                               400 SW 6TH AVENUE

                                   TENANT SUMMARY
                                                                            % OF NET
                                             RATINGS         NET RENTABLE   RENTABLE
             TENANT NAME              FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
-------------------------------------------------------------------------------------

 Harland Financial Solutions, Inc.          NR/NR/NR             79,089       37.96%
 GSA/HUD                                   AAA/Aaa/AAA           20,415        9.80%
 Electric Lightwave, Inc.                   NR/NR/NR             19,276        9.25%
 Parsons/Brinckerhoff                       NR/NR/NR             17,659        8.47%
 Certegy E-Banking                          NR/NR/NR             15,275        7.33%
 Non-major tenants                                               27,085       13.00%
                                                                 ------      ------
 Occupied Total                                                 178,799       85.81%

 Vacant Space                                                    29,575       14.19%
                                                                -------      ------

 TOTAL                                                          208,374      100.00%
                                                                =======      ======

                                                                  % OF
                                                                 ACTUAL    DATE OF LEASE
             TENANT NAME              RENT PSF   ACTUAL RENT      RENT      EXPIRATION
----------------------------------------------------------------------------------------

 Harland Financial Solutions, Inc.   $20.25     $1,601,552       41.30%      2/29/12
 GSA/HUD                             $24.00     $  489,960       12.64%      9/30/05
 Electric Lightwave, Inc.            $26.23     $  505,522       13.04%     11/30/10
 Parsons/Brinckerhoff                $22.68     $  400,430       10.33%      8/31/05
 Certegy E-Banking                   $24.75     $  378,056        9.75%      6/30/06
 Non-major tenants                   $18.54     $  502,129       12.95%
                                     -------    ----------      ------
 Occupied Total                      $21.69     $3,877,649      100.00%

 Vacant Space

 TOTAL

                                                 LEASE ROLLOVER SCHEDULE
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

    2004    0                  $  0.00               0        0.00%         0.00%           0.00%              0.00%
    2005    4                  $ 21.96          47,354       22.73%        22.73%          26.82%             26.82%
    2006    2                  $ 24.49          15,832        7.60%        30.32%          10.00%             36.81%
    2007    1                  $ 22.00           6,442        3.09%        33.41%           3.65%             40.47%
    2008    4                  $ 18.89           7,624        3.66%        37.07%           3.71%             44.18%
    2009    0                  $  0.00               0        0.00%        37.07%           0.00%             44.18%
    2010    2                  $ 25.06          22,458       10.78%        47.85%          14.51%             58.70%
    2011    0                  $  0.00               0        0.00%        47.85%           0.00%             58.70%
    2012    1                  $ 20.25          79,089       37.96%        85.81%          41.30%            100.00%
    2013    0                  $  0.00               0        0.00%        85.81%           0.00%            100.00%
    2014    0                  $  0.00               0        0.00%        85.81%           0.00%            100.00%
                                                ------       -----
   TOTALS                                      178,799       85.81%
                                               =======       =====

(1)   Credit ratings may be those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

                                      B-41

                               400 SW 6TH AVENUE

o THE LOAN. The subject mortgage loan (the "400 SW 6th Avenue Loan") is secured by a first deed of trust encumbering an office building located in
  Portland, Oregon. The 400 SW 6th Avenue Loan represents approximately 2.5%
  of the initial mortgage pool balance and 2.8% of the initial loan group no.
  1 balance. The 400 SW 6th Avenue Loan was originated on July 8, 2004 and has a principal balance as of the cut-off date of $25,479,293.

  The 400 SW 6th Avenue Loan has a remaining term of 115 months and matures on
  July 11, 2014. The 400 SW 6th Avenue Loan may be prepaid on or after May 11,
  2014 and permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWER. The borrower is 400 6th Avenue LLC, a special purpose entity.
  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 400 6th Avenue LLC Loan. The sponsor is William D. Felton. Mr. Felton has over 40 years experience in the real estate industry. Felton Properties, Inc. was formed in 1997 and is wholly owned by William D. Felton and Matthew Felton. Felton Properties, Inc. is
  involved in the acquisition, leasing, development and management of commercial real estate assets in the Pacific Northwest area. Currently, their portfolio is comprised of approximately 17 commercial properties totaling over 2 million square feet situated in the Portland and Seattle markets.

o THE PROPERTY. The mortgaged real property is an approximately 208,374 square foot office building situated on approximately 20,000 square feet. The mortgaged real property was constructed in 1958 and renovated in 2003. The mortgaged real property is located in Portland, Oregon, within the Portland,
  Oregon metropolitan statistical area. As of June 1, 2004, the occupancy rate for the mortgaged real property securing the 400 SW 6th Avenue Loan was approximately 85.8%.

  The largest tenant is Harland Financial Solutions, Inc. ("Harland"), occupying approximately 79,089 square feet, or approximately 38.0% of the net rentable area. Harland is a wholly owned subsidiary of John H. Harland
  Company (NYSE: JH), which is a provider of printed products and software sold to financial institutions, including banks, credit unions, brokerage houses, and financial software companies. The Harland lease expires in
  February 2012. The second largest tenant is GSA/HUD ("HUD"), occupying approximately 20,415 square feet, or approximately 9.8% of the net rentable area. Created in 1965, HUD, or the U. S. Department of Housing and Urban
  Development, oversees the Federal Housing Administration, the largest mortgage insurer in the world, as well as regulating the housing industry business. HUD's mission is to increase homeownership, support community development and increase access to affordable housing free from discrimination. The HUD lease expires in September 2005. As of November 8,
  2004, HUD was rated "Aaa" by Moody's and "AAA" by S&P. The third largest tenant is Electric Lightwave, Inc. ("Electric"), occupying approximately
  19,276 square feet, or approximately 9.3% of the net rentable area. Electric is a wholly owned subsidiary of Citizens Communications Company (NYSE: CZN), a telecommunications company providing wireline communications services to rural areas and small and medium-sized towns and cities as an incumbent local exchange carrier. The Electric lease expires in November 2010. As of
  November 8, 2004, Electric was rated "Ba3" by Moody's and "BB+" by S&P.

o LOCK BOX ACCOUNT. During the term of the 400 SW 6th Avenue Loan, upon the earlier to occur of (i) the Harland lease term expiration date, or February
  28, 2011, if the Harland lease is not renewed or (ii) an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases are required to be directly deposited into a mortgagee designated lock box account, which ceases when the funds in the account exceed $1,000,000.

o MANAGEMENT. Felton Management Corp., an Oregon corporation, is the property manager for the mortgaged real property securing the 400 SW 6th Avenue
  Loan. The property manager is affiliated with the sponsor.

                                      B-42

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                                      B-43

                             WILKES-BARRE COMMONS

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[PHOTO OMITTED]

[PHOTO OMITTED]

                                      B-44

                             WILKES-BARRE COMMONS

[MAP OMITTED]

                                      B-45

                             WILKES-BARRE COMMONS

                              LOAN INFORMATION

 MORTGAGE LOAN SELLER                                                CGM

 CUT-OFF DATE PRINCIPAL BALANCE                              $23,133,438

 PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                     2.2%

 NUMBER OF MORTGAGE LOANS                                              1

 LOAN PURPOSE                                                  Refinance

 SPONSOR                                     Richard Birdoff, Jay Furman

 OWNERSHIP INTEREST                                           Fee Simple

 MORTGAGE RATE                                                   5.9525%

 MATURITY DATE                                        September 11, 2014

 AMORTIZATION TYPE                                               Balloon

 ORIGINAL TERM / AMORTIZATION TERM                             120 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM                  117 / 357

 LOCKBOX                                                  Springing Hard

 UP-FRONT RESERVES

   TAX / INSURANCE                Yes / Yes

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                  Yes / Yes

   REPLACEMENT                       $2,556

   TI/LC(1)                          $5,000

 ADDITIONAL FINANCING                                               None

 CUT-OFF DATE PRINCIPAL BALANCE                              $23,133,438

 CUT-OFF DATE PRINCIPAL BALANCE/SF(2)                               $138

 CUT-OFF DATE LTV RATIO                                            79.8%

 MATURITY DATE LTV RATIO                                           67.7%

 UW NCF DSCR                                                       1.24x

(1)   Up to a maximum amount of $300,000.

(2)   Did not take into account square footage of space held by tenants under a ground lease.

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                   1

 LOCATION                                          Wilkes-Barre, PA

 PROPERTY TYPE                                     Retail, Anchored

 SIZE (SF)(1)                                               167,050

 OCCUPANCY % AS OF AUGUST 14, 2004(2)                         93.4%

 YEAR BUILT / YEAR RENOVATED                             2003 / NAP

 APPRAISED VALUE                                        $29,000,000

 PROPERTY MANAGEMENT                      RD Management Corporation

 UW ECONOMIC OCCUPANCY %                                      91.7%

 UW REVENUES                                             $3,209,130

 UW EXPENSES                                             $1,048,547

 UW NET OPERATING INCOME (NOI)                           $2,160,583

 UW NET CASH FLOW (NCF)                                  $2,055,594

(1)   Does not reflect the square footage of space held by tenants under a ground lease.

(2)   Occupancy % is calculated using 204,443 square feet, which includes tenants that occupy space pursuant to ground leases.

                                      B-46

                             WILKES-BARRE COMMONS

                               TENANT SUMMARY(1)
                                                                      % OF NET
                                       RATINGS         NET RENTABLE   RENTABLE
          TENANT NAME           FITCH/MOODY'S/S&P(2)     AREA (SF)      AREA
-------------------------------------------------------------------------------

 Anchor Tenants-Anchor Owned

 Target                                                   124,911    SHADOW ANCHOR - NOT PART OF COLLATERAL

                                                          -------
 Total Anchor Owned                                       124,911

 Circuit City                         NR/NR/NR             34,209       16.73%
 Toys "R" Us Penn Inc.(3)             BB/Ba2/BB            30,597       14.97%
 Ross Stores of PA                    NR/NR/BBB            30,000       14.67%
 MarMaxx - Marshalls                   NR/A3/A             29,784       14.57%
 Petco                                NR/NR/BB             15,768        7.71%
                                                          -------    --------
 Top 5 Tenants                                            140,358       68.65%

 Non-major tenants(4)                                      50,642       24.77%

 Vacant Space                                              13,443        6.58%
                                                          -------    --------

 COLLATERAL TOTAL                                         204,443      100.00%
                                                          =======    ========

                                                            % OF
                                                           ACTUAL    DATE OF LEASE
          TENANT NAME           RENT PSF   ACTUAL RENT      RENT      EXPIRATION
------------------------------ ----------  -----------    --------- --------------

 Anchor Tenants-Anchor Owned

 Target                         SHADOW  ANCHOR - NOT PART OF COLLATERAL      11/5/52

 Total Anchor Owned

 Circuit City                   $15.00    $  513,135       21.75%            1/31/20
 Toys "R" Us Penn Inc.(3)       $ 6.01    $  183,744        7.79%            1/31/14
 Ross Stores of PA              $11.50    $  345,000       14.62%            1/31/15
 MarMaxx - Marshalls            $10.00    $  297,840       12.62%            9/30/13
 Petco                          $15.73    $  248,060       10.51%            1/31/14
                                ------    ----------       -----
 Top 5 Tenants                  $11.31    $1,587,779       67.30%

 Non-major tenants(4)           $15.24    $  771,576       32.70%

 Vacant Space

 COLLATERAL TOTAL

                                               LEASE ROLLOVER SCHEDULE(1)
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

    2004    0                  $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2005    0                  $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2006    0                  $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2007    0                  $  0.00               0        0.00%         0.00%           0.00%             0.00%
    2008    2                  $ 15.00          12,050        5.89%         5.89%           7.66%             7.66%
    2009    3                  $ 16.36          10,750        5.26%        11.15%           7.46%            15.12%
    2010    0                  $  0.00               0        0.00%        11.15%           0.00%            15.12%
    2011    0                  $  0.00               0        0.00%        11.15%           0.00%            15.12%
    2012    0                  $  0.00               0        0.00%        11.15%           0.00%            15.12%
    2013    1                  $ 10.00          29,784       14.57%        25.72%          12.62%            27.74%
    2014    4                  $ 11.23          67,411       32.97%        58.69%          32.07%            59.81%
                                                ------       -----
   TOTALS                                      119,995       58.69%
                                               =======       =====

(1)   Calculated using 204,443 square feet, which includes tenants that occupy space pursuant to ground leases.

(2)   Credit ratings may be those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

(3)   Toys "R" Us Penn Inc. occupies space pursuant to a ground lease.

(4)   6,796 square feet is held by tenants under a ground lease.

                                      B-47

                             WILKES-BARRE COMMONS

o THE LOAN. The subject mortgage loan (the "Wilkes-Barre Township Commons
  Loan") is secured by a first mortgage encumbering an anchored retail center located in Wilkes-Barre, Pennsylvania, which is also shadow anchored by
  Target. The Wilkes-Barre Township Commons Loan represents approximately 2.2%
  of the initial mortgage pool balance and 2.6% of the initial loan group no.
  1 balance. The Wilkes-Barre Township Commons Loan was originated on August
  20, 2004 and has a principal balance as of the cut-off date of $23,133,428.

  The Wilkes-Barre Township Commons Loan has a remaining term of 117 months and matures on September 11, 2014. The Wilkes-Barre Township Commons Loan
  may be prepaid on or after August 11, 2014, and permits defeasance with
  United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWER. The borrower is FBY Wilkes-Barre L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Wilkes-Barre Township Commons
  Loan. The sponsors of the borrower are: Richard Birdoff and Jay Furman. Mr.
  Furman has over 30 years experience in the commercial real estate industry and has significant interests in more than one hundred shopping centers. Mr.
  Furman is a general partner and controlling member of over 85 partnerships, corporations and limited liability companies. Mr. Furman's partner, Richard
  Birdoff combines an active legal practice with more than 15 years of experience in the operation and development of real estate. Mr. Birdoff holds interests in more than 50 shopping centers.

o THE PROPERTY. The mortgaged real property is an approximately 167,050 square foot anchored retail center situated on approximately 23.8 acres. The mortgaged real property is shadow anchored by Target. The mortgaged real property was constructed in 2003. The mortgaged real property is located in
  Wilkes-Barre, Pennsylvania, within the Scranton/Wilkes-Barre/
  Hazelton, PA metropolitan statistical area. As of August 14, 2004, the occupancy rate for the mortgaged real property securing the Wilkes-Barre
  Township Commons Loan was approximately 93.4%.

  The largest tenant is Circuit City Stores, Inc. ("Circuit City"), occupying approximately 34,209 square feet, or approximately 16.7% of the net rentable area. Circuit City is a national retailer of brand-name consumer electronics, personal computers and entertainment software. With over 600 superstores throughout the U.S., the company is one of the top U.S.
  electronics retailers. The Circuit City lease expires in January 2020. The second largest tenant is Toys "R" Us Penn Inc. d/b/a Babies-R-Us ("Toys R
  Us"), which occupies (pursuant to a ground lease) approximately 30,597 square feet, or approximately 15.0% of the net rentable area. Toys R Us operates a Babies R Us store at the mortgaged real property. Toys R Us is a retailer of toys, children's apparel and baby products. The company currently operates approximately 1,599 retail stores worldwide, which includes over 160 Babies R Us stores. As of November 8, 2004, Toys R Us was rated "Ba2" by Moody's and "BB" by S&P. The Toys R Us lease expires in
  January 2014. The third largest tenant is Ross Stores of Pennsylvania Inc.
  ("Ross"), occupying approximately 30,000 square feet, or approximately 14.7%
  of the net rentable area. Ross operates a chain of over 450 off-price retail apparel and home accessories stores that target middle-income households. As of November 8, 2004, Ross was rated "BBB" by S&P. Moody's does not rate
  Ross. The Ross lease expires in January 2015.

o LOCK BOX ACCOUNT. During the term of the Wilkes-Barre Township Commons Loan,
  (i) upon the occurrence of an event of default under the loan documents or
  (ii) on September 12, 2013, approximately one year prior to loan maturity
  (in order to trap $10.00 psf on all leases expiring in 2013 or 2014 that have not exercised options to renew), the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited into a lender designated lock box account, which ceases when the funds in the account exceed the remaining unrenewed lease square footage at $10.00 psf.

 o MANAGEMENT. RD Management, LLC is the property manager for the mortgaged real property securing the Wilkes-Barre Township Commons Loan. The property manager is affiliated with the sponsor.

                                      B-48

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                                      B-49

                             BAY HARBOR APARTMENTS

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                                      B-50

                             BAY HARBOR APARTMENTS

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                                      B-51

                             BAY HARBOR APARTMENTS

                                 LOAN INFORMATION

 MORTGAGE LOAN SELLER                                                      CGM

 CUT-OFF DATE PRINCIPAL BALANCE                                    $23,000,000

 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                              2.2%

 NUMBER OF MORTGAGE LOANS                                                    1

 LOAN PURPOSE                                                      Acquisition

 SPONSOR                                         Russell Geyser, Patrick Beach

 OWNERSHIP INTEREST                                                 Fee Simple

 MORTGAGE RATE                                                          5.500%

 MATURITY DATE                                              September 11, 2009

 AMORTIZATION TYPE                                               Interest Only

 ORIGINAL TERM / AMORTIZATION                               60 / Interest Only

 REMAINING TERM / AMORTIZATION                              57 / Interest Only

 LOCKBOX                                         In-Place Soft; Springing Hard

 UP-FRONT RESERVES

   TAX/INSURANCE                    Yes / Yes

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                    Yes / Yes

   REPLACEMENT                         $5,063

 ADDITIONAL FINANCING                                                     None

 CUT-OFF DATE PRINCIPAL BALANCE                                    $23,000,000

 CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                   $67,847

 CUT-OFF DATE LTV RATIO                                                  59.9%

 MATURITY DATE LTV RATIO                                                 59.9%

 UW NCF DSCR                                                              1.72

                        PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                 1

 LOCATION                                          Fort Myers, FL

 PROPERTY TYPE                          Multifamily, Conventional

 SIZE (UNITS)                                                 339

 OCCUPANCY AS OF SEPTEMBER 10, 2004                         95.6%

 YEAR BUILT / YEAR RENOVATED                           2003 / NAP

 APPRAISED VALUE                                      $38,400,000

 PROPERTY MANAGEMENT                       Epoch Management, Inc.

 UW ECONOMIC OCCUPANCY %                                    84.0%

 UW REVENUES                                           $3,833,433

 UW EXPENSES                                           $1,535,468

 UW NET OPERATING INCOME (NOI)                         $2,297,965

 UW NET CASH FLOW (NCF)                                $2,212,215

                                      B-52

                             BAY HARBOR APARTMENTS

                                           BAY HARBOR APARTMENTS
                                                                APPROXIMATE
                              NUMBER OF       APPROXIMATE      NET RENTABLE        % OF NET       AVERAGE IN
         UNIT TYPE              UNITS       UNIT SIZE (SF)       AREA (SF)      RENTABLE AREA     PLACE RENT
------------------------------------------------------------------------------------------------------------

 1-BR / 1-BA (1st Floor)          10               530              5,300             1.4%          $  701
 1-BR / 1-BA (2nd Floor)          29               530             15,370             4.0%          $  716
 1-BR / 1-BA                      55               844             46,420            12.2%          $  863
 1-BR / 1-BA                      18             1,214             21,852             5.8%          $1,003
 2-BR / 2-BA                      76             1,105             83,980            22.1%          $1,008
 2-BR / 2-BA                      35             1,131             39,585            10.4%          $1,035
 2-BR / 2-BA                      58             1,475             85,550            22.5%          $1,228
 3-BR / 2-BA                      19             1,291             24,529             6.5%          $1,217
 3-BR / 2-BA                      20             1,317             26,340             6.9%          $1,272
 3-BR / 2-BA                      19             1,624             30,856             8.1%          $1,402
                                  --             -----             ------           -----           ------
 TOTAL/WEIGHTED AVERAGE          339             1,120            379,782           100.0%          $1,038
                                 ===             =====            =======           =====           ======

                                      B-53

                             BAY HARBOR APARTMENTS

o THE LOAN. The subject mortgage loan (the "Bay Harbor Apartments Loan") is secured by a first mortgage encumbering a 339-unit multifamily complex located in Fort Myers, Florida. The Bay Harbor Apartments Loan represents approximately 2.2% of the initial mortgage pool balance and 2.6% of the initial loan group no. 1 balance. The Bay Harbor Apartments Loan was originated on August 27, 2004 and has a principal balance as of the cut-off date of $23,000,000. The Bay Harbor Apartments Loan provides for interest-only payments for the entire loan term.

  The Bay Harbor Apartments Loan has a remaining term of 57 months and matures on September 11, 2009. The Bay Harbor Apartments Loan may be prepaid on or after July 11, 2009, and permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWER. The borrower is Gibraltar Bay Harbor S, LLC, a special purpose entity (together with 33 additional tenant-in-common borrowers, each of which is also a special purpose entity). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bay Harbor Apartments Loan. The sponsors are Patrick Beach and Russell
  Geyser. Mr. Beach is the founder, Chairman and CEO of Captec Financial Gro7up
  ("Captec"). During the last 22 years, Captec has originated over $2 billion in real estate investments and real estate financing transactions. With over
  19 years of real estate experience, Mr. Geyser began his real estate career with the J.H. Snyder Company. In 1995, he teamed up with Excel Realty Trust, a New York Stock Exchange real estate investment trust to develop several retail projects around the country.

o THE PROPERTY. The mortgaged real property is a 339-unit garden-style apartment complex consisting of 39 two-story buildings situated on approximately 37.6 acres. The mortgaged real property was constructed in
  2003 and is located in Fort Myers, Florida, within the Fort Myers, Florida metropolitan statistical area. As of September 10, 2004, the occupancy rate for the mortgaged real property securing the Bay Harbor Apartments Loan was approximately 95.6%. The mortgaged real property includes such amenities as an electronically controlled access gate with individual unit video monitors, a large outdoor pool, a jacuzzi, lighted tennis courts, a video monitored children's playground, jogging trail, fitness center, library, screened grill room, and a fully equipped business center including high speed internet access, computers, fax machines and a copy machine. Parking is available throughout the property for 700 cars including 86 attached garages.

o LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited by borrower or its agent into a designated lock box account.
  At any time during the term of the Bay Harbor Apartments Loan, if an event of default occurs under the loan documents, the borrower is required to notify the tenants that any and all tenant payments due under the applicable tenant leases are to be directly deposited by the tenants into the designated lock box account.

o PROPERTY MANAGEMENT. Epoch Management, Inc. is the property manager for the mortgaged real property securing the Bay Harbor Apartments Loan. Epoch
  Management was founded in 1973. Epoch has managed over 70,000 multifamily units in more than 100 cities in 16 states.

                                      B-54

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                                      B-55

                         WILLIAMSBURG SHOPPING CENTER

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                                      B-56

                         WILLIAMSBURG SHOPPING CENTER

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                                      B-57

                         WILLIAMSBURG SHOPPING CENTER

                             LOAN INFORMATION

 MORTGAGE LOAN SELLER                                              CGM

 CUT-OFF DATE PRINCIPAL BALANCE                            $22,000,000

 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                      2.1%

 NUMBER OF MORTGAGE LOANS                                            1

 LOAN PURPOSE                                                Refinance

 SPONSOR                                                   Adam Ifshin

 OWNERSHIP INTEREST                  Fee in part and Leasehold in part

 MORTGAGE RATE                                                  5.565%

 MATURITY DATE                                      September 11, 2014

 AMORTIZATION TYPE                                  Partial IO/Balloon

 ORIGINAL TERM / AMORTIZATION TERM                           120 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM                117 / 360

 LOCKBOX                                                          None

 UP-FRONT RESERVES

   TAX / INSURANCE                    Yes / No

   PERFORMANCE HOLDBACK             $1,200,000

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                      Yes / No

   REPLACEMENT(1)                       $3,124

   TI/LC(2)                             $5,556

 ADDITIONAL FINANCING                                             None

 CUT-OFF DATE PRINCIPAL BALANCE                            $22,000,000

 CUT-OFF DATE PRINCIPAL BALANCE/SF                                 $88

 CUT-OFF DATE LTV RATIO(3)                                       80.0%

 MATURITY DATE LTV RATIO(3)                                      70.2%

 UW NCF DSCR                                                     1.25x

(1)   Up to a maximum amount of $149,950.

(2)   Up to a maximum amount of $200,000.

(3)   The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio have been calculated based on the value of the mortgaged real property on a stabilized basis that makes various assumptions regarding the financial performance of the mortgaged real property that are consistent with the release of the performance holdback. Without regard to the performance holdback, the Cut-off Date LTV Ratio and the Maturity Date/ARD LTV Ratio
      are 84.6% and 74.2%, respectively.

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                   1

 LOCATION                                          Williamsburg, VA

 PROPERTY TYPE                                     Retail, Anchored

 SIZE (SF)                                                  249,184

 OCCUPANCY % AS OF SEPTEMBER 8, 2004                          86.6%

 YEAR BUILT / YEAR RENOVATED                            1959 / 1996

 APPRAISED VALUE                                        $26,000,000

 PROPERTY MANAGEMENT                     DLC Management Corporation

 UW ECONOMIC OCCUPANCY %                                      87.1%

 UW REVENUES                                             $2,460,141

 UW EXPENSES                                               $472,739

 UW NET OPERATING INCOME (NOI)                           $1,987,402

 UW NET CASH FLOW (NCF)                                  $1,887,812

                                      B-58

                         WILLIAMSBURG SHOPPING CENTER

                                                       TENANT SUMMARY
                                                                 % OF NET                              % OF
                                  RATINGS         NET RENTABLE   RENTABLE                             ACTUAL    DATE OF LEASE
       TENANT NAME         FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

 Food Lion                      NR/Ba1/BB+            32,500       13.04%   $ 5.35    $  173,752       8.83%     11/08/10
 Stein Mart                      NR/NR/NR             32,000       12.84%   $ 6.25    $  200,000      10.17%      7/31/12
 Marshalls                        NR/A3/A             30,000       12.04%   $ 8.00    $  240,000      12.20%      3/31/14
 Ace Peninsula Hardware          NR/NR/NR             23,797        9.55%   $ 4.85    $  115,304       5.86%      5/13/07
 Books-A-Million                 NR/NR/NR             15,861        6.37%   $10.00    $  158,610       8.06%      1/31/06
                                                      ------      ------    ------    ----------      -----
 Top 5 Tenants                                       134,158       53.84%   $ 6.62    $  887,666      45.13%

 Non-major tenants                                    81,687       32.78%   $13.21    $1,079,057      54.87%

 Vacant Space                                         33,339       13.38%
                                                     -------      ------

 COLLATERAL TOTAL                                    249,184      100.00%
                                                     =======      ======

                                                 LEASE ROLLOVER SCHEDULE
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-----------------------------------------------------------------------------------------------------------------------------

    2004    1                   $ 5.69           2,109        0.85%         0.85%           0.61%              0.61%
    2005    3                   $19.65           6,131        2.46%         3.31%           6.13%              6.74%
    2006    6                   $12.14          22,461        9.01%        12.32%          13.86%             20.60%
    2007    4                   $ 6.03          40,842       16.39%        28.71%          12.53%             33.13%
    2008    3                   $15.01           7,819        3.14%        31.85%           5.97%             39.10%
    2009    5                   $12.87          23,544        9.45%        41.30%          15.40%             54.50%
    2010    2                   $ 6.88          42,213       16.94%        58.24%          14.76%             69.26%
    2011    1                   $17.00           2,584        1.04%        59.27%           2.23%             71.50%
    2012    2                   $ 7.23          36,032       14.46%        73.73%          13.24%             84.74%
    2013    0                   $ 0.00               0        0.00%        73.73%           0.00%             84.74%
    2014    2                   $ 9.35          32,110       12.89%        86.62%          15.26%            100.00%
                                                ------       -----
   TOTALS                                      215,845       86.62%
                                               =======       =====

(1)   Credit ratings may be those of the parent company's long term secured debt, whether or not the parent company guarantees the lease.

                                      B-59

                         WILLIAMSBURG SHOPPING CENTER

o THE LOAN. The subject mortgage loan (the "Williamsburg Shopping Center
  Loan") is secured by a first mortgage encumbering an anchored retail center located in Williamsburg, Virginia. The Williamsburg Shopping Center Loan
  represents approximately 2.1% of the initial mortgage pool balance and 2.4%
  of the initial loan group no. 1 balance. The Williamsburg Shopping Center
  Loan was originated on August 18, 2004 and has a principal balance as of the cut-off date of $22,000,000. The Williamsburg Shopping Center Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

  The Williamsburg Shopping Center Loan has a remaining term of 117 months and matures on September 11, 2014. The Williamsburg Shopping Center Loan may be
  prepaid on or after June 11, 2014, and permits defeasance with United States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWER. The borrower is Williamsburg Improvements, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Williamsburg Shopping
  Center Loan. The principal of the borrower is Adam Ifshin; however, Mr.
  Ifshin is not individually a guarantor of the loan. The sponsors of the borrower, which are the guarantors of the loan, are: DLC Management
  Corporation ("DLC") and Delphi Commercial Properties, Inc ("Delphi"). Mr.
  Ifshin is President of DLC and Delphi. DLC acquires value-added retail space and manages and leases approximately 8 million square feet of retail in over
  40 properties. In total, Mr. Ifshin has been involved in over $1 billion of real estate transactions. Delphi is a real estate brokerage firm.

o THE PROPERTY. The mortgaged real property is an approximately 249,184 square foot anchored retail center situated on approximately 19.3 acres. The mortgaged real property was constructed in 1959 and renovated in 1996. The mortgaged real property is located in Williamsburg, Virginia, within the
  Norfolk/Virginia Beach, Virginia metropolitan statistical area. As of
  September 8, 2004, the occupancy rate for the mortgaged real property securing the Williamsburg Shopping Center Loan was approximately 86.6%.

  The largest tenant is Food Lion, Inc. ("Food Lion"), occupying approximately
  32,500 square feet, or approximately 13.0% of the net rentable area. Food
  Lion is a regional grocery store, which operates over 1,200 stores in approximately 11 states in the southeast. Food Lion has been in business since 1957 and has particular strength and history in rural areas. Food Lion is a subsidiary of Delhaize America, the US division of Brussels based
  Delhaize Group. As of November 8, 2004, Food Lion was rated "Ba1" by Moody's and "BB+" by S&P. The Food Lion lease expires in November 2010. The second largest tenant is Stein Mart, Inc. ("Stein Mart"), occupying approximately
  32,000 square feet, or approximately 12.8% of the net rentable area. Stein
  Mart (SMRT) is a publicly-traded company, best described as a hybrid between a better department/specialty store and a traditional off-price retailer.
  Stein Mart has over 260 locations nationwide. The Stein Mart lease expires in July 2012. The third largest tenant is Marshalls ("Marshalls"), occupying approximately 30,000 square feet, or approximately 12.0% of the net rentable area. Marshalls is one of the nation's largest off-price family apparel and home fashions retailers with over 650 stores covering 42 states and Puerto
  Rico. Marshalls is a subsidiary of the TJX Companies, Inc., which is the leading off-price retailer of apparel and home fashions in the United States and worldwide. As of November 8, 2004, Marshalls was rated "A3" by Moody's and "A" by S&P. The Marshalls lease expires in March 2014.

 o MANAGEMENT. DLC Management Corporation is the property manager for the mortgaged real property securing the Williamsburg Shopping Center Loan. The property manager is affiliated with the borrower.

                                      B-60

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                                      B-61

                         VILLAGE WEST SHOPPING CENTER

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                                      B-62

                         VILLAGE WEST SHOPPING CENTER

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                                      B-63

                         VILLAGE WEST SHOPPING CENTER

                            LOAN INFORMATION

 MORTGAGE LOAN SELLER                                             CGM

 CUT-OFF DATE PRINCIPAL BALANCE                           $21,550,000

 PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                  2.1%

 NUMBER OF MORTGAGE LOANS                                           1

 LOAN PURPOSE                                             Acquisition

 SPONSOR                                              Ruben Poplawski

 OWNERSHIP INTEREST                                        Fee Simple

 MORTGAGE RATE                                                 5.500%

 MATURITY DATE                                       October 11, 2014

 AMORTIZATION TYPE                               Partial IO / Balloon

 ORIGINAL TERM / AMORTIZATION TERM                          120 / 360

 REMAINING TERM / REMAINING AMORTIZATION TERM               118 / 360

 LOCKBOX                                               Springing Hard

 UP-FRONT RESERVES

   TAX / INSURANCE                  Yes / Yes

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                    Yes / Yes

   REPLACEMENT                         $2,449

 ADDITIONAL FINANCING                                            None

 CUT-OFF DATE PRINCIPAL BALANCE                           $21,550,000

 CUT-OFF DATE PRINCIPAL BALANCE/SF(1)                            $128

 CUT-OFF DATE LTV RATIO                                         74.3%

 MATURITY DATE LTV RATIO                                        65.1%

 UW NCF DSCR                                                    1.28x

(1)   Did not take into account square footage of space held by tenants under a ground lease.

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                           1

 LOCATION                                         Hemet, CA

 PROPERTY TYPE                             Retail, Anchored

 SIZE (SF)(1)                                       168,915

 OCCUPANCY % AS OF AUGUST 5, 2004(2)                  97.5%

 YEAR BUILT / YEAR RENOVATED                    1981 / 2004

 APPRAISED VALUE                                $29,000,000

 PROPERTY MANAGEMENT                     Barclay's Realty &
                                         Management Company

 UW ECONOMIC OCCUPANCY %                              95.6%

 UW REVENUES                                     $2,808,968

 UW EXPENSES                                       $817,042

 UW NET OPERATING INCOME (NOI)                   $1,991,926

 UW NET CASH FLOW (NCF)                          $1,885,064

(1)   Does not reflect the square footage of space held by tenants under a ground lease.

(2)   Occupancy % is calculated using 195,928 square feet, which includes tenants that occupy space pursuant to ground leases.

                                      B-64

                         VILLAGE WEST SHOPPING CENTER

                                                     TENANT SUMMARY(1)
                                                              % OF NET                               % OF
                               RATINGS         NET RENTABLE   RENTABLE                              ACTUAL    DATE OF LEASE
      TENANT NAME       FITCH/MOODY'S/S&P(2)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT      RENT      EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

 Vons                       BBB/Baa2/BBB           38,140       19.47%   $ 6.55    $  250,000       12.05%     10/31/16
 Ross Dress For Less          NR/NR/BBB            30,187       15.41%   $ 8.50    $  256,590       12.37%      1/31/11
 Longs Drug Store(3)          NR/NR/NR             27,013       13.79%   $ 1.48    $   40,000        1.93%      2/29/12
 Michaels                    NR/Ba1/BB+            21,398       10.92%   $12.50    $  267,475       12.89%      2/28/13
 HomeTown Buffet              NR/NR/NR             10,018        5.11%   $ 9.01    $   90,288        4.35%     12/31/10
                                                   ------      ------    ------    ----------       -----
 Top 5 Tenants                                    126,756       64.70%   $ 7.13    $  904,352       43.58%

 Non-major tenants                                 64,310       32.82%   $18.20    $1,170,672       56.42%

 Vacant Space                                       4,862        2.48%
                                                  -------      ------

 COLLATERAL TOTAL                                 195,928      100.00%
                                                  =======      ======

                                               LEASE ROLLOVER SCHEDULE(1)
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

    2004    1                  $ 9.00           1,400        0.71%         0.71%           0.61%             0.61%
    2005    6                  $18.97           9,590        4.89%         5.61%           8.77%             9.37%
    2006    3                  $14.07           4,400        2.25%         7.85%           2.98%            12.36%
    2007    6                  $21.86          20,400       10.41%        18.27%          21.49%            33.85%
    2008    5                  $15.85          11,876        6.06%        24.33%           9.07%            42.92%
    2009    3                  $19.89           6,652        3.40%        27.72%           6.38%            49.30%
    2010    1                  $ 9.01          10,018        5.11%        32.84%           4.35%            53.65%
    2011    1                  $ 8.50          30,187       15.41%        48.24%          12.37%            66.01%
    2012    2                  $ 2.10          28,123       14.35%        62.60%           2.84%            68.86%
    2013    2                  $13.09          30,280       15.45%        78.05%          19.10%            87.95%
    2014    0                  $ 0.00               0        0.00%        78.05%           0.00%            87.95%
                                               ------       -----
   TOTALS                                     152,926       78.05%
                                              =======       =====

(1)   Calculated using 195,928 square feet, which includes tenants that occupy space pursuant to ground leases.

(2)   Credit ratings are those of the parent company's long term unsecured debt, whether or not the parent company guarantees the lease.

(3)   Longs Drug Store occupies space pursuant to ground lease.

                                      B-65

                         VILLAGE WEST SHOPPING CENTER

o THE LOAN. The subject mortgage loan (the "Village West Shopping Center
  Loan") is secured by a first mortgage encumbering an anchored retail center located in Hemet, California. The Village West Shopping Center Loan
  represents approximately 2.1% of the initial mortgage pool balance and 2.4%
  of the initial loan group no. 1 balance. The Village West Shopping Center
  Loan was originated on September 22, 2004 and has a principal balance as of the cut-off date of $21,550,000. The Village West Shopping Center Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

  The Village West Shopping Center Loan has a remaining term of 118 months and matures on October 11, 2014. The Village West Shopping Center Loan may be
  prepaid on or after August 11, 2014, and permits defeasance with United
  States government obligations beginning two years after the issue date for the series 2004-C2 certificates.

o THE BORROWER. The borrower is Hemet Village West Seatac, LLC; Hemet Village
  West Wartnik, LLC; Hemet Village West, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Village West Shopping Center Loan. The sponsor of the borrower is Ruben Poplawski. He is the managing partner of each entity. Mr. Poplawski has over 35 years experience in commercial real estate. During his first 20 years in real estate, Mr. Poplawski served as a general contractor on commercial projects, totaling 1.4 million square feet located in the southeast and the southwest United States. Since 1985, Mr.
  Poplawski has been involved in forming investment groups to acquire existing commercial projects located in Oregon, Washington and California.

o THE PROPERTY. The mortgaged real property is an approximately 168,915 square foot anchored retail center situated on approximately 21.8 acres. The mortgaged real property was constructed in 1981 and renovated in 2004. The mortgaged real property is located in Hemet, California, within the
  Riverside/San Bernardino, California metropolitan statistical area. As of
  August 5, 2004, the occupancy rate for the mortgaged real property securing the Village West Shopping Center Loan was approximately 97.5%.

  The largest tenant is The Vons Companies, Inc. ("Vons"), occupying approximately 38,140 square feet, or approximately 19.5% of the net rentable area. Vons was formed in 1906 and by 1928 had expanded to 87 stores.
  Currently, the Vons operation, including the Pavilions stores, is part of the Safeway family of companies. Vons stores are found throughout Southern
  California and Nevada. As of November 8, 2004, Vons was rated "Baa2" by
  Moody's and "BBB" by S&P. The Vons lease expires in October 2016. The second largest tenant is Ross Stores, Inc. ("Ross"), occupying approximately 30,187 square feet, or approximately 15.4% of the net rentable area. Ross operates a chain of over 450 off-price retail apparel and home accessories stores that target middle-income households. As of November 8, 2004, Ross was rated
  "BBB" by S&P. Moody's does not rate Ross. The Ross lease expires in January
  2011. The third largest tenant is Longs Drug Stores California, Inc.
  ("Longs"), which occupies (pursuant to a ground lease) approximately 27,013 square feet, or approximately 13.8% of the net rentable area. Founded in
  1938, Longs became a publicly held company in 1961. Longs Drug Stores
  Corporation operates in two business segments, retail drug stores and through its Rx America subsidiary, pharmacy benefit management (PBM).
  Through the retail drug store segment, the Company operates a retail drug store chain on the West Coast of the United States and in Hawaii. As of
  January 29, 2004, the Company operated 470 stores in California, Colorado,
  Hawaii, Nevada, Washington and Oregon.

o LOCK BOX ACCOUNT. During the term of the Village West Shopping Center Loan,
  (i) on July 31, 2010, approximately six months prior to the expiration of the Ross lease, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases must be directly deposited into a lender designated lock box account.

o MANAGEMENT. Barclay's Realty & Management Company is the property manager for the mortgaged real property securing the Village West Shopping Center
   Loan. The property manager is affiliated with the sponsor.

                                      B-66

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-67

                             THE LODGE AT BAYBROOK

[PHOTO OMITTED]

[PHOTO OMITTED]

[PHOTO OMITTED]

[PHOTO OMITTED]

                                      B-68

                             THE LODGE AT BAYBROOK

[MAP OMITTED]

                                      B-69

                             THE LODGE AT BAYBROOK

                             LOAN INFORMATION

 MORTGAGE LOAN SELLER                                               PNC

 CUT-OFF DATE PRINCIPAL BALANCE                             $20,500,000

 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                       2.0%

 NUMBER OF MORTGAGE LOANS                                             1

 LOAN PURPOSE                                               Acquisition

 SPONSOR                               Michael B. Smuck, Edwin A. White

 OWNERSHIP INTEREST                                          Fee Simple

 MORTGAGE RATE                                                   5.490%

 MATURITY DATE                                          October 1, 2014

 AMORTIZATION TYPE                                 Partial IO / Balloon

 ORIGINAL TERM / AMORTIZATION                                 120 / 360

 REMAINING TERM / AMORTIZATION                                118 / 360

 LOCKBOX                                                           None

 UP-FRONT RESERVES

   TAX/INSURANCE                     No / No

   REPLACEMENT                      $475,000

 ONGOING MONTHLY RESERVES

   TAX/INSURANCE                   Yes / Yes

   REPLACEMENT                      $  6,708

 ADDITIONAL FINANCING                                              None

 CUT-OFF DATE PRINCIPAL BALANCE                             $20,500,000

 CUT-OFF DATE PRINCIPAL

 BALANCE/SF                                                     $63,665

 CUT-OFF DATE LTV RATIO                                           80.0%

 MATURITY DATE LTV RATIO                                          71.5%

 UW NCF DSCR                                                      1.21x

                        PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                 1

 LOCATION                                             Houston, TX

 PROPERTY TYPE                          Multifamily, Conventional

 SIZE (UNITS)                                                 322

 OCCUPANCY AS OF JULY 26, 2004                              93.5%

 YEAR BUILT / YEAR RENOVATED                           1999 / NAP

 APPRAISED VALUE                                      $25,640,000

 PROPERTY MANAGEMENT                MBS Management Services, Inc.

 UW ECONOMIC OCCUPANCY %                                    92.5%

 UW REVENUES                                           $3,045,179

 UW EXPENSES                                           $1,324,270

 UW NET OPERATING INCOME (NOI)                         $1,720,908

 UW NET CASH FLOW (NCF)                                $1,688,708

                                      B-70

                             THE LODGE AT BAYBROOK

                                           THE LODGE AT BAYBROOK
                                                               APPROXIMATE
                             NUMBER OF       APPROXIMATE      NET RENTABLE        % OF NET       AVERAGE IN
        UNIT TYPE              UNITS       UNIT SIZE (SF)       AREA (SF)      RENTABLE AREA     PLACE RENT
-----------------------------------------------------------------------------------------------------------

 1-BR/1-BA                  186                   732            136,152                48.0%           $782
 2-BR/2-BA                  136                 1,084            147,424                52.0%           $977
                            ---                 -----            -------               -----            ----
 TOTAL/WEIGHTED AVERAGE     322                   908            283,576               100.0%           $880
                            ===                 =====            =======               =====            ====

                                      B-71

                             THE LODGE AT BAYBROOK

o THE LOAN. The subject mortgage loan (the "The Lodge at Baybrook Loan") is secured by a first deed of trust encumbering a 322-unit multifamily complex located in Houston, Texas. The Lodge at Baybrook Loan represents approximately 2.0 % of the initial mortgage pool balance and 15.7% of the initial loan group no. 2 balance. The Lodge at Baybrook Loan was originated on September 29, 2004 and has a principal balance as of the cut-off date of
  $20,500,000. The Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

  The Lodge at Baybrook Loan has a remaining term of 118 months and matures on
  October 1, 2014. The Lodge at Baybrook Loan may be prepaid with the payment of yield maintenance on or after October 1, 2007 and may be prepaid without penalty or premium on or after July 1, 2014.

  The Borrower escrowed $475,000 with the lender at closing. These funds are available to the borrower for any improvements to the property during the first six months of the loan term, with any remaining funds after the six-month period to be deposited into the general reserve for replacement account. In addition, the Borrower is escrowing taxes and insurance with the lender on an on-going basis.

o THE BORROWER. The borrower is MBS-Baybrook, Ltd., a special-purpose entity.
  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lodge at Baybrook Loan. The sponsors are Michael B. Smuck and Edwin A. White. Mr. Smuck is the owner of the MBS
  Companies, a group of interrelated companies that together provide real estate and investment services to individuals, owners, investors, and institutional clients. Since their inception in 1987, the MBS Companies have formed more than 100 ownership entities for the acquisition of multi-family properties valued in excess of $620 million. To date, the lender has provided to Mr. Smuck approximately $640 million in financing on 68 multi-family properties with a total of 14,955 units.

o THE PROPERTY. The mortgaged real property is a 322-unit, class-A garden-style apartment complex consisting of 14 two- and three-story buildings and a one-story clubhouse situated on roughly 13.71 acres with a total of 549 parking spaces. The mortgaged real property was constructed in
  1999 and is located in the Houston Metropolitan Statistical Area. As of July
  26, 2004, the occupancy rate for the mortgaged real property was approximately 93%. The mortgaged real property's amenities include an elegant clubhouse with a theatre, a resort-style swimming pool with an outdoor barbecue pavilion and state-of-the-art fitness center. All kitchens are equipped with an electric range/oven, solid wood cabinets, refrigerator, dishwasher, microwave and a stainless steel sink with garbage disposal.
  There are smoke detectors, washer/dryers, ceiling fans and nine-foot ceilings with crown molding in all of the units. Selected units have built-in computer desks, twin-basin bathroom vanities, and vaulted ceilings over living areas.

o PROPERTY MANAGEMENT. The Lodge at Baybrook is managed by MBS Management
  Services, Inc., which is owned by the sponsor, Mr. Smuck. Mr. Smuck's experience in the multi-family market started in the early 1980s and has grown today such that his operations include a staff of over 300 employees and a portfolio of 68 properties totaling 14,955 units. The sponsor's portfolio includes properties in Houston, Dallas/Fort Worth, San Antonio,
  Tampa and Orlando. The management company is well positioned in the Houston
  MSA, with a total of 40 complexes encompassing 8,000 units.

                                      B-72

                                     ANNEX C

  DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5,
        CLASS A-1A, CLASS A-J, CLASS B, CLASS C AND CLASS D CERTIFICATES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................            85              85              85              85              85
December 2006..............................            65              65              65              65              65
December 2007..............................            40              40              40              40              40
December 2008..............................            14              14              14              14              14
December 2009 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           2.53            2.53            2.53            2.53            2.53

                                    CLASS A-2

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................           100             100             100             100             100
December 2006..............................           100             100             100             100             100
December 2007..............................           100             100             100             100             100
December 2008..............................           100             100             100             100             100
December 2009 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           4.77            4.77            4.76            4.75            4.62

                                     C-1-1

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                                      CLASS A-3

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................           100             100             100             100             100
December 2006..............................           100             100             100             100             100
December 2007..............................           100             100             100             100             100
December 2008..............................           100             100             100             100             100
December 2009..............................            99              99              99              99              99
December 2010..............................            79              79              79              79              79
December 2011..............................             2               2               2               2               2
December 2012 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           6.50            6.49            6.47            6.45            6.31

                                    CLASS A-4

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................           100             100             100             100             100
December 2006..............................           100             100             100             100             100
December 2007..............................           100             100             100             100             100
December 2008..............................           100             100             100             100             100
December 2009..............................           100             100             100             100             100
December 2010..............................           100             100             100             100             100
December 2011..............................           100             100             100             100             100
December 2012..............................            62              62              62              62              62
December 2013..............................             2               2               2               2               2
December 2014 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           8.23            8.23            8.23            8.23            8.21

                                      C-1-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-5

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................           100             100             100             100             100
December 2006..............................           100             100             100             100             100
December 2007..............................           100             100             100             100             100
December 2008..............................           100             100             100             100             100
December 2009..............................           100             100             100             100             100
December 2010..............................           100             100             100             100             100
December 2011..............................           100             100             100             100             100
December 2012..............................           100             100             100             100             100
December 2013..............................           100             100             100             100             100
December 2014 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           9.61            9.61            9.59            9.58            9.43

                                                     CLASS A-1A

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................            99              99              99              99              99
December 2006..............................            98              98              98              98              98
December 2007..............................            97              97              97              97              97
December 2008..............................            96              96              96              96              96
December 2009..............................            79              79              79              79              79
December 2010..............................            77              77              77              77              77
December 2011..............................            76              76              76              76              76
December 2012..............................            75              75              75              75              75
December 2013..............................            71              71              71              71              71
December 2014 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           8.39            8.38            8.37            8.36            8.23

                                     C-1-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-J

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................           100             100             100             100             100
December 2006..............................           100             100             100             100             100
December 2007..............................           100             100             100             100             100
December 2008..............................           100             100             100             100             100
December 2009..............................           100             100             100             100             100
December 2010..............................           100             100             100             100             100
December 2011..............................           100             100             100             100             100
December 2012..............................           100             100             100             100             100
December 2013..............................           100             100             100             100             100
December 2014 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           9.89            9.87            9.86            9.83            9.65

                                     CLASS B

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................           100             100             100             100             100
December 2006..............................           100             100             100             100             100
December 2007..............................           100             100             100             100             100
December 2008..............................           100             100             100             100             100
December 2009..............................           100             100             100             100             100
December 2010..............................           100             100             100             100             100
December 2011..............................           100             100             100             100             100
December 2012..............................           100             100             100             100             100
December 2013..............................           100             100             100             100             100
December 2014 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           9.91            9.90            9.90            9.90            9.75

                                     C-1-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS C

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................           100             100             100             100             100
December 2006..............................           100             100             100             100             100
December 2007..............................           100             100             100             100             100
December 2008..............................           100             100             100             100             100
December 2009..............................           100             100             100             100             100
December 2010..............................           100             100             100             100             100
December 2011..............................           100             100             100             100             100
December 2012..............................           100             100             100             100             100
December 2013..............................           100             100             100             100             100
December 2014 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           9.98            9.98            9.95            9.90            9.81

                                     CLASS D

PAYMENT DATE                                        0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------                                        ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
December 2005..............................           100             100             100             100             100
December 2006..............................           100             100             100             100             100
December 2007..............................           100             100             100             100             100
December 2008..............................           100             100             100             100             100
December 2009..............................           100             100             100             100             100
December 2010..............................           100             100             100             100             100
December 2011..............................           100             100             100             100             100
December 2012..............................           100             100             100             100             100
December 2013..............................           100             100             100             100             100
December 2014 and thereafter...............             0               0               0               0               0

Weighted Average Life (in Years)...........           9.98            9.98            9.98            9.98            9.81

                                      C-1-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX D

                          FORM OF PROXY DATE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------
                           DISTRIBUTION DATE STATEMENT

  ============================================================================
     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 16
     Mortgage Loan Detail                                               17
     Principal Prepayment Detail                                        18
     Historical Detail                                                  19
     Delinquency Loan Detail                                            20
     Specially Serviced Loan Detail                                   21 - 22
     Modified Loan Loan                                                 23
     Liquidated Loan Detail                                             24

  ============================================================================

                                  DEPOSITOR

     Citigroup Commercial Mortgage Securities Inc.
     388 Greenwich Street, 11th Floor
     New York, NY 10013

     Contact:      Angela Vleck
     Phone Number: (212) 816-8087
================================================================================

                                 MASTER SERVICER
================================================================================

     Midland Loan Services, Inc.
     10851 Mastin Street, Bldg. 82
     Suite 700
     Overland Park, KS 66210

     Contact:      Brad Hauger
     Phone Number: (913) 253-9000

================================================================================

                                SPECIAL SERVICER
================================================================================

     Lennar Partners, Inc.
     1601 Washington Avenue
     Miami Beach, FL 33139

     Contact:      Randy Wolpert
     Phone Number: (305) 695-5628

================================================================================

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
                Through  Original  Beginning   Principal      Interest    Prepayment  Trust Fund    Total      Ending  Subordination
 Class    CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-1A          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-J           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    Q            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution    Premium    Distribution   Amount
-------------------------------------------------------------------------------------------------------
  XC                0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  XP                0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                                 CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                        Beginning    Principal      Interest    Prepayment   Additional Trust   Ending
  Class       CUSIP      Balance    Distribution  Distribution   Premium      Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-1A                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-J                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    Q                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    R                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional     Interest    Prepayment    Notional
  Class      CUSIP        Amount    Distribution   Premium       Amount
-------------------------------------------------------------------------
  XC                 0.00000000   0.00000000    0.00000000   0.00000000
  XP                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                                        RECONCILIATION DETAIL

          ADVANCE SUMMARY                                              SERVICING FEE SUMMARY

P&I Advances Outstanding                          0.00       Current Period Accrued Servicing Fees                            0.00
Servicing Advances Outstanding                    0.00       Less Servicing Fees on Delinquent Payments                       0.00
                                                             Less Reductions to Servicing Fees                                0.00
Reimbursement for Interest on P&I                 0.00       Plus Servicing Fees on Delinquent Payments Received              0.00
Advances paid from general collections                       Plus Adjustments for Servicing Calculation                       0.00
                                                             Total Servicing Fees Collected                                   0.00
Reimbursement for Interest on Servicing           0.00
Advance paid from general collections

CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
                                                                 Distributable                                   Remaining Unpaid
             Accrued        Net Aggregate       Distributable     Certificate      Additional                      Distributable
           Certificate        Prepayment         Certificate        Interest       Trust Fund      Interest         Certificate
Class       Interest      Interest Shortfall      Interest         Adjustment       Expenses      Distribution       Interest
------------------------------------------------------------------------------------------------------------------------------------
 A-1         0.00               0.00                0.00              0.00            0.00           0.00              0.00
 A-2         0.00               0.00                0.00              0.00            0.00           0.00              0.00
 A-3         0.00               0.00                0.00              0.00            0.00           0.00              0.00
 A-4         0.00               0.00                0.00              0.00            0.00           0.00              0.00
 A-1A        0.00               0.00                0.00              0.00            0.00           0.00              0.00
 XC          0.00               0.00                0.00              0.00            0.00           0.00              0.00
 XP          0.00               0.00                0.00              0.00            0.00           0.00              0.00
 A-J         0.00               0.00                0.00              0.00            0.00           0.00              0.00
  B          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  C          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  D          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  E          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  F          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  G          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  H          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  J          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  K          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  L          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  M          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  N          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  P          0.00               0.00                0.00              0.00            0.00           0.00              0.00
  Q          0.00               0.00                0.00              0.00            0.00           0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------
Total        0.00               0.00                0.00              0.00            0.00           0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                 0.00

Principal Distribution Amount                                 0.00

     (a)  Principal portion of Monthly Payments
          and any Assumed Monthly Payments         0.00

     (b)  Principal Prepayments                    0.00

     (c)  Collection of Principal on a Balloon     0.00
          Loan after its stated Maturity Date

          Plus the excess of the prior Principal   0.00
          Distribution Amount over the principal
          paid to the Sequential Pay Certificates

Aggregate Number of Outstanding Loans                            0

Aggregate Unpaid Principal Balance of Loans                   0.00

Aggregate Stated Principal Balance of Loans                   0.00

Aggregate Amount of Servicing Fee                             0.00

Aggregate Amount of Special Servicing Fee                     0.00

Aggregate Amount of Trustee Fee                               0.00

Aggregate Trust Fund Expenses                                 0.00

Interest Reserve Deposit                                      0.00

Interest Reserve Withdrawal                                   0.00

Excess Liquidation Proceeds Account Balance                   0.00

Specially Serviced Loans not Delinquent                          0

     Number of Outstanding Loans                              0.00

     Aggregate Unpaid Principal Balance                       0.00

Appraisal Reduction Amount

 ========================================================
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 --------------------------------------------------------

 --------------------------------------------------------
 Total
 ========================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                                 CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED

   INTEREST:                                                           FEES:

      Scheduled Interest                              0.00                Master Servicing Fee                            0.00
      Interest reductions due to Non-Recoverability                       Trustee Fee                                     0.00
        Determinations                                0.00                Certificate Administration Fee                  0.00
      Interest Adjustments                            0.00                Insurer Fee                                     0.00
      Deferred Interest                               0.00                Miscellaneous Fee                               0.00
      Net Prepayment Interest Shortfall               0.00                                                                     -----
      Net Prepayment Interest Excess                  0.00                   TOTAL FEES                                         0.00
      Extension Interest                              0.00
      Interest Reserve Withdrawal                     0.00             ADDITIONAL TRUST FUND EXPENSES:
                                                           -----
         TOTAL INTEREST COLLECTED                           0.00          Reimbursement for Interest on Advances          0.00
                                                                          ASER Amount                                     0.00
   PRINCIPAL:                                                             Special Servicing Fee                           0.00
                                                                          Rating Agency Expenses                          0.00
      Scheduled Principal                             0.00                Attorney Fees & Expenses                        0.00
      Unscheduled Principal                           0.00                Bankruptcy Expense                              0.00
         Principal Prepayments                        0.00                Taxes Imposed on Trust Fund                     0.00
         Collection of Principal after Maturity Date  0.00                Non-Recoverable Advances                        0.00
         Recoveries from Liquidation and Insurance                        Other Expenses                                  0.00
           Proceeds                                   0.00                                                                     -----
         Excess of Prior Principal Amounts paid       0.00                   TOTAL ADDITIONAL TRUST FUND EXPENSES               0.00
         Curtailments                                 0.00
      Negative Amortization                           0.00             INTEREST RESERVE DEPOSIT                                 0.00
      Principal Adjustments                           0.00
                                                           -----
         TOTAL PRINCIPAL COLLECTED                          0.00
                                                                       PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
OTHER:
                                                                          Interest Distribution                           0.00
   Prepayment Penalities/Yield Maintenance            0.00                Principal Distribution                          0.00
   Repayment Fees                                     0.00                Prepayment Penalties/Yield Maintenance          0.00
   Borrower Option Extension Fees                     0.00                Borrower Option Extension Fees                  0.00
   Equity Payments Received                           0.00                Equity Payments Paid                            0.00
   Net Swap Counterparty Payments Received            0.00                Net Swap Counterparty Payments Paid             0.00
                                                           -----                                                               -----
      TOTAL OTHER COLLECTED                                 0.00             TOTAL PAYMENTS TO CERTIFICATEHOLDERS
                                                           -----               & OTHERS                                         0.00
TOTAL FUNDS COLLECTED                                       0.00                                                               -----
                                                           =====    TOTAL FUNDS DISTRIBUTED                                     0.00
                                                                                                                               =====

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                 RATINGS DETAIL

====================================================================================
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-1A
 XC
 XP
 A-J
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  Q
====================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                            Moody's Investors Service           Standard & Poor's Rating Services
One State Street Plaza                 99 Church Street                    55 Water Street
New York, New York 10004               New York, New York 10007            New York, New York 10041
(212) 908-0500                         (212) 553-0300                      (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 8 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props.   Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 9 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
                                           % of
 Remaining Stated      # of   Scheduled    Agg.     WAM               Weighted
      Term             Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 GROUP I

                                SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 GROUP I

                           DEBT SERVICE COVERAGE RATIO
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props.   Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                      GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
                                           % of
 Remaining Stated      # of   Scheduled    Agg.     WAM               Weighted
      Term             Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    Group II

                                SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props.   Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
                                           % of
     Remaining Stated  # of   Scheduled    Agg.     WAM               Weighted
         Term          Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

========================================================================================================
                                                                                  Anticipated
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Totals
========================================================================================================

===================================================================================================
          Neg.      Beginning     Ending       Paid     Appraisal    Appraisal     Res.       Mod.
Loan     Amort      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.      Code
Number   (Y/N)       Balance      Balance      Date        Date        Amount      (2)         (3)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Totals
===================================================================================================

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Amortization Change
                            3 - Principal Write-Off
                            4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                         Principal Prepayment Amount                          Prepayment Penalties
                Offering Document    -----------------------------------------------------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount          Percentage Premium      Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                                     HISTORICAL DETAIL

=============================================================================================================
                                                             Delinquencies
-------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance
-------------------------------------------------------------------------------------------------------------

=============================================================================================================

=======================================================================================================
                  Delinquincies             Prepayments                      Rate and Maturities
                 ---------------    -------------------------------    --------------------------------
 Distribution     Modifications       Curtailments        Payoff          Next Weighted Avg.
    Date           #  Balance          #   Amount        #   Amount        Coupon      Remit      WAM
-------------------------------------------------------------------------------------------------------

=======================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                                  DELINQUENCY LOAN DETAIL

==================================================================================================================================
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Totals
==================================================================================================================================

================================================================================
                                Current      Outstanding
                Foreclosure    Servicing      Servicing    Bankruptcy    REO
Loan Number        Date        Advances       Advances        Date       Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Totals
================================================================================

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 20 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                          SPECIALLY SERVICED LOAN DETAIL - PART 1

================================================================================================================================
                         Offering      Servicing   Resolution                                                        Net
Distribution   Loan      Document       Transfer   Strategy     Scheduled   Property           Interest  Actual   Operating
   Date       Number  Cross-Reference   Date       Code (1)     Balance     Type (2)   State    Rate    Balance   Income
--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================

===========================================================================
                                                           Remaining
Distribution     NOI               Note      Maturity     Amortization
Date             Date     DSCR     Date       Date            Term
---------------------------------------------------------------------------

=================================================================

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Manufactured Housing

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 21 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                         SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                            Offering        Resolution      Site
Distribution    Loan        Document         Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 22 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                                                   MODIFIED LOAN DETAIL

====================================================================================================================================
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                      Modification Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 23 of 24

                                                                                          ------------------------------------------
[WELLS FARGO LOGO OMITTED]                 CITIGROUP COMMERCIAL MORTGAGE TRUST            For Additional Information please contact
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLink Customer Service
WELLS FARGO BANK, N.A.                               SERIES 2004-C2                                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                    Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:    1/18/05
                                                                                          RECORD DATE:     12/31/04
------------------------------------------------------------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

=================================================================================================
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
=================================================================================================

===========================================================================
          Aggregate        Net        Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation     as a % of      Realized   by Seller
Number    Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Current Total
--------------------------------------------------------------------------------
Cumulative Total
================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 24 of 24

                                     ANNEX E

                             REFERENCE RATE SCHEDULE

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Citigroup
Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through
Certificates, Series 2004-C2, Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-1A, Class A-J, Class B, Class C and Class D, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment

will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in
New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o        borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their
                  Clearstream or Euroclear accounts, in accordance with the
                  clearing system's customary procedures;

         o        borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to
                  settlement, which would allow sufficient time for the
                  book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or
                  Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

         1.       from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

         2.       from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

         3.       from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4.       from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                  (a)      if the intermediary is a "qualified intermediary"
                           within the meaning of section 1.1441-1(e)(5)(ii) of
                           the U.S. Treasury Regulations (a "qualified
                           intermediary"), a duly completed and executed IRS
                           Form W-8IMY (or any successor or substitute form):

                           (i)      stating the name, permanent residence
                                    address and qualified intermediary employer
                                    identification number of the qualified
                                    intermediary and the country under the laws
                                    of which the qualified intermediary is
                                    created, incorporated or governed;

                           (ii)     certifying that the qualified intermediary
                                    has provided, or will provide, a withholding
                                    statement as required under section
                                    1.1441-1(e)(5)(v) of the U.S. Treasury
                                    Regulations;

                           (iii)    certifying that, with respect to accounts it
                                    identifies on its withholding statement, the
                                    qualified intermediary is not acting for its
                                    own account but is acting as a qualified
                                    intermediary; and

                           (iv)     providing any other information,
                                    certifications, or statements that may be
                                    required by the IRS Form W-8IMY or
                                    accompanying instructions in addition to, or
                                    in lieu of, the information and
                                    certifications described in section
                                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                                    the U.S. Treasury Regulations; or

                  (b)      if the intermediary is not a qualified intermediary
                           (a "nonqualified intermediary"), a duly completed and
                           executed IRS Form W-8IMY (or any successor or
                           substitute form):

                           (i)      stating the name and permanent residence
                                    address of the nonqualified intermediary and
                                    the country under the laws of which the
                                    nonqualified intermediary is created,
                                    incorporated or governed;

                           (ii)     certifying that the nonqualified
                                    intermediary is not acting for its own
                                    account;

                           (iii)    certifying that the nonqualified
                                    intermediary has provided, or will provide,
                                    a withholding statement that is associated
                                    with the appropriate IRS Forms W-8 and W-9
                                    required to substantiate exemptions from
                                    withholding on behalf of such nonqualified
                                    intermediary's beneficial owners; and

                           (iv)     providing any other information,
                                    certifications or statements that may be
                                    required by the IRS Form W-8IMY or
                                    accompanying instructions in addition to, or
                                    in lieu of, the information, certifications,
                                    and statements described in section
                                    1.1441-1(e)(3)(iii) or (iv) of the U.S.
                                    Treasury Regulations; or

                  5.       from a non-U.S. holder that is a trust, depending on
                           whether the trust is classified for U.S. federal
                           income tax purposes as the beneficial owner of the
                           certificate, either an IRS Form W-8BEN or W-8IMY; any
                           non-U.S. holder that is a trust should consult its
                           tax advisors to determine which of these forms it
                           should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain

circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

         o      provides the appropriate IRS Form W-8 (or any successor or substitute form),  duly completed and executed,  if the holder is a non-U.S. holder;

         o      provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o      can be treated as an "exempt  recipient" within the meaning of section  1.6049-4(c)(1)(ii)  of the U.S.  Treasury  Regulations
                (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,
                                  THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Citigroup Commercial Mortgage Securities Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

-------------------------------------- ---------------------------------------

       THE OFFERED CERTIFICATES:                  THE TRUST ASSETS:

The offered certificates will be       The assets of each of our trusts will
issuable in series. Each series of     include--
offered certificates will--
                                       o    mortgage loans secured by first
o    have its own series designation,       and junior liens on, or security
                                            interests in, various interests in
o    consist of one or more classes         commercial and multifamily real
     with various payment                   properties,
     characteristics,
                                       o    mortgage-backed securities that
o    evidence beneficial ownership          directly or indirectly evidence
     interests in a trust established       interests in, or are directly or
     by us, and                             indirectly secured by, those types
                                            of mortgage loans, or
o    be payable solely out of the
     related trust assets.             o    some combination of those types of
                                            mortgage loans and mortgage-backed
                                            securities.

No governmental agency or              Trust assets may also include
instrumentality will insure or         letters of credit, surety bonds,
guarantee payment on the offered       insurance policies, guarantees, reserve
certificates. Neither we nor any of    funds, guaranteed investment contracts,
our affiliates are responsible for     interest rate exchange agreements,
making payments on the offered         interest rate cap or floor agreements,
certificates if collections on the     currency exchange agreements, or other
related trust assets are insufficient. similar instruments and agreements.

-------------------------------------- ---------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                The date of this prospectus is December 6, 2004.

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, NW, Washington, D.C. 20549. The
public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
388 Greenwich Street, New York, New York 10013, Attention: Secretary, or by
telephone at 212-816-6000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE..........................   Citigroup Commercial Mortgage Securities
                                       Inc. is a Delaware corporation. Our
                                       principal offices are located at 388
                                       Greenwich Street, New York, New York
                                       10013. Our main telephone number is
                                       212-816-6000. We are an indirect,
                                       wholly-owned subsidiary of Citigroup
                                       Global Markets Holdings Inc. and an
                                       affiliate of Citigroup Global Markets
                                       Inc. See "Citigroup Commercial Mortgage
                                       Securities Inc."

THE SECURITIES BEING OFFERED........   The securities that will be offered by
                                       this prospectus and the related
                                       prospectus supplements consist of
                                       mortgage pass-through certificates. These
                                       certificates will be issued in series,
                                       and each series will, in turn, consist of
                                       one or more classes. Each class of
                                       offered certificates must, at the time of
                                       issuance, be assigned an investment grade
                                       rating by at least one nationally
                                       recognized statistical rating
                                       organization. Typically, the four highest
                                       rating categories, within which there may
                                       be sub-categories or gradations to
                                       indicate relative standing, signify
                                       investment grade. See "Rating."

                                       Each series of offered certificates will
                                       evidence beneficial ownership interests
                                       in a trust established by us and
                                       containing the assets described in this
                                       prospectus and the related prospectus
                                       supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES......   We may not publicly offer all the
                                       mortgage pass-through certificates
                                       evidencing interests in one of our
                                       trusts. We may elect to retain some of
                                       those certificates, to place some
                                       privately with institutional investors or
                                       to deliver some to the applicable seller
                                       as partial consideration for the related
                                       mortgage assets. In addition, some of
                                       those certificates may not satisfy the
                                       rating requirement for offered
                                       certificates described under "--The
                                       Securities Being Offered" above.

THE GOVERNING DOCUMENTS.............   In general, a pooling and servicing
                                       agreement or other similar agreement or
                                       collection of agreements will govern,
                                       among other things--

                                       o    the issuance of each series of
                                            offered certificates,

                                       o    the creation of and transfer of
                                            assets to the related trust, and

                                       o    the servicing and administration of
                                            those assets.

                                       The parties to the governing document(s)
                                       for a series of offered certificates will
                                       always include us and a trustee. We will
                                       be responsible for establishing the trust
                                       relating to each series of offered
                                       certificates. In addition, we will
                                       transfer or arrange for the transfer of
                                       the initial trust assets to that trust.
                                       In general, the trustee for a series of
                                       offered certificates will be responsible
                                       for, among other things, making payments
                                       and preparing and disseminating various
                                       reports to the holders of those offered
                                       certificates.

                                       If the trust assets for a series of
                                       offered certificates include mortgage
                                       loans, the parties to the governing
                                       document(s) will also include--

                                       o    a master servicer that will
                                            generally be responsible for
                                            performing customary servicing
                                            duties with respect to those
                                            mortgage loans that are not
                                            defaulted, nonperforming or
                                            otherwise problematic in any
                                            material respect, and

                                       o    a special servicer that will
                                            generally be responsible for
                                            servicing and administering those
                                            mortgage loans that are defaulted,
                                            nonperforming or otherwise
                                            problematic in any material respect
                                            and real estate assets acquired as
                                            part of the related trust with
                                            respect to defaulted mortgage loans.

                                       The same person or entity, or affiliated
                                       entities, may act as both master servicer
                                       and special servicer for any trust.

                                       If the trust assets for a series of
                                       offered certificates include
                                       mortgage-backed securities, the parties
                                       to the governing document(s) may also
                                       include a manager that will be
                                       responsible for performing various
                                       administrative duties with respect to
                                       those mortgage-backed securities. If the
                                       related trustee assumes those duties,
                                       however, there will be no manager.

                                       In the related prospectus supplement, we
                                       will identify the trustee and any master
                                       servicer, special servicer or manager for
                                       each series of offered certificates and
                                       will describe their respective duties in
                                       further detail. See "Description of the
                                       Governing Documents."

CHARACTERISTICS OF THE MORTGAGE
ASSETS..............................   The trust assets with respect to any
                                       series of offered certificates will, in
                                       general, include mortgage loans. Each of
                                       those mortgage loans will constitute the
                                       obligation of one or more persons to
                                       repay a debt. The performance of that
                                       obligation will be secured by a first or
                                       junior lien on, or security interest in,
                                       the ownership,

                                       leasehold or other interest(s) of the
                                       related borrower or another person in or
                                       with respect to one or more commercial or
                                       multifamily real properties. In
                                       particular, those properties may include:

                                       o    rental or cooperatively-owned
                                            buildings with multiple dwelling
                                            units;

                                       o    retail properties related to the
                                            sale of consumer goods and other
                                            products, or related to providing
                                            entertainment, recreational or
                                            personal services, to the general
                                            public;

                                       o    office buildings;

                                       o    hospitality properties;

                                       o    casino properties;

                                       o    health care-related facilities;

                                       o    industrial facilities;

                                       o    warehouse facilities, mini-warehouse
                                            facilities and self-storage
                                            facilities;

                                       o    restaurants, taverns and other
                                            establishments involved in the food
                                            and beverage industry;

                                       o    manufactured housing communities,
                                            mobile home parks and recreational
                                            vehicle parks;

                                       o    recreational and resort properties;

                                       o    arenas and stadiums;

                                       o    churches and other religious
                                            facilities;

                                       o    parking lots and garages;

                                       o    mixed use properties;

                                       o    other income-producing properties;
                                            and/or

                                       o    unimproved land.

                                       The mortgage loans underlying a series of
                                       offered certificates may have a variety
                                       of payment terms. For example, any of
                                       those mortgage loans--

                                       o    may provide for the accrual of
                                            interest at a mortgage interest rate
                                            that is fixed over its term, that
                                            resets on one or more specified
                                            dates or that otherwise adjusts from
                                            time to time;

                                       o    may provide for the accrual of
                                            interest at a mortgage interest rate
                                            that may be converted at the
                                            borrower's election from an
                                            adjustable to a fixed interest rate
                                            or from a fixed to an adjustable
                                            interest rate;

                                       o    may provide for no accrual of
                                            interest;

                                       o    may provide for level payments to
                                            stated maturity, for payments that
                                            reset in amount on one or more
                                            specified dates or for payments that
                                            otherwise adjust from time to time
                                            to accommodate changes in the
                                            mortgage interest rate or to reflect
                                            the occurrence of specified events;

                                       o    may be fully amortizing or,
                                            alternatively, may be partially
                                            amortizing or nonamortizing, with a
                                            substantial payment of principal due
                                            on its stated maturity date;

                                       o    may permit the negative amortization
                                            or deferral of accrued interest;

                                       o    may prohibit some or all voluntary
                                            prepayments or require payment of a
                                            premium, fee or charge in connection
                                            with those prepayments;

                                       o    may permit defeasance and the
                                            release of real property collateral
                                            in connection with that defeasance;

                                       o    may provide for payments of
                                            principal, interest or both, on due
                                            dates that occur monthly,
                                            bi-monthly, quarterly,
                                            semi-annually, annually or at some
                                            other interval; and/or

                                       o    may have two or more component
                                            parts, each having characteristics
                                            that are otherwise described in this
                                            prospectus as being attributable to
                                            separate and distinct mortgage
                                            loans.

                                       Most, if not all, of the mortgage loans
                                       underlying a series of offered
                                       certificates will be secured by liens on
                                       real properties located in the United
                                       States, its territories and possessions.
                                       However, some of those mortgage loans may
                                       be secured by liens on real properties
                                       located outside the United States, its
                                       territories and possessions, provided
                                       that foreign mortgage loans do not
                                       represent more than 10% of the related
                                       mortgage asset pool, by balance.

                                       We do not originate mortgage loans.
                                       However, some or all of the mortgage
                                       loans included in one of our trusts may
                                       be originated by our affiliates.

                                       Neither we nor any of our affiliates will
                                       guarantee or insure repayment of any of
                                       the mortgage loans underlying a series of
                                       offered certificates. Unless we expressly
                                       state otherwise in the related prospectus
                                       supplement, no governmental agency or
                                       instrumentality will guarantee or insure
                                       repayment of any of the mortgage loans
                                       underlying a series of offered
                                       certificates. See "Description of the
                                       Trust Assets--Mortgage Loans."

                                       The trust assets with respect to any
                                       series of offered certificates may also
                                       include mortgage participations, mortgage
                                       pass-through certificates, collateralized
                                       mortgage obligations and other
                                       mortgage-backed securities, that evidence
                                       an interest in, or are secured by a
                                       pledge of, one or more mortgage loans of
                                       the type described above. We will not
                                       include a mortgage-backed security among
                                       the trust assets with respect to any
                                       series of offered certificates unless--

                                       o    the security has been registered
                                            under the Securities Act of 1933, as
                                            amended, or

                                       o    we would be free to publicly resell
                                            the security without registration.

                                       See "Description of the Trust
                                       Assets--Mortgage-Backed Securities."

                                       We will describe the specific
                                       characteristics of the mortgage assets
                                       underlying a series of offered
                                       certificates in the related prospectus
                                       supplement.

                                       In general, the total outstanding
                                       principal balance of the mortgage assets
                                       transferred by us to any particular trust
                                       will equal or exceed the initial total
                                       outstanding principal balance of the
                                       related series of certificates. In the
                                       event that the total outstanding
                                       principal balance of the related mortgage
                                       assets initially delivered by us to the
                                       related trustee is less than the initial
                                       total outstanding principal balance of
                                       any series of certificates, we may
                                       deposit or arrange for the deposit of
                                       cash or liquid investments on an interim
                                       basis with the related trustee to cover
                                       the shortfall. For 90 days following the
                                       date of initial issuance of that series
                                       of certificates, we will be entitled to
                                       obtain a release of the deposited cash or
                                       investments if we deliver or arrange for
                                       delivery of a corresponding amount of
                                       mortgage assets. If we fail, however, to
                                       deliver mortgage assets sufficient to
                                       make up the entire shortfall, any of the
                                       cash or, following liquidation,
                                       investments remaining on deposit with the
                                       related

                                       trustee will be used by the related
                                       trustee to pay down the total principal
                                       balance of the related series of
                                       certificates, as described in the related
                                       prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS..........   If so specified in the related prospectus
                                       supplement, we or another specified
                                       person or entity may be permitted, at our
                                       or its option, but subject to the
                                       conditions specified in that prospectus
                                       supplement, to acquire from the related
                                       trust particular mortgage assets
                                       underlying a series of certificates in
                                       exchange for:

                                       o    cash that would be applied to pay
                                            down the principal balances of
                                            certificates of that series; and/or

                                       o    other mortgage loans or
                                            mortgage-backed securities that--

                                            1.   conform to the description of
                                                 mortgage assets in this
                                                 prospectus, and

                                            2.   satisfy the criteria set forth
                                                 in the related prospectus
                                                 supplement.

                                       In addition, if so specified in the
                                       related prospectus supplement, the
                                       related trustee may be authorized or
                                       required, to apply collections on the
                                       mortgage assets underlying a series of
                                       offered certificates to acquire new
                                       mortgage loans or mortgage-backed
                                       securities that--

                                            1.   conform to the description of
                                                 mortgage assets in this
                                                 prospectus, and

                                            2.   satisfy the criteria set forth
                                                 in the related prospectus
                                                 supplement.

                                       No replacement of mortgage assets or
                                       acquisition of new mortgage assets will
                                       be permitted if it would result in a
                                       qualification, downgrade or withdrawal of
                                       the then-current rating assigned by any
                                       rating agency to any class of affected
                                       offered certificates.

                                       Further, if so specified under
                                       circumstances described in the related
                                       prospectus supplement, a
                                       certificateholder of a series of
                                       certificates that includes offered
                                       certificates may exchange the
                                       certificates it holds for one or more of
                                       the mortgage loans or mortgage-backed
                                       securities constituting part of the
                                       mortgage pool underlying those
                                       certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES........................   An offered certificate may entitle the
                                       holder to receive:

                                       o    a stated principal amount;

                                       o    interest on a principal balance or
                                            notional amount, at a fixed,
                                            variable or adjustable pass-through
                                            rate;

                                       o    specified, fixed or variable
                                            portions of the interest, principal
                                            or other amounts received on the
                                            related mortgage assets;

                                       o    payments of principal, with
                                            disproportionate, nominal or no
                                            payments of interest;

                                       o    payments of interest, with
                                            disproportionate, nominal or no
                                            payments of principal;

                                       o    payments of interest or principal
                                            that commence only as of a specified
                                            date or only after the occurrence of
                                            specified events, such as the
                                            payment in full of the interest and
                                            principal outstanding on one or more
                                            other classes of certificates of the
                                            same series;

                                       o    payments of principal to be made,
                                            from time to time or for designated
                                            periods, at a rate that is--

                                            1.   faster and, in some cases,
                                                 substantially faster, or

                                            2.   slower and, in some cases,
                                                 substantially slower,

                                       than the rate at which payments or other
                                       collections of principal are received on
                                       the related mortgage assets;

                                       o    payments of principal to be made,
                                            subject to available funds, based on
                                            a specified principal payment
                                            schedule or other methodology; or

                                       o    payments of all or part of the
                                            prepayment or repayment premiums,
                                            fees and charges, equity
                                            participations payments or other
                                            similar items received on the
                                            related mortgage assets.

                                       Any class of offered certificates may be
                                       senior or subordinate to one or more
                                       other classes of certificates of the same
                                       series, including a non-offered class of
                                       certificates of that series, for purposes
                                       of some or all payments and/or
                                       allocations of losses.

                                       A class of offered certificates may have
                                       two or more component parts, each having
                                       characteristics that are otherwise
                                       described in this prospectus as being
                                       attributable to separate and distinct
                                       classes.

                                       10

                                       We will describe the specific
                                       characteristics of each class of offered
                                       certificates in the related prospectus
                                       supplement. See "Description of the
                                       Certificates."

CREDIT SUPPORT AND REINVESTMENT;
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES........................   Some classes of offered certificates may
                                       be protected in full or in part against
                                       defaults and losses, or select types of
                                       defaults and losses, on the related
                                       mortgage assets through the subordination
                                       of one or more other classes of
                                       certificates of the same series or by
                                       other types of credit support. The other
                                       types of credit support may include a
                                       letter of credit, a surety bond, an
                                       insurance policy, a guarantee, or a
                                       reserve fund. We will describe the credit
                                       support, if any, for each class of
                                       offered certificates in the related
                                       prospectus supplement.

                                       The trust assets with respect to any
                                       series of offered certificates may also
                                       include any of the following agreements:

                                       o    guaranteed investment contracts in
                                            accordance with which moneys held in
                                            the funds and accounts established
                                            with respect to those offered
                                            certificates will be invested at a
                                            specified rate;

                                       o    interest rate exchange agreements,
                                            interest rate cap or floor
                                            agreements, or other agreements and
                                            arrangements designed to reduce the
                                            effects of interest rate
                                            fluctuations on the related mortgage
                                            assets or on one or more classes of
                                            those offered certificates; or

                                       o    currency exchange agreements or
                                            other agreements and arrangements
                                            designed to reduce the effects of
                                            currency exchange rate fluctuations
                                            with respect to the related mortgage
                                            assets and one or more classes of
                                            those offered certificates.

                                       We will describe the types of
                                       reinvestment, interest rate and currency
                                       related protection, if any, for each
                                       class of offered certificates in the
                                       related prospectus supplement.

                                       See "Risk Factors," "Description of the
                                       Trust Assets" and "Description of Credit
                                       Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS.................   If the trust assets for a series of
                                       offered certificates include mortgage
                                       loans, then, as and to the extent
                                       described in the related prospectus
                                       supplement, the related master servicer,
                                       the related special servicer, the related
                                       trustee, any related provider of credit
                                       support and/or any other specified person
                                       may be obligated to

                                       11

                                       make, or may have the option of making,
                                       advances with respect to those mortgage
                                       loans to cover--

                                       o    delinquent scheduled payments of
                                            principal and/or interest, other
                                            than balloon payments,

                                       o    property protection expenses,

                                       o    other servicing expenses, or

                                       o    any other items specified in the
                                            related prospectus supplement.

                                       Any party making advances will be
                                       entitled to reimbursement from subsequent
                                       recoveries on the related mortgage loan
                                       and as otherwise described in this
                                       prospectus or the related prospectus
                                       supplement. That party may also be
                                       entitled to receive interest on its
                                       advances for a specified period. See
                                       "Description of the
                                       Certificates--Advances."

                                       If the trust assets for a series of
                                       offered certificates include
                                       mortgage-backed securities, we will
                                       describe in the related prospectus
                                       supplement any comparable advancing
                                       obligations with respect to those
                                       mortgage-backed securities or the
                                       underlying mortgage loans.

OPTIONAL TERMINATION................   We will describe in the related
                                       prospectus supplement any circumstances
                                       in which a specified party is permitted
                                       or obligated to purchase or sell any of
                                       the mortgage assets underlying a series
                                       of offered certificates. In particular, a
                                       master servicer, special servicer or
                                       other designated party may be permitted
                                       or obligated to purchase or sell--

                                       o    all the mortgage assets in any
                                            particular trust, thereby resulting
                                            in a termination of the trust, or

                                       o    that portion of the mortgage assets
                                            in any particular trust as is
                                            necessary or sufficient to retire
                                            one or more classes of offered
                                            certificates of the related series.

                                       See "Description of the Certificates--
                                       Termination."

FEDERAL INCOME TAX CONSEQUENCES.....   Any class of offered certificates will
                                       constitute or evidence ownership of:

                                       o    regular interests or residual
                                            interests in a real estate mortgage
                                            investment conduit within the
                                            meaning of Sections 860D(a) of the
                                            Internal Revenue Code of 1986; or

                                       12

                                       o    interests in a grantor trust under
                                            Subpart E of Part I of Subchapter J
                                            of the Internal Revenue Code of
                                            1986.

                                       See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS................   If you are a fiduciary or any other
                                       person investing assets of an employee
                                       benefit plan or other retirement plan or
                                       arrangement, you should review with your
                                       legal advisor whether the purchase or
                                       holding of offered certificates could
                                       give rise to a transaction that is
                                       prohibited under the Employee Retirement
                                       Income Security Act of 1974, as amended,
                                       or the Internal Revenue Code of 1986. See
                                       "ERISA Considerations."

LEGAL INVESTMENT....................   If your investment authority is subject
                                       to legal investment laws and regulations,
                                       regulatory capital requirements, or
                                       review by regulatory authorities, then
                                       you may be subject to restrictions on
                                       investment in the offered securities. You
                                       should consult your legal advisor to
                                       determine whether and to what extent the
                                       offered certificates constitute a legal
                                       investment for you. We will specify in
                                       the related prospectus supplement which
                                       classes of the offered certificates will
                                       constitute mortgage-related securities
                                       for purposes of the Secondary Mortgage
                                       Market Enhancement Act of 1984, as
                                       amended. See "Legal Investment."

                                       13

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                       14

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED
ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL
REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO
PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                       15

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                                       16

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults,

                                       17

and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

                                       18

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

                                       19

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

                                       20

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

                                       21

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises;
          plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

                                       21

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

                                       23

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

                                       24

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

                                       25

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO
LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "Legal Aspects of Mortgage Loans--Subordinate Financing."

                                       26

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE
LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE
PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

                                       27

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other

                                       28

security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency-approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

                                       29

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the

                                       30

commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See
"Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer)
will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle
Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United
States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL
HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o    war,

     o    revolution,

     o    governmental actions,

                                       31

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property

                                       32

may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE
ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the
REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

                                       33

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities;

     o    for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

                                       34

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

                                       35

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

                                       36

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

                                       37

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

                                       38

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals on a short-term basis the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

                                       39

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans

                                       40

could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/ shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be

                                       41

offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

                                       42

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if

                                       43

vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

                                       44

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

                                       45

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

                                       46

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a

                                       47

foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.
Further in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

                                       48

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

                                       49

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

                                       50

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

                                       51

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

                                       52

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease

                                       53

recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

                                       54

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                       55

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

                                       56

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

                                       57

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

                                       58

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example:

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

                                       59

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

                                       60

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

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     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

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     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus, and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of

                                       63

certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

                                       64

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

                                       65

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

                                       66

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate.
          In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

     If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

                                       67

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs, or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

                                       68

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

                                       69

     If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage

                                       70

loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

                                       71

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

     We were incorporated in Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.
Our telephone number is 212-816-6000.

     We do not have, and do not expect in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation,

     o    were issued under the same Governing Document, and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation, and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                       72

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or Euroclear Bank S.A./N.V. as operator of the Euroclear
System, for so long as they are participants in DTC.

                                       73

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series; and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

                                       74

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

                                       75

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

                                       76

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

                                       77

     The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal
Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or

                                       78

amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg, for
so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code; and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks.

                                       79

Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. All operations are conducted by the
Euroclear Operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.
Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be

                                       80

effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

                                       81

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the subject offered certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

                                       82

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Citigroup Commercial Mortgage Securities
Inc."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   in the case of a balloon loan, the remaining amortization term,
               and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security,

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

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     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or special servicer, a payment default or material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the

                                       85

related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

                                       86

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

                                       87

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that
Governing Document or series of offered certificates or the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document;
          or

     o    incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that
          Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

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          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the
Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets. With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

                                       89

     4.   to comply with any requirements imposed by the Internal Revenue Code, or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the REMIC provisions of the Internal Revenue Code if such
          REMIC provisions are amended or clarified such that the subject requirement may be relaxed or eliminated;

     6.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     7.   to otherwise modify or delete existing provisions of the Governing
          Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 5. or 7. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series, and no such amendment of the Governing
Document for any series of offered certificates may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than
51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be so amended to:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or

     o    significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of all the voting rights for that series, without taking into account certificates of that series held by us or any of our affiliates and/or agents;

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

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LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholder access during normal business hours to the most recent list of certificateholders of that series. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

     The trustee for each series of offered certificates, and each of its directors, officers, employees, affiliates, agents and control persons, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

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     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

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     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

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LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                                       94

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

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In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during

                                       96

the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a

                                       97

significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

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     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

                                       99

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the

                                      100

redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

                                      101

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

                                      102

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated

                                      103

mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called
"secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of

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foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

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     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS' CIVIL RELIEF ACT

     Under the terms of the Servicemembers' Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If a bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over banks, were to find that any obligation of a bank under the related pooling and servicing agreement or other agreement or any activity of a bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order that bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

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     While we do not believe that the OCC would consider, with respect to any series (a) provisions relating to a bank acting as a servicer under the related pooling and servicing agreement, (b) the payment or amount of the servicing compensation payable to a bank or (c) any other obligation of a bank under the related pooling and servicing agreement or other contractual agreement under which we may purchase mortgage loans from a bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would no conclude otherwise. If the OCC did not reach such a conclusion, and ordered a particular bank to rescind or amend any such agreement, payments on offered certificates could be delayed or reduced.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including--

     o    banks,

     o    insurance companies, and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax
Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

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     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of

                                       110

an inadvertent termination of REMIC status, the Treasury Department has not done
so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC if such REMIC regular certificates are transferred to another REMIC on its startup day in exchange for regular or residual interests in that other REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In

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addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code;

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code; and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under
Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section
1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code

                                      112

do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of the offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

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     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

                                       114

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of--

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the aggregate amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

     The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

                                       115

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate.
The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk
Factors--The Investment Performance of Your Offered Certificate Will Depend Upon
Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.

                                       116

You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method;

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

                                       117

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained

                                      118

during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC
Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis

                                      119

that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests'
in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC

                                      120

certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

                                      121

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate;

     o    increased by, amounts included in the income of the holder of that
          REMIC residual certificate; and

     o    decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

                                      122

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

                                      123

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition, and

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     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury Department has issued regulations providing a safe harbor for transfers of REMIC residual certificates. In order to qualify for the safe harbor, two additional requirements must be satisfied: (i) the transferee must represent that it will not cause income from the noneconomic REMIC residual interest to be attributable to a foreign permanent establishment or fixed base
(within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer and (ii) the transfer must satisfy either the "asset test" or the "formula test" provided under the REMIC regulations.

     In order for a transfer to qualify for the "asset test":

     o    the transferee must be a domestic "C" corporation (generally, a corporation other than a corporation exempt from taxation or a regulated investment company, real estate investment trust or REMIC)
          that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, exclusive, in each case of any obligations of certain related persons);

     o    the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for the asset test under the REMIC Regulations and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers; and

     o    a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest)
          that the taxes associated with ownership of the residual interest will not be paid by the transferee.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

     Under the "formula test," a transfer qualifies for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal short-term rate prescribed under Section 1274(d) of the
Internal Revenue Code. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

                                      125

     The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors under the REMIC Regulations, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons and to United States partnerships, the beneficial owners of which are foreign persons.

     Inducement Fees. The Treasury Department has issued final regulations that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method).
Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

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     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons, to United States partnerships, the beneficial owners of which are foreign persons under the Internal Revenue Code, or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S.
Person, will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in aggregate, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced .

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

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     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

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     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

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     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan;

     o    the receipt of income from a source other than a mortgage loan or other permitted investments;

     o    the receipt of compensation for services; or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing its obligations under select provisions of the related Governing Document.

                                      130

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of--

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization; and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

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     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder;
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations; and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

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     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

                                      133

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments--

     o    fail to furnish to the payor certain information, including their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by the Treasury regulations.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

                                      134

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a "grantor trust fractional interest certificate," which represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate;

     o    a "grantor trust strip interest certificate," which represents ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

     o    normal administration fees, and

     o    interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

                                      135

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

                                      136

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

                                      137

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumptions.

     Section 1272(a)(6) of the Internal Revenue Code covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. Its precise application to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding--

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above for a definition of "qualified stated interest."

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

                                      138

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of--

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

                                      139

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

                                      140

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan, increased by

     o    the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

                                       141

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue
Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet

                                       142

includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General" above.

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

                                       143

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General" above.

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May be Highly Unpredictable".

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on--

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between--

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

                                      144

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                       145

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a U.S.
Person and is classified as a "trust" under Treasury regulation section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                      146

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Internal Revenue Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities,
Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA
Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing Plan's governing the documents.

A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

                                      147

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a Plan and a
Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists. The types of transactions between Plans and
Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit;

     o    the furnishing of goods and services; and

     o    the use of the assets of a Plan by or for the benefit of a Party in
          Interest.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a
Plan acquires an equity interest (such as an offered certificate) in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity;

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     If none of the exceptions contained in the Plan Asset Regulation applies, the mortgages and other assets included in the related trust will be treated as assets of each Plan investing. In that case, any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

                                       148

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly,
even if these types of mortgaged-backed securities were deemed to be assets of a
Plan, the underlying mortgages would not be treated as assets of that Plan.
Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     The related prospectus supplement will discuss whether any of the exceptions set forth in the Plan Asset Regulation are expected to be applicable with respect to the offered certificates.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary or any other person investing assets of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER EXEMPTION

     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.
It is expected that Citigroup Global Markets Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global
          Markets Inc. or any person affiliated with Citigroup Global Markets
          Inc., such as particular classes of the offered certificates.

     Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

                                      149

OTHER POSSIBLE EXEMPTIONS

     If for any reason the Underwriter Exemption is not available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S.
Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not assets of a Plan.

     A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating

                                      150

the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a
"prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and the Internal Revenue
               Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                      151

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain specified types of originators and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them. Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

                                      152

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss.1.5 concerning "safety and soundness" and retention of credit information, some Type IV securities, which are defined in 12 C.F.R.
ss.1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security"
and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. ss.703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to
12 C.F.R. ss. 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
"Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered

                                      153

certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions, and

     o    if applicable, SMMEA has been overridden in your State.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the

                                      154

related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                      155

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP; or

     o    Thacher Proffitt & Wood LLP.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of:

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

                                      156

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      157

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "ECS" means Euroclear Clearance System Public Limited Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

                                      158

     "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the
Euroclear System, or any successor to Euroclear Bank S.A./N.V. in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

                                      159

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulation" means the regulation issued by the United States
Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust, for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest," such as an offered certificate, in an entity.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers' Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction
Exemption 2002-41.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                      160

          2.   one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "USA Patriot Act" means the Uniting and Strengthening of America by
Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of
2001.

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     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CGCMT
2004-C2 Annex A.xls". The spreadsheet file "CGCMT 2004-C2 Annex A.xls" is a
Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                       PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this Prospectus

ANNEX A-1--Characteristics of the Underlying Mortgage
   Loans and the Mortgaged Real Properties ................A-1-1
ANNEX A-2--Summary Characteristics of the Underlying
   Mortgage Loans and the Mortgaged Real Properties........A-2-1
ANNEX A-3--Summary Characteristics of the Underlying
   Mortgage Loans in Loan Group No. 1 and the related
   Mortgaged Real Properties...............................A-3-1
ANNEX A-4--Summary Characteristics of the Underlying
   Mortgage Loans in Loan Group No. 2 and the related
   Mortgaged Real Properties...............................A-4-1
ANNEX A-5--Characteristics of the Multifamily Mortgaged
   Real Properties.........................................A-5-1
ANNEX B--Description of Ten Largest Mortgage Loans and/or

ANNEX F--Global Clearance, Settlement and Tax Documentation
   Procedures ...............................................F-1

PROSPECTUS
Important Notice About the Information Presented in

UNTIL MARCH   , 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================

                                  $932,592,000
                                  (APPROXIMATE)

                              CITIGROUP COMMERCIAL
                             MORTGAGE TRUST 2004-C2

                        CLASS A-1, CLASS A-2, CLASS A-3,
                        CLASS A-4, CLASS A-5, CLASS A-1A,
                               CLASS A-J, CLASS B,
                               CLASS C AND CLASS D

                       SERIES 2004-C2 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES

                              PROSPECTUS SUPPLEMENT

                                    Citigroup
                            PNC Capital Markets, Inc.
                            Deutsche Bank Securities
                                    JPMorgan

                                           , 2004

================================================================================